EXHIBIT 4

                          GS MORTGAGE SECURITIES CORP.,

                                   Depositor,

                            LITTON LOAN SERVICING LP,

                                    Servicer,

                        SELECT PORTFOLIO SERVICING, INC.,

                                    Servicer,

                             AVELO MORTGAGE, L.L.C.,

                                    Servicer,

                J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION,

                                   Custodian,

                         U.S. BANK NATIONAL ASSOCIATION,

                                   Custodian,

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,

                                   Custodian,

                       LASALLE BANK NATIONAL ASSOCIATION,

                                    Trustee,

                                       and

                             WELLS FARGO BANK, N.A.,

                  Master Servicer and Securities Administrator

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                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2006

   --------------------------------------------------------------------------

                              GSAMP TRUST 2006-HE5

                       MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2006-HE5

                              TABLE OF CONTENTS

                                                                          Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions..................................................26

                                  ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                        REPRESENTATIONS AND WARRANTIES

Section 2.01   Conveyance of Mortgage Loans.................................70
Section 2.02   Acceptance by the Trustee of the Mortgage Loans..............74
Section 2.03   Representations, Warranties and Covenants of the
                  Servicers and each Custodian..............................76
Section 2.04   Execution and Delivery of Certificates.......................77
Section 2.05   REMIC Matters................................................77
Section 2.06   Representations and Warranties of the Depositor..............78
Section 2.07   Enforcement of Obligations for Breach of Mortgage Loan
                  Representations...........................................79

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01   Servicers to Service Mortgage Loans..........................80
Section 3.02   Subservicing Agreements between a Servicer and
                  Subservicers..............................................81
Section 3.03   Successor Subservicers.......................................84
Section 3.04   Liability of the Servicer....................................84
Section 3.05   No Contractual Relationship between Subservicers, the
                  Trustee and the Master Servicer...........................84
Section 3.06   Assumption or Termination of Subservicing Agreements by
                  Master Servicer...........................................84
Section 3.07   Collection of Certain Mortgage Loan Payments.................85
Section 3.08   Subservicing Accounts........................................86
Section 3.09   Collection of Taxes, Assessments and Similar Items;
                  Escrow Accounts...........................................86
Section 3.10   Collection Account...........................................87
Section 3.11   Withdrawals from the Collection Account......................89
Section 3.12   Investment of Funds in the Collection Account and the
                  Distribution Account......................................90
Section 3.13   Maintenance of Hazard Insurance, Errors and Omissions
                  and Fidelity Coverage.....................................92
Section 3.14   Enforcement of Due-on-Sale Clauses; Assumption Agreements....93
Section 3.15   Realization upon Defaulted Mortgage Loans....................94
Section 3.16   Release of Mortgage Files....................................96
Section 3.17   Title, Conservation and Disposition of REO Property..........97
Section 3.18   Notification of Adjustments..................................99
Section 3.19   Access to Certain Documentation and Information
                  Regarding the Mortgage Loans..............................99
Section 3.20   Documents, Records and Funds in Possession of the
                  Servicers to Be Held for the Securities Administrator
                  for the Benefit of the Trustee............................99
Section 3.21   Servicing Compensation......................................100
Section 3.22   Annual Statement as to Compliance...........................100
Section 3.23   Annual Reports on Assessment of Compliance with
                  Servicing Criteria; Annual Independent Public
                  Accountants' Attestation Report..........................101
Section 3.24   Master Servicer to Act as Servicer..........................103
Section 3.25   Compensating Interest.......................................104
Section 3.26   Credit Reporting; Gramm-Leach-Bliley Act....................104
Section 3.27   Excess Reserve Fund Account; Distribution Account...........104
Section 3.28   Optional Purchase of Delinquent Mortgage Loans..............106
Section 3.29   Transfer of Servicing for Certain Mortgage Loans............106

                                  ARTICLE IV

                              DISTRIBUTIONS AND
                           ADVANCES BY THE SERVICER

Section 4.01   Advances....................................................106
Section 4.02   Priorities of Distribution..................................108
Section 4.03   Monthly Statements to Certificateholders....................115
Section 4.04   Certain Matters Relating to the Determination of LIBOR......119
Section 4.05   Allocation of Applied Realized Loss Amounts.................120
Section 4.06   Supplemental Interest Trust.................................120

                                  ARTICLE V

                               THE CERTIFICATES

Section 5.01   The Certificates............................................122
Section 5.02   Certificate Register; Registration of Transfer and
                  Exchange of Certificates.................................123
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates...........128
Section 5.04   Persons Deemed Owners.......................................128
Section 5.05   Access to List of Certificateholders' Names and Addresses...129
Section 5.06   Maintenance of Office or Agency.............................129

                                  ARTICLE VI

                       THE DEPOSITOR AND THE SERVICERS

Section 6.01   Respective Liabilities of the Depositor and the Servicers...129
Section 6.02   Merger or Consolidation of the Depositor or a Servicer......129
Section 6.03   Limitation on Liability of the Depositor, the Servicers
                  and Others...............................................130
Section 6.04   Limitation on Resignation of a Servicer.....................131
Section 6.05   Additional Indemnification by the Servicers; Third Party
                  Claims...................................................131
Section 6.06   Servicing Rights Pledge.....................................132

                                 ARTICLE VII

                                   DEFAULT

Section 7.01   Events of Default...........................................132
Section 7.02   Master Servicer to Act; Appointment of Successor Servicer...135
Section 7.03   Notification to Certificateholders..........................137

                                 ARTICLE VIII

                  CONCERNING THE TRUSTEE AND THE CUSTODIANS

Section 8.01   Duties of the Trustee.......................................137
Section 8.02   Certain Matters Affecting each Custodian and the Trustee....138
Section 8.03   Trustee Not Liable for Certificates or Mortgage Loans.......139
Section 8.04   Trustee May Own Certificates................................140
Section 8.05   Trustee's Fees and Expenses and Indemnification.............140
Section 8.06   Eligibility Requirements for the Trustee....................141
Section 8.07   Resignation and Removal of the Trustee......................141
Section 8.08   Successor Trustee...........................................142
Section 8.09   Merger or Consolidation of the Trustee......................142
Section 8.10   Appointment of Co-Trustee or Separate Trustee...............142
Section 8.11   Tax Matters.................................................144
Section 8.12   Periodic Filings............................................147
Section 8.13   Tax Treatment of Upper-Tier Carry Forward Amounts, Basis
                  Risk Carry Forward Amounts, the Supplemental Interest
                  Trust, the Interest Rate Swap Agreement and the
                  Interest Rate Cap Agreement..............................154
Section 8.14   Custodial Responsibilities..................................155
Section 8.15   Limitations on Custodial Responsibilities...................156

                                  ARTICLE IX

         ADMINISTRATION OF THE MORTGAGE LOANS BY THE MASTER SERVICER

Section 9.01   Duties of the Master Servicer; Enforcement of Servicer's
                  Obligations..............................................157
Section 9.02   Maintenance of Fidelity Bond and Errors and Omissions
                  Insurance................................................158
Section 9.03   Representations and Warranties of the Master Servicer.......158
Section 9.04   Master Servicer Events of Default...........................160
Section 9.05   Waiver of Default...........................................162
Section 9.06   Successor to the Master Servicer............................162
Section 9.07   Compensation of the Master Servicer.........................163
Section 9.08   Merger or Consolidation.....................................163
Section 9.09   Resignation of the Master Servicer..........................164
Section 9.10   Assignment or Delegation of Duties by the Master Servicer...164
Section 9.11   Limitation on Liability of the Master Servicer..............164
Section 9.12   Indemnification; Third Party Claims.........................165

                                  ARTICLE X

                   CONCERNING THE SECURITIES ADMINISTRATOR

Section 10.01  Duties of Securities Administrator..........................166
Section 10.02  Certain Matters Affecting the Securities Administrator......167
Section 10.03  Securities Administrator Not Liable for Certificates or
                  Mortgage Loans...........................................169
Section 10.04  Securities Administrator May Own Certificates...............169
Section 10.05  Securities Administrator's Fees and Expenses................169
Section 10.06  Eligibility Requirements for Securities Administrator.......170
Section 10.07  Resignation and Removal of Securities Administrator.........171
Section 10.08  Successor Securities Administrator..........................171
Section 10.09  Merger or Consolidation of Securities Administrator.........172
Section 10.10  Assignment or Delegation of Duties by the Securities
                  Administrator............................................172

                                  ARTICLE XI

                                 TERMINATION

Section 11.01  Termination upon Liquidation or Purchase of the Mortgage
                  Loans....................................................173
Section 11.02  Final Distribution on the Certificates......................174
Section 11.03  Additional Termination Requirements.........................175

                                 ARTICLE XII

                           MISCELLANEOUS PROVISIONS

Section 12.01  Amendment...................................................176
Section 12.02  Recordation of Agreement; Counterparts......................177
Section 12.03  Governing Law...............................................178
Section 12.04  Intention of Parties........................................178
Section 12.05  Notices.....................................................178
Section 12.06  Severability of Provisions..................................180
Section 12.07  Assignment; Sales; Advance Facilities.......................180
Section 12.08  Limitation on Rights of Certificateholders..................182
Section 12.09  Inspection and Audit Rights.................................183
Section 12.10  Certificates Nonassessable and Fully Paid...................183
Section 12.11  Waiver of Jury Trial........................................183
Section 12.12  Limitation of Damages.......................................184
Section 12.13  Rights of Third Parties.....................................184
Section 12.14  No Solicitation.............................................184
Section 12.15  Regulation AB Compliance; Intent of the Parties;
                  Reasonableness...........................................184

SCHEDULES

Schedule I   Mortgage Loan Schedule

Schedule II Representations and Warranties of Litton Loan Servicing LP, as Servicer

Schedule III Representations and Warranties of Select Portfolio Servicing, Inc.,
             as Servicer

Schedule IV  Representations and Warranties of Avelo Mortgage, L.L.C., as
             Servicer

Schedule V Representations and Warranties of J.P. Morgan Trust Company, National Association, as Custodian

Schedule VI Representations and Warranties of U.S. Bank National Association, as Custodian

Schedule VII Representations and Warranties of Deutsche Bank National Trust
             Company, as Custodian

EXHIBITS

Exhibit A-1 Form of Class A, Class M and Class B Certificates

Exhibit B   Form of Class P Certificate

Exhibit C   [Reserved]

Exhibit D-1 Form of Class R Certificate

Exhibit D-2 Form of Class RC Certificate

Exhibit D-3 Form of Class RX Certificate

Exhibit E   Form of Class X Certificate

Exhibit F   Form of Initial Certification of the Custodians

Exhibit G   Form of Document Certification and Exception Report of the
            Custodians

Exhibit H   Form of Residual Transfer Affidavit

Exhibit I   Form of Transferor Certificate

Exhibit J   Form of Rule 144A Letter

Exhibit K   Form of Investment Letter (Non-Rule 144A)

Exhibit L   Form of Request for Release

Exhibit M   Contents of Each Mortgage File

Exhibit N   [Reserved]

Exhibit O   Form of Certification to be provided with Form 10-K

Exhibit P   Form of Securities Administrator Certification to be provided to
            Depositor

Exhibit Q-1 Form of Servicer Certification to be provided to Depositor

Exhibit Q-2 Form of Subservicer Certification to be provided to Depositor

Exhibit Q-3 Form of Master Servicer Certification to be provided to Depositor

Exhibit R   Form of Power of Attorney

Exhibit S   Representations and Warranties Agreement

Exhibit T   Servicing Criteria

Exhibit U   Additional Form 10-D Disclosure

Exhibit V   Additional Form 10-K Disclosure

Exhibit W   Form 8-K Disclosure Information

Exhibit X-1 Interest Rate Cap Agreement

Exhibit X-2 Interest Rate Swap Agreement

Exhibit Y   Aames Agreements

Exhibit Z   CIT Agreements

Exhibit AA  First Horizon Agreements

Exhibit BB  MLN Agreements

Exhibit CC  Form of Servicer Remittance Report

Exhibit DD  Form of Monthly Defaulted Loan Report

Exhibit EE  Form of Realized Loss Report

            THIS POOLING AND SERVICING AGREEMENT, dated as of August 1, 2006, among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the "Depositor"), LITTON LOAN SERVICING LP, a Delaware limited partnership, as a servicer ("Litton"), SELECT PORTFOLIO SERVICING, INC., a Utah corporation, as a servicer ("SPS"), AVELO MORTGAGE, L.L.C., a Delaware limited liability company, as a servicer ("Avelo", and together with Litton and SPS, the "Servicers"), J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as a custodian ("J.P. Morgan"), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a custodian (a "U.S. Bank"), DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as a custodian ("Deutsche Bank", and together with J.P. Morgan and U.S. Bank, the "Custodians"), LASALLE BANK NATIONAL ASSOCIATION, as trustee (the "Trustee"), and WELLS FARGO BANK, N.A., as securities administrator (in such capacity, the "Securities Administrator") and as master servicer (in such capacity, the "Master Servicer").

                              W I T N E S S E T H:

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Securities Administrator shall elect that five segregated asset pools within the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, (iii) the Supplemental Interest Trust, (iv) the Excess Reserve Fund Account and (v) the right of the LIBOR Certificates to receive Upper-Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and the obligation to pay Class IO Shortfalls) be treated for federal income tax purposes as comprising five REMICs (each, a "Trust REMIC" or, in the alternative, Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC and the Class X REMIC, respectively). The Class X Interest, Class IO Interest and each Class of LIBOR Certificates (other than the right of each Class of LIBOR Certificates to receive (i) Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts and (ii) the obligation to pay Class IO Shortfalls) represents ownership of a regular interest in a REMIC for purposes of the REMIC Provisions.

            The Class RX Certificates represent ownership of the sole class of residual interest in the Class X REMIC for purposes of the REMIC Provisions. The Class RC Certificates represent ownership of the sole class of residual interest in Pooling-Tier REMIC-1 for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole class of residual interest in each of Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC for purposes of the REMIC Provisions. The Start-up Day for each Trust REMIC is the Closing Date. The latest possible maturity date for each regular interest is the latest date referenced in Section 2.05.

            The Class X REMIC shall hold as assets the Class UT-X Interest, the Class UT-IO Interest and the Class UT-3 Interest as set out below. The Upper-Tier REMIC shall hold as assets the several classes of uncertificated Lower-Tier Regular Interests, set out below. The Lower-Tier REMIC shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-2 Regular Interests. Pooling-Tier REMIC-2 shall hold as assets the several classes of uncertificated Pooling-Tier REMIC-1 Regular Interests. Pooling-Tier REMIC-1 shall hold as assets the assets of the Trust Fund (exclusive of (i) the Prepayment Premiums, (ii) the Interest Rate Swap Agreement and the Interest Rate Cap Agreement, (iii) the Supplemental Interest Trust, (iv) the Excess Reserve Fund Account and (v) the right of the LIBOR Certificates to receive Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts and the obligation to pay Class IO Shortfalls). Each such Lower Tier Regular Interest is hereby designated as a regular interest in the Lower Tier REMIC. The Class LT-A-1, Class LT-A-2A, Class LT-A-2B, Class LT-A-2C, Class LT-A-2D, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9, Class LT-B-1 and Class LT-B-2 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes").

            The Class X REMIC shall hold as assets the Class UT-X Interest, the Class UT-IO Interest and the Class UT-3 Interest issued by the Upper-Tier REMIC, the Class X Interest shall represent the regular interest issued by the Class X REMIC and the Class RX Interest shall represent the sole class residual interest in the Class X REMIC. The Class X Certificates represent beneficial ownership of the Class X Interest, the Class IO Interest, the Supplemental Interest Trust and the Excess Reserve Fund Account.

            For federal income tax purposes, each Class of LIBOR Certificates, the Class X Certificates, and the Class P Certificates represent beneficial ownership of portions of the Trust Fund, which shall be treated as a grantor trust as more fully described in Section 8.11.

                              Pooling-Tier REMIC-1

            Pooling-Tier REMIC-1 shall issue the following interests in Pooling-Tier REMIC-1, and each such interest is hereby designated as a regular interest in the Pooling-Tier REMIC-1. Pooling-Tier REMIC-1 Interests with an "I" in their designation shall relate to Loan Group I and Pooling Tier REMIC-1 Interests with a "II" in their designation shall relate to Loan Group II. Pooling-Tier REMIC-1 shall also issue the Class RC Certificates. The Class RC Certificates are hereby designated as the sole class of residual interest in Pooling-Tier REMIC-1. The Class RC Certificates shall have a $100 Class Certificate Balance and shall have no interest rate.

                                                  Initial
                                                Pooling-Tier
     Pooling-Tier      Pooling-Tier REMIC-1  REMIC-1 Principal
   REMIC-1 Interest       Interest Rate            Amount
   ----------------    --------------------  -----------------
Class PT1-I-1                  (1)              $9,922,721.39
Class PT1-I-2A                 (2)              $1,982,185.06
Class PT1-I-2B                 (3)              $1,982,185.06
Class PT1-I-3A                 (2)              $2,446,437.49
Class PT1-I-3B                 (3)              $2,446,437.49
Class PT1-I-4A                 (2)              $2,907,083.47
Class PT1-I-4B                 (3)              $2,907,083.47
Class PT1-I-5A                 (2)              $3,360,128.14
Class PT1-I-5B                 (3)              $3,360,128.14
Class PT1-I-6A                 (2)              $3,801,559.00
Class PT1-I-6B                 (3)              $3,801,559.00
Class PT1-I-7A                 (2)              $4,227,109.08
Class PT1-I-7B                 (3)              $4,227,109.08
Class PT1-I-8A                 (2)              $4,632,665.84
Class PT1-I-8B                 (3)              $4,632,665.84
Class PT1-I-9A                 (2)              $5,013,483.11
Class PT1-I-9B                 (3)              $5,013,483.11
Class PT1-I-10A                (2)              $5,365,121.99
Class PT1-I-10B                (3)              $5,365,121.99
Class PT1-I-11A                (2)              $5,675,832.44
Class PT1-I-11B                (3)              $5,675,832.44
Class PT1-I-12A                (2)              $5,485,589.20
Class PT1-I-12B                (3)              $5,485,589.20
Class PT1-I-13A                (2)              $5,229,019.80
Class PT1-I-13B                (3)              $5,229,019.80
Class PT1-I-14A                (2)              $4,984,551.60
Class PT1-I-14B                (3)              $4,984,551.60
Class PT1-I-15A                (2)              $4,751,610.09
Class PT1-I-15B                (3)              $4,751,610.09
Class PT1-I-16A                (2)              $4,529,647.83
Class PT1-I-16B                (3)              $4,529,647.83
Class PT1-I-17A                (2)              $4,318,128.51
Class PT1-I-17B                (3)              $4,318,128.51
Class PT1-I-18A                (2)              $4,116,586.30
Class PT1-I-18B                (3)              $4,116,586.30
Class PT1-I-19A                (2)              $3,925,511.80
Class PT1-I-19B                (3)              $3,925,511.80
Class PT1-I-20A                (2)              $3,742,281.55
Class PT1-I-20B                (3)              $3,742,281.55
Class PT1-I-21A                (2)              $3,575,749.81
Class PT1-I-21B                (3)              $3,575,749.81
Class PT1-I-22A                (2)              $3,409,739.21
Class PT1-I-22B                (3)              $3,409,739.21
Class PT1-I-23A                (2)              $3,336,597.85
Class PT1-I-23B                (3)              $3,336,597.85
Class PT1-I-24A                (2)              $8,500,078.06
Class PT1-I-24B                (3)              $8,500,078.06
Class PT1-I-25A                (2)              $7,975,619.92
Class PT1-I-25B                (3)              $7,975,619.92
Class PT1-I-26A                (2)              $6,621,039.15
Class PT1-I-26B                (3)              $6,621,039.15
Class PT1-I-27A                (2)              $2,818,411.28
Class PT1-I-27B                (3)              $2,818,411.28
Class PT1-I-28A                (2)              $  321,333.83
Class PT1-I-28B                (3)              $  321,333.83
Class PT1-I-29A                (2)              $1,125,479.51
Class PT1-I-29B                (3)              $1,125,479.51
Class PT1-I-30A                (2)              $1,793,725.51
Class PT1-I-30B                (3)              $1,793,725.51
Class PT1-I-31A                (2)              $1,696,393.33
Class PT1-I-31B                (3)              $1,696,393.33
Class PT1-I-32A                (2)              $1,604,550.39
Class PT1-I-32B                (3)              $1,604,550.39
Class PT1-I-33A                (2)              $1,517,855.87
Class PT1-I-33B                (3)              $1,517,855.87
Class PT1-I-34A                (2)              $1,436,013.32
Class PT1-I-34B                (3)              $1,436,013.32
Class PT1-I-35A                (2)              $1,358,732.22
Class PT1-I-35B                (3)              $1,358,732.22
Class PT1-I-36A                (2)              $1,285,719.93
Class PT1-I-36B                (3)              $1,285,719.93
Class PT1-I-37A                (2)              $1,216,701.44
Class PT1-I-37B                (3)              $1,216,701.44
Class PT1-I-38A                (2)              $1,151,662.76
Class PT1-I-38B                (3)              $1,151,662.76
Class PT1-I-39A                (2)              $1,090,235.09
Class PT1-I-39B                (3)              $1,090,235.09
Class PT1-I-40A                (2)              $1,032,211.82
Class PT1-I-40B                (3)              $1,032,211.82
Class PT1-I-41A                (2)              $  977,395.93
Class PT1-I-41B                (3)              $  977,395.93
Class PT1-I-42A                (2)              $  925,605.61
Class PT1-I-42B                (3)              $  925,605.61
Class PT1-I-43A                (2)              $  876,657.06
Class PT1-I-43B                (3)              $  876,657.06
Class PT1-I-44A                (2)              $  830,423.64
Class PT1-I-44B                (3)              $  830,423.64
Class PT1-I-45A                (2)              $  786,730.53
Class PT1-I-45B                (3)              $  786,730.53
Class PT1-I-46A                (2)              $  745,433.30
Class PT1-I-46B                (3)              $  745,433.30
Class PT1-I-47A                (2)              $  706,396.05
Class PT1-I-47B                (3)              $  706,396.05
Class PT1-I-48A                (2)              $  669,492.44
Class PT1-I-48B                (3)              $  669,492.44
Class PT1-I-49A                (2)              $  634,601.16
Class PT1-I-49B                (3)              $  634,601.16
Class PT1-I-50A                (2)              $  601,608.95
Class PT1-I-50B                (3)              $  601,608.95
Class PT1-I-51A                (2)              $  592,061.90
Class PT1-I-51B                (3)              $  592,061.90
Class PT1-I-52A                (2)              $  578,503.11
Class PT1-I-52B                (3)              $  578,503.11
Class PT1-I-53A                (2)              $  548,650.64
Class PT1-I-53B                (3)              $  548,650.64
Class PT1-I-54A                (2)              $  520,409.91
Class PT1-I-54B                (3)              $  520,409.91
Class PT1-I-55A                (2)              $  493,691.09
Class PT1-I-55B                (3)              $  493,691.09
Class PT1-I-56A                (2)              $  468,408.89
Class PT1-I-56B                (3)              $  468,408.89
Class PT1-I-57A                (2)              $  444,485.16
Class PT1-I-57B                (3)              $  444,485.16
Class PT1-I-58A                (2)              $  421,841.02
Class PT1-I-58B                (3)              $  421,841.02
Class PT1-I-59A                (2)              $  400,460.64
Class PT1-I-59B                (3)              $  400,460.64
Class PT1-I-60A                (2)              $  380,326.09
Class PT1-I-60B                (3)              $  380,326.09
Class PT1-I-61A                (2)              $6,763,868.82
Class PT1-I-61B                (3)              $6,763,868.82
Class PT1-II-1                 (4)              $22,713,076.98
Class PT1-II-2A                (5)              $4,537,169.44
Class PT1-II-2B                (6)              $4,537,169.44
Class PT1-II-3A                (5)              $5,599,831.01
Class PT1-II-3B                (6)              $5,599,831.01
Class PT1-II-4A                (5)              $6,654,237.53
Class PT1-II-4B                (6)              $6,654,237.53
Class PT1-II-5A                (5)              $7,691,244.86
Class PT1-II-5B                (6)              $7,691,244.86
Class PT1-II-6A                (5)              $8,701,668.50
Class PT1-II-6B                (6)              $8,701,668.50
Class PT1-II-7A                (5)              $9,675,741.42
Class PT1-II-7B                (6)              $9,675,741.42
Class PT1-II-8A                (5)              $10,604,050.16
Class PT1-II-8B                (6)              $10,604,050.16
Class PT1-II-9A                (5)              $11,475,730.89
Class PT1-II-9B                (6)              $11,475,730.89
Class PT1-II-10A               (5)              $12,280,623.01
Class PT1-II-10B               (6)              $12,280,623.01
Class PT1-II-11A               (5)              $12,991,831.06
Class PT1-II-11B               (6)              $12,991,831.06
Class PT1-II-12A               (5)              $12,556,369.30
Class PT1-II-12B               (6)              $12,556,369.30
Class PT1-II-13A               (5)              $11,969,088.70
Class PT1-II-13B               (6)              $11,969,088.70
Class PT1-II-14A               (5)              $11,409,507.40
Class PT1-II-14B               (6)              $11,409,507.40
Class PT1-II-15A               (5)              $10,876,310.41
Class PT1-II-15B               (6)              $10,876,310.41
Class PT1-II-16A               (5)              $10,368,244.67
Class PT1-II-16B               (6)              $10,368,244.67
Class PT1-II-17A               (5)              $9,884,082.49
Class PT1-II-17B               (6)              $9,884,082.49
Class PT1-II-18A               (5)              $9,422,757.70
Class PT1-II-18B               (6)              $9,422,757.70
Class PT1-II-19A               (5)              $8,985,393.20
Class PT1-II-19B               (6)              $8,985,393.20
Class PT1-II-20A               (5)              $8,565,983.95
Class PT1-II-20B               (6)              $8,565,983.95
Class PT1-II-21A               (5)              $8,184,797.19
Class PT1-II-21B               (6)              $8,184,797.19
Class PT1-II-22A               (5)              $7,804,803.29
Class PT1-II-22B               (6)              $7,804,803.29
Class PT1-II-23A               (5)              $7,637,384.65
Class PT1-II-23B               (6)              $7,637,384.65
Class PT1-II-24A               (5)              $19,456,454.94
Class PT1-II-24B               (6)              $19,456,454.94
Class PT1-II-25A               (5)              $18,255,984.08
Class PT1-II-25B               (6)              $18,255,984.08
Class PT1-II-26A               (5)              $15,155,384.35
Class PT1-II-26B               (6)              $15,155,384.35
Class PT1-II-27A               (5)              $6,451,269.22
Class PT1-II-27B               (6)              $6,451,269.22
Class PT1-II-28A               (5)              $  735,524.67
Class PT1-II-28B               (6)              $  735,524.67
Class PT1-II-29A               (5)              $2,576,192.99
Class PT1-II-29B               (6)              $2,576,192.99
Class PT1-II-30A               (5)              $4,105,790.49
Class PT1-II-30B               (6)              $4,105,790.49
Class PT1-II-31A               (5)              $3,882,999.67
Class PT1-II-31B               (6)              $3,882,999.67
Class PT1-II-32A               (5)              $3,672,773.61
Class PT1-II-32B               (6)              $3,672,773.61
Class PT1-II-33A               (5)              $3,474,332.13
Class PT1-II-33B               (6)              $3,474,332.13
Class PT1-II-34A               (5)              $3,286,996.68
Class PT1-II-34B               (6)              $3,286,996.68
Class PT1-II-35A               (5)              $3,110,102.28
Class PT1-II-35B               (6)              $3,110,102.28
Class PT1-II-36A               (5)              $2,942,979.07
Class PT1-II-36B               (6)              $2,942,979.07
Class PT1-II-37A               (5)              $2,784,997.56
Class PT1-II-37B               (6)              $2,784,997.56
Class PT1-II-38A               (5)              $2,636,125.74
Class PT1-II-38B               (6)              $2,636,125.74
Class PT1-II-39A               (5)              $2,495,519.41
Class PT1-II-39B               (6)              $2,495,519.41
Class PT1-II-40A               (5)              $2,362,705.68
Class PT1-II-40B               (6)              $2,362,705.68
Class PT1-II-41A               (5)              $2,237,233.57
Class PT1-II-41B               (6)              $2,237,233.57
Class PT1-II-42A               (5)              $2,118,686.89
Class PT1-II-42B               (6)              $2,118,686.89
Class PT1-II-43A               (5)              $2,006,644.94
Class PT1-II-43B               (6)              $2,006,644.94
Class PT1-II-44A               (5)              $1,900,817.86
Class PT1-II-44B               (6)              $1,900,817.86
Class PT1-II-45A               (5)              $1,800,805.47
Class PT1-II-45B               (6)              $1,800,805.47
Class PT1-II-46A               (5)              $1,706,277.20
Class PT1-II-46B               (6)              $1,706,277.20
Class PT1-II-47A               (5)              $1,616,921.95
Class PT1-II-47B               (6)              $1,616,921.95
Class PT1-II-48A               (5)              $1,532,450.56
Class PT1-II-48B               (6)              $1,532,450.56
Class PT1-II-49A               (5)              $1,452,585.34
Class PT1-II-49B               (6)              $1,452,585.34
Class PT1-II-50A               (5)              $1,377,067.05
Class PT1-II-50B               (6)              $1,377,067.05
Class PT1-II-51A               (5)              $1,355,214.10
Class PT1-II-51B               (6)              $1,355,214.10
Class PT1-II-52A               (5)              $1,324,178.39
Class PT1-II-52B               (6)              $1,324,178.39
Class PT1-II-53A               (5)              $1,255,846.86
Class PT1-II-53B               (6)              $1,255,846.86
Class PT1-II-54A               (5)              $1,191,204.59
Class PT1-II-54B               (6)              $1,191,204.59
Class PT1-II-55A               (5)              $1,130,045.91
Class PT1-II-55B               (6)              $1,130,045.91
Class PT1-II-56A               (5)              $1,072,175.61
Class PT1-II-56B               (6)              $1,072,175.61
Class PT1-II-57A               (5)              $1,017,414.84
Class PT1-II-57B               (6)              $1,017,414.84
Class PT1-II-58A               (5)              $  965,582.98
Class PT1-II-58B               (6)              $  965,582.98
Class PT1-II-59A               (5)              $  916,643.86
Class PT1-II-59B               (6)              $  916,643.86
Class PT1-II-60A               (5)              $  870,556.41
Class PT1-II-60B               (6)              $  870,556.41
Class PT1-II-61A               (5)              $15,482,317.68
Class PT1-II-61B               (6)              $15,482,317.68
Class PT1-R                    (7)              $      100

____________________
(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group I WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group I WAC Rate, subject to a maximum rate of 10.80%.

(3) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group I WAC Rate over (B) 10.80%.

(4) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group II WAC Rate.

(5) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the product of
      (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group II WAC Rate, subject to a maximum rate of 10.80%.

(6) For any Distribution Date (and the related Interest Accrual Period) this Pooling-Tier REMIC-1 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-1 Interest Rate") equal to the excess, if any, of (A) the product of (i) 2 and (ii) the Pooling-Tier REMIC-1 Loan Group II WAC Rate over (B) 10.80%.

(7)   The Class PT1-R Interest shall not bear interest.

            On each Distribution Date, the Securities Administrator shall first pay from the Trust Fund and charge as an expense of Pooling-Tier REMIC-1 all expenses of the Trust for such Distribution Date. Such expense, other than Servicing Fees and Trustee Fees, shall be allocated in the same manner as Realized Losses.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans from the related Loan Group for such Distribution Date shall be deemed to be distributed to the Pooling-Tier REMIC-1 Regular Interests at the rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans shall be allocated to the Class RC Certificates pursuant to Section 4.02(a)(iii) until its Class Certificate Balance is reduced to zero, then to the outstanding Pooling-Tier REMIC-1 Regular Interest relating to Loan Group I with the lowest numerical denomination until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero, provided that, with respect to Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-1 Regular Interests, until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans shall be allocated to the outstanding Pooling-Tier REMIC-1 Regular Interest relating to Loan Group II with the lowest numerical denomination until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero, provided that, with respect to Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-1 Regular Interests, until the Pooling-Tier REMIC-1 Principal Amount of such interest is reduced to zero.

                              Pooling-Tier REMIC-2

            Pooling-Tier REMIC-2 shall issue the following interests in Pooling-Tier REMIC-2, and each such interest, other than the Class PT2-R Interest, is hereby designated as a regular interest in Pooling-Tier REMIC-2. Pooling-Tier REMIC-2 Interests with an "I" in their designation shall relate to Loan Group I and Pooling Tier REMIC-2 Interests with a "II" in their designation shall relate to Loan Group II. The Class PT2-R Interest is hereby designated as the sole class of residual interest in Pooling-Tier REMIC-2 and shall be represented by the Class R Certificates.

                          Pooling-Tier     Pooling-Tier REMIC-2       Corresponding          Corresponding          Corresponding
  Pooling-Tier REMIC-2      REMIC-2         Initial Principal     Pooling-Tier REMIC-2   Pooling-Tier REMIC-1    Scheduled Crossover
        Interest         Interest Rate            Amount               IO Interest         Regular Interest       Distribution Date
------------------------------------------------------------------------------------------------------------------------------------
Class PT2-I-1                 (1)           $     9,922,671.39             N/A                    N/A                    N/A
Class PT2-I-2A                (2)           $     1,982,185.06    Class PT2-I-IO-2                N/A                    N/A
Class PT2-I-2B                (3)           $     1,982,185.06             N/A                    N/A                    N/A
Class PT2-I-3A                (2)           $     2,446,437.49    Class PT2-I-IO-3                N/A                    N/A
Class PT2-I-3B                (3)           $     2,446,437.49             N/A                    N/A                    N/A
Class PT2-I-4A                (2)           $     2,907,083.47    Class PT2-I-IO-4                N/A                    N/A
Class PT2-I-4B                (3)           $     2,907,083.47             N/A                    N/A                    N/A
Class PT2-I-5A                (2)           $     3,360,128.14    Class PT2-I-IO-5                N/A                    N/A
Class PT2-I-5B                (3)           $     3,360,128.14             N/A                    N/A                    N/A
Class PT2-I-6A                (2)           $     3,801,559.00    Class PT2-I-IO-6                N/A                    N/A
Class PT2-I-6B                (3)           $     3,801,559.00             N/A                    N/A                    N/A
Class PT2-I-7A                (2)           $     4,227,109.08    Class PT2-I-IO-7                N/A                    N/A
Class PT2-I-7B                (3)           $     4,227,109.08             N/A                    N/A                    N/A
Class PT2-I-8A                (2)           $     4,632,665.84    Class PT2-I-IO-8                N/A                    N/A
Class PT2-I-8B                (3)           $     4,632,665.84             N/A                    N/A                    N/A
Class PT2-I-9A                (2)           $     5,013,483.11    Class PT2-I-IO-9                N/A                    N/A
Class PT2-I-9B                (3)           $     5,013,483.11             N/A                    N/A                    N/A
Class PT2-I-10A               (2)           $     5,365,121.99    Class PT2-I-IO-10               N/A                    N/A
Class PT2-I-10B               (3)           $     5,365,121.99             N/A                    N/A                    N/A
Class PT2-I-11A               (2)           $     5,675,832.44    Class PT2-I-IO-11               N/A                    N/A
Class PT2-I-11B               (3)           $     5,675,832.44             N/A                    N/A                    N/A
Class PT2-I-12A               (2)           $     5,485,589.20    Class PT2-I-IO-12               N/A                    N/A
Class PT2-I-12B               (3)           $     5,485,589.20             N/A                    N/A                    N/A
Class PT2-I-13A               (2)           $     5,229,019.80    Class PT2-I-IO-13               N/A                    N/A
Class PT2-I-13B               (3)           $     5,229,019.80             N/A                    N/A                    N/A
Class PT2-I-14A               (2)           $     4,984,551.60    Class PT2-I-IO-14               N/A                    N/A
Class PT2-I-14B               (3)           $     4,984,551.60             N/A                    N/A                    N/A
Class PT2-I-15A               (2)           $     4,751,610.09    Class PT2-I-IO-15               N/A                    N/A
Class PT2-I-15B               (3)           $     4,751,610.09             N/A                    N/A                    N/A
Class PT2-I-16A               (2)           $     4,529,647.83    Class PT2-I-IO-16               N/A                    N/A
Class PT2-I-16B               (3)           $     4,529,647.83             N/A                    N/A                    N/A
Class PT2-I-17A               (2)           $     4,318,128.51    Class PT2-I-IO-17               N/A                    N/A
Class PT2-I-17B               (3)           $     4,318,128.51             N/A                    N/A                    N/A
Class PT2-I-18A               (2)           $     4,116,586.30    Class PT2-I-IO-18               N/A                    N/A
Class PT2-I-18B               (3)           $     4,116,586.30             N/A                    N/A                    N/A
Class PT2-I-19A               (2)           $     3,925,511.80    Class PT2-I-IO-19               N/A                    N/A
Class PT2-I-19B               (3)           $     3,925,511.80             N/A                    N/A                    N/A
Class PT2-I-20A               (2)           $     3,742,281.55    Class PT2-I-IO-20               N/A                    N/A
Class PT2-I-20B               (3)           $     3,742,281.55             N/A                    N/A                    N/A
Class PT2-I-21A               (2)           $     3,575,749.81    Class PT2-I-IO-21               N/A                    N/A
Class PT2-I-21B               (3)           $     3,575,749.81             N/A                    N/A                    N/A
Class PT2-I-22A               (2)           $     3,409,739.21    Class PT2-I-IO-22               N/A                    N/A
Class PT2-I-22B               (3)           $     3,409,739.21             N/A                    N/A                    N/A
Class PT2-I-23A               (2)           $     3,336,597.85    Class PT2-I-IO-23               N/A                    N/A
Class PT2-I-23B               (3)           $     3,336,597.85             N/A                    N/A                    N/A
Class PT2-I-24A               (2)           $     8,500,078.06    Class PT2-I-IO-24               N/A                    N/A
Class PT2-I-24B               (3)           $     8,500,078.06             N/A                    N/A                    N/A
Class PT2-I-25A               (2)           $     7,975,619.92    Class PT2-I-IO-25               N/A                    N/A
Class PT2-I-25B               (3)           $     7,975,619.92             N/A                    N/A                    N/A
Class PT2-I-26A               (2)           $     6,621,039.15    Class PT2-I-IO-26               N/A                    N/A
Class PT2-I-26B               (3)           $     6,621,039.15             N/A                    N/A                    N/A
Class PT2-I-27A               (2)           $     2,818,411.28    Class PT2-I-IO-27               N/A                    N/A
Class PT2-I-27B               (3)           $     2,818,411.28             N/A                    N/A                    N/A
Class PT2-I-28A               (2)           $       321,333.83    Class PT2-I-IO-28               N/A                    N/A
Class PT2-I-28B               (3)           $       321,333.83             N/A                    N/A                    N/A
Class PT2-I-29A               (2)           $     1,125,479.51    Class PT2-I-IO-29               N/A                    N/A
Class PT2-I-29B               (3)           $     1,125,479.51             N/A                    N/A                    N/A
Class PT2-I-30A               (2)           $     1,793,725.51    Class PT2-I-IO-30               N/A                    N/A
Class PT2-I-30B               (3)           $     1,793,725.51             N/A                    N/A                    N/A
Class PT2-I-31A               (2)           $     1,696,393.33    Class PT2-I-IO-31               N/A                    N/A
Class PT2-I-31B               (3)           $     1,696,393.33             N/A                    N/A                    N/A
Class PT2-I-32A               (2)           $     1,604,550.39    Class PT2-I-IO-32               N/A                    N/A
Class PT2-I-32B               (3)           $     1,604,550.39             N/A                    N/A                    N/A
Class PT2-I-33A               (2)           $     1,517,855.87    Class PT2-I-IO-33               N/A                    N/A
Class PT2-I-33B               (3)           $     1,517,855.87             N/A                    N/A                    N/A
Class PT2-I-34A               (2)           $     1,436,013.32    Class PT2-I-IO-34               N/A                    N/A
Class PT2-I-34B               (3)           $     1,436,013.32             N/A                    N/A                    N/A
Class PT2-I-35A               (2)           $     1,358,732.22    Class PT2-I-IO-35               N/A                    N/A
Class PT2-I-35B               (3)           $     1,358,732.22             N/A                    N/A                    N/A
Class PT2-I-36A               (2)           $     1,285,719.93    Class PT2-I-IO-36               N/A                    N/A
Class PT2-I-36B               (3)           $     1,285,719.93             N/A                    N/A                    N/A
Class PT2-I-37A               (2)           $     1,216,701.44    Class PT2-I-IO-37               N/A                    N/A
Class PT2-I-37B               (3)           $     1,216,701.44             N/A                    N/A                    N/A
Class PT2-I-38A               (2)           $     1,151,662.76    Class PT2-I-IO-38               N/A                    N/A
Class PT2-I-38B               (3)           $     1,151,662.76             N/A                    N/A                    N/A
Class PT2-I-39A               (2)           $     1,090,235.09    Class PT2-I-IO-39               N/A                    N/A
Class PT2-I-39B               (3)           $     1,090,235.09             N/A                    N/A                    N/A
Class PT2-I-40A               (2)           $     1,032,211.82    Class PT2-I-IO-40               N/A                    N/A
Class PT2-I-40B               (3)           $     1,032,211.82             N/A                    N/A                    N/A
Class PT2-I-41A               (2)           $       977,395.93    Class PT2-I-IO-41               N/A                    N/A
Class PT2-I-41B               (3)           $       977,395.93             N/A                    N/A                    N/A
Class PT2-I-42A               (2)           $       925,605.61    Class PT2-I-IO-42               N/A                    N/A
Class PT2-I-42B               (3)           $       925,605.61             N/A                    N/A                    N/A
Class PT2-I-43A               (2)           $       876,657.06    Class PT2-I-IO-43               N/A                    N/A
Class PT2-I-43B               (3)           $       876,657.06             N/A                    N/A                    N/A
Class PT2-I-44A               (2)           $       830,423.64    Class PT2-I-IO-44               N/A                    N/A
Class PT2-I-44B               (3)           $       830,423.64             N/A                    N/A                    N/A
Class PT2-I-45A               (2)           $       786,730.53    Class PT2-I-IO-45               N/A                    N/A
Class PT2-I-45B               (3)           $       786,730.53             N/A                    N/A                    N/A
Class PT2-I-46A               (2)           $       745,433.30    Class PT2-I-IO-46               N/A                    N/A
Class PT2-I-46B               (3)           $       745,433.30             N/A                    N/A                    N/A
Class PT2-I-47A               (2)           $       706,396.05    Class PT2-I-IO-47               N/A                    N/A
Class PT2-I-47B               (3)           $       706,396.05             N/A                    N/A                    N/A
Class PT2-I-48A               (2)           $       669,492.44    Class PT2-I-IO-48               N/A                    N/A
Class PT2-I-48B               (3)           $       669,492.44             N/A                    N/A                    N/A
Class PT2-I-49A               (2)           $       634,601.16    Class PT2-I-IO-49               N/A                    N/A
Class PT2-I-49B               (3)           $       634,601.16             N/A                    N/A                    N/A
Class PT2-I-50A               (2)           $       601,608.95    Class PT2-I-IO-50               N/A                    N/A
Class PT2-I-50B               (3)           $       601,608.95             N/A                    N/A                    N/A
Class PT2-I-51A               (2)           $       592,061.90    Class PT2-I-IO-51               N/A                    N/A
Class PT2-I-51B               (3)           $       592,061.90             N/A                    N/A                    N/A
Class PT2-I-52A               (2)           $       578,503.11    Class PT2-I-IO-52               N/A                    N/A
Class PT2-I-52B               (3)           $       578,503.11             N/A                    N/A                    N/A
Class PT2-I-53A               (2)           $       548,650.64    Class PT2-I-IO-53               N/A                    N/A
Class PT2-I-53B               (3)           $       548,650.64             N/A                    N/A                    N/A
Class PT2-I-54A               (2)           $       520,409.91    Class PT2-I-IO-54               N/A                    N/A
Class PT2-I-54B               (3)           $       520,409.91             N/A                    N/A                    N/A
Class PT2-I-55A               (2)           $       493,691.09    Class PT2-I-IO-55               N/A                    N/A
Class PT2-I-55B               (3)           $       493,691.09             N/A                    N/A                    N/A
Class PT2-I-56A               (2)           $       468,408.89    Class PT2-I-IO-56               N/A                    N/A
Class PT2-I-56B               (3)           $       468,408.89             N/A                    N/A                    N/A
Class PT2-I-57A               (2)           $       444,485.16    Class PT2-I-IO-57               N/A                    N/A
Class PT2-I-57B               (3)           $       444,485.16             N/A                    N/A                    N/A
Class PT2-I-58A               (2)           $       421,841.02    Class PT2-I-IO-58               N/A                    N/A
Class PT2-I-58B               (3)           $       421,841.02             N/A                    N/A                    N/A
Class PT2-I-59A               (2)           $       400,460.64    Class PT2-I-IO-59               N/A                    N/A
Class PT2-I-59B               (3)           $       400,460.64             N/A                    N/A                    N/A
Class PT2-I-60A               (2)           $       380,326.09    Class PT2-I-IO-60               N/A                    N/A
Class PT2-I-60B               (3)           $       380,326.09             N/A                    N/A                    N/A
Class PT2-I-61A               (2)           $     6,763,868.82    Class PT2-I-IO-61               N/A                    N/A
Class PT2-I-61B               (3)           $     6,763,868.82             N/A                    N/A                    N/A
Class PT2-I-IO-2              (4)                  (4)                     N/A              Class PT1-I-2A      September 2006
Class PT2-I-IO-3              (4)                  (4)                     N/A              Class PT1-I-3A      October 2006
Class PT2-I-IO-4              (4)                  (4)                     N/A              Class PT1-I-4A      November 2006
Class PT2-I-IO-5              (4)                  (4)                     N/A              Class PT1-I-5A      December 2006
Class PT2-I-IO-6              (4)                  (4)                     N/A              Class PT1-I-6A      January 2007
Class PT2-I-IO-7              (4)                  (4)                     N/A              Class PT1-I-7A      February 2007
Class PT2-I-IO-8              (4)                  (4)                     N/A              Class PT1-I-8A      March 2007
Class PT2-I-IO-9              (4)                  (4)                     N/A              Class PT1-I-9A      April 2007
Class PT2-I-IO-10             (4)                  (4)                     N/A              Class PT1-I-10A     May 2007
Class PT2-I-IO-11             (4)                  (4)                     N/A              Class PT1-I-11A     June 2007
Class PT2-I-IO-12             (4)                  (4)                     N/A              Class PT1-I-12A     July 2007
Class PT2-I-IO-13             (4)                  (4)                     N/A              Class PT1-I-13A     August 2007
Class PT2-I-IO-14             (4)                  (4)                     N/A              Class PT1-I-14A     September 2007
Class PT2-I-IO-15             (4)                  (4)                     N/A              Class PT1-I-15A     October 2007
Class PT2-I-IO-16             (4)                  (4)                     N/A              Class PT1-I-16A     November 2007
Class PT2-I-IO-17             (4)                  (4)                     N/A              Class PT1-I-17A     December 2007
Class PT2-I-IO-18             (4)                  (4)                     N/A              Class PT1-I-18A     January 2008
Class PT2-I-IO-19             (4)                  (4)                     N/A              Class PT1-I-19A     February 2008
Class PT2-I-IO-20             (4)                  (4)                     N/A              Class PT1-I-20A     March 2008
Class PT2-I-IO-21             (4)                  (4)                     N/A              Class PT1-I-21A     April 2008
Class PT2-I-IO-22             (4)                  (4)                     N/A              Class PT1-I-22A     May 2008
Class PT2-I-IO-23             (4)                  (4)                     N/A              Class PT1-I-23A     June 2008
Class PT2-I-IO-24             (4)                  (4)                     N/A              Class PT1-I-24A     July 2008
Class PT2-I-IO-25             (4)                  (4)                     N/A              Class PT1-I-25A     August 2008
Class PT2-I-IO-26             (4)                  (4)                     N/A              Class PT1-I-26A     September 2008
Class PT2-I-IO-27             (4)                  (4)                     N/A              Class PT1-I-27A     October 2008
Class PT2-I-IO-28             (4)                  (4)                     N/A              Class PT1-I-28A     November 2008
Class PT2-I-IO-29             (4)                  (4)                     N/A              Class PT1-I-29A     December 2008
Class PT2-I-IO-30             (4)                  (4)                     N/A              Class PT1-I-30A     January 2009
Class PT2-I-IO-31             (4)                  (4)                     N/A              Class PT1-I-31A     February 2009
Class PT2-I-IO-32             (4)                  (4)                     N/A              Class PT1-I-32A     March 2009
Class PT2-I-IO-33             (4)                  (4)                     N/A              Class PT1-I-33A     April 2009
Class PT2-I-IO-34             (4)                  (4)                     N/A              Class PT1-I-34A     May 2009
Class PT2-I-IO-35             (4)                  (4)                     N/A              Class PT1-I-35A     June 2009
Class PT2-I-IO-36             (4)                  (4)                     N/A              Class PT1-I-36A     July 2009
Class PT2-I-IO-37             (4)                  (4)                     N/A              Class PT1-I-37A     August 2009
Class PT2-I-IO-38             (4)                  (4)                     N/A              Class PT1-I-38A     September 2009
Class PT2-I-IO-39             (4)                  (4)                     N/A              Class PT1-I-39A     October 2009
Class PT2-I-IO-40             (4)                  (4)                     N/A              Class PT1-I-40A     November 2009
Class PT2-I-IO-41             (4)                  (4)                     N/A              Class PT1-I-41A     December 2009
Class PT2-I-IO-42             (4)                  (4)                     N/A              Class PT1-I-42A     January 2010
Class PT2-I-IO-43             (4)                  (4)                     N/A              Class PT1-I-43A     February 2010
Class PT2-I-IO-44             (4)                  (4)                     N/A              Class PT1-I-44A     March 2010
Class PT2-I-IO-45             (4)                  (4)                     N/A              Class PT1-I-45A     April 2010
Class PT2-I-IO-46             (4)                  (4)                     N/A              Class PT1-I-46A     May 2010
Class PT2-I-IO-47             (4)                  (4)                     N/A              Class PT1-I-47A     June 2010
Class PT2-I-IO-48             (4)                  (4)                     N/A              Class PT1-I-48A     July 2010
Class PT2-I-IO-49             (4)                  (4)                     N/A              Class PT1-I-49A     August 2010
Class PT2-I-IO-50             (4)                  (4)                     N/A              Class PT1-I-50A     September 2010
Class PT2-I-IO-51             (4)                  (4)                     N/A              Class PT1-I-51A     October 2010
Class PT2-I-IO-52             (4)                  (4)                     N/A              Class PT1-I-52A     November 2010
Class PT2-I-IO-53             (4)                  (4)                     N/A              Class PT1-I-53A     December 2010
Class PT2-I-IO-54             (4)                  (4)                     N/A              Class PT1-I-54A     January 2011
Class PT2-I-IO-55             (4)                  (4)                     N/A              Class PT1-I-55A     February 2011
Class PT2-I-IO-56             (4)                  (4)                     N/A              Class PT1-I-56A     March 2011
Class PT2-I-IO-57             (4)                  (4)                     N/A              Class PT1-I-57A     April 2011
Class PT2-I-IO-58             (4)                  (4)                     N/A              Class PT1-I-58A     May 2011
Class PT2-I-IO-59             (4)                  (4)                     N/A              Class PT1-I-59A     June 2011
Class PT2-I-IO-60             (4)                  (4)                     N/A              Class PT1-I-60A     July 2011
Class PT2-I-IO-61             (4)                  (4)                     N/A              Class PT1-I-61A     August 2011
Class PT2-II-1                (5)           $    22,713,076.98             N/A                    N/A                    N/A
Class PT2-II-2A               (6)           $     4,537,169.44    Class PT2-II-IO-2               N/A                    N/A
Class PT2-II-2B               (7)           $     4,537,169.44             N/A                    N/A                    N/A
Class PT2-II-3A               (6)           $     5,599,831.01    Class PT2-II-IO-3               N/A                    N/A
Class PT2-II-3B               (7)           $     5,599,831.01             N/A                    N/A                    N/A
Class PT2-II-4A               (6)           $     6,654,237.53    Class PT2-II-IO-4               N/A                    N/A
Class PT2-II-4B               (7)           $     6,654,237.53             N/A                    N/A                    N/A
Class PT2-II-5A               (6)           $     7,691,244.86    Class PT2-II-IO-5               N/A                    N/A
Class PT2-II-5B               (7)           $     7,691,244.86             N/A                    N/A                    N/A
Class PT2-II-6A               (6)           $     8,701,668.50    Class PT2-II-IO-6               N/A                    N/A
Class PT2-II-6B               (7)           $     8,701,668.50             N/A                    N/A                    N/A
Class PT2-II-7A               (6)           $     9,675,741.42    Class PT2-II-IO-7               N/A                    N/A
Class PT2-II-7B               (7)           $     9,675,741.42             N/A                    N/A                    N/A
Class PT2-II-8A               (6)           $    10,604,050.16    Class PT2-II-IO-8               N/A                    N/A
Class PT2-II-8B               (7)           $    10,604,050.16             N/A                    N/A                    N/A
Class PT2-II-9A               (6)           $    11,475,730.89    Class PT2-II-IO-9               N/A                    N/A
Class PT2-II-9B               (7)           $    11,475,730.89             N/A                    N/A                    N/A
Class PT2-II-10A              (6)           $    12,280,623.01    Class PT2-II-IO-10              N/A                    N/A
Class PT2-II-10B              (7)           $    12,280,623.01             N/A                    N/A                    N/A
Class PT2-II-11A              (6)           $    12,991,831.06    Class PT2-II-IO-11              N/A                    N/A
Class PT2-II-11B              (7)           $    12,991,831.06             N/A                    N/A                    N/A
Class PT2-II-12A              (6)           $    12,556,369.30    Class PT2-II-IO-12              N/A                    N/A
Class PT2-II-12B              (7)           $    12,556,369.30             N/A                    N/A                    N/A
Class PT2-II-13A              (6)           $    11,969,088.70    Class PT2-II-IO-13              N/A                    N/A
Class PT2-II-13B              (7)           $    11,969,088.70             N/A                    N/A                    N/A
Class PT2-II-14A              (6)           $    11,409,507.40    Class PT2-II-IO-14              N/A                    N/A
Class PT2-II-14B              (7)           $    11,409,507.40             N/A                    N/A                    N/A
Class PT2-II-15A              (6)           $    10,876,310.41    Class PT2-II-IO-15              N/A                    N/A
Class PT2-II-15B              (7)           $    10,876,310.41             N/A                    N/A                    N/A
Class PT2-II-16A              (6)           $    10,368,244.67    Class PT2-II-IO-16              N/A                    N/A
Class PT2-II-16B              (7)           $    10,368,244.67             N/A                    N/A                    N/A
Class PT2-II-17A              (6)           $     9,884,082.49    Class PT2-II-IO-17              N/A                    N/A
Class PT2-II-17B              (7)           $     9,884,082.49             N/A                    N/A                    N/A
Class PT2-II-18A              (6)           $     9,422,757.70    Class PT2-II-IO-18              N/A                    N/A
Class PT2-II-18B              (7)           $     9,422,757.70             N/A                    N/A                    N/A
Class PT2-II-19A              (6)           $     8,985,393.20    Class PT2-II-IO-19              N/A                    N/A
Class PT2-II-19B              (7)           $     8,985,393.20             N/A                    N/A                    N/A
Class PT2-II-20A              (6)           $     8,565,983.95    Class PT2-II-IO-20              N/A                    N/A
Class PT2-II-20B              (7)           $     8,565,983.95             N/A                    N/A                    N/A
Class PT2-II-21A              (6)           $     8,184,797.19    Class PT2-II-IO-21              N/A                    N/A
Class PT2-II-21B              (7)           $     8,184,797.19             N/A                    N/A                    N/A
Class PT2-II-22A              (6)           $     7,804,803.29    Class PT2-II-IO-22              N/A                    N/A
Class PT2-II-22B              (7)           $     7,804,803.29             N/A                    N/A                    N/A
Class PT2-II-23A              (6)           $     7,637,384.65    Class PT2-II-IO-23              N/A                    N/A
Class PT2-II-23B              (7)           $     7,637,384.65             N/A                    N/A                    N/A
Class PT2-II-24A              (6)           $    19,456,454.94    Class PT2-II-IO-24              N/A                    N/A
Class PT2-II-24B              (7)           $    19,456,454.94             N/A                    N/A                    N/A
Class PT2-II-25A              (6)           $    18,255,984.08    Class PT2-II-IO-25              N/A                    N/A
Class PT2-II-25B              (7)           $    18,255,984.08             N/A                    N/A                    N/A
Class PT2-II-26A              (6)           $    15,155,384.35    Class PT2-II-IO-26              N/A                    N/A
Class PT2-II-26B              (7)           $    15,155,384.35             N/A                    N/A                    N/A
Class PT2-II-27A              (6)           $     6,451,269.22    Class PT2-II-IO-27              N/A                    N/A
Class PT2-II-27B              (7)           $     6,451,269.22             N/A                    N/A                    N/A
Class PT2-II-28A              (6)           $       735,524.67    Class PT2-II-IO-28              N/A                    N/A
Class PT2-II-28B              (7)           $       735,524.67             N/A                    N/A                    N/A
Class PT2-II-29A              (6)           $     2,576,192.99    Class PT2-II-IO-29              N/A                    N/A
Class PT2-II-29B              (7)           $     2,576,192.99             N/A                    N/A                    N/A
Class PT2-II-30A              (6)           $     4,105,790.49    Class PT2-II-IO-30              N/A                    N/A
Class PT2-II-30B              (7)           $     4,105,790.49             N/A                    N/A                    N/A
Class PT2-II-31A              (6)           $     3,882,999.67    Class PT2-II-IO-31              N/A                    N/A
Class PT2-II-31B              (7)           $     3,882,999.67             N/A                    N/A                    N/A
Class PT2-II-32A              (6)           $     3,672,773.61    Class PT2-II-IO-32              N/A                    N/A
Class PT2-II-32B              (7)           $     3,672,773.61             N/A                    N/A                    N/A
Class PT2-II-33A              (6)           $     3,474,332.13    Class PT2-II-IO-33              N/A                    N/A
Class PT2-II-33B              (7)           $     3,474,332.13             N/A                    N/A                    N/A
Class PT2-II-34A              (6)           $     3,286,996.68    Class PT2-II-IO-34              N/A                    N/A
Class PT2-II-34B              (7)           $     3,286,996.68             N/A                    N/A                    N/A
Class PT2-II-35A              (6)           $     3,110,102.28    Class PT2-II-IO-35              N/A                    N/A
Class PT2-II-35B              (7)           $     3,110,102.28             N/A                    N/A                    N/A
Class PT2-II-36A              (6)           $     2,942,979.07    Class PT2-II-IO-36              N/A                    N/A
Class PT2-II-36B              (7)           $     2,942,979.07             N/A                    N/A                    N/A
Class PT2-II-37A              (6)           $     2,784,997.56    Class PT2-II-IO-37              N/A                    N/A
Class PT2-II-37B              (7)           $     2,784,997.56             N/A                    N/A                    N/A
Class PT2-II-38A              (6)           $     2,636,125.74    Class PT2-II-IO-38              N/A                    N/A
Class PT2-II-38B              (7)           $     2,636,125.74             N/A                    N/A                    N/A
Class PT2-II-39A              (6)           $     2,495,519.41    Class PT2-II-IO-39              N/A                    N/A
Class PT2-II-39B              (7)           $     2,495,519.41             N/A                    N/A                    N/A
Class PT2-II-40A              (6)           $     2,362,705.68    Class PT2-II-IO-40              N/A                    N/A
Class PT2-II-40B              (7)           $     2,362,705.68             N/A                    N/A                    N/A
Class PT2-II-41A              (6)           $     2,237,233.57    Class PT2-II-IO-41              N/A                    N/A
Class PT2-II-41B              (7)           $     2,237,233.57             N/A                    N/A                    N/A
Class PT2-II-42A              (6)           $     2,118,686.89    Class PT2-II-IO-42              N/A                    N/A
Class PT2-II-42B              (7)           $     2,118,686.89             N/A                    N/A                    N/A
Class PT2-II-43A              (6)           $     2,006,644.94    Class PT2-II-IO-43              N/A                    N/A
Class PT2-II-43B              (7)           $     2,006,644.94             N/A                    N/A                    N/A
Class PT2-II-44A              (6)           $     1,900,817.86    Class PT2-II-IO-44              N/A                    N/A
Class PT2-II-44B              (7)           $     1,900,817.86             N/A                    N/A                    N/A
Class PT2-II-45A              (6)           $     1,800,805.47    Class PT2-II-IO-45              N/A                    N/A
Class PT2-II-45B              (7)           $     1,800,805.47             N/A                    N/A                    N/A
Class PT2-II-46A              (6)           $     1,706,277.20    Class PT2-II-IO-46              N/A                    N/A
Class PT2-II-46B              (7)           $     1,706,277.20             N/A                    N/A                    N/A
Class PT2-II-47A              (6)           $     1,616,921.95    Class PT2-II-IO-47              N/A                    N/A
Class PT2-II-47B              (7)           $     1,616,921.95             N/A                    N/A                    N/A
Class PT2-II-48A              (6)           $     1,532,450.56    Class PT2-II-IO-48              N/A                    N/A
Class PT2-II-48B              (7)           $     1,532,450.56             N/A                    N/A                    N/A
Class PT2-II-49A              (6)           $     1,452,585.34    Class PT2-II-IO-49              N/A                    N/A
Class PT2-II-49B              (7)           $     1,452,585.34             N/A                    N/A                    N/A
Class PT2-II-50A              (6)           $     1,377,067.05    Class PT2-II-IO-50              N/A                    N/A
Class PT2-II-50B              (7)           $     1,377,067.05             N/A                    N/A                    N/A
Class PT2-II-51A              (6)           $     1,355,214.10    Class PT2-II-IO-51              N/A                    N/A
Class PT2-II-51B              (7)           $     1,355,214.10             N/A                    N/A                    N/A
Class PT2-II-52A              (6)           $     1,324,178.39    Class PT2-II-IO-52              N/A                    N/A
Class PT2-II-52B              (7)           $     1,324,178.39             N/A                    N/A                    N/A
Class PT2-II-53A              (6)           $     1,255,846.86    Class PT2-II-IO-53              N/A                    N/A
Class PT2-II-53B              (7)           $     1,255,846.86             N/A                    N/A                    N/A
Class PT2-II-54A              (6)           $     1,191,204.59    Class PT2-II-IO-54              N/A                    N/A
Class PT2-II-54B              (7)           $     1,191,204.59             N/A                    N/A                    N/A
Class PT2-II-55A              (6)           $     1,130,045.91    Class PT2-II-IO-55              N/A                    N/A
Class PT2-II-55B              (7)           $     1,130,045.91             N/A                    N/A                    N/A
Class PT2-II-56A              (6)           $     1,072,175.61    Class PT2-II-IO-56              N/A                    N/A
Class PT2-II-56B              (7)           $     1,072,175.61             N/A                    N/A                    N/A
Class PT2-II-57A              (6)           $     1,017,414.84    Class PT2-II-IO-57              N/A                    N/A
Class PT2-II-57B              (7)           $     1,017,414.84             N/A                    N/A                    N/A
Class PT2-II-58A              (6)           $       965,582.98    Class PT2-II-IO-58              N/A                    N/A
Class PT2-II-58B              (7)           $       965,582.98             N/A                    N/A                    N/A
Class PT2-II-59A              (6)           $       916,643.86    Class PT2-II-IO-59              N/A                    N/A
Class PT2-II-59B              (7)           $       916,643.86             N/A                    N/A                    N/A
Class PT2-II-60A              (6)           $       870,556.41    Class PT2-II-IO-60              N/A                    N/A
Class PT2-II-60B              (7)           $       870,556.41             N/A                    N/A                    N/A
Class PT2-II-61A              (6)           $    15,482,317.68    Class PT2-II-IO-61              N/A                    N/A
Class PT2-II-61B              (7)           $    15,482,317.68             N/A                    N/A                    N/A
Class PT2-II-IO-2             (4)                  (4)                     N/A              Class PT1-II-2A     September 2006
Class PT2-II-IO-3             (4)                  (4)                     N/A              Class PT1-II-3A     October 2006
Class PT2-II-IO-4             (4)                  (4)                     N/A              Class PT1-II-4A     November 2006
Class PT2-II-IO-5             (4)                  (4)                     N/A              Class PT1-II-5A     December 2006
Class PT2-II-IO-6             (4)                  (4)                     N/A              Class PT1-II-6A     January 2007
Class PT2-II-IO-7             (4)                  (4)                     N/A              Class PT1-II-7A     February 2007
Class PT2-II-IO-8             (4)                  (4)                     N/A              Class PT1-II-8A     March 2007
Class PT2-II-IO-9             (4)                  (4)                     N/A              Class PT1-II-9A     April 2007
Class PT2-II-IO-10            (4)                  (4)                     N/A             Class PT1-II-10A     May 2007
Class PT2-II-IO-11            (4)                  (4)                     N/A             Class PT1-II-11A     June 2007
Class PT2-II-IO-12            (4)                  (4)                     N/A             Class PT1-II-12A     July 2007
Class PT2-II-IO-13            (4)                  (4)                     N/A             Class PT1-II-13A     August 2007
Class PT2-II-IO-14            (4)                  (4)                     N/A             Class PT1-II-14A     September 2007
Class PT2-II-IO-15            (4)                  (4)                     N/A             Class PT1-II-15A     October 2007
Class PT2-II-IO-16            (4)                  (4)                     N/A             Class PT1-II-16A     November 2007
Class PT2-II-IO-17            (4)                  (4)                     N/A             Class PT1-II-17A     December 2007
Class PT2-II-IO-18            (4)                  (4)                     N/A             Class PT1-II-18A     January 2008
Class PT2-II-IO-19            (4)                  (4)                     N/A             Class PT1-II-19A     February 2008
Class PT2-II-IO-20            (4)                  (4)                     N/A             Class PT1-II-20A     March 2008
Class PT2-II-IO-21            (4)                  (4)                     N/A             Class PT1-II-21A     April 2008
Class PT2-II-IO-22            (4)                  (4)                     N/A             Class PT1-II-22A     May 2008
Class PT2-II-IO-23            (4)                  (4)                     N/A             Class PT1-II-23A     June 2008
Class PT2-II-IO-24            (4)                  (4)                     N/A             Class PT1-II-24A     July 2008
Class PT2-II-IO-25            (4)                  (4)                     N/A             Class PT1-II-25A     August 2008
Class PT2-II-IO-26            (4)                  (4)                     N/A             Class PT1-II-26A     September 2008
Class PT2-II-IO-27            (4)                  (4)                     N/A             Class PT1-II-27A     October 2008
Class PT2-II-IO-28            (4)                  (4)                     N/A             Class PT1-II-28A     November 2008
Class PT2-II-IO-29            (4)                  (4)                     N/A             Class PT1-II-29A     December 2008
Class PT2-II-IO-30            (4)                  (4)                     N/A             Class PT1-II-30A     January 2009
Class PT2-II-IO-31            (4)                  (4)                     N/A             Class PT1-II-31A     February 2009
Class PT2-II-IO-32            (4)                  (4)                     N/A             Class PT1-II-32A     March 2009
Class PT2-II-IO-33            (4)                  (4)                     N/A             Class PT1-II-33A     April 2009
Class PT2-II-IO-34            (4)                  (4)                     N/A             Class PT1-II-34A     May 2009
Class PT2-II-IO-35            (4)                  (4)                     N/A             Class PT1-II-35A     June 2009
Class PT2-II-IO-36            (4)                  (4)                     N/A             Class PT1-II-36A     July 2009
Class PT2-II-IO-37            (4)                  (4)                     N/A             Class PT1-II-37A     August 2009
Class PT2-II-IO-38            (4)                  (4)                     N/A             Class PT1-II-38A     September 2009
Class PT2-II-IO-39            (4)                  (4)                     N/A             Class PT1-II-39A     October 2009
Class PT2-II-IO-40            (4)                  (4)                     N/A             Class PT1-II-40A     November 2009
Class PT2-II-IO-41            (4)                  (4)                     N/A             Class PT1-II-41A     December 2009
Class PT2-II-IO-42            (4)                  (4)                     N/A             Class PT1-II-42A     January 2010
Class PT2-II-IO-43            (4)                  (4)                     N/A             Class PT1-II-43A     February 2010
Class PT2-II-IO-44            (4)                  (4)                     N/A             Class PT1-II-44A     March 2010
Class PT2-II-IO-45            (4)                  (4)                     N/A             Class PT1-II-45A     April 2010
Class PT2-II-IO-46            (4)                  (4)                     N/A             Class PT1-II-46A     May 2010
Class PT2-II-IO-47            (4)                  (4)                     N/A             Class PT1-II-47A     June 2010
Class PT2-II-IO-48            (4)                  (4)                     N/A             Class PT1-II-48A     July 2010
Class PT2-II-IO-49            (4)                  (4)                     N/A             Class PT1-II-49A     August 2010
Class PT2-II-IO-50            (4)                  (4)                     N/A             Class PT1-II-50A     September 2010
Class PT2-II-IO-51            (4)                  (4)                     N/A             Class PT1-II-51A     October 2010
Class PT2-II-IO-52            (4)                  (4)                     N/A             Class PT1-II-52A     November 2010
Class PT2-II-IO-53            (4)                  (4)                     N/A             Class PT1-II-53A     December 2010
Class PT2-II-IO-54            (4)                  (4)                     N/A             Class PT1-II-54A     January 2011
Class PT2-II-IO-55            (4)                  (4)                     N/A             Class PT1-II-55A     February 2011
Class PT2-II-IO-56            (4)                  (4)                     N/A             Class PT1-II-56A     March 2011
Class PT2-II-IO-57            (4)                  (4)                     N/A             Class PT1-II-57A     April 2011
Class PT2-II-IO-58            (4)                  (4)                     N/A             Class PT1-II-58A     May 2011
Class PT2-II-IO-59            (4)                  (4)                     N/A             Class PT1-II-59A     June 2011
Class PT2-II-IO-60            (4)                  (4)                     N/A             Class PT1-II-60A     July 2011
Class PT2-II-IO-61            (4)                  (4)                     N/A             Class PT1-II-61A     August 2011
Class PT2-R                   (8)                 $50.00                   N/A                    N/A                    N/A

--------------------------
(1) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group I WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having an "A" in their class designation.

(3) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group I and having a "B" in their class designation.

(4) Each Pooling-Tier REMIC-2 IO is an interest-only interest and does not have a principal balance but has a notional balance ("Pooling-Tier REMIC-2 IO Notional Balance") equal to the Pooling-Tier REMIC-2 Principal Amount of the Corresponding Pooling-Tier REMIC-1 Regular Interest. From the Closing Date through and including the Corresponding Actual Crossover Distribution Date, each Pooling-Tier REMIC-2 IO Interest shall be entitled to receive interest that accrues on the Corresponding Pooling-Tier REMIC-1 Regular Interest at a rate equal to the excess, if any, of (i) the Pooling-Tier REMIC-1 Interest Rate for the Corresponding Pooling-Tier REMIC-1 Regular Interest over (ii) Swap LIBOR. After the Corresponding Actual Crossover Distribution Date, the Pooling-Tier REMIC-2 IO Interest shall not accrue interest.

(5) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the Pooling-Tier REMIC-1 Loan Group II WAC Rate.

(6) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II and having an "A" in their class designation, provided that, on each Distribution Date on which interest is distributable on the Corresponding Pooling-Tier REMIC-2 IO Interest, this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate equal to Swap LIBOR subject to a maximum rate equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II and having an "A" in their class designation.

(7) For any Distribution Date (and the related Interest Accrual Period), this Pooling-Tier REMIC-2 Regular Interest shall bear interest at a per annum rate (its "Pooling-Tier REMIC-2 Interest Rate") equal to the weighted average of the Pooling-Tier REMIC-1 Interest Rates on the Pooling-Tier REMIC-1 Regular Interests relating to Loan Group II and having a "B" in their class designation.

 (8) The Class PT2-R Interest shall not bear interest.

            On each Distribution Date, the interest distributable in respect of the Mortgage Loans for such Distribution Date shall be distributed to the Pooling-Tier REMIC-2 Regular Interests at the Pooling-Tier REMIC-2 Interest Rates shown above.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group I Mortgage Loans shall be allocated to the Class R Certificates in respect of the Class PT2-R Interest pursuant to Section 4.02(a)(iii) until its Class Certificate Balance is reduced to zero, then to the outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to Loan Group I with the lowest numerical denomination until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests relating to Loan Group I with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests, until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero.

            On each Distribution Date, Realized Losses, Subsequent Recoveries and payments of principal in respect of the Group II Mortgage Loans shall be allocated to the outstanding Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests) relating to Loan Group II with the lowest numerical denomination until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero, provided that, for Pooling-Tier REMIC-2 Regular Interests relating to Loan Group II with the same numerical denomination, such Realized Losses and payments of principal shall be allocated pro rata between such Pooling-Tier REMIC-2 Regular Interests, until the Pooling-Tier REMIC-2 Principal Amount of such interest is reduced to zero.

                                Lower-Tier REMIC

            The Lower-Tier REMIC shall issue the following interests, and each such interest, other than the Class LT-R Interest, is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-R Interest is hereby designated as the sole class of residual interest in the Lower-Tier REMIC and shall be represented by the Class R Certificates.

                                                                                               Corresponding
          Lower-Tier          Lower-Tier                  Initial Lower-Tier                 Upper-Tier REMIC
       Regular Interest      Interest Rate                 Principal Amount                  Regular Interest
---------------------------------------------------------------------------------------------------------------
Class LT-A-1                      (1)         1/2 initial Class Certificate Balance of               A-1
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-A-2A                     (1)         1/2 initial Class Certificate Balance of               A-2A
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-A-2B                     (1)         1/2 initial Class Certificate Balance of               A-2B
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-A-2C                     (1)         1/2 initial Class Certificate Balance of               A-2C
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-A-2D                     (1)         1/2 initial Class Certificate Balance of               A-2D
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-M-1                      (1)         1/2 initial Class Certificate Balance of               M-1
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-M-2                      (1)         1/2 initial Class Certificate Balance of               M-2
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-M-3                      (1)         1/2 initial Class Certificate Balance of               M-3
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-M-4                      (1)         1/2 initial Class Certificate Balance of               M-4
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-M-5                      (1)         1/2 initial Class Certificate Balance of               M-5
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-M-6                      (1)         1/2 initial Class Certificate Balance of               M-6
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-M-7                      (1)         1/2 initial Class Certificate Balance of               M-7
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-M-8                      (1)         1/2 initial Class Certificate Balance of               M-8
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-M-9                      (1)         1/2 initial Class Certificate Balance of               M-9
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-B-1                      (1)         1/2 initial Class Certificate Balance of               B-1
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-B-2                      (1)         1/2 initial Class Certificate Balance of               B-2
                                              Corresponding Upper-Tier REMIC Regular
                                              Interest
Class LT-Accrual                  (1)         1/2 Pool Principal Balance plus 1/2                    N/A
                                              Overcollateralized Amount, less the
                                              Initial Lower-Tier Principal Amounts of
                                              the Class LT-Group I, Class LT-Group II
                                              and Class LT-3 Interests, less $50
Class LT-Group I                  (2)         0.001% aggregate Stated Principal Balance              N/A
                                              of Group I Mortgage Loans(4)
Class LT-Group II                 (3)         0.001% aggregate Stated Principal Balance              N/A
                                              of Group II Mortgage Loans(4)
Class LT-IO                       (5)         (5)                                                    N/A
Class LT-3                        (6)         $50.00
Class LT-R                        (7)         (7)                                                    N/A

-----------------------------
(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling-Tier REMIC-2 IO Interests).

(2) The interest rate with respect to any Distribution Date for the Class LT-Group I Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to Loan Group I.

(3) The interest rate with respect to any Distribution Date for the Class LT-Group II Interest is a per annum variable rate (expressed as a percentage rounded to eight decimal places) equal to the weighted average of the Pooling-Tier REMIC-2 Interest Rates of the Pooling-Tier REMIC-2 Regular Interests (other than the Pooling Tier REMIC-2 IO Interests) relating to Loan Group II.

(4) For all Distribution Dates, the Lower-Tier Principal Amount of these Lower-Tier Regular Interests shall be rounded to eight decimal places.

(5) This Lower-Tier Regular Interest is an interest-only interest and does not have a Lower-Tier Principal Amount. On each Distribution Date, this Lower-Tier Regular Interest shall be entitled to receive all interest distributable on the Pooling-Tier REMIC-2 IO Interests.

(6) This Lower-Tier Regular Interest shall not be entitled to interest and shall have a Lower-Tier Principal Amount at all times equal to the Class Certificate Balance of the Class RX Certificates.

(7) The Class LT-R Interest does not have a principal amount or an interest rate.

            Each Lower-Tier Regular Interest is hereby designated as a regular interest in the Lower-Tier REMIC. The Class LT-A-1, Class LT-A-2A, Class LT-A-2B, Class LT-A-2C, Class LT-A-2D, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9, Class LT-B-1 and Class LT-B-2 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes").

            On each Distribution Date, 50% of the increase in the Overcollateralized Amount shall be payable as a reduction of the Lower-Tier Principal Amount of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralized Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and shall be accrued and added to the Lower-Tier Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower-Tier Principal Amount of the Class LT-Accrual Interest shall not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Overcollateralized Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralized Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans and all Subsequent Recoveries allocable to principal shall be allocated
(i) 50% to the Class LT-Accrual Interest, the Class LT-Group I Interest and Class LT-Group II Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below) and (ii) 50% to the LT-Accretion Directed Classes (such principal payments and Subsequent Recoveries shall be allocated among such LT-Accretion Directed Classes in an amount equal to 50% of the principal amounts and Subsequent Recoveries allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Overcollateralized Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the Lower-Tier Principal Amount of each of the LT-Accretion Directed Classes is equal to 50% of the Class Certificate Balance of their Corresponding Class, and (ii) the Class LT-Accrual Interest, the Class LT-Group I and the Class LT-Group II Interest (and further allocated among these Lower-Tier Regular Interests in the manner described below) is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Overcollateralized Amount. Any increase in the Class Certificate Balance of a Class of LIBOR Certificates as a result of a Subsequent Recovery shall increase the Lower-Tier Principal Amount of the Corresponding Lower-Tier Regular Interest by 50% of such increase, and the remaining 50% of such increase shall increase the Lower-Tier Principal Amount of the Class LT-Accrual Interest. As among the Class LT-Accrual Interest, the Class LT-Group I Interest and the Class LT-Group II Interest, all payments of scheduled principal and prepayments of principal generated by the Mortgage Loans, all Subsequent Recoveries and all Realized Losses, allocable to such Lower-Tier Regular Interests shall be allocated (i) to the Class LT-Group I Interest and the Class LT-Group II Interest, each from the related Loan Group so that their respective Lower-Tier Principal Amounts (computed to at least eight decimal places) are equal to 0.001% of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group and (ii) the remainder to the Class LT-Accrual Interest.

                                Upper-Tier REMIC

            The Upper-Tier REMIC shall issue the following interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper-Tier REMIC. The Class UT-R Interest is hereby designated as the sole class of residual interests in the Upper-Tier REMIC and shall be represented by the Class R Certificates.

                                                                Corresponding
  Upper-Tier REMIC       Upper-Tier       Initial Principal       Class of
      Interest          Interest Rate     Upper-Tier Amount     Certificates
--------------------------------------------------------------------------------
Class A-1                    (1)         $ 241,582,000            Class A-1
Class A-2A                   (2)         $ 266,689,000           Class A-2A
Class A-2B                   (2)         $ 121,873,000           Class A-2B
Class A-2C                   (2)         $ 115,439,000           Class A-2C
Class A-2D                   (2)         $ 48,975,000            Class A-2D
Class M-1                    (3)         $ 41,491,000             Class M-1
Class M-2                    (3)         $ 38,379,000             Class M-2
Class M-3                    (3)         $ 22,820,000             Class M-3
Class M-4                    (3)         $ 19,190,000             Class M-4
Class M-5                    (3)         $ 19,190,000             Class M-5
Class M-6                    (3)         $ 17,634,000             Class M-6
Class M-7                    (3)         $ 17,115,000             Class M-7
Class M-8                    (3)         $ 14,003,000             Class M-8
Class M-9                    (3)         $ 11,410,000             Class M-9
Class B-1                    (3)         $ 10,373,000             Class B-1
Class B-2                    (3)         $ 10,373,000             Class B-2
Class UT-IO                  (4)                 (4)                 N/A
Class UT-X                   (5)                 (5)                 N/A
Class UT-3                   (6)                 $50                 N/A
Class UT-R                   (7)                 (7)               Class R
-----------------
(1) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the least of (i) the Pass-Through Rate (determined without regard to the Loan Group I Cap or WAC Cap) for the Corresponding Class of Certificates, (ii) the Lower-Tier Interest Rate for the Class LT-Group I Interest (the "Upper-Tier REMIC Loan Group I Rate") and (iii) the Upper-Tier REMIC WAC Rate.

(2) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the least of (i) the Pass-Through Rate (determined without regard to the Loan Group II Cap or WAC Cap) for the Corresponding Class of Certificates, (ii) the Lower-Tier Interest Rate for the Class LT-Group II Interest (the "Upper-Tier REMIC Loan Group II Rate") and (iii) the Upper-Tier REMIC WAC Rate.

(3) For any Distribution Date (and the related Interest Accrual Period), this interest shall bear interest at the lesser of (i) the Pass-Through Rate (determined without regard to the applicable WAC Cap) for the Corresponding Class of Certificates and (ii) the Upper-Tier REMIC WAC Rate.

(4) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date, the Class UT-IO Interest shall be entitled to receive all interest distributable on the Class LT-IO Interest.

(5) The Class UT-X Interest has an initial principal balance of $20,745,878.01 but will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class UT-X Interest shall have a notional principal balance equal to the aggregate of the Lower-Tier Principal Amounts of the Lower-Tier Regular Interests (other than the Class LT-IO and Class LT-3 Interests) as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class UT-X Interest shall bear interest at a rate equal to the excess, if any, of the Upper-Tier REMIC WAC Rate over the product of (i) 2 and (ii) the weighted average of the Lower-Tier Interest Rates of the Lower-Tier REMIC Interests (other than the Class LT-IO and Class LT-3 Interests), where the Lower-Tier Interest Rate on each of the Class LT-Accrual Interest, Class LT-Group I Interest and Class LT-Group II Interest is subject to a cap equal to zero and each LT-Accretion Directed Class is subject to a cap equal to the Upper-Tier Interest Rate on its Corresponding Class of Upper-Tier Regular Interest. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class UT-X Interest shall be deferred in an amount equal to any increase in the Overcollateralized Amount on such Distribution Date. Such deferred interest shall not itself bear interest.

(6) This Upper-Tier Regular Interest shall not be entitled to interest and shall have a principal balance equal to the Class Certificate Balance of the Class RX Certificates.

(7) The Class UT-R Interest does not have an interest rate or a principal balance.

            On each Distribution Date, interest distributable in respect of the Lower-Tier Interests for such Distribution Date shall be deemed to be distributed on the interests in the Upper-Tier REMIC at the rates shown above, provided that the Class UT-IO Interest shall be entitled to receive interest before any other interest in the Upper-Tier REMIC.

            On each Distribution Date, all Realized Losses, Subsequent Recoveries and all payments of principal shall be allocated to the Upper-Tier Interests until the outstanding principal balance of each such interest equals the outstanding Class Certificate Balance of the Corresponding Class of Certificates as of such Distribution Date.


                                  Class X REMIC

            The Class X REMIC shall issue the following classes of interests. The Class X Interest and the Class IO Interest shall each represent a regular interest in the Class X REMIC and the Class RX Certificates shall represent the sole class of residual interest in the Class X REMIC.

                                                    Class X REMIC
   Class X REMIC Designation     Interest Rate     Principal Amount
   -------------------------     -------------     ----------------
Class X Interest                      (1)                (1)
Class IO Interest                     (2)                (2)
Class RX Certificates                 (3)               $50.00
--------------------------
(1) The Class X Interest has an initial principal balance equal to the initial principal balance of the Class UT-X Interest and is entitled to 100% of the interest and principal on the Class UT-X Interest on each Distribution Date.

(2) This interest is an interest-only interest and does not have a principal balance. On each Distribution Date the Class IO Interest shall be entitled to receive 100% of the interest distributable on the Class UT-IO Interest.

(3)   The Class RX Certificates do not have an interest rate.

                                  Certificates

                             Class           Class Certificate
  Class Designation     Pass-Through Rate         Balance
  -----------------     -----------------    -------------------
Class A-1(21)                 (1)              $ 241,582,000
Class A-2A(21)                (2)              $ 266,689,000
Class A-2B(21)                (3)              $ 121,873,000
Class A-2C(21)                (4)              $ 115,439,000
Class A-2D(21)                (5)              $ 48,975,000
Class M-1(21)                 (6)              $ 41,491,000
Class M-2(21)                 (7)              $ 38,379,000
Class M-3(21)                 (8)              $ 22,820,000
Class M-4(21)                 (9)              $ 19,190,000
Class M-5(21)                (10)              $ 19,190,000
Class M-6(21)                (11)              $ 17,634,000
Class M-7(21)                (12)              $ 17,115,000
Class M-8(21)                (13)              $ 14,003,000
Class M-9(21)                (14)              $ 11,410,000
Class B-1(21)                (15)              $ 10,373,000
Class B-2(21)                (16)              $ 10,373,000
Class X                      (17)                        0(17)
Class R                      (18)                 $        50
Class RC                     (19)                 $       100
Class RX                     (20)                 $        50
--------------------------
(1) The Class A-1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the Loan Group I Cap and (3) the WAC Cap.

(2) The Class A-2A Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the Loan Group II Cap and (3) the WAC Cap.

(3) The Class A-2B Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the Loan Group II Cap and (3) the WAC Cap.

(4) The Class A-2C Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the Loan Group II Cap and (3) the WAC Cap.

(5) The Class A-2D Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the least of (1) One-Month LIBOR plus the applicable Pass-Through Margin, (2) the Loan Group II Cap and (3) the WAC Cap.

(6) The Class M-1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(7) The Class M-2 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(8) The Class M-3 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(9) The Class M-4 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(10) The Class M-5 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(11) The Class M-6 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(12) The Class M-7 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(13) The Class M-8 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(14) The Class M-9 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(15) The Class B-1 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(16) The Class B-2 Certificates will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) One-Month LIBOR plus the applicable Pass-Through Margin and (2) the WAC Cap.

(17) The Class X Certificates will represent beneficial ownership of (i) the Class X Interest, (ii) the Class IO Interest, (iii) the right to receive Class IO Shortfalls, (iv) the Interest Rate Cap Agreement, (v) amounts in the Supplemental Interest Trust, including the Interest Rate Swap Agreement subject to the obligation to pay Net Swap Payments and Swap Termination Payments to the Swap Provider and Upper-Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts and
      (vi) amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk Carry Forward Amounts. For federal income tax purposes, the Securities Administrator will treat a Class X Certificateholder's obligation to make payments of Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts to the LIBOR Certificates from the Excess Reserve Fund Account and the Supplemental Interest Trust as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders in favor of each Class of LIBOR Certificates. Such rights of the Class X Certificateholders and LIBOR Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(18) The Class R Certificates do not have an interest rate. The Class R Certificates represent ownership of the Class PT2-R Interest, the Class LT-R Interest and the Class UT-R Interest.

(19) The Class RC Certificates do not have an interest rate. The Class RC Certificates represent the residual interest in Pooling-Tier REMIC-1.

(20) The Class RX Certificates do not have an interest rate. The Class RX Certificates represent the residual interest in the Class X REMIC.

(21) Each of these Certificates will represent not only the ownership of a regular interest in the Corresponding REMIC but also the right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust. Each of these Certificates will also be subject to the obligation to pay Class IO Shortfalls as described in Section 8.13. For federal income tax purposes, any amount distributed on the LIBOR Certificates on any such Distribution Date in excess of the amount distributable on the regular interest in the Corresponding REMIC on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable, and any amount distributable on such regular interest on such Distribution Date in excess of the amount distributable on the LIBOR Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Trust, all pursuant to, and as further provided in,
      Section 8.13. The Securities Administrator will treat a LIBOR Certificateholder's right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders.

            The minimum denomination for the LIBOR Certificates will be $25,000, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for (a) the Class R Certificates will be $25, representing a 50% Percentage Interest in the related Class, (b) the Class RC Certificates will be $25, representing a 25% Percentage Interest in the related Class, (c) the Class RX Certificates will be $25, representing a 50% Percentage Interest in the related Class, (d) the Class P Certificates will be a 1% Percentage Interest in such Class, and (e) the Class X Certificates will be a 1% Percentage Interest in such Class.

            It is expected that each Class of LIBOR Certificates and Residual Certificates will receive its final distribution of principal and interest on or prior to the applicable Final Scheduled Distribution Date.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...... All Classes of Certificates other than the
                              Physical Certificates.

Class A Certificates......... Class A-1, Class A-2A, Class A-2B, Class A-2C and
                              Class A-2D Certificates.

Class A-2 Certificates....... Class A-2A, Class A-2B, Class A-2C and Class A-2D
                              Certificates.

Class B Certificates......... Class B-1 and Class B-2 Certificates.

Class M Certificates......... Class M-1, Class M-2, Class M-3, Class M-4, Class
                              M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.

ERISA-Restricted
  Certificates............... Class B, Class R, Class P and Class X
                              Certificates; and any Certificate with a rating below the lowest applicable permitted rating under the Underwriter's Exemption.

LIBOR Certificates........... Class A, Class M and Class B Certificates.

Offered Certificates......... All Classes of Certificates other than the Private
                              Certificates, the Class P Certificates and the Class X Certificates.

Physical Certificates........ Class P, Class X and Residual Certificates.

Private Certificates......... Class B Certificates.

Rating Agencies.............. Moody's and Standard & Poor's.

Regular Certificates......... All Classes of Certificates other than the Class P and Residual Certificates.

Residual Certificates........ The Class R, Class RC and Class RX Certificates.

Subordinated Certificates.... Class M and Class B Certificates.

                                   ARTICLE I

                                   DEFINITIONS

            Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Aames: Aames Capital Corporation, a California corporation, and its successors in interest.

            Aames Agreements: Collectively, the Aames Purchase Agreement and the Aames Assignment Agreement, copies of which are attached hereto as Exhibit Y.

            Aames Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of August 25, 2006, by and among Aames, the Sponsor and the Depositor.

            Aames Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to a Aames Purchase Agreement and identified as a "Aames Mortgage Loan" on the Mortgage Loan Schedule.

            Aames Purchase Agreement: The Mortgage Loan Purchase and Warranties Agreements, dated as of April 1, 2006, by and between Aames and the Sponsor, solely insofar as the Aames Purchase Agreement relates to the Aames Mortgage Loans.

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01(a) of this Agreement.

            Account: Any of the Collection Account, the Distribution Account, any Escrow Account, the Excess Reserve Fund Account or the Supplemental Interest Trust. Each Account shall be an Eligible Account.

            Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of LIBOR Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.02.

            Additional Form 10-D Disclosure: As defined in Section 8.12(b).

            Additional Form 10-K Disclosure: As defined in Section 8.12(c).

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan.

            Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Expense Fee Rate.

            Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Due Date on which the related Mortgage Interest Rate adjusts as set forth in the related Mortgage Note and each Due Date thereafter on which the Mortgage Interest Rate adjusts as set forth in the related Mortgage Note.

            Advance: Any P&I Advance or Servicing Advance.

            Advance Facility: A financing or other facility as described in
Section 12.07.

            Advance Facility Notice: As defined in Section 12.07.

            Advance Financing Person: The Person to whom any Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 12.07.

            Advance Reimbursement Amounts: As defined in Section 12.07.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Amount Held for Future Distribution: As to the Certificates on any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the related Determination Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

            Analytics Company: Intex Solutions, Inc., or any other bond analytics service provider identified to the Trustee by the Depositor.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the LIBOR Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Appraised Value: (i) With respect to any First Lien Mortgage Loan, the value of the related Mortgaged Property based upon the appraisal made for the originator at the time of origination of the Mortgage Loan or the sale price of the Mortgaged Property at such time of origination, whichever is less, and
(ii) with respect to any Second Lien Mortgage Loan, the value, determined pursuant to the applicable Underwriting Guidelines, of the related Mortgaged Property as of the origination of the Second Lien Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such refinanced Mortgage Loan.

            Assignment Agreement: The Aames Assignment Agreement, the CIT Assignment Agreement, the First Horizon Assignment Agreement or the MLN Assignment Agreement, as applicable.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trust.

            Auction Call: As defined in Section 11.01.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Master Servicer (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received during the related Prepayment Period together with all Compensating Interest paid by the Servicers in connection therewith (excluding Prepayment Premiums); (iv) all amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or the Repurchase Price in respect of a Deleted Mortgage Loan substituted for or a Mortgage Loan repurchased by the Sponsor, Aames, First Horizon, CIT or the Depositor, as applicable, as of such Distribution Date; (v) any Net Swap Receipts for such Distribution Date; (vi) any Cap Payments for such Distribution Date; and (vii) the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01, reduced by (y) all amounts in reimbursement for Advances previously made with respect to the Mortgage Loans, and other amounts as to which the Servicers, the Master Servicer, the Securities Administrator, the Depositor, the Trustee (or co-trustee) or each Custodian are entitled to be paid or reimbursed pursuant to this Agreement.

            Avelo: Avelo Mortgage, L.L.C., a Delaware limited liability company, and its successors in interest.

            Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date.

            Basis Risk Carry Forward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of LIBOR Certificates is based upon a Loan Group Cap or the WAC Cap, the excess, if any, of (i) the Accrued Certificate Interest Distribution Amount on such Class of LIBOR Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to the Loan Group Cap or the WAC Cap, over (ii) the Accrued Certificate Interest Distribution Amount on such Class of Certificates on such Distribution Date taking into account (a) with respect to the Class A-1 Certificates at the lesser of the WAC Cap and the Loan Group I Cap, (b) with respect to the Class A-2 Certificates at the lesser of the WAC Cap and the Loan Group II Cap, and (c) with respect to each other Class of LIBOR Certificates, the WAC Cap, and (B) the Basis Risk Carry Forward Amount for such Class of LIBOR Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of LIBOR Certificates for such Distribution Date (without giving effect to the WAC Cap, Loan Group I Cap or Loan Group II Cap, as applicable).

            Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for (x) amounts paid to the Excess Reserve Fund Account to pay any Basis Risk Carry Forward Amount or (y) any Defaulted Swap Termination Payment).

            Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Bulk Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to the Bulk Purchase Agreements and identified as a "Bulk Mortgage Loan" on the Mortgage Loan Schedule.

            Bulk Purchase Agreement: Collectively, the Decision One Purchase Agreement, the MILA Purchase Agreement, the MLN Purchase Agreement, the Quicken Purchase Agreement, the Senderra Purchase Agreement and the Weichert Purchase Agreement.

            Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of New York, California, Maryland and Minnesota, (b) the State in which any Servicer's servicing operations are located, or (c) the State in which any Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

            Cap Payment: With respect to the Interest Rate Cap Agreement and for any Distribution Date, the amount, if any, required to be paid by the Cap Provider on such Distribution Date under the Interest Rate Cap Agreement.

            Cap Provider: Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited partnership, and its successors in interest, and any successor cap provider under any replacement Interest Rate Cap Agreement.

            Certificate: Any one of the Certificates executed by the Securities Administrator in substantially the forms attached hereto as exhibits.

            Certificate Balance: With respect to any Class of LIBOR Certificates or Residual Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and reduced by the amount of any Applied Realized Loss Amounts previously allocated to such Class of Certificates pursuant to Section 4.05; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class X and Class P Certificates have no Certificate Balance.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Securities Administrator is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

            CIT: Collectively, The CIT Group/Consumer Finance, a Delaware Corporation, The CIT Group/Consumer Finance (NY), a New York corporation and The CIT Group/Consumer Finance (TN), a Delaware Corporation.

            CIT Agreements: Collectively, the CIT Purchase Agreement and the CIT Assignment Agreement, copies of which are attached hereto as Exhibit AA.

            CIT Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of August 25, 2006, by and among CIT, the Sponsor and the Depositor.

            CIT Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to a CIT Purchase Agreement and identified as a "CIT Mortgage Loan" on the Mortgage Loan Schedule.

            CIT Purchase Agreement: The Mortgage Loan Purchase and Warranties Agreements, dated as of May 1, 2006, by and between CIT and the Sponsor, solely insofar as the CIT Purchase Agreement relates to the CIT Mortgage Loans.

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A Certificate Group: Either the Class A-1 Certificate Group or the Class A-2 Certificate Group, as applicable.

            Class A Certificates: As specified in the Preliminary Statement.

            Class A Principal Allocation Percentage: For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (A) with respect to the Class A-1 Certificate Group, a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group I Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date; and (B) with respect to the Class A-2 Certificate Group, a fraction, the numerator of which is the portion of the Principal Remittance Amount for such Distribution Date that is attributable to the principal received or advanced on the Group II Mortgage Loans and the denominator of which is the Principal Remittance Amount for such Distribution Date.

            Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 53.20% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class A-1 Certificate Group: The Class A-1 Certificates.

            Class A-1 Certificates: All Certificates bearing the class designation of "Class A-1."

            Class A-2 Certificate Group: The Class A-2 Certificates.

            Class A-2 Certificates: As specified in the Preliminary Statement.

            Class A-2A Certificates: All Certificates bearing the class designation of "Class A-2A."

            Class A-2B Certificates: All Certificates bearing the class designation of "Class A-2B."

            Class A-2C Certificates: All Certificates bearing the class designation of "Class A-2C."

            Class A-2D Certificates: All Certificates bearing the class designation of "Class A-2D."

            Class B Certificates: As specified in the Preliminary Statement.

            Class B-1 Certificates: All Certificates bearing the class designation of "Class B-1."

            Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (J) the Class Certificate Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date) and (K) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 94.00% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class B-2 Certificates: All Certificates bearing the class designation of "Class B-2."

            Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date), (J) the Class Certificate Balance of the Class M-9 Certificates (after taking into account the distribution of the Class M-9 Principal Distribution Amount on such Distribution
Date), (K) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (L) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 96.00% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

            Class IO Interest: As specified in the Preliminary Statement.

            Class IO Shortfall: As defined in Section 8.13. For the avoidance of doubt, the Class IO Shortfall for any Distribution Date shall equal the amount payable to the Class X Certificates in respect of amounts due to the Swap Provider on such Distribution Date (other than Defaulted Swap Termination Payments) in excess of the amount payable on the Class X Interest (prior to any reduction for Basis Risk Payments or Defaulted Swap Termination Payments) on such Distribution Date, all as further provided in Section 8.13.

            Class LT-R Interest: The residual interest in the Lower-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class M Certificates: As specified in the Preliminary Statement.

            Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1."

            Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 61.20% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2."

            Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 68.60% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-3 Certificates: All Certificates bearing the class designation of "Class M-3."

            Class M-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 73.00% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-4 Certificates: All Certificates bearing the class designation of "Class M-4."

            Class M-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (E) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 76.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-5 Certificates: All Certificates bearing the class designation of "Class M-5."

            Class M-5 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 80.40% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-6 Certificates: All Certificates bearing the class designation of "Class M-5."

            Class M-6 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (G) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 83.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-7 Certificates: All Certificates bearing the class designation of "Class M-7."

            Class M-7 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date) and (H) the Class Certificate Balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 87.10% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-8 Certificates: All Certificates bearing the class designation of "Class M-8."

            Class M-8 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (I) the Class Certificate Balance of the Class M-8 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 89.80% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-9 Certificates: All Certificates bearing the class designation of "Class M-9."

            Class M-9 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution Date) and (J) the Class Certificate Balance of the Class M-9 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 92.00% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class P Certificates: All Certificates bearing the class designation of "Class P."

            Class PT1-R Interest: The residual interest in Pooling-Tier REMIC-1 as described in the Preliminary Statement and the related footnote thereto.

            Class PT2-R Interest: The residual interest in Pooling-Tier REMIC-2 as described in the Preliminary Statement and the related footnote thereto.

            Class R Certificates: All Certificates bearing the class designation of "Class R."

            Class RC Certificates: All Certificates bearing the class designation of "Class RC."

            Class RX Certificates: All Certificates bearing the class designation of "Class RX."

            Class UT-3 Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-IO Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-R Interest: The residual interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class UT-X Interest: A regular interest in the Upper-Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class X Certificates: All Certificates bearing the class designation of "Class X."

            Class X Distributable Amount: On any Distribution Date, the sum of
(i) as a distribution in respect of interest, the amount of interest that has accrued on the Class UT-X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus (without duplication) (ii) as a distribution in respect of principal, any portion of the principal balance of the Class UT-X Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) any amounts paid from the Excess Reserve Fund Account to pay Basis Risk Carry Forward Amounts, and any Defaulted Swap Termination Payment payable to the Swap Provider.

            Class X Interest: The regular interest in the Class X REMIC represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

            Class X REMIC: As defined in the Preliminary Statement.

            Class X REMIC Regular Interest: Each of the Class X Interest and Class IO Interest issued by the Class X REMIC.

            Closing Date: August 25, 2006.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Accounts: As defined in Section 3.10(a).

            Combined Loan-to-Value Ratio or CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of (a) the sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior to or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value.

            Commission: The United States Securities and Exchange Commission.

            Compensating Interest: For any Distribution Date and each Servicer, the lesser of (a) the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments in Full (excluding any payments made upon liquidation of the Mortgage Loan) during the related Prepayment Period, and (b)(i) with respect to Litton and Avelo, one-half of the Servicing Fee payable to Litton or Avelo, as applicable, for such Distribution Date and (ii) with respect to SPS, the Servicing Fee payable to SPS for such Distribution Date.

            Condemnation Proceeds: All awards, compensation and/or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Conduit Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to its mortgage conduit program and identified as a "Conduit Mortgage Loan" on the Mortgage Loan Schedule.

            Corporate Trust Office: With respect to the Securities
Administrator: (i) for certificate transfer purposes, the office of the Securities Administrator at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, GSAMP 2005-HE5, (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Client Manager GSAMP 05-HE5, or (iii) at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders. With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois, 60603, Attn: Global Securities and Trust Services--GSAMP 2006-HE5, and which is the address to which notices to and correspondence with the Trustee should be directed.

            Corresponding Actual Crossover Distribution Date: For each Pooling-Tier REMIC-2 IO Interest, the related Corresponding Scheduled Crossover Distribution Date, unless on such date two times the aggregate Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is less than the scheduled swap notional amount of the Interest Rate Swap Agreement applicable for such Distribution Date, in which case the Corresponding Actual Crossover Distribution Date for such Pooling-Tier REMIC-2 IO Interest shall be the first Distribution Date thereafter on which two times the aggregate Pooling-Tier REMIC-2 IO Notional Balance of each other Pooling-Tier REMIC-2 IO Interest then outstanding is greater than or equal to the scheduled swap notional amount of the Interest Rate Swap Agreement.

            Corresponding Class and Corresponding REMIC: The Class of interests in one Trust REMIC created under this Agreement that corresponds to the Class of interests in another such Trust REMIC or to a Class of Certificates and the Trust REMIC in which the corresponding Certificate represents the related regular interest issued from such Trust REMIC in the manner set out below.

                                          Corresponding
     Lower-Tier       Upper-Tier REMIC       Class of
 Class Designation    Regular Interest     Certificates     Corresponding REMIC
 -----------------    ----------------    -------------     -------------------
   Class LT-A-1         Class A-1          Class A-1           Upper-Tier REMIC
   Class LT-A-2A        Class A-2A         Class A-2A          Upper-Tier REMIC
   Class LT-A-2B        Class A-2B         Class A-2B          Upper-Tier REMIC
   Class LT-A-2C        Class A-2C         Class A-2C          Upper-Tier REMIC
   Class LT-A-2D        Class A-2D         Class A-2D          Upper-Tier REMIC
   Class LT-M-1         Class M-1          Class M-1           Upper-Tier REMIC
   Class LT-M-2         Class M-2          Class M-2           Upper-Tier REMIC
   Class LT-M-3         Class M-3          Class M-3           Upper-Tier REMIC
   Class LT-M-4         Class M-4          Class M-4           Upper-Tier REMIC
   Class LT-M-5         Class M-5          Class M-5           Upper-Tier REMIC
   Class LT-M-6         Class M-6          Class M-6           Upper-Tier REMIC
   Class LT-M-7         Class M-7          Class M-7           Upper-Tier REMIC
   Class LT-M-8         Class M-8          Class M-8           Upper-Tier REMIC
   Class LT-M-9         Class M-9          Class M-9           Upper-Tier REMIC
   Class LT-B-1         Class B-1          Class B-1           Upper-Tier REMIC
   Class LT-B-2         Class B-2          Class B-2           Upper-Tier REMIC

            Corresponding Pooling-Tier REMIC-2 IO Interest: As described in the Preliminary Statement.

            Corresponding Scheduled Crossover Distribution Date: The Distribution Date in the month and year specified in the Preliminary Statement corresponding to a Pooling-Tier REMIC-2 IO Interest.

            Cumulative Loss Event: With respect to any Distribution Date and each Servicer, a Cumulative Loss Event occurs if the Cumulative Loss Percentage for such Servicer exceeds the applicable percentage set forth below with respect to such Distribution Date:

   Distribution Date Occurring In                  Loss Percentage
---------------------------------    -------------------------------------------
September 2009 through August 2010   5.40% of the Cut-off Date Pool Principal
                                     Balance of the Mortgage Loans serviced by such Servicer

September 2010 through August 2011   8.50% of the Cut-off Date Pool Principal
                                     Balance of the Mortgage Loans serviced by such Servicer

September 2011 through August 2012   9.25% of the Cut-off Date Pool Principal
                                     Balance of the Mortgage Loans serviced by such Servicer

September 2012 and thereafter        9.75% of the Cut-off Date Pool Principal
                                     Balance of the Mortgage Loans serviced by such Servicer

            Cumulative Realized Loss Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which such Distribution Date occurs and the denominator of which is the Cut-off Date Pool Principal Balance.

            Custodial File: With respect to each Mortgage Loan, any Mortgage Loan Document which is delivered to the applicable Custodian or which at any time comes into the possession of the applicable Custodian.

            Custodian: Deutsche Bank National Trust Company, a national banking association, and its successors in interest, J.P. Morgan Trust Company, National Association, a national banking association, and its successors in interest or U.S. Bank National Association, a national banking association, and its successors in interest, as applicable.

            Cut-off Date: August 1, 2006.

            Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

            Data Tape Information: The information provided by the Original Loan Sellers or the Servicers as of the Cut-off Date to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the applicable Original Loan Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development or a manufactured housing unit); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) with respect to First Lien Mortgage Loans, the Loan-to-Value Ratio at origination, and with respect to Second Lien Mortgage Loans, the Combined Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., fixed rate, adjustable rate, first lien, second lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Premium; (26) the Prepayment Premium period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Premium, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination; (30) the date of origination; (31) the date of the purchase of the Mortgage Loan, if applicable; (32) a code indicating whether the Mortgage Loan is assumable; (33) the Mortgage Interest Rate adjustment period; (34) the Mortgage Interest Rate floor; (35) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (36) a code indicating whether the Mortgage Loan has been modified; (37) the one-year payment history; (38) the Due Date for the first Scheduled Payment; (39) the original Scheduled Payment due; (40) with respect to the related Mortgagor, the debt-to-income ratio; (41) the Appraised Value of the Mortgaged Property; (42) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (43) whether the Mortgage Loan is covered by PMI policy and name of insurer; (44) with respect to each MERS Designated Mortgage Loan, the MERS identification number; (45) a code indicating if a Mortgage Loan is or has had a 30-Day Delinquency; and (46) a code indicating if the Mortgage Loan is an Interest Only Mortgage Loan. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non appealable, except for such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Decision One Purchase Agreement: The Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, by and between the Sponsor and Decision One Mortgage Company, LLC.

            Defaulted Swap Termination Payment: Any Swap Termination Payment required to be paid by the Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) with respect to which the Swap Provider is the defaulting party or a Termination Event (as defined in the Interest Rate Swap Agreement) (other than Illegality or a Tax Event that is not a Tax Event Upon Merger (each as defined in the Interest Rate Swap Agreement)) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

            Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Deleted Mortgage Loan: A Mortgage Loan that is removed from the Trust pursuant to the terms of this Agreement.

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Institution: Any depository institution or trust company, including the Trustee and the Securities Administrator, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated "P-1" by Moody's, "F1+" by Fitch and "A-1" by Standard & Poor's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to each Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

            Deutsche Bank: Deutsche Bank National Trust Company, National Association, a national banking association, and its successors in interest.

            Distribution Account: The separate Eligible Account created and maintained by the Master Servicer pursuant to Section 3.27(b) in the name of the Securities Administrator as paying agent on behalf of LaSalle Bank NA, for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., in trust for registered Holders of GSAMP Trust 2006-HE5 Mortgage Pass-Through Certificates, Series 2006-HE5." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

            Distribution Date: The 25th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, commencing in September 2006.

            Document Certification and Exception Report: The report attached to Exhibit G hereto.

            Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

            Eligible Account: Either (i) an account maintained with a federal or state-chartered depository institution or trust company that complies with the definition of Eligible Institution, (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Securities Administrator. Each Eligible Account shall be a separate account.

            Eligible Institution: A federal or state-chartered depository institution or trust company the commercial paper, short-term debt obligations, or other short-term deposits of which are rated "A-1+" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days (or at least "A-2" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 30 days), or the long-term unsecured debt obligations of which are rated at least "AA-" by Standard & Poor's if the amounts on deposit are to be held in the account for no more than 365 days, and the commercial paper, short-term debt obligations or other short-term deposits of which are rated at least "P-1" by Moody's and "F1+" by Fitch (or a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Master Servicer, the Servicers, the Securities Administrator and the Trustee) (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

            Escrow Payments: As defined in Section 3.09(b) of this Agreement.

            Event of Default: As defined in Section 7.01.

            Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Securities Administrator pursuant to Sections 3.27(a) in the name of the Securities Administrator for the benefit of the Regular Certificateholders and designated "Wells Fargo Bank, N.A. in trust for registered Holders of GSAMP Trust 2006-HE5, Mortgage Pass-Through Certificates, Series 2006-HE5." Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate and the Master Servicing Fee Rate.

            Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee and the Master Servicing Fee.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

            Fannie Mae: The Federal National Mortgage Association and its successors in interest.

            Fannie Mae Guides: The Fannie Mae Seller's Guide and the Fannie Mae Servicer's Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation, and its successors in interest.

            Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Depositor, the Sponsor, Aames, First Horizon or CIT as contemplated by this Agreement), a determination made by the applicable Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the applicable Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. Each Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

            Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of LIBOR Certificates and the Class P Certificates is the Distribution Date occurring in August 2036 and for the Class X Certificates and the Residual Certificates in the Distribution Date occurring in August 2046.

            First Horizon: First Horizon Home Loan Corporation, a Kansas corporation, and its successors in interest.

            First Horizon Agreements: Collectively, the First Horizon Purchase Agreement and the First Horizon Assignment Agreement, copies of which are attached hereto as Exhibit Z.

            First Horizon Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of August 25, 2006, by and among First Horizon, the Sponsor and the Depositor.

            First Horizon Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to a First Horizon Purchase Agreement and identified as a "First Horizon Mortgage Loan" on the Mortgage Loan Schedule.

            First Horizon Purchase Agreement: The Mortgage Loan Purchase and Warranties Agreements, dated as of May 1, 2006, by and between First Horizon and the Sponsor, solely insofar as the First Horizon Purchase Agreement relates to the First Horizon Mortgage Loans.

            First Lien Mortgage Loan: Any Mortgage Loan secured by a first lien Mortgage on the related Mortgaged Property.

            Fitch: Fitch, Inc., and its successors in interest. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 12.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: MBS Monitoring - GSAMP Trust 2006-HE5, or such other address as Fitch may hereafter furnish to the Depositor, the Servicers, the Master Servicer, the Securities Administrator and the Trustee.

            Fixed Rate Mortgage Loan: A fixed rate Mortgage Loan.

            Forbearance: As defined in Section 3.07(a).

            Form 8-K Disclosure Information: As defined in Section 8.12(g).

            40-Year Trigger Event: If on the 241st Distribution Date or any Distribution Date thereafter, (i) the aggregate Stated Principal Balance of the mortgage loans with a 40-year term to maturity, exceeds (ii) the actual Overcollateralization Amount for such Distribution Date (after giving effect to principal distributions on such Distribution Date other than principal distributions resulting from this event).

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note to be added to the applicable Index to determine the Mortgage Interest Rate.

            Group I Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

            Group II Mortgage Loans: The Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

            High Cost Mortgage Loan: A Mortgage Loan that is (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) identified, classified or characterized as "high cost," "threshold," "covered," or "predatory" under any other applicable state, federal or local law (or a similarly identified, classified or characterized loan using different terminology under an applicable law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or
(c) categorized as "High Cost" or "Covered" pursuant to Appendix E of the Standard & Poor's Glossary.

            Home Loan: A Mortgage Loan categorized as "Home Loan" pursuant to Appendix E of Standard & Poor's Glossary.

            Index: As to each Adjustable Rate Mortgage Loan, the index from time to time in effect for the adjustment of the Mortgage Interest Rate set forth as such on the related Mortgage Note.

            Initial Certification: The Initial Certification submitted by each Custodian substantially in the form of Exhibit F.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Accrual Period: With respect to each Class of LIBOR Certificates and each Corresponding Class of Lower-Tier Regular Interests and each Corresponding Class of Upper-Tier Regular Interests for any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day immediately preceding the current Distribution Date. With respect to the Class LT-Accrual, Class LT-IO and each Pooling-Tier REMIC-1 Regular Interest and Pooling-Tier REMIC-2 Regular Interest and any Distribution Date, the calendar month preceding such Distribution Date. For purposes of computing interest accruals on each Class of LIBOR Certificates, each Corresponding Class of Lower-Tier Regular Interest and each Corresponding Class of Upper-Tier Regular Interest, each Interest Accrual Period has the actual number of days in such period and each year is assumed to have 360 days.

            Interest Only Mortgage Loan: A Mortgage Loan for which the related Mortgage Note provides for Scheduled Payments of interest only for a period of time as specified in the related Mortgage Note.

            Interest Rate Cap Agreement: The interest rate cap agreement, dated as of August 25, 2006, between Goldman Sachs Capital Markets, L.P. (as assigned to and assumed by the Cap Provider) and Goldman Sachs Mortgage Company or any other swap agreement (including any related schedules) entered into by the Securities Administrator on behalf of the Trust pursuant to Section 2.01(d), a copy of which is attached hereto as Exhibit X-1.

            Interest Rate Swap Agreement: The interest rate swap agreement, dated as of August 25, 2006, between Goldman Sachs Capital Markets, L.P. (as assigned to and assumed by the Swap Provider) and Goldman Sachs Mortgage Company or any other swap agreement (including any related schedules) entered into by the Securities Administrator on behalf of the Trust pursuant to Section 2.01(d), a copy of which is attached hereto as Exhibit X-2.

            Interest Remittance Amount: With respect to any Distribution Date and the Mortgage Loans in a Loan Group, that portion of Available Funds attributable to interest received or advanced with respect to the Mortgage Loans in such Loan Group (net of the applicable fees payable to the Servicer and Master Servicer) for such Distribution Date, net of any Net Swap Payments and Swap Termination Payments other than Defaulted Swap Termination Payments payable to the Swap Provider and made from such Loan Group with respect to such Distribution Date.

            Investment Account: As defined in Section 3.12(a).

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

            Investor-Based Exemption: Any of Prohibited Transaction Class Exemption ("PTCE") 84-14 (for transactions by independent "qualified professional asset managers"), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by "in-house asset managers"), or any comparable exemption available under Similar Law.

            J.P. Morgan Trust Company: J.P. Morgan Trust Company, National Association, a national banking association, and its successors in interest.

            Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

            Lender: As defined in Section 10.07.

            LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Securities Administrator on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Securities Administrator shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

            LIBOR Certificates: As specified in the Preliminary Statement.

            LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated or charged-off in the calendar month preceding the month of such Distribution Date and as to which the applicable Servicer has certified (in accordance with this Agreement) that it has made a Final Recovery Determination.

            Liquidation Event: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold or replaced pursuant to or as contemplated by this Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

            Liquidation Proceeds: The amounts, other than Insurance Proceeds, Condemnation Proceeds or those received following the acquisition of REO Property, received in connection with the liquidation of a defaulted Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

            Litton: Litton Loan Servicing LP, a Delaware limited partnership, and its successors in interest.

            Loan Group: The Group I Mortgage Loans or the Group II Mortgage Loans, as applicable.

            Loan Group Cap: The Loan Group I Cap or the Loan Group II Cap, as applicable.

            Loan Group I Cap: With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average of the Mortgage Interest Rates for each Group I Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period and (B) Cap Payments, if any plus Net Swap Receipts, if any, less Net Swap Payments if any, for that Distribution Date divided by the Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, multiplied by 12.

            Loan Group II Cap: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average of the Mortgage Interest Rates for each Group II Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period and (B) Cap Payments, if any, plus Net Swap Receipts, if any, less Net Swap Payments if any, for that Distribution Date divided by the Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, multiplied by 12.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, at any time, the ratio (expressed as a percentage) of the principal balance of the Mortgage Loan as of the date of determination, to the Appraisal Value of the related Mortgaged Property.

            London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            Lower-Tier Interest Rate: As described in the Preliminary Statement.

            Lower-Tier Principal Amount: As described in the Preliminary Statement.

            Lower-Tier Regular Interest: Each of the Class LT-A-1, Class LT-A-2A, Class LT-A-2B, Class LT-A-2C, Class LT-A-2D, Class LT-M-1, Class LT-M-2, Class LT-M-3, Class LT-M-4, Class LT-M-5, Class LT-M-6, Class LT-M-7, Class LT-M-8, Class LT-M-9, Class LT-B-1, Class LT-B-2, Class LT-IO, Class LT-3, Class LT-Group I, Class LT-Group II, and Class LT-Accrual Interests as described in the Preliminary Statement.

            Lower-Tier REMIC: As described in the Preliminary Statement.

            Master Servicer: Wells Fargo, and if a successor master servicer is appointed hereunder, such successor.

            Master Servicer Event of Default: As defined in Section 9.04.

            Master Servicing Fee: With respect to each Mortgage Loan and any Distribution Date, an amount equal to the product of (i) one-twelfth of the Master Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs. Such fee shall be payable monthly.

            Master Servicing Fee Rate: With respect to any Mortgage Loan, a per annum rate equal to 0.01%.

            Master Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

            MERS: As defined in Section 2.01(b).

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the applicable Original Loan Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the applicable Original Loan Seller, in accordance with the MERS Procedures Manual and (b) the applicable Original Loan Seller has designated or will designate the Trust as the Investor on the MERS(R) System.

            MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            MILA Purchase Agreement: The Amended and Restated Mortgage Loan Purchase and Warranties Agreement, dated as of December 1, 2005, by and between the Sponsor and MILA, Inc.

            MLN: Mortgage Lenders Network USA, Inc., a Delaware corporation, and its successors in interest.

            MLN Agreements: Collectively, the MLN Servicing Agreement and the MLN Assignment Agreement, copies of which are attached hereto as Exhibit BB.

            MLN Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of August 25, 2006, by and among MLN, the Sponsor and the Depositor.

            MLN Mortgage Loan: Each Mortgage Loan purchased by the Sponsor pursuant to the MLN Purchase Agreement.

            MLN Purchase Agreement: The Flow Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2006, by and between MLN and the Sponsor, solely insofar as the MLN Purchase Agreement relates to the MLN Mortgage Loans.

            MLN Servicing Agreement: The Flow Interim Servicing Agreement, dated as of July 1, 2006, by and between MLN and the Sponsor.

            Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.03.

            Moody's: Moody's Investors Service, Inc., and its successors in interest. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Securities Administrator, the Servicers and the Trustee.

            Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note, including all riders thereto.

            Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

            Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

            Mortgage Loan Schedule: A schedule of Mortgage Loans delivered to the Securities Administrator on the Closing Date and referred to on Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date: (1) the applicable Original Loan Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development or a manufactured housing unit); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) with respect to First Lien Mortgage Loans, the Loan-to-Value Ratio at origination, and with respect to Second Lien Mortgage Loans, the Combined Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Mortgage Interest Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., fixed rate, adjustable rate, first lien, second lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (24) the loan credit classification (as described in the Underwriting Guidelines);
(25) whether such Mortgage Loan provides for a Prepayment Premium; (26) the Prepayment Premium period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Premium, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination;
(30) the date of origination; (31) the date of the purchase of the Mortgage Loan, if applicable; (32) a code indicating whether the Mortgage Loan is assumable; (33) the Mortgage Interest Rate adjustment period; (34) the Mortgage Interest Rate floor; (35) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (36) a code indicating whether the Mortgage Loan has been modified; (37) the one-year payment history; (38) the Due Date for the first Scheduled Payment; (39) the original Scheduled Payment due; (40) with respect to the related Mortgagor, the debt-to-income ratio; (41) the Appraised Value of the Mortgaged Property; (42) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (43) whether the Mortgage Loan is covered by PMI policy and name of insurer; (44) with respect to each MERS Designated Mortgage Loan, the MERS identification number; (45) a code indicating whether the Mortgage Loan is a Group I Mortgage Loan or a Group II Mortgage Loan; (46) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency; (47) with respect to each MERS Designated Mortgage Loan, the MERS identification number; (48) a code indicating if the Mortgage Loan is an Interest Only Mortgage Loan; (49) a code indicating whether such Mortgage Loan is a Home Loan; (50) the Original Purchase Date; (51) the applicable Custodian; (52) the applicable Servicer and (53) an identification of the Mortgage Loan as an Aames Mortgage Loan, a Bulk Mortgage Loan, a Conduit Mortgage Loan, a First Horizon Mortgage Loan or a CIT Mortgage Loan. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan, including all riders thereto.

            Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor(s) on a Mortgage Note.

            Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to Section 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

            Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls for such Distribution Date exceeds the sum of the Compensating Interest payments made with respect to such Distribution Date.

            Net Swap Payment: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) payable by the Trust to the Swap Provider on the related Fixed Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            Net Swap Receipt: With respect to any Distribution Date, any net payment (other than a Swap Termination Payment) made by the Swap Provider to the Trust on the related Floating Rate Payer Payment Date (as defined in the Interest Rate Swap Agreement).

            NIM Issuer: The entity established as the issuer of the NIM Securities.

            NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by one or more Rating Agencies.

            NIM Trustee: The trustee for the NIM Securities.

            90+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, three months or more past due (without giving effect to any grace period), including each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

            Non-Permitted Transferee: As defined in Section 8.11(e).

            Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the applicable Servicer, the Master Servicer or any successor Master Servicer including the Trustee, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

            Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the applicable Servicer, the Master Servicer or any successor Master Servicer including the Trustee, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

            Non-Rule 144A Investment Letter: As defined in Section 5.02(b).

            Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by an officer of any Servicer or the Master Servicer, as applicable, with responsibility for the servicing of the Mortgage Loans required to be serviced by such Servicer and listed on a list delivered to the Trustee and Securities Administrator pursuant to this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for a Servicer or a Subservicer, reasonably acceptable to the Trustee and/or the Securities Administrator; provided, that any Opinion of Counsel relating to (a) qualification of any Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must (unless otherwise stated in such Opinion of Counsel) be an opinion of counsel who (i) is in fact independent of such Servicer or the Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in such Servicer or the Master Servicer of the Mortgage Loans or in an Affiliate of such Servicer and
(iii) is not connected with such Servicer or the Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Optional Termination Date: The Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to (i) with respect to Avelo, 10% or less of the Cut-off Date Pool Principal Balance or (ii) with respect to Litton, 5% or less of the Cut-off Date Pool Principal Balance.

            Original Loan Sellers: With respect to each Aames Mortgage Loan, Aames; with respect to each First Horizon Mortgage Loan, First Horizon; with respect to each CIT Mortgage Loan, CIT; with respect to each Conduit Mortgage Loan, the Person who sold such Conduit Mortgage Loan to the Sponsor; and with respect to each Bulk Mortgage Loan, the Person who sold such Bulk Mortgage Loan to the Sponsor.

            Original Purchase Date: With respect to any Mortgage Loan, the date on which the applicable Original Loan Seller sold such Mortgage Loan to the Sponsor pursuant to the applicable Purchase Agreement.

            OTS: Office of Thrift Supervision, and any successor thereto.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

            (i) Certificates theretofore cancelled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

            (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Securities Administrator pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

            Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Net Monthly Excess Cash Flow.

            Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the LIBOR Certificates and the Residual Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the applicable Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Remittance Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01(a).

            Pass-Through Margin: Except as set forth in the following sentence, with respect to each Class of LIBOR Certificates, the following percentages:
Class A-1 Certificates, 0.140%; Class A-2A Certificates, 0.040%; Class A-2B Certificates, 0.100%; Class A-2C Certificates, 0.150%; Class A-2D Certificates, 0.240%; Class M-1 Certificates, 0.300%; Class M-2 Certificates, 0.310%; Class M-3 Certificates, 0.320%; Class M-4 Certificates, 0.370%; Class M-5 Certificates, 0.400%; Class M-6 Certificates, 0.480%; Class M-7 Certificates, 0.830%; Class M-8 Certificates, 1.100%; Class M-9 Certificates, 1.950%; Class B-1 Certificates, 2.500%; and Class B-2 Certificates, 2.500%. On the first possible Optional Termination Date, the Pass-Through Margins shall increase to:
Class A-1 Certificates, 0.280%; Class A-2A Certificates, 0.080%; Class A-2B Certificates, 0.200%; Class A-2C Certificates, 0.300%; Class A-2D Certificates, 0.480%; Class M-1 Certificates, 0.450%; Class M-2 Certificates, 0.465%; Class M-3 Certificates, 0.480%; Class M-4 Certificates, 0.555%; Class M-5 Certificates, 0.600%; Class M-6 Certificates, 0.720%; Class M-7 Certificates, 1.245%; Class M-8 Certificates, 1.650%; Class M-9 Certificates, 2.925%; Class B-1 Certificates, 3.750%; and Class B-2 Certificates, 3.750%.

            Pass-Through Rate: For each Class of Regular Certificates, each Pooling-Tier REMIC-1 Regular Interest, each Pooling-Tier REMIC-2 Regular Interest, each Lower-Tier Regular Interest, each Upper-Tier Regular Interest, and each Class X REMIC Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            PCAOB: The Public Company Accounting Oversight Board.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Periodic Mortgage Interest Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Mortgage Interest Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

            Periodic Mortgage Interest Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute minimum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Mortgage Interest Rate Floor for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

            Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by any Servicer, the Trustee, the Securities Administrator or any of their respective Affiliates:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated "P-1" by Moody's, "A-1+" by Standard & Poor's and "F1+" by Fitch (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement);

            (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds, including money market funds advised by the Depositor or the Securities Administrator or an Affiliate thereof, that have been rated "Aaa" by Moody's, "AAAm" or "AAAm-G" by Standard & Poor's and at least "AA" by Fitch (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement and such funds are so rated by such Rating Agency); and

            (vii) if previously confirmed in writing to the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. For investments in the Distribution Account (except during the Securities Administrator Float Period), only the obligations or securities (or instruments which invest in the obligations or securities) specified in clause (i) above shall constitute Permitted Investments.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, or a U.S. Person treated as a partnership for federal income tax purposes, any direct or indirect beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates: As specified in the Preliminary Statement.

            Plan: As defined in Section 5.02(b).

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

            Pooling-Tier REMIC-1: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Loan Group I WAC Rate: With respect to the Group I Mortgage Loans as of any Distribution Date, a per annum rate equal to
(a) the weighted average of the Mortgage Interest Rates for each such Mortgage Loan (in each case, less than the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on such Mortgage Loans, multiplied by
(b) 30 divided by the actual number of days in the related Interest Accrual Period.

            Pooling-Tier REMIC-1 Loan Group II WAC Rate: With respect to the Group II Mortgage Loans as of any Distribution Date, a per annum rate equal to
(a) the weighted average of the Mortgage Interest Rates for each such Mortgage Loan (in each case, less than the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on such Mortgage Loans, multiplied by
(b) 30 divided by the actual number of days in the related Interest Accrual Period.

            Pooling-Tier REMIC-1 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-1 Regular Interest: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Interest Rate: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 IO Interest: Any of the Pooling-Tier REMIC-2 Regular Interests with the designation "IO" in its name.

            Pooling-Tier REMIC-2 IO Notional Balance: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Principal Amount: As described in the Preliminary Statement.

            Pooling-Tier REMIC-2 Regular Interest: As described in the Preliminary Statement.

            Prepayment Interest Shortfall: With respect to any Distribution Date, the sum of, for each Mortgage Loan that was, during the related Prepayment Period, the subject of a Principal Prepayment that was applied by the applicable Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of (a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Prepayment Period.

            Prepayment Period: With respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

            Prepayment Premium: Any prepayment premium, penalty or charge collected by any Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment pursuant to the terms of the related Mortgage Note.

            Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

            Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Premium and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each Scheduled Payment of principal on a Mortgage Loan due during such Due Period and received by the applicable Servicer on or prior to the related Determination Date or advanced by the applicable Servicer for the related Remittance Date, (ii) all Principal Prepayments received during the related Prepayment Period, (iii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal actually collected by the applicable Servicer during the related Prepayment Period, (iv) the portion of the Repurchase Price allocable to principal with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the related Prepayment Period, that was repurchased during the period from the prior Distribution Date through the Remittance Date for the current Distribution Date, (v) the portion of all Substitution Adjustment Amounts allocable to principal with respect to the substitutions of Mortgage Loans that occur during the calendar month in which such Distribution Date occurs, and (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section
9.01 (to the extent such proceeds relate to principal).

            Privacy Laws: Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder.

            Private Certificates: As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement, dated August 23, 2006, relating to the Offered Certificates.

            PTCE 95-60: As defined in Section 5.02(b).

            PUD: A planned unit development.

            Purchase Agreement: The Aames Purchase Agreement, the CIT Purchase Agreement or the First Horizon Purchase Agreement, as applicable.

            Quicken Purchase Agreement: The Amended and Restated Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of June 1, 2006, by and between the Sponsor and Quicken Loans Inc.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Securities Administrator. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 12.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor, the Securities Administrator, the Trustee and the Servicers.

            Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the applicable Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

            Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the related Interest Accrual Period; provided, however, that for any Definitive Certificate, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which the related Distribution Date occurs.

            Reference Bank: As defined in Section 4.04.

            Regular Certificates: As specified in the Preliminary Statement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act, or any similar state or local statutes.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            Remittance Date: With respect to any Distribution Date, no later than 1:30 PM New York City Time on the Business Day immediately preceding such Distribution Date and with respect to Litton, no later than 1:30 PM New York City Time on the 14th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day.

            REO Disposition: The final sale by the applicable Servicer of any REO Property.

            REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Interest Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.17 by any income from the REO Property treated as a recovery of principal).

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Replacement Swap Provider Payment: Any payments that have been received by the Trust as a result of entering into a replacement interest rate swap agreement following an Additional Termination Event described in Part 5(n)(iii) of the Schedule to the Interest Rate Swap Agreement.

            Reportable Event: As defined in Section 8.12(g).

            Reporting Date: The 10th day of each calendar month or the immediately following Business Day if the 10th is not a Business Day.

            Representations and Warranties Agreement: The Representations and Warranties Agreement, dated as of August 25, 2006, by and between the Depositor and the Sponsor, a copy of which is attached hereto as Exhibit S.

            Repurchase Price: With respect to any Mortgage Loan, (a) repurchased by the Sponsor, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Securities Administrator to the date of repurchase, (iii) all unreimbursed Servicing Advances, (iv) all expenses incurred by the applicable Servicer, the Master Servicer, the Trust or the Trustee, as the case may be, in respect of a breach or defect, including, without limitation, expenses arising out of any Servicer's, the Master Servicer's or the Trustee's, as the case may be, enforcement of the Sponsor's repurchase obligations, to the extent not included in clause (iii), and (v) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law, and (b) repurchased by Aames, the "Repurchase Price" as defined in the Aames Purchase Agreement, repurchased by CIT, "the "Repurchase Price" as defined in the CIT Purchase Agreement or repurchased by First Horizon, "the "Repurchase Price" as defined in the First Horizon Purchase Agreement, as applicable.

            Request for Release: The Request for Release submitted by the applicable Servicer to each Custodian substantially in the form of Exhibit L.

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee, the Master Servicer, or the Securities Administrator, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate assigned, with respect to the Trustee, to the Global Securities and Trust Services Group (or successor group) or any other officer of the Trustee, the Master Servicer or the Securities Administrator customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            Rule 144A Letter: As defined in Section 5.02(b).

            Sarbanes Certification: As defined in Section 8.12(c).

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

            Securities Act: The Securities Act of 1933, as amended.

            Securities Administrator: Wells Fargo, and its successors in interest, if any, and, if a successor securities administrator is appointed hereunder, such successor.

            Securities Administrator Float Period: With respect to the Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

            Senderra Purchase Agreement: The Flow Mortgage Loan Purchase and Warranties Agreement, as amended by Amendment No. 1, dated as of June 28, 2006, by and between the Sponsor and Senderra Funding LLC.

            Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distribution of the Principal Distribution Amount, including any principal payments on those Classes of Certificates from the Supplemental Interest Trust, for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Senior Specified Enhancement Percentage: As of any date of determination, 46.80%.

            Servicer: Litton, SPS or Avelo, as applicable, and if a successor servicer to any is appointed hereunder, such successor. When the term "Servicer" is used in this Agreement in connection with the administration of servicing obligations with respect to any Mortgage Loan, Mortgaged Property, REO Property or Mortgage File, "Servicer" shall mean the Person identified as the Servicer of such Mortgage Loan on the Mortgage Loan Schedule.

            Servicer Remittance Report: As defined in Section 4.03(d).

            Servicer's Assignee: As defined in Section 12.07.

            Servicing Advances: The reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the applicable Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Sections 3.01, 3.09, 3.13 and 3.15. None of the Servicers shall be required to make any Nonrecoverable Servicing Advances.

            Servicing Criteria: The "servicing criteria" set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit T hereto.

            Servicing Fee: With respect to each Servicer, each Mortgage Loan serviced by such Servicer and for any Distribution Date, an amount equal to the product of (i) one-twelfth of the Servicing Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs. Such fee shall be payable monthly. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by such Servicer or as otherwise provided under
Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

            Servicing File: With respect to each Mortgage Loan, the file retained by the applicable Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the applicable Custodian in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit M hereto.

            Servicing Function Participant: As defined in Section 3.23(a).

            Servicing Officer: Any officer of any Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Master Servicer and the Trustee by such Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

            Servicing Rights: Any and all of the following: (a) all rights and obligations to service the Mortgage Loans; (b) any compensation for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans (other than prepayment penalties); (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights; (e) any interest on Escrow Accounts allowed by law or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; (g) the right to possess and use any and all servicing files, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans to the extent relating to the past, present or prospective servicing of the Mortgage Loans; and (h) all rights, powers and privileges incident to any of the foregoing.

            Servicing Rights Pledgee: One or more lenders, selected by Litton, to which Litton may pledge and assign some or all of its right, title and interest in, to and under this Agreement (other than rights with respect to P&I Advances and Servicing Advances herein) pursuant to and as provided in Section 6.06, including without limitation JPMorgan Chase Bank, National Association as the representative of certain lenders.

            Servicing Transfer Costs: All reasonable out-of-pocket costs and expenses incurred by the Master Servicer or Trustee in connection with the transfer of servicing from a terminated Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer (or any successor Servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively.

            Servicing Transfer Date: With respect to each applicable Mortgage Loan, the date previously identified in writing to the Securities Administrator and the related Servicer by the Depositor or its designee, on which servicing of the applicable Mortgage Loans was transferred to related Servicer.

            Similar Law: As defined in Section 5.02(b).

            60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

            Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 2.00% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 4.00% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event exists, the Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans but will instead remain the same as the prior period's Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer in effect. When the Class Certificate Balance of each Class of LIBOR Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

            Sponsor: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest, as purchaser of the Mortgage Loans under each of the Purchase Agreements.

            SPS: Select Portfolio Servicing, Inc., a Utah corporation, and its successors in interest.

            SPV: As defined in Section 12.07.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 12.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention:
Residential Mortgage Surveillance Group - GSAMP Trust 2006-HE5, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Securities Administrator, the Servicers, each Custodian and the Trustee.

            Standard & Poor's Glossary: Version 5.6(b) of the Standard & Poor's LEVELS(R) Glossary.

            Start-up Day: As defined in Section 2.05.

            Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of Scheduled Payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any Scheduled Payments of principal received by the related Servicer on or prior to the related Determination Date or advanced by the related Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

            Stepdown Date: The earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero, and (b) the later to occur of (i) the Distribution Date in September 2009, and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

            Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by a Servicer, a Subservicer, the Trustee or any Custodian, as applicable, that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans.

            Subordinated Certificates: As specified in the Preliminary
Statement.

            Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan.

            Subservicer: Any Person that services Mortgage Loans on behalf of a Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by a Servicer under this Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

            Subservicing Account: As defined in Section 3.08.

            Subservicing Agreements: As defined in Section 3.02(a).

            Substitute Mortgage Loan: A Mortgage Loan eligible to be substituted for a Deleted Mortgage Loan pursuant to the terms of the Aames Agreements, the CIT Agreements, the First Horizon Agreements or the Representations and Warranties Agreement, as applicable.

            Substitution Adjustment Amount: Any amount required to be paid in connection with a Substitute Mortgage Loan pursuant to the Aames Assignment Agreement, the First Horizon Assignment Agreement, the CIT Assignment Agreement or the Representations and Warranties Agreement, as applicable.

            Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.06 of this Agreement, consisting of the Interest Rate Cap Agreement, Interest Rate Swap Agreement, the Class IO Interest and the right to receive Class IO Shortfalls, subject to the obligation to pay amounts specified in Section 4.06.

            Swap LIBOR: With respect to any Distribution Date (and the related Interest Accrual Period), the product of (i) USD-LIBOR-BBA (as used in the Interest Rate Swap Agreement), (ii) two, and (iii) the quotient of (a) the actual number of days in the Interest Accrual Period for the LIBOR Certificates divided by (b) 30.

            Swap Provider: Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited partnership, and its successors in interest, and any successor swap provider under any replacement Interest Rate Swap Agreement.

            Swap Termination Payment: Any payment payable by the Trust or the Swap Provider upon termination of the Interest Rate Swap Agreement as a result of an Event of Default (as defined in the Interest Rate Swap Agreement) or a Termination Event (as defined in the Interest Rate Swap Agreement).

            Tax Matters Person: The Holder of the (i) Class RC, (ii) Class R and
(iii) Class RX Certificates designated as "tax matters person" of (i) Pooling-Tier REMIC-1, (ii) Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC, and (iii) the Class X REMIC respectively, in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations
Section 301.6231(a)(7)-1.

            Tax Service Contract: As defined in Section 3.09(a).

            Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

            Termination Price: As defined in Section 9.01.

            30 Day Delinquency: The failure of the Mortgagor to make any Scheduled Payment due under the Mortgage Note on a Due Date, which failure continues unremedied for a period of one month after the following Due Date.

            Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest on the Mortgage Loans received by the Servicers on or prior to the related Determination Date or advanced by the Servicers for the related Remittance Date (net of Expense Fees) and plus any Cap Payments and Net Swap Receipts and less any Net Swap Payments and Swap Termination Payments, other than Defaulted Swap Termination Payments, for such Distribution Date, over (ii) the sum of the interest payable to the LIBOR Certificates on such Distribution Date pursuant to Section 4.02(a)(i), provided however that Net Swap Receipts and Cap Payments shall be included in Total Monthly Excess Spread (and correspondingly any Extra Principal Distribution Amount) only to the extent of current or prior Realized Losses not previously reimbursed.

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transfer Affidavit: As defined in Section 5.02(c).

            Transferor Certificate: As defined in Section 5.02(b).

            Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) the quotient (expressed as a percentage) of (1) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds 34.19% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In       Cumulative Realized Loss Percentage
----------------------------------   -------------------------------------------
September 2008 through August 2009   1.60% for the first month, plus an
                                     additional 1/12th of 2.00% for each month
                                     thereafter
September 2009 through August 2010   3.60% for the first month, plus an
                                     additional 1/12th of 2.05% for each month
                                     thereafter
September 2010 through August 2011   5.65% for the first month, plus an
                                     additional 1/12th of 1.60% for each month
                                     thereafter
September 2011 through August 2012   7.25% for the first month, plus an
                                     additional 1/12th of 0.95% for each month
                                     thereafter
September 2012 and thereafter        8.20%

            Trust: The express trust created hereunder in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal with respect thereto received on or after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Collection Account, the Excess Reserve Fund Account, the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Interest Rate Swap Agreement; (v) the Interest Rate Cap Agreement (vi) the Trust's rights under the Representations and Warranties Agreement or the related Assignment Agreement; (vii) the Supplemental Interest Trust; and (viii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trust REMIC: Any of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC or the Class X REMIC, as applicable.

            Trustee: LaSalle Bank National Association, a national banking association, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

            Underwriter's Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

            Underwriting Guidelines: The underwriting guidelines attached to the applicable Purchase Agreement.

            Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause
(a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            Upper-Tier Carry Forward Amount: With respect to each Class of LIBOR Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Upper-Tier Interest Rate for the Class of Corresponding Upper-Tier REMIC Regular Interest is based upon the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate, the excess, if any, of (i) the amount of interest such Class of Upper-Tier Regular Interest would otherwise be entitled to receive on such Distribution Date had such Upper-Tier REMIC Regular Interest not been subject to the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate, over (ii) the amount of interest payable on such Class of Upper-Tier Regular Interest on such Distribution Date taking into account the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate and (B) the Upper-Tier Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Upper-Tier Interest Rate for such Class of Certificates for such Distribution Date, without giving effect to the Upper-Tier REMIC Loan Group I Rate or Upper-Tier REMIC Loan Group II Rate, as and if applicable, or the Upper-Tier REMIC WAC Rate.

            Upper-Tier Interest Rate: As described in the Preliminary Statement.

            Upper-Tier Regular Interest: As described in the Preliminary Statement.

            Upper-Tier REMIC: As described in the Preliminary Statement.

            Upper-Tier REMIC Loan Group I Rate: As described in the Preliminary Statement.

            Upper-Tier REMIC Loan Group II Rate: As described in the Preliminary Statement.

            Upper-Tier REMIC WAC Rate: For any Distribution Date, the weighted average of the Lower-Tier Interest Rates on the Lower-Tier Regular Interests (other than the Class LT-IO and Class LT-3 Interests), as of the first day of the related Interest Accrual Period, weighted on the basis of the Lower-Tier Principal Amounts of such Lower-Tier Regular Interests as of the first day of the related Interest Accrual Period.

            U.S. Bank National Association: U.S. Bank National Association, a national banking association, and its successors in interest.

            U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the applicable Interest Accrual Period and (ii) the sum of (A) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect at the beginning of the related Due Period on the Mortgage Loans, and (B) Cap Payments, if any, plus Net Swap Receipts, if any, less Net Swap Payments, if any, for that Distribution Date, divided by the Stated Principal Balance of the Mortgage Loans at the beginning of the related Due Period, multiplied by 12.

            Wells Fargo: Wells Fargo Bank, N.A., a national banking association, and its successors in interest.

            Weichert Purchase Agreement: The Amended and Restated Flow Mortgage Loan Purchase, Warranties and Interim Servicing Agreement, dated as of January 1, 2006, as amended by Amendment No. 1, dated as of June 1, 2006, by and between the Sponsor and Mortgage Access Corp. d/b/a Weichert Financial Services.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund. On the Closing Date, the Depositor shall pay, without any right of reimbursement from the Trust, to the Cap Provider the "Fixed Amount" (as defined in the related Interest Rate Cap Agreement) due and payable to the Cap Provider pursuant to the terms of each Interest Rate Cap Agreement.

            (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the applicable Custodian for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note (except for up to 0.07% of the Mortgage Notes for which there is a lost note affidavit and the copy of the Mortgage Note), with all applicable riders, bearing all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee, endorsed "Pay to the order of _____________, without recourse" and signed in the name of the last endorsee. To the extent that there is no room on the face of any Mortgage Note for an endorsement, the endorsement may be contained on an allonge, unless state law does not so allow and the Trustee (and applicable Custodian) is advised by the applicable Original Loan Seller that state law does not so allow. If the Mortgage Loan was acquired by the applicable Original Loan Seller in a merger, the endorsement must be by "[last endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[last endorsee], formerly known as [previous name]";

            (ii) the original of any guarantee executed in connection with the mortgage note, if provided;

            (iii) the original Mortgage, with all applicable riders, with evidence of recording thereon. If in connection with any Mortgage Loan, the applicable Original Loan Seller, cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the applicable Original Loan Seller, (to the extent that it has not previously delivered the same to the Sponsor or the applicable Custodian) shall deliver or cause to be delivered to the applicable Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an officer's certificate of (or certified by) the applicable Original Loan Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to applicable Custodian upon receipt thereof by the applicable Original Loan Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

            (v) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

            (vi) the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the applicable Original Loan Seller (to the extent that it has not previously delivered the same to the Sponsor or the applicable Custodian) shall deliver or cause to be delivered to the applicable Custodian, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an officer's certificate of (or certified by) the applicable Original Loan Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the applicable Custodian upon receipt thereof by the applicable Original Loan Seller; or (B) in the case of an intervening Assignment of Mortgage where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (vii) the original or duplicate of lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company; and

            (viii) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

            The Depositor shall use reasonable efforts to assist the Trustee in enforcing the obligations of the Sponsor under the applicable Assignment Agreement and the Representations and Warranties Agreement.

            Each Mortgage Loan for which a Mortgage Note is missing shall be evidenced by a lost note affidavit as of the Closing Date. In the event one or more lost note affidavits are provided to cover multiple missing Mortgage Notes on the Closing Date, the Depositor shall use reasonable efforts to cause Aames, First Horizon, CIT or the Sponsor, as applicable, to deliver to the applicable Custodian the applicable individual lost note affidavits within ten (10) Business Days of the Closing Date. If Aames, First Horizon, CIT or the Sponsor, as applicable, fails to deliver the required individual lost note affidavits within the specified period of time, the Trustee, upon receipt of notification of such failure from the applicable Custodian or exception report noting such missing document from the applicable Custodian, shall notify Aames, First Horizon, CIT or the Sponsor, as applicable, to take such remedial actions, including, without limitation, (a) the repurchase by Aames of any Aames Mortgage Loans, within 30 days of the Closing Date or First Horizon of any First Horizon Mortgage Loans, (b) the repurchase by CIT of any CIT Mortgage Loans within 60 days of the Closing Date or (c) the repurchase by the Sponsor of any Conduit Mortgage Loan or Bulk Mortgage Loan, as applicable, within 180 days of the Closing Date, as applicable.

            The Depositor shall use reasonable efforts to cause the Sponsor and Aames, First Horizon or CIT, as applicable, to deliver to the applicable Custodian the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 180 days from the Closing Date.

            If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all reasonable actions as are necessary at the expense of the Depositor to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

            The Depositor shall use reasonable efforts to cause Aames, First Horizon or CIT and the Sponsor, as applicable, to forward to the applicable Custodian additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by Aames, First Horizon or CIT or the Sponsor, as applicable, in accordance with the terms of the applicable Purchase Agreement. All such Mortgage Loan Documents held by the applicable Custodian as to each applicable Mortgage Loan shall constitute the "Custodial File."

            On or prior to the Closing Date, the Depositor shall use reasonable efforts to cause Aames, First Horizon, CIT and the Sponsor, as applicable, to deliver to the applicable Custodian Assignments of Mortgages, in blank, for each Mortgage Loan (except with respect to each MERS Designated Mortgage Loan). The Depositor shall use reasonable efforts to cause Aames, First Horizon, CIT and the Sponsor, as applicable, the Assignments of Mortgage with completed recording information to be provided to the applicable Servicer in a reasonably acceptable manner. In the event that any Assignment of Mortgage is not recorded or is improperly recorded, the applicable Servicer will have no liability directly resulting from such lack of recordation or such improper recordation and solely resulting from any failure to receive notices made with regard to such Assignment of Mortgage, except for any liability incurred by reason of willful misfeasance, bad faith or negligence by such Servicer in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Depositor of the fully completed Assignments of Mortgages in recordable form, the Depositor shall promptly submit or cause to be submitted for recording, at the expense of Aames, First Horizon or CIT or the Sponsor, as applicable, pursuant to the applicable Purchase Agreement, at no expense to the Trust Fund, the Master Servicer, the Securities Administrator, the applicable Servicer, the applicable Custodian, the Trustee or the Depositor in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan
(i) if the Trustee and each Rating Agency has received an opinion of counsel (which opinion shall not be an expense of the Trustee, any Servicers or the Trust Fund), satisfactory in form and substance to the Trustee and each Rating Agency, to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note or (ii) if such Mortgage Loan is a MERS Designated Mortgage Loan. If the Assignment of Mortgage is to be recorded, the Depositor shall use reasonable efforts to cause the Sponsor to assign the Mortgage at the Sponsor's expense to "LaSalle Bank National Association, as trustee under the Pooling and Servicing Agreement dated as of August 1, 2006, GSAMP Trust 2006-HE5." In the event that any such assignment is lost or returned unrecorded because of a defect therein with respect to any Mortgage Loan, and such defect is not cured, the Trustee shall cause Aames, CIT, First Horizon or the Sponsor, as applicable, to repurchase such Mortgage Loan pursuant to the applicable Assignment Agreement or the Representations and Warranties Agreement, as applicable.

            On or prior to the Closing Date, the Depositor shall deliver to the applicable Custodian, the Trustee, the Master Servicer and the applicable Servicer a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Depositor, the applicable Custodian, the Master Servicer and the Trustee. Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete Mortgage Loan Schedule to the each Custodian, the Master Servicer, the Securities Administrator, the Trustee and each Servicer, and the applicable Custodian shall promptly, upon receipt of the Mortgage Loan Schedule (or any other mortgage loan schedules received by the applicable Custodian from the Depositor), inform the Depositor of receipt thereof.

            In the event, with respect to any Mortgage Loan, that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the applicable Custodian within 90 days (or with respect to the First Horizon Mortgage Loans, 120 days) following the applicable Original Purchase Date, and in the event that the Sponsor, Aames, First Horizon or CIT, as applicable, does not cause such failure to be cured within 60 days (or with respect to the Aames Mortgage Loans or the First Horizon Mortgage Loans, as applicable, 30 days, or with respect to the CIT Mortgage Loans, 45 days) of discovery of receipt of written notification of such failure from the Depositor, the related Mortgage Loan shall, upon the request of the Depositor, be repurchased by Aames pursuant to the Aames Assignment Agreement, First Horizon pursuant to the First Horizon Assignment Agreement or CIT pursuant to the CIT Assignment Agreement or the Sponsor pursuant to the Representations and Warranties Agreement, at the price and in the manner specified in the Representations and Warranties Agreement. The foregoing repurchase remedy shall not apply in the event that the Sponsor cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that Aames, First Horizon or CIT or the Sponsor shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of Aames, First Horizon, CIT or the Sponsor confirming that such document has been accepted for recording.

            Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Sponsor shall be deemed to have been satisfied upon delivery by the Sponsor to the applicable Custodian prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "GSAMP Trust 2006-HE5" and LaSalle Bank National Association is hereby appointed as Trustee in accordance with the provisions of this Agreement. The Trust's fiscal year is the calendar year.

            (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans, the Assignment Agreements, the Representations and Warranties Agreement, the Interest Rate Cap Agreement and the Interest Rate Swap Agreement) pursuant to Section 2.01(a). The parties hereby acknowledge and agree that the execution and delivery of the Interest Rate Cap Agreement and the Interest Rate Swap Agreement by the Securities Administrator on behalf of the Trust was authorized and is hereby ratified and confirmed.

            (e) It is agreed and understood by the Depositor and the Trustee that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including without limitation, including the requirement that no Mortgage Loan be a High Cost Mortgage Loan and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 be governed by the Georgia Fair Lending Act.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee, on behalf of the Trust, hereby accepts the Trust Fund and assumes (solely in its capacity as trustee hereunder) the obligations of the Depositor under the Representations and Warranties Agreement and the Assignment Agreements from and after the Closing Date and solely insofar as they relate to the Mortgage Loans. For avoidance of doubt, the parties acknowledge that all obligations so assumed are obligations of the Trust and, to the extent such obligations are payment or monetary obligations, are payable solely from the Trust Fund, and not of the Trustee in its individual capacity. The applicable Custodian acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit F, subject to any exceptions listed on the exception report attached thereto, and that the applicable Custodian, on the Trustee's behalf, holds and will hold such documents and the other documents delivered to the applicable Custodian pursuant to Section 2.01, and that the applicable Custodian holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The applicable Custodian acknowledges that it will maintain possession of the related Mortgage Notes in the State of Texas or Minnesota, unless otherwise permitted by the Rating Agencies.

            As a condition to the Closing, on the Closing Date, the applicable Custodian shall deliver via facsimile (with original to follow the next Business
Day) to the Depositor, the Trustee, the Master Servicer and the applicable Servicer an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan with any exceptions noted on the exception report attached thereto. The applicable Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            On the Closing Date, the applicable Custodian shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor, the Trustee, the Master Servicer and the applicable Servicer an Initial Certification, in the form annexed hereto as Exhibit F, and shall deliver to the Depositor, the Trustee, the Master Servicer and such Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit G, within 90 days (or with respect to any Substitute Mortgage Loan delivered to the applicable Custodian, within 30 days after the receipt of the Mortgage File by the applicable Custodian) after the Closing Date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2) and (13) of the Mortgage Loan Schedule and items (1), (2) and (13) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The applicable Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            The applicable Custodian shall retain possession and custody of each applicable Custodial File in accordance with and subject to the terms and conditions set forth herein. The applicable Servicer shall promptly deliver to the applicable Custodian, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of such Servicer from time to time.

            The Depositor shall use reasonable efforts to cause Aames, First Horizon, CIT or the Sponsor, as applicable, to deliver to the applicable Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the applicable Custodian, including but not limited to such documents as the title insurance policy and any other Mortgage Loan Documents upon return from the public recording office. The Depositor shall use reasonable efforts to cause Aames, First Horizon, CIT or the Sponsor, as applicable, to deliver such documents, at the Sponsor's, Aames' First Horizon's or CIT's expense, as applicable, to the applicable Servicer and in no event shall such Servicer be responsible for any expenses relating to such delivery obligation.

            Section 2.03 Representations, Warranties and Covenants of the Servicers and each Custodian (a) Litton hereby makes the representations and warranties set forth in Schedule II hereto to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the Closing Date. SPS hereby makes the representations and warranties set forth in Schedule III hereto to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the dates set forth in such Schedule. Avelo hereby makes the representations and warranties set forth in Schedule IV hereto to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the dates set forth in such Schedule. J.P. Morgan Trust Company hereby makes the representations and warranties set forth in Schedule V hereto to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the Closing Date. U.S. Bank National Association hereby makes the representations and warranties set forth in Schedule VI hereto to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the Closing Date. Deutsche Bank hereby makes the representations and warranties set forth in
Schedule VII hereto to the Depositor, the Master Servicer, the Securities Administrator and the Trustee as of the Closing Date.

            (b) It is understood and agreed by each Servicer and each Custodian that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the Depositor, the Servicers and the Trustee notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the Depositor, the Master Servicer, the Securities Administrator, the Trustee, each Custodian, or each Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

            (c) In connection with any repurchase or substitution of a Mortgage Loan pursuant to this Section 2.03 or Sections 2.07 or 3.28 or the Aames Agreements, the CIT Agreements, the First Horizon Agreements or the Representations and Warranties Agreement, as applicable, the applicable Servicer shall, based on information provided by Aames, First Horizon, CIT or the Sponsor, as applicable, amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and such Servicer shall deliver the amended Mortgage Loan Schedule to each Custodian. The applicable Servicer shall have no liability with respect to the information provided by the Sponsor related to the Substitute Mortgage Loan. Upon any such repurchase or any substitution and the deposit to the Collection Account of any Substitution Adjustment Amount, the applicable Custodian shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Sponsor, the Depositor or the applicable Original Loan Seller, as applicable, and shall execute and deliver at the direction of the Sponsor, the Depositor or the applicable Original Loan Seller, as applicable, such instruments of transfer or assignment prepared by the Sponsor, the Depositor or the applicable Original Loan Seller, as applicable, in each case without recourse, as shall be necessary to vest title in the Sponsor or its designee, the Depositor or the applicable Original Loan Seller, as applicable, or their respective designees, the Trustee's interest in any Deleted Mortgage Loan repurchased or substituted for as described above in this Section 2.03(c).

            (d) For any month in which the Sponsor or the applicable Original Loan Seller, as applicable, substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the applicable Servicer will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans serviced by such Servicer as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the Scheduled Payments due in the Due Period of substitution) serviced by such Servicer. The Depositor shall use reasonable efforts to cause the Sponsor or the applicable Original Loan Seller, as applicable, to remit to the applicable Servicer for deposit into the Collection Account on or before the next Remittance Date any Substitution Adjustment Amount.

            (e) In the event that a Mortgage Loan shall have been repurchased pursuant to this Agreement, an Assignment Agreement or the Representations and Warranties Agreement, the Repurchase Price thereof shall be deposited in the Collection Account by the applicable Servicer pursuant to Section 3.10 on or before the next Remittance Date and upon such deposit of the Repurchase Price, and receipt of a Request for Release in the form of Exhibit L hereto, each Custodian shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by such Servicer, and the Trustee, upon receipt of a copy of the Request for Release from the Servicer, shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing together with satisfaction of any related indemnification obligations shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, each Servicer, the Master Servicer, the Securities Administrator, each Custodian or the Trustee on their behalf.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Custodial Files to each Custodian for the benefit of the Certificateholders.

            Section 2.04 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Securities Administrator has executed and delivered to or upon the order of the Depositor, the Certificates in authorized Denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

            Section 2.05 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Start-up Day" of each Trust REMIC for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" of the regular interests in each Trust REMIC is the Distribution Date in August 2046, which is the Distribution Date in the month following the month in which the latest maturity date of any Mortgage Loan occurs. Amounts distributable to the Class X Certificates (prior to any reduction for any Basis Risk Payment or Swap Termination Payment), exclusive of any amounts received from the Swap Provider, shall be deemed paid from the Upper-Tier REMIC to the Class X REMIC in respect of the Class UT-X Interest and the Class UT-IO Interest and then from the Class X REMIC in respect of the Class X Interest and the Class IO Interest to the Holders of the Class X Certificates prior to distribution of any Basis Risk Payments to the LIBOR Certificates or Net Swap Payments or Swap Termination Payments to the Swap Provider.

            For federal income tax purposes, any amount distributed on the LIBOR Certificates on any Distribution Date in excess of the amount distributable on their Corresponding Class of Upper-Tier Regular Interest on such Distribution Date shall be treated as having been paid from the Excess Reserve Fund Account or the Supplemental Interest Trust, as applicable, and any amount distributable on such Corresponding Class of Upper-Tier Regular Interest on such Distribution Date in excess of the amount distributable on the Corresponding Class of LIBOR Certificates on such Distribution Date shall be treated as having been paid to the Supplemental Interest Trust, all pursuant to and as further provided in
Section 8.13.

            Section 2.06 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee, the Master Servicer, the Securities Administrator and each Servicer that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 12.04.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.06 shall survive delivery of the respective Custodial Files to each Custodian and shall inure to the benefit of the Trustee and each Servicer.

            Section 2.07 Enforcement of Obligations for Breach of Mortgage Loan Representations. Upon discovery by any of the parties hereto of a breach of a representation or warranty made by Aames pursuant to the Aames Assignment Agreement, First Horizon pursuant to the First Horizon Assignment Agreement, CIT pursuant to the CIT Assignment Agreement or the Sponsor pursuant to the Representations and Warranties Agreement, the party discovering such breach shall give prompt written notice thereof to the other parties to this Agreement and Aames, First Horizon, CIT or the Sponsor, as applicable. The Trustee shall take such action, with the Depositor's consent, with respect to such breach under the applicable Assignment Agreement or the Representations and Warranties Agreement, as applicable, as may be necessary or appropriate to enforce the rights of the Trust with respect thereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor out of the Collection Account.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicers to Service Mortgage Loans. (a) For and on behalf of the Certificateholders, each Servicer shall service and administer the related Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans (provided, however that, prior to the related Servicing Transfer Date, the Depositor shall cause the applicable Original Loan Seller to service such applicable Mortgage Loans substantially in accordance with the terms of this Agreement), to the extent consistent with such terms, in compliance with all applicable federal, state and local laws, and in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

            (i) any relationship that such Servicer, any Subservicer or any Affiliate of such Servicer or any Subservicer may have with the related Mortgagor;

            (ii) the ownership or non-ownership of any Certificate by such Servicer or any Affiliate of such Servicer;

            (iii) such Servicer's obligation to make P&I Advances or Servicing Advances; or

            (iv) such Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

            To the extent consistent with the foregoing, each Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, each Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each Servicer in its own name or in the name of the Trustee, solely in its capacity as Trustee for the Trust, or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the applicable Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and in the name of the Trust. Each Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Each Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee shall execute, at the written request of a Servicer, and the applicable Custodian and/or the Trustee, as applicable, shall furnish to such Servicer and any Subservicer such documents as are necessary or appropriate to enable such Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to each Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee and in the name of the Trust. The Securities Administrator shall execute a separate power of attorney in the form attached hereto as Exhibit R in favor of each Servicer for the purposes described herein to the extent necessary or desirable to enable each Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of any Servicer or any Subservicers under such powers of attorney.

            (b) Subject to Section 3.09(b), in accordance with Accepted Servicing Practices, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11. Any cost incurred by a Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (c) Notwithstanding anything in this Agreement to the contrary, a Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01 and except for Servicing Advances) and none of the Servicers shall (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for
(A) a reduction of interest or principal payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes or (B) as provided in Section 3.07(a), if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of such Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the start-up day" under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Premiums.

            (d) Each Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release that Servicer from the responsibilities or liabilities arising under this Agreement.

            (e) No Servicer shall be required to include in any certification to be provided by such Servicer pursuant to this Agreement, in connection with the Reporting Date or the Distribution Date in August 2006 or September 2006 (with regard to those Mortgage Loans with a Servicing Transfer Date in September
2006), or solely with respect to Litton, August, September or October 2006 (with regard to those MLN Mortgage Loans with a Servicing Transfer Date in October
2006).

            Section 3.02 Subservicing Agreements between a Servicer and Subservicers. (a) Each Servicer may enter into subservicing agreements with Subservicers, for the servicing and administration of the Mortgage Loans ("Subservicing Agreements"). Each Servicer represents and warrants to the other parties hereto that no Subservicing Agreement is in effect as of the Closing Date with respect to any Mortgage Loans required to be serviced by it hereunder. Each Servicer shall give notice to the Depositor, the Master Servicer, the Securities Administrator and the applicable Custodian of any such Subservicer and Subservicing Agreement, which notice shall contain all information (including without limitation a copy of the Subservicing Agreement) reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). During the period when reports are required to be filed for the Trust under the Exchange Act, no Subservicing Agreement shall be effective until 30 days after such written notice is received by the Depositor, the Master Servicer and the Securities Administrator and thereafter shall be effective at the time the applicable Servicer and any Subservicer enter into any such Subservicing Agreement. Neither the Securities Administrator nor the Master Servicer shall not be required to review or consent to such Subservicing Agreements and shall have no liability in connection therewith.

            (b) Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. Each Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. Each Servicer and the respective Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee. Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to such Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. Each Servicer shall deliver to the Trustee, the Master Servicer, the Securities Administrator and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon such Servicer's execution and delivery of such instruments.

            (c) As part of its servicing activities hereunder, each Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as such Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. Each Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

            (d) Each Servicer shall cause any Subservicer engaged by such Servicer (or by any Subservicer) for the benefit of the Depositor, the Master Servicer, the Securities Administrator and the Trustee to comply with the provisions of this Section 3.02 and with Sections 3.22, 3.23, 6.02 and 6.05 of this Agreement to the same extent as if such Subservicer were such Servicer, and to provide the information required with respect to such Subservicer under
Section 8.12(g) of this Agreement. Each Servicer shall be responsible for obtaining from each such Subservicer and delivering to applicable Persons any servicer compliance statement required to be delivered by such Subservicer under
Section 3.22 and any assessment of compliance report and related accountant's attestation required to be delivered by such Subservicer under Section 3.23, in each case as and when required to be delivered.

            (e) Subject to the conditions set forth in this Section 3.02(e), each Servicer and any Subservicer engaged by such Servicer is permitted to utilize one or more Subcontractors to perform certain of its obligations hereunder. Such Servicer shall promptly upon request provide to the Depositor or the Master Servicer a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Servicer or any such Subservicer, specifying, not later than the date specified for delivery of the annual report on assessment of compliance set forth in
Section 3.23(b) (i) the identity of each such Subcontractor, if any, that is "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (i) of this paragraph. As a condition to the utilization by such Servicer or any such Subservicer of any Subcontractor determined to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, such Servicer shall cause any such Subcontractor used by such Servicer (or by any such Subservicer) for the benefit of the Depositor, the Master Servicer, the Securities Administrator and the Trustee to comply with the provisions of Section 3.23 of this Agreement to the same extent as if such Subcontractor were such Servicer. Such Servicer shall be responsible for obtaining from each such Subcontractor and delivering to the applicable Persons any assessment of compliance report and related accountant's attestation required to be delivered by such Subcontractor under Section 3.23, in each case as and when required to be delivered.

            Notwithstanding the foregoing, if a Servicer engages a Subcontractor in connection with the performance of any of its duties under this Agreement, such Servicer shall be responsible for determining whether such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and whether any such affiliate or third-party vendor meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB. If a Servicer determines, pursuant to the preceding sentence, that such Subcontractor is a "servicer" within the meaning of Item 1101 of Regulation AB and meets the criteria in Item 1108(a)(2)(i) through (iii) of Regulation AB, then such Subcontractor shall be deemed to be a Subservicer for purposes of this Agreement (and shall not be required to meet the requirements of a Subservicer set forth in Section 3.02(b)), the engagement of such Subservicer shall not be effective unless and until notice is given pursuant to Section 3.02(a) and such Servicer shall comply with Section 3.02(d) with respect thereto.

            Section 3.03 Successor Subservicers. Each Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement; provided, however, that during the period when reports are required to be filed for the Trust under the Exchange Act, the termination, resignation or removal of a Subservicer shall not be effective until 30 days after written notice is received by each of the Depositor, the Master Servicer and the Securities Administrator that contains all information reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under
Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act). In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the applicable Servicer without any act or deed on the part of such Subservicer or such Servicer, and such Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under
Section 3.02.

            Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Master Servicer without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be a Servicer (including termination due to an Event of Default).

            Section 3.04 Liability of the Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, such Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering such Mortgage Loans. Each Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of such Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            Section 3.05 No Contractual Relationship between Subservicers, the Trustee and the Master Servicer. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the related Servicer alone, and neither the Trustee nor the Master Servicer (or any successor to such Servicer) shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. Each Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.06 Assumption or Termination of Subservicing Agreements by Master Servicer. In the event a Servicer at any time shall for any reason no longer be a Servicer (including by reason of the occurrence of an Event of Default), the Master Servicer, or its designee, or the successor Servicer if the successor Servicer is not the Master Servicer, shall, subject to the rights of the Servicing Rights Pledgee, thereupon assume all of the rights and obligations of such Servicer under each Subservicing Agreement that such Servicer may have entered into, with copies thereof provided to the Master Servicer prior to the Master Servicer assuming such rights and obligations, unless the Master Servicer elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

            Upon such assumption, the Master Servicer, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of such Servicer's interest therein and to have replaced such Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) such Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be a Servicer and (ii) none of the Depositor, the Master Servicer, the Trustee, their designees or any successor Servicer shall be deemed to have assumed any liability or obligation of such Servicer that arose before it ceased to be a Servicer.

            Each Servicer at its expense shall, upon request of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

            Section 3.07 Collection of Certain Mortgage Loan Payments. (a) Each Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, each Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the Due Dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the applicable Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which such Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of such Servicer, such default is reasonably foreseeable, such Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Premium), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "Forbearance"); provided, however, that the final maturity date of any Mortgage Loan may not be extended beyond the Final Scheduled Distribution Date for the LIBOR Certificates. The applicable Servicer's analysis supporting any Forbearance and the conclusion that any Forbearance meets the standards of Section 3.01 shall be reflected in writing in the applicable Servicing File. Notwithstanding the foregoing, a Servicer may waive, in whole or in part, a Prepayment Premium only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the applicable Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan, (ii) such Prepayment Premium is not permitted to be collected by applicable federal, state or local law or regulation, (iii) the collection of such Prepayment Premium would be considered "predatory" pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters, (iv) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditor's rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment or (v) if the applicable Servicer has not been provided with information sufficient to enable it to collect the Prepayment Premium. If a Prepayment Premium is waived other than as permitted in this Section 3.07(a), then the applicable Servicer is required to pay the amount of such waived Prepayment Premium, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account as soon as possible after the date of payoff, but in no event later than five (5) Business Days from such date.

            (b) The applicable Servicer shall give notice to the Master Servicer, the Securities Administrator, the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account within a reasonable period of time prior to any change thereof.

            Section 3.08 Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more segregated accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the related Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the applicable Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, such Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) Each Servicer shall ensure that each First Lien Mortgage Loan shall be covered by a paid-in-full, life-of-the-loan tax service contract (each, a "Tax Service Contract"); provided, that the applicable Original Loan Seller transferred a fully transferable Tax Service Contract to such Servicer at no expense to that Servicer. Each Tax Service Contract shall be assigned to the Master Servicer (or successor servicer), as applicable, at the applicable Servicer's expense in the event that a Servicer is terminated as Servicer of the related Mortgage Loan.

            (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) above, each Servicer undertakes to perform such functions. To the extent the related Mortgage Loan provides for Escrow Payments, the related Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated accounts (the "Escrow Accounts"), which shall be Eligible Accounts. Each Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items; (ii) reimburse such Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance);
(iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Escrow Account; (v) clear and terminate the Escrow Account at the termination of such Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement; or (vi) recover amounts deposited in error. As part of its servicing duties, each Servicer or Subservicer shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the applicable Servicer shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the applicable Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, such Servicer will, promptly and to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. The applicable Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

            Section 3.10 Collection Account. (a) On behalf of the Trustee, each Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated Eligible Accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee for the benefit of the Certificateholders. Funds in the Collection Account shall not be commingled with any other funds of the applicable Servicer. On behalf of the Trustee, each Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after such Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, as soon as the proper cash application can be determined, generally within two Business Days (but in no event later than 5 Business Days) after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut off Date but allocable to a Due Period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

            (iii) all Insurance Proceeds and Condemnation Proceeds (to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with Accepted Servicing Practices) and all Liquidation Proceeds;

            (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

            (v) any amounts required to be deposited by such Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

            (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement and any Substitution Adjustment Amount; and

            (vii) all Prepayment Premiums collected by such Servicer or required to be paid by such Servicer pursuant to Section 3.07.

            The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by each Servicer in the Collection Account and shall, upon collection, belong to the applicable Servicer as additional compensation for its servicing activities. In the event a Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

            (b) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. Each Servicer shall give notice to the Master Servicer, the Securities Administrator, the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

            Section 3.11 Withdrawals from the Collection Account. (a) Each Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.01:

            (i) on or prior to the Remittance Date, to remit to the Securities Administrator for deposit in the Distribution Account, all Available Funds (which solely for purposes of this Section 3.11(a)(i) shall not be net of the Master Servicing Fee) in respect of the related Distribution Date together with all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period;

            (ii) to reimburse the applicable Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

            (iii) to pay such Servicer or any Subservicer (A) any unpaid Servicing Fees or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but in each case only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by such Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

            (iv) to pay to such Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

            (v) to pay the Sponsor or the Depositor, as applicable, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

            (vi) to reimburse such Servicer for (A) any unreimbursed P&I Advance or Servicing Advance previously made which such Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01, (B) any P&I Advance or Servicing Advance previously made with respect to a delinquent Mortgage Loan which Mortgage Loan has been modified by such Servicer in accordance with the terms of this Agreement; provided that such Servicer shall only reimburse itself for such P&I Advances and Servicing Advances at the time of such modification and shall reimburse itself after such modification only as otherwise permitted under the other clauses of this Section 3.11(a), and (C) any outstanding P&I Advance or Servicing Advance made by the such Servicer from its own funds, from Amounts Held for Future Distribution, provided, however, any funds so applied shall be replaced by such Servicer by deposit in the Collection Account no later than the close of business on the related Remittance Date on which such funds are required to be distributed pursuant to Section 4.01(b);

            (vii) to pay, or to reimburse such Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to
      Section 3.15;

            (viii) to reimburse the Master Servicer, such Servicer, the Depositor, the Securities Administrator or the Trustee for expenses incurred by or reimbursable to the Master Servicer, such Servicer, the Depositor, the Securities Administrator or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or Section 8.05;

            (ix) to reimburse the Master Servicer, such Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation as described in
      Section 2.03 that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

            (x) to invest funds in Permitted Investments in accordance with
      Section 3.12;

            (xi) to withdraw any amounts deposited in the Collection Account in error;

            (xii) to withdraw any amounts held in the Collection Account and not required to be remitted to the Master Servicer on the Remittance Date occurring in the month in which such amounts are deposited into the Collection Account, to reimburse such Servicer for unreimbursed Advances; and

            (xiii) to clear and terminate the Collection Account upon termination of this Agreement.

            To the extent that a Servicer does not timely make the remittance referred to in clause (i) above, such Servicer shall pay the Master Servicer for the account of the Master Servicer interest on any amount not timely remitted at the prime rate, from and including the applicable Remittance Date to but excluding the date such remittance is actually made.

            (b) Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (iv), (v), (vi), (vii), (viii) and
(ix) above. Each Servicer shall provide written notification to the Depositor, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (a)(vi) above.

            Section 3.12 Investment of Funds in the Collection Account and the Distribution Account. (a) Each Servicer may invest the funds in the Collection Account. The Securities Administrator may invest funds in the Distribution Account during the Securities Administrator Float Period, and shall (except during the Securities Administrator Float Period), invest such funds in the Distribution Account at the direction of the Depositor or Litton, in the case of remittances from Litton. For purposes of this Section 3.12, each of the Collection Accounts and the Distribution Accounts are referred to as an "Investment Account") and all funds therein may be invested in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day on which such funds are required to be withdrawn from such account pursuant to this Agreement (except for investments made at the Depositor's direction, which shall mature no later than the Business Day immediately preceding the date of required withdrawal). All such Permitted Investments shall be held to maturity, unless payable on demand, and in the absence of written instructions from Litton, the Securities Administrator shall invest in the Wells Fargo Advantage Prime Investment Money Market Fund. Any investment of funds in an Investment Account shall be made in the name of the Securities Administrator. The Securities Administrator shall be entitled to sole possession (except with respect to investment direction of funds held in the related Account and any income and gain realized thereon in any Account other than the Distribution Account during the Securities Administrator Float Period) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Securities Administrator. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Securities Administrator may:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the related Servicer, shall be for the benefit of such Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. Such Servicer shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Securities Administrator, shall be for the benefit of the Depositor or Litton (except for any income or gain realized from the investment of funds on deposit in the Distribution Account during the Securities Administrator Float Period, which shall be for the benefit of the Securities Administrator). The Depositor or Litton shall deposit in the Distribution Account (except with respect to the Securities Administrator Float Period, in which case the Securities Administrator shall so deposit) the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Securities Administrator shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (e) The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

            (f) The Securities Administrator shall not be liable for the amount of any loss incurred with respect of any investment (except that during the Securities Administrator Float Period, it will be responsible for reimbursing the Trust for such loss) or lack of investment of funds held in any Investment Account or the Distribution Account if made in accordance with Section 3.12(c).

            Section 3.13 Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage. (a) Each Servicer shall cause to be maintained for each First Lien Mortgage Loan standard hazard insurance on the related Mortgaged Property in an amount which is at least equal to the lesser of (i) the outstanding principal balance of such Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (iii) the amount required under the applicable regulations set forth by each of the Department of Housing and Urban Development and Federal Housing Administration. Each Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Interest Rate and related Servicing Advances. Each Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by any Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that such Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by any Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Securities Administrator, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the applicable Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

            In the event that any Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:VI or better in Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this
Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case such Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, each Servicer agrees to prepare and present, on behalf of itself, the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (b) Each Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of such Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless such Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. Each Servicer shall provide the Master Servicer upon request with copies of any such insurance policies and fidelity bond (or in the case of Avelo, the Master Servicer will be provided access to review such insurance policies and fidelity bond of Avelo or its affiliates). Each Servicer shall be deemed to have complied with this provision if an Affiliate of the applicable Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to such Servicer. Upon request from the Master Servicer, each Servicer shall cause to be delivered to the Master Servicer proof of coverage of the fidelity bond errors and omissions insurance policy and a statement from the surety and the insurer that that surety and insurer shall endeavor to notify the Trustee and the Master Servicer within 30 days prior to such fidelity bond's errors and omissions insurance policy's termination or material modification (or 10 days for non-payment of premium for such fidelity bond's errors and omissions insurance policy). Each Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

            Section 3.14 Enforcement of Due-on-Sale Clauses; Assumption Agreements. Each Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due on sale" clause, if any, applicable thereto; provided, however, that no Servicer shall be required to take such action if, in the reasonable belief of the such Servicer, such Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If a Servicer reasonably believes it is unable under applicable law to enforce such "due on sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, such Servicer will make reasonable efforts to enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, such Servicer has the prior consent of the primary mortgage guaranty insurer, if any, and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Each Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of such Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption, modification or substitution, such Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. No Servicer shall take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by a Servicer in respect of an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. Each Servicer shall notify each Custodian that any such substitution, modification or assumption agreement has been completed by forwarding to the applicable Custodian the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, a Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.15 Realization upon Defaulted Mortgage Loans. Each Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. Each Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Securities Administrator, taking into account, among other things, the timing of foreclosure proceedings; provided, however with respect to any Second Lien Mortgage Loan, if, after such Mortgage Loan becomes 180 days or more delinquent, Litton determines that a significant net recovery is not possible through foreclosure, such Mortgage Loan may be charged off and the Mortgage Loan will be treated as a Liquidated Mortgage Loan giving rise to a Realized Loss. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage from an uninsured cause, a Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Securities Administrator, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by such Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in
Section 3.11. Each Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11. In circumstances where Litton determines that it would be uneconomical to foreclose on the related Mortgaged Property, Litton may write off the entire outstanding principal balance of the related Second Lien Mortgage Loan as bad debt.

            In the event that the related First Lien Mortgage Loan is not being serviced by such Servicer, such Servicer shall have no liability for any losses resulting from a foreclosure on a Second Lien Mortgage Loan in connection with the foreclosure on the related First Lien Mortgage Loan for which the related First Lien Mortgage Loan is not included in the Trust Fund where such Servicer did not receive notice or otherwise had no actual knowledge regarding such foreclosure on the related First Lien Mortgage Loan; provided, however, if such Servicer is either notified or has actual knowledge that any holder of a First Lien Mortgage Loan intends to accelerate the obligations secured by the First Lien Mortgage Loan, or that any such holder intends to declare a default under the mortgage or promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, such Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Trust in accordance with Accepted Servicing Practices and the REMIC Provisions. No Servicer shall be required to make a Servicing Advance pursuant to Section 4.01 with respect thereto except to the extent that it determines in its reasonable good faith judgment that such advance would be recoverable from Liquidation Proceeds on the related Second Lien Mortgage Loan, that a significant net recovery is possible through foreclosure, and in no event in an amount that is greater than the then outstanding principal balance of the related Second Lien Mortgage Loan. The applicable Servicer shall thereafter take such action as is reasonably necessary to recover any amount so advanced and to otherwise reimburse itself as a Servicing Advance from the Collection Account pursuant to Section 3.11.

            The proceeds of any Liquidation Event or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse such Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Interest Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Liquidation Event or REO Disposition; third, to reimburse such Servicer for any related unreimbursed P&I Advances, pursuant to
Section 3.11; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Interest Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to such Servicer or any Subservicer pursuant to Section 3.11 or 3.17. The portions of the recovery so allocated to interest at the Mortgage Interest Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse such Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Securities Administrator in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event a Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee or the Master Servicer otherwise requests, such Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, such Servicer shall promptly provide the Trustee, the Master Servicer and the Depositor, with a written report of the environmental inspection.

            After reviewing the environmental inspection report, the applicable Servicer shall determine consistent with Accepted Servicing Practices how to proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the applicable Servicer determines, consistent with Accepted Servicing Practices, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11. In the event the applicable Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, such Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11. The Trustee shall not be responsible for any determination made by the applicable Servicer pursuant to this paragraph or otherwise.

            Section 3.16 Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Servicer will, within five (5) Business Days of the payment in full, notify the applicable Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by completing a Request for Release in the form of Exhibit L hereto to the applicable Custodian. Upon receipt of such certification and Request for Release, the applicable Custodian shall promptly release the related Custodial File to such Servicer within three (3) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, each Custodian shall, upon request of such Servicer and delivery to the applicable Custodian, of a Request for Release, release the related Custodial File to such Servicer, and the Trustee shall, at the direction of such Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings and such Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the applicable Servicer to return each and every document previously requested from the Custodial File to the applicable Custodian when the need therefor by such Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non judicially, and such Servicer has delivered to the applicable Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the applicable Custodian to the applicable Servicer or its designee. Upon receipt of a Request for Release under this Section 3.16, the applicable Custodian shall deliver the related Custodial File to the requesting Servicer by regular mail or by overnight courier, unless a Servicer requests that the applicable Custodian deliver such Custodial File to such Servicer by overnight courier (in which case such delivery shall be at the applicable Servicer's expense); provided, however, that in the event such Servicer has not previously received copies of the relevant Mortgage Loan Documents necessary to service the related Mortgage Loan in accordance with Accepted Servicing Practices, the Depositor shall use reasonable efforts to cause the Sponsor to reimburse such Servicer for any overnight courier charges incurred for the requested Custodial Files.

            Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the applicable Servicer copies of any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to such Servicer a power of attorney sufficient to authorize such Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.17 Title, Conservation and Disposition of REO Property.
(a) This Section shall apply only to REO Properties acquired for the account of the Trustee for the benefit of the Certificateholders and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the applicable Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders, or the Trustee's nominee.

            (b) Each Servicer shall manage, conserve, protect and operate each REO Property for the Trustee for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale. Each Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as such Servicer deems to be in the best interest of the Master Servicer. Each Servicer shall notify the Master Servicer from time to time as to the status of each REO Property.

            (c) Each Servicer shall use its best efforts to dispose of the REO Property as soon as possible (subject to the Master Servicer's right to veto any proposed sale of REO Property) and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless such Servicer determines, and gives an appropriate notice to the Trustee and the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, such Servicer shall report monthly to the Securities Administrator and the Master Servicer as to the progress being made in selling such REO Property. Notwithstanding its veto rights, the Trustee has no obligation with respect to REO Dispositions.

            (d) Each Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the Collection Account.

            (e) Each Servicer shall deposit net of reimbursement to such Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited, on a daily basis in the Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

            (f) Each Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

            (g) Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the applicable Servicer as additional servicing compensation.

            (h) Each Servicer shall use its reasonable best efforts, to sell, or cause the Subservicer to sell, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the REMIC unless (i) such Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) such Servicer, at its expense, obtains for and delivers to the Trustee and the Master Servicer an Opinion of Counsel, addressed to the Depositor, the Trustee, the Master Servicer and such Servicer, to the effect that the holding by the Pooling-Tier REMIC-1 of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause any Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. Each Servicer shall manage, conserve, protect and operate each REO Property serviced by such Servicer for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the Pooling-Tier REMIC-1 of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the applicable Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

            Section 3.18 Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, the applicable Servicer shall adjust the Mortgage Interest Rate on the related Adjustment Date and shall adjust the Scheduled Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. In the event that an Index becomes unavailable or otherwise unpublished, the related Servicer shall select a comparable alternative index over which it has no direct control and which is readily verifiable. Each Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Scheduled Payment adjustments. Each Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by a Servicer or the receipt of notice from the Master Servicer that a Servicer has failed to adjust a Mortgage Interest Rate or Scheduled Payment in accordance with the terms of the related Mortgage Note, such Servicer shall deposit in the Collection Account from its own funds the amount of any interest loss caused as such interest loss occurs.

            Section 3.19 Access to Certain Documentation and Information Regarding the Mortgage Loans. The applicable Servicer shall provide, or cause the Subservicer to provide, to the Depositor, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the applicable Servicer or any Subservicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Section 3.20 Documents, Records and Funds in Possession of the Servicers to Be Held for the Securities Administrator for the Benefit of the Trustee Each Servicer shall account fully to the Securities Administrator on behalf of the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in the Collection Account, shall be held by such Servicer for and on behalf of the Trustee on behalf of the Certificateholders and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Securities Administrator on behalf of the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

            Section 3.21 Servicing Compensation. (a) As compensation for its activities hereunder, each Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Insurance Proceeds, and Condemnation Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, each Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections to the extent permitted in Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except as provided in
Section 6.06 or in connection with the transfer of all of a Servicer's responsibilities and obligations under this Agreement; provided, however, that each Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

            (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Premiums) shall be retained by a Servicer only to the extent such fees or charges are received by such Servicer. Each Servicer shall also be entitled pursuant to Section 3.09(b)(vi) and Section 3.11(a)(iv) to withdraw from the Collection Account, as additional servicing compensation, interest or other income earned on deposits therein.

            (c) Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by such Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.

            Section 3.22 Annual Statement as to Compliance. Each Servicer, the Securities Administrator and the Master Servicer shall deliver or cause to be delivered, and each Servicer shall cause each Subservicer engaged by such Servicer to deliver or cause to be delivered to the Depositor, the Securities Administrator, the Master Servicer, the Rating Agencies and the Trustee on or before March 15th of each calendar year, commencing in 2007, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable), the Servicer or Subservicer, as applicable, during the preceding calendar year and of its performance under this Agreement, or the applicable Subservicing Agreement, as the case may be, has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable), such Servicer or Subservicer, as applicable, has fulfilled all of its obligations under this Agreement or the applicable Subservicing Agreement, as the case may be, in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officers and the nature and status thereof. Promptly after receipt of each such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the applicable Servicer as to the nature of any defaults by the applicable Servicer or any related Subservicer in the fulfillment of any of a Servicer's or Subservicer's obligations. The obligations of the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable), each Servicer or Subservicer under this Section apply to the Securities Administrator and the Master Servicer, and each Servicer and Subservicer that serviced a Mortgage Loan during the applicable period, whether or not such Servicer or Subservicer is acting as Securities Administrator, Master Servicer, Servicer or Subservicer, as applicable, at the time such Officer's Certificate is required to be delivered. None of the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable), the Servicers or Subservicer shall be required to cause the delivery of any Officer's Certificate required by this Section in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            Section 3.23 Annual Reports on Assessment of Compliance with Servicing Criteria; Annual Independent Public Accountants' Attestation Report(a)
(a) Not later than March 15th of each calendar year commencing in 2007 (and with respect to each Custodian, only until a Form 15 Suspension Notice has been filed), each Servicer, the Securities Administrator, the Master Servicer, each Custodian and the Trustee (in its capacity as successor master servicer, if applicable) each shall deliver, and each Servicer shall cause each Subservicer engaged by such Servicer, and each Servicer, the Securities Administrator, the Master Servicer and the Trustee (in its capacity as successor master servicer, if applicable) shall cause each Subcontractor utilized by such Servicer (or by any such Subservicer), the Master Servicer, the Securities Administrator or the Trustee (in its capacity as successor master servicer, if applicable), as applicable, and determined by such Servicer, the Master Servicer, the Securities Administrator or the Trustee (in its capacity as successor master servicer, if applicable), as applicable, pursuant to Section 3.02(e) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB (in each case, a "Servicing Function Participant"), to deliver, each at its own expense, to the Depositor and the Securities Administrator, a report on an assessment of compliance with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria, (C) such party's assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 8.12, including, if there has been any material instance of noncompliance with the applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person's assessment of compliance with the applicable Servicing Criteria as of and for such period. Each such assessment of compliance report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the applicable Servicing Criteria set forth on Exhibit T hereto, or as set forth in the notification furnished to the Depositor and the Securities Administrator pursuant to Section 3.23(c). The Servicers, the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable) and the Custodian hereby acknowledge and agree that their respective assessments of compliance will cover the items identified on Exhibit T hereto as being covered by such party. The parties to this Agreement acknowledge that where a particular Servicing Criteria has multiple components, each party's assessment of compliance (and related attestation of compliance) will relate only to those components that are applicable to such party. Promptly after receipt of each such report on assessment of compliance,
(i) the Depositor shall review each such report and, if applicable, consult with the applicable Servicer, the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable) or the Custodian as to the nature of any material instance of noncompliance with the Servicing Criteria applicable to it (and each Subservicer or Servicing Function Participant engaged or utilized by the related Servicer, such Subservicer or the Trustee (in its capacity as successor master servicer, if applicable), as applicable), as the case may be. No Subcontractor engaged by a Servicer, the Securities Administrator or the Master Servicer shall be required to deliver any such assessments required by this paragraph in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (b) Not later than March 15th of each calendar year, commencing in 2007 (and with respect to each Custodian, only until a Form 15 Suspension Notice has been filed), each Servicer, the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable) and each Custodian shall cause, and each Servicer, the Securities Administrator and the Master Servicer shall cause each Subservicer engaged by such Servicer and such Servicer, the Securities Administrator and the Master Servicer shall cause each Servicing Function Participant utilized by the Securities Administrator, the Master Servicer or such Servicer, as applicable (or by any Subservicer engaged by such Servicer), to cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Securities Administrator and the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria applicable to it pursuant to Section 3.23(a) and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, that attests to and reports on such Person's assessment of compliance with the Servicing Criteria applicable to it. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant's attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Promptly after receipt of each such accountants' attestation report, the Depositor shall review the report and, if applicable, consult with the applicable Servicer, the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable) or the Custodian as to the nature of any defaults by the applicable Servicer, the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable) or the Custodian (and each Subservicer or Servicing Function Participant engaged or utilized by the applicable Servicer, the Master Servicer, Master Servicer and Trustee (in its capacity as successor master servicer, if applicable), as applicable, or by any Subservicer engaged by a Servicer), as the case may be, in the fulfillment of any of such Servicers', the Securities Administrator's, the Master Servicer's, the Trustee's (in its capacity as successor master servicer, if applicable), the Custodian's or the applicable Subservicer's or Servicing Function Participant's obligations hereunder or under any applicable sub-servicing agreement. No Subcontractor engaged by a Servicer shall be required to deliver any such attestation required by this paragraph in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

            (c) Unless previously provided under Section 3.02(e), no later than March 1 of each fiscal year, commencing in 2007, each Servicer shall notify the Securities Administrator, the Master Servicer and the Depositor as to the name of each Subservicer engaged by it and each Servicing Function Participant utilized by it and by each Subservicer engaged by it, and the Securities Administrator and the Master Servicer shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant in each case, to the extent of any change from the prior year's notice, if any. When a Servicer, the Securities Administrator or the Master Servicer submits its assessment pursuant to Section 3.23(a), such Servicer, the Securities Administrator and the Master Servicer, as applicable, will also at such time include the assessment (and related attestation pursuant to Section 3.23(b)) of each Servicing Function Participant utilized by it and by each Subservicer engaged by it.

            (d) The obligations of the Securities Administrator, the Master Servicer, the Trustee (in its capacity as successor master servicer, if applicable), each Custodian, each Servicer or Subservicer under this Section apply to the Securities Administrator, the Master Servicer and the Trustee (in its capacity as successor master servicer, if applicable), each Custodian, and each Servicer and Subservicer that serviced a Mortgage Loan during the applicable period, whether or not such Securities Administrator, Master Servicer, Trustee (in its capacity as successor master servicer, if applicable), Custodian, Servicer or Subservicer is acting as Securities Administrator, Master Servicer, Trustee (in its capacity as successor master servicer, if applicable), Custodian, Servicer or Subservicer, as applicable, at the time such assessment of compliance with Servicing Criteria and related accountant's attestation is required to be delivered.

            Section 3.24 Master Servicer to Act as Servicer. (a) In the event that a Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Master Servicer or its successor, subject to the rights of the Servicing Rights Pledgee (if any) under Sections 6.06 and 7.02, shall thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Master Servicer shall not be (i) liable for losses of the predecessor Servicer pursuant to
Section 3.10 or any acts or omissions of the predecessor Servicer hereunder,
(ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iv) responsible for expenses of such Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to Sections 6.06 and 7.02.

            (b) Every Subservicing Agreement entered into by each Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

            (c) If the applicable Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Master Servicer (or any other successor Servicer) may, at its option, succeed to any rights and obligations of such Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Master Servicer (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the applicable Servicer thereunder; and such Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

            (d) The applicable Servicer shall, upon request of the Master Servicer, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

            Section 3.25 Compensating Interest. The applicable Servicer shall remit to the Securities Administrator on each Remittance Date an amount from its own funds equal to Compensating Interest payable by such Servicer for such Remittance Date.

            Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, the applicable Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the related Mortgagor credit files to Equifax, Experian and TransUnion Credit Information Company (three of the national credit repositories), on a monthly basis.

            (b) Each Servicer shall comply with all provisions of the Privacy Laws relating to the Mortgage Loans, the related borrowers and any "nonpublic personal information" (as defined in the Privacy Laws) received by such Servicer incidental to the performance of its obligations under this Agreement, including, maintaining adequate information security procedures to protect such nonpublic personal information and providing all privacy notices required by the Privacy Laws.

            Section 3.27 Excess Reserve Fund Account; Distribution Account. (a) The Securities Administrator shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive that portion of the distributions on the Class X Interest up to an amount equal to any Basis Risk Payments and to pay to the LIBOR Certificateholders any Basis Risk Carry Forward Amounts (prior to using any Net Swap Receipts or any Cap Payments). For the avoidance of doubt, any Basis Risk Carry Forward Amounts shall be paid to the LIBOR Certificates first from the Excess Reserve Fund Account and then from the Supplemental Interest Trust.

            On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of LIBOR Certificates, the Securities Administrator shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(L), the lesser of the Class X Distributable Amount (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(K) and without regard to the reduction in clause (iii) of the definition thereof for any Basis Risk Carry Forward Amounts or any Defaulted Swap Termination Payment) and the aggregate Basis Risk Carry Forward Amount and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of LIBOR Certificates the applicable Basis Risk Carry Forward Amounts. Such payments, along with payments from the Supplemental Interest Trust, shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.02(a)(iii)(M). In the event that the Class Certificate Balance of any Class of Certificates is reduced because of Applied Realized Loss Amounts, the applicable Certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on such Distribution Date or any future Distribution Dates (except to the extent such Class Certificate Balance is increased as a result of any Subsequent Recoveries), even if funds are otherwise available for distribution.

            The Securities Administrator shall account for the Excess Reserve Fund Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders.

            Any Basis Risk Carry Forward Amounts distributed by the Securities Administrator to the LIBOR Certificateholders from the Excess Reserve Fund Account shall be accounted for by the Securities Administrator, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates (in respect of the Class X Interest) and then to the respective Class or Classes of LIBOR Certificates. In addition, the Securities Administrator shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account (along with payments of Basis Risk Carry Forward Amounts and without duplication, Upper-Tier Carry Forward Amounts from the Supplemental Interest Trust) as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

            Notwithstanding any provision contained in this Agreement, the Securities Administrator shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.27(a).

            (b) The Securities Administrator shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Securities Administrator shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by such Servicer to the Securities Administrator pursuant to Section 3.11;

            (ii) any amount deposited by such Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments;

            (iii) any amounts remitted by such Servicer to the Securities Administrator in respect of Compensating Interest pursuant to Section 3.25; and

            (iv) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that the applicable Servicer shall remit any amount not required to be remitted, such Servicer may at any time direct the Securities Administrator in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Securities Administrator, which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Securities Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

            (c) In order to comply with its duties under the USA Patriot Act of 2001, the Securities Administrator shall obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party's name, address, and other identifying information.

            To help fight the funding of terrorism and money laundering activities, Deutsche Bank will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with it. Deutsche Bank will ask for the name, address, tax identification number and other information that will allow Deutsche Bank to identify the individual or entity who is establishing the relationship or opening the account. Deutsche Bank may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

            Section 3.28 Optional Purchase of Delinquent Mortgage Loans. The Depositor (or its assignee), in its sole discretion, shall have the option, but shall not be obligated, to purchase any 90+ Delinquent Mortgage Loans from the Trust Fund. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by such Servicer. Upon receipt of such purchase price, the applicable Servicer shall provide to the applicable Custodian a Request for Release and the applicable Custodian shall promptly release to the Depositor or such Servicer, as applicable, the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.29 Transfer of Servicing for Certain Mortgage Loans Prior to the Servicing Transfer Date, the Depositor shall cause the applicable Original Loan Seller to comply with each of the servicing transfer requirements in accordance with customary industry procedures.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

            Section 4.01 Advances. (a) The amount of P&I Advances to be made by each Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee) due during the Due Period immediately preceding such Remittance Date in respect of the related Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, (ii) with respect to Second Lien Mortgage Loans for which Scheduled Payments were not received as of the close of business on the related Determination Date, the interest portion of the aggregate amount of Scheduled Payments (net of the related Servicing Fee), due during the Due Period immediately preceding such Remittance Date, (iii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the REO Imputed Interest that would have been due on the related Due Date in respect of the related Mortgage Loans and (iv) with respect to each Mortgage Loan that required a balloon payment on its final Due Date, a payment equal to the assumed monthly payment that would have been due on the related Due Date based upon the original principal amortization schedule for such balloon mortgage loan.

            (b) On each Remittance Date, each Servicer shall remit in immediately available funds to the Securities Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or (ii) from the Collection Account, to the Amounts Held for Future Distribution (in which case, such Servicer will cause to be made an appropriate entry in the records of the Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by such Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by such Servicer with respect to the Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in such Servicer's records and replaced by such Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent required. In addition, such Servicer shall have the right to reimburse itself for any outstanding P&I Advance and Servicing Advance made by it from its own funds from Amounts Held For Future Distribution. Any funds so applied and transferred pursuant to the previous sentence shall be replaced by such Servicer by deposit in the Collection Account no later than the close of business on the related Remittance Date on which such funds are required to be distributed pursuant to this Agreement. The applicable Servicer may reimburse itself from the Collection Account for unreimbursed P&I Advances and Servicing Advances made in connection with the modification of a Mortgage Loan.

            (c) The obligation of each Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to paragraph (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section 4.01.

            (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by any Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of such Servicer delivered to the Master Servicer. In addition, the applicable Servicer shall not be required to make any P&I Advances on Mortgage Loans subject to bankruptcy proceedings or for any Relief Act Interest Shortfalls.

            (e) Except as otherwise provided herein, each Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

            (f) On each Remittance Date, the Master Servicer shall deposit in the Distribution Account all funds remitted to it by the Servicer pursuant to Sections 3.11(a)(i) and 3.25 and this Section 4.01. The Securities Administrator may retain or withdraw from the Distribution Account, (i) the Master Servicing Fee, (ii) amounts necessary to reimburse the Master Servicer or the Servicer for any previously unreimbursed Advances and any Advances the Master Servicer deems to be nonrecoverable from the related Mortgage Loan proceeds, (iii) an amount to indemnify the Master Servicer or the Servicer for amounts due in accordance with this Agreement, and (iv) any other amounts that each of the Master Servicer and the Securities Administrator is entitled to receive hereunder for reimbursement, indemnification or otherwise

            Section 4.02 Priorities of Distribution. (a) On each Distribution Date, the Securities Administrator shall allocate from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining and, on such Distribution Date, shall make distributions on the Certificates in accordance with such allocation:

            (i) to the Supplemental Interest Trust and to the holders of each Class of LIBOR Certificates in the following order of priority:

                  (A) to the Supplemental Interest Trust, the sum of (x) all Net
            Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment;

                  (B) concurrently, (1) from the Interest Remittance Amount
            related to the Group I Mortgage Loans, to the Class A-1 Certificates, the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for the Class A-1 Certificates;
            (2) from the Interest Remittance Amount related to the Group II Mortgage Loans, pro rata (based on the Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts distributable to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates) to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts for the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates; (3) provided, that if the Interest Remittance Amount for either Loan Group is insufficient to make the related payments set forth clause (1) or (2) above, any Interest Remittance Amount relating to the other Loan Group remaining after payment of the related Accrued Certificate Interest Distribution Amounts and Unpaid Interest Amounts will be available to cover that shortfall;

                  (C) from any remaining Interest Remittance Amounts, to the
            Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (D) from any remaining Interest Remittance Amounts, to the
            Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (E) from any remaining Interest Remittance Amounts, to the
            Class M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (F) from any remaining Interest Remittance Amounts, to the
            Class M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (G) from any remaining Interest Remittance Amounts, to the
            Class M-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (H) from any remaining Interest Remittance Amounts, to the
            Class M-6 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (I) from any remaining Interest Remittance Amounts, to the
            Class M-7 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (J) from any remaining Interest Remittance Amounts, to the
            Class M-8 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (K) from any remaining Interest Remittance Amounts, to the
            Class M-9 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

                  (L) from any remaining Interest Remittance Amounts, to the
            Class B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class; and

                  (M) from any remaining Interest Remittance Amounts, to the
            Class B-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class.

            (ii) (A) on each Distribution Date (a) prior to the Stepdown Date or
      (b) with respect to which a Trigger Event is in effect, to the holders of the Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) sequentially:

                        (x) concurrently to the Class R, Class RC and Class RX
            Certificates, allocated pro rata, until their respective Class Certificate Balances have been reduced to zero; and (y) to the Class A Certificates, allocated as described in Section 4.02(c), until their respective Class Certificate Balances are reduced to zero;

                  (b) sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

            (B) on each Distribution Date (a) on and after the Stepdown Date and
      (b) so long as a Trigger Event is not in effect, to the holders of the Class or Classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                  (a) the lesser of (x) the Principal Distribution Amount and
            (y) the Class A Principal Distribution Amount to the Class A Certificates, allocated as described in Section 4.02(c), until their respective Class Certificate Balances are reduced to zero;

                  (b) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, to the Class M-1 Certificates until their Class Certificate Balance has been reduced to zero;

                  (c) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and to the Class M-1 Certificates in clause (ii)(B)(b) above, and (y) the Class M-2 Principal Distribution Amount, to the Class M-2 Certificates until their Class Certificate Balance has been reduced to zero;

                  (d) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above and to the Class M-2 Certificates in clause (ii)(B)(c) above, and (y) the Class M-3 Principal Distribution Amount, to the Class M-3 Certificates until their Class Certificate Balance has been reduced to zero;

                  (e) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above and to the Class M-3 Certificates in clause (ii)(B)(d) above, and (y) the Class M-4 Principal Distribution Amount, to the Class M-4 Certificates until their Class Certificate Balance has been reduced to zero;

                  (f) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above and to the Class M-4 Certificates in clause (ii)(B)(e) above, and (y) the Class M-5 Principal Distribution Amount, to the Class M-5 Certificates until their Class Certificate Balance has been reduced to zero;

                  (g) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above and to the Class M-5 Certificates in clause (ii)(B)(f) above, and (y) the Class M-6 Principal Distribution Amount, to the Class M-6 Certificates until their Class Certificate Balance has been reduced to zero;

                  (h) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above and to the Class M-6 Certificates in clause (ii)(B)(g) above, and (y) the Class M-7 Principal Distribution Amount, to the Class M-7 Certificates until their Class Certificate Balance has been reduced to zero;

                  (i) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above and to the Class M-7 Certificates in clause (ii)(B)(h) above, and (y) the Class M-8 Principal Distribution Amount, to the Class M-8 Certificates until their Class Certificate Balance has been reduced to zero;

                  (j) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above, to the Class M-7 Certificates in clause (ii)(B)(h) above and to the Class M-8 Certificates in clause (ii)(B)(i) above, and (y) the Class M-9 Principal Distribution Amount, to the Class M-9 Certificates until their Class Certificate Balance has been reduced to zero;

                  (k) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above and to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above, to the Class M-7 Certificates in clause (ii)(B)(h) above, to the Class M-8 Certificates in clause (ii)(B)(i) above and to the Class M-9 Certificates in clause (ii)(B)(j) above, and (y) the Class B-1 Principal Distribution Amount, to the Class B-1 Certificates until their Class Certificate Balance has been reduced to zero;

                  (l) the lesser of (x) the excess of (i) the Principal
            Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above and to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above, to the Class M-7 Certificates in clause (ii)(B)(h) above, to the Class M-8 Certificates in clause (ii)(B)(i) above, to the Class M-9 Certificates in clause (ii)(B)(j) above, to the Class B-1 Certificates in clause (ii)(B)(k) above and (y) the Class B-2 Principal Distribution Amount, to the Class B-2 Certificates until their Class Certificate Balance has been reduced to zero;

            (iii) any amount remaining after the distributions in clauses 4.02(a)(i) and (ii) above shall be distributed in the following order of priority:

                  (A) to the Class M-1 Certificates, any Unpaid Interest Amount
            for such Class;

                  (B) to the Class M-2 Certificates, any Unpaid Interest Amount
            for such Class;

                  (C) to the Class M-3 Certificates, any Unpaid Interest Amount
            for such Class;

                  (D) to the Class M-4 Certificates, any Unpaid Interest Amount
            for such Class;

                  (E) to the Class M-5 Certificates, any Unpaid Interest Amount
            for such Class;

                  (F) to the Class M-6 Certificates, any Unpaid Interest Amount
            for such Class;

                  (G) to the Class M-7 Certificates, any Unpaid Interest Amount
            for such Class;

                  (H) to the Class M-8 Certificates, any Unpaid Interest Amount
            for such Class;

                  (I) to the Class M-9 Certificates, any Unpaid Interest Amount
            for such Class;

                  (J) to the Class B-1 Certificates, any Unpaid Interest Amount
            for such Class;

                  (K) to the Class B-2 Certificates, any Unpaid Interest Amount
            for such Class;

                  (L) to the Excess Reserve Fund Account, the amount of any
            Basis Risk Payment (without regard to Net Swap Receipts or Cap Payments) for such Distribution Date;

                  (M) from funds on deposit in the Excess Reserve Fund Account with respect to such Distribution Date, an amount equal to any Basis Risk Carry Forward Amount with respect to the LIBOR Certificates for such Distribution Date to such Classes in the same order and priority as set forth in Section 4.02(a)(i), with the allocation to the Class A Certificates being pro rata based on their respective Basis Risk Carry Forward Amounts;

                  (N) to the Supplemental Interest Trust, the amount of any
            Defaulted Swap Termination Payment;

                  (O) if a 40-Year Trigger Event is in effect, any remaining amounts (without regard to Net Swap Receipts or Cap Payments), first, to the Class A Certificates, allocated to those Classes pursuant to Section 4.02(a)(iii)(c) below, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class B-2 Certificates, the lesser of (x) any remaining amounts and (y) the amount necessary to increase the actual Overcollateralized Amount for such Distribution Date so that a 40-Year Trigger Event is no longer in effect, in each case, until their respective Class Certificate Balances have been reduced to zero;

                  (P) to the Class X Certificates, the remainder of the Class X
            Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(O);

                  (Q) to the Class RC Certificates, any remaining amount, in respect of Pooling-Tier REMIC-1;

                  (R) to the Class R Certificates, any remaining amount, in
            respect of Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC; and

                  (S) to the Class RX Certificates, any remaining amount, in respect of the Class X REMIC.

            Notwithstanding the foregoing, if the Stepdown Date is the date on which the Class Certificate Balance of the Class A Certificates is reduced to zero, any Principal Distribution Amount remaining after principal distributions to the Class A Certificates pursuant to clause (ii)(A) above will be included as part of the distributions pursuant to clause (ii)(B) above.

            (b) On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period shall be distributed by the Securities Administrator to the holders of the Class P Certificates.

            (c) All principal distributions allocated to the Class A Certificates on any Distribution Date shall be allocated among the Class A-1 Certificate Group and the Class A-2 Certificate Group based on the Class A Principal Allocation Percentage for the Class A-1 Certificate Group and the Class A-2 Certificate Group, as applicable. However, if the Class Certificate Balances of the Class A Certificates in any Class A Certificate Group is reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates in that Class A Certificate Group on that Distribution Date, and the amount of principal distributions distributable on all subsequent Distribution Dates, shall be distributed to the Class A Certificates of the other Class A Certificate Group remaining Outstanding, in accordance with the principal distribution allocations set forth in this Section 4.02(c), until their respective Class Certificate Balances have been reduced to zero. Any distributions of principal to the Class A-1 Certificate Group shall be made first from Available Funds relating to the Group I Mortgage Loans. Any distributions of principal to the Class A-2 Certificate Group shall be made first from Available Funds relating to the Group II Mortgage Loans.

            Any principal distributions allocated to the Class A-2 Certificate Group are required to be distributed sequentially to the Class A-2A Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2B Certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2C Certificates, until their Class Certificate Balance has been reduced to zero and then to the Class A-2D Certificates, until their Class Certificate Balance has been reduced to zero.

            Notwithstanding the allocation of principal to the Class A Certificates described in the preceding paragraphs, from and after the Distribution Date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class A Certificates, based on their respective Certificate Principal Balances.

            For purposes of this Agreement, any Net Swap Payments or Swap Termination Payments (other than Defaulted Swap Termination Payments) shall be allocated by the Securities Administrator between Loan Groups based on the respective aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group.

            (d) On any Distribution Date, any Relief Act Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date shall be allocated by the Securities Administrator as a reduction in the following order:

                        (1) First, to the portion of the Class X Distributable
                  Amount allocable to interest; and

                        (2) Second, pro rata, as a reduction of the Accrued
                  Certificate Interest Distribution Amount for the Class A, Class M and Class B Certificates, based on the amount of interest to which such Classes would otherwise be entitled.

            Section 4.03 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Securities Administrator shall make available to each Certificateholder, the Master Servicer, the Servicers, the Depositor, the Trustee and each Rating Agency a statement setting forth with respect to the related distribution:

            (i) the actual Distribution Date, the related Record Date, the Interest Accrual Period(s) for each Class for such Distribution Date and the LIBOR Determination Date for such Interest Accrual Period;

            (ii) the amount of Available Funds;

            (iii) the amount of Available Funds allocable to principal, the Principal Remittance Amount (separately identifying the components thereof) and the Principal Distribution Amount (separately identifying the components thereof);

            (iv) the amount of Available Funds allocable to interest and each Interest Remittance Amount;

            (v) the amount of any Unpaid Interest Amount for each Class included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for each Class and the amount of such Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

            (vi) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

            (vii) the Class Certificate Balance of each Class of Certificates before and after giving effect to the distribution of principal on such Distribution Date;

            (viii) the Pool Stated Principal Balance for the related Distribution Date;

            (ix) the amount of Expense Fees paid to or retained by the Servicers, the Securities Administrator and the Master Servicer (stated separately and in the aggregate) with respect to such Distribution Date;

            (x) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (xi) the amount of Advances included in the distribution on such Distribution Date reported by the Servicers (and the Master Servicer as successor servicer and any other successor servicer, if applicable) as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (xii) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days, and 90+ days, (2) that have become REO Property,
      (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last day of the related Due Period;

            (xiii) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

            (xiv) with respect to any Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate outstanding principal balance of such Mortgage Loans as of the close of business on the last day of the related Due Period;

            (xv) the total number and outstanding principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the related Due Period;

            (xvi) whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the aggregate outstanding principal balance of all 60+ Day Delinquent Mortgage Loans);

            (xvii) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

            (xviii) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (xix) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the Certificateholders with respect to Unpaid Interest Amounts, Applied Realized Loss Amounts and Basis Risk Carry Forward Amounts;

            (xx) the amount of any Cap Payments, Net Swap Payments, Net Swap Receipts, Swap Termination Payments or Defaulted Swap Termination Payments;

            (xxi) the LIBOR and Swap LIBOR rates (and the calculation thereof, if applicable);

            (xxii) the Overcollateralized Amount and Specified
      Overcollateralized Amount;

            (xxiii) Prepayment Charges collected or paid (pursuant to Section 3.07(a) by the Servicers;

            (xxiv) the Cumulative Loss Percentage and the aggregate amount of Realized Losses used to calculate the Cumulative Loss Percentage;

            (xxv) the amount distributed on the Class X Certificates;

            (xxvi) the amount of any Subsequent Recoveries for such Distribution Date; and

            (xxvii) the number of Mortgage Loans at the beginning and end of the applicable reporting period, the pool factor (being the Stated Principal Balance of the Mortgage Loans for the related Distribution Date divided by the Cut-off Date Principal Balance), and the weighted average interest rate, and weighted average remaining term.

            In addition, each Form 10-D prepared and filed by the Securities Administrator pursuant to Section 8.12 shall include the following information with respect to the related distribution:

            (i) material breaches of Mortgage Loan representations and warranties of which the Securities Administrator has actual knowledge or has received written notice; and

            (ii) material breaches of any covenants under this Agreement of which the Securities Administrator has actual knowledge or has received written notice;

provided, that, if the Securities Administrator receives written notice of events described in (i) and/or (ii) above from the Servicers, the Servicers shall be responsible for providing information to the Securities Administrator for inclusion in the applicable Form 10-D.

            (b) The Securities Administrator's responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Master Servicer, the Servicers and the Depositor is limited, if applicable, to the availability, timeliness and accuracy of the information derived from the Master Servicer and the Servicers. The Securities Administrator shall make available the above statement via the Securities Administrator's internet website. The Securities Administrator's website will initially be located at http://www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. A paper copy of the above statement will also be made available upon request.

            The Securities Administrator shall make available to each Analytics Company, either electronically or via the Securities Administrator's internet website, each statement to Certificateholders prepared pursuant to this Section 4.03(a). The Securities Administrator and the applicable Servicer shall cooperate in good faith with the Depositor to reconcile any discrepancies in such statements, and the Securities Administrator shall make available via its Internet website any corrections to such statements to each Analytics Company as soon as reasonably practicable after the related Distribution Date.

            (c) Upon request, within a reasonable period of time after the end of each calendar year, the Securities Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time in effect.

            (d) Not later than the Determination Date for each Distribution Date, the applicable Servicer shall furnish to the Depositor with respect to clause (i) below and the Securities Administrator with respect to clause (ii) below, a monthly remittance advice statement (the "Servicer Remittance Report") substantially similar to the format set forth in Exhibit CC hereto, a monthly defaulted loan report substantially similar to the format set forth in Exhibit DD hereto and a realized loss report substantially similar to the format set forth in Exhibit EE hereto (or in such other format mutually agreed to among the Depositor, the Servicers, and the Master Servicer) relating to the period ending on the last day of the preceding calendar month containing such information as shall be reasonably requested (i) by the Depositor to enable the Depositor to disclose "static pool information", as required by Item 1105 of Regulation AB, with respect to the Mortgage Loans, and (ii) by the Securities Administrator to enable the Securities Administrator to provide the reports required by Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last day of the related Prepayment Period. The applicable Servicer shall concurrently deliver to the Depositor a data tape, in form and substance reasonably satisfactory to the Depositor, containing the information required pursuant to this Section 4.03(d) on a loan-by-loan basis for all of the Mortgage Loans. The Depositor will use the information required pursuant to this
Section 4.03(d) in compliance with applicable law.

            Each Servicer shall furnish to the Securities Administrator an individual loan accounting report, as of the last Business Day of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Securities Administrator no later than the Reporting Date, which report shall, at a minimum, contain the following:

            (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Premiums, along with a detailed report of interest on Principal Prepayment amounts remitted in accordance with Section 3.25);

            (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

            (iii) the amount of servicing compensation received by such Servicer during the prior distribution period;

            (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

            (v) the aggregate of any expenses reimbursed to such Servicer during the prior distribution period pursuant to Section 3.11;

            (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent 31 to 60 days, 61 to 90 days and 90+ days;
      (b) as to which foreclosure or bankruptcy proceedings of the related mortgagor have commenced; and (c) as to which REO Property has been acquired;

            (vii) each Mortgage Loan which has been altered, modified or varied during such month, and the reason for such modification (i.e., extension of maturity date, Mortgage Interest Rate);

            (viii) with respect to each Liquidated Mortgage Loan, the amount of any Realized Losses for such Mortgage Loan; and

            (ix) any other information reasonably required by the Securities Administrator to enable it to prepare the Monthly Statement referred to in
      Section 4.03(a).

            (e) For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the so-called "OTS" methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Scheduled Payment due on a Due Date if such Scheduled Payment is not made by the close of business on the Mortgage Loan's next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Scheduled Payment if such Scheduled Payment were not made by the close of business on the Mortgage Loan's second succeeding Due Date. Each Servicer hereby represents and warrants that, as of the Closing Date, such Servicer does not have a safety and soundness regulator that requires such Servicer to conform to any delinquency recognition policy.

            Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Securities Administrator in accordance with the definition of "LIBOR." Until all of the LIBOR Certificates are paid in full, the Securities Administrator shall at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Securities Administrator initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Securities Administrator and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Securities Administrator should terminate its appointment as Reference Bank, the Securities Administrator shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Securities Administrator shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Securities Administrator on each LIBOR Determination Date so long as the LIBOR Certificates are Outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Securities Administrator shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate, the Trustee and the Securities Administrator.

            Section 4.05 Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts shall be allocated by the Securities Administrator to the most junior Class of Subordinated Certificates then Outstanding in reduction of the Class Certificate Balance thereof. In the event Applied Realized Loss Amounts are allocated to any Class of LIBOR Certificates, their Class Certificate Balances shall be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts (including without limitation Basis Risk Carry Forward Amounts) or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, the Class Certificate Balance of each Class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Subordinated Certificates).

            Section 4.06 Supplemental Interest Trust. On the Closing Date, the Securities Administrator shall establish and maintain in its name, a separate non-interest bearing trust account for the benefit of the holders of the LIBOR Certificates (the "Supplemental Interest Trust") as a part of the Trust Fund. The Supplemental Interest Trust shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to this Agreement.

            On any Distribution Date, Swap Termination Payments, Net Swap Payments owed to the Swap Provider, Net Swap Receipts and Cap Payments for that Distribution Date will be deposited into the Supplemental Interest Trust. Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

            (i) to the Swap Provider, the sum of (x) all Net Swap Payments and
      (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

            (ii) to the LIBOR Certificateholders, to pay Accrued Certificate Interest Distribution Amounts (including for this purpose Upper-Tier Carry-Forward Amounts not included in Basis Risk Carry Forward Amounts) and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i), to the extent unpaid from other Available Funds;

            (iii) to the LIBOR Certificateholders, to pay principal as described in Section 4.02(a)(ii), but only to the extent necessary to restore the Overcollateralized Amount to the Specified Overcollateralized Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments and distributions from other Available Funds;

            (iv) to the LIBOR Certificateholders, to pay Unpaid Interest Amounts and Basis Risk Carry Forward Amounts as described in Section 4.02(a)(iii), to the extent unpaid from other Available Funds (including Basis Risk Payments on deposit in the Excess Reserve Fund Account);

            (v) to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

            (vi) to the holders of the Class X Certificates, any remaining amounts.

            Notwithstanding the foregoing, in the event that the Trust receives a Swap Termination Payment and a successor Swap Provider cannot be obtained, then the Securities Administrator shall deposit the Swap Termination Payment into the reserve account that is a sub-account of the Supplemental Interest Trust. On each subsequent Distribution Date (so long as funds are available in the reserve account), the Securities Administrator shall withdraw from the reserve account and deposit into the Supplemental Interest Trust an amount equal to the amount of any Net Swap Receipt due the Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Trust.

            Upon termination of the Trust, any amounts remaining in the Supplemental Interest Trust shall be distributed pursuant to the priorities set forth in this Section 4.06.

            The Securities Administrator shall account for the Supplemental Interest Trust as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of any Trust REMIC created pursuant to this Agreement. The beneficial owners of the Supplemental Interest Trust are the Class X Certificateholders. For federal income tax purposes, Net Swap Payments and Swap Termination Payments payable to the Swap Provider shall be deemed to be paid to the Supplemental Interest Trust first, from the Class X REMIC, by the Holder of the Class X Certificates (in respect of the Class IO Interest and, if applicable, Class X Interest) and second, other than any Defaulted Swap Termination Payment, from the Upper-Tier REMIC by the Holders of the applicable Class or Classes of LIBOR Certificates (in respect of Class IO Shortfalls) as and to the extent provided in Section 8.13.

            Any Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts distributed by the Securities Administrator to the LIBOR Certificateholders shall be accounted for by the Securities Administrator, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates in respect of the Class X Interest and (to the extent remaining after payments to the Swap Provider) the Class IO Interest and then to the respective Class or Classes of LIBOR Certificates. In addition, the Securities Administrator shall account for the rights of Holders of each Class of LIBOR Certificates to receive payments of Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts from the Supplemental Interest Trust (along with Basis Risk Carry Forward Amounts payable from the Excess Reserve Fund Account) as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

            The Supplemental Interest Trust shall be an "outside reserve fund" for federal income tax purposes and not an asset of any Trust REMIC. Furthermore, the Holders of the Class X Certificates shall be the beneficial owners of the Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

            With respect to the failure of either of the Swap Provider or the Cap Provider to perform any of its obligations under the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, as applicable, the breach by either of the Swap Provider or the Cap Provider of any of its representations and warranties made pursuant to the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, as applicable, or the termination of the Interest Rate Swap Agreement, the Securities Administrator shall send any notices and make any demands, on behalf of the Trust, as are required under the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, as applicable. The Securities Administrator shall cause any replacement swap provider to provide a copy of the related replacement interest rate swap agreement to the Securities Administrator and the Depositor.

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

            The Depositor hereby directs the Securities Administrator to register the Class P and Class X Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Securities Administrator, the Securities Administrator shall transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver the Class X and Class P Certificates to the NIM Trustee, or to such other Person or Persons as the Depositor shall request.

            Subject to Section 10.02 respecting the final distribution on the Certificates, on each Distribution Date the Securities Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Securities Administrator or (y), in the event that no wire instructions are provided to the Securities Administrator, by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Securities Administrator by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Securities Administrator shall bind the Securities Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Securities Administrator by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Securities Administrator shall authenticate the Certificates to be issued at the direction of the Depositor or any Affiliate thereof.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Securities Administrator shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Securities Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Securities Administrator. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing. In the event, the Depositor or an Affiliate of the Depositor transfers the Class X Certificates, or a portion thereof, to another Affiliate, it shall notify the Securities Administrator in writing of the affiliated status of the transferee. The Securities Administrator shall have no liability regarding the lack of notice with respect thereto.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Securities Administrator in accordance with the Securities Administrator's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. Except with respect to (i) the transfer of the Class X, Class P or a Residual Certificate to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor or
(iv) a transfer of a Residual Certificate to a Servicer, an Affiliate of a Servicer, or its designee (including, without limitation, an employee of such Servicer who is an "accredited investor" as defined in Regulation D under the Securities Act), in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Securities Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit I (the "Transferor Certificate") and either (i) there shall be delivered to the Securities Administrator a letter in substantially the form of Exhibit J (the "Rule 144A Letter") or Exhibit K (the "Non-Rule 144A Investment Letter") or (ii) in the case of the Class X Certificates, there shall be delivered to the Securities Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. A transferee of any Private Certificates who is not a "qualified institutional buyer" as that term is defined in Rule 144A of the Securities Act must take delivery of such Private Certificates in definitive form. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. To the extent of any information reasonably within the possession of the applicable party, the Securities Administrator, the Master Servicer and each Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Securities Administrator, the Master Servicer, the Depositor and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to (i) the transfer of a Residual, Class X or Class P Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor or
(iv) a transfer of a Residual Certificate to the applicable Servicer, an Affiliate of such Servicer, or its designee (including, without limitation, an employee of the applicable Servicer who is an "accredited investor" as defined in Regulation D under the Securities Act), no transfer of an ERISA-Restricted Certificate shall be made unless the Securities Administrator shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Securities Administrator (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Securities Administrator's receipt of a representation letter from the transferee substantially in the form of Exhibit I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a Person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement (collectively, a "Plan") to effect such transfer, (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate presented for registration in the name of a Plan, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee, the Depositor, the Servicers or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Securities Administrator, the Master Servicer, the Depositor or the Servicers to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Securities Administrator by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA Restricted Certificate, other than a Class P Certificate or a Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Securities Administrator of an Opinion of Counsel satisfactory to the Securities Administrator as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

            The Residual Certificates and Class P Certificates may not be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to
Section 4975 of the Code, or any plan subject to any Similar Law or any Person investing on behalf of or with plan assets of such Plan.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Securities Administrator shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Securities Administrator in accordance with the foregoing requirements.

            As long as the Interest Rate Swap Agreement is in effect, each beneficial owner of a Certificate other than an ERISA Restricted Certificate, or any interest therein, shall be deemed to have represented that either (i) it is not a Plan or (ii) the acquisition and holding of the Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee;

            (ii) Except in the case of a Transfer of a Residual Certificate to an employee of the applicable Servicer who is an "accredited investor" as defined in Regulation D under the Securities Act, no Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under subparagraph (b) above, the Securities Administrator shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit H;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Securities Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Securities Administrator shall be paid and delivered by the Securities Administrator to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Securities Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Securities Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Depositor, the Trustee, the Securities Administrator, or the Servicers, to the effect that the elimination of such restrictions will not cause any Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are Outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Securities Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Securities Administrator except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Securities Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Securities Administrator may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Securities Administrator or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Securities Administrator shall issue the Definitive Certificates. None of the Servicers, the Depositor or the Securities Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Securities Administrator with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Securities Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Securities Administrator, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Securities Administrator in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicers, the Master Servicer, the Trustee and the Securities Administrator such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Securities Administrator that such Certificate has been acquired by a bona fide purchaser, the Securities Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section
5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Servicers, the Securities Administrator, the Master Servicer, the Trustee, the Depositor, and any agent of the Servicers, the Depositor, the Securities Administrator, the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicers, the Master Servicer, the Securities Administrator, the Trustee, the Depositor or any agent of the Servicers, the Securities Administrator, the Master Servicer, the Depositor or the Trustee shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Securities Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor, the Trustee or a Servicer shall request such information in writing from the Securities Administrator, then the Securities Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Trustee, such Servicer or the Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Securities Administrator, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Securities Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency. The Securities Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies in the United States where Certificates may be surrendered for registration of transfer or exchange. The Securities Administrator initially designates its Corporate Trust Office for registration of transfer or exchange purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - GSAMP 2006-HE5. The Securities Administrator shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency, for purposes of the surrender of Certificates for the final distribution. The Securities Administrator shall give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICERS

            Section 6.01 Respective Liabilities of the Depositor and the Servicers. The Depositor and each of the Servicers shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor or a Servicer.
(a) The Depositor and each Servicer will each keep in full effect its existence, rights and franchises as a Delaware corporation, limited partnership, a corporation or limited liability company, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation, limited partnership, a corporation or limited liability company, as applicable, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            (b) Any Person into which the Depositor or a Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or a Servicer shall be a party, or any Person succeeding to the business of the Depositor or a Servicer, shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to such Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac, and meets the requirements of Section 7.02, and provided, further, that such merger, consolidation or succession does not adversely affect the then current rating or ratings on the LIBOR Certificates. As a condition to the succession to any Servicer under this Agreement by any Person (i) into which a Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to a Servicer, such Servicer shall provide to the Depositor, the Securities Administrator and the Master Servicer, at least 30 calendar days (or 10 Business Days in the case of the appointment of the Servicing Rights Pledgee or its designee as successor servicer pursuant to Sections 6.06 or 7.02 provided, however that the 30 calendar days or 10 Business Days notice period shall not apply once the Depositor is not required to file reports pursuant to the Exchange Act) prior to the effective date of such succession or appointment,
(x) written notice to the Depositor, the Securities Administrator and the Master Servicer of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, the Securities Administrator and the Master Servicer, all information reasonably necessary to enable the Securities Administrator, pursuant to Section 8.12(g), to accurately and timely report the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange
Act).

            Section 6.03 Limitation on Liability of the Depositor, the Servicers and Others. Neither the Depositor, the Servicers nor any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicers or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, each Servicer and any director, officer, employee or agent of the Depositor and each Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Sponsor, each Servicer and any director, officer, employee, Affiliate or agent of the Depositor, the Sponsor or each Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor any Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor and each Servicer may in its discretion undertake any such action (or the Depositor may direct the Trustee to undertake such actions pursuant to
Section 2.07 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, and the applicable Servicer (and the Trustee if directed by the Depositor to take such action) shall be entitled to be reimbursed therefor out of the Collection Account.

            Section 6.04 Limitation on Resignation of a Servicer. Subject to the provisions of Section 7.01, Section 6.02, the fourth and fifth paragraphs of
Section 7.02 and Section 6.06, no Servicer shall assign this Agreement or resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the applicable Servicer, the Depositor and the Securities Administrator, (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by such Servicer or (iii) upon satisfaction of the following conditions: (a) the applicable Servicer has proposed a successor servicer to the Securities Administrator in writing; and (b) each Rating Agency shall have delivered a letter to the Securities Administrator prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as a Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect. Any such determination permitting the resignation of a Servicer under clause
(ii) above shall be evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Master Servicer, the Securities Administrator, the Trustee or the Trust Fund) to such effect delivered to the Depositor, the Trustee, the Master Servicer and the Securities Administrator which Opinion of Counsel shall be in form and substance acceptable to the Depositor, the Trustee, the Master Servicer and the Securities Administrator. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder.

            Section 6.05 Additional Indemnification by the Servicers; Third Party Claims.

            (a) Each Servicer shall indemnify the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee and any Affiliate, director, officer, employee or agent of the Depositor, the Master Servicer, the Securities Administrator and the Trustee and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by such Servicer of (i) any of its representations and warranties referred to in
Section 2.03(a), (ii) any error in any tax or information return prepared by such Servicer, or (iii) the failure of such Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement (including, without limitation, the failure to deliver accurate and complete information on a timely basis pursuant to Section 4.03(d)). The applicable Servicer immediately shall notify the Depositor, the Master Servicer, the Securities Administrator and the Trustee if such claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor, the Master Servicer, the Securities Administrator and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, the Master Servicer, the Securities Administrator, or the Trustee in respect of such claim.

            (b) Notwithstanding anything to the contrary contained in this Agreement, each Servicer shall indemnify the Depositor, the Master Servicer, the Securities Administrator, the Sponsor, the Trustee and any director, officer, employee or agent of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator or the Trustee and hold them harmless against any and all claims, economic losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other related costs, fees and expenses that any of them actually sustain, in each case that are likely foreseeable and directly related to any failure by such Servicer or any Subservicer engaged by such Servicer or any Subcontractor utilized by such Servicer to deliver any information, report, certification or accountants' letter when and as required under Sections 3.22, 3.23, 6.02 or 8.12, including without limitation any failure by such Servicer to identify pursuant to Section 3.02(e) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB. (c) If the indemnification provided for in this Section 6.05 is unavailable or insufficient to hold harmless any Person entitled to indemnification thereunder, then the applicable Servicer shall contribute to the amount paid or payable to the party to be indemnified as a result of the losses, claims, damages or liabilities of such Person in such proportion as is appropriate to reflect the relative fault of such Person on the one hand and such Servicer, on the other, in connection with a breach of such Servicer's obligations pursuant to this Section 6.05. This Section 6.05 shall survive the termination of this Agreement or the earlier resignation or removal of the applicable Servicer.

            Section 6.06 Servicing Rights Pledge. Notwithstanding anything to the contrary which may be set forth in Section 6.04, the Securities Administrator, the Master Servicer, the Trustee, each Custodian and the Depositor hereby specifically (i) agree to the pledge and assignment by Litton of all Litton's right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders, and (ii) provided that no Servicer Event of Default exists, agree that upon delivery to the Securities Administrator by the Servicing Rights Pledgee of a letter signed by Litton whereunder Litton shall resign as a Servicer under this Agreement, the Securities Administrator shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer pursuant to Section 7.02 and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of Litton are transferred to a successor, the entire amount of the Servicing Fee and other compensation payable to Litton pursuant hereto shall thereafter be payable to such successor.

                                  ARTICLE VII

                                     DEFAULT

            Section 7.01 Events of Default. "Event of Default," wherever used herein, means with respect to each Servicer individually, any one of the following events:

            (a) any failure by a Servicer to remit to the Securities Administrator any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, or by the Securities Administrator, or to such Servicer, the Depositor, the Master Servicer, the Securities Administrator and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights; or

            (b) any failure on the part of a Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement which continues unremedied for a period of thirty days (except that (x) such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement, (y) there shall be no cure period in the case of the failure to perform any of the obligations set forth in Sections 3.22 and
3.23 and (z) such number of days shall be ten in the case of a failure to observe or perform any of the obligations set forth in Sections 3.02, 6.02, 6.04 or 8.12; provided, however, that in the event that the Commission grants an extension of time to the Depositor with respect to the Exchange Act filings referenced in Section 8.12(a), such ten day cure period shall be extended by the same time period) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Depositor, the Securities Administrator or by the Master Servicer, or to such Servicer, the Depositor, the Securities Administrator, the Master Servicer and the Trustee by Certificateholders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of such Servicer; provided, however, that (except with respect to clauses (x), (y) and (z) above) in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by such Servicer, the cure period may be extended for an additional 30 days upon delivery by such Servicer to the Securities Administrator of a certificate to the effect that such Servicer believes in good faith that the failure or breach can be cured within such additional time period and such Servicer is diligently pursuing remedial action; or

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

            (d) a Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to a Servicer or of or relating to all or substantially all of its property; or

            (e) a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (f) any failure of a Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance Date; or

            (g) if a Cumulative Loss Event occurs.

            If an Event of Default described in clauses (a) through (g) of this
Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Master Servicer may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Master Servicer shall, by notice in writing to the applicable Servicer and the Servicing Rights Pledgee (if any) (with a copy to each Rating Agency), terminate all of the rights and obligations of the applicable Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Master Servicer shall not be required to give written notice to such Servicer of the occurrence of an Event of Default described in clauses (b) through (g) of this Section 7.01 unless and until a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of such an Event of Default. In the event that a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of an Event of Default described in clause (a) of this Section 7.01 (i.e., solely as to a default caused by a failure to remit timely on a Remittance Date), the Master Servicer shall give notice (by telephone or by email, facsimile or other writing) to such Servicer and the Servicing Rights Pledgee (if any) of the occurrence of such default by the end of business of the day on which such Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such default or event of default. In the event that a Responsible Officer of the Master Servicer has actual knowledge of the occurrence of an Event of Default described in clause (a) of this Section 7.01, the Master Servicer shall give written notice to such Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such Event of Default. The Master Servicer, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to such Servicer of the default on any Remittance Date on which such Servicer fails to make any deposit or payment required pursuant to this Agreement (including, but not limited to Advances, to the extent required by this Agreement); provided, however, that if an Event of Default occurs due to the failure of such Servicer to make an Advance to the extent required, the Master Servicer, as successor Servicer, or another successor Servicer shall, prior to the applicable Distribution Date, immediately make such Advance. Any such notice to such Servicer shall also be given to the Trustee, each Rating Agency and the Depositor. Notwithstanding any other provision of this Agreement, any remedy with respect to clause (a) of this
Section 7.01 shall be effective only if payment is received by the Master Servicer by no later than noon (Eastern time) on the Business Day immediately following the date of notice to such Servicer as set forth in the immediately preceding sentence. If such Servicer fails to make such payment, the Master Servicer shall send notice of termination (by email, facsimile or other writing) to such Servicer, and, on and after the receipt by such Servicer of such notice, or upon receipt by such Servicer of notice with respect to any other clause of this Section 7.01, all authority and power of such Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer as the successor Servicer subject to the rights of the Servicing Rights Pledgee (if any, and if the Master Servicer has pertinent contact information of such Servicing Rights Pledgee) under Sections 6.06 and
7.02. Notwithstanding the foregoing, as long as JPMorgan Chase Bank, National Association is the Servicing Rights Pledgee, the pertinent contact information of the Servicing Rights Pledgee shall be 707 Travis Street, Floor 6N, Houston, Texas 77002, Attention: Jack Camiolo, phone number (713) 216-3019, and the Master Servicer hereby acknowledges that no other notice or information shall be required. The Master Servicer is hereby authorized and empowered to execute and deliver, on behalf of such Servicer, as attorney in fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of such Servicer to pay amounts owed pursuant to Article VIII. Each Servicer agrees to cooperate with the Master Servicer in effecting the termination of such Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Master Servicer of all cash amounts which shall at the time be credited to the Collection Account of such predecessor Servicer, or thereafter be received with respect to the Mortgage Loans.

            Notwithstanding any termination of the activities of a Servicer hereunder, such Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid portion of the Servicing Fees to which such Servicer would have been entitled and to continue to receive reimbursement for all outstanding P&I Advances and Servicing Advances in accordance with the terms of this Agreement.

            Section 7.02 Master Servicer to Act; Appointment of Successor Servicer. On and after the time the Master Servicer gives, and a Servicer receives, a notice of termination pursuant to Section 7.01, the Master Servicer shall, subject to and to the extent provided in Section 3.06 and subject to the rights of the Servicing Rights Pledgee, be the successor to such Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof and applicable law, including the obligation to make P&I Advances or Servicing Advances pursuant to Section 4.01, as soon as practicable but in no event later than 90 days following the notice of termination or removal of the Servicer. As compensation therefor, the Master Servicer shall be entitled to all funds relating to the Mortgage Loans that such Servicer would have been entitled to charge to the Collection Account if such Servicer had continued to act hereunder including, if such Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to the Collection Account (in addition to income on investments or gain related to the Distribution Account for the benefit of the Securities Administrator). Notwithstanding the foregoing, if the Master Servicer has become the successor to such Servicer in accordance with this Section 7.02, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01 or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to such Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder. Any successor to such Servicer shall be an institution which is a Fannie Mae- and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Master Servicer an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of such Servicer (other than liabilities of such Servicer under Section 6.03 incurred prior to termination of such Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to a Servicer hereunder, the Master Servicer, unless the Master Servicer is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Master Servicer may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee and amounts paid to such Servicer from investments. The Master Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Master Servicer nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of such Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            In the event that a Servicer is terminated pursuant to Section 7.01, such terminated Servicer shall provide notices to the Mortgagors, transfer the Servicing Files to a successor Servicer and pay all of its own out-of-pocket costs and expenses at its own expense. In addition, all Servicing Transfer Costs incurred by parties other than the terminated Servicer (excluding set-up costs and other administrative expenses of the successor Servicer, in which case the successor Servicer shall pay for such costs and expenses but shall not be entitled to reimbursement therefor from the Trust Fund, or if the successor servicer fails to pay, the Securities Administrator pays such amounts from the Trust Fund), such an amount shall be paid by the terminated Servicer promptly upon presentation of reasonable documentation of such costs. If the Master Servicer is the predecessor Servicer (except in the case where the Master Servicer in its role as successor Servicer is being terminated pursuant to
Section 7.01 by reason of an Event of Default caused solely by the Master Servicer as the successor Servicer and not by the predecessor Servicer's actions or omissions), such costs shall be paid by the prior terminated Servicer promptly upon presentation of reasonable documentation of such costs.

            Any successor to a Servicer as servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that such Servicer is required to maintain pursuant to Section 3.13.

            Notwithstanding anything to the contrary set forth above, if, pursuant to Section 6.06, Litton assigns all of its right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee or its designee, the Master Servicer hereby agrees that such party shall be appointed successor Servicer upon receipt of (i) a letter signed by Litton whereunder Litton shall resign as a Servicer under this Agreement, (ii) a letter signed by the Servicing Rights Pledgee or its designee, whereunder such party acknowledges such assignment and agrees to be the successor Servicer subject to the terms of this Agreement and (iii) confirmation from the Rating Agencies that such appointment will not cause any Rating Agency to withdraw or downgrade its then-current ratings of any Class of Certificates.

            In the event an Event of Default has occurred with respect to Litton, notwithstanding anything to the contrary above, the Master Servicer and the Depositor hereby agree that upon delivery to the Master Servicer by or on behalf of the Servicing Rights Pledgee of a letter signed by Litton within ten Business Days of the date on which the Master Servicer sent notice of such default, whereunder Litton shall resign as a Servicer under this Agreement, the Master Servicer shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer set forth above and the Servicing Rights Pledgee or such designee agrees to be subject to the terms of this Agreement. If the Servicing Rights Pledgee fails to provide the Master Servicer with such letter, the Master Servicer shall appoint a successor Servicer in accordance with Section 7.02. Notwithstanding anything to the contrary above, Litton shall continue to perform all of the obligations of Servicer hereunder until the Master Servicer appoints a successor Servicer.

            Any such successor Servicer shall be required to satisfy the requirements of a successor Servicer under this Section 7.02.

            Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to a Servicer, the Securities Administrator shall give prompt written notice thereof to Trustee, Certificateholders, and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Securities Administrator shall transmit by mail to all Certificateholders, and each Rating Agency notice of each such Event of Default hereunder known to the Securities Administrator, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                    CONCERNING THE TRUSTEE AND THE CUSTODIANS

            Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of a Master Servicer Event of Default and after the curing of all Master Servicer Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case a Master Servicer Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance.

            Unless a Master Servicer Event of Default known to a Responsible Officer of the Trustee has occurred and is continuing,

            (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            The Master Servicer or Trustee, as applicable, shall be permitted to utilize one or more Subcontractors for the performance of certain of its obligations under this Agreement, provided that the Master Servicer or Trustee, as applicable, complies with Section 3.02(e) as if the Master Servicer or Trustee, as applicable, were a "Servicer" pursuant to that Section. The Master Servicer or Trustee, as applicable, shall indemnify the Depositor, the Securities Administrator, the Master Servicer, the Sponsor and any director, officer, employee or agent of the Depositor or the Sponsor and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Master Servicer or Trustee, as applicable, to perform any of its obligations under Section 3.22 or Section 3.23, including without limitation any failure by the Master Servicer or Trustee, as applicable, to identify pursuant to Section 3.02(e) any Subcontractor that is a Servicing Function Participant. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Master Servicer or Trustee, as applicable.

            Section 8.02 Certain Matters Affecting each Custodian and the Trustee. Except as otherwise provided in Section 8.01:

            (a) each Custodian and the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and neither Custodian nor the Trustee shall have any responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) each Custodian and the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (c) neither Custodian nor the Trustee shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, nor shall either the Trustee or any Custodian be liable for acts or omissions of the other;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder; provided that the Trustee shall not be responsible for any act or omission of any Custodian;

            (f) neither Custodian nor the Trustee shall be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

            (h) the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default or an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof except as otherwise provided in Section 7.01;

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

            (j) the Securities Administrator shall remit the custodian fee to each Custodian pursuant to a separate agreement.

            Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Neither the Trustee nor Custodian shall be accountable for the use or application by the Depositor, the Securities Administrator, the Master Servicer or a Servicer of any funds paid to the Depositor, the Securities Administrator, the Master Servicer or a Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor, the Securities Administrator, the Master Servicer or a Servicer.

            The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer).

            Section 8.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.05 Trustee's Fees and Expenses and Indemnification. As compensation for its activities under this Agreement, the Trustee shall be paid its fee by the Securities Administrator from the Securities Administrator's own funds pursuant to a separate fee schedule. The Trustee shall have no lien on the Trust Fund for the payment of such fees. The Trustee and any director, officer, employee, or agent of the Trustee or the applicable Custodian and each Custodian shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorney's fees) resulting from any error in any tax or information return prepared by the Master Servicer or incurred in connection with:

            (a) any claim or legal action relating to this Agreement, or

            (b) any claim or legal action relating to the Certificates or the Interest Rate Swap Agreement or the Interest Rate Cap Agreement; or

            (c) except as set forth in the last paragraph of this Section 8.05, the performance of any of the Trustee's or the applicable Custodian's duties under this Agreement,

other than any loss, liability, or expense with respect to the Trustee (i) resulting from any breach of any Servicer's obligations in connection with this Agreement for which the related Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05, (ii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee's or the applicable Custodian's duties under this Agreement or (iii) resulting from any breach of the Master Servicer's obligations hereunder for which the Master Servicer has performed its obligation to indemnify the Trustee pursuant to this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee and applicable Custodian under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

            (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates; and

            (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement.

            Except as otherwise expressly provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee under this Agreement or for any other expenses incurred by the Trustee; provided, however, no expense shall be reimbursed by the Trust Fund hereunder if it would not constitute an "unanticipated expense incurred by the REMIC" within the meaning of the REMIC Provisions.

            Section 8.06 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates or the Servicers and its Affiliates; provided, however, that such entity cannot be an Affiliate of the Depositor or any Servicer other than the Trustee in its role as successor to the Master Servicer.

            Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Securities Administrator, the Master Servicer, the Servicers and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section
8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or each Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to each Servicer and one copy to the successor trustee.

            The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to each Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

            Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicers an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicers and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.09 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In connection with the succession to the Trustee under this Agreement by any Person
(i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor and the Securities Administrator of such succession or appointment and shall furnish to the Depositor and the Securities Administrator in writing and in form and substance reasonably satisfactory to the Depositor and the Securities Administrator, all information reasonably necessary for the Securities Administrator to accurately and timely report, pursuant to Section 8.12(g), the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the applicable Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the applicable Servicer and the Trustee may consider appropriate. If any Servicer shall not have joined in such appointment within 15 days after the receipt by such Servicer of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee (as successor Master Servicer) under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to each Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Securities Administrator covenants and agrees that it shall act as agent (and the Securities Administrator is hereby appointed to act as agent) on behalf of each Trust REMIC described in the Preliminary Statement and that in such capacity it shall:

            (a) prepare (and the Trustee shall sign) and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare (and the Trustee shall sign) and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) within thirty days of the Closing Date, apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the Holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) make an election that each of Pooling-Tier REMIC-1, Pooling-Tier REMIC-2, the Lower-Tier REMIC, the Upper-Tier REMIC and the Class X REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (e) provide information necessary for the computation of tax imposed on the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a "Non-Permitted Transferee"), or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are Outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any Trust REMIC created hereunder;

            (h) pay, from the sources specified in the second to last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on each Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Securities Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Securities Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (i) cause federal, state or local income tax or information returns to be signed by the Securities Administrator or, if required by applicable tax law, the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

            (j) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            The Holder of the largest Percentage Interest of the Class RX Certificates shall act as Tax Matters Person for the Class X REMIC, and the holder of the largest Percentage Interest of the Class R Certificates shall act as the Tax Matters Person for Pooling-Tier REMIC-2, the Lower-Tier REMIC and the Upper-Tier REMIC, and the Holder of the largest Percentage Interest of the Class RC Certificates shall act as Tax Matters Person for Pooling-Tier REMIC-1, in each case, within the meaning of Treasury Regulations Section 1.860F-4(d), and the Securities Administrator is hereby designated as agent of such Certificateholders for such purpose (or if the Securities Administrator is not so permitted, such Holder shall be the Tax Matters Person in accordance with the REMIC Provisions). In such capacity, the Securities Administrator shall, as and when necessary and appropriate, represent any Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

            The Securities Administrator shall treat the rights of the Class P Certificateholders to receive Prepayment Premiums, the rights of the Class X Certificateholders to receive amounts from the Excess Reserve Fund Account, the Supplemental Interest Trust (subject to the obligation to pay Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts) and the rights of the LIBOR Certificateholders to receive Basis Risk Carry Forward Amounts and, without duplication, Upper-Tier Carry Forward Amounts as the beneficial ownership of interests in a grantor trust and not as obligations of any Trust REMIC created hereunder, for federal income tax purposes. The Securities Administrator shall file or cause to be filed with the Internal Revenue Service Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class P, Class X Certificateholders and the LIBOR Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

            To enable the Securities Administrator to perform its duties under this Agreement, the Depositor shall provide to the Securities Administrator within ten days after the Closing Date all information or data that the Securities Administrator requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Securities Administrator concerning the value, if any, to each Class of LIBOR Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account and Basis Risk Carry Forward Amounts or Upper-Tier Carry Forward Amounts from the Supplemental Interest Trust. Thereafter, the Depositor shall provide to the Securities Administrator promptly upon written request therefor any additional information or data that the Securities Administrator may, from time to time, reasonably request to enable the Securities Administrator to perform its duties under this Agreement; provided, however, that the Depositor shall not be required to provide any information regarding the Mortgage Loans after the Closing Date or any information that the applicable Servicer is required to provide to the Securities Administrator pursuant to this Agreement. The Depositor hereby indemnifies the Securities Administrator for any losses, liabilities, damages, claims, or expenses of the Securities Administrator arising from any errors or miscalculations of the Securities Administrator that result from any failure of the Depositor to provide, pursuant to this paragraph, accurate information or data to the Securities Administrator on a timely basis.

            None of the Servicers, the Trustee, the Master Servicer or the Securities Administrator shall (i) cause the creation of any interests in any Trust REMIC other than the regular and residual interests set forth in the Preliminary Statement, (ii) receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement) or
(iii) otherwise knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon any Trust REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, or the tax on "net income from foreclosure property") unless the Securities Administrator receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, at the expense of the Trust Fund, but in no event at the expense of the Securities Administrator) to the effect that the contemplated action will not, with respect to the Trust Fund, result in the imposition of a tax upon any Trust REMIC created hereunder or endanger the status of any Trust REMIC.

            If any tax is imposed on "prohibited transactions" of any Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Pooling-Tier REMIC-1 as defined in Section 860G(c) of the Code, on any contribution to any Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee, the Master Servicer or the Securities Administrator, respectively, if such tax arises out of or results from negligence of the Trustee, the Master Servicer or the Securities Administrator, as applicable, in the performance of any of its obligations under this Agreement, (ii) the applicable Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by such Servicer of any of its obligations under this Agreement, (iii) the Sponsor if such tax arises out of or results from the Sponsor's obligation to repurchase a Mortgage Loan pursuant to the Representations and Warranties Agreement, (iv) the applicable Original Loan Seller if such tax arises out of or results from the applicable Original Loan Seller's obligation to repurchase a Mortgage Loan pursuant to Section 2.03 or (v) in all other cases, or if the Trustee, the Master Servicer, the Securities Administrator, the applicable Servicer, the applicable Original Loan Seller or the Sponsor fails to honor its obligations under the preceding clause (i), (ii), (iii) or (iv), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

            For as long as each Trust REMIC shall exist, the Securities Administrator shall act in accordance with this Agreement and shall comply with any directions of the Depositor or the applicable Servicer as provided herein so as to assure such continuing treatment. The Securities Administrator shall not
(a) sell or permit the sale of all or any portion of the Mortgage Loans unless pursuant to a repurchase or substitution in accordance with this Agreement, or of any investment of deposits in an Account, and (b) accept any contribution to any Trust REMIC after the Startup Day without receipt of a REMIC Opinion.

            Section 8.12 Periodic Filings. (a) The Securities Administrator, the Master Servicer and each Servicer shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. The Securities Administrator shall prepare for execution by the Master Servicer, on behalf of the Depositor, any Forms 8-K, 10-D and 10-K required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof pursuant to the terms of this Section 8.12, and the Securities Administrator shall file (via the Commission's Electronic Data Gathering and Retrieval System) such Forms executed by the Master Servicer, on behalf of the Depositor. The Securities Administrator shall have no duty to verify information received by it from other Persons (other than Subcontractors utilized by the Securities Administrator) in connection with its duties under this Section 8.12.

            (b) Within 15 calendar days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file, and the Master Servicer shall sign, on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D ("Additional Form 10-D Disclosure") shall be determined and prepared by and at the direction of the Depositor as set forth on Exhibit U hereto and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit U hereto, within five calendar days after the related Distribution Date, certain parties to this Agreement shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, in EDGAR-compatible form, or in such other form and substance as otherwise agreed upon by the Securities Administrator and such party, any Additional Form 10-D Disclosure, if applicable. The Securities Administrator shall compile all such information provided to it in a Form 10-D prepared by it. The Depositor shall be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with any Additional Form 10-D Disclosure on Form 10-D pursuant to this Section 8.12(b).

            After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor for review and verification by the Depositor. No later than two Business Days prior to the 10th calendar day after the related Distribution Date, a duly authorized representative of the Master Servicer in charge of the master servicing function shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator and the Depositor, and no later than 5:00 p.m. New York City time on the 15th calendar day after such Distribution Date, the Securities Administrator shall file such Form 10-D with the Commission. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in
Section 8.12(f)(ii). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website (located at www.ctslink.com) a final executed copy of each Form 10-D prepared by the Securities Administrator. The signing party at the Master Servicer can be contacted at the Master Servicer's address for notices set forth in Section 12.05(b)(2)(a), or such other address as to which the Master Servicer has provided prior written notice to the Securities Administrator. The Depositor acknowledges that the performance by the Securities Administrator of its duties under this Section 8.12(b) related to the timely preparation and filing of Form 10-D is contingent upon each Servicer, the Securities Administrator, the Master Servicer, the Depositor and any other Person obligated to provide Additional Form 10-D Disclosure as set forth on Exhibit U hereto strictly observing all applicable deadlines in the performance of their duties under this Section 8.12(b). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Securities Administrator. The Securities Administrator shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

            Form 10-D requires the registrant to indicate (by checking "yes" or "no") that it "(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days." The Depositor hereby represents to the Securities Administrator that the Depositor has filed or caused to be filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days. The Depositor shall notify the Securities Administrator in writing no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D if the answer to the questions should be no. The Securities Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

            (c) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the "10-K Filing Deadline"), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the applicable Servicer and each Subservicer engaged by such Servicer, as described under Section 3.22, (ii)(A) the annual reports on assessment of compliance with applicable servicing criteria for the Securities Administrator, the Master Servicer, the applicable Servicer, each Custodian, each Subservicer engaged by such Servicer and each Servicing Function Participant utilized by such Servicer, the Master Servicer or the Securities Administrator, as described under Section 3.23 and (B) if any such report on assessment of compliance with servicing criteria described under Section 3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or such report on assessment of compliance with servicing criteria described under Section 3.23 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Securities Administrator, the Master Servicer, the applicable Servicer, the applicable Custodian (if the Trust is subject to Exchange Act Reports for such fiscal year), each Subservicer engaged by such Servicer and each Servicing Function Participant utilized by such Servicer, the Master Servicer or the Securities Administrator, as described under Section 3.23, and (B) if any registered public accounting firm attestation report described under Section 3.23 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a certification in the form attached hereto as Exhibit O, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the "Sarbanes Certification"), which shall be signed by the senior officer of the Depositor in charge of securitization. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K ("Additional Form 10-K Disclosure") shall be prepared by party responsible for preparing such disclosure as set forth on Exhibit V hereto, and the Securities Administrator shall compile such disclosure pursuant to the following paragraph. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

            As set forth on Exhibit V hereto, no later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, certain parties to this Agreement shall be required to provide to the Securities Administrator and the Depositor, to the extent known by such applicable parties, any Additional Form 10-K Disclosure, if applicable. The Securities Administrator shall compile all such information provided to it in a Form 10-K prepared by it.

            After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Depositor for review and verification by the Depositor. No later than 5:00 p.m. EST on the 4th Business Day prior to the 10-K Filing Deadline, an officer of the Master Servicer, on behalf of the Depositor, shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in
Section 8.12(f)(ii). The signing party at the Master Servicer can be contacted at the Master Servicer's address for notices set forth in Section 12.05(b)(2)(a), or such other address as to which the Master Servicer has provided prior written notice to the Securities Administrator. The Depositor acknowledges that the performance by the Securities Administrator of its duties under this Section 8.12(c) related to the timely preparation and filing of Form 10-K is contingent upon each Servicer (and any Subservicer or Servicing Function Participant engaged by a Servicer) and the Depositor and any other Person obligated to provide Additional Form 10-K Disclosure as set forth on Exhibit V hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(c), Section 8.12(d), Section 3.22 and Section 3.23. Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Securities Administrator. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (d) In connection with the execution of a Sarbanes Certification, the Securities Administrator shall sign a certification (in the form attached hereto as Exhibit P, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor and its officers, directors and Affiliates, each Servicer shall sign a certification solely with respect to such Servicer (in the form attached hereto as Exhibit Q-1, with such changes as may be necessary as a result of changes promulgated by the Commission) for the benefit of the Depositor, the Securities Administrator and their respective officers, directors and Affiliates and the applicable Subservicer shall sign a certification solely with respect to such Subservicer (in the form attached hereto as Exhibit Q-2, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor, the Securities Administrator and their respective officers, directors and Affiliates and the Master Servicer shall sign a certification solely with respect to the Master Servicer (in the form attached hereto as Exhibit Q-3, with such changes as may be necessary as a result of changes promulgated by the Commission) for the benefit of the Depositor, the Securities Administrator and their respective officers, directors and Affiliates. Each such certification shall be delivered to the Depositor no later than March 15th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Sarbanes Certification no later than the time set forth for the delivery to the Securities Administrator of the signed Form 10-K pursuant to Section 8.12(d) for such year. In the event that prior to the filing date of the Form 10-K in March of each year, the Securities Administrator or the applicable Servicer has actual knowledge of information material to the Sarbanes Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications. In addition, (i) the Securities Administrator shall indemnify and hold harmless the Depositor, the Servicers and the Sponsor and their officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Securities Administrator's obligations under this
Section 8.12(d) or any material misstatement or material omission contained in any information, report, certification or other material provided in written or electronic form pursuant to Section 3.23 and 8.12 of this Agreement and Exhibits U, V and W to this Agreement provided by or on behalf of the Securities Administrator or any Subcontractor utilized by the Securities Administrator (excluding any information, report, certification or other materials provided in written or electronic form by or on behalf of any Person other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) or negligence, bad faith or willful misconduct in connection therewith, and (ii) each Servicer shall indemnify and hold harmless the Depositor, the Sponsor, the Securities Administrator and their respective officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of such Servicer's obligations under this Section 8.12(d) or any material misstatement, omission, negligence, bad faith or willful misconduct of such Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any indemnified party, then (i) the Securities Administrator agrees in connection with a breach of the Securities Administrator's obligations under this Section 8.12(d) or any material misstatement or material omission contained in any information, report, certification or other material provided in written or electronic form pursuant to Section 3.23 and 8.12 of this Agreement and Exhibits U, V and W to this Agreement provided by or on behalf of the Securities Administrator or any Subcontractor utilized by the Securities Administrator (excluding any information, report, certification or other materials provided in written or electronic form by or on behalf of any Person other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) or negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor and the Sponsor as a result of the losses, claims, damages or liabilities of the Depositor and the Sponsor in such proportion as is appropriate to reflect the relative fault of the Depositor and the Sponsor on the one hand and the Securities Administrator on the other and (ii) the applicable Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the such Servicer, on the other hand, in connection with a breach of the such Servicer's obligations under this Section 8.12(d) or any material misstatement or omission, negligence, bad faith or willful misconduct of such Servicer in connection therewith. The obligations of the Securities Administrator and each Servicer under this Section 8.12(d) shall apply to the Securities Administrator and each Servicer that serviced a Mortgage Loan during the applicable period, whether or not such Securities Administrator or Servicer, as applicable, is acting as Securities Administrator or Servicer, as applicable, at the time such certification is required to be delivered. The indemnification and contribution obligations set forth in this Section 8.12(d) shall survive the termination of this Agreement or the earlier resignation or removal of the Securities Administrator or the applicable Servicer, as applicable.

            (e) Upon any filing with the Commission, the Securities Administrator shall promptly deliver to the Depositor a copy of each such executed report, statement or information.

            (f) (i) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. Prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At any time after the filing of a Form 15 Suspension Notification, if the number of Holders of the Offered Certificates of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Securities Administrator shall recommence preparing and filing reports on Form 10-K, 10-D and 8-K as required pursuant to this Section 8.12 and the parties hereto shall again have the obligations set forth in this Section.

            (ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Securities Administrator will immediately notify the Depositor and the Servicers. In the case of Form 10-D and 10-K, the Depositor, the Servicers and the Securities Administrator will thereupon cooperate to prepare a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act and the Securities Administrator shall file in accordance with this Agreement. In the case of Form 8-K, the Securities Administrator will, upon receipt of all disclosure information required to be included on Form 8-K, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the party to this Agreement deciding that an amendment to such Form 8-K, 10-D or 10-K is required will notify the Depositor, the Securities Administrator and the Servicers and such parties will cooperate to prepare any necessary Form 8-KA, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an officer of the Depositor. The Depositor acknowledges that the performance by the Securities Administrator of its duties under this
      Section 8.12(f) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Servicers and the Depositor observing all applicable deadlines in the performance of their duties under this Section 8.12 and Sections 3.22 and
      3.23. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

            (g) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a "Reportable Event"), and also if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K ("Form 8-K Disclosure Information") shall be prepared by the party responsible for preparing such disclosure as set forth on Exhibit W hereto and compiled by the Securities Administrator pursuant to the following paragraph. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 8-K Disclosure on Form 8-K. The Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

            As set forth on Exhibit W hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than noon (Eastern time) on the 2nd Business Day after the occurrence of a Reportable Event, certain parties to this Agreement shall be required to provide to the Depositor and the Securities Administrator, to the extent known by such applicable parties, any Form 8-K Disclosure Information, if applicable. The Securities Administrator shall compile all such information provided to it in a Form 8-K prepared by it.

            After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Depositor for review and verification by the Depositor. No later than the end of the 4th Business Day after the Reportable Event, an officer of the Master Servicer, on behalf of the Depositor, shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 8.12(f)(ii). The signing party at the Master Servicer can be contacted at the Master Servicer's address for notices set forth in Section 12.05(b)(2)(a), or such other address as to which the Master Servicer has provided prior written notice to the Securities Administrator. The Depositor acknowledges that the performance by the Securities Administrator of its duties under this Section 8.12(g) related to the timely preparation and filing of Form 8-K is contingent upon each Servicer, the Depositor and any other Person obligated to provide Form 8-K Disclosure Information as set forth on Exhibit W hereto, observing all applicable deadlines in the performance of their duties under this Section 8.12(g). Promptly (but no later than one Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 8-K filed by the Securities Administrator. The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Securities Administrator's inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

            (h) The Securities Administrator shall have no liability for any loss, expense, damage or claim arising out of or resulting from (i) the accuracy or inaccuracy of any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information (excluding any information therein provided by the Securities Administrator or any Subcontractor utilized by the Securities Administrator) provided to the Securities Administrator in connection with the preparation of Forms 10-D, 10-K and 8-K pursuant to this Section 8.12, or (ii) the failure of the Depositor to timely execute and return for filing any Forms 10-D, 10-K and 8-K required to be filed by the Securities Administrator pursuant to this Section 8.12, in either case, not resulting from the Securities Administrator's own negligence, bad faith or misconduct.

            Section 8.13 Tax Treatment of Upper-Tier Carry Forward Amounts, Basis Risk Carry Forward Amounts, the Supplemental Interest Trust, the Interest Cap Swap Agreement and the Interest Rate Swap Agreement. The Securities Administrator shall treat the rights that each Class of LIBOR Certificates has to receive payments of Upper-Tier Carry Forward Amounts and, to the extent not paid from the Excess Reserve Fund Account, Basis Risk Carry Forward Amounts from the Supplemental Interest Trust (together with Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account) as rights to receive payments under a limited recourse interest rate cap contract written by the Class X Certificateholders in favor of each such Class. Accordingly, each Class of Certificates (excluding the Class X, Class P and the Residual Certificates) will be comprised of two components - an Upper-Tier Regular Interest and an interest in an interest rate cap contract, and the Class X Certificate will be comprised of five components - two Class X REMIC Regular Interests (the Class X Interest and the Class IO Interest), ownership of the Excess Reserve Fund Account, subject to an obligation to pay Basis Risk Carry Forward Amounts and ownership of the Supplemental Interest Trust (including the Interest Rate Swap Agreement and the Interest Rate Cap Agreement), subject to the obligation to pay Upper-Tier Carry Forward Amounts and, without duplication, Basis Risk Carry Forward Amounts. The Securities Administrator shall allocate the issue price for a Class of LIBOR Certificates among the respective components for purposes of determining the issue price of the Upper-Tier Regular Interest component based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Securities Administrator is hereby directed to assign a value of zero to the right of each Holder of a LIBOR Certificate to receive the related Upper-Tier Carry Forward Amounts and, without duplication, the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of an initial LIBOR Certificateholder between such rights and the related Upper-Tier Regular Interest.

            Holders of LIBOR Certificates shall also be treated as having agreed to pay, on each Distribution Date, to the Holders of the Class X Certificates an aggregate amount equal to the excess, if any, of (i) Net Swap Payments and Swap Termination Payments (other than Defaulted Swap Termination Payments) over (ii) the sum of amounts payable on the Class X Interest available for such payments and amounts payable on the Class IO Interest (such excess, a "Class IO Shortfall"), first from interest and then from principal distributable on the LIBOR Certificates. A Class IO Shortfall payable from interest collections shall be allocated pro rata among such LIBOR Certificates based on the amount of interest otherwise payable to such Class of LIBOR Certificates, and a Class IO Shortfall payable from principal collections shall be allocated in reverse sequential order beginning with the most subordinate Class of LIBOR Certificates then Outstanding.

            Any payments of Class IO Shortfalls shall be treated for tax purposes as having been received by the Holders of such Class of LIBOR Certificates in respect of the corresponding Upper-Tier Regular Interest and as having been paid by such Holders to the Holders of the Class X Certificates through the Supplemental Interest Trust.

            Section 8.14 Custodial Responsibilities. (a) Each Custodian shall provide access to the Mortgage Loan Documents in possession of the applicable Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Trustee, the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the applicable Custodian. Each Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at the expense of the person requesting such access.

            (b) Each Custodian may resign from its obligations hereunder upon 60 days' prior written notice to the Trustee, the Depositor, the Securities Administrator and the Servicers. Such resignation shall take effect upon (i) the appointment of a successor Custodian reasonably acceptable to the Depositor within such 60 day period; and (ii) delivery of all Mortgage Loan Files to the successor Custodian. The Trustee shall have the right, but not the obligation, to become the successor Custodian. If no successor Custodian is appointed within 60 days after written notice of such Custodian's resignation is received by the Trustee, the applicable Custodian may petition a court of competent jurisdiction to appoint a successor Custodian.

            Upon such resignation and appointment of successor Custodian, the applicable Custodian shall, at such Custodian's expense, promptly transfer to the successor Custodian, as directed in writing by the Trustee, all applicable Mortgage Files being administered under this Agreement. Notwithstanding the foregoing, the Trust Fund, not the applicable Custodian, shall bear the costs relating to the transfer of Mortgage Files if such Custodian shall resign with cause (including such Custodian's resignation due to the failure of such Custodian to be paid all fees due to such Custodian hereunder).

            (c) For so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Trust, each Custodian shall not utilize any Subcontractor for the performance of its duties hereunder if such Subcontractor would be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB without the prior written consent of the Depositor, in its sole discretion.

            (d) Each Custodian shall indemnify the Depositor, the Sponsor, the Securities Administrator and any director, officer, employee, agent and affiliate of the Depositor, the Sponsor or the Securities Administrator and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to (i) the failure of the applicable Custodian to deliver when required any assessment of compliance required to be delivered by the applicable Custodian or (ii) any material misstatement or omission contained in any assessment of compliance provided to be delivered by the applicable Custodian. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the applicable Custodian.

            (e) Notwithstanding anything in this Agreement to the contrary, no Custodian shall be required to deliver, or to cause to be delivered, an assessment of compliance or accountant's attestation report pursuant to Section
3.23 for any fiscal year of the Trust in which the Custodian's Weighted Average Percentage is 5% or less. The "Custodian's Weighted Average Percentage" means, for each fiscal year of the Trust and each Custodian, the quotient, expressed as a percentage, of (A) the aggregate of the Stated Principal Balance for each Distribution Date in such fiscal year of the Mortgage Loans for which such Custodian acted as Custodian divided by (B) the aggregate of the Pool Stated Principal Balance for each Distribution Date in such fiscal year.

            (f) As compensation for its activities under this Agreement, the Custodians shall be paid their fee by the Securities Administrator from the Securities Administrator's own funds pursuant to a separate fee schedule. The Custodians shall have no lien on the Trust Fund for the payment of such fees.

            Section 8.15 Limitations on Custodial Responsibilities.

            (a) Each Custodian shall be under no duty or obligation to inspect, review or examine the Mortgage Files to determine that the contents thereof are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

            (b) Each Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for such Custodian's compensation or for reimbursement of expenses.

            (c) Each Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection or any lien upon or security interest in any Mortgage File.

            (d) The duties and obligations of each Custodian shall only be such as are expressly set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors and assigns. In the event that any provision of this Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that each Custodian shall not be the party required to take the action or refrain from acting. In no event shall any Custodian have any responsibility to ascertain or take action except as expressly provided herein.

            (e) Each Custodian makes no representations and shall have no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any of the Conduit Mortgage Loans, and shall not be required to and shall not make any representations as to the validity, value or genuineness of the Conduit Mortgage Loans.

            (f) Each Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection therewith, except in the case of its negligent performance or omission or its bad faith or willful misfeasance.

            (g) Each Custodian shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document in the Mortgage File or of any Conduit Mortgage Loans or (ii) the collectibility, insurability, effectiveness including the authority or capacity of any Person to execute or issue any document in the Mortgage File, or suitability of any Conduit Mortgage Loans unless specified otherwise in this Agreement.

            (h) Each Custodian shall have no obligation to verify the receipt of any such documents the existence of which was not made known to such Custodian by receipt of the Mortgage File.

            (i) Each Custodian shall have no obligation to determine whether the recordation of any document is necessary.

            (j) In no event shall any Custodian or its directors, affiliates, officers, agents, and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

            (k) Any Person into which the applicable Custodian may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the applicable Custodian shall be a party, or any person succeeding to the business of such Custodian, shall be the successor of such Custodian hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto anything herein to the contrary notwithstanding.

                                   ARTICLE IX

           ADMINISTRATION OF THE MORTGAGE LOANS BY THE MASTER SERVICER

            Section 9.01 Duties of the Master Servicer; Enforcement of Servicer's Obligations. (a) The Master Servicer, on behalf of the Trustee, the Securities Administrator, the Depositor and the Certificateholders, shall monitor the performance of each Servicer's obligations under this Agreement, and (except as set forth below) shall use its reasonable good faith efforts to cause such Servicer to duly and punctually perform its duties and obligations hereunder. Upon the occurrence of an Event of Default of which a Responsible Officer of the Master Servicer has actual knowledge, the Master Servicer shall promptly notify the Securities Administrator and the Trustee and shall specify in such notice the action, if any, the Master Servicer plans to take in respect of such default. So long as an Event of Default shall occur and be continuing, the Master Servicer shall take the actions specified in Article VII.

            If (i) a Servicer reports a delinquency on a monthly report and (ii) such Servicer, by 11 a.m. (New York Time) on the related Remittance Date, neither makes an Advance nor provides the Securities Administrator and the Master Servicer with an Officer's Certificate certifying that such an Advance would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, then the Master Servicer shall deposit in the Distribution Account not later than the Business Day immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Monthly Payment due on a Mortgage Loan that is delinquent (other than Relief Act Interest Shortfalls) and for which the related Servicer was required to make an Advance pursuant to this Agreement and (y) amounts deposited in the Collection Account to be used for Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Subject to the foregoing and Section 7.02, the Master Servicer shall continue to make such Advances for so long as the related Servicer is required to do so under this Agreement. If applicable, on the Business Day immediately preceding the Distribution Date, the Master Servicer shall deliver an Officer's Certificate to the Trustee stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Any amounts deposited by the Master Servicer pursuant to this Section 9.01 shall be net of the Servicing Fee for the related Mortgage Loans.

            (b) The Master Servicer shall pay the costs of monitoring the Servicers as required hereunder (including costs associated with (i) termination of any Servicer, (ii) the appointment of a successor servicer or (iii) the transfer to and assumption of, the servicing by the Master Servicer) and shall, to the extent permitted hereunder, seek reimbursement therefor initially from the terminated Servicer. In the event the full costs associated with the transition of servicing responsibilities to the Master Servicer are not paid for by the predecessor or successor Servicer (provided such successor Servicer is not the Master Servicer), the Master Servicer may be reimbursed therefor by the Trust for out-of-pocket costs incurred by the Master Servicer associated with any such transfer of servicing duties from the Servicer to the Master Servicer or any other successor servicer.

            (c) If the Master Servicer assumes the servicing with respect to any of the Mortgage Loans, it will not assume liability for the representations and warranties of any Servicer it replaces or for any errors or omissions of such Servicer.

            (d) Neither the Depositor nor the Securities Administrator shall consent to the assignment by any Servicer of such Servicer's rights and obligations under this Agreement without the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld.

            (e) The Master Servicer shall give Avelo written notice of the occurrence of the Optional Termination Date upon the occurrence of such event.

            Section 9.02 Maintenance of Fidelity Bond and Errors and Omissions Insurance. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, directors, employees and other Persons acting on such Master Servicer's behalf, and covering errors and omissions in the performance of the Master Servicer's obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

            Section 9.03 Representations and Warranties of the Master Servicer.
(a) The Master Servicer hereby represents and warrants to the Servicers, the Depositor, the Securities Administrator, the Custodians and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

            (i) it is a national banking association validly existing and in good standing under the laws of the United States of America, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Master Servicer;

            (ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer's charter or bylaws,
      (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer's ability to perform its obligations under this Agreement;

            (iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

            (v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any charter provision, bylaw or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

            (vi) no litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

            (vii) [Reserved];

            (viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained; and

            (ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer.

            (b) Section 11.01(a) of this Agreement provides that Avelo, at its option, may purchase (or, if Avelo is no longer acting as a Servicer of any of the Mortgage Loans, the Depositor, at its option, may request the Master Servicer to solicit bids in a commercially reasonable manner, on or after the Optional Termination Date (such event, the "Auction Call"), for the purchase) of all of the Mortgage Loans (and REO Properties) at the Termination Price. The Securities Administrator may or may not accommodate such request to conduct an Auction Call in its sole discretion. Avelo, in consideration of the benefits to it of the transactions occurring under this Agreement, hereby represents, covenants and agrees with the Depositor and any applicable NIM Issuer that it will not exercise its right to purchase, on or after the Optional Termination Date, all Mortgage Loans (and REO Properties) unless it has received (x) written notification from the NIM Trustee that all of the outstanding notes issued under the applicable indenture have been paid in full or (y) an Officer's Certificate of the NIM Issuer pursuant to the applicable section of the relevant indenture to the effect that all conditions precedent to the satisfaction and discharge of the indenture have been complied with. The Depositor hereby represents, covenants and agrees for the benefit of any applicable NIM Issuer that it will not exercise its right to request the Master Servicer to solicit bids in a commercially reasonable manner, on or after the Optional Termination Date, for the purchase of all of the Mortgage Loans (and REO Properties) unless all of the outstanding notes issued under the applicable indenture have been paid in full.

            (c) It is understood and agreed that the representations and warranties set forth in this Section shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Servicers, the Depositor, the Securities Administrator, the Custodians, the Trustee and the Trust and hold them harmless against any loss, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer's representations and warranties contained in Section 9.03(a) above. It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section 9.03 to indemnify the Servicers, the Depositor, the Securities Administrator, the Custodians, the Trustee and the Trust constitutes the sole remedy of the Servicers, the Depositor, the Securities Administrator, the Custodians, the Trustee and the Trust, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder and any termination of this Agreement.

            Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by either the Servicers, Depositor, the Master Servicer, Securities Administrator, the applicable Custodian or the Trustee or notice thereof by any one of such parties to the other parties.

            Section 9.04 Master Servicer Events of Default. Each of the following shall constitute a "Master Servicer Event of Default":

            (a) any failure by the Master Servicer to deposit in the Distribution Account any payment received by it from a Servicer or required to be made by the Master Servicer under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by any other party hereto;

            (b) failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided that the thirty (30) day cure period shall not apply so long as the Depositor is required to file any Forms 8-K, 10-D and 10-K required by the Exchange Act with respect to the Trust Fund, the failure to comply with the requirements set forth in Section 8.12, for which the grace period shall not exceed the lesser of ten (10) calendar days or such period in which any applicable Form 8-K, 10-D and 10-K required by the Exchange Act can be timely filed (without taking into account any extensions);

            (c) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

            (d) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

            (e) the Master Servicer shall admit in writing its inability to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations for three (3) Business Days;

            (f) except as otherwise set forth herein, the Master Servicer attempts to assign this Agreement or its responsibilities hereunder or to delegate its duties hereunder (or any portion thereof) without the consent of the Securities Administrator, the Trustee and the Depositor; or

            (g) the indictment of the Master Servicer for the taking of any action by the Master Servicer, any Affiliate or any director or employee thereof that constitutes fraud or criminal activity in the performance of its obligations under this Agreement, in each case, where such indictment materially and adversely affects the ability of the Master Servicer to perform its obligations under this Agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

            In each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, in addition to whatever rights the Trustee may have at law or equity to damages, including injunctive relief and specific performance, the Trustee, by notice in writing to the Master Servicer, may, and upon the request of the Holders of Certificates representing at least 51% of the Voting Rights shall, terminate with cause all the rights and obligations of the Master Servicer under this Agreement.

            Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, shall pass to and be vested in any successor master servicer appointed hereunder which accepts such appointments. Upon written request from the Trustee or the Depositor, the Master Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties hereunder as the Master Servicer and, place in such successor's possession all such documents with respect to the master servicing of the Mortgage Loans and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, at the Master Servicer's sole expense. The Master Servicer shall cooperate with the Trustee and such successor master servicer in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor master servicer for administration by it of all cash amounts which shall at the time be credited to the Distribution Account or are thereafter received with respect to the Mortgage Loans.

            All reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of servicing from a terminated Master Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor Master Servicer appointed pursuant to Section 9.06) to master service shall be paid by the terminated Master Servicer; provided, however, that to the extent not previously reimbursed by the terminated Master Servicer, such fees and expenses shall be payable to the Trustee pursuant to Section 8.05.

            Upon the occurrence of a Master Servicer Event of Default, the Trustee shall provide the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item
6.02 of Form 8-K with respect to a successor master servicer in the event the Trustee should succeed to the duties of the Master Servicer as set forth herein.

            Section 9.05 Waiver of Default. By a written notice, the Trustee may with the consent of a Holders of Certificates evidencing at least 51% of the Voting Rights waive any default by the Master Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Master Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            Section 9.06 Successor to the Master Servicer. Upon termination of the Master Servicer's responsibilities and duties under this Agreement, the Trustee shall appoint or may petition any court of competent jurisdiction for the appointment of a successor, which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Master Servicer under this Agreement prior to the termination of the Master Servicer. Any successor shall be a Fannie Mae and Freddie Mac approved servicer in good standing and acceptable to the Depositor and the Rating Agencies. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that in no event shall the Master Servicing Fee paid to such successor master servicer exceed that paid to the Master Servicer hereunder. In the event that the Master Servicer's duties, responsibilities and liabilities under this Agreement are terminated, the Master Servicer shall continue to discharge its duties and responsibilities hereunder until the effective date of such termination with the same degree of diligence and prudence which it is obligated to exercise under this Agreement and shall take no action whatsoever that might impair or prejudice the rights of its successor. The termination of the Master Servicer shall not become effective until a successor shall be appointed pursuant hereto and shall in no event (i) relieve the Master Servicer of responsibility for the representations and warranties made pursuant to Section 9.03(a) hereof and the remedies available to the Trustee under Section 9.03(b) hereof, it being understood and agreed that the provisions of Section 9.03 hereof shall be applicable to the Master Servicer notwithstanding any such sale, assignment, resignation or termination of the Master Servicer or the termination of this Agreement; or (ii) affect the right of the Master Servicer to receive payment and/or reimbursement of any amounts accruing to it hereunder prior to the date of termination (or during any transition period in which the Master Servicer continues to perform its duties hereunder prior to the date the successor master servicer fully assumes its duties).

            If no successor Master Servicer has accepted its appointment within 90 days of the time the Trustee receives the resignation of the Master Servicer, the Trustee shall be the successor Master Servicer in all respects under this Agreement and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto, including the obligation to make Advances; provided, however, that any failure to perform any duties or responsibilities caused by the Master Servicer's failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive the compensation, reimbursement and indemnities otherwise payable to the Master Servicer, including the fees and other amounts payable pursuant to Section 9.07 hereof.

            Any successor master servicer appointed as provided herein, shall execute, acknowledge and deliver to the Master Servicer and to the Trustee an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 9.03 hereof, and whereupon such successor shall become fully vested with all of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Master Servicer or termination of this Agreement shall not affect any claims that the Trustee may have against the Master Servicer arising out of the Master Servicer's actions or failure to act prior to any such termination or resignation or in connection with the Trustee's assumption as successor master servicer of such obligations, duties and responsibilities.

            Upon a successor's acceptance of appointment as such, the Master Servicer shall notify by mail the Trustee of such appointment.

            Section 9.07 Compensation of the Master Servicer. As compensation for its activities under this Agreement, the Master Servicer shall be paid the Master Servicing Fee.

            Section 9.08 Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall (i) be a Person (or have an Affiliate) that is qualified and approved to service mortgage loans for Fannie Mae and Freddie Mac (provided further that a successor Master Servicer that satisfies subclause (i) through an Affiliate agrees to service the Mortgage Loans in accordance with all applicable Fannie Mae and Freddie Mac guidelines) and (ii) have a net worth of not less than $25,000,000.

            Section 9.09 Resignation of the Master Servicer. Except as otherwise provided in Sections 9.08 and 9.10 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be independent to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee shall have assumed, or a successor master servicer satisfactory to the Trustee and the Depositor shall have assumed, the Master Servicer's responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

            If at any time, Wells Fargo Bank, N.A., as Master Servicer, resigns under this Section 9.09, or is removed as Master Servicer pursuant to Section 9.04, then at such time Wells Fargo Bank, N.A. shall also resign (and shall be entitled to resign) as Securities Administrator under this Agreement.

            Section 9.10 Assignment or Delegation of Duties by the Master Servicer. Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer; provided, however, that the Master Servicer shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire compensation payable to the Master Servicer pursuant hereto shall thereafter be payable to such successor master servicer but in no event shall the fee payable to the successor master servicer exceed that payable to the predecessor master servicer.

            Section 9.11 Limitation on Liability of the Master Servicer. Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Trustee, the Securities Administrator, the Servicers or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such person against any liability that would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Master Servicer with respect to the Mortgage Loans under this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be liabilities of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor out of the Distribution Account in accordance with the provisions of Section 9.07 and Section 9.12.

            The Master Servicer shall not be liable for any acts or omissions of the Servicer except to the extent that damages or expenses are incurred as a result of such act or omissions and such damages and expenses would not have been incurred but for the negligence, willful malfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the performance of the obligations of the Servicers as required under this Agreement.

            Section 9.12 Indemnification; Third Party Claims. The Master Servicer agrees to indemnify the Servicers, Depositor, the Sponsor, the Securities Administrator, the Custodians, the Trustee and the Trust, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Servicers, Depositor, the Sponsor, the Securities Administrator, the Custodians, the Trustee or the Trust may sustain as a result of the Master Servicer's willful malfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of its reckless disregard for its obligations and duties under this Agreement, including any failure by the Master Servicer or any Subcontractor utilized by such Master Servicer to deliver any information, report, certification or accountants' letter when and as required under Sections 3.22, 3.23 or 8.12, including without limitation any failure by the Master Servicer to identify any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation AB.. The Depositor, the Sponsor, the Securities Administrator, each Servicer, the applicable Custodian and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans which would entitle the Depositor, the Securities Administrator, each Servicer, the applicable Custodian, the Trustee or the Trust to indemnification under this Section 9.12, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

            The Master Servicer agrees to indemnify and hold harmless the Trustee from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses (including reasonable attorneys' fees) that the Trustee may sustain as a result of such liability or obligations of the Master Servicer and in connection with the Trustee's assumption (not including the Trustee's performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer's obligations, duties or responsibilities under this Agreement.

            The Trust will indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to this Agreement or the Certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer's representations and warranties in this Agreement, (ii) resulting from any breach of the applicable Servicer's obligations in connection with this Agreement for which such Servicer has performed its obligation to indemnify the Trustee and the Custodian pursuant to
Section 6.05, (iii) resulting from any breach of the applicable Original Loan Seller's obligations in connection with the applicable Assignment Agreement or the Representations and Warranties Agreements, as applicable, for which the applicable Original Loan Seller has performed its obligation to indemnify the Master Servicer pursuant to the applicable Assignment Agreement or the Representations and Warranties Agreements, as applicable, or (iv) the Master Servicer's willful malfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under this Agreement; provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the Distribution Account.

                                   ARTICLE X

                     CONCERNING THE SECURITIES ADMINISTRATOR

            Section 10.01 Duties of Securities Administrator. The Securities Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

            The Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Securities Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Securities Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument. If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Securities Administrator shall notify the Certificateholders of such non conforming instrument in the event the Securities Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

            No provision of this Agreement shall be construed to relieve the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) the duties and obligations of the Securities Administrator shall be determined solely by the express provisions of this Agreement, the Securities Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Securities Administrator and the Securities Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Securities Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (ii) the Securities Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Securities Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Securities Administrator was negligent in ascertaining the pertinent facts;

            (iii) the Securities Administrator shall not be liable with respect to any action or inaction taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Securities Administrator, or exercising or omitting to exercise any trust or power conferred upon the Securities Administrator under this Agreement; and

            (iv) the Securities Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicers or the Trustee.

            The Securities Administrator shall be permitted to utilize one or more Subcontractors for the performance of certain of its obligations under this Agreement, provided that the Securities Administrator complies with Section 3.02(e) as if the Securities Administrator were a "Servicer" pursuant to that Section. The Securities Administrator shall indemnify the Depositor, the Sponsor and any director, officer, employee or agent of the Depositor or the Sponsor and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to the failure of the Securities Administrator to perform any of its obligations under Section 3.22 or Section 3.23, including without limitation any failure by the Securities Administrator to identify pursuant to
Section 3.02(e) any Subcontractor that is a Servicing Function Participant. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Securities Administrator.

            Section 10.02 Certain Matters Affecting the Securities Administrator. Except as otherwise provided in Section 10.01:

            (i) the Securities Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Securities Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (ii) the Securities Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) the Securities Administrator shall not be liable for any action or inaction taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) the Securities Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Securities Administrator, not reasonably assured to the Securities Administrator by the security afforded to it by the terms of this Agreement, the Securities Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, provided that the Master Servicer shall have no liability for disclosure required by this Agreement;

            (v) the Securities Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Securities Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Securities Administrator with due care;

            (vi) the Securities Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Securities Administrator to perform, or be responsible for the manner of performance of, any of the obligations of any Servicer under this Agreement;

            (vii) the Securities Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Securities Administrator reasonable security or indemnity satisfactory to the Securities Administrator against the costs, expenses and liabilities which may be incurred therein or thereby; and

            (viii) the Securities Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Securities Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Securities Administrator shall be entitled to be reimbursed therefor out of the Collection Account.

            The Securities Administrator shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

            Section 10.03 Securities Administrator Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Sponsor, as the case may be, and the Securities Administrator assumes no responsibility for their correctness. The Securities Administrator makes no representations as to the validity or sufficiency of this Agreement, the Interest Rate Swap Agreement, the Interest Rate Cap Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Securities Administrator's execution and authentication of the Certificates. The Securities Administrator shall not be accountable for the use or application by the Depositor or any Servicer of any funds paid to the Depositor or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or any Servicer.

            The Securities Administrator shall execute the Interest Rate Swap Agreement, the Interest Rate Cap Agreement and the Certificates not in its individual capacity but solely as Securities Administrator of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Securities Administrator on behalf of the Trust Fund in the Interest Rate Swap Agreement, the Interest Rate Cap Agreement and the Certificates is made and intended not as a personal undertaking or agreement by the Securities Administrator but is made and intended for the purpose of binding only the Trust Fund.

            Section 10.04 Securities Administrator May Own Certificates. The Securities Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Securities Administrator.

            Section 10.05 Securities Administrator's Fees and Expenses. The Securities Administrator shall be entitled to the investment income earned on amounts in the Distribution Account during the Securities Administrator Float Period. The Securities Administrator and any director, officer, employee, agent or "control person" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended ("Control Person"), of the Securities Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees)
(i) incurred in connection with any claim or legal action relating to (a) this Agreement, the Interest Rate Swap Agreement or the Interest Rate Cap Agreement,
(b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder, (ii) incurred in connection with the performance of any of the Securities Administrator's duties hereunder or under such other agreements, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Securities Administrator's duties hereunder or (iii) incurred by reason of any action of the Securities Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an "unanticipated expense incurred by the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii). Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Securities Administrator hereunder. Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Securities Administrator's negligence, bad faith or willful misconduct, or which would not be an "unanticipated expense" within the meaning of the second preceding sentence, the Securities Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Securities Administrator in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Securities Administrator, to the extent that the Securities Administrator must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account. The Securities Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

            Section 10.06 Eligibility Requirements for Securities Administrator. The Securities Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Securities Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof. The entity serving as Securities Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

            Any successor Securities Administrator (i) may not be an originator, the Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator functions are operated through an institutional trust department of the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and
(iii) must be rated at least "A/F1" by Fitch, if Fitch is a Rating Agency and rates such successor, or the equivalent rating by Standard & Poor's or Moody's. If no successor Securities Administrator shall have been appointed and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to Section 9.07, then the Trustee may (but shall not be obligated to) become the successor Securities Administrator. The Depositor shall appoint a successor to the Securities Administrator in accordance with Section 10.07. The Trustee shall notify the Rating Agencies of any change of Securities Administrator.

            Section 10.07 Resignation and Removal of Securities Administrator. The Securities Administrator may at any time resign by giving written notice of resignation to the Depositor and the Trustee and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and acceptance by a successor Securities Administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06. If no successor Securities Administrator meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Securities Administrator may petition any court of competent jurisdiction for the appointment of a successor Securities Administrator.

            If at any time the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Securities Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Securities Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different Securities Administrator, then the Depositor may remove the Securities Administrator and appoint a successor Securities Administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Securities Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor Securities Administrator.

            The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Securities Administrator and appoint a successor Securities Administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor Securities Administrator to the Trustee, one complete set to the Securities Administrator so removed and one complete set to the successor so appointed. Notice of any removal of the Securities Administrator shall be given to each Rating Agency by the successor Securities Administrator.

            Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance by the successor Securities Administrator of appointment as provided in Section 10.08 hereof.

            Notwithstanding the foregoing, if at any time the Securities Administrator resigns pursuant to Section 10.07, the Trustee shall be authorized to appoint, with the Depositor's consent, a successor Securities Administrator concurrently with the appointment of a successor Master Servicer.

            Section 10.08 Successor Securities Administrator. Any successor Securities Administrator (which may be the Trustee) appointed as provided in
Section 10.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor, the Securities Administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor Securities Administrator shall become effective and such successor Securities Administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Securities Administrator herein. The Depositor, the Trustee, the Master Servicer and the predecessor Securities Administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Securities Administrator all such rights, powers, duties, and obligations.

            No successor Securities Administrator shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor Securities Administrator shall be eligible under the provisions of
Section 10.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

            Upon acceptance by a successor Securities Administrator of appointment as provided in this Section 10.08, the Depositor shall mail notice of the succession of such Securities Administrator hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance by the successor Securities Administrator of appointment, the successor Securities Administrator shall cause such notice to be mailed at the expense of the Depositor.

            Section 10.09 Merger or Consolidation of Securities Administrator. Any corporation or other entity into which the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Securities Administrator shall be a party, or any corporation or other entity succeeding to the business of the Securities Administrator, shall be the successor of the Securities Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section
9.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 10.10 Assignment or Delegation of Duties by the Securities Administrator. Except as expressly provided herein, the Securities Administrator shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Securities Administrator; provided, however, that the Securities Administrator shall have the right with the prior written consent of the Depositor (which shall not be unreasonably withheld or delayed), and upon delivery to the Trustee and the Depositor of a letter from each Rating Agency to the effect that such action shall not result in a downgrade of the ratings assigned to any of the Certificates, to delegate or assign to or subcontract with or authorize or appoint any qualified Person to perform and carry out any duties, covenants or obligations to be performed and carried out by the Securities Administrator hereunder. Notice of such permitted assignment shall be given promptly by the Securities Administrator to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Securities Administrator are transferred to a successor securities administrator, the entire compensation payable to the Securities Administrator pursuant hereto shall thereafter be payable to such successor securities administrator but in no event shall the fee payable to the successor securities administrator exceed that payable to the predecessor securities administrator.

                                   ARTICLE XI

                                   TERMINATION

            Section 11.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Sections 11.02 and 11.03, the obligations and responsibilities of the Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on the Optional Termination Date, by Avelo (or if Avelo is no longer acting as a Servicer of any of the Mortgage Loans, the Depositor, at its option, may request the Securities Administrator to solicit bids in a commercially reasonable manner, on or after the Optional Termination Date (such event, the "Auction Call"), for the purchase of all of the Mortgage Loans (and REO Properties) at the Termination Price; provided that the Securities Administrator may or may not accommodate any such request in its sole discretion) or Litton, as applicable, of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate and the amount of outstanding Servicing Advances on such Mortgage Loans through the Due Date preceding the date of purchase, (ii) the lesser of (x) the appraised value of any REO Property as determined by an independent appraiser selected by the Person electing to terminate the Trust Fund, at the expense of such Person, plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, and (iii) any Swap Termination Payment owed to the Swap Provider (as provided to the Securities Administrator by the Swap Provider pursuant to the Interest Rate Swap Agreement) ("Termination Price") and (b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and
(ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            The proceeds of the purchase or sale of such assets of the Trust on to the Optional Termination Date or pursuant to the Auction Call described in
Section 11.01 above (other than, with respect to any Mortgage Loan and the related REO Property, an amount equal to the excess, if any, of the amount in
Section 11.01(a)(ii) over the sum of the amount in Section 11.01(a)(i) (such excess, the "Fair Market Value Excess")) will be distributed to the holders of the Certificates in accordance with Section 4.01. Any Fair Market Value Excess received in connection with the purchase of the Mortgage Loans and REO Properties will be distributed to the holders of the Class RC Certificates.

            Except to the extent provided above with regard to allocating any Fair Market Value Excess to the holders of the Class RC Certificates, the proceeds of such a purchase or sale will be treated as a prepayment of the Mortgage Loans for purposes of distributions to Certificateholders. Accordingly, the sale of the Mortgage Loans and the REO Properties as a result of the exercise by Avelo, Litton or the Auction Call will result in the final distribution on the Certificates on that Distribution Date.

            Section 11.02 Final Distribution on the Certificates. If on any Remittance Date, a Servicer notifies the Securities Administrator in writing that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, such Servicer shall direct the Securities Administrator promptly to send a Notice of Final Distribution to each Certificateholder, the Swap Provider and the Cap Provider. If Avelo or Litton, as applicable, elects to terminate the Trust Fund pursuant to clause (a) of Section 11.01, by the 25th day of the month preceding the month of the final distribution, Avelo or Litton, as applicable, shall notify the Depositor, the Master Servicer, the Securities Administrator and the Trustee in writing of the date Litton or Avelo, as applicable, intends to terminate the Trust Fund and of the applicable Termination Price of the Mortgage Loans and REO Properties.

            Notwithstanding anything to the contrary herein, prior to any election by Avelo to terminate the Trust Fund pursuant to Section 11.01(a) on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 5% or less of the Cut-off Date Pool Principal Balance, Avelo will be required to secure written notice from the Securities Administrator that Litton has refused to exercise its option to terminate the Trust Fund.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Securities Administrator by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Securities Administrator will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

            In the event such Notice of Final Distribution is given, Avelo and Litton, as applicable, shall promptly deposit such funds in the applicable Collection Account. During the time such funds are held in such Collection Account, such funds shall be invested, at the direction of Avelo and Litton, as applicable,, in Permitted Investments, and Avelo and Litton, as applicable, shall be entitled to all income from such investments, and shall be responsible for all losses from such investments. In connection with any such termination of the Trust Fund, Avelo and Litton, as applicable, shall cause all funds in the Collection Account, including the applicable Termination Price for the Mortgage Loans and REO Properties to be remitted to the Master Servicer for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date. Upon such final deposit with respect to the Trust Fund and the receipt by the applicable Custodian of a Request for Release therefor, the applicable Custodian, shall promptly release to Avelo and Litton, as applicable, or its designee, the Custodial Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Securities Administrator shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due to the applicable Servicer (including all unreimbursed Advances and any Servicing Fees accrued and unpaid as of the date the Termination Price is paid), the Depositor, the Master Servicer, the Securities Administrator and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest bearing Certificate and all other amounts to which such Classes are entitled pursuant to
Section 4.02, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Securities Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 11.03 Additional Termination Requirements. In the event Avelo (or the Master Servicer pursuant to an Auction Call) or Litton, as applicable, exercises its purchase option with respect to the Mortgage Loans as provided in Section 11.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of Avelo or Litton, as applicable, to the effect that the failure to comply with the requirements of this Section 11.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are
Outstanding:

            (a) The Securities Administrator shall sell all of the assets of the Trust Fund to Avelo or Litton, as applicable, or its designee, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs;

            (b) The Securities Administrator shall sell all of the assets of the Trust Fund to the entity that submitted the highest bid pursuant to the Auction Call and, by the next Distribution Date after such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMIC; and

            (c) The Securities Administrator shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90 day liquidation period for each such Trust REMIC was the date on which the Securities Administrator sold the assets of the Trust Fund to Avelo, Litton, or the entity that submitted the highest bid received pursuant to the Auction Call, as applicable.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

            Section 12.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Securities Administrator, the Master Servicer, each Servicer, each Custodian and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Securities Administrator, the Master Servicer, any Custodian or any Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder, (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement, or (vi) to comply with any requirements in Regulation AB; provided, that any amendment pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Securities Administrator, the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Each Custodian, the Trustee, the Securities Administrator, the Master Servicer, the Depositor and each Servicer also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or
(iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            This Agreement may also be amended from time to time by the Depositor, the Securities Administrator, the Master Servicer, each Servicer, each Custodian and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66(2)/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66(2)/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then Outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust at any time that any Certificates are Outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            Notwithstanding the foregoing provisions of this Section 12.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicers, any Certificate beneficially owned by the Depositor or any of its Affiliates shall be deemed not to be Outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 12.01 have been obtained.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Securities Administrator shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Securities Administrator may prescribe.

            Nothing in this Agreement shall require the Trustee, the Master Servicer, the Securities Administrator or the Custodians to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Master Servicer, the Securities Administrator, the Trustee or the Trust Fund), satisfactory to the Securities Administrator, the Master Servicer and the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 12.01.

            Notwithstanding the foregoing, any amendment to this Agreement shall require the prior written consent of the Swap Provider or the Cap Provider if such amendment materially and adversely affects the rights or interests of the Swap Provider or the Cap Provider, as applicable.

            Section 12.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Trust, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 12.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 12.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

            Section 12.05 Notices. (a) The Securities Administrator shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            1. Any material change or amendment to this Agreement;

            2. The occurrence of any Event of Default that has not been cured;

            3. The resignation or termination of any Servicer, the Securities Administrator, the Master Servicer or the Trustee and the appointment of any successor;

            4. The repurchase or substitution of Mortgage Loans pursuant to Sections 2.03, 2.07 or 3.28; and

            5. The final payment to Certificateholders.

            (b) In addition, the Securities Administrator shall promptly furnish to each Rating Agency copies of the following:

            1. Each report to Certificateholders described in Section 4.03.

            2. Any notice of a purchase of a Mortgage Loan pursuant to Section 3.28.

            All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, to GS Mortgage Securities Corp., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething and Asset Management Group/Senior Asset Manager (and, in the case of the Officer's Certificate delivered pursuant to Section 3.22, to PricewaterhouseCoopers LLP, 222 Lakeview Avenue, Suite 360, West Palm Beach, Florida 33401, Attention:
Jonathan Collman), or such other address as may be hereafter furnished to the Trustee, the Securities Administrator, the Master Servicer and the Servicers by the Depositor in writing; (b) in the case of Litton, Litton Loan Servicing LP, 4828 Loop Central Drive, Houston, Texas 77081, Attention: Janice McClure or such other address as may be hereafter furnished to the Swap Provider, the Cap Provider and the other parties hereto by Litton in writing; (c) in the case of the Trustee, to the Corporate Trust Office, or such other address as may be hereafter furnished to the other parties hereto by the Trustee in writing; (d) in the case of SPS, Select Portfolio Servicing, Inc., 3815 South West Temple, Salt Lake City, Utah 84165, Attention: General Counsel, or such other address as may be hereafter furnished to the Swap Provider, the Cap Provider and the other parties hereto by SPS in writing; (e) in the case of Avelo, Avelo Mortgage L.L.C., 600 E. Las Colinas Blvd., Suite 620, Irving, Texas 70539, Attention:
President and General Counsel, or such other address as may be hereafter furnished to the Swap Provider, the Cap Provider and the other parties hereto by Avelo in writing; (f) in the case of J.P. Morgan Trust Company, to J.P. Morgan Trust Company, National Association, 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, Attention: Custody Manager, or such other address as may be hereafter furnished to the Swap Provider, the Cap Provider and the others parties hereto in writing; (g) in the case of U.S. Bank National Association, to U.S. Bank National Association, 1133 Rankin Street, St. Paul, Minnesota 55116,
Attention: Mark Hess, or such other address as may be hereafter furnished to the Swap Provider, the Cap Provider and the other parties hereto in writing; (h) in the case of the Deutsche Bank, to the Corporate Trust Office, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration - GS06LC, or such other address as may be hereafter furnished to the Swap Provider, the Cap Provider and the other parties hereto in writing; (i) in the case of Wells Fargo, Wells Fargo Bank, N.A., (i) for the purpose of certificate transfers, Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and (ii) for all other purposes, 9062 Old Annapolis Road, Columbia, Maryland 21045, or such other addresses as may be hereafter furnished to the Swap Provider, the Cap Provider and the other parties hereto in writing; (j) in the case of the Swap Provider and the Cap Provider, Goldman Sachs Mitsui Marine Derivative Products 85 Broad Street, New York, New York 10004, Attention: General Counsel, or such other address as may be hereafter furnished to the other parties hereto in writing and
(k) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 12.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 12.07 Assignment; Sales; Advance Facilities.(a)

            (b) A Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an "Advance Facility"), the documentation for which complies with Section 12.07(e) below, under which (1) such Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an "SPV"), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a "Lender"), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or
(ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an "Advance Financing Person"), and/or (2) an Advance Financing Person agrees to fund all the Advances required to be made by such Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party shall be required before a Servicer may enter into an Advance Facility nor shall the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to a Servicer. Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances, (A) a Servicer (i) shall remain obligated pursuant to this Agreement to make Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer's Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

            (c) If a Servicer enters into an Advance Facility, such Servicer and the related Advance Financing Person shall deliver to the Securities Administrator at the address set forth in Section 12.05 hereof a written notice (an "Advance Facility Notice"), stating (a) the identity of the Advance Financing Person and (b) the identity of the Person (the "Servicer's Assignee") that will, subject to Section 12.07(c) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 3.11 hereof to reimburse previously unreimbursed Advances ("Advance Reimbursement Amounts"). Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances for which such Servicer would be permitted to reimburse itself in accordance with Section 3.11 hereof, assuming such Servicer had made the related Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.11 hereof to the extent permitted under Section 12.07(e) below.

            (d) Notwithstanding the existence of an Advance Facility, a Servicer, on behalf of the Advance Financing Person and that Servicer's Assignee, shall be entitled to receive reimbursements of Advances in accordance with Section 3.11 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee in the manner set forth in Section 12.05 hereof. Upon receipt of such written notice, such Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and that Servicer's Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts. Notwithstanding the foregoing, and for the avoidance of doubt, (i) a Servicer and/or the Servicer's Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the Collection Account pursuant to Section 3.11 of this Agreement and shall not otherwise be entitled to make withdrawals of, or receive, amounts that shall be deposited in the Distribution Account pursuant to Sections 3.11(a)(i) and 3.27(b) hereof, and
(ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which such Servicer or such Servicer's Assignee, as applicable, shall be entitled pursuant to Section 3.11 hereof. An Advance Facility may be terminated by the joint written direction of such Servicer and the related Advance Financing Person. Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 12.05 hereof. None of the Depositor or the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to such Servicer's Assignee. The applicable Servicer shall indemnify the Depositor, the Securities Administrator, the Master Servicer, the Trustee, any successor Servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advance Financing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee or any successor Servicer, as the case may be, or failure by the successor Servicer or the Trustee, as the case may be, to remit funds as required by this Agreement. The applicable Servicer shall maintain and provide to any successor Servicer and, upon request, the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advance Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

            (e) An Advance Financing Person who receives an assignment or pledge of rights to receive Advance Reimbursement Amounts and/or whose obligations are limited to the funding of Advances pursuant to an Advance Facility shall not be required to meet the criteria for qualification as a Subservicer.

            (f) As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance shall have been made and be outstanding shall be allocated on a "first-in, first out" basis. In the event such Servicer's Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then such Servicer's Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount. Without limiting the generality of the foregoing, such Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances funded by such Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or that Servicer's Assignee.

            (g) For purposes of any Officer's Certificate of any Servicer made pursuant to Section 4.01(d), any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance referred to therein may have been made by such Servicer or any predecessor Servicer. In making its determination that any Advance or Servicing Advance theretofore made has become a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, such Servicer shall apply the same criteria in making such determination regardless of whether such Advance or Servicing Advance shall have been made by such Servicer or any predecessor Servicer.

            (h) Any amendment to this Section 12.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 12.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Securities Administrator, the Master Servicer, Trustee, the Depositor and each Servicer without the consent of any Certificateholder, provided such amendment complies with Section 12.01 hereof. All reasonable costs and expenses (including attorneys' fees) of each party hereto of any such amendment shall be borne solely by each Servicer. The parties hereto hereby acknowledge and agree that: (a) the Advances financed by and/or pledged to an Advance Financing Person under any Advance Facility are obligations owed to such Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Advances financed by the Advance Financing Person; (b) such Servicer will be responsible for remitting to the Advance Financing Person the applicable amounts collected by it as reimbursement for Advances funded by the Advance Financing Person, subject to the provisions of this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between such applicable Servicer and any Advance Financing Person.

            Section 12.08 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 12.09 Inspection and Audit Rights. Each Servicer agrees that on reasonable prior notice, it will permit any representative of the Depositor, the Master Servicer or the Trustee during such Servicer's normal business hours, to examine all the books of account, records, reports and other papers of such Servicer relating to the applicable Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor, the Master Servicer or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision each Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any reasonable out-of-pocket expense of a Servicer incident to the exercise by the Depositor, the Master Servicer or the Trustee of any right under this Section 12.09 shall be borne by the party making the request (except in the case of requests made by the Trustee, such expenses shall be borne by such Servicer). Each Servicer may impose commercially reasonable restrictions on dissemination of information such Servicer defines as confidential.

            Nothing in this Section 12.09 shall limit the obligation of each Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of such Servicer to provide access as provided in this Section 12.09 as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 12.09 shall require each Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. Each Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

            Section 12.10 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Securities Administrator pursuant to this Agreement, are and shall be deemed fully paid.

            Section 12.11 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

            Section 12.12 Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIMS MADE AGAINST A PARTY.

            Section 12.13 Rights of Third Parties. Each of the Swap Provider, the Cap Provider, and each Person entitled to indemnification hereunder who is not a party hereto, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.

            Section 12.14 No Solicitation. From and after the Closing Date, each Servicer agrees that it will not take any action or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors or independent mortgage brokerage companies on its behalf, to personally, by telephone, mail or electronic mail, specifically target through direct solicitations, the Mortgagors under the Mortgage Loans for the purpose of refinancing such Mortgage Loans; provided, however, that it is understood and agreed that promotions undertaken by such Servicer or any of its Affiliates which (i) concern optional insurance products (excluding single premium insurance) or other financial products or services (excluding any mortgage related products such as home equity lines of credit and second mortgage products), or (ii) are directed to the general public at large or certain segments thereof exclusive of the Mortgagors as a targeted group and, including mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 12.14, nor is such Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or his or her agent.

            Section 12.15 Regulation AB Compliance; Intent of the Parties; Reasonableness. The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with reasonable requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Securities Administrator, the Master Servicer, each Servicer, the Trustee and each Custodian shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to such party and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB.

                                  * * * * * * *

            IN WITNESS WHEREOF, the Depositor, the Trustee, the Securities Administrator, the Master Servicer, each Custodian and each Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                                       GS MORTGAGE SECURITIES CORP.,
                                         as Depositor


                                       By: /s/ Michelle Gill
                                          ------------------------------------
                                          Name:  Michelle Gill
                                          Title: Vice President


                                       LITTON LOAN SERVICING LP,
                                         as Servicer


                                       By: /s/ Jessica McClure
                                          ------------------------------------
                                          Name:  Jessica McClure
                                          Title: Senior Vice President


                                       SELECT PORTFOLIO SERVICING, INC.,
                                         as Servicer


                                       By: /s/ Timothy J. O'Brien
                                          ------------------------------------
                                          Name:  Timothy J. O'Brien
                                          Title: EVP of Operations


                                       AVELO MORTGAGE, L.L.C.,
                                         as Servicer


                                       By: /s/ J. Weston Moffett
                                          ------------------------------------
                                          Name:  J. Weston Moffett
                                          Title: President


                                       WELLS FARGO BANK, N.A.,
                                          as Master Servicer and Securities
                                          Administrator


                                       By: /s/ Patricia M.F. Russo
                                          ------------------------------------
                                          Name:  Patricia M.F. Russo
                                          Title: Vice President


                                       J.P. MORGAN TRUST COMPANY, NATIONAL
                                          ASSOCIATION, as Custodian


                                       By: /s/ Barbara G. Robinson
                                          ------------------------------------
                                          Name:  Barbara G. Robinson
                                          Title:


                                       U.S. BANK NATIONAL ASSOCIATION, as
                                          Custodian


                                       By: /s/ Mark A. Hess
                                          ------------------------------------
                                          Name:  Mark A. Hess
                                          Title: Assistant Vice President


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                         as Custodian


                                       By: /s/ Andrew Hays
                                          ------------------------------------
                                          Name:  Andrew Hays
                                          Title: Associate


                                       By: /s/ Christopher Corcoran
                                          ------------------------------------
                                          Name:  Christopher Corcoran
                                          Title: Vice President


                                       LASALLE BANK NATIONAL ASSOCIATION,
                                          solely as Trustee and not in its
                                          individual capacity


                                       By: /s/ Susan L. Feld
                                          ------------------------------------
                                          Name:  Susan L. Feld
                                          Title: Assistant Vice President

                                   SCHEDULE I

                             Mortgage Loan Schedule

 (Delivered to the Securities Administrator and the Servicers and the applicable
       Custodian and not attached to the Pooling and Servicing Agreement)

                                   SCHEDULE II

                       GSAMP Mortgage Loan Trust 2006-HE5,
                       Mortgage Pass-Through Certificates

           Representations and Warranties of Litton Loan Servicing LP

            Litton Loan Servicing LP ("Litton") hereby makes the representations and warranties set forth in this Schedule II to the Depositor, the Securities Administrator, the Master Servicer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series.

            (1) Litton is a Delaware limited partnership, validly existing and in good standing under the laws of the State of Delaware and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by Litton in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

            (2) Litton has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of Litton the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Securities Administrator, the Master Servicer, each Custodian and the Trustee, constitutes a legal, valid and binding obligation of Litton, enforceable against Litton in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (3) The execution and delivery of this Pooling and Servicing Agreement by Litton, the servicing of the Mortgage Loans by Litton hereunder, the consummation by Litton of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Litton and will not (A) result in a breach of any term or provision of the organizational documents of Litton or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Litton is a party or by which it may be bound, or any statute, order or regulation applicable to Litton of any court, regulatory body, administrative agency or governmental body having jurisdiction over Litton; and Litton is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Litton's knowledge, would in the future materially and adversely affect, (x) the ability of Litton to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of Litton taken as a whole;

            (4) Litton is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing;

            (5) No litigation is pending against Litton that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of Litton to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Litton of, or compliance by Litton with, this Pooling and Servicing Agreement or the consummation by Litton of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

            (7) Litton covenants that it possesses the ability and processes necessary to service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement; and

            (8) With respect to each Mortgage Loan, to the extent Litton serviced such Mortgage Loan and to the extent Litton provided monthly reports to the three credit repositories, Litton has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                                  SCHEDULE III

                       GSAMP Mortgage Loan Trust 2006-HE5,
                       Mortgage Pass-Through Certificates

       Representations and Warranties of Select Portfolio Servicing, Inc.

            Select Portfolio Servicing, Inc. ("SPS") hereby makes the representations and warranties set forth in this Schedule III to the Depositor, the Securities Administrator, the Master Servicer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series.

            (i) SPS is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified under the laws of each state where required by applicable law or is otherwise exempt under applicable law from such qualification.

            (ii) SPS has all requisite corporate power, authority and capacity to enter into the Pooling and Servicing Agreement and to perform the obligations required of it thereunder. The Pooling and Servicing Agreement (assuming the due authorization and execution of the Pooling and Servicing Agreement by the other parties thereto) constitutes a valid and legally binding agreement of SPS enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors.

            (iii) None of the execution and delivery of the Pooling and Servicing Agreement, the consummation of any other transaction contemplated therein, or the fulfillment of or compliance with the terms of the Pooling and Servicing Agreement, will result in the breach of, or constitute a default under, any term or provision of the organizational documents of SPS or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which SPS is a party or by which it is bound, or any statute, order, judgment, or regulation applicable to SPS of any court, regulatory body, administrative agency or governmental body having jurisdiction over SPS.

            (iv) There is no action, suit, proceeding or investigation pending, or to SPS's knowledge threatened, against SPS before any court, administrative agency or other tribunal (a) asserting the invalidity of the Pooling and Servicing Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated thereby or (c) which might reasonably be expected to materially and adversely affect the performance by SPS of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement.

            (v) No consent, approval, authorization or order of any court, regulatory body or governmental agency or court is required, under state or federal law prior to the execution, delivery and performance by SPS of the Pooling and Servicing Agreement or the consummation of the transactions contemplated by the Pooling and Servicing Agreement.

                                   SCHEDULE IV

                       GSAMP Mortgage Loan Trust 2006-HE5,
                       Mortgage Pass-Through Certificates

            Representations and Warranties of Avelo Mortgage, L.L.C.

            Avelo Mortgage, L.L.C. ("Avelo") hereby makes the representations and warranties set forth in this Schedule IV to the Depositor, the Securities Administrator, the Master Servicer and the Trustee, as of the Closing Date. Capitalized terms used but not otherwise defined in this Schedule IV shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series.

            (a) Due Organization and Authority.(b) Avelo is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by Avelo, and in any event Avelo is in compliance in all material respects with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Pooling and Servicing Agreement; Avelo has the full power and authority to execute and deliver this Pooling and Servicing Agreement and to perform in accordance herewith; the execution, delivery and performance of this Pooling and Servicing Agreement (including all instruments of transfer to be delivered pursuant to this Pooling and Servicing Agreement) by Avelo and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Pooling and Servicing Agreement evidences the valid, binding and enforceable obligation of Avelo, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors; and all requisite action has been taken by Avelo to make this Pooling and Servicing Agreement valid and binding upon Avelo in accordance with its terms;

            (c) Ordinary Course of Business. The consummation of the transactions contemplated by this Pooling and Servicing Agreement are in the ordinary course of business of Avelo.

            (d) No Conflicts. Neither the execution and delivery of this Pooling and Servicing Agreement, nor the fulfillment of or compliance with the terms and conditions of this Pooling and Servicing Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Avelo's certificate of formation or limited liability company agreement or any legal restriction or any agreement or instrument to which Avelo is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Avelo or its property is subject, or impair the ability of the Sponsor to realize on the Mortgage Loans, or impair the value of the Mortgage Loans.

            (e) Ability to Service. Avelo has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. Avelo is in good standing to enforce and service mortgage loans in the jurisdiction wherein the Mortgaged Properties are located.

            (f) Ability to Perform. Avelo does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Pooling and Servicing Agreement.

            (g) No Litigation Pending. There is no action, suit, proceeding or investigation pending or to the best of Servicer's knowledge threatened against Avelo, before any court, administrative agency or other tribunal asserting the invalidity of this Pooling and Servicing Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Pooling and Servicing Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Avelo, or in any material impairment of the right or ability of Avelo to carry on its business substantially as now conducted, or in any material liability on the part of Avelo, or which would draw into question the validity of this Pooling and Servicing Agreement, or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of Avelo contemplated herein, or which would be likely to impair materially the ability of Avelo to perform under the terms of this Pooling and Servicing Agreement.

            (h) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Avelo of or compliance by Avelo with this Pooling and Servicing Agreement, or the servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Pooling and Servicing Agreement, or if required, such approval has been obtained prior to the date hereof.

            (i) No Untrue Information.(j) No statement, report or other document relating to Avelo furnished or to be furnished by Avelo pursuant to this Pooling and Servicing Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading.

                                   SCHEDULE V

                       GSAMP Mortgage Loan Trust 2006-HE5,
                       Mortgage Pass-Through Certificates

                        Representations and Warranties of
          J.P. Morgan Trust Company, National Association, as Custodian

            J.P. Morgan Trust Company, National Association ("J.P. Morgan Trust Company") hereby makes the representations and warranties set forth in this
Schedule V to the Depositor, the Servicer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

            (1) J.P. Morgan Trust Company is a national banking association duly organized, validly existing and in good standing under the federal laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by J.P. Morgan Trust Company;

            (2) J.P. Morgan Trust Company has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of J.P. Morgan Trust Company the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Servicer and the Trustee, constitutes a legal, valid and binding obligation of J.P. Morgan Trust Company, enforceable against J.P. Morgan Trust Company in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (3) The execution and delivery of this Pooling and Servicing Agreement by J.P. Morgan Trust Company, the consummation by J.P. Morgan Trust Company of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of J.P. Morgan Trust Company and will not (A) result in a breach of any term or provision of the organizational documents of J.P. Morgan Trust Company or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which J.P. Morgan Trust Company is a party or by which it may be bound, or any statute, order or regulation applicable to J.P. Morgan Trust Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over J.P. Morgan Trust Company; and J.P. Morgan Trust Company is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to J.P. Morgan Trust Company's knowledge, would in the future materially and adversely affect, (x) the ability of J.P. Morgan Trust Company to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of J.P. Morgan Trust Company taken as a whole;

            (4) No litigation is pending against J.P. Morgan Trust Company that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of J.P. Morgan Trust Company to perform any of its obligations hereunder in accordance with the terms hereof; and

            (5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by J.P. Morgan Trust Company of, or compliance by J.P. Morgan Trust Company with, this Pooling and Servicing Agreement or the consummation by J.P. Morgan Trust Company of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

                                   SCHEDULE VI

                       GSAMP Mortgage Loan Trust 2006-HE5,
                       Mortgage Pass-Through Certificates

                        Representations and Warranties of
  U.S. Bank National Association, a national banking association, as Custodian

            U.S. Bank National Association, a national banking association ("U.S. Bank") hereby makes the representations and warranties set forth in this
Schedule VI to the Depositor, the Servicer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

            (1) U.S. Bank is a national banking association duly organized, validly existing and in good standing under the federal laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by U.S. Bank;

            (2) U.S. Bank has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of U.S. Bank the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Servicer and the Trustee, constitutes a legal, valid and binding obligation of U.S. Bank, enforceable against U.S. Bank in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (3) The execution and delivery of this Pooling and Servicing Agreement by U.S. Bank, the consummation by U.S. Bank of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of U.S. Bank and will not (A) result in a breach of any term or provision of the organizational documents of U.S. Bank or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which U.S. Bank is a party or by which it may be bound, or any statute, order or regulation applicable to U.S. Bank of any court, regulatory body, administrative agency or governmental body having jurisdiction over U.S. Bank; and U.S. Bank is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to U.S. Bank's knowledge, would in the future materially and adversely affect, (x) the ability of U.S. Bank to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of U.S. Bank taken as a whole;

            (4) No litigation is pending against U.S. Bank that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of U.S. Bank to perform any of its obligations hereunder in accordance with the terms hereof; and

            (5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by U.S. Bank of, or compliance by U.S. Bank with, this Pooling and Servicing Agreement or the consummation by U.S. Bank of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

                                  SCHEDULE VII

                       GSAMP Mortgage Loan Trust 2006-HE5,
                       Mortgage Pass-Through Certificates

                        Representations and Warranties of
      Deutsche Bank National Trust Company, a national banking association, as Custodian

            Deutsche Bank National Trust Company ("Deutsche Bank") hereby makes the representations and warranties set forth in this Schedule VII to the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

            (1) Deutsche Bank is duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by Deutsche Bank or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

            (2) Deutsche Bank has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of Deutsche Bank the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of Deutsche Bank, enforceable against Deutsche Bank in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (3) The execution and delivery of this Agreement by Deutsche Bank, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of Deutsche Bank and will not result in a material breach of any term or provision of the articles of association or bylaws of Deutsche Bank.

                                   EXHIBIT A-1

                FORM OF CLASS A, CLASS M AND CLASS B CERTIFICATES

[To be added to the Class B-1 and Class B-2 Certificates while they remain Private Certificates: IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE (THE "TRANSFEROR CERTIFICATE") IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER (THE "144A LETTER") IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR A LETTER (THE "NON-RULE 144A INVESTMENT LETTER") IN THE FORM OF EXHIBIT K TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR CERTIFICATE AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.]

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

AS LONG AS THE INTEREST RATE SWAP AGREEMENT IS IN EFFECT, EACH BENEFICIAL OWNER OF THIS CERTIFICATE, OR ANY INTEREST THEREIN, SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER AT LEAST ONE OF PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 84-14, PTCE 90-1, PTCE 91-8, PTCE 95-60 OR PTCE 96-23 OR A COMPARABLE EXEMPTION AVAILABLE UNDER SIMILAR LAW.


[To be added to the Class B-1 and Class B-2 Certificates: NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE SECURITIES ADMINISTRATOR, THE DEPOSITOR, THE MASTER SERVICER OR THE SERVICERS TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]


Certificate No.               :

Cut-off Date                  :    August 1, 2006

First Distribution Date       :    September 25, 2006

Initial Certificate Balance
of this Certificate
("Denomination")              :

Initial Certificate Balances
of all Certificates of this                                 Class Certificate
Class                         :            Class                 Balance
                                    ------------------     --------------------
                                         Class A-1             $241,582,000
                                         Class A-2A            $266,689,000
                                         Class A-2B            $121,873,000
                                         Class A-2C            $115,439,000
                                         Class A-2D            $48,975,000
                                         Class M-1             $41,491,000
                                         Class M-2             $38,379,000
                                         Class M-3             $22,820,000
                                         Class M-4             $19,190,000
                                         Class M-5             $19,190,000
                                         Class M-6             $17,634,000
                                         Class M-7             $17,115,000
                                         Class M-8             $14,003,000
                                         Class M-9             $11,410,000
                                         Class B-1             $10,373,000
                                         Class B-2             $10,373,000

CUSIP                         :            Class                CUSIP No.
                                    ------------------     --------------------
                                         Class A-1             362437 AA 3
                                         Class A-2A            362437 AB 1
                                         Class A-2B            362437 AC 9
                                         Class A-2C            362437 AD 7
                                         Class A-2D            362437 AE 5
                                         Class M-1             362437 AF 2
                                         Class M-2             362437 AG 0
                                         Class M-3             362437 AH 8
                                         Class M-4             362437 AJ 4
                                         Class M-5             362437 AK 1
                                         Class M-6             362437 AL 9
                                         Class M-7             362437 AM 7
                                         Class M-8             362437 AN 5
                                         Class M-9             362437 AP 0
                                         Class B-1             362437 AT 2
                                         Class B-2             362437 AU 9

ISIN                          :            Class                 ISIN No.
                                    ------------------     --------------------
                                         Class A-1             US362437AA39
                                         Class A-2A            US362437AB12
                                         Class A-2B            US362437AC94
                                         Class A-2C            US362437AD77
                                         Class A-2D            US362437AE50
                                         Class M-1             US362437AF26
                                         Class M-2             US362437AG09
                                         Class M-3             US362437AH81
                                         Class M-4             US362437AJ48
                                         Class M-5             US362437AK11
                                         Class M-6             US362437AL93
                                         Class M-7             US362437AM76
                                         Class M-8             US362437AN59
                                         Class M-9             US362437AP08
                                         Class B-1             US362437AT20
                                         Class B-2             US362437AU92

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-HE5
               Mortgage Pass-Through Certificates, Series 2006-HE5
                        [Class A-] [Class M-] [Class B-]

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodians, the Purchaser, the applicable Original Loan Seller or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as a servicer ("Litton"), Select Portfolio Servicing, Inc., as a servicer ("SPS"), Avelo Mortgage, L.L.C., as a servicer (together with Litton and SPS, the "Servicers"), J.P. Morgan Trust Company, National Association, as a custodian ("J.P. Morgan"), U.S. Bank National Association ("U.S. Bank"), as a custodian, Deutsche Bank National Trust Company, as a custodian (together with J.P. Morgan and U.S. Bank, the "Custodians") and LaSalle Bank National Association, as trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:


                                       WELLS FARGO BANK, N.A.,
                                          not in its individual capacity,
                                          but solely as Securities Administrator



                                       By:____________________________________


Authenticated:



By:____________________________________
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-HE5
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-HE5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodians and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________


(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________.

Dated:




                                          ____________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number ______________, or, if mailed by check, to ___________________.
Applicable statements should be mailed to____________________________________,
_____________________________________________________________________________.

            This information is provided by _________________________________, the assignee named above, or ________________________________________________, as its agent.

                                    EXHIBIT B

                           FORM OF CLASS P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.           :
Cut-off Date              :           August 1, 2006
First Distribution Date   :           September 25, 2006
Percentage Interest of
this Certificate
("Denomination")          :           100%
CUSIP                     :           362437 AW 5
ISIN                                  US362437AW58

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-HE5
               Mortgage Pass-Through Certificates, Series 2006-HE5

                                     Class P

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodians, the Purchaser, the applicable Original Loan Seller or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as a servicer ("Litton"), Select Portfolio Servicing, Inc., as a servicer ("SPS"), Avelo Mortgage, L.L.C., as a servicer (together with Litton and SPS, the "Servicers"), J.P. Morgan Trust Company, National Association, as a custodian ("J.P. Morgan"), U.S. Bank National Association ("U.S. Bank"), as a custodian, Deutsche Bank National Trust Company, as a custodian (together with J.P. Morgan and U.S. Bank, the "Custodians") and LaSalle Bank National Association, as trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Securities Administrator for such purpose.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Securities Administrator shall require the transferor to execute a transferor certificate (in substantially the form attached to the Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Securities Administrator that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Securities Administrator.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

                                      * * *

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:



                                 WELLS FARGO BANK, N.A.,
                                    not in its individual capacity,
                                    but solely as Securities Administrator



                                 By:   _______________________________________


Authenticated:


By ____________________________________
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-HE5
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-HE5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodians and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______.

Dated:




                                          ____________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number ______________, or, if mailed by check, to ___________________.
Applicable statements should be mailed to____________________________________,
_____________________________________________________________________________.

            This information is provided by _________________________________, the assignee named above, or ________________________________________________, as its agent.

                                    EXHIBIT C

                                   [Reserved]

                                   EXHIBIT D-1

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN THREE "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :       1

Cut-off Date                  :       August 1, 2006

First Distribution Date       :       September 25, 2006

Initial Certificate Balance
of this Certificate
("Denomination")              :       $50

Initial Certificate Balance
of all Certificates of this
Class                         :       $50

CUSIP                         :       362437 AQ 8

ISIN                          :       US362437AQ80


                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-HE5
               Mortgage Pass-Through Certificates, Series 2006-HE5

                                     Class R

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class R Certificate is not entitled to distributions in respect of interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodians, the Purchaser, the applicable Original Loan Seller or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as a servicer ("Litton"), Select Portfolio Servicing, Inc., as a servicer ("SPS"), Avelo Mortgage, L.L.C., as a servicer (together with Litton and SPS, the "Servicers"), J.P. Morgan Trust Company, National Association, as a custodian ("J.P. Morgan"), U.S. Bank National Association ("U.S. Bank"), as a custodian, Deutsche Bank National Trust Company, as a custodian (together with J.P. Morgan and U.S. Bank, the "Custodians") and LaSalle Bank National Association, as trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class R Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Securities Administrator, the Servicers or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to
Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:



                                       WELLS FARGO BANK, N.A.,
                                          not in its individual capacity,
                                          but solely as Securities Administrator



                                       By:____________________________________


Authenticated:



By:________________________________________
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-HE5
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-HE5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.


            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.


            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator and the other parties to the Agreement.


            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.


            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.


            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodians and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.


            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.


            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.


            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


            The Securities Administrator and the Depositor and any agent of the Securities Administrator or the Depositor may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.


            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.


            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_____________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______.

Dated:



                                          ____________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number ______________, or, if mailed by check, to ___________________.
Applicable statements should be mailed to____________________________________,
_____________________________________________________________________________.

            This information is provided by _________________________________, the assignee named above, or ________________________________________________, as its agent.

                                   EXHIBIT D-2

                          FORM OF CLASS RC CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :       1

Cut-off Date                  :       August 1, 2006

First Distribution Date       :       September 25, 2006

Initial Certificate Balance
of this Certificate
("Denomination")              :       $100

Initial Certificate Balances
of all Certificates of this
Class                         :       $100

CUSIP                         :       362437 AR 6

ISIN                          :       US362437AR63

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-HE5
               Mortgage Pass-Through Certificates, Series 2006-HE5

                                    Class RC

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class RC Certificate is not entitled to distributions in respect of interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodians, the Purchaser, the applicable Original Loan Seller or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as a servicer ("Litton"), Select Portfolio Servicing, Inc., as a servicer ("SPS"), Avelo Mortgage, L.L.C., as a servicer (together with Litton and SPS, the "Servicers"), J.P. Morgan Trust Company, National Association, as a custodian ("J.P. Morgan"), U.S. Bank National Association ("U.S. Bank"), as a custodian, Deutsche Bank National Trust Company, as a custodian (together with J.P. Morgan and U.S. Bank, the "Custodians") and LaSalle Bank National Association, as trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class RC Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class RC Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Master Servicer, the Securities Administrator, the Servicers or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class RC Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class RC Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class RC Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class RC Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class RC Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class RC Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class RC Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class RC Certificate, (C) not to cause income with respect to the Class RC Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class RC Certificate or to cause the Transfer of the Ownership Interest in this Class RC Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class RC Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:



                                       WELLS FARGO BANK, N.A.,
                                          not in its individual capacity,
                                          but solely as Securities Administrator



                                       By:____________________________________


Authenticated:



By:________________________________________
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-HE5
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-HE5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodians and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______.

Dated:



                                          ____________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS


            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number ______________, or, if mailed by check, to ___________________.
Applicable statements should be mailed to____________________________________,
_____________________________________________________________________________.

            This information is provided by _________________________________, the assignee named above, or ________________________________________________, as its agent.

                                   EXHIBIT D-3

                          FORM OF CLASS RX CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.               :       1

Cut-off Date                  :       August 1, 2006

First Distribution Date       :       September 25, 2006

Initial Certificate Balance
of this Certificate
("Denomination")              :       $50

Initial Certificate Balances
of all Certificates of this
Class                         :       $50

CUSIP                         :       362437 AS 4

ISIN                          :       US362437AS47

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-HE5
               Mortgage Pass-Through Certificates, Series 2006-HE5

                                    Class RX

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class RX Certificate is not entitled to distributions in respect of interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodians, the Purchaser, the applicable Original Loan Seller or the Trustee or any other party to the Agreement referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as a servicer ("Litton"), Select Portfolio Servicing, Inc., as a servicer ("SPS"), Avelo Mortgage, L.L.C., as a servicer (together with Litton and SPS, the "Servicers"), J.P. Morgan Trust Company, National Association, as a custodian ("J.P. Morgan"), U.S. Bank National Association ("U.S. Bank"), as a custodian, Deutsche Bank National Trust Company, as a custodian (together with J.P. Morgan and U.S. Bank, the "Custodians") and LaSalle Bank National Association, as trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class RX Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class RX Certificate shall be made unless the Securities Administrator shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Master Servicer, the Securities Administrator, the Servicers or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class RX Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class RX Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class RX Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class RX Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class RX Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit H to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class RX Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class RX Certificate,
(B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class RX Certificate, (C) not to cause income with respect to the Class RX Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class RX Certificate or to cause the Transfer of the Ownership Interest in this Class RX Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class RX Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:



                                       WELLS FARGO BANK, N.A.,
                                          not in its individual capacity,
                                          but solely as Securities Administrator



                                       By:____________________________________


Authenticated:



By:_____________________________________
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-HE5
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-HE5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodians and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto__________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______.

Dated:




                                          ____________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number ______________, or, if mailed by check, to ___________________.
Applicable statements should be mailed to____________________________________,
_____________________________________________________________________________.

            This information is provided by _________________________________, the assignee named above, or ________________________________________________, as its agent.

                                    EXHIBIT E

                           FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS TWO "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE SECURITIES ADMINISTRATOR A TRANSFEROR CERTIFICATE IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE SECURITIES ADMINISTRATOR RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT J TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE SECURITIES ADMINISTRATOR RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE SECURITIES ADMINISTRATOR EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE SECURITIES ADMINISTRATOR, THE DEPOSITOR, THE MASTER SERVICER OR THE SERVICERS TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE SECURITIES ADMINISTRATOR AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.              :        1
Cut-off Date                 :        August 1, 2006
First Distribution Date      :        September 25, 2006
Percentage Interest of this
Certificate ("Denomination") :        100%
CUSIP                        :        362437 AV 7
ISIN:                        :        US362437AV75

                          GS MORTGAGE SECURITIES CORP.

                              GSAMP Trust 2006-HE5
               Mortgage Pass-Through Certificates, Series 2006-HE5

                                     Class X

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class X Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodians, the Purchaser, the applicable Original Loan Seller or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_______________________] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as a servicer ("Litton"), Select Portfolio Servicing, Inc., as a servicer ("SPS"), Avelo Mortgage, L.L.C., as a servicer (together with Litton and SPS, the "Servicers"), J.P. Morgan Trust Company, National Association, as a custodian ("J.P. Morgan"), U.S. Bank National Association ("U.S. Bank"), as a custodian, Deutsche Bank National Trust Company, as a custodian (together with J.P. Morgan and U.S. Bank, the "Custodians") and LaSalle Bank National Association, as trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class X Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class X Certificate shall be made unless the Securities Administrator shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Master Servicer, the Securities Administrator, the Depositor, the Servicers or the Trust Fund, or (ii) if the Class X Certificate has been the subject of an ERISA Qualifying Underwriting and the transferee is an insurance company, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Class X Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Securities Administrator, which Opinion of Counsel shall not be an expense of the Securities Administrator, the Depositor, the Servicers or the Trust Fund, addressed to the Securities Administrator, to the effect that the purchase or holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Securities Administrator, the Depositor or the Servicers to any obligation in addition to those expressly undertaken in the Agreement or to any liability. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class X Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class X Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class X Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class X Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class X Certificate may be registered on the Closing Date or thereafter transferred, and the Securities Administrator shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Securities Administrator under
Section 5.02(b) of the Agreement, the Securities Administrator shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit I to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class X Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class X Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class X Certificate, (C) not to cause income with respect to the Class X Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class X Certificate or to cause the Transfer of the Ownership Interest in this Class X Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class X Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Securities Administrator.

            IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:



                                       WELLS FARGO BANK, N.A.,
                                          not in its individual capacity,
                                          but solely as Securities Administrator



                                       By:____________________________________


Authenticated:



By:________________________________________
   Authorized Signatory of
   WELLS FARGO BANK, N.A.,
   not in its individual capacity,
   but solely as Securities Administrator

                          GS MORTGAGE SECURITIES CORP.
                              GSAMP Trust 2006-HE5
                       Mortgage Pass-Through Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-HE5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Securities Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Securities Administrator.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Securities Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodians and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Securities Administrator upon surrender of this Certificate for registration of transfer at the offices designated by the Securities Administrator for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Securities Administrator duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicers and the Securities Administrator and any agent of the Depositor or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Securities Administrator, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 11.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
11.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto_______________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______.

Dated:



                                          ____________________________________
                                          Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number ______________, or, if mailed by check, to ___________________.
Applicable statements should be mailed to____________________________________,
_____________________________________________________________________________.

            This information is provided by _________________________________, the assignee named above, or ________________________________________________, as its agent.

                                    EXHIBIT F

                   FORM OF INITIAL CERTIFICATION OF CUSTODIANS

                                     [date]

[Depositor]

[Servicer]

[Trustee]

[Securities Administrator]

            Re: Pooling and Servicing Agreement, dated as of August 1, 2006, among GS Mortgage Securities Corp., as Depositor, Litton Loan Servicing LP, as a Servicer, Select Portfolio Servicing, Inc., as a Servicer, Avelo Mortgage, L.L.C., as a Servicer, J.P. Morgan Trust Company, National Association, as a Custodian, U.S. Bank National Association, as a Custodian, Deutsche Bank National Trust Company, as a Custodian, LaSalle Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2006-HE5, Series 2006-HE5
                  --------------------------------------------------------------

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, each as a Custodian, for each Mortgage Loan listed in the Mortgage Loan Schedule for which it is the applicable Custodian (other than any Mortgage Loan listed in the attached schedule of exceptions), certifies that it has received:

            (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            (ii) except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to:
(i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Certificateholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                       J.P. MORGAN TRUST COMPANY, NATIONAL
                                          ASSOCIATION, as Custodian



                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                       U.S. BANK NATIONAL ASSOCIATION, as
                                          Custodian



                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Custodian



                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                    EXHIBIT G

                         FORM OF DOCUMENT CERTIFICATION
                       AND EXCEPTION REPORT OF CUSTODIANS

                                     [date]

[Depositor]

[Servicer]

[Trustee]

[Securities Administrator]

_____________________
_____________________

            Re: Pooling and Servicing Agreement, dated as of August 1, 2006, among GS Mortgage Securities Corp., as Depositor, Litton Loan Servicing LP, as a Servicer, Select Portfolio Servicing, Inc., as a Servicer, Avelo Mortgage, L.L.C., as a Servicer, J.P. Morgan Trust Company, National Association, as a Custodian, U.S. Bank National Association, as a Custodian, Deutsche Bank National Trust Company, as a Custodian, LaSalle Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2006-HE5, Series 2006-HE5
                  --------------------------------------------------------------

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as a Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule for which it is the applicable Custodian (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

            (i) The original Mortgage Note, endorsed in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

            (ii) The original recorded Mortgage or a certified copy thereof.

            (iii) Except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage endorsed in blank in the form provided in
      Section 2.01 of the Pooling and Servicing Agreement; or a copy of the Assignment of Mortgage (excluding information to be provided by the recording office).

            (iv) Except with respect to each MERS Designated Mortgage Loan, the original or duplicate original recorded assignment or assignments of the Mortgage endorsed in blank showing a complete chain of assignment from the originator to the last endorsee.

            (v) The original or duplicate original or certified copy of lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2) and (13) of the Mortgage Loan Schedule and the Data Tape Information accurately reflects information set forth in the Custodial File.

            The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Custodian makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Custodian has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.


                                       J.P. MORGAN TRUST COMPANY, NATIONAL
                                          ASSOCIATION, as Custodian


                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                       U.S. BANK NATIONAL ASSOCIATION, as
                                          Custodian



                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Custodian



                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                    EXHIBIT H

                       FORM OF RESIDUAL TRANSFER AFFIDAVIT

                              GSAMP Trust 2006-HE5,
                       Mortgage Pass-Through Certificates

STATE OF                )
                        ) ss.:
COUNTY OF               )

            The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Residual Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement dated as of August 1, 2006 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Litton Loan Servicing LP, as a servicer ("Litton"), Select Portfolio Servicing, Inc., as a servicer ("SPS"), Avelo Mortgage, L.L.C., as a servicer (together with Litton and SPS, the "Servicers"), J.P. Morgan Trust Company, National Association, as a custodian ("J.P. Morgan"), U.S. Bank National Association ("U.S. Bank"), as a custodian, Deutsche Bank National Trust Company, as a custodian (together with J.P. Morgan and U.S. Bank, the "Custodians") and LaSalle Bank National Association, as trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer and securities administrator (the "Securities Administrator"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Securities Administrator.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Securities Administrator a certificate substantially in the form set forth as Exhibit I to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30) and the Agreement.

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

            12. Check one of the following:

            [ ] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

            (i) the present value of any consideration given to the Transferee to acquire such Certificate;

            (ii) the present value of the expected future distributions on such Certificate; and

            (iii) the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

            [ ] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

            (i) the Transferee is an "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

            (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

            (iii) the Transferee will transfer the Certificate only to another
                  "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

            (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

            [ ] None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of ________, 20__.




                                          ____________________________________
                                               Print Name of Transferee



                                       By:____________________________________
                                          Name:
                                          Title:


[Corporate Seal]


ATTEST:




   ____________________________________
   [Assistant] Secretary


            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.


            Subscribed and sworn before me this __ day of ________, 20__.




                                          ______________________________________
                                                    NOTARY PUBLIC


                                          My Commission expires the __ day
                                          of _________, 20__

                                    EXHIBIT I

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention:  Corporate Trust Services GSAMP 2006-HE5

      Re: GSAMP Trust 2006-HE5 Mortgage Pass-Through Certificates, Series 2006-HE5, Class [__ ]

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.


                                          Very truly yours,



                                          ____________________________________
                                                Print Name of Transferor




                                          By:___________________________________
                                                     Authorized Officer

                                    EXHIBIT J

                            FORM OF RULE 144A LETTER


                                                              ____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention:  Corporate Trust Services GSAMP 2006-HE5

            RE GSAMP Trust 2006-HE5 Mortgage Pass-Through Certificates, Class [__ ]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class B-1, Class B-2 or Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, we understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $____________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            ____  Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

-----------------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

            ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                          _____________________________________
                                               Print Name of Transferee




                                       By:____________________________________
                                          Name:
                                          Title:




                                       Date:__________________________________

                                                            ANNEX 2 TO EXHIBIT J

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

            The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.


            ____ The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).


            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.




                                          ____________________________________
                                              Print Name of Transferee




                                       By:____________________________________
                                          Name:
                                          Title:



                                       IF AN ADVISER:




                                          ____________________________________
                                                 Print Name of Buyer




                                        Date:__________________________________

                                    EXHIBIT K
                    FORM OF INVESTMENT LETTER (NON-RULE 144A)


                                          _____________________
                                      Date

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:  Kevin Gasvoda

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention:  Corporate Trust Services GSAMP 2006-HE5

            Re: GSAMP Trust 2006-HE5 Mortgage Pass-Through Certificates, Series 2006-HE5, Class [__]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class B-1, Class B-2 or Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.




                                          ____________________________________
                                                Print Name of Transferee



                                       By:____________________________________
                                          Name:
                                          Title:
                                          Date:

                                    EXHIBIT L

                           FORM OF REQUEST FOR RELEASE
                                 (for Custodian)


To:   [Address]

      Re:

            In connection with the administration of the Mortgage Loans held by you as a Custodian on behalf of the Certificateholders we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.


Mortgagor's Name, Address & Zip Code:


Mortgage Loan Number:


Reason for Requesting Documents (check one)

____1. Mortgage Loan Paid in Full. (The Company hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____2. Mortgage Loan Repurchase Pursuant to Section 2.03, 2.07 or 3.28 of the Pooling and Servicing Agreement. (The Company hereby certifies that the repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____3. Mortgage Loan Liquidated by _________________. (The Company hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

____4.      Mortgage Loan in Foreclosure.

____5.      Other (explain).__________________________________________________

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan. If Box 4 or 5 above is checked, upon our return of all of the above documents to you as a Custodian, please acknowledge your receipt by signing in the space indicated below, and returning this form, if requested.




                                       LITTON LOAN SERVICING LP



                                       By:____________________________________
                                                 (authorized signer)



                                       SELECT PORTFOLIO SERVICING, INC.




                                       By:____________________________________
                                       (authorized signer)



                                       AVELO MORTGAGE, L.L.C.




                                       By:____________________________________
                                       (authorized signer)




                                       Issuer:________________________________
                                       Address:_______________________________
                                       _______________________________________



                                       Date:__________________________________

Acknowledged receipt by:

J.P. Morgan Trust Company, National Association, as Custodian

By:___________________________________________
   Name:
   Title:
   Date:


Acknowledged receipt by:

U.S. Bank National Association,
as Custodian

By:___________________________________________
   Name:
   Title:
   Date:



Acknowledged receipt by:

Deutsche Bank National Trust Company,
as Custodian

By:___________________________________________
   Name:
   Title:
   Date:

                                    EXHIBIT M

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Sponsor and which shall be retained by the Servicer or delivered to and retained by the applicable Custodian:

            (i) the original Mortgage Note (with all applicable riders) bearing all intervening endorsements endorsed "Pay to the order of _____________, without recourse" and signed in the name of the last endorsee. To the extent that there is no room on the face of any Mortgage Note for an endorsement, the endorsement may be contained on an allonge, unless the state law does not so allow the applicable Custodian is advised by the Depositor that state law does not so allow;

            (ii) the original of any guarantee executed in connection with the mortgage note, if provided;

            (iii) the original Mortgage (with all applicable riders) with evidence of recording thereon. If in connection with any Mortgage Loan, the applicable Original Loan Seller, cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the applicable Original Loan Seller, (to the extent that it has not previously delivered the same to the Sponsor or the applicable Custodian) shall deliver or cause to be delivered to the applicable Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an officer's certificate of (or certified by) the applicable Original Loan Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the applicable Custodian upon receipt thereof by the applicable Original Loan Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, (if provided), with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

            (v) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

            (vi) the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the applicable Original Loan Seller (to the extent that it has not previously delivered the same to the Sponsor or the Trustee) shall deliver or cause to be delivered to the applicable Custodian, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an officer's certificate of (or certified by) the applicable Original Loan Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the applicable Custodian upon receipt thereof by the applicable Original Loan Seller; or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (vii) the original or duplicate lender's title policy and any riders thereto or, any one of an original title binder, an original or copy of the preliminary title report or an original or copy of the title commitment, and if, copies then certified by the title company;

            (viii) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided);

            (ix) residential loan application;

            (x) Mortgage Loan closing statement;

            (xi) verification of employment and income, if applicable;

            (xii) verification of acceptable evidence of source and amount of down payment;

            (xiii) credit report on Mortgagor;

            (xiv) residential appraisal report;

            (xv) photograph of the Mortgaged Property;

            (xvi) survey of the Mortgaged Property;

            (xvii) copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.;

            (xviii) all required disclosure statements;

            (xix) if required in an appraisal, termite report, structural engineer's report, water potability and septic certification;

            (xx) sales contract, if applicable; and

            (xxi) original powers of attorney, if applicable, with evidence of recording thereon, if required.

            Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT N

                                   [Reserved]

                                    EXHIBIT O

               FORM OF CERTIFICATION TO BE PROVIDED WITH FORM-10-K

      Re: GSAMP Trust 2006-HE5 (the "Trust") Mortgage Pass-Through Certificates, Series 2006-HE5, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2006 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, Litton Loan Servicing LP, as a Servicer, Select Portfolio Servicing, Inc., as a Servicer, Avelo Mortgage, L.L.C., as a Servicer, J.P. Morgan Trust Company, National Association, as a Custodian, U.S. Bank National Association, as a Custodian, Deutsche Bank National Trust Company, as a Custodian, LaSalle Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2006-HE5

I, [identify the certifying individual], certify that:

            1. I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 10-D (collectively with this Annual Report, the "Reports") required to be filed in respect of period covered by this Annual Report, of the Trust;

            2. Based on my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

            3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this Annual Report is included in the Reports;

            4. Based on my knowledge and the compliance statements required in this Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, each Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

            5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria required to be included in this Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this Annual Report, except as otherwise disclosed in this Annual Report. Any material instances of non-compliance described in such reports have been disclosed in this Annual Report.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Master Servicer, the Securities Administrator, the Trustee, the Servicers and each Custodian.


Date: _________________________
_______________________________
[Signature]
[Title]

                                    EXHIBIT P

        FORM OF SECURITIES ADMINISTRATOR CERTIFICATION TO BE PROVIDED TO
                                    DEPOSITOR


      Re: GSAMP Trust 2006-HE5 (the "Trust") Mortgage Pass-Through Certificates, Series 2006-HE5, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2006 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, Litton Loan Servicing LP, as a Servicer, Select Portfolio Servicing, Inc., as a Servicer, Avelo Mortgage, L.L.C., as a Servicer, J.P. Morgan Trust Company, National Association, as a Custodian, U.S. Bank National Association, as a Custodian, Deutsche Bank National Trust Company, as a Custodian, LaSalle Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2006-HE5


                  The Securities Administrator hereby certifies to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

            2. To my knowledge, the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, it being understood that the Securities Administrator is not responsible for verifying the accuracy or completeness of information in the Reports (a) provided by Persons other than the Securities Administrator or any Subcontractor utilized by the Trustee or (b) relating to Persons other than the Securities Administrator or any Subcontractor utilized by the Securities Administrator as to which a Responsible Officer of the Securities Administrator does not have actual knowledge;

            3. To my knowledge, the distribution or servicing information required to be provided to the Securities Administrator by the Servicers under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports; and

            4. The report on assessment of compliance with servicing criteria for asset-backed securities applicable to the Securities Administrator and each Subcontractor utilized by the Securities Administrator and their related attestation reports on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with
Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

Date: _________________________________



_______________________________________
[Signature]
[Title]

                                   EXHIBIT Q-1

                      FORM OF CERTIFICATION TO BE PROVIDED
                          BY THE SERVICER TO DEPOSITOR

      Re: GSAMP Trust 2006-HE5 (the "Trust") Mortgage Pass-Through Certificates, Series 2006-HE5, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2006 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, Litton Loan Servicing LP, as a Servicer, Select Portfolio Servicing, Inc., as a Servicer, Avelo Mortgage, L.L.C., as a Servicer, J.P. Morgan Trust Company, National Association, as a Custodian, U.S. Bank National Association, as a Custodian, Deutsche Bank National Trust Company, as a Custodian, LaSalle Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2006-HE5

            The Servicer (the "Servicer"), certifies to the Depositor and the Securities Administrator, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) The Servicer has reviewed the servicer compliance statement of the Servicer provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each an "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[_] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

(2) Based on the Servicer's knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

(3) Based on the Company's knowledge, the servicing information required to be provided to the Securities Administrator by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Securities Administrator;

(4) Based on the Company's knowledge and the compliance review conducted in preparing Compliance Statement of the Servicer except as disclosed in such Compliance Statement[(s)], Servicing Assessment[(s)] or Attestation Report[(s)], the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

(5) Each Servicing Assessment of the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with
      Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Trustee. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

      Date:     __________________________

      By:       __________________________

      Name:     __________________________

      Title:    __________________________

                                   EXHIBIT Q-2

                      FORM OF CERTIFICATION TO BE PROVIDED
                         BY THE SUBSERVICER TO DEPOSITOR

      Re: GSAMP Trust 2006-HE5 (the "Trust") Mortgage Pass-Through Certificates, Series 2006-HE5, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2006 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, Litton Loan Servicing LP, as a Servicer, Select Portfolio Servicing, Inc., as a Servicer, Avelo Mortgage, L.L.C., as a Servicer, J.P. Morgan Trust Company, National Association, as a Custodian, U.S. Bank National Association, as a Custodian, Deutsche Bank National Trust Company, as a Custodian, LaSalle Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2006-HE5


            The Subservicer (the "Subservicer"), certifies to the Depositor and the Securities Administrator, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) The Subservicer has reviewed the servicer compliance statement of the Subservicer provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Subservicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each an "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Subservicer during 200[_] that were delivered or caused to be delivered by the Subservicer pursuant to the Agreement (collectively, the "Servicing Information");

(2) Based on the Subservicer's knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

(3) Based on the Company's knowledge, the servicing information required to be provided to the Securities Administrator by the Subservicer pursuant to the Pooling and Servicing Agreement has been provided to the Securities Administrator;

(4) Based on the Company's knowledge and the compliance review conducted in preparing Compliance Statement of the Subservicer except as disclosed in such Compliance Statement[(s)], Servicing Assessment[(s)] or Attestation Report[(s)], the Subservicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

(5) Each Servicing Assessment of the Subservicer and its related Attestation Report required to be included in the Annual Report in accordance with
      Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Securities Administrator. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

      Date:     __________________________

      By:       __________________________

      Name:     __________________________

      Title:    __________________________

                                   EXHIBIT Q-3

                      FORM OF CERTIFICATION TO BE PROVIDED
                       BY THE MASTER SERVICER TO DEPOSITOR

      Re: GSAMP Trust 2006-HE5 (the "Trust") Mortgage Pass-Through Certificates, Series 2006-HE5, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2006 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as Depositor, Litton Loan Servicing LP, as a Servicer, Select Portfolio Servicing, Inc., as a Servicer, Avelo Mortgage, L.L.C., as a Servicer, J.P. Morgan Trust Company, National Association, as a Custodian, U.S. Bank National Association, as a Custodian, Deutsche Bank National Trust Company, as a Custodian, LaSalle Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer, GSAMP Trust 2006-HE5


            The Master Servicer (the "Servicer"), certifies to the Depositor and the Securities Administrator, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) The Servicer has reviewed the servicer compliance statement of the Servicer provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Item 1123 of Regulation AB (each a "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria") provided to the Depositor and the Securities Administrator for the Trust's fiscal year [___] in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1122 of Regulation AB (each a "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB related to each Servicing Assessment (each an "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[_] that were delivered or caused to be delivered by the Servicer pursuant to the Agreement (collectively, the "Servicing Information");

(2) Based on the Servicer's knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

(3) Based on the Company's knowledge, the servicing information required to be provided to the Securities Administrator by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Securities Administrator;

(4) Based on the Company's knowledge and the compliance review conducted in preparing Compliance Statement of the Servicer except as disclosed in such Compliance Statement[(s)], Servicing Assessment[(s)] or Attestation Report[(s)], the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

(5) Each Servicing Assessment of the Servicer and its related Attestation Report required to be included in the Annual Report in accordance with
      Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been provided to the Depositor and the Securities Administrator. Any material instances of non-compliance are described in any such Servicing Assessment or Attestation Report.

      Date:     __________________________

      By:       __________________________

      Name:     __________________________

      Title:    __________________________

                                    EXHIBIT R

                            FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

[Litton Loan Servicing LP
4828 Loop Central Drive
Houston, Texas 77081]

[Select Portfolio Servicing, Inc.
3815 South West Temple
Salt Lake City, Utah 84165]

[Avelo Mortgage, L.L.C
600 E. Las Colinas Blvd., Suite 620
Irving, Texas 75039]

Attn:  _________________________________

                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Wells Fargo Bank, N.A., having its principal place of business at 9062 Old Annapolis Road, Columbia, Maryland 21045, as Securities Administrator (the "Securities Administrator") pursuant to that Pooling and Servicing Agreement among GS Mortgage Securities Corp. (the "Depositor"), Litton Loan Servicing LP, as a servicer ("Litton"), Select Portfolio Servicing, Inc., as a servicer ("SPS"), Avelo Mortgage, L.L.C., as a servicer (together with Litton and SPS, the "Servicers"), J.P. Morgan Trust Company, National Association, as a custodian ("J.P. Morgan"), U.S. Bank National Association ("U.S. Bank"), as a custodian, Deutsche Bank National Trust Company, as a custodian (together with J.P. Morgan and U.S. Bank, the "Custodians"), LaSalle Bank National Association, as trustee (the "Trustee") and Wells Fargo Bank, N.A., as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), dated as of August 1, 2006 (the "Pooling and Servicing Agreement"), hereby constitutes and appoints [Litton] [SPS] [Avelo], by and through [Litton's] [SPS'] [Avelo's] officers, the Securities Administrator's true and lawful Attorney-in-Fact, in the Securities Administrator's name, place and stead and for the Securities Administrator's benefit, in connection with all mortgage loans serviced by [Litton] [SPS] [Avelo] pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Securities Administrator as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Securities Administrator for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which [Litton] [SPS] [Avelo] is acting as servicer, all subject to the terms of the Pooling and Servicing Agreement.


This appointment shall apply to the following enumerated transactions only:

(1) The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

(2) The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

(3) The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

(4)   The completion of loan assumption agreements.

(5) The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

(6) The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

(7) The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

(8) With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

(9) The substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

      1. the preparation and issuance of statements of breach or non-performance;

      2. the preparation and filing of notices of default and/or notices of sale;

      3. the cancellation/rescission of notices of default and/or notices of sale;

      4.    the taking of a deed in lieu of foreclosure; and

      5. the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, __________________ as Securities Administrator pursuant to that Pooling and Servicing Agreement among the Depositor, the Servicers, the applicable Custodian, the Master Servicer, the Securities Administrator and the Trustee, dated as of August 1, 2006 (GSAMP Trust 2006-HE5 Mortgage Pass-Through Certificates, Series 2006-HE5), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ______________ its duly elected and authorized Vice President this __ day of ________, 200__.


                                       By:____________________________________
                                          as Securities Administrator for GSAMP
                                          Trust 2006-HE5 Mortgage Pass-Through
                                          Certificates, Series 2006-HE5


                                       By:____________________________________
                                          Name:
                                          Title:


STATE OF ________

COUNTY OF ______

On ___________, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared _______________, Vice President of ________________as Securities Administrator for ______________ Mortgage Loan Asset Backed Certificates, Series 200__-___, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.


WITNESS my hand and official seal.
      (SEAL)


                                        _______________________________________
                                                   Notary Public



                                       My Commission Expires __________________

                                   SCHEDULE I

                             Mortgage Loan Schedule

                                   EXHIBIT S

                   REPRESENTATIONS AND WARRANTIES AGREEMENT

            This REPRESENTATIONS AND WARRANTIES AGREEMENT ("Agreement"), dated as of August 25, 2006 (the "Closing Date"), is between GOLDMAN SACHS MORTGAGE COMPANY ("GSMC" or the "Seller") and GS MORTGAGE SECURITIES CORP. (the "Depositor" or the "Purchaser").

                              W I T N E S S E T H:

            WHEREAS, GSMC acquired certain mortgage loans (the "MLN Mortgage Loans") set forth on the mortgage loan schedule attached hereto as Schedule I (the "MLN Mortgage Loan Schedule") from Mortgage Lenders Network USA, Inc.("MLN") pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2006 (the "MLN Purchase Agreement"), between GSMC, as purchaser, and MLN, as seller;

            WHEREAS, GSMC acquired certain mortgage loans (the "MILA Mortgage Loans") set forth on the mortgage loan schedule attached hereto as Schedule II (the "MILA Mortgage Loan Schedule") from MILA, Inc. ("MILA") pursuant to that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of December 1, 2005 (the "MILA Purchase Agreement"), between GSMC, as purchaser, and MILA, as seller;

            WHEREAS, GSMC acquired certain mortgage loans (the "Decision One Mortgage Loans") set forth on the mortgage loan schedule attached hereto as
Schedule III (the "Decision One Mortgage Loan Schedule") from Decision One Mortgage Company, LLC ("Decision One") pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006 (collectively, the "Decision One Purchase Agreement"), between GSMC, as purchaser, and Decision One, as seller;

            WHEREAS, GSMC acquired certain mortgage loans (the "Quicken Mortgage Loans") set forth on the mortgage loan schedule attached hereto as Schedule IV (the "Quicken Mortgage Loan Schedule") from Quicken Loans, Inc. ("Quicken") pursuant to that certain Amended and Restated Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of June 1, 2006 (the "Quicken Purchase Agreement"), between GSMC, as purchaser, and Quicken, as seller;

            WHEREAS, GSMC acquired certain mortgage loans (the "Senderra Mortgage Loans") set forth on the mortgage loan schedule attached hereto as
Schedule V (the "Senderra Mortgage Loan Schedule") from Senderra Funding, LLC ("Senderra") pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of March 1, 2006, as amended by Amendment No. 1, dated as of June 28, 2006 (the "Senderra Purchase Agreement"), between GSMC, as purchaser, and Senderra, as seller;

            WHEREAS, GSMC acquired certain mortgage loans (the "Weichert Mortgage Loans") set forth on the mortgage loan schedule attached hereto as
Schedule VI (the "Weichert Mortgage Loan Schedule") from Mortgage Access Corp. d/b/a Weichert Financial Services ("Weichert") pursuant to that certain Amended and Restated Flow Mortgage Loan Purchase, Warranties and Interim Servicing Agreement, dated as of January 1, 2006, as amended by Amendment No. 1, dated as of June 1, 2006 (the "Weichert Purchase Agreement"), between GSMC, as purchaser, and Weichert, as seller;

            WHEREAS, GSMC acquired certain mortgage loans (the "Conduit Mortgage Loans" and together with the MLN Mortgage Loans, the MILA Mortgage Loans, the Decision One Mortgage Loans, the Quicken Mortgage Loans, the Senderra Mortgage Loans and the Weichert Mortgage Loans, the "Mortgage Loans"), the Conduit Mortgage Loans set forth on the mortgage loan schedule attached hereto as
Schedule VII (the "Conduit Mortgage Loan Schedule") from various mortgage loan sellers pursuant to certain Master Loan Purchase Agreements (the "Conduit Purchase Agreements" and together with the MLN Purchase Agreement, the MILA Purchase Agreement, the Decision One Purchase Agreement, the Quicken Purchase Agreement, the Senderra Purchase Agreement and the Weichert Purchase Agreement, the "Purchase Agreements"), each between GSMC, as purchaser, and the applicable mortgage loan seller, as seller;

            WHEREAS, pursuant to that certain bill of sale, dated as of August 25, 2006, between GSMC and the Depositor, the Mortgage Loans are to be transferred by GSMC to the Depositor;

            WHEREAS, pursuant to that certain Pooling and Servicing Agreement, dated as of August 1, 2006 (the "Pooling and Servicing Agreement"), among the Depositor, Litton Loan Servicing LP, as a servicer, Select Portfolio Servicing, Inc., as a servicer, Avelo Mortgage, L.L.C., as a servicer (collectively, the "Servicers"), J.P. Morgan Trust Company, National Association, as a custodian, U.S. Bank National Association, as a custodian and Deutsche Bank National Trust Company, as a custodian (collectively, the "Custodians"), Wells Fargo Bank, National Association as securities administrator (the "Securities Administrator") and as master servicer (the "Master Servicer"), and LaSalle Bank National Association, as trustee (the "Trustee"), the GSAMP Trust 2006-HE5 (the "Trust") shall issue its Mortgage Pass-Through Certificates, Series 2006-HE5 (the "Certificates"), representing beneficial ownership interest in a trust, the assets of which include, but are not limited to, the Mortgage Loans transferred by the Depositor to the Trust pursuant to the Pooling and Servicing Agreement;

            WHEREAS, in connection with the sale of the Mortgage Loans by GSMC to the Depositor, GSMC shall make various representations and warranties to the Depositor regarding the Mortgage Loans;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1.  Defined Terms.

            (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. In the event of a conflict between any of the defined terms contained in this Agreement and the Pooling and Servicing Agreement, the definitions contained in the Pooling and Servicing Agreement shall control.

            (b) The following capitalized terms shall have the meanings assigned to such terms below:

            Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

            ALTA: The American Land Title Association, or any successor thereto.

            Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by GSMC in accordance with the terms of this Agreement.

            High Cost Loan: A Mortgage Loan that is (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) identified, classified or characterized as "high cost," "threshold," "covered", or "predatory" under any other applicable state, federal or local law (or a similarly identified, classified or characterized loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or
(c) categorized as "High Cost" or "Covered" pursuant to Appendix E of the Standard & Poor's Glossary.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the such Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and
(b) if such Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property,

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by GSMC for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by GSMC to the Depositor or its designee in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, and Index); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 2 of this Agreement.

            Section 2.  Representations and Warranties of GSMC.

            (a) As to each MLN Mortgage Loan (except as otherwise set forth on Exhibit VIII hereto), GSMC hereby makes the representations and warranties set forth in Exhibit I hereto to the Depositor as of the Closing Date (or such other date as set forth herein).

            (b) As to each MILA Mortgage Loan (except as otherwise set forth on Exhibit VIII hereto), GSMC hereby makes the representations and warranties set forth in Exhibit II hereto to the Depositor as of the Closing Date (or such other date as set forth herein).

            (c) As to each Decision One Mortgage Loan (except as otherwise set forth on Exhibit VIII hereto), GSMC hereby makes the representations and warranties set forth in Exhibit III hereto to the Depositor as of the Closing Date (or such other date as set forth herein).

            (d) As to each Quicken Mortgage Loan (except as otherwise set forth on Exhibit VIII hereto), GSMC hereby makes the representations and warranties set forth in Exhibit IV hereto to the Depositor as of the Closing Date (or such other date as set forth herein).

            (e) As to each Senderra Mortgage Loan (except as otherwise set forth on Exhibit VIII hereto), GSMC hereby makes the representations and warranties set forth in Exhibit V hereto to the Depositor as of the Closing Date (or such other date as set forth herein).

            (f) As to each Weichert Mortgage Loan (except as otherwise set forth on Exhibit VIII hereto), GSMC hereby makes the representations and warranties set forth in Exhibit VI hereto to the Depositor as of the Closing Date (or such other date as set forth herein).

            (g) As to each Mortgage Loan (except as otherwise set forth on Exhibit VIII hereto), GSMC hereby makes the representations and warranties set forth in Exhibit VII hereto to the Depositor as of the Closing Date (or such other date as set forth herein).

            (h) None of the Group I Mortgage Loans has a Prepayment Premium in excess of three years.

            Section 3. Repurchase or Substitution Obligation for Breach of a Representation or Warranty.

            (a) Within sixty (60) days of the earlier of either discovery by or notice to GSMC of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Depositor therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Depositor therein), GSMC shall cure such breach in all material respects and, if such breach cannot be cured, GSMC shall, at the Depositor's option, within sixty (60) calendar days of GSMC's receipt of request from the Depositor, repurchase such Mortgage Loan at the Repurchase Price. In the event that such a breach shall involve any representation or warranty set forth in Section 2 of this Agreement, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to GSMC of such breach, all of the Mortgage Loans materially and adversely affected thereby shall, at the Depositor's option, be repurchased by GSMC at the Repurchase Price. Notwithstanding the above sentence, within thirty
(30) days of the earlier of either discovery by, or notice to, GSMC of any breach of the representations or warranties set forth in clauses (t), (x), (bb),
(cc), (dd) and (ff) of Exhibit VII, GSMC shall repurchase the affected Mortgage Loan or Mortgage Loans at the Repurchase Price, together with all expenses incurred by the Depositor as a result of such repurchase. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor's instructions.

            However, if the breach shall involve a representation or warranty set forth in Section 2 of this Agreement relating to any Mortgage Loan and GSMC discovers or receives notice of any such breach within two years of the Closing Date, GSMC shall, at the Depositor's option and provided that GSMC has a Qualified Substitute Mortgage Loan, rather than repurchase such Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Mortgage Loans, provided that any such substitution shall be effected not later than two years after the Closing Date. If GSMC has no Qualified Substitute Mortgage Loan, GSMC shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor's instructions.

            At the time of repurchase or substitution, the Depositor and GSMC shall arrange for the reassignment of the Deleted Mortgage Loan to GSMC and the delivery to GSMC of any documents held by the Trustee or the Custodian, as the case may be, relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, GSMC shall, simultaneously with such reassignment, give written notice to the Depositor that such repurchase or substitution has taken place, amend the applicable Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the applicable Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, GSMC shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. GSMC shall effect such substitution by delivering to the Trustee or the Custodian or to such other party as the Depositor may designate in writing for such Qualified Substitute Mortgage Loan the documents required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required by the Pooling and Servicing Agreement. No substitution will be made in any calendar month after the initial Determination Date for such month. GSMC shall remit directly to the Depositor, or its designee in accordance with the Depositor's instructions the monthly payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Mortgage Loans in the month following the date of such substitution. Monthly payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by GSMC. For the month of substitution, distributions to the Depositor shall include the monthly payment due on any Deleted Mortgage Loan in the month of substitution, and GSMC shall thereafter be entitled to retain all amounts subsequently received by GSMC in respect of such Deleted Mortgage Loan.

            For any month in which GSMC substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, GSMC shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall, together with one month's interest at the Mortgage Interest Rate on the Deleted Mortgage Loan, shall be distributed by GSMC directly to the Depositor or its designee in accordance with the Depositor's instructions within two (2) Business Days of such substitution.

            Any cause of action against GSMC relating to or arising out of the breach of any representations and warranties made in Section 2 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Depositor or notice thereof by GSMC to the Depositor, (ii) failure by GSMC to cure such breach, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as specified above, and (iii) demand upon GSMC by the Depositor for compliance with this Agreement.

            (b) It is understood and agreed that the obligation of GSMC set forth in Section 3(a) to repurchase or substitute for a Mortgage Loan in breach of a representation or warranty contained in Section 2 constitutes the sole remedy of the Depositor or any other person or entity with respect to such breach.

            (c) In the event a Mortgage Loan is required to be repurchased due to an early payment default under the Purchase Agreements, GSMC shall pay to GSAMP Trust 2006-HE5 (the "Trust") the applicable repurchase price pursuant to the Purchase Agreements.

            Section 4.  Document Delivery Requirements.

            GSMC shall deliver to the Depositor all documents and instruments required under Section 2.01 of the Pooling and Servicing Agreement with respect to the Mortgage Loans. In the event any document or instrument required to be delivered to the Depositor pursuant to Section 2.01 of the Pooling and Servicing Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Depositor, and in the event that GSMC does not cure such failure within 60 days of discovery or receipt of written notification of such failure from the Depositor, GSMC shall, at the Depositor's option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Depositor as a result of such repurchase.

            Section 5.  Term of Representation and Warranties.

            The representations and warranties of GSMC set forth in Section 2 shall inure to the benefit of the Depositor and its successors and assigns until all amounts payable to Certificateholders under the Pooling and Servicing Agreement have been paid in full.

            Section 6.  Execution in Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 7.  GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICTS OF LAWS PRINCIPLES.

            Section 8.  Severability of Provisions.

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 9.  Captions.

            The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 10. Successors and Assigns.

            This Agreement may not be assigned, pledged or hypothecated by any party hereto, except that the Depositor's rights under this Agreement may be assigned to the Securities Administrator and the Trustee and are exercisable by the Trustee (and its successors and assigns) and will be enforceable by the Securities Administrator and the Trustee. Any entity into which GSMC or the Depositor may be merged or consolidated shall, without the requirement for any further writing, be deemed GSMC or the Depositor, respectively, hereunder.

            Section 11. Third Party Beneficiary.

            The parties agree that the Trust (including the Trustee, the Securities Administrator, the Master Servicer and the Servicers acting on the Trust's behalf) is an intended third-party beneficiary of this Agreement with the right to enforce the provisions hereof and the rights to obtain the benefit of the enforcement of the obligations and covenants of GSMC under Section 3 of this Agreement as if the Trustee were a party to this Agreement.

            Section 12. Amendments.

            This Agreement may be amended from time to time by the parties hereto.

              [Remainder of this Page Intentionally Left Blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                       GOLDMAN SACHS MORTGAGE COMPANY

                                       By: Goldman Sachs Real Estate Funding
                                           Corp., its General Partner

                                       By: /s/ Kevin Gasvoda
                                          --------------------------------------
                                          Name: Kevin Gasvoda
                                          Title: Managing Director

                                       GS MORTGAGE SECURITIES CORP.

                                       By: /s/ Michelle Gill
                                          --------------------------------------
                                          Name: Michelle Gill
                                          Title: Vice President

                                    EXHIBIT I

         Representations and Warranties Regarding the MLN Mortgage Loans

               a. MLN Mortgage Loans as Described. The information set forth in the MLN Mortgage Loan Schedule is complete, true and correct;

               b. Payments Current. All payments required to be made up to the Closing Date for the MLN Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty (30) or more days prior to the Closing Date, have been made and credited. No MLN Mortgage Loan has been delinquent for thirty (30) or more days at any time since the origination of the MLN Mortgage Loan;

               c. No Outstanding Charges. Except for payments not more than thirty (30) days late, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. MLN has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the MLN Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the MLN Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first installment of principal and interest;

               d. Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of GSMC, and which has been delivered to the Custodian or to such other Person as GSMC shall designate in writing, and the terms of which are reflected in the MLN Mortgage Loan Schedule. No MLN Mortgage Loan has been modified so as to restructure the payment obligations or re-age the MLN Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the MLN Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as GSMC shall designate in writing and the terms of which are reflected in the MLN Mortgage Loan Schedule;

               e. No Defenses. The MLN Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto prior to the Closing Date, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the MLN Mortgage Loan was originated;

               f. Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as would be required by a prudent lender making mortgage loans similar to the MLN Mortgage Loans as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each MLN Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of a prudent lender making mortgage loans similar to the MLN Mortgage Loans, as well as all additional requirements set forth in
Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming MLN and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of GSMC upon the consummation of the transactions contemplated by the MLN Agreement. MLN has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by MLN;

               g. Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the MLN Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and MLN shall maintain in its possession, available for GSMC's inspection, and shall deliver to GSMC upon demand, evidence of compliance with all such requirements.

               h. No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. MLN has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the MLN Mortgage Loan to be in default, nor has MLN waived any default resulting from any action or inaction by the Mortgagor;

               i. Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related MLN Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the requirements of a prudent lender making mortgage loans similar to the MLN Mortgage Loans, and that no MLN Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any MLN Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming MLN as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related MLN Mortgage Loan, the related manufactured housing unit that secures such MLN Mortgage Loan either: (x) was the principal residence of the Mortgagor or (y) was classified as real property under applicable state law.

               j. Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                    1. the lien of current real property taxes and assessments not yet due and payable;

                    2. covenants, conditions and restrictions, rights of way,
               easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the MLN Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the MLN Mortgage Loan or
               (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

                    3. other matters to which like properties are commonly
               subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                    4. with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

               Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the MLN Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each First Lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and MLN has full right to sell and assign the same to GSMC.

               k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a MLN Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the MLN Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a MLN Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the MLN Mortgage Loan. MLN has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

               l) Full Disbursement of Proceeds. The MLN Mortgage Loan has been closed and the proceeds of the MLN Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the MLN Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

               m) Ownership. As of the Closing Date, MLN is the sole owner of record and holder of the MLN Mortgage Loan and the indebtedness evidenced by each Mortgage Note. As of the Closing Date, the MLN Mortgage Loan is not assigned or pledged, and MLN has good, indefeasible and marketable title thereto, and has full right to transfer and sell the MLN Mortgage Loan to GSMC free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each MLN Mortgage Loan pursuant to the MLN Agreement and following the sale of each MLN Mortgage Loan, GSMC will own such MLN Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. MLN intends to relinquish all rights to possess, control and monitor the MLN Mortgage Loan. After the Closing Date, MLN will have no right to modify or alter the terms of the sale of the MLN Mortgage Loan and MLN will have no obligation or right to repurchase the MLN Mortgage Loan or substitute another MLN Mortgage Loan, except as provided in the MLN Agreement;

               n) Doing Business. As of the Closing Date, all parties which have had any interest in the MLN Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

               o) CLTV, LTV. No MLN Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No MLN Mortgage Loan has an LTV greater than 100%;

               p) Title Insurance. The MLN Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any MLN Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to a prudent lender making mortgage loans similar to the MLN Mortgage Loans, and each such title insurance policy is issued by a title insurer acceptable to a prudent lender making mortgage loans similar to the MLN Mortgage Loans, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring MLN, its successors and assigns, as to the first priority lien (with respect to First Lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the MLN Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses. MLN, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by the MLN Agreement. No claims are pending under such lender's title insurance policy, and no prior holder of the related Mortgage, including MLN, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by MLN;

               q) No Defaults. Other than payments due but not yet thirty (30) days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither MLN nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

               r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

               s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

               t) Origination; Payment Terms. The MLN Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No MLN Mortgage Loan contains terms or provisions which would result in negative amortization. Other than with respect to interest only loans, principal payments on the MLN Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the MLN Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap if applicable, are as set forth on the related MLN Mortgage Loan Schedule. Other than Fixed Rate Mortgage Loans based on an amortization schedule of thirty (30) years with a fifteen year maturity and Adjustable Rate Mortgage Loans with forty
(40) year amortization schedule and thirty (30) year maturity which, if indicated, on the MLN Mortgage Loan Schedule have an interest only period, the Mortgage Note is payable in equal monthly installments of principal and/or interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the MLN Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The MLN Mortgage Loan is payable on the first day of each month other than as set forth on the related MLN Mortgage Loan Schedule. No MLN Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

               u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a MLN Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the MLN Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

               v) Conformance with Underwriting Standards. The MLN Mortgage Loan was underwritten in accordance with the MLN Underwriting Standards. The Mortgage Note and Mortgage are on forms acceptable to a prudent lender making mortgage loans similar to the MLN Mortgage Loans and MLN has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

               w) Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

               y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by GSMC to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

               z) [Reserved]

               aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Custodian. MLN is in possession of a complete, true and accurate Mortgage File except for such documents the originals of which have been delivered to the Custodian;

               bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in MLN's Underwriting Guidelines;

               cc) Transfer of MLN Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each MLN Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by MLN are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

               dd) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the MLN Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable except as limited by bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity;

               ee) Assumability. None of the MLN Mortgage Loans are, by their terms, assumable;

               ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The MLN Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by MLN, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The MLN Mortgage Loan is not a graduated payment mortgage loan and the MLN Mortgage Loan does not have a shared appreciation or other contingent interest feature;

               gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to a prudent lender making mortgage loans similar to the MLN Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the MLN Mortgage Loan;

               hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to the best of MLN's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the MLN Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair.

               ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by MLN, and any prior servicer with respect to the MLN Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments with respect to First Lien Mortgages, all such payments are in the possession of, or under the control of MLN and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due MLN have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. MLN executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

               jj) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the MLN Mortgage Loan is not a Convertible Mortgage Loan;

               kk) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by MLN or by any officer, director, or employee of MLN or any designee of MLN or any corporation in which MLN or any officer, director, or employee had a financial interest at the time of placement of such insurance;

               ll) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

               mm) Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified MLN, and MLN has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

               nn) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the MLN Mortgage Loan application by a Qualified Appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the MLN Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of a prudent lender making mortgage loans similar to the MLN Mortgage Loans, Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the MLN Mortgage Loan was originated;

               oo) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and MLN has complied with, all applicable law with respect to the making of the MLN Mortgage Loans. MLN shall maintain such statement in the Mortgage File;

               pp) Construction or Rehabilitation of Mortgaged Property. No MLN Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

               qq) Value of Mortgaged Property. As of the Closing Date, MLN has no knowledge of any circumstances existing that could be reasonably expected to adversely affect the value or the marketability of any Mortgaged Property or MLN Mortgage Loan or to cause the MLN Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by MLN generally secured by properties in the same geographic area as the related Mortgaged Property originated to the same underwriting criteria;

               rr) No Defense to Insurance Coverage. MLN has caused or will cause to be performed any and all acts required to preserve the rights and remedies of GSMC in any insurance policies applicable to the MLN Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of GSMC. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to the MLN on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the MLN, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

               ss) Escrow Analysis. With respect to each Mortgage that provides for an escrow, the MLN has within the last twelve (12) months (unless such Mortgage was originated within such twelve-month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

               tt) Prior Servicing. Each MLN Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

               uu) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the MLN to GSMC, that MLN has full right and authority and is not precluded by law or contract from furnishing such information to GSMC and GSMC is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The MLN shall hold GSMC harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with GSMC's secondary marketing operations and the purchase and sale of mortgages. The MLN has in its capacity as servicer, for each MLN Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

               vv) Leaseholds. If the MLN Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; and
(6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

               ww) Prepayment Fee. The MLN Mortgage Loan is subject to a Prepayment Fee as provided in the related Mortgage Note and rider except as set forth on the related MLN Mortgage Loan Schedule. With respect to each MLN Mortgage Loan that has a Prepayment Fee feature, each such Prepayment Fee is enforceable and will be enforced by the Interim Servicer as long as the Interim Servicer is servicing pursuant to the Interim Servicing Agreement for the benefit of GSMC, and each Prepayment Fee is permitted pursuant to federal, state and local law. Each such Prepayment Fee is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Fee may provide for a term in excess of five (5) years with respect to MLN Mortgage Loans originated prior to October, 1, 2002. With respect to MLN Mortgage Loans originated on or after October 1, 2002, the duration of the Prepayment Fee period shall not exceed three (3) years from the date of the Mortgage Note unless the MLN Mortgage Loan was modified to reduce the Prepayment Fee period to no more than three (3) years from the date of such MLN Mortgage Loan and the Mortgagor was notified in writing of such reduction in Prepayment Fee period. With respect to any MLN Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the MLN Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Fee, (ii) each MLN Mortgage Loan was available with or without the requirement of such a penalty and (iii) the Prepayment Fee was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law.

               xx) Predatory Lending Regulations. No MLN Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no MLN Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No MLN Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no MLN Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related MLN Mortgage Loan may result in additional assignee liability to GSMC, as determined by GSMC in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the MLN Mortgage Loan.

               yy) Single-premium Credit Life Insurance Policy. In connection with the origination of any MLN Mortgage Loan, no proceeds from any MLN Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the MLN Mortgage Loan; no proceeds from any MLN Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such MLN Mortgage Loan.

               zz) Tax Service Contract; Flood Certification Contract. Except for Second Lien Mortgages where MLN originated the First Lien Mortgages, each MLN Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to GSMC;

               aaa) Qualified Mortgage. The MLN Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               bbb) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with guidelines of a prudent lender making mortgage loans similar to the MLN Mortgage Loans for such trusts;

               ccc) Recordation. Each original Mortgage was recorded and, except for those MLN Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to GSMC) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of MLN, or is in the process of being recorded;

               ddd) Credit Scores. Each Mortgagor has a non-zero FICO score. No MLN Mortgage Loan has a Mortgagor with a Credit Score of less than 500;

               eee) Compliance with Anti-Money Laundering Laws. MLN has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the "Anti-Money Laundering Laws"); MLN has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each MLN Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

               fff) Litigation. The MLN Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

               ggg) MERS Designations. With respect to each MERS Designated Mortgage Loan, MLN has designated GSMC as the Investor and no Person is listed as Interim Funder on the MERS(R) System;

               hhh) Reports. On or prior to the related Closing Date, MLN has provided the Custodian and GSMC with a MERS Report listing GSMC as the Investor with respect to each MERS Designated Mortgage Loan;

               iii) Origination Practices. The Mortgagor was not encouraged or required to select a MLN Mortgage Loan product offered by the MLN Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the MLN Mortgage Loan's origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the MLN Mortgage Loan's requirements and the Mortgagor's credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the MLN Mortgage Loan's originator or any affiliate of the MLN Mortgage Loan's originator.

               jjj) Underwriting Methodology. The methodology used in underwriting the extension of credit for each MLN Mortgage Loan does not rely solely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria, such as the Mortgagor's income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, MLN Mortgage Loan's originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on MLN Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the MLN Mortgage Loan. [Reserved];

               kkk) Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each MLN Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.

               lll) Arbitration. With respect to any MLN Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the MLN Mortgage Loan transaction. and mmm) Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan:

               nnn) No Negative Amortization of Related First Lien Loan. The related first lien loan does not permit negative amortization;

               ooo) Request for Notice; No Consent Required. Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and MLN has notified such senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien loan or (b) such consent has been obtained and is contained in the related Mortgage File;

               ppp) No Default Under First Lien. To the best of MLN's knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event (other than payment defaults of less than thirty (30) days) which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan; and

               qqq) Right to Cure First Lien. With respect to any first lien mortgage loan originated by MLN, the first lien Mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the MLN Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage.

                                   EXHIBIT II

        Representations and Warranties Regarding the MILA Mortgage Loans

               a) MILA Mortgage Loans as Described. The information set forth in the MILA Mortgage Loan Schedule is complete, true and correct;

               b) Payments Current. All payments required to be made up to the Closing Date for the MILA Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty or more days prior to the Closing Date, have been made and credited. No MILA Mortgage Loan has been delinquent for thirty or more days at any time since the origination of the MILA Mortgage Loan. The first Monthly Payment shall be made with respect to the MILA Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

               c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. MILA has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the MILA Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the MILA Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

               d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of GSMC, and which has been delivered to the Custodian or to such other Person as GSMC shall designate in writing, and the terms of which are reflected in the MILA Mortgage Loan Schedule. No MILA Mortgage Loan has been modified so as to restructure the payment obligations or re-age the MILA Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the MILA Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as GSMC shall designate in writing and the terms of which are reflected in the MILA Mortgage Loan Schedule;

               e) No Defenses. The MILA Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the MILA Mortgage Loan was originated;

               f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each MILA Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming MILA and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of GSMC upon the consummation of the transactions contemplated by this Agreement. MILA has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by MILA;

               g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the MILA Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. Each MILA Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. MILA shall maintain in its possession, available for GSMC's inspection, and shall deliver to GSMC upon demand, evidence of compliance with all such requirements;

               h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. MILA has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the MILA Mortgage Loan to be in default, nor has MILA waived any default resulting from any action or inaction by the Mortgagor;

               i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the MILA Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings and that no MILA Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any MILA Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, and (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming MILA as mortgagee and (iii) the related Mortgaged Property is not located in the state of New Jersey.

               j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                    1. the lien of current real property taxes and assessments not yet due and payable;

                    2. covenants, conditions and restrictions, rights of way,
               easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the MILA Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the MILA Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

                    3. other matters to which like properties are commonly
               subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                    4. with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

               Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the MILA Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and MILA has full right to sell and assign the same to GSMC.

               k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a MILA Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the MILA Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a MILA Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the MILA Mortgage Loan. MILA has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

               l) Full Disbursement of Proceeds. The MILA Mortgage Loan has been closed and the proceeds of the MILA Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the MILA Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

               m) Ownership. MILA is the sole owner of record and holder of the MILA Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The MILA Mortgage Loan is not assigned or pledged, and MILA has good, indefeasible and marketable title thereto, and has full right to transfer and sell the MILA Mortgage Loan to GSMC free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each MILA Mortgage Loan pursuant to this Agreement and following the sale of each MILA Mortgage Loan, GSMC will own such MILA Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. MILA intends to relinquish all rights to possess, control and monitor the MILA Mortgage Loan. After the Closing Date, MILA will have no right to modify or alter the terms of the sale of the MILA Mortgage Loan and MILA will have no obligation or right to repurchase the MILA Mortgage Loan, except as provided in the MILA Purchase Agreement;

               n) Doing Business. All parties which have had any interest in the MILA Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)
(1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

               o) CLTV, LTV. No MILA Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No MILA Mortgage Loan has an LTV greater than 100%.

               p) Title Insurance. The MILA Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any MILA Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring MILA, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the MILA Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02, and in the case of adjustable rate MILA Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. MILA, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by the MILA Purchase Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including MILA, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by MILA;

               q) No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither MILA nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

               r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

               s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

               t) Origination; Payment Terms. The MILA Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No MILA Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the MILA Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the MILA Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on Exhibit I hereto. The Mortgage
Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the MILA Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. The MILA Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No MILA Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

               u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a MILA Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the MILA Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

               v) Conformance with Agency and Underwriting Standards. The MILA Mortgage Loan was underwritten in accordance with the MILA Underwriting Standards. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and MILA has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

               w) Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

               y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by GSMC to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

               z) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the MILA Mortgage Loan as an unacceptable investment, cause the MILA Mortgage Loan to become delinquent, or adversely affect the value or marketability of the MILA Mortgage Loan, or cause the MILA Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by MILA generally;

               aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each MILA Mortgage Loan have been delivered to the Custodian. MILA is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to the Custodian;

               bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such MILA Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in MILA's Underwriting Guidelines;

               cc) Transfer of MILA Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each MILA Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by MILA are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

               dd) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the MILA Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

               ee) Assumability. None of the MILA Mortgage Loans are, by their terms, assumable;

               ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The MILA Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by MILA, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The MILA Mortgage Loan is not a graduated payment mortgage loan and the MILA Mortgage Loan does not have a shared appreciation or other contingent interest feature;

               gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the MILA Mortgage Loan;

               hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the MILA Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and MILA has no knowledge of any such proceedings in the future;

               ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by MILA, and any prior servicer with respect to the MILA Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of MILA and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due MILA have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. MILA executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

               jj) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the MILA Mortgage Loan is not a Convertible Mortgage Loan;

               kk) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by MILA or by any officer, director, or employee of MILA or any designee of MILA or any corporation in which MILA or any officer, director, or employee had a financial interest at the time of placement of such insurance;

               ll) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

               mm) Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified MILA, and MILA has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

               nn) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the MILA Mortgage Loan application by a Qualified Appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the MILA Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the MILA Mortgage Loan was originated;

               oo) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and MILA has complied with, all applicable law with respect to the making of the MILA Mortgage Loans. MILA shall maintain such statement in the Mortgage File;

               pp) Construction or Rehabilitation of Mortgaged Property. No MILA Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

               qq) Value of Mortgaged Property. MILA has no knowledge of any circumstances existing that could be expected to adversely affect the value or the marketability of any Mortgaged Property or MILA Mortgage Loan or to cause the MILA Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by MILA generally secured by properties in the same geographic area as the related Mortgaged Property;

               rr) No Defense to Insurance Coverage. MILA has caused or will cause to be performed any and all acts required to preserve the rights and remedies of GSMC in any insurance policies applicable to the MILA Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of GSMC. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to MILA on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of MILA, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

               ss) Escrow Analysis. With respect to each Mortgage, MILA has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

               tt) Prior Servicing. Each MILA Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

               uu) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by MILA to GSMC, that MILA has full right and authority and is not precluded by law or contract from furnishing such information to GSMC and GSMC is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. MILA shall hold GSMC harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with GSMC's secondary marketing operations and the purchase and sale of mortgages. MILA has in its capacity as servicer, for each MILA Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. The Servicer will transmit full-file credit reporting data for each MILA Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each MILA Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

               vv) Leaseholds. If the MILA Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

               ww) Prepayment Penalty. The MILA Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the MILA Mortgage Loan Schedule. With respect to each MILA Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by MILA for the benefit of GSMC, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount not more than the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of five (5) years with respect to MILA Mortgage Loans originated prior to October 1, 2002. With respect to MILA Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three
(3) years from the date of the Mortgage Note unless the MILA Mortgage Loan was modified to reduce the prepayment period to no more than three (3) years from the date of the note and the Mortgagor was notified in writing of such reduction in prepayment period. With respect to any MILA Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state, local and federal law, and (iv) notwithstanding any state, local or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the loan payments;

               xx) Predatory Lending Regulations. No MILA Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no MILA Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No MILA Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no MILA Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related MILA Mortgage Loan may result in additional assignee liability to GSMC, as determined by GSMC in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the MILA Mortgage Loan. Each MILA Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

               yy) Single-premium Credit Life Insurance Policy. In connection with the origination of any MILA Mortgage Loan, no proceeds from any MILA Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the MILA Mortgage Loan; no proceeds from any MILA Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such MILA Mortgage Loan;

               zz) Tax Service Contract; Flood Certification Contract. Each MILA Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to GSMC;

               aaa) Qualified Mortgage. The MILA Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               bbb) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

               ccc) Recordation. Each original Mortgage was recorded and, except for those MILA Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to GSMC) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of MILA, or is in the process of being recorded;

               ddd) FICO Scores. Each Mortgagor has a non-zero FICO score;

               eee) Compliance with Anti-Money Laundering Laws. MILA has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); MILA has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each MILA Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

               fff) Litigation. The MILA Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

               ggg) MERS Designations. With respect to each MERS Designated Mortgage Loan, MILA has designated the Custodian as the Investor and no Person is listed as Interim Funder on the MERS(R) System;

               hhh) Reports. On or prior to the Closing Date, MILA has provided the Custodian and GSMC with a MERS Report listing the Custodian as the Investor with respect to each MERS Designated Mortgage Loan;

               iii) Arbitration. With respect to any MILA Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the MILA Mortgage Loan transaction;

               jjj) Origination Practices. No Mortgagor was encouraged or required to select a MILA Mortgage Loan product offered by the MILA Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the MILA Mortgage Loan's origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the MILA Mortgage Loan's originator or any affiliate of the MILA Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the MILA Mortgage Loan's originator, the MILA Mortgage Loan's originator referred the Mortgagor's application to such affiliate for underwriting consideration;

               kkk) Underwriting Methodology. The methodology used in underwriting the extension of credit for each MILA Mortgage Loan employs, in part, objective mathematical principles which relate the Mortgagor's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the MILA Mortgage Loan;

               lll) Points and Fees. All points and fees related to each MILA Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a MILA Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no Mortgagor was charged "points and fees" (whether or not financed) in an amount which would cause such MILA Mortgage Loan to be considered a predatory loan under any applicable lending law(s); and

               mmm) Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each MILA Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.

                                   EXHIBIT III

    Representations and Warranties Regarding the Decision One Mortgage Loans

               (a) Decision One Mortgage Loans as Described. The information set forth in the Decision One Mortgage Loan Schedule with respect to the Decision One Mortgage Loans is complete, true and correct;

               (b) Payments Current. All payments required to be made up to the Closing Date for the Decision One Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty (30) or more days prior to the Closing Date, have been made and credited. No Decision One Mortgage Loan has been delinquent for thirty (30) or more days at any time since the origination of the Decision One Mortgage Loan. The first Monthly Payment shall be made with respect to the Decision One Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

               (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Decision One has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Decision One Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Decision One Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first installment of principal and interest;

               (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of GSMC, and which has been delivered to the Custodian or to such other Person as GSMC shall designate in writing, and the terms of which are reflected in the Decision One Mortgage Loan Schedule. No Decision One Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Decision One Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Decision One Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as GSMC shall designate in writing and the terms of which are reflected in the Decision One Mortgage Loan Schedule;

               (e) No Defenses. The Decision One Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Decision One Mortgage Loan was originated;

               (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards are if any, as are usually and customarily insured against by prudent mortgage lenders making mortgage loans similar to the Decision One Mortgage Loans in the community in which the related Mortgaged Property is located, as well as all additional requirements set forth in Section
2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Decision One Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of prudent mortgage lenders making mortgage loans similar to the Decision One Mortgage Loans in the community in which the related Mortgage Property is located, as well as all additional requirements set forth in Section
2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming Decision One and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of GSMC upon the consummation of the transactions contemplated by this Agreement. Decision One has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Decision One;

               (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Decision One Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Decision One shall maintain in its possession, available for GSMC's inspection, and shall deliver to GSMC upon demand, evidence of compliance with all such requirements;

               (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Decision One has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Decision One Mortgage Loan to be in default, nor has Decision One waived any default resulting from any action or inaction by the Mortgagor;

               (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Decision One Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that no Decision One Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. With respect to any mobile home (double wide only) or manufactured dwelling (A) (i) such manufactured home mortgage loan conforms with the applicable Fannie Mae or Freddie Mac requirements regarding mortgage loans related to manufactured dwellings, (ii) the related manufactured dwelling is permanently affixed to the land, (iii) the related manufactured dwelling and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Decision One as mortgagee, (iv) the applicable laws of the jurisdiction in which the related Mortgaged Property is located will deem the manufactured dwelling located on such Mortgaged Property to be a part of the real property on which such dwelling is located, (v) such Manufactured Home Mortgage Loan is (x) a qualified mortgage under Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended and (y) secured by manufactured housing treated as a single family residence under Section 25(e)(10) of the Code (i.e., such manufactured home has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location) and
(vi) as of the origination date of the related Decision One Mortgage Loan, the related Mortgagor occupied the related manufactured home as its primary residence. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Decision One Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Decision One as mortgagee and (iii) the related Mortgaged Property is not located in the state of New Jersey;

               (j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                    1. the lien of current real property taxes and assessments not yet due and payable;

                    2. covenants, conditions and restrictions, rights of way,
               easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Decision One Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Decision One Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

                    3. other matters to which like properties are commonly
               subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                    4. with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

               Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Decision One Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Decision One has full right to sell and assign the same to GSMC.

               (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Decision One Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Decision One Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Decision One Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Decision One Mortgage Loan. Decision One has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

               (l) Full Disbursement of Proceeds. The Decision One Mortgage Loan has been closed and the proceeds of the Decision One Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Decision One Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

               (m) Ownership. Decision One is the sole owner of record and holder of the Decision One Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Decision One Mortgage Loan is not assigned or pledged, and Decision One has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Decision One Mortgage Loan to GSMC free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Decision One Mortgage Loan pursuant to this Agreement and following the sale of each Decision One Mortgage Loan, GSMC will own such Decision One Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. Decision One intends to relinquish all rights to possess, control and monitor the Decision One Mortgage Loan. After the Closing Date, Decision One will have no right to modify or alter the terms of the sale of the Decision One Mortgage Loan and Decision One will have no obligation or right to repurchase the Decision One Mortgage Loan or substitute another Decision One Mortgage Loan, except as provided in this Agreement;

               (n) Doing Business. All parties which have had any interest in the Decision One Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

               (o) CLTV, LTV. No Decision One Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Decision One Mortgage Loan has an LTV greater than 100%;

               (p) Title Insurance. The Decision One Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Decision One Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Decision One, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Decision One Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02, and in the case of adjustable rate Decision One Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. Decision One, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Decision One, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Decision One;

               (q) No Defaults. Other than payments due but not yet thirty (30) days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither Decision One nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect,
(ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

               (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

               (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

               (t) Origination; Payment Terms. The Decision One Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Decision One Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Decision One Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Decision One Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on the Decision One Mortgage Loan Schedule. Except with respect to Interest Only Mortgage Loans, the Mortgage Note is payable in equal monthly installments of principal and interest sufficient to amortize the Decision One Mortgage Loan fully by the stated maturity date, over an original term of not more than forty
(40) years from commencement of amortization with interest calculated and payable in arrears, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Decision One Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

               (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Decision One Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Decision One Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

               (v) Conformance with Underwriting Guidelines. The Decision One Mortgage Loan was underwritten in accordance with the Underwriting Guidelines (a copy of which is attached hereto as Exhibit H). The Mortgage Note and Mortgage are on forms acceptable to prudent mortgage lenders making mortgage loans similar to the Decision One Mortgage Loans and Decision One has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

               (w) Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

               (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by GSMC to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

               (z) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Decision One Mortgage Loan as an unacceptable investment, cause the Decision One Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Decision One Mortgage Loan, or cause the Decision One Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by Decision One generally;

               (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Decision One Mortgage Loan have been delivered to the Custodian. Decision One is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

               (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Decision One Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in Decision One's Underwriting Guidelines;

               (cc) Transfer of Decision One Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Decision One Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Decision One are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

               (dd) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Decision One Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

               (ee) Assumability. None of the Decision One Mortgage Loans are, by their terms, assumable;

               (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Decision One Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Decision One, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Decision One Mortgage Loan is not a graduated payment mortgage loan and the Decision One Mortgage Loan does not have a shared appreciation or other contingent interest feature;

               (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence in accordance with the Underwriting Guidelines and as would be acceptable to prudent mortgage lenders making mortgage loans similar to the Decision One Mortgage Loans in accordance with acceptable mortgage servicing practices. The consolidated principal amount does not exceed the original principal amount of the Decision One Mortgage Loan;

               (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Decision One Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and Decision One has no knowledge of any such proceedings in the future;

               (ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by Decision One, and any prior servicer with respect to the Decision One Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of Decision One and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Decision One have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. Decision One executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

               (jj) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Decision One Mortgage Loan is not a Convertible Mortgage Loan;

               (kk) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Decision One or by any officer, director, or employee of Decision One or any designee of Decision One or any corporation in which Decision One or any officer, director, or employee had a financial interest at the time of placement of such insurance;

               (ll) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

               (mm) Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified Decision One, and Decision One has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

               (nn) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Decision One Mortgage Loan application by a Qualified Appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Decision One Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of prudent mortgage lenders making mortgage loans similar to the Decision One Mortgage Loans and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Decision One Mortgage Loan was originated;

               (oo) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and Decision One has complied with, all applicable law with respect to the making of the Decision One Mortgage Loans. Decision One shall maintain such statement in the Mortgage File;

               (pp) Construction or Rehabilitation of Mortgaged Property. No Decision One Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

               (qq) Value of Mortgaged Property. Decision One has no knowledge of any circumstances existing that could be expected to adversely affect the value or the marketability of any Mortgaged Property or Decision One Mortgage Loan or to cause the Decision One Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by Decision One generally secured by properties in the same geographic area as the related Mortgaged Property;

               (rr) No Defense to Insurance Coverage. Decision One has caused or will cause to be performed any and all acts required to preserve the rights and remedies of GSMC in any insurance policies applicable to the Decision One Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of GSMC. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to Decision One on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Decision One, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

               (ss) Escrow Analysis. With respect to each Mortgage, Decision One has within the last twelve (12) months (unless such Mortgage was originated within such twelve-month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

               (tt) Prior Servicing. Each Decision One Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

               (uu) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by Decision One to GSMC, that Decision One has full right and authority and is not precluded by law or contract from furnishing such information to GSMC and GSMC is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. Decision One shall hold GSMC harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with GSMC's good faith and legitimate secondary marketing operations and the purchase and sale of mortgages;

               (vv) Leaseholds. If the Decision One Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; and
(6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

               (ww) Prepayment Penalty. The Decision One Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note except as set forth on the Decision One Mortgage Loan Schedule. With respect to each Decision One Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and will be enforced by Decision One for the benefit of GSMC, and each Prepayment Penalty is permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of five (5) years with respect to Decision One Mortgage Loans originated prior to October, 1, 2002. With respect to Decision One Mortgage Loans originated on or after October 1, 2002, the duration of the Prepayment Penalty period shall not exceed three (3) years from the date of the Mortgage Note unless the Decision One Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three (3) years from the date of such Decision One Mortgage Loan and the Mortgagor was notified in writing of such reduction in Prepayment Penalty period. With respect to any Decision One Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Decision One Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) prior to the Decision One Mortgage Loan's origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium and (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law;

               (xx) Predatory Lending Regulations. No Decision One Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Decision One Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Decision One Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Decision One Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Decision One Mortgage Loan may result in additional assignee liability to GSMC, as determined by GSMC in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Decision One Mortgage Loan;

               (yy) Single-premium Credit Life Insurance Policy. In connection with the origination of any Decision One Mortgage Loan, no proceeds from any Decision One Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the Decision One Mortgage Loan; no proceeds from any Decision One Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Decision One Mortgage Loan;

               (zz) Tax Service Contract; Flood Certification Contract. Each Decision One Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to GSMC;

               (aaa) Qualified Mortgage. The Decision One Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               (bbb) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust";

               (ccc) Recordation. Each original Mortgage was recorded and, except for those Decision One Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to GSMC) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Decision One, or is in the process of being recorded;

               (ddd) FICO Scores. Each Mortgagor has a non-zero FICO score. No Decision One Mortgage Loan has a Mortgagor with a FICO score of less than 500;

               (eee) Compliance with Anti-Money Laundering Laws. Decision One has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the "Anti-Money Laundering Laws"); Decision One has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Decision One Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

               (fff) Litigation. The Decision One Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

               (ggg) MERS Designations. With respect to each MERS Designated Mortgage Loan, Decision One has designated the Custodian as the Investor and no Person is listed as Interim Funder on the MERS(R) System;

               (hhh) Reports. On or prior to the Closing Date, Decision One has provided the Custodian and GSMC with a MERS Report listing the Custodian as the Investor with respect to each MERS Designated Mortgage Loan;

               (iii) Origination Practices. The Mortgagor was not encouraged or required to select a Decision One Mortgage Loan product offered by the Decision One Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Decision One Mortgage Loan's origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Decision One Mortgage Loan's requirements and the Mortgagor's credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Decision One Mortgage Loan's originator or any affiliate of the Decision One Mortgage Loan's originator. For a Mortgagor who seeks financing through a Decision One Mortgage Loan originator's higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Decision One Mortgage Loan originator's standard mortgage line if the Mortgagor was able to qualify for one of the standard products;

               (jjj) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Decision One Mortgage Loan does not rely solely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria such as the Mortgagor's income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Decision One Mortgage Loan's originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Decision One Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Decision One Mortgage Loan;

               (kkk) [Reserved]

               (lll) Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Decision One Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

               (mmm) Arbitration. With respect to any Decision One Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Decision One Mortgage Loan transaction; and

               (nnn) Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan:

               (i) No Negative Amortization of Related First Lien Loan. The related first lien loan does not permit negative amortization;

               (ii) Request for Notice; No Consent Required. Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and Decision One has notified such senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien loan or (b) such consent has been obtained and is contained in the related Mortgage File;

               (iii) No Default Under First Lien. To the best of Decision One's knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan;

               (iv) Right to Cure First Lien. The related first lien mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Decision One Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage; and

               (v) Principal Residence. The related Mortgaged Property is the Mortgagor's principal residence.

                                   EXHIBIT IV

       Representations and Warranties Regarding the Quicken Mortgage Loans

               (a) The information set forth in the Quicken Mortgage Loan Schedule, including any diskette or other related data tapes sent to GSMC, is complete, true and correct in all material respects;

               (b) The Mortgage creates a (A) first lien and first priority ownership interest with respect to each first lien Mortgage Loan, or (B) second lien and second priority ownership interest with respect to each Second Lien Mortgage Loan, in the Mortgaged Property securing the related Mortgage Note;

               (c) The Quicken Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no material defaults under the terms of the Quicken Mortgage Loan; Quicken has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Quicken Mortgage Loan; no payment with respect to each Quicken Mortgage Loan has been delinquent for more than thirty (30) days during the preceding twelve-month period (for the purposes of this subsection (c), a Monthly Payment is deemed "delinquent" if it has not been paid by the applicable Due Date);

               (d) There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

               (e) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Quicken Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies. No Mortgagor has been released, in whole or in part (except as may be required pursuant to applicable law);

               (f) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Quicken Mortgage Loan was originated;

               (g) With respect to Quicken Mortgage Loans secured by a first lien, all buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the Fannie Mae Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by the Freddie Mac Guides, in an amount representing coverage not less than the lesser of (i) the maximum insurable value of the improvements securing such Quicken Mortgage Loans or (ii) the outstanding principal balance of the Quicken Mortgage Loan plus with respect to any Second Lien Mortgage Loan, the outstanding principal balance of the related first lien mortgage loan, in each case, an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming Quicken and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If required by the Flood Disaster Protection Act of 1973, as amended, the Quicken Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to Fannie Mae and Freddie Mac requirements, in an amount not less than the amount required by the Flood Disaster Protection Act of 1973, as amended. Such policy was issued by an insurer acceptable under Fannie Mae or Freddie Mac guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgage has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of GSMC upon the consummation of the transactions contemplated by this Agreement. Quicken has not engaged in, and has no actual knowledge of the Mortgagor or any servicer having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Quicken;

               (h) Any and all requirements of any federal, state or local law including, without limitation, usury, predatory and abusive lending, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, or disclosure laws applicable to the Quicken Mortgage Loan have been complied with in all material respects;

               (i) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Quicken has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Quicken Mortgage Loan to be in default, nor has Quicken waived any default resulting from any action or inaction by the Mortgagor;

               (j) The related Mortgage is a valid, subsisting, enforceable and perfected first or second lien (as applicable) on the Mortgaged Property including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien of the Mortgage subject only to (1) the related first lien mortgage, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Quicken Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Quicken Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest or (B) second lien and second priority security interest on the property described therein, and Quicken has the full right to sell and assign the same to GSMC;

               (k) The Mortgage Note, the related Mortgage, and each of the other Quicken Mortgage Loan Documents are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles and Quicken has taken all action necessary to transfer such rights of enforceability to GSMC. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Quicken Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Quicken Mortgage Loan has taken place on the part of Quicken or the Mortgagor, or, on the part of any other party involved in the origination of the Quicken Mortgage Loan. The proceeds of the Quicken Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Quicken Mortgage Loan and the recording of the Mortgage were paid or are in the process of being paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

               (l) Quicken is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note, and upon recordation GSMC or its designee will be the owner of record of the Mortgage and the indebtedness evidenced by the Mortgage Note, and upon the sale of the Quicken Mortgage Loan to GSMC, Quicken will retain the Servicing File for the benefit of GSMC only for the purpose of interim servicing and supervising the interim servicing of the Quicken Mortgage Loan. Immediately prior to the transfer and assignment to GSMC on the Closing Date, the Quicken Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge other than in connection with a security interest granted to a warehouse lender, which security interest, pursuant to the applicable agreement between such warehouse lender and Quicken, shall terminate automatically upon the sale of the Quicken Mortgage Loan to GSMC, and Quicken had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Quicken Mortgage Loan to GSMC free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Quicken Mortgage Loan pursuant to this Agreement and following the sale of the Quicken Mortgage Loan, GSMC will own such Quicken Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. Quicken intends to relinquish, as of the applicable Closing Date, all rights to possess, control and monitor the Quicken Mortgage Loan, except for the purposes of servicing the Quicken Mortgage Loan as set forth in this Agreement. Either the Mortgagor is a natural person or the Mortgagor is an inter-vivos trust acceptable to Fannie Mae;

               (m) If required by the applicable loan program and Underwriting Standards, each Quicken Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (j)(1), (2) and (3) above) Quicken, its successors and assigns, as to the first priority lien (with respect to first lien Quicken Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Quicken Mortgage Loan, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Additionally, such policy affirmatively insures ingress and egress to and from, and against encroachments by or upon, the Mortgaged Property. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. Quicken, its successors and assigns, are the sole insureds of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to GSMC or the assignment to GSMC of Quicken's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement and the commitment letter. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Quicken, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

               (n) There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither Quicken nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration. With respect to each Second Lien Mortgage Loan (i) the first lien mortgage loan is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such first lien mortgage or the related Mortgage Note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, (iv) the mortgage filed for record contains a provision requesting that the mortgagee under the Second Lien Mortgage Loan receive notice of any action of the senior lien holder under the related first lien mortgage and the first lien mortgage contains a provision which affords the mortgagor an opportunity to cure any default by payment in full or otherwise under the first lien mortgage, (v) unless otherwise provided in the commitment letter, the related first lien does not provide for or permit negative amortization under such first lien Mortgage Loan, and (vi) either no consent for the Quicken Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File;

               (o) To Company's knowledge, as of the Closing Date, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

               (p) All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (m) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

               (q) The Quicken Mortgage Loan was originated by Quicken. The Quicken Mortgage Loan complies with all the material terms, conditions and requirements of the Underwriting Standards in effect at the time of origination of such Quicken Mortgage Loan. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms generally acceptable to (i) Fannie Mae or Freddie Mac, or (ii) sophisticated private investors in the residential secondary mortgage market. Quicken is currently selling loans that are eligible for sale to Fannie Mae and/or Freddie Mac, which loans utilize the same document forms as the Mortgage Notes and Mortgages (inclusive of any riders). The Quicken Mortgage Loan bears interest at the Mortgage Interest Rate set forth in the Quicken Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Quicken Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

               (r) To Company's knowledge, as of the Closing Date, the Mortgaged Property was not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Quicken Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property. There have not been any condemnation proceedings with respect to the Mortgaged Property and there are no such proceedings scheduled to commence at a future date;

               (s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Quicken Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Quicken Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

               (t) If the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by GSMC to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

               (u) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Quicken Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Quicken Mortgage Loan was originated. The appraisal is in a form acceptable to Fannie Mae or Freddie Mac. Notwithstanding the previous two sentences, in accordance with the applicable loan program and Underwriting Standards, the Mortgage File may contain, in lieu of an appraisal, a valuation based upon an alternative collateral assessment tool, including, but not limited to, an AVM, broker's price opinion, HUD-1 Settlement Statement, Form 2005 or Form 1004;

               (v) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (B) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations or national banks or a Federal Home Loan Bank or savings bank having principal offices in such state, or (4) not doing business in such state (or is otherwise exempt under applicable law from licensing or qualification);

               (w) As of the Closing Date, the related Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above and such collateral does not serve as security for any other obligation;

               (x) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of such mortgage loans; and, if the Quicken Mortgage Loan is a refinanced Quicken Mortgage Loan, rescission materials required by applicable laws, and Quicken shall maintain in its possession, available for GSMC's inspection upon reasonable written request, and shall deliver to GSMC upon receipt of written demand therefor, evidence of compliance with all such requirements;

               (y) The Quicken Mortgage Loan does not contain "graduated payment" features and does not have a shared appreciation or other contingent interest feature; no Quicken Mortgage Loan contains any buydown provisions;

               (z) As of the Closing Date, the Mortgagor is not in bankruptcy and the Mortgagor is not insolvent and Quicken has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could reasonably be expected to cause investors to regard the Quicken Mortgage Loan as an unacceptable investment, cause the Quicken Mortgage Loan to become delinquent, or materially adversely affect the value or marketability of the Quicken Mortgage Loan;

               (aa) The Quicken Mortgage Loans have an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of each month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the unpaid principal balance over the remaining term and to pay interest at the related Mortgage Interest Rate. With respect to Quicken Mortgage Loans with an initial "interest only" payment period, the monthly payments due under the related Mortgage Note satisfy only the monthly interest on the unpaid principal balance of the applicable Quicken Mortgage Loan. After the initial "interest only" period, each Mortgage Note requires a monthly payment which is sufficient to fully amortize the unpaid principal balance over the remaining term and to pay interest at the related Mortgage Interest Rate. In any case, no Quicken Mortgage Loan contains terms or provisions which would result in negative amortization.

               (bb) If a Quicken Mortgage Loan has an LTV greater than 80%, the Quicken Mortgage Loan will have mortgage insurance in accordance with the terms of the Fannie Mae Guides and will be insured as to payment defaults by a Primary Mortgage Insurance Policy issued by a Qualified Insurer. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Quicken Mortgage Loan subject to a Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain the Primary Mortgage Insurance Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Quicken Mortgage Loan as set forth on the Quicken Mortgage Loan Schedule is net of any such insurance premium. No Quicken Mortgage Loan is subject to a lender-paid mortgage insurance policy;

               (cc) As to any Quicken Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

               (dd) The Mortgaged Property is located in the state identified in the Quicken Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a single parcel of real property with a cooperative housing corporation erected thereon, or a mobile home. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination no portion of the Mortgaged Property has been used for commercial purposes;

               (ee) Payments of principal and/or interest on the Quicken Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Quicken Mortgage Loan. The Mortgage Note is payable on the first day of each month;

               (ff) The prepayment penalty provisions applicable to any Quicken Mortgage Loans are enforceable and were originated in compliance with all applicable federal, state and local laws. No Quicken Mortgage Loan originated on or after October 1, 2002, will impose a prepayment premium for a term in excess of three years after its origination. No Quicken Mortgage Loan originated before October 1, 2002, will impose a prepayment premium for a term in excess of five years after its origination;

               (gg) As of the date of each Mortgage Note and, to the best of Quicken's knowledge, as of the Closing Date, the Mortgaged Property is lawfully occupied under applicable law, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (hh) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development), or stock in a cooperative housing corporation, such condominium, cooperative or planned unit development project (i) meets the eligibility requirements of Fannie Mae and Freddie Mac, or (ii) satisfies the applicable Underwriting Standards;

               (ii) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; nothing further remains to be done to satisfy in full all requirements of each environmental law, rule or regulation with respect to the Mortgaged Property, the satisfaction of which constitute a prerequisite to use and enjoyment of said property; and, to Quicken's knowledge, there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property;

               (jj) The Mortgagor has not notified Quicken requesting relief under the Servicemembers' Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, and Quicken has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act;

               (kk) As of the Closing Date, no Quicken Mortgage Loan was in construction or rehabilitation status or has facilitated the trade-in or exchange of a Mortgaged Property;

               (ll) No action has been taken or failed to be taken by Quicken on or prior to the Closing Date which has resulted or will result in an exclusion from, denial of, or defense to coverage under any insurance policy related to a Quicken Mortgage Loan (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Quicken, or for any other reason under such coverage;

               (mm) The Quicken Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

               (nn) Each Quicken Mortgage Loan that is secured by a leasehold interest conforms to the Fannie Mae requirements for mortgage loans secured by leasehold estates;

               (oo) With respect to any broker fees collected and paid on any of the Quicken Mortgage Loans, all broker fees have been properly assessed to the Mortgagor and no claims will arise as to broker fees that are double charged and for which the Mortgagor would be entitled to reimbursement;

               (pp) With respect to any Quicken Mortgage Loan as to which an affidavit has been delivered to GSMC certifying that the original Mortgage Note has been lost or destroyed and not been replaced, if such Quicken Mortgage Loan is subsequently in default, the enforcement of such Quicken Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;

               (qq) Each Quicken Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

               (rr) Except as provided in Section 2.07 of the Quicken Purchase Agreement, the Mortgage Note, the Mortgage, the Assignment of Mortgage and the other Quicken Mortgage Loan Documents set forth in Exhibit A-1 and required to be delivered on the Closing Date have been delivered to GSMC or its designee all in compliance with the specific requirements of this Agreement. With respect to each Quicken Mortgage Loan, Quicken is in possession of a complete Mortgage File and Servicing File except for such documents as have been delivered to GSMC or its designee, or have been sent for recording in accordance with Section 2.07 of the Quicken Purchase Agreement;

               (ss) To Quicken's knowledge, all information supplied by, on behalf of, or concerning the Mortgagor is true, accurate and complete in all material respects and does not contain any statement that is or will be inaccurate or misleading in any material respect;

               (tt) To Quicken's knowledge, there does not exist on the related Mortgage Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation;

               (uu) All disclosure materials required by applicable law with respect to the making of fixed rate and adjustable rate mortgage loans have been received by the Mortgagor;

               (vv) No Quicken Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Quicken Mortgage Loan had a Loan-to-Value Ratio at the time of origination of more than 95%;

               (ww) None of the Quicken Mortgage Loans are subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state or local law. No Quicken Mortgage Loan is a High Cost Loan or Covered Loan. No "predatory" or "deceptive" lending practices (as defined by applicable law) were employed in the origination of the Quicken Mortgage Loan;

               (xx) None of the proceeds of the Quicken Mortgage Loan were used to finance single-premium credit insurance policies;

               (yy) Any principal advances made to the Mortgagor prior to the Closing Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. If required by the applicable loan program and Underwriting Standards, the lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Quicken Mortgage Loan;

               (zz) Interest on each Quicken Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

               (aaa) Unless specifically identified as a balloon loan on the applicable commitment letter and/or Quicken Mortgage Loan Schedule, no Quicken Mortgage Loan is a balloon loan;

               (bbb) With respect to each MERS Mortgage Loan, a MIN has been assigned by MERS and such MIN is accurately provided on the Quicken Mortgage Loan Schedule. The related assignment of Mortgage to MERS has been duly and properly recorded;

               (ccc) With respect to each MERS Mortgage Loan, Quicken has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;

               (ddd) None of the Mortgaged Properties are manufactured housing or mobile homes;

               (eee) With respect to each Quicken Mortgage Loan, Quicken, has fully and accurately furnished complete information on the related borrower credit files to Equifax, Experian and Trans Union Credit Information Company, in accordance with the Fair Credit Reporting Act and its implementing regulations;

               (fff) Quicken has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); Quicken has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Quicken Mortgage Loan required by the Anti-Money Laundering Laws, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

               (ggg) Each Quicken Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

               (hhh) No Quicken Mortgage Loan is "high cost" as defined by any applicable federal, state, or local predatory or abusive lending law. Any breach of this representation shall be deemed to materially and adversely affect the value of the Quicken Mortgage Loan and shall require a repurchase of the affected Quicken Mortgage Loan;

               (iii) No Quicken Mortgage Loan was originated on or after October 1, 2002 and prior to March 7, 2003, which is secured by property located in the State of Georgia. No Quicken Mortgage Loan was originated on or after March 7, 2003 which is a "high cost home loan" as defined under the Georgia Fair Lending Act. Any breach of this representation shall be deemed to materially and adversely affect the value of the Quicken Mortgage Loan and shall require a repurchase of the affected Quicken Mortgage Loan;

               (jjj) No Quicken Mortgage Loan which is secured by property located in the State of New Jersey is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act, which became effective November 27, 2003;

               (kkk) No Quicken Mortgage Loan which is secured by property located in the State of New Mexico is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act, which became effective January 1, 2004;

               (lll) No Quicken Mortgage Loan which is secured by property located in the State of Kentucky is a "High-Cost Home Loan" as defined in the Kentucky House Bill 287, which became effective June 24, 2003;

               (mmm) Each Imaged Document represents a true, complete, and correct copy of the Original Document in all respects, including, but not limited to, all signatures conforming with signatures contained in the Original Document, no information having been added or deleted, and no Imaged Document having been manipulated or altered in any manner. Each Imaged Document is clear and legible, including, but not limited to, accurate reproductions of photographs. No Original Documents have been or will be altered in any manner;

               (nnn) No Quicken Mortgage Loan which is secured by property located in the Commonwealth of Massachusetts is a "High Cost Home Mortgage Loan" as defined in the Massachusetts Predatory Home Loan Practices Act (Mass. Ann. Laws ch. 183C) which became effective November 7, 2004;

               (ooo) All documents in the Servicing File signed electronically have been executed by the Mortgagor and relevant parties in compliance with the federal Electronic Signatures in Global and National Commerce Act and, if applicable, the Uniform Electronic Transactions Act adopted by the state in which the electronic records relating to such document or disclosure is initiated, and in compliance with any other similar and applicable federal, state, or local law;

               (ppp) All documents in the Servicing File signed electronically have been executed by the Mortgagor and relevant parties in compliance with the federal Electronic Signatures in Global and National Commerce Act and, if applicable, the Uniform Electronic Transactions Act adopted by the state in which the electronic records relating to such document;

               (qqq) Except with respect to any interest-only Quicken Mortgage Loans (as specified in any commitment letter and/or Quicken Mortgage Loan Schedule), principal payments on the Quicken Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Quicken Mortgage Loan. The Mortgage Interest Rate (as well as the Lifetime Rate Cap and the Periodic Rate Cap, if applicable) are set forth in the Quicken Mortgage Loan Schedule. Except with respect to any interest-only Quicken Mortgage Loans and/or option ARM loans (as specified in any commitment letter and/or Quicken Mortgage Loan Schedule), the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Quicken Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Quicken Mortgage Loan is payable on the first day of each month;

               (rrr) The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Quicken Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Quicken are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

               (sss) There is no action, suit, proceeding, investigation, or litigation pending or, to Quicken's knowledge, threatened, with respect to the Quicken Mortgage Loan or the Mortgaged Property;

               (ttt) No Quicken Mortgage Loan is an "equity loan" within the meaning of Section 50(a)(6), Article XVI of the Texas Constitution;

               (uuu) No Quicken Mortgage Loan that is secured by property located in Illinois is in violation of the provisions of the Illinois Interest Act (815 Ill. Comp. Stat. 205/1 et seq.);

               (vvv) No Quicken Mortgage Loan is subject to a written foreclosure agreement or pending foreclosure proceeding;

               (www) The Quicken Mortgage Loan does not contain provisions pursuant to which monthly payments are paid or partially paid with funds by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Quicken Mortgage Loan is not a graduated payment mortgage loan and the Quicken Mortgage Loan does not have a shared appreciation or other contingent interest feature;

               (xxx) Subject to the terms of Section 2.07 above of the Quicken Purchase Agreement, each original Mortgage was recorded and, except for those Quicken Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to GSMC) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Quicken, or is in the process of being recorded;

               (yyy) With respect to any Quicken Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any disputes arising out of or relating in way to the Quicken Mortgage Loan transaction;

               (zzz) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Quicken Mortgage Loan. No proceeds from any Quicken Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Quicken Mortgage Loan;

               (aaaa) All points and fees related to each Quicken Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. With respect to the Quicken Mortgage Loans designated as "conforming" on the Quicken Mortgage Loan Schedule, except in the case of a Quicken Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan; such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide; and

               (bbbb) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Quicken Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal laws and regulations.

                                    EXHIBIT V

      Representations and Warranties Regarding the Senderra Mortgage Loans

               (a) Senderra Mortgage Loans as Described. The information set forth in the Senderra Mortgage Loan Schedule is complete, true and correct;

               (b) Payments Current. All payments required to be made up to the Closing Date for the Senderra Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not more than thirty (30) days prior to the Closing Date, have been made and credited. No Senderra Mortgage Loan has been delinquent for more than thirty (30) days at any time since the origination of the Senderra Mortgage Loan. The first Monthly Payment shall be made with respect to the Senderra Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note, except as set forth on the Senderra Mortgage Loan Schedule and GSMC has agreed in its sole discretion to purchase the Senderra Mortgage Loan;

               (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Senderra has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Senderra Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Senderra Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first installment of principal and interest;

               (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of GSMC, and which has been delivered to the Custodian or to such other Person as GSMC shall designate in writing, and the terms of which are reflected in the Senderra Mortgage Loan Schedule. No Senderra Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Senderra Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Senderra Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as GSMC shall designate in writing and the terms of which are reflected in the Senderra Mortgage Loan Schedule;

               (e) No Defenses. The Senderra Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Senderra Mortgage Loan was originated;

               (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Senderra Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming Senderra and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of GSMC upon the consummation of the transactions contemplated by this Agreement. Senderra has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Senderra;

               (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory and, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Senderra Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Senderra shall maintain in its possession, available for GSMC's inspection, and shall deliver to GSMC upon demand, evidence of compliance with all such requirements;

               (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Senderra has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Senderra Mortgage Loan to be in default, nor has Senderra waived any default resulting from any action or inaction by the Mortgagor;

               (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Senderra Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings and that no Senderra Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Senderra Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming Senderra as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey, and (iv) as of the origination date of the related Senderra Mortgage Loan, the related manufactured housing unit that secures such Senderra Mortgage Loan either: (x) was the principal residence of the Mortgagor or (y) was classified as real property under applicable state law;

               (j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                    1. the lien of current real property taxes and assessments not yet due and payable;

                    2. covenants, conditions and restrictions, rights of way,
               easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Senderra Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Senderra Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

                    3. other matters to which like properties are commonly
               subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                    4. with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

               Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Senderra Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Seller has full right to sell and assign the same to GSMC.

               (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Senderra Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Senderra Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Senderra Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Senderra Mortgage Loan. Senderra has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

               (l) Full Disbursement of Proceeds. The Senderra Mortgage Loan has been closed and the proceeds of the Senderra Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Senderra Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

               (m) Ownership. Senderra is the sole owner of record and holder of the Senderra Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Senderra Mortgage Loan is not assigned or pledged, and Senderra has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Senderra Mortgage Loan to GSMC free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Senderra Mortgage Loan pursuant to this Agreement and following the sale of each Senderra Mortgage Loan, GSMC will own such Senderra Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. Senderra intends to relinquish all rights to possess, control and monitor the Senderra Mortgage Loan. After the Closing Date, Senderra will have no right to modify or alter the terms of the sale of the Senderra Mortgage Loan and Senderra will have no obligation or right to repurchase the Senderra Mortgage Loan or substitute another Senderra Mortgage Loan, except as provided in this Agreement;

               (n) Doing Business. All parties which have had any interest in the Senderra Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

               (o) CLTV, LTV. No Senderra Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Senderra Mortgage Loan has an LTV greater than 100%.

               (p) Title Insurance. The first lien Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Senderra Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Senderra, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Senderra Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. Senderra, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Senderra, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by Senderra;

               (q) No Defaults. Other than payments due but not yet more than thirty (30) days delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither Senderra nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect,
(ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

               (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

               (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

               (t) Origination; Payment Terms. The Senderra Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Senderra Mortgage Loan contains terms or provisions which would result in negative amortization. Unless such Senderra Mortgage Loan is an Interest-Only Loan, principal payments on the Senderra Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Senderra Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on Exhibit I hereto. Unless such Senderra Mortgage Loan is an Interest-Only Loan, for which monthly payments include interest only and not principal until maturity, the Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Senderra Mortgage Loan, unless such Senderra Mortgage Loan is an Interest-Only Loan, fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization (other than with respect to 40/30 Mortgage Loans). There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Senderra Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

               (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Senderra Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Senderra Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

               (v) Conformance with Agency and Underwriting Standards. The Senderra Mortgage Loan was underwritten in accordance with the Underwriting Standards (a copy of which is attached hereto as Exhibit J). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and Senderra has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

               (w) Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

               (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by GSMC to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

               (z) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Senderra Mortgage Loan as an unacceptable investment, cause the Senderra Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Senderra Mortgage Loan, or cause the Senderra Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by Senderra generally;

               (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Senderra Mortgage Loan have been delivered to the Custodian. Senderra is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

               (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Senderra Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in Senderra's Underwriting Guidelines;

               (cc) Transfer of Senderra Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Senderra Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Senderra are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

               (dd) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Senderra Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

               (ee) Assumability. None of the Senderra Mortgage Loans are, by their terms, assumable;

               (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Senderra Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Senderra, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Senderra Mortgage Loan is not a graduated payment mortgage loan and the Senderra Mortgage Loan does not have a shared appreciation or other contingent interest feature;

               (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Senderra Mortgage Loan;

               (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Senderra Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and Senderra has no knowledge of any such proceedings in the future;

               (ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by Senderra, and any prior servicer with respect to the Senderra Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of Senderra and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Senderra have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. Senderra executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

               (jj) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Senderra Mortgage Loan is not a Convertible Mortgage Loan;

               (kk) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Senderra or by any officer, director, or employee of Senderra or any designee of Senderra or any corporation in which Senderra or any officer, director, or employee had a financial interest at the time of placement of such insurance;

               (ll) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

               (mm) Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified Senderra, and Senderra has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

               (nn) Appraisal. Except with respect to Senderra Mortgage Loans which have Insured AVMs, the Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Senderra Mortgage Loan application by a Qualified Appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Senderra Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Senderra Mortgage Loan was originated;

               (oo) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and Senderra has complied with, all applicable law with respect to the making of the Senderra Mortgage Loans. Senderra shall maintain such statement in the Mortgage File;

               (pp) Construction or Rehabilitation of Mortgaged Property. No Senderra Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property except in the case of an exchange qualifying for treatment under Section 1031 of the Code that is completed prior to or contemporaneously with origination;

               (qq) Value of Mortgaged Property. Senderra has no knowledge of any circumstances existing that could be expected to adversely affect the value or the marketability of any Mortgaged Property or Senderra Mortgage Loan or to cause the Senderra Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by Senderra generally secured by properties in the same geographic area as the related Mortgaged Property;

               (rr) No Defense to Insurance Coverage. Senderra has caused or will cause to be performed any and all acts required to preserve the rights and remedies of GSMC in any insurance policies applicable to the Senderra Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of GSMC. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to Senderra on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Senderra, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

               (ss) Escrow Analysis. With respect to each Mortgage, Senderra has within the last twelve (12) months (unless such Mortgage was originated within such twelve-month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

               (tt) Prior Servicing. Each Senderra Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

               (uu) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by Senderra to GSMC, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to GSMC and GSMC is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. Senderra shall hold GSMC harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with GSMC's secondary marketing operations and the purchase and sale of mortgages. Senderra has in its capacity as servicer, for each Senderra Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. The Servicer will transmit full-file credit reporting data for each Senderra Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Senderra Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

               (vv) Leaseholds. If the Senderra Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; and
(6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

               (ww) Prepayment Penalty. The Senderra Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note or rider. With respect to each Senderra Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by Senderra for the benefit of GSMC, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount not more than the maximum amount permitted under applicable law and no such prepayment penalty may provide for a term in excess of five (5) years with respect to Senderra Mortgage Loans originated prior to October, 1, 2002. With respect to Senderra Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note unless the Senderra Mortgage Loan was modified to reduce the prepayment period to no more than three (3) years from the date of such Senderra Mortgage Loan and the Mortgagor was notified in writing of such reduction in prepayment period. With respect to any Senderra Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) the Senderra Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such prepayment penalty, (ii) the Senderra Mortgage Loan's originator had a policy of offering the Mortgagor or requiring third-party brokers to offer the Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a premium and (iii) the prepayment premium was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law;

               (xx) Predatory Lending Regulations. No Senderra Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Senderra Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Senderra Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Senderra Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Senderra Mortgage Loan may result in additional assignee liability to GSMC, as determined by GSMC in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Senderra Mortgage Loan. Each Senderra Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

               (yy) Single-premium Credit Life Insurance Policy. In connection with the origination of any Senderra Mortgage Loan, no proceeds from any Senderra Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the Senderra Mortgage Loan; no proceeds from any Senderra Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Senderra Mortgage Loan;

               (zz) Tax Service Contract; Flood Certification Contract. Each Senderra Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to GSMC;

               (aaa) Qualified Mortgage. The Senderra Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

               (bbb) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

               (ccc) Recordation. Each original Mortgage was recorded and, except for those Senderra Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to GSMC) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Senderra, or is in the process of being recorded;

               (ddd) FICO Scores. Each Mortgagor has a non-zero FICO score. No Senderra Mortgage Loan has a Mortgagor with a FICO score of less than 500;

               (eee) Compliance with Anti-Money Laundering Laws. Senderra has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); Senderra has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Senderra Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

               (fff) Litigation. The Senderra Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

               (ggg) MERS Designations. With respect to each MERS Designated Mortgage Loan, Senderra has designated GSMC as the Investor and no Person is listed as Interim Funder on the MERS(R) System

               (hhh) Reports. On or prior to the Closing Date, Senderra has provided the Custodian and GSMC with a MERS Report listing the Purchaser as the Investor with respect to each MERS Designated Mortgage Loan;

               (iii) Origination Practices/No Steering. The Mortgagor was not encouraged or required to select a Senderra Mortgage Loan product offered by the Senderra Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Senderra Mortgage Loan's origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Senderra Mortgage Loan's requirements and the Mortgagor's credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Senderra Mortgage Loan's originator or any affiliate of the Senderra Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Senderra Mortgage Loan's originator, the Senderra Mortgage Loan's originator referred the Mortgagor's application to such affiliate for underwriting consideration. For a Mortgagor who seeks financing through a Senderra Mortgage Loan originator's higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Senderra Mortgage Loan originator's standard mortgage line if the Mortgagor was able to qualify for one of the standard products;

               (jjj) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Senderra Mortgage Loan does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor's credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Senderra Mortgage Loan's originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Senderra Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Senderra Mortgage Loan;

               (kkk) Points and Fees. Unless otherwise indicated in the Senderra Mortgage Loan Schedule, no Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Senderra Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guides and "points and fees" (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Senderra Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Senderra Mortgage Loan (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges that, in total, do not exceed 0.25% of the principal amount of such Senderra Mortgage Loan;

               (lll) Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Senderra Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

               (mmm) Arbitration. With respect to any Senderra Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Senderra Mortgage Loan transaction;

               (nnn) Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan: (1) the related first lien Mortgage Loan does not permit negative amortization; (2) where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and Senderra has notified such second lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder; either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien Mortgage Loan or (b) such consent has been obtained and is contained in the related Mortgage File; (3) to the best of Seller's knowledge, the related first lien Mortgage Loan is in full force and effect, and there is no default, lien, breach, violation or event which would permit acceleration existing under such first lien Mortgage Loan or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien Mortgage Loan; (4) the related first lien Mortgage contains a provision which provide for giving notice of default or breach to the mortgagee under the Senderra Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage; and (5) the related Mortgaged Property was the Mortgagor's principal residence at the time of the origination of the such Second Lien Mortgage Loan; and

               (ooo) Insured AVM Premiums. All Insured AVM premiums have been paid and the insurance benefits are transferable.

                                   EXHIBIT VI

      Representations and Warranties Regarding the Weichert Mortgage Loans

               (a) Mortgage Loans as Described. The information set forth in the Weichert Mortgage Loan Schedule is complete, true and correct;

               (b) Payment History. All payments required to be made up to the Closing Date for each Weichert Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related Due Date was not thirty or more days prior to the Closing Date, have been made and credited. No payment under any Weichert Mortgage Loan has been 30 days delinquent at any time since the origination of the Weichert Mortgage Loan. The first Monthly Payment shall be made with respect to the Weichert Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

               (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Weichert has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Weichert Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Weichert Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

               (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of GSMC, and which has been delivered to the Custodian or to such other Person as GSMC shall designate in writing, and the terms of which are reflected in the Weichert Mortgage Loan Schedule. No Weichert Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Weichert Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Weichert Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as GSMC shall designate in writing and the terms of which are reflected in the Weichert Mortgage Loan Schedule;

               (e) No Defenses. The Weichert Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Weichert Mortgage Loan was originated;

               (f) [Reserved];

               (g) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Subsection
7.11. If required by the National Flood Insurance Act of 1968, as amended, each Weichert Mortgage Loan is covered by a flood insurance policy, meeting the requirements of the current guidelines of the Federal Insurance Administration in effect, which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in Subsection 7.11. All individual insurance policies contain a standard mortgagee clause naming Weichert and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of GSMC upon the consummation of the transactions contemplated by this Agreement. Weichert has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person or entity, and no such unlawful items have been received, retained or realized by Weichert;

               (h) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Weichert Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Weichert shall maintain in its possession, available for GSMC's inspection, and shall deliver to GSMC upon demand, evidence of compliance with all such requirements.

               (i) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Weichert has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Weichert Mortgage Loan to be in default, nor has Weichert waived any default resulting from any action or inaction by the Mortgagor;

               (j) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Weichert Mortgage Loan Schedule and consists of a contiguous parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

               (k) Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                    (i) the lien of current real property taxes and assessments not yet due and payable;

                    (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Weichert Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Weichert Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

                    (iii) other matters to which like properties are commonly
               subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

               Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Weichert Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest with respect to each first lien Weichert Mortgage Loan on the property described therein and Weichert has full right to sell and assign the same to GSMC;

               (l) Comparable Mortgage Loan File. Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Weichert Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Weichert Mortgage Loans;

               (m) Validity of Mortgage Documents. The Mortgage Note, the Mortgage and related documents are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Weichert Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

               (n) Full Disbursement of Proceeds. The Weichert Mortgage Loan has been closed and the proceeds of the Weichert Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Weichert Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

               (o) Ownership. Weichert is the sole owner of record and holder of the Weichert Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Weichert Mortgage Loan is not assigned or pledged, and Weichert has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Weichert Mortgage Loan to GSMC free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Weichert Mortgage Loan pursuant to this Agreement and following the sale of each Weichert Mortgage Loan, GSMC will own such Weichert Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. Weichert intends to relinquish all rights to possess, control and monitor the Weichert Mortgage Loan. After the Closing Date, Weichert will have no right to modify or alter the terms of the sale of the Weichert Mortgage Loan and Weichert will have no obligation or right to repurchase the Weichert Mortgage Loan, except as provided in this Agreement;

               (p) Doing Business. All parties which have had any interest in the Weichert Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

               (q) No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Weichert Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Weichert Mortgage Loan. Weichert has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

               (r) Title Insurance. The Weichert Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Weichert Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring Weichert, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Weichert Mortgage Loan, subject only to the exceptions contained in clauses (i), (ii) and (iii) of paragraph (k) of this Subsection 15.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. Weichert, its successor and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including Weichert, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person or entity, and no such unlawful items have been received, retained or realized by Weichert;

               (s) No Defaults. There is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither Weichert nor any of its Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

               (t) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

               (u) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

               (v) Origination; Payment Terms. The Weichert Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Weichert Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Weichert Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Weichert Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Rate Cap, are as set forth on Exhibit K hereto. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Weichert Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. The Weichert Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Weichert Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

               (w) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Weichert Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Weichert Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

               (x) Insurance. The Mortgaged Property securing each Weichert Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Weichert Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; the insurance policy contains a standard clause naming the originator of such Weichert Mortgage Loan, its successor and assigns, as insured mortgagee; if upon origination of the Weichert Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Weichert Mortgage Loan, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1983, as amended; and the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense and Weichert has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect and enforceability thereof;

               (y) Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

               (z) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (k) above;

               (aa) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by GSMC to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

               (bb) Transfer of Weichert Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Weichert Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Weichert are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

               (cc) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Weichert Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

               (dd) No Litigation Pending. There is no action, suit, proceeding, investigation or litigation pending or, to the best of Weichert's knowledge, threatened, with respect to the Weichert Mortgage Loan or the Mortgaged Property;

               (ee) No "Equity Loans." No Weichert Mortgage Loan is an "equity loan" within the meaning of Section 50(a)(6), Article XVI of the Texas Constitution;

               (ff) Loan-to-Value Ratio; Modifications; No Foreclosure. The Loan-to-Value Ratio of each Weichert Mortgage Loan was less than 100% at the time of its origination or refinancing, as applicable. No Weichert Mortgage Loan is subject to a written foreclosure agreement or pending or active foreclosure proceedings;

               (gg) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Weichert Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Weichert, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Weichert Mortgage Loan is not a graduated payment mortgage loan and the Weichert Mortgage Loan does not have a shared appreciation or other contingent interest feature;

               (hh) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Weichert Mortgage Loan;

               (ii) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Weichert Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and Weichert has no knowledge of any such proceedings in the future;

               (jj) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by Weichert, and any prior servicer with respect to the Weichert Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of Weichert and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due Weichert have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. Weichert executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

               (kk) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

               (ll) Servicemembers Civil Relief Act. The Mortgagor has not notified Weichert, and Weichert has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act, as amended, or any similar state or local law;

               (mm) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Weichert Mortgage Loan application by a Qualified Appraiser, duly appointed by Weichert, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Weichert Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Weichert Mortgage Loan was originated;

               (nn) No Additional Payments. There is no obligation on the part of Weichert or any other party to make payments in addition to those made by the Mortgagor;

               (oo) Prior Servicing. Each Weichert Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices and Weichert has reported the Mortgagor Credit Files to each of the three credit repositories on a monthly basis in a timely manner;

               (pp) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by Weichert to GSMC, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to GSMC and GSMC is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. Weichert shall hold GSMC harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with GSMC's secondary marketing operations and the purchase and sale of mortgages. Weichert, in its capacity as Interim Servicer for each Weichert Mortgage Loan, has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower Credit Files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. The Interim Servicer will transmit full-file credit reporting data for each Weichert Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Weichert Mortgage Loan, the Interim Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

               (qq) Prepayment Penalty. The Weichert Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note or rider. With respect to each Weichert Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and will be enforced by Weichert for the benefit of GSMC, and each Prepayment Penalty is permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of five (5) years with respect to Weichert Mortgage Loans originated prior to October, 1, 2002. With respect to Weichert Mortgage Loans originated on or after October 1, 2002, the duration of the Prepayment Penalty period shall not exceed three (3) years from the date of the Mortgage Note unless the Weichert Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three (3) years from the date of such Weichert Mortgage Loan and the Mortgagor was notified in writing of such reduction in Prepayment Penalty period. With respect to any Weichert Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Weichert Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) the Weichert Mortgage Loan's originator had a written policy of offering the Mortgagor or requiring third-party brokers to offer the Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a penalty and (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law;

               (rr) Predatory Lending Regulations. No Weichert Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Weichert Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Weichert Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Weichert Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Weichert Mortgage Loan may result in additional assignee liability to GSMC, as determined by GSMC in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Weichert Mortgage Loan. Each Weichert Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

               (ss) Single-premium Credit Life Insurance Policy. In connection with the origination of any Weichert Mortgage Loan, no proceeds from any Weichert Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the Weichert Mortgage Loan; no proceeds from any Weichert Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Weichert Mortgage Loan.;

               (tt) Qualified Mortgage. Each Weichert Mortgage Loan is a "qualified mortgage" within Section 860G(a)(3) of the Code;

               (uu) Federal Tax Character of Weichert Mortgage Loans. Each Weichert Mortgage Loan is a loan for federal income tax purposes that is directly secured by a mortgage on real property the fair market value of which was at least equal to 80 percent of the principal amount of the Weichert Mortgage Loan (1) at origination (provided that the Weichert Mortgage Loan has not been modified, unless each modification was made at a time when the Weichert Mortgage Loan was in default or default with respect thereto was reasonably foreseeable) or (2) at the Closing Date, provided that, in the case of either
(1) or (2), the fair market value of the real property has been reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage securing the Weichert Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage securing the Weichert Mortgage Loan.

               (vv) Regarding the Mortgagor. The Mortgagor is one or more natural Persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

               (ww) Recordation. Each original Mortgage was recorded and, except for those Weichert Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to GSMC) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of Weichert, or is in the process of being recorded;

               (xx) Compliance with Anti-Money Laundering Laws. Weichert has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the "Anti-Money Laundering Laws"); Weichert has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Weichert Mortgage Loan for purposes of the Anti-Money Laundering Laws, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

               (yy) Adverse Selection. Weichert used no adverse selection procedures in selecting the Weichert Mortgage Loan from among the outstanding first-lien residential mortgage loans owned by it which were available for inclusion in the Weichert Mortgage Loans;

               (zz) Reports. On or prior to the Closing Date, Weichert has provided the Custodian and GSMC with a MERS Report listing the Custodian as the Investor with respect to each MERS Designated Mortgage Loan;

               (aaa) No Mobile Homes or Manufactured Dwellings. No Weichert Mortgage Loan is secured by a residence or dwelling that is a mobile home or a manufactured dwelling;

               (bbb) No Bankruptcy. No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Weichert Mortgage Loan was originated and as of the Closing Date, Weichert has not received notice that any Mortgagor is a debtor under any state or federal bankruptcy or insolvency proceeding;

               (ccc) No Arbitration Provision. With respect to any Weichert Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the Weichert Mortgage Loan transaction;

               (ddd) Higher Cost Products. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Weichert Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Weichert Mortgage Loan's origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Weichert Mortgage Loan's requirements and the Mortgagor's credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Weichert Mortgage Loan's originator or any affiliate of the Weichert Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Weichert Mortgage Loan's originator, the Weichert Mortgage Loan's originator referred the Mortgagor's application to such affiliate for underwriting consideration. For a Mortgagor who seeks financing through a Weichert Mortgage Loan originator's higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Weichert Mortgage Loan originator's standard mortgage line if the Mortgagor was able to qualify for one of the standard products;

               (eee) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Weichert Mortgage Loan does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor's credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Weichert Mortgage Loan's originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Weichert Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Weichert Mortgage Loan;

               (fff) Fees. No Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Weichert Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guides and "points and fees" (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Weichert Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Weichert Mortgage Loan (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges that, in total, do not exceed 0.25% of the principal amount of such Weichert Mortgage Loan;

               (ggg) Fees and Charges Disclosed. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Weichert Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

               (hhh) No "Pledged Asset" Loans. No Weichert Mortgage Loan is a "pledged asset" mortgage loan;

               (iii) No Construction Loans. No Weichert Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property, other than a construction to permanent loan which has converted to a permanent Weichert Mortgage Loan;

               (jjj) Conformance with Agency and Underwriting Standards. The Weichert Mortgage Loan was underwritten in accordance with the underwriting standards (a copy of which was provided to GSMC on or prior to the Closing
Date). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and Weichert has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

               (kkk) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Weichert Mortgage Loan as an unacceptable investment, cause the Weichert Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Weichert Mortgage Loan, or cause the Weichert Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by Weichert generally;

               (lll) Assumability. None of the Weichert Mortgage Loans are, by their terms, assumable;

               (mmm) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by Weichert or by any officer, director, or employee of Weichert or any designee of Weichert or any corporation in which Weichert or any officer, director, or employee had a financial interest at the time of placement of such insurance;

               (nnn) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and Weichert has complied with, all applicable law with respect to the making of the Weichert Mortgage Loans. Weichert shall maintain such statement in the Mortgage File;

               (ooo) No Defense to Insurance Coverage. Weichert has caused or will cause to be performed any and all acts required to preserve the rights and remedies of GSMC in any insurance policies applicable to the Weichert Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of GSMC. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to Weichert on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Weichert, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

               (ppp) Escrow Analysis. With respect to each Mortgage, Weichert has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

               (qqq) Leaseholds. If the Weichert Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

               (rrr) Tax Service Contract; Flood Certification Contract. Each Weichert Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to GSMC;

               (sss) FICO Scores. Each Mortgagor has a non-zero FICO score;

               (ttt) Value of Mortgaged Property. Weichert has no knowledge of any circumstances existing that could be expected to adversely affect the value or the marketability of any Mortgaged Property or Weichert Mortgage Loan or to cause the Weichert Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by Weichert generally secured by properties in the same geographic area as the related Mortgaged Property;

               (uuu) MERS Designations. With respect to each MERS Designated Mortgage Loan, Weichert has designated the Custodian as the Investor and no Person is listed as Interim Funder on the MERS(R) System;

               (vvv) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Weichert Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in Weichert's Underwriting Guidelines; and

               (www) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Weichert Mortgage Loan have been delivered to the Custodian. Weichert is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian.

                                   EXHIBIT VII

     Representations and Warranties Regarding the Conduit Mortgage Loans

     (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is complete, true and accurate;

     (b) Criteria for Eligible Loans. Unless otherwise agreed upon, the Mortgage Loan has been generally underwritten in accordance with, and meets the parameters of, the underwriting requirements set forth in the Underwriting Guide or the Seller's underwriting guidelines. No Mortgage Loan is (i) covered by the provisions of the Homeownership and Equity Protection Act of 1994 or (ii) in violation of, or classified as a "high cost", "threshold", "covered" or "predatory" loan under, any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees). No Mortgage Loan is subject to any rights of rescission, counterclaims or defenses;

     (c) Compliance with Applicable Laws: Each Mortgage Loan has been originated in compliance with all applicable local, state and federal laws and regulations including, without limitation, usury and predatory lending laws;

     (d) Origination/Doing Business: The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. All parties who have had any interest in the Mortgage Loan, whether as a mortgagee, assignee, pledgee or otherwise are (or during the period in which they held and disposed of such interest, were) (a) in compliance with any and all applicable licensing requirements of the laws of the state where the Mortgaged Property is located, and (b) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (c) not doing business in such state;

     (e) Validity of Loan Documents: The Mortgage Note and the Mortgage and any other agreement executed by a Mortgagor in connection with a Mortgage Loan are genuine and each is the legal, valid, and binding obligation of its maker. Each is enforceable according with its terms (including without limitation, any provisions relating to prepayment charges or penalties), except as limited by bankruptcy, insolvency or other similar laws generally affecting the enforcement of creditor's rights. To the best of the Seller's knowledge, all parties associated with the Mortgage Note, the Mortgage and any related document had legal capacity to enter into the Mortgage Loan and to execute and deliver said documents and said documents have been duly and properly executed by all such related parties;

     (f) No Defenses: The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury. The operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, will not render the Mortgage Note or the Mortgage unenforceable, in whole or in part or subject to any right of rescission, set-off, counterclaim or defense, including without limitation, the defense of usury. In addition, no such right of rescission, set-off, counterclaim or defense has been asserted with respect to the Mortgage Note or the Mortgage. To the best of the Seller's knowledge, no Mortgagor was a debtor in any local, state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated or as of the related origination date;

     (g) No Defaults: Other than payments due but not yet 30 days or more delinquent, to the best of the Seller's knowledge, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration. No such default, breach, violation or event which would permit acceleration has been waived by the Seller or by any other entity involved in originating the Mortgage Loan. With respect to each second lien loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event which would permit acceleration existing under such prior mortgage or the related mortgage note, (iii) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

     (h) Original Terms Unmodified: The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by written instrument. Any such instrument was recorded in the applicable public recording office if necessary to protect the interests of the Purchaser in the related Mortgage Loan. In addition, the changes to the terms have been delivered to the Purchaser or its designee and reflected on the Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or extend the maturity date of the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer to the extent required by the title policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurance, to the extent required by the policy, and which assumption agreement is part of the Custodial File delivered to the Purchaser or its designee and the terms of which are reflected in the Mortgage Loan Schedule;

     (i) No Satisfaction of Mortgage: The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

     (j) Customary Provisions: The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including: by trustee's sale, in the case of a Mortgage designated as a deed of trust; and by judicial foreclosure. There are no homestead or other exemptions or other rights or interests available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal, state and local laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

     (k) Full Disbursement of Loan Proceeds: Each Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed. There is no obligation for the Mortgagee to advance additional funds and any and all requirements to complete any on-site or off-site improvement have been complied with as well as any disbursements of escrow funds;

     (l) Ownership: The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged other than for normal warehouse arrangements or other warehouse arrangements previously disclosed to the Purchaser, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the underlying purchase documents, as applicable;

     (m) Improvements: All the improvements that were considered in determining the appraised value of the Mortgaged Property lie wholly within its boundaries and the building restriction lines of the Mortgaged Property. Otherwise, the title insurance policy insures against loss or damage by reason of any violation, variation, encroachment or adverse circumstance that either is disclosed or would have been disclosed by an accurate survey. No improvements to adjoining properties encroach upon the Mortgaged Property in any respect so as to affect the value or marketability of the Mortgaged Property. No improvement located on, or being part of, the Mortgaged Property is in violation of any applicable zoning law or regulation;

     (n) Proper Servicing: The Mortgage Loan has been serviced by the Seller (or a servicer or subservicer on its behalf) and any predecessor servicer in accordance with Accepted Servicing Practices, applicable laws and regulations and have been in all respects legal and proper and prudent in the mortgage origination and servicing business;

     (o) All Payments Made: Other than with respect to payments not yet 30 days delinquent, no Mortgage Loan is 30 or more days delinquent on the Closing Date, nor has any Mortgage Loan been delinquent since its origination date. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds, directly or indirectly, from a party other than the owner of the related Mortgaged Property for the payment of any amount required by the Mortgage Note or Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the date which precedes by one month the due date of the first installment of principal and interest;

     (p) Title Insurance Policy: Each Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California, a CLTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac. The title insurance policy:

     (1) is issued by a title insurer who is qualified to do business in the jurisdiction where the Mortgaged Property is located;

     (2) insures the Seller, its successors and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan;

     (3) insures against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the interest rate and monthly payment for any adjustable rate Mortgage Loan;

     (4) affirmatively insures ingress and egress to and from the Mortgaged Property;

     (5) insures against encroachments by or upon the Mortgaged Property or any interest therein;

     (6) names the Seller, its successors and assigns, as the sole insured of the title insurance policy;

     (7)  is valid and remains in full force and effect; and

     (8) does not contain any special exceptions (other than standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard exceptions with a specific survey reading;

In addition, no claims are pending under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such policy;

     (q) Fire, Hazard and Flood Insurance: All buildings and other improvements on the Mortgaged Property are insured. The buildings and other improvements are insured against loss by fire, hazards of extended coverage and other hazards. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards, the property must have a flood insurance policy in effect. The flood insurance policy meets the requirements of the current guidelines of the Federal Insurance Administration. All such insurance policies contain a standard Mortgagee clause naming the Seller, its successors and assigns as Mortgagee and all premiums due have been paid. Each Mortgage obligates the Mortgagor to maintain all such insurance at the Mortgagor's cost and expense. If the Mortgagor fails to maintain such insurance, then the holder of the Mortgage is authorized to obtain such insurance and to seek reimbursement from the Mortgagor;

     (r) Mortgaged Property Undamaged; No Condemnation Proceedings: There is no proceeding pending or, to the Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

     (s) No Mechanics' Liens: There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

     (t) Single-premium Credit Life Insurance: In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance a single-premium credit life insurance policy;

     (u) Valid First and Second Lien: Each Mortgage is a valid, enforceable and perfected first lien, with respect to first lien loans, or second lien, with respect to second lien Mortgage Loans, on real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, with respect to the foregoing. The lien of the Mortgage is subject only to: with respect to second lien loans, the lien of the first mortgage on the Mortgaged Property; the lien of current real estate property taxes and assessments not yet due and payable; covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien loan, or (B) second lien and second priority security interest with respect to each second lien loan, in either case, on the property described therein and Seller has full right to sell and assign the same to the Seller;

     (v) No Delinquent Amounts: There are no delinquent amounts that affect the Mortgaged Property including, but not limited to: real estate property taxes; ground rents; water charges; sewer and municipal charges; insurance premiums; leasehold payments; and governmental assessments;

     (w) Payment Terms: Principal payments on each Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with such Mortgage Loan. The Mortgage Interest Rate as well as, with respect to Adjustable Rate Mortgage Loan, the lifetime rate cap and the periodic cap are as set forth on the Mortgage Loan Schedule. Except during the interest only period for any Interest Only Mortgage Loan and with respect to any balloon Mortgage Loan, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable-rate loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each adjustment date, as set forth in the related Mortgage Note, with interest calculated and payable in arrears, sufficient to fully amortize the Mortgage Loan by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. No Mortgage Loan contains a provision allowing the Mortgagor to convert the mortgage interest rate from an adjustable interest rate to a fixed interest rate. No Mortgage Loan contains terms or provisions which would result in negative amortization;

     (x) Prepayment Premiums: Except as set forth in the Mortgage Loan Schedule, each Mortgage Loan is subject to a Prepayment Premium except as set forth on the Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Premium feature, each such Prepayment Premium is enforceable, and each Prepayment Premium is permitted pursuant to federal, state and local law. Each such Prepayment Premium is in an amount equal to or less than the maximum amount permitted under applicable law; however, no such Prepayment Premium may be imposed for a term in excess of three (3) years (or five years with respect to Mortgage Loans originated prior to October 1, 2002);

     (y) Location and Type of Mortgaged Property: The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development;

     (z) Occupancy of Mortgaged Property: To the best of the Seller's knowledge, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

     (aa) Leaseholds: If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land;
(2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease to extend at least five
(5) years beyond the term of the Mortgage unless such lease contains a provision for future vesting of land to the Mortgagor or homeowner's association after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

     (bb) Credit Information: As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, the Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian Credit Information Services, Inc. and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

     (cc) Predatory Lending Regulations: No Mortgage Loan is a High Cost or Covered Loan, as applicable. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

     (dd) Arbitration: With respect to any Mortgage Loan originated after August 1, 2004, no Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

     (ee) LTV. No Mortgage Loan has a LTV greater than 100%;

     (ff) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; and

     (gg) Delivery to the Custodian. With respect to each Mortgage Loan, GSMC is in possession of a complete Mortgage File except for the documents which have been delivered to the Custodian or which have been submitted for recording and not yet returned.

                                  EXHIBIT VIII

    Exceptions to Representations and Warranties Regarding the Mortgage Loans

                                      None.

                                   SCHEDULE I

                           MLN Mortgage Loan Schedule

                      (Available Upon Request to Depositor)

                                   SCHEDULE II

                           MILA Mortgage Loan Schedule

                      (Available Upon Request to Depositor)

                                  SCHEDULE III

                       Decision One Mortgage Loan Schedule

                      (Available Upon Request to Depositor)

                                   SCHEDULE IV

                         Quicken Mortgage Loan Schedule

                      (Available Upon Request to Depositor)

                                   SCHEDULE V

                         Senderra Mortgage Loan Schedule

                      (Available Upon Request to Depositor)

                                   SCHEDULE VI

                         Weichert Mortgage Loan Schedule

                      (Available Upon Request to Depositor)

                                  SCHEDULE VII

                           GSMC Mortgage Loan Schedule

                      (Available Upon Request to Depositor)

                   REPRESENTATIONS AND WARRANTIES AGREEMENT

            This REPRESENTATIONS AND WARRANTIES AGREEMENT (the "Agreement"), dated as of August 25, 2006 (the "Closing Date"), is between MILA, INC. ("Mila") and GOLDMAN SACHS MORTGAGE COMPANY ("GSMC").

                             W I T N E S S E T H:

            WHEREAS, GSMC acquired certain mortgage loans (the "Mortgage Loans") set forth on the mortgage loan schedule attached hereto as Schedule I (the "Mortgage Loan Schedule") from Mila pursuant to that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of December 1, 2005 (the "Purchase Agreement"), by and between GSMC and Mila;

            WHEREAS, on the date hereof, GSMC intends to effect a Securitization Transaction of the Mortgage Loans;

            WHEREAS, in connection with such Securitization Transaction, Mila is obligated pursuant to Section 13 of the Purchase Agreement to make various representations and warranties to GSMC regarding the Mortgage Loans;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1.  Defined Terms.

               (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in each respective Purchase Agreement. In the event of a conflict between any of the defined terms contained in this Agreement and each respective Purchase Agreement, the definitions contained in this Agreement shall control.

            Section 2.  Representations and Warranties of Mila.

            Mila warrants and represents to GSMC as of the date hereof that:

               (a) Mila is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

               (b) Mila has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement and the Purchase Agreement. The execution by Mila of this Agreement is in the ordinary course of Mila's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Mila's charter or bylaws or any legal restriction, or any material agreement or instrument to which Mila is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Mila or its property is subject. The execution, delivery and performance by Mila of this Agreement have been duly authorized by all necessary corporate action on part of Mila. This Agreement has been duly executed and delivered by Mila, and, upon the due authorization, execution and delivery by GSMC, will constitute the valid and legally binding obligation of Mila, enforceable against Mila in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

               (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Mila in connection with the execution, delivery or performance by Mila of this Agreement or the consummation by it of the transaction contemplated hereby;

               (d) Pursuant to Section 13 of the Purchase Agreement, the representations and warranties set forth in Subsections 9.01 and 9.02 in the Purchase Agreement are true and correct as of the date hereof as if such representations and warranties were made as of the date hereof.

            Section 3. Remedies for Breach of Representations and Warranties of Mila.

            (a) Mila hereby acknowledges and agrees that the remedies available to GSMC in connection with any breach of the representations and warranties made by Mila set forth in Section 2 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

            (b) In the event a Mortgage Loan is required to be repurchased pursuant to Section M of the Purchase Price and Terms Agreement, dated as of April 13, 2006 between Mila and GSMC, Mila shall pay to GSAMP Trust 2006-HE5 (the "Trust") the Repurchase Price and Mila shall pay to GSMC the amount by which the repurchase price set forth in Section O of the Purchase Price and Terms Agreement exceeds such Repurchase Price (as defined in the Purchase Agreement).

            Section 4.  Execution in Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 5.  GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 6.  Severability of Provisions.

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 7.  Captions.

            The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 8.  Successors and Assigns.

            This Agreement may not be assigned, pledged or hypothecated by any party hereto, except that GSMC's rights under this Agreement may be assigned. Any entity into which Mila or GSMC may be merged or consolidated shall, without the requirement for any further writing, be deemed Mila or GSMC, respectively, hereunder.

            Section 9.  Third Party Beneficiary.

            The parties agree that GS Mortgage Securities Corp. and the Trust (including the trustee thereof and each servicer of the Mortgage Loans acting on behalf of the Trust) are intended third-party beneficiaries of this Agreement with the right to enforce the provisions hereof and the rights to obtain the benefit of the enforcement of the obligations and covenants of Mila under
Section 2 of this Agreement as if they were parties to this Agreement.

            Section 10. Amendments

            This Agreement may be amended from time to time by the parties hereto.

              [Remainder of this Page Intentionally Left Blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                       MILA, INC.

                                       By: /s/ Douglas E. Schwed
                                          --------------------------------------
                                          Name: Douglas E. Schwed
                                          Title: Secretary and General Counsel

                                       GOLDMAN SACHS MORTGAGE COMPANY

                                       By: Goldman Sachs Real Estate Funding
                                           Corp., its General Partner

                                       By: /s/ Kevin Gasvoda
                                          --------------------------------------
                                       Name: Kevin Gasvoda
                                       Title: Managing Director

                                   SCHEDULE I

                             Mortgage Loan Schedule

                    REPRESENTATIONS AND WARRANTIES AGREEMENT

            This REPRESENTATIONS AND WARRANTIES AGREEMENT (the "Agreement"), dated as of August 25, 2006 (the "Closing Date"), is between MORTGAGE LENDERS NETWORK USA, INC. ("Mortgage Lenders") and GOLDMAN SACHS MORTGAGE COMPANY ("GSMC").

                              W I T N E S S E T H:

            WHEREAS, GSMC acquired certain mortgage loans (the "Mortgage Loans") set forth on the mortgage loan schedule attached hereto as Schedule I (the "Mortgage Loan Schedule") from Mortgage Lenders pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2006 (the "Purchase Agreement"), by and between GSMC and Mortgage Lenders;

            WHEREAS, on the date hereof, GSMC intends to effect a Securitization Transaction of the Mortgage Loans;

            WHEREAS, in connection with such Securitization Transaction, Mortgage Lenders is obligated pursuant to Section 13 of the Purchase Agreement to make various representations and warranties to GSMC regarding the Mortgage Loans;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1.  Defined Terms.

               (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in each respective Purchase Agreement. In the event of a conflict between any of the defined terms contained in this Agreement and each respective Purchase Agreement, the definitions contained in this Agreement shall control.

            Section 2.  Representations and Warranties of Mortgage Lenders.

            Mortgage Lenders warrants and represents to GSMC as of the date hereof that:

               (a) Mortgage Lenders is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

               (b) Mortgage Lenders has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement and the Purchase Agreement. The execution by Mortgage Lenders of this Agreement is in the ordinary course of Mortgage Lenders's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Mortgage Lenders's charter or bylaws or any legal restriction, or any material agreement or instrument to which Mortgage Lenders is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Mortgage Lenders or its property is subject. The execution, delivery and performance by Mortgage Lenders of this Agreement have been duly authorized by all necessary corporate action on part of Mortgage Lenders. This Agreement has been duly executed and delivered by Mortgage Lenders, and, upon the due authorization, execution and delivery by GSMC, will constitute the valid and legally binding obligation of Mortgage Lenders, enforceable against Mortgage Lenders in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

               (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Mortgage Lenders in connection with the execution, delivery or performance by Mortgage Lenders of this Agreement or the consummation by it of the transaction contemplated hereby;

               (d) Pursuant to Section 13 of the Purchase Agreement, the representations and warranties set forth in Subsections 9.01 and 9.02 in the Purchase Agreement are true and correct as of the date hereof (other than clauses (a), (b), (c), (d), (g), (h), (p), (q), (r), (w), (hh), (ii), (kk),
   (ll), (ss), (tt), (aaa) and (fff) of Section 9.02, which representations are deemed to be limited and/or qualified to the extent that circumstances relevant to such representations have changed in the period following the Closing Date (as defined in the applicable terms letter)) as if such representations and warranties were made as of the date hereof.

            Section 3. Remedies for Breach of Representations and Warranties of Mortgage Lenders.

            (a) Mortgage Lenders hereby acknowledges and agrees that the remedies available to GSMC in connection with any breach of the representations and warranties made by Mortgage Lenders set forth in
      Section 2 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

            (b) In the event a Mortgage Loan is required to be repurchased pursuant to Section 5 of the Purchase Price and Terms Agreement between MLN and GSMC, dated as of July 14, 2006 between Mortgage Lenders and GSMC, Mortgage Lenders shall pay to GSAMP Trust 2006-HE5 (the "Trust") the Repurchase Price and MLN shall pay to GSMC the amount by which the repurchase price set forth in Section 5 of the Purchase Price and Terms Agreement exceeds such Repurchase Price (as defined in the Purchase Agreement).

            Section 4.  Execution in Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 5.  GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 6.  Severability of Provisions.

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 7.  Captions.

            The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 8.  Successors and Assigns.

            This Agreement may not be assigned, pledged or hypothecated by any party hereto, except that GSMC's rights under this Agreement may be assigned. Any entity into which Mortgage Lenders or GSMC may be merged or consolidated shall, without the requirement for any further writing, be deemed Mortgage Lenders or GSMC, respectively, hereunder.

            Section 9.  Third Party Beneficiary.

            The parties agree that GS Mortgage Securities Corp. and the Trust (including the trustee thereof and each servicer of the Mortgage Loans acting on behalf of the Trust) are intended third-party beneficiaries of this Agreement with the right to enforce the provisions hereof and the rights to obtain the benefit of the enforcement of the obligations and covenants of Mortgage Lenders under Section 2 of this Agreement as if they were parties to this Agreement.

            Section 10. Amendments

            This Agreement may be amended from time to time by the parties hereto.

              [Remainder of this Page Intentionally Left Blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                       MORTGAGE LENDERS NETWORK USA, INC.

                                       By: /s/ Steven F. Olearcek
                                          --------------------------------------
                                          Name: Steven F. Olearcek
                                          Title: Vice President/General
                                          Counsel

                                       GOLDMAN SACHS MORTGAGE COMPANY

                                       By: Goldman Sachs Real Estate Funding
                                           Corp., its General Partner

                                       By: /s/ Kevin Gasvoda
                                          --------------------------------------
                                       Name: Kevin Gasvoda
                                       Title: Managing Director

                                   SCHEDULE I

                             Mortgage Loan Schedule

                    REPRESENTATIONS AND WARRANTIES AGREEMENT

            This REPRESENTATIONS AND WARRANTIES AGREEMENT (the "Agreement"), dated as of August 25, 2006 (the "Closing Date"), is between QUICKEN LOANS, INC. ("Quicken") and GOLDMAN SACHS MORTGAGE COMPANY ("GSMC").

                              W I T N E S S E T H:

            WHEREAS, GSMC acquired certain mortgage loans (the "Mortgage Loans") set forth on the mortgage loan schedule attached hereto as Schedule I (the "Mortgage Loan Schedule") from Quicken pursuant to that certain Amended and Restated Seller's Purchase, Warranties and Interim Servicing Agreement, dated as of June 1, 2006 (the "Purchase Agreement"), by and between GSMC and Quicken;

            WHEREAS, on the date hereof, GSMC intends to effect a Securitization Transaction of the Mortgage Loans;

            WHEREAS, in connection with such Securitization Transaction, Quicken is obligated pursuant to Section 8 of the Purchase Agreement to make various representations and warranties to GSMC regarding the Mortgage Loans;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1.  Defined Terms.

               (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in each respective Purchase Agreement. In the event of a conflict between any of the defined terms contained in this Agreement and each respective Purchase Agreement, the definitions contained in this Agreement shall control.

            Section 2.  Representations and Warranties of Quicken.

            Quicken warrants and represents to GSMC as of the date hereof that:

               (a) Quicken is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

               (b) Quicken has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement and the Purchase Agreement. The execution by Quicken of this Agreement is in the ordinary course of Quicken's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Quicken's charter or bylaws or any legal restriction, or any material agreement or instrument to which Quicken is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Quicken or its property is subject. The execution, delivery and performance by Quicken of this Agreement have been duly authorized by all necessary corporate action on part of Quicken. This Agreement has been duly executed and delivered by Quicken, and, upon the due authorization, execution and delivery by GSMC, will constitute the valid and legally binding obligation of Quicken, enforceable against Quicken in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

               (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Quicken in connection with the execution, delivery or performance by Quicken of this Agreement or the consummation by it of the transaction contemplated hereby;

               (d) Pursuant to Section 8 of the Purchase Agreement, the representations and warranties set forth in Subsection 3.01 in the Purchase Agreement are true and accurate as of the date hereof and the representations and warranties in Subsection 3.02 in the Purchase Agreement are true and correct as of the Closing Date (as defined in the Purchase Agreement) or the Transfer Date, as applicable (as defined in the Purchase Agreement) as if such representations and warranties were made as of the date hereof.

            Section 3. Remedies for Breach of Representations and Warranties of Quicken.

            (a) Quicken hereby acknowledges and agrees that the remedies available to GSMC in connection with any breach of the representations and warranties made by Quicken set forth in Section 2 hereof shall be as set forth in Subsection 3.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

            (b) In the event a Mortgage Loan is required to be repurchased pursuant to Subsection 3.05 of the Purchase Agreement, Quicken shall pay to GSAMP Trust 2006-HE3 (the "Trust") the Repurchase Price and Quicken shall pay to GSMC the amount by which the repurchase price set forth in Section P of the Purchase Price and Terms Agreement, dated July 13, 2006, between Quicken and GSMC, exceeds such Repurchase Price.

            Section 4.  Execution in Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 5.  GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 6.  Severability of Provisions.

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 7.  Captions.

            The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 8.  Successors and Assigns.

            This Agreement may not be assigned, pledged or hypothecated by any party hereto, except that GSMC's rights under this Agreement may be assigned. Any entity into which Quicken or GSMC may be merged or consolidated shall, without the requirement for any further writing, be deemed Quicken or GSMC, respectively, hereunder.

            Section 9.  Third Party Beneficiary.

            The parties agree that GS Mortgage Securities Corp. and the Trust (including the trustee thereof and each servicer of the Mortgage Loans acting on behalf of the Trust) are intended third-party beneficiaries of this Agreement with the right to enforce the provisions hereof and the rights to obtain the benefit of the enforcement of the obligations and covenants of Quicken under
Section 2 of this Agreement as if they were parties to this Agreement.

            Section 10. Amendments

            This Agreement may be amended from time to time by the parties hereto.

              [Remainder of this Page Intentionally Left Blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                       QUICKEN LOANS, INC.

                                       By: /s/ Robert Walters
                                          --------------------------------------
                                          Name: Robert Walters
                                          Title: Executive Vice President

                                       GOLDMAN SACHS MORTGAGE COMPANY

                                       By: Goldman Sachs Real Estate Funding
                                           Corp., its General Partner

                                       By: /s/ Kevin Gasvoda
                                          --------------------------------------
                                       Name: Kevin Gasvoda
                                       Title: Vice President

                                   SCHEDULE I

                             Mortgage Loan Schedule

                   REPRESENTATIONS AND WARRANTIES AGREEMENT

            This REPRESENTATIONS AND WARRANTIES AGREEMENT (the "Agreement"), dated as of August 25, 2006 (the "Closing Date"), is between SENDERRA FUNDING LLC ("Senderra") and GOLDMAN SACHS MORTGAGE COMPANY ("GSMC").

                             W I T N E S S E T H:

            WHEREAS, GSMC acquired certain mortgage loans (the "Mortgage Loans") set forth on the mortgage loan schedule attached hereto as Schedule I (the "Mortgage Loan Schedule") from Senderra pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of March 1, 2006, as amended by Amendment No. 1, dated as of June 28, 2006 (the "Purchase Agreement"), by and between GSMC and Senderra;

            WHEREAS, on the date hereof, GSMC intends to effect a Securitization Transaction of the Mortgage Loans;

            WHEREAS, in connection with such Securitization Transaction, Senderra is obligated pursuant to Section 13 of the Purchase Agreement to make various representations and warranties to GSMC regarding the Mortgage Loans;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1.  Defined Terms.

               (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in each respective Purchase Agreement. In the event of a conflict between any of the defined terms contained in this Agreement and each respective Purchase Agreement, the definitions contained in this Agreement shall control.

            Section 2.  Representations and Warranties of Senderra.

            Senderra warrants and represents to GSMC as of the date hereof that:

               (a) Senderra is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

               (b) Senderra has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement and the Purchase Agreement. The execution by Senderra of this Agreement is in the ordinary course of Senderra's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Senderra's charter or bylaws or any legal restriction, or any material agreement or instrument to which Senderra is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Senderra or its property is subject. The execution, delivery and performance by Senderra of this Agreement have been duly authorized by all necessary corporate action on part of Senderra. This Agreement has been duly executed and delivered by Senderra, and, upon the due authorization, execution and delivery by GSMC, will constitute the valid and legally binding obligation of Senderra, enforceable against Senderra in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other siSenderrar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

               (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Senderra in connection with the execution, delivery or performance by Senderra of this Agreement or the consummation by it of the transaction contemplated hereby;

               (d) Pursuant to Section 13 of the Purchase Agreement, the representations and warranties set forth in Subsections 9.01 and 9.02 in the Purchase Agreement are true and correct as of the date hereof as if such representations and warranties were made as of the date hereof.

            Section 3. Remedies for Breach of Representations and Warranties of Senderra.

            (a) Senderra hereby acknowledges and agrees that the remedies available to GSMC in connection with any breach of the representations and warranties made by Senderra set forth in Section 2 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

            (b) In the event a Mortgage Loan is required to be repurchased pursuant to Section N of the Purchase Price and Terms Agreement, dated as of June 6, 2006 between Senderra and GSMC, Senderra shall pay to GSAMP Trust 2006-HE5 (the "Trust") the Repurchase Price and Senderra shall pay to GSMC the amount by which the repurchase price set forth in Section P of the Purchase Price and Terms Agreement exceeds such Repurchase Price (as defined in the Purchase Agreement).

            Section 4.  Execution in Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 5.  GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 6.  Severability of Provisions.

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 7.  Captions.

            The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 8.  Successors and Assigns.

            This Agreement may not be assigned, pledged or hypothecated by any party hereto, except that GSMC's rights under this Agreement may be assigned. Any entity into which Senderra or GSMC may be merged or consolidated shall, without the requirement for any further writing, be deemed Senderra or GSMC, respectively, hereunder.

            Section 9.  Third Party Beneficiary.

            The parties agree that GS Mortgage Securities Corp. and the Trust (including the trustee thereof and each servicer of the Mortgage Loans acting on behalf of the Trust) are intended third-party beneficiaries of this Agreement with the right to enforce the provisions hereof and the rights to obtain the benefit of the enforcement of the obligations and covenants of Senderra under
Section 2 of this Agreement as if they were parties to this Agreement.

            Section 10. Amendments

            This Agreement may be amended from time to time by the parties hereto.

              [Remainder of this Page Intentionally Left Blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                       SENDERRA FUNDING LLC

                                       By: /s/ Juanita Rosenfeld
                                          --------------------------------------
                                          Name: Juanita Rosenfeld
                                          Title: Director of Capital Markets

                                       GOLDMAN SACHS MORTGAGE COMPANY

                                       By: Goldman Sachs Real Estate Funding
                                           Corp., its General Partner

                                       By: /s/ Kevin Gasvoda
                                          --------------------------------------
                                       Name: Kevin Gasvoda
                                       Title: Managing Director

                                   SCHEDULE I

                             Mortgage Loan Schedule

                    REPRESENTATIONS AND WARRANTIES AGREEMENT

            This REPRESENTATIONS AND WARRANTIES AGREEMENT (the "Agreement"), dated as of August 25, 2006 (the "Closing Date"), is between MORTGAGE ACCESS CORP. D/B/A WEICHERT FINANCIAL SERVICES ("Weichert") and GOLDMAN SACHS MORTGAGE COMPANY ("GSMC").

                             W I T N E S S E T H:

            WHEREAS, GSMC acquired certain mortgage loans (the "Mortgage Loans") set forth on the mortgage loan schedule attached hereto as Schedule I (the "Mortgage Loan Schedule") from Weichert pursuant to that certain Amended and Restated Flow Mortgage Loan Purchase, Warranties and Interim Servicing Agreement, dated as of January 1, 2006, as amended by Amendment No. 1, dated as of June 1, 2006 (the "Purchase Agreement"), by and between GSMC and Weichert;

            WHEREAS, on the date hereof, GSMC intends to effect a Securitization Transaction of the Mortgage Loans;

            WHEREAS, in connection with such Securitization Transaction, Weichert is obligated pursuant to Section 13 of the Purchase Agreement to make various representations and warranties to GSMC regarding the Mortgage Loans;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1.  Defined Terms.

               (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in each respective Purchase Agreement. In the event of a conflict between any of the defined terms contained in this Agreement and each respective Purchase Agreement, the definitions contained in this Agreement shall control.

            Section 2.  Representations and Warranties of Weichert.

            Weichert warrants and represents to GSMC as of the date hereof that:

               (a) Weichert is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

               (b) Weichert has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement and the Purchase Agreement. The execution by Weichert of this Agreement is in the ordinary course of Weichert's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Weichert's charter or bylaws or any legal restriction, or any material agreement or instrument to which Weichert is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Weichert or its property is subject. The execution, delivery and performance by Weichert of this Agreement have been duly authorized by all necessary corporate action on part of Weichert. This Agreement has been duly executed and delivered by Weichert, and, upon the due authorization, execution and delivery by GSMC, will constitute the valid and legally binding obligation of Weichert, enforceable against Weichert in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other siWeichertr laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

               (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Weichert in connection with the execution, delivery or performance by Weichert of this Agreement or the consummation by it of the transaction contemplated hereby;

               (d) Pursuant to Section 20 of the Purchase Agreement, the representations and warranties set forth in Subsections 15.01 and 15.02 in the Purchase Agreement are true and correct as of the date hereof as if such representations and warranties were made as of the date hereof.

            Section 3. Remedies for Breach of Representations and Warranties of Weichert.

            (a) Weichert hereby acknowledges and agrees that the remedies available to GSMC in connection with any breach of the representations and warranties made by Weichert set forth in Section 2 hereof shall be as set forth in Subsection 15.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

            (b) In the event a Mortgage Loan is required to be repurchased pursuant to Section L of the Purchase Price and Terms Agreement, dated as of May 24, 2006 between Weichert and GSMC, Weichert shall pay to GSAMP Trust 2006-HE5 (the "Trust") the Repurchase Price and Weichert shall pay to GSMC the amount by which the repurchase price set forth in Section N of the Purchase Price and Terms Agreement exceeds such Repurchase Price (as defined in the Purchase Agreement).

            Section 4.  Execution in Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 5.  GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 6.  Severability of Provisions.

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 7.  Captions.

            The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 8.  Successors and Assigns.

            This Agreement may not be assigned, pledged or hypothecated by any party hereto, except that GSMC's rights under this Agreement may be assigned. Any entity into which Weichert or GSMC may be merged or consolidated shall, without the requirement for any further writing, be deemed Weichert or GSMC, respectively, hereunder.

            Section 9.  Third Party Beneficiary.

            The parties agree that GS Mortgage Securities Corp. and the Trust (including the trustee thereof and each servicer of the Mortgage Loans acting on behalf of the Trust) are intended third-party beneficiaries of this Agreement with the right to enforce the provisions hereof and the rights to obtain the benefit of the enforcement of the obligations and covenants of Weichert under
Section 2 of this Agreement as if they were parties to this Agreement.

            Section 10. Amendments

            This Agreement may be amended from time to time by the parties hereto.

              [Remainder of this Page Intentionally Left Blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                       MORTGAGE ACCESS CORP. D/B/A WEICHERT
                                       FINANCIAL SERVICES

                                       By: /s/ Timothy McLaughlin
                                          --------------------------------------
                                          Name: Timothy McLaughlin
                                          Title: SVP

                                       GOLDMAN SACHS MORTGAGE COMPANY

                                       By: Goldman Sachs Real Estate Funding
                                           Corp., its General Partner

                                       By: /s/ Kevin Gasvoda
                                          --------------------------------------
                                       Name: Kevin Gasvoda
                                       Title: Managing Director

                                   SCHEDULE I

                             Mortgage Loan Schedule

                    REPRESENTATIONS AND WARRANTIES AGREEMENT


                   REPRESENTATIONS AND WARRANTIES AGREEMENT

            This REPRESENTATIONS AND WARRANTIES AGREEMENT (the "Agreement"), dated as of August 25, 2006 (the "Closing Date"), is between DECISION ONE MORTGAGE COMPANY, LLC. ("Decision One") and GOLDMAN SACHS MORTGAGE COMPANY ("GSMC").

                             W I T N E S S E T H:

            WHEREAS, GSMC acquired certain mortgage loans (the "Mortgage Loans") set forth on the mortgage loan schedule attached hereto as Schedule I (the "Mortgage Loan Schedule") from Decision One pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006 (the "Purchase Agreement"), by and between GSMC and Decision One;

            WHEREAS, on the date hereof, GSMC intends to effect a Securitization Transaction of the Mortgage Loans;

            WHEREAS, in connection with such Securitization Transaction, Decision One is obligated pursuant to Section 13 of the Purchase Agreement to make various representations and warranties to GSMC regarding the Mortgage Loans;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Section 1.  Defined Terms.

               (a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in each respective Purchase Agreement. In the event of a conflict between any of the defined terms contained in this Agreement and each respective Purchase Agreement, the definitions contained in this Agreement shall control.

            Section 2.  Representations and Warranties of Decision One.

            Decision One warrants and represents to GSMC as of the date hereof that:

               (a) Decision One is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

               (b) Decision One has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement and the Purchase Agreement. The execution by Decision One of this Agreement is in the ordinary course of Decision One's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Decision One's charter or bylaws or any legal restriction, or any material agreement or instrument to which Decision One is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Decision One or its property is subject. The execution, delivery and performance by Decision One of this Agreement have been duly authorized by all necessary corporate action on part of Decision One. This Agreement has been duly executed and delivered by Decision One, and, upon the due authorization, execution and delivery by GSMC, will constitute the valid and legally binding obligation of Decision One, enforceable against Decision One in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

               (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Decision One in connection with the execution, delivery or performance by Decision One of this Agreement or the consummation by it of the transaction contemplated hereby;

               (d) Pursuant to Section 13 of the Purchase Agreement, the representations and warranties set forth in Subsections 9.01 and 9.02 in the Purchase Agreement are true and correct as of the date hereof (other than clauses (b), (c), (j), (p), (ff) and (nnn), as of applicable Transfer Date (as defined in the applicable terms letter)) as if such representations and warranties were made as of the date hereof.

            Section 3. Remedies for Breach of Representations and Warranties of Decision One.

            (a) Decision One hereby acknowledges and agrees that the remedies available to GSMC in connection with any breach of the representations and warranties made by Decision One set forth in Section 2 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

            (b) In the event a Mortgage Loan is required to be repurchased pursuant to Section M of the Purchase Price and Terms Agreement, dated as of June 12, 2006 between Decision One and GSMC, Decision One shall pay to GSAMP Trust 2006-HE5 (the "Trust") the Repurchase Price and Decision One shall pay to GSMC the amount by which the repurchase price set forth in Section O of the Purchase Price and Terms Agreement exceeds such Repurchase Price (as defined in the Purchase Agreement).

            Section 4.  Execution in Counterparts.

            This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 5.  GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            Section 6.  Severability of Provisions.

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 7.  Captions.

            The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

            Section 8.  Successors and Assigns.

            This Agreement may not be assigned, pledged or hypothecated by any party hereto, except that GSMC's rights under this Agreement may be assigned. Any entity into which Decision One or GSMC may be merged or consolidated shall, without the requirement for any further writing, be deemed Decision One or GSMC, respectively, hereunder.

            Section 9.  Third Party Beneficiary.

            The parties agree that GS Mortgage Securities Corp. and the Trust (including the trustee thereof and each servicer of the Mortgage Loans acting on behalf of the Trust) are intended third-party beneficiaries of this Agreement with the right to enforce the provisions hereof and the rights to obtain the benefit of the enforcement of the obligations and covenants of Decision One under Section 2 of this Agreement as if they were parties to this Agreement.

            Section 10. Amendments

            This Agreement may be amended from time to time by the parties hereto.

              [Remainder of this Page Intentionally Left Blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

                                       DECISION ONE MORTGAGE COMPANY, LLC

                                       By: /s/ Peter A. Schwindt
                                          --------------------------------------
                                          Name: Peter A. Schwindt
                                          Title: Vice President Secondary

                                       GOLDMAN SACHS MORTGAGE COMPANY

                                       By: Goldman Sachs Real Estate Funding
                                           Corp., its General Partner

                                       By: /s/ Kevin Gasvoda
                                          --------------------------------------
                                       Name: Kevin Gasvoda
                                       Title: Managing Director

                                    EXHIBIT T

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Securities Administrator], [the Master Servicer] [each Custodian], [each Servicer], [each Subservicer] and [each Subcontractor] shall address, at a minimum, the criteria identified as below as "Applicable Servicing Criteria." The responsibilities set forth herein may be amended without amending the Pooling and Servicing Agreement upon mutual agreement among the applicable party requesting such amendment and the other parties to the Agreement.

------------------------------------------------------------------------------------------ --------------------------------
                                            SERVICING CRITERIA                              APPLICABLE SERVICING CRITERIA
------------------------------------------------------------------------------------------ --------------------------------
     Reference                                     Criteria
-------------------- --------------------------------------------------------------------- --------------------------------
                                       General Servicing Considerations
-------------------- --------------------------------------------------------------------- --------------------------------
                     Policies and procedures are instituted to monitor any performance               Securities
                     or other triggers and events of default in accordance with the            Administrator/Servicer
1122(d)(1)(i)        transaction agreements.
-------------------- --------------------------------------------------------------------- --------------------------------
                     If any material servicing activities are outsourced to third                    Securities
                     parties, policies and procedures are instituted to monitor the            Administrator/Servicer
                     third party's performance and compliance with such servicing
1122(d)(1)(ii)       activities.
-------------------- --------------------------------------------------------------------- --------------------------------
                     Any requirements in the transaction agreements to maintain a                        N/A
1122(d)(1)(iii)      back-up servicer for the mortgage loans are maintained.
-------------------- --------------------------------------------------------------------- --------------------------------
                     A fidelity bond and errors and omissions policy is in effect on the      Servicer/Master Servicer
                     party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
1122(d)(1)(iv)       agreements.
-------------------- --------------------------------------------------------------------- --------------------------------
                                      Cash Collection and Administration
-------------------- --------------------------------------------------------------------- --------------------------------
                     Payments on mortgage loans are deposited into the appropriate            Servicer/Master Servicer
                     custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of
1122(d)(2)(i)        days specified in the transaction agreements.
-------------------- --------------------------------------------------------------------- --------------------------------
                     Disbursements made via wire transfer on behalf of an obligor or to          Servicer/Securities
1122(d)(2)(ii)       an investor are made only by authorized personnel.                     Administrator/Master Servicer
-------------------- --------------------------------------------------------------------- --------------------------------
                     Advances of funds or guarantees regarding collections, cash flows        Servicer/Master Servicer
                     or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the
1122(d)(2)(iii)      transaction agreements.
-------------------- --------------------------------------------------------------------- --------------------------------
                     The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of
                     overcollateralization, are separately maintained (e.g., with
                     respect to commingling of cash) as set forth in the transaction             Servicer/Securities
1122(d)(2)(iv)       agreements.                                                            Administrator/Master Servicer
-------------------- --------------------------------------------------------------------- --------------------------------
                     Each custodial account is maintained at a federally insured                 Servicer/Securities
                     depository institution as set forth in the transaction agreements.     Administrator/Master Servicer
                     For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
1122(d)(2)(v)        13k-1(b)(1) of the Securities Exchange Act.
-------------------- --------------------------------------------------------------------- --------------------------------
                     Unissued checks are safeguarded so as to prevent unauthorized               Servicer/Securities
1122(d)(2)(vi)       access.                                                                Administrator/Master Servicer
-------------------- --------------------------------------------------------------------- --------------------------------
                     Reconciliations are prepared on a monthly basis for all                     Servicer/Securities
                     asset-backed securities related bank accounts, including custodial     Administrator/Master Servicer
                     accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                     These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days
1122(d)(2)(vii)      specified in the transaction agreements.
-------------------- --------------------------------------------------------------------- --------------------------------
                                      Investor Remittances and Reporting
-------------------- --------------------------------------------------------------------- --------------------------------
                     Reports to investors, including those to be filed with the                      Securities
                     Commission, are maintained in accordance with the transaction          Administrator/Servicer/Master
                     agreements and applicable Commission requirements. Specifically,                 Servicer
                     such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                     investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
1122(d)(3)(i)        Servicer.
-------------------- --------------------------------------------------------------------- --------------------------------
                     Amounts due to investors are allocated and remitted in accordance               Securities
                     with timeframes, distribution priority and other terms set forth in    Administrator/Servicer/Master
1122(d)(3)(ii)       the transaction agreements.                                                      Servicer
-------------------- --------------------------------------------------------------------- --------------------------------
                     Disbursements made to an investor are posted within two business                Securities
                     days to the Servicer's investor records, or such other number of       Administrator/Servicer/Master
1122(d)(3)(iii)      days specified in the transaction agreements.                                    Servicer
-------------------- --------------------------------------------------------------------- --------------------------------
                     Amounts remitted to investors per the investor reports agree with               Securities
                     cancelled checks, or other form of payment, or custodial bank          Administrator/Servicer/Master
1122(d)(3)(iv)       statements.                                                                      Servicer
-------------------- --------------------------------------------------------------------- --------------------------------
                                          Pool Asset Administration
-------------------- --------------------------------------------------------------------- --------------------------------
                      Collateral or security on mortgage loans is maintained as required        Custodian/ Securities
1122(d)(4)(i)         by the transaction agreements or related mortgage loan documents.         Administrator/Servicer
-------------------- --------------------------------------------------------------------- --------------------------------
                     Mortgage loan and related documents are safeguarded as required by         Custodian/Securities
1122(d)(4)(ii)       the transaction agreements                                                Administrator/Servicer
-------------------- --------------------------------------------------------------------- --------------------------------
                     Any additions, removals or substitutions to the asset pool are              Servicer/Securities
                     made, reviewed and approved in accordance with any conditions or
1122(d)(4)(iii)      requirements in the transaction agreements.                                    Administrator
-------------------- --------------------------------------------------------------------- --------------------------------
                     Payments on mortgage loans, including any payoffs, made in                       Servicer
                     accordance with the related mortgage loan documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage
1122(d)(4)(iv)       loan documents.
-------------------- --------------------------------------------------------------------- --------------------------------
                     The Servicer's records regarding the mortgage loans agree with the               Servicer
                     Servicer's records with respect to an obligor's unpaid principal
1122(d)(4)(v)        balance.
-------------------- --------------------------------------------------------------------- --------------------------------
                     Changes with respect to the terms or status of an obligor's                      Servicer
                     mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with
1122(d)(4)(vi)       the transaction agreements and related pool asset documents.
-------------------- --------------------------------------------------------------------- --------------------------------
                     Loss mitigation or recovery actions (e.g., forbearance plans,                    Servicer
                     modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements
1122(d)(4)(vii)      established by the transaction agreements.
-------------------- --------------------------------------------------------------------- --------------------------------
                     Records documenting collection efforts are maintained during the                 Servicer
                     period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency
1122(d)(4)(viii)     is deemed temporary (e.g., illness or unemployment).
-------------------- --------------------------------------------------------------------- --------------------------------
                     Adjustments to interest rates or rates of return for mortgage loans              Servicer
                     with variable rates are computed based on the related mortgage loan
1122(d)(4)(ix)       documents.
-------------------- --------------------------------------------------------------------- --------------------------------
                     Regarding any funds held in trust for an obligor (such as escrow                 Servicer
                     accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                     interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                     and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other
1122(d)(4)(x)        number of days specified in the transaction agreements.
-------------------- --------------------------------------------------------------------- --------------------------------
                     Payments made on behalf of an obligor (such as tax or insurance                  Servicer
                     payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such
1122(d)(4)(xi)       other number of days specified in the transaction agreements.
-------------------- --------------------------------------------------------------------- --------------------------------
                     Any late payment penalties in connection with any payment to be                  Servicer
                     made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the
1122(d)(4)(xii)      obligor's error or omission.
-------------------- --------------------------------------------------------------------- --------------------------------
                     Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction
1122(d)(4)(xiii)     agreements.                                                                      Servicer
-------------------- --------------------------------------------------------------------- --------------------------------
                     Delinquencies, charge-offs and uncollectible accounts are                        Servicer
                     recognized and recorded in accordance with the transaction
1122(d)(4)(xiv)      agreements.
-------------------- --------------------------------------------------------------------- --------------------------------
                     Any external enhancement or other support, identified in Item            Securities Administrator
                     1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)       as set forth in the transaction agreements.
-------------------- --------------------------------------------------------------------- --------------------------------

                                    EXHIBIT U

                         ADDITIONAL FORM 10-D DISCLOSURE

----------------------------------------------------------- ----------------------------------------------------------
                    Item on Form 10-D                                           Party Responsible
----------------------------------------------------------- ----------------------------------------------------------
     Item 1: Distribution and Pool Performance                                  Master Servicer/
                      Information                                                   Servicer/
                                                                            Securities Administrator
Any information required by clauses (i) and (ii) of
    the second full paragraph of Section 4.03(a) of
          the Pooling and Servicing Agreement
----------------------------------------------------------- ----------------------------------------------------------
 Any information required by Item 1121 which is NOT                                 Depositor
           included on the monthly statement
----------------------------------------------------------- ----------------------------------------------------------
             Item 2: Legal Proceedings                        (i) All parties to the Agreement (as to themselves),
                                                              (ii) the Trustee, the Master Servicer, the Securities
           per Item 1117 of Regulation AB                     Administrator and each Servicer (to their respective
                                                              actual knowledge) as to the issuing entity, (iii) the
                                                               Depositor as to the sponsor, and each Original Loan
                                                                Seller or any Regulation AB Item 1100(d)(1) party
----------------------------------------------------------- ----------------------------------------------------------
   Item 3: Sale of Securities and Use of Proceeds                                   Depositor
----------------------------------------------------------- ----------------------------------------------------------
      Item 4: Defaults Upon Senior Securities                               Securities Administrator
----------------------------------------------------------- ----------------------------------------------------------
     Item 5: Submission of Matters to a Vote of                             Securities Administrator
                   Security Holders
----------------------------------------------------------- ----------------------------------------------------------
    Item 6: Significant Obligors of Pool Assets                                        N/A
----------------------------------------------------------- ----------------------------------------------------------
      Item 7: Significant Enhancement Provider                                      Depositor
                      Information
----------------------------------------------------------- ----------------------------------------------------------
             Item 8: Other Information                        Any party to the Agreement responsible for disclosure
                                                                                items on Form 8-K
----------------------------------------------------------- ----------------------------------------------------------
                  Item 9: Exhibits                            Securities Administrator (or other responsible party)
----------------------------------------------------------- ----------------------------------------------------------
  Exhibits required by Item 601 of Regulation S-K,                                  Depositor
              such as material agreements
----------------------------------------------------------- ----------------------------------------------------------

                                    EXHIBIT V

                         ADDITIONAL FORM 10-K DISCLOSURE

------------------------------------------------------- -------------------------------------------------------------
                  Item on Form 10-K                                          Party Responsible
------------------------------------------------------- -------------------------------------------------------------
           Item 9B: Other Information                   Any party to the Agreement responsible for disclosure items on Form 8-K
------------------------------------------------------- -------------------------------------------------------------
     Item 15: Exhibits, Financial Statement                               Securities Administrator
                     Schedules                                                   Deposior
------------------------------------------------------- -------------------------------------------------------------
                Additional Item:                         (i) All parties to the Agreement (as to themselves), (ii)
                                                            the Trustee, the Master Servicer, the Depositor, the
   Disclosure per Item 1117 of Regulation AB                Securities Administrator and each Servicer (to their
                                                          respective actual knowledge) as to the Trust, (iii) the
                                                         Depositor as to the sponsor and each Original Loan Seller
                                                                          or any 1100(d)(1) party
------------------------------------------------------- -------------------------------------------------------------
                Additional Item:                        (i) All parties to the Agreement as to themselves, (ii) the
   Disclosure per Item 1119 of Regulation AB              Depositor as to the sponsor, or any derivative provider
------------------------------------------------------- -------------------------------------------------------------
                Additional Item:                                                    N/A
  Disclosure per Item 1112(b) of Regulation AB
------------------------------------------------------- -------------------------------------------------------------
                Additional Item:                                                 Depositor
  Disclosure per Items 1114(b) and 1115(b) of
                   Regulation AB
------------------------------------------------------- -------------------------------------------------------------

                                    EXHIBIT W

                         FORM 8-K DISCLOSURE INFORMATION

------------------------------------------------------------------ ----------------------------------------------------
                        Item on Form 8-K                                            Party Responsible
------------------------------------------------------------------ ----------------------------------------------------
   Item 1.01- Entry into a Material Definitive Agreement             The party to this Agreement entering into such
                                                                              material definitive agreement
------------------------------------------------------------------ ----------------------------------------------------
 Item 1.02- Termination of a Material Definitive Agreement         The party to this Agreement requesting termination
                                                                           of a material definitive agreement
------------------------------------------------------------------ ----------------------------------------------------
           Item 1.03- Bankruptcy or Receivership                         (i) All parties to the Agreement (as to
                                                                        themselves), (ii) the Trustee, the Master
                                                                     Servicer, the Securities Administrator and each
                                                                   Servicer (to their respective actual knowledge) as
                                                                       to the Trust, (iii) the Depositor as to the
                                                                      sponsor and each Original Loan Seller or any
                                                                                    1100(d)(1) party
------------------------------------------------------------------ ----------------------------------------------------
Item 2.04- Triggering Events that Accelerate or Increase a                 Securities Administrator/Depositor
    Direct Financial Obligation or an Obligation under an
                Off-Balance Sheet Arrangement
------------------------------------------------------------------ ----------------------------------------------------
  Item 3.03- Material Modification to Rights of Security                 The party requesting such modification
                           Holders
------------------------------------------------------------------ ----------------------------------------------------
   Item 5.03- Amendments of Articles of Incorporation or                                Depositor
                Bylaws; Change of Fiscal Year
------------------------------------------------------------------ ----------------------------------------------------
  Item 6.01- ABS Informational and Computational Material                               Depositor
------------------------------------------------------------------ ----------------------------------------------------
Item 6.02- Change of Servicer, Securities Administrator or                Master Servicer, Servicer, Securities
                           Trustee                                     Administrator, Trustee (as to the Trustee)
------------------------------------------------------------------ ----------------------------------------------------
Item 6.03- Change in Credit Enhancement or External Support                Depositor/ Securities Administrator
------------------------------------------------------------------ ----------------------------------------------------
    Item 6.04- Failure to Make a Required Distribution                          Securities Administrator
------------------------------------------------------------------ ----------------------------------------------------
       Item 6.05- Securities Act Updating Disclosure                                    Depositor
------------------------------------------------------------------ ----------------------------------------------------
            Item 7.01- Regulation FD Disclosure                                         Depositor
------------------------------------------------------------------ ----------------------------------------------------
                         Item 8.01                                                      Depositor
------------------------------------------------------------------ ----------------------------------------------------
       Item 9.01 - Financial Statements and Exhibits                 Responsible party for reporting/disclosing the
                                                                             financial statement or exhibit
------------------------------------------------------------------ ----------------------------------------------------

                                   EXHIBIT X

(Multicurrency -- Cross Border)



                                     ISDA(R)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                           dated as of August 25, 2006




      GOLDMAN SACHS MITSUI MARINE       and       GSAMP TRUST 2006-HE5
       DERIVATIVE PRODUCTS, L.P.



have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1.      Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.      Obligations

(a)     General Conditions.

        (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

        (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

        (iii) Each obligation of each party under Section 2(a)(i) is subject to
        (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b) Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)     Netting. If on any date amounts would otherwise be payable:--

        (i)    in the same currency; and

        (ii)   in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)     Deduction or Withholding for Tax.

        (i) Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

               (1) promptly notify the other party ("Y") of such requirement;

               (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

               (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

               (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                    (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                    (B) the failure of a representation made by Y pursuant to
                    Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

        (ii)   Liability. If: --

               (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

               (2) X does not so deduct or withhold; and

               (3) a liability resulting from such Tax is assessed directly against X,

        then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect o-f the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.      Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a)     Basic Representations.

        (i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

        (ii) Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

        (iii) No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

        (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in lull force and effect and all conditions of any such consents have been complied with; and

        (v) Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b) Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.      Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

        (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

        (ii) any other documents specified in the Schedule or any Confirmation; and

        (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or an Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.      Events of Default and Termination Events

(a) Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

        (i) Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

        (ii) Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

        (iii)  Credit Support Default.

               (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

               (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

               (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of such Credit Support Document;

        (iv) Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

        (v) Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or
        (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

        (vi) Cross Default. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

        (vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

               (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

        (viii) Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

               (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

               (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in
(ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:--

        (i) Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

               (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

               (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

        (ii) Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

        (iii) Tax Event Upon Merger. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under
        Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

        (iv) Credit Event Upon Merger. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

        (v) Additional Termination Event. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.      Early Termination

(a) Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)     Right to Terminate Following Termination Event.

        (i) Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

        (ii) Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

        If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

        Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

        (iii) Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

        (iv)   Right to Terminate. If: --

               (1) a transfer under Section 6(b)(ii) or an agreement under
               Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

               (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)     Effect of Designation.

        (i)     If notice designating an Early Termination Date is given under
        Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

        (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)     Calculations.

        (i) Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

        (ii) Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

        (i) Events of Default. If the Early Termination Date results from an Event of Default: --

               (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

               (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-Defaulting Party's Loss in respect of this Agreement.

               (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

               (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

        (ii) Termination Events. If the Early Termination Date results from a Termination Event: --

               (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

               (2)  Two Affected Parties. If there are two Affected Parties: --

                    (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                    (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

               If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

        (iii) Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

        (iv) Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.      Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.      Contractual Currency

(a) Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.      Miscellaneous

(a) Entire Agreement. This Agreement constitutes the entire Agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)     Counterparts and Confirmations.

        (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

        (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.     Offices; Multibranch Parties

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.     Expenses


A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.     Notices

(a) Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

        (i) if in writing and delivered in person or by courier, on the date it is delivered;

        (ii) if sent by telex, on the date the recipient's answerback is received;

        (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

        (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

        (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.     Governing Law and Jurisdiction

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

        (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

        (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.


Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.     Definitions

As used in this Agreement:--

"Additional Termination Event" has the meaning specified in Section 5(b).

"Affected Party" has the meaning specified in Section 5(b).

"Affected Transactions" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"Affiliate" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"Applicable Rate" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"Burdened Party" has the meaning specified in Section 5(b).

"Change in Tax Law" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"consent" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"Credit Event Upon Merger" has the meaning specified in Section 5(b).

"Credit Support Document" means any agreement or instrument that is specified as such in this Agreement.

"Credit Support Provider" has the meaning specified in the Schedule.

"Default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

"Defaulting Party" has the meaning specified in Section 6(a).

"Early Termination Date" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"Event of Default" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"Illegality" has the meaning specified in Section 5(b).

"Indemnifiable Tax" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"law" includes any treaty, law, rule or regulation (as modified, in the ease of tax matters, by the practice of any relevant governmental revenue authority) and "lawful" and "unlawful" will be construed accordingly.

"Local Business Day" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"Loss" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except so as to avoid duplication, if Section 6(e)(i)(l) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"Market Quotation" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with a respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such determination as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"Non-default Rate" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"Non-defaulting Party" has the meaning specified in Section 6(a).

"Office" means a branch or office of a party, which may be such party's head or home office.

"Potential Event of Default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Reference Market-makers" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"Relevant Jurisdiction" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) its relation to any payment, from or through which such payment is made.

"Scheduled Payment Date" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"Set-off" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"Settlement Amount" means, with respect to a party and any Early Termination Date, the sum of: --

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"Specified Entity" has the meanings specified in the Schedule.

"Specified Indebtedness" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"Specified Transaction" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"Stamp Tax" means any stamp, registration, documentation or similar tax.

"Tax" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"Tax Event" has the meaning specified in Section 5(b).

"Tax Event Upon Merger" has the meaning specified in Section 5(b).

"Terminated Transactions" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either ease) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"Termination Currency" has the meaning specified in the Schedule.

"Termination Currency Equivalent" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"Termination Event" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"Termination Rate" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"Unpaid Amounts" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.



GOLDMAN SACHS MITSUI MARINE            GSAMP TRUST 2006-HE5
DERIVATIVE PRODUCTS, L.P.

By: GSMMDPGP, Inc.                     By: Wells Fargo Bank, N.A.,
General Partner                        not in its individual capacity
                                       but solely as Securities Administrator
                                       and Master Servicer, on behalf of GSAMP
                                       Trust 2006-HE5


By: /s/ Susan Rudov..............
    Name: Susan Rudov                  By: /s/ Patricia M.F. Russo.............
    Title: Vice President                  Name: Patricia M.F. Russo
    Date: 8.25.06                          Title: Vice President
                                           Date: 8.25.06

                                    [Glade A. Jacobsen Goldman Sachs letterhead]


                                            August 25, 2006


GSAMP Trust 2006-HE5
Wells Fargo Bank, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045

Dear Sirs and Mesdames:

        I am a Vice President and Associate General Counsel of Goldman, Sachs & Co., a partnership formed under the laws of the State of New York. The Goldman Sachs Group, Inc. ("Goldman"), a corporation formed under the laws of the State of Delaware, owns 100% of the common stock of GSMMDPGP, Inc., the sole general partner of Goldman Sachs Mitsui Marine Derivative Products, L.P. ("GSMMDP"), a partnership formed under the laws of the State of Delaware. Goldman also owns 100% of the common stock of Goldman Sachs Holdings (Netherlands) B.V. ("GS Netherlands"), a company formed under the laws of the Netherlands. GS Netherlands is a limited partner of GSMMDP, having a 49% limited partnership interest. I have examined the USDA Master Agreement dated as of August 25, 2006, including the Schedule thereto (the "Agreement") (but I have not examined and express no opinion regarding the terms and conditions of any transaction thereunder) between GSAMP Trust 2006-HE5 (the "Counterparty") and GSMMDP. In addition, I have examined such partnership records, certificates and other such documents and such questions of law as considered necessary or appropriate for purposes of this opinion, and on the basis of such examination, I advise you that, in my opinion:

        1. GSMMDP is a limited partnership validly existing under the laws of the State of Delaware.

        2. GSMMDP has the power and authority to execute and deliver the Agreement and to perform its obligations thereunder, and the Agreement has been duly authorized by all necessary action and does not conflict with any provision of the constituent documents of GSMMDP.

        3. The Agreement has been duly executed and delivered on behalf of GSMMDP.

        In rendering the foregoing opinions, I express no opinion other than as to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act and the federal laws of the United States. I assume no obligation to update or supplement this letter to reflect any facts, circumstances, laws, rules, or regulations, or any changes thereto, or any court decisions or regulatory authority determinations which hereafter may occur or come to my attention.

        I have relied as to certain markets on information obtained from public officials and officers of GSMMDP and other sources believed by me to be responsible. I have assumed that the Agreement has been duly authorized, executed and delivered by and on behalf of the Counterparty and that the signatures on all documents are genuine, assumptions which I have not independently verified.

        I am furnishing this opinion to you solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.


                                          Very truly yours,


                                          /s/ Glade Jacobsen
                                          ----------------------

                                    SCHEDULE

                                     to the

                                MASTER AGREEMENT

                           dated as of August 25, 2006

                                     between

                           GOLDMAN SACHS MITSUI MARINE
                            DERIVATIVE PRODUCTS, L.P.
                         a limited partnership organized
                           under the laws of Delaware
                                  ("Party A"),
                                    --------

                                       and

                              GSAMP Trust 2006-HE5
                                a trust organized
                     under the laws of the State of New York
                                  ("Party B").
                                    --------

Part 1. Termination Provisions.

        (a) "Specified Entity" means in relation to Party A for the purpose of:

               Section 5(a)(v), Not Applicable.
               Section 5(a)(vi), Not Applicable.
               Section 5(a)(vii), Not Applicable.
               Section 5(b)(iv), Not Applicable.

        and in relation to Party B for the purpose of:

               Section 5(a)(v), Not Applicable.
               Section 5(a)(vi), Not Applicable.
               Section 5(a)(vii), Not Applicable.
               Section 5(b)(iv), Not Applicable.

        (b)    "Specified Transaction" shall have the meaning specified in
Section 14 of this Agreement.

        (c) The "Breach of Agreement" provisions of Section 5(a)(ii) will not apply to Party A or Party B.

        (d) The "Credit Support Default" provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B.

        (e) The "Misrepresentation" provisions of Section 5(a)(iv) will not apply to Party A or Party B.

        (f) The "Cross Default" provisions of Section 5(a)(vi) will not apply to Party A or Party B.

        (g) With respect to Party B only, Section 5(a)(vii)(2) is hereby amended as follows:

               "(2) becomes insolvent or is unable to pay its debts (other than payments due to holders of its subordinate certificates) or fails or admits in writing its inability generally to pay its debts (other than payments to holders of its subordinate certificates) as they become due"

        (h) The "Merger without Assumption" provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

        (i) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A or Party B.

        (j) The "Automatic Early Termination" provisions of Section 6(a) will not apply to Party A or Party B.

        (k)    Payments on Early Termination. For the purpose of Section 6(e):

               (i) Market Quotation will apply.

               (ii) The Second Method will apply.

        (l)    "Termination Currency" means U.S. Dollars.

        (m) The "Additional Termination Event" provisions of Section 5(b)(v) will apply as set forth in Part 5(n) hereof.

        (n) The "Default under Specified Transaction" provisions of Section 5(a)(v) will not apply to Party A or Party B.

        (o) The "Tax Event" provisions of Section 5(b)(ii) will apply to Party A and will not apply to Party B.

        (p) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will apply to Party A and will not apply to Party B.

Part 2. Tax Representations.

        (a) Payer Representations. For purposes of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

               It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on subclause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

Party A Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the following representations:

(i) It is a "U.S. payee" within the meaning of Treasury Regulation Section 1.1441-5(b).

(ii) It is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

Party B Payee Representations. For the purpose of Section 3(f) of this Agreement, Party B makes the following representation:

(i)     It is a trust created under an agreement governed by New York law.

Part 3. Agreement to Deliver Documents.

        For the purpose of Section 4(a), each party agrees to deliver the following documents, as applicable:

        (a)    Tax forms, documents, or certificates to be delivered are:

        Party A agrees to complete, execute, and deliver to Party B, United States Internal Revenue Service Form W-9 or any successor of such form:
        (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party B; and
        (iii) promptly upon learning that any such forms previously provided by Party A has become obsolete or incorrect.

        Party B agrees to complete, execute, and deliver to Party A, United States Internal Revenue Service Form W-9 or any successor of such forms:
        (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party A; and
        (iii) promptly upon learning that any such forms previously provided by Party B has become obsolete or incorrect.

        (b)    Other documents to be delivered are:

                                                                               Covered by
Party required to      Form/Document/                   Date by which          Section 3(d)
deliver document       Certificate                      to be delivered        Representation

Party A                Power of Attorney with           At execution of this         Yes
                       respect to Party A               Agreement

Party A                Support Agreement dated as       At execution of this         Yes
                       of October 8, 1993 among         Agreement
                       Party A, Mitsui Marine and
                       Fire Insurance Co., Ltd.
                       ("Mitsui Marine"), and The
                       Goldman Sachs Group, Inc.
                       ("Goldman Group") (the
                       "Support Agreement")
                       accompanied by a certificate
                       of an authorized officer of
                       Party A, certifying that
                       it is a true, complete and
                       correct copy of the original
                       Support Agreement

Party A                Guaranty dated as of             At execution of this         Yes
                       December 20, 2000 between        Agreement
                       Mitsui Marine and Goldman
                       Sachs Group (the
                       "Guaranty"), accompanied by
                       a certificate certifying
                       that it is a true, complete
                       and correct copy of the
                       original Guaranty

Party A                Most recently prepared           As soon as possible          Yes
                       annual balance sheet of          following request of
                       Party A                          Party B

Party A                Legal opinions with respect      At execution of this          No
                       to Party A                       Agreement

Party B                Incumbency certificate or        At execution of this          Yes
                       other documents evidencing       Agreement
                       the authority, incumbency
                       and specimen signature of
                       each person executing this
                       Agreement, any Credit
                       Support Document or any
                       Confirmation, as the case
                       may be.

Party B                Servicer Remittance Reports      Promptly upon                 Yes
                                                        becoming available

Party B                Legal opinion with respect       At execution of this          No
                       to Party B                       Agreement

Party B                An executed copy of the          Within 30 days after          No
                       Pooling and Servicing            the date of this
                       Agreement dated as of August     Agreement
                       1, 2006, (the "Pooling and
                       Servicing Agreement") among
                       GS Mortgage Securities Corp.,
                       as depositor, Litton Loan
                       Servicing LP, as a servicer,
                       Select Portfolio Servicing,
                       Inc., as a servicer, Avelo
                       Mortgage, L.L.C., as a
                       servicer, J.P. Morgan Trust
                       Company, National
                       Association, as a custodian,
                       U.S. Bank National
                       Association, as a custodian
                       and Deutsche Bank National
                       Trust Company, as a
                       custodian, Wells Fargo Bank,
                       National Association, as
                       securities administrator and
                       as master servicer, and
                       LaSalle Bank National
                       Association, as trustee.


Part 4. Miscellaneous.

        (a) Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party A:

               Address:                     85 Broad Street
                                            New York, New York 10004
                                            U.S.A.

               Attention:                   Swap Administration

               Telex No.:                   421344
               Answerback:                  GOLSAX
               Facsimile No.:               (212) 902-0996
               Telephone No.:               (212) 902-1000
               Electronic Messaging
                  System Details:           None

With a copy to:

               Address:                     85 Broad Street
                                            New York, New York 10004
                                            U.S.A.

               Attention:                   Treasury Administration

               Telex No.:                   421344
               Answerback:                  GOLSAX
               Facsimile No.:               (212) 902-3325
               Telephone No.:               (212) 902-1000
               Electronic Messaging
                  System Details:           None

Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party B:

               Address:                     Wells Fargo Bank, National
                                            Association
                                            9062 Old Annapolis Road

                                            Columbia, Maryland 21045

               Attention:                   GSAMP Trust 2006-HE5

               Facsimile No.:               (410) 715-2380
               Telephone No.:               (410) 884-2000

        (b)    Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable

Party B appoints as its Process Agent: Not Applicable

With a copy to:

               Address:                     Standard & Poor's Ratings Services,
                                            55 Water Street,
                                            New York, New York 10041-0003

               Attention:                   Residential Mortgage Surveillance
                                            Group

               Facsimile:                   212-438-2652

With a copy to:

               Address:                     Moody's Investors Service, Inc.
                                            99 Church Street
                                            New York, New York 10007

               Attention:                   Residential Mortgage Backed
                                            Securities Group

               Facsimile:                   201-915-8739

        (c)    Offices; Multibranch Parties.

               (i)  The provisions of Section 10(a) will be applicable.

               (ii) For the purpose of Section 10(c):

                    Party A is not a Multibranch Party.

                    Party B is not a Multibranch Party.

        (d)    Calculation Agent. The Calculation Agent is Party A.

        (e)    Credit Support Document. Details of any Credit Support Document.

               (i) With respect to Party A, (A) the Support Agreement, (B) the Guaranty and (C) any Credit Support Annex that may be entered into in connection with any of the events described in Part 5(n)(iii) of this Schedule.

               (ii) With respect to Party B, not applicable.

               Each Credit Support Document is incorporated by reference into and constitutes part of this Agreement and each Confirmation as if set forth in full in this Agreement or such Confirmation.

        (f)    Credit Support Provider.

               (i) Credit Support Provider means in relation to Party A, Goldman Group and Mitsui Marine; provided that all defaults by, misrepresentations of, actions or failures to act by, or circumstances or events applicable to a "Credit Support Provider" as such term is used in this Agreement shall be deemed in all such circumstances to refer to defaults simultaneously in effect with respect to both Goldman Group and Mitsui Marine, misrepresentations made by both Goldman Group and Mitsui Marine, actions or failures to act simultaneously by both Goldman Group and Mitsui Marine, and circumstances or events simultaneously applicable to both Goldman Group and Mitsui Marine.

               (ii) Credit Support Provider means in relation to Party B, Not Applicable.

        (g) Governing Law. This Agreement and each Confirmation will be governed by, and construed and enforced in accordance with, the substantive law of the State of New York, without reference to its choice of law doctrine.

        (h) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-"; and (ii) deleting the final paragraph thereof.

        (i) Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to Transactions with effect from the date of this Agreement. Notwithstanding anything to the contrary in Section 2(c), amounts that are payable with respect to the same Calculation Period shall be netted, as provided in Section 2(c), even if such amounts are not due on the same Payment Date.

        (j) "Affiliate" will have the meaning specified in Section 14; provided, however, Party B shall be deemed to have no Affiliates.

Part 5. Other Provisions.

        (a)    Accuracy of Specified Information. With respect to Party A,
Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period the words "or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person."

        (b)    Transfer. Section 7 is hereby amended by:

               (i) adding in the third line thereof after the word "party," the words "which consent shall not be unreasonably withheld or delayed" and adding in the third line thereof after the clause "that: -" the words "provided that the Rating Agency Condition is satisfied in all events (including in the event of a transfer under Section 6(b)(ii));

               (ii) adding in the second line of subparagraph (a) thereof after the words "assets to," the words "or reorganization, incorporation, reincorporation, reconstitution, or reformation into or as";

               (iii) deleting at the end of subparagraph (a) thereof the word
                     "and";

               (iv) deleting in the second line of subparagraph (b) thereof the period and replacing it with "; and";

               (v) adding after subparagraph (b) thereof the following subparagraph (c):

                       (c) in addition to, and not in lieu of, the preceding transfer rights, Party A may, without recourse by Party B or Party A's transferee to or against Party A, transfer this Agreement, in whole, but not in part, to any of Party A's Affiliates or any of the Affiliates of Goldman Group pursuant to documentation prepared by Party A, provided that:

                             (i) either (A) such transferee must have a long-term, unsecured, unsubordinated debt obligation ratings or financial program ratings (or other similar ratings) by S&P which are equal to or greater than the comparable long-term, unsecured, unsubordinated debt obligation ratings or financial program ratings (or other similar ratings) of Party A immediately prior to such transfer, or (B) the obligations transferred to such transferee must be guaranteed by Party A pursuant to a guaranty in substantially the form of the Guaranty of the Credit Support Provider or other agreement or instrument consented to by Party B or other agreement or instrument mutually agreed upon by both parties and satisfactory to S & P;

                             (ii) the transferee will not, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) on the next succeeding Scheduled Payment Date an amount in excess of that which Party A would have been required to so withhold or deduct on the next succeeding Scheduled Payment Date in the absence of such transfer unless the transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) in respect of such excess;

                             (iii) an Event of Default or a Termination Event does not occur as a result of such transfer;

                             (iv) the Rating Agency Condition is satisfied. With respect to the results described in subclause (ii) above, Party A will cause the transferee to make, and Party B will make, such reasonable Payer Tax Representations and Payee Tax Representations as may be mutually agreed upon by the transferee and Party B in order to permit such parties to determine that such results will not occur upon or after the transfer;

                             (v)    Party A agrees to transfer only to a
                                    transferee in a jurisdiction, which it is aware is a "netting" jurisdiction, that is in which, by opinion of counsel published by ISDA, netting under this Agreement shall be enforceable; and

                             (vi) Party A will be responsible for any costs or expenses incurred in connection with such transfer.

               (vi) adding at the end of Section 7 the following sentence:

               Except as may otherwise be stated in Section 7(c) hereof or in the documentation evidencing a transfer, a transfer of all of the obligations of Party A made in compliance with this Section will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

        (c) Set-Off. Notwithstanding the last sentence of the first paragraph of Section 6(e) of this Agreement, but without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts as a result of an Event of Default or Termination Event or otherwise, all payments under this Agreement will be made without setoff or counterclaim.

        (d) Reference Market-makers. The definition of "Reference Market-makers" in Section 14 is hereby amended by adding in the fourth line thereof after the word "credit" the words "or to enter into transactions similar in nature to Transactions".

        (e) Procedures for Entering into Transactions. On or promptly following the Trade Date or other transaction date of each Transaction, Party A will send to Party B a Confirmation. Party B will promptly thereafter request any correction of such Confirmation (indicating how it believes the terms of such Confirmation should be correctly stated and such other terms which should be added to or deleted from such Confirmation to make it correct).

        (f) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

        (g) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any suit, action or proceeding relating to this Agreement.

        (h) Credit Support Default. Subparagraph (3) of Section 5(a)(iii) is hereby amended by adding in the second line thereof after the word "Document" and before the semicolon the words "(or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf)."

        (i) Additional Representations. Section 3 is hereby amended by adding the following additional subsections:

               (i) No Agency. With respect to Party A, it is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise) and, with respect to Party B, Wells Fargo Bank, National Association is entering into the Agreement in its capacity as Securities Administrator and Master Servicer of Party B.

               (ii) Eligible Contract Participant. It is an "eligible contract participant" as defined in the U.S. Commodity Exchange Act.

               (iii) Non-Reliance. Party A is acting for its own account and Wells Fargo Bank, National Association is acting as Securities Administrator and Master Servicer for Party B. It has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

               (iv) Assessment and Understanding; Status of Parties. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

        (j)    RESERVED.

        (k) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly, accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any prospectus or prospectus supplement for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B's existence except for those matters specifically identified in this Agreement.

        (l) No Recourse. The Certificates represent an equity interest in Party B only and the foregoing does not represent an interest in or obligation of Party A, and no recourse may be had by the holders of the Certificates against Party A or its assets with respect to the Notes and the Certificates and/or this Agreement.

        (m) Indemnifiable Tax. Party A agrees that Party B will not be required to pay any additional amounts pursuant to Section 2(d)(i)(4) of the Agreement in respect of an Indemnifiable Tax. If Party A is required to pay additional amounts in respect of a withholding tax pursuant to Section 2(d)(i)(4) of this Agreement, Party A may transfer this Agreement, subject to satisfaction of the Rating Agency Condition, as provided in Section 6(b)(ii) of this Agreement and such transfer shall not require the consent of Party B to the extent it is in conformance with the provisions of Section 7(c), as amended herein.

        (n)    Additional Termination Events.

               (i) It shall be an Additional Termination Event, with Party A as the sole Affected Party, if the Depositor determines at any time that it is required for purposes of compliance with Item 1115(b) of Regulation AB to provide any financial or other data relating to Party A and, within 15 calendar days of such determination, Party A fails to assign this Agreement and all of its obligations hereunder to a substitute counterparty that (A) has agreed to provide any financial or other data required under Regulation AB, (B) has agreed to provide indemnifications relating to such financial or other data acceptable to the Depositor, (C) satisfies the Rating Agency Condition and (D) is approved by the Depositor (which approval shall not be unreasonably withheld). For the avoidance of doubt, unless otherwise specified in this Agreement, Party A shall be under no obligation to provide any such financial or other data, whether in connection with this Termination Event or otherwise. For purposes of this Termination Event, (i) "Commission" shall mean the Securities and Exchange Commission, (ii) "Depositor" shall mean GS Mortgage Securities Corp., and (iii) "Regulation AB" shall mean the Asset Backed Securities Regulation AB, 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7,
                     2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

               (ii) It shall also be an Additional Termination Event if (i) an Optional Termination Date is designated pursuant to the Pooling and Servicing Agreement (a "Redemption Termination") and (ii) there remains no more than 5 Business Days prior to the proposed Redemption Date. In the case of a Redemption Termination, both Party A and Party B shall have the right to cause a termination of this Agreement and, for purposes of Section 6(e)(ii) of this Agreement, Party B shall be the sole Affected Party. Following notification from the Securities Administrator and Master Servicer that it has received a redemption notice, Party A shall provide the Securities Administrator and Master Servicer from time to time, upon request, with good faith estimates of the amount that would be payable under Section 6(e)(ii) in the event of such Redemption Termination. Any termination payment payable in respect of such Additional Termination Event shall be paid on the relevant Redemption Date.

               (iii) (I) It shall also be an Additional Termination Event, with
                     Party A the sole Affected Party (except as expressly provided herein) if Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating that does not satisfy the Required Hedge Counterparty Rating (but is at least "BBB-" or "A-3" (if applicable) by S&P and at least A1 by Moody's) and none of the following events has occurred:

                             (A) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, transfers this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition;

                             (B) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, collateralizes its Exposure to Party B pursuant to an ISDA Credit Support Annex, subject to satisfaction of the Rating Agency Condition, as applicable; provided that such ISDA Credit Support Annex shall be made a Credit Support Document for Party A pursuant to an amendment of this Agreement in a form acceptable to the Securities Administrator and Master Servicer which amendment shall also be subject to satisfaction of Rating Agency Condition;

                             (C) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, the obligations of Party A or such replacement counterparty, as the case may be, under this Agreement are guaranteed by a person or entity that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition; or

                             (D) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, takes such other steps, if any, to enable the Issuer to satisfy the Rating Agency Condition.

                             (II) It shall also be an Additional Termination Event, with Party A as the sole Affected Party (except as expressly provided herein) if Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating withdrawn or reduced below "BBB-" or "A-3" (if applicable) by S&P or below "A1" by Moody's and within 7 days thereafter, Party A or such replacement counterparty, as the case may be, while collateralizing its Exposure to Party B, fails to transfer this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

                     Upon downgrade of Party A below the Required Hedge Counterparty Rating or below "BBB-" or "A-3" (if applicable) by S&P or below "A1" by Moody's, or if S&P or Moody's withdraws its ratings for any reason, Party A will promptly give notice of the circumstances to Party B and to the rating agencies that at the time are providing ratings for the Certificates.

                     Party B shall be entitled to (A)(1) in case of an Additional Termination Event described in Part 5(n)(iii)(I), designate a date that is not earlier than the expiration of the 30 day period referred to in Part 5(n)(iii)(I) as an Early Termination Date in respect of all transactions under this Agreement by giving notice to Party A at least 10 days prior to the date so designated (which notice may be given prior to the expiration of such 30 day period) and (2) in case of an Additional Termination Event described in this Part 5(n)(iii)(II), immediately designate an Early Termination Date, in respect of all transactions under this Agreement by giving notice to Party A and (B) no later than the respective dates specified in clause (A)(1) and (A)(2), transfer the rights and obligations of Party A hereunder to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

                     In connection with a transfer of this Agreement as described in this Part 5(n)(iii), Party A shall, at its sole cost and expense, use commercially reasonable efforts to seek a replacement counterparty. In addition, if Party A pursues any of the alternative actions contemplated in paragraphs (A), (B), (C) and (D) of Part 5(n)(iii)(I) above, it shall do so at its sole cost and expense.

                     As used herein, "Required Hedge Counterparty Rating" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody's, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the "Long-Term rating") of at least "Aa3" by Moody's and if rated "Aa3" by Moody's is not on negative credit watch by Moody's or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody's, a Long-Term Rating of at least "A1" by Moody's and a short-term rating of "P-1" by Moody's and, in each case, such rating is not on negative credit watch by Moody's and (y) (i) a short-term rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least "A+" by S&P.

                     For the purposes of determining the Settlement Amount with respect to the designation of an Early Termination Date arising from the Additional Termination Event specified in
                     Part 5(n)(iii), both Party A and Party B shall be Affected Parties. If the Settlement Amount calculated pursuant to this subclause (iii) is an amount owing by Party B to Party A, then such payment shall be a Swap Termination Payment payable by Party B to Party A in accordance with the priority of payments described in the Pooling and Servicing Agreement; provided, however, that (a) if Party A does not after the exercise of commercially reasonable efforts cause any of the conditions specified in Part 5(n)(iii)(I)(A) to
                     (D) to be satisfied, Party B shall use commercially reasonable efforts to enter into a replacement Transaction(s) with a counterparty acceptable to the Rating Agencies, in respect of the Affected Transaction(s) relating to the Additional Termination Event; and (b) where multiple quotations are available such replacement Transaction(s) shall be entered into based on the quoted price(s) that would result in the largest payment made to Party B by the replacement counterparty (it being understood that Party A may be permitted to actively solicit and obtain such quotations on behalf of Party B); and (c) to the extent that payments are received by Party B as a result of entering into such replacement Transaction(s), then Party A shall have first priority as to such payments versus all other creditors of Party B and Party B shall pay the lesser of (x) the amount so received and (y) the Swap Termination Payment to the extent not already paid by Party B over to Party A immediately upon receipt.

                     As used herein, "Exposure" means, as of any date of determination, the amount, if any, that would be payable to Party B by Party A under this Agreement if an Early Termination Date were to occur as of such date of determination as a result of a Termination Event, Party A were the sole Affected Party, all Transactions were terminated in connection with such Early Termination Date and (solely for purposes of determining Exposure) the amount of such payment were calculated using Market Quotation.

               For any Additional Termination Event, the date that Party A or Party B, as the case may be, specifies in its notice of its election to terminate shall be the Early Termination Date for the Transactions; provided, that solely in the case of an Additional Termination Event described in subclause (ii) above, the Early Termination Date shall be no earlier than the 3rd Business Day preceding the Redemption Date and no later than the Redemption Date.

        (o)   Indemnifiable Tax. The definition of "Indemnifiable Tax" in
Section 14 is hereby amended by adding the following sentence at the end thereof:

               Notwithstanding the foregoing, "Indemnifiable Tax" also means any Tax imposed in respect of a payment under this Agreement by reason of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction of the party making such payment, unless the other party is incorporated, organized, managed and controlled, or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch or office located in such jurisdiction.

        (p) Limited Recourse; Non-petition. Party A agrees that the obligations of Party B hereunder are limited recourse obligations payable solely from the assets of Party B, and due to the extent funds are available for the payment thereof in accordance with the priority of payments described in the Pooling and Servicing Agreement. Party A agrees that it will not, prior to the date which is at least one year and one day or, if longer, the then applicable preference period following the payment in full of all the Certificates issued pursuant to the Pooling and Servicing Agreement and the expiration of all applicable preference periods under Title 11 of the United States Code or other applicable law relating to any such payment, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, securities administrator, master servicer, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B. Nothing contained herein shall prohibit Party A from submitting a claim, or proof of claim, in any proceeding or process instituted by or against Party B by any person other than Party A or its Affiliates. Party A and Party B agree that this Part 5(p) shall survive the termination of this Agreement for any reason whatsoever.

        (q) Securities Administrator and Master Servicer Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Agreement is executed by the Securities Administrator and Master Servicer (i) this Agreement is executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator and Master Servicer under the Pooling and Servicing Agreement in the exercise of the powers and authority conferred to and vested in it thereunder and (ii) under no circumstances shall Wells Fargo Bank, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Agreement on behalf of Party B or any assignee.

        (r) Additional Party A Covenant. Following a failure to satisfy the Required Hedge Counterparty Rating in accordance with Part 5(n)(iii)(I), Party A shall take the actions described in accordance with Part 5(n)(iii)(I)(A), (B),
(C) or (D). Following a failure to satisfy the rating requirements set forth in
Part 5(n)(iii)(II), Party A shall take the actions described in accordance with
Part 5(n)(iii)(II).

        (s) Agreements: Furnish Specified Information. Section 4(a) is hereby amended by adding at the end thereof the following paragraph:

               Notwithstanding the foregoing provisions of this Section 4(a), the parties agree that, pursuant to the terms of the Power of Attorney with respect to Party A referred to in Part 3(b) of this Schedule, any one or more of the officers of Party A's general partner who has been designated as an agent and attorney in fact of Party A will so deliver to Party B or such government or taxing authority the specified or requested forms, documents, or certificates.

        (t) Confirmations. Transactions shall be promptly confirmed by the parties by Confirmations exchanged by mail, telex, facsimile or other electronic means. Where a Transaction is confirmed by means of an electronic messaging system that the parties have elected to use to confirm such Transaction (i) such confirmation will constitute a "Confirmation" as referred to in this Agreement even where not so specified in the confirmation and (ii) such Confirmation will supplement, form part of, and be subject to this Agreement and all provisions in this Agreement will govern the Confirmation except as modified therein.

        (u) Tax Documentation. Section 4(a)(iii) of the Agreement is hereby amended by adding prior to the existing text:

        "upon the earlier of learning that any such form or document is required or"

        (v) Inconsistency-Trade Call. In the event of any inconsistency between a telephone conversation, including a trade call and a Confirmation signed by both parties, the Confirmation shall govern.

        (w) Condition Precedent. The condition precedent in Section 2(a)(iii)(1) does not apply to a payment and delivery owing by a party if the other party shall have satisfied in full all its payment or delivery obligations under Section 2(a)(i) and shall at the relevant time have no future payment or delivery obligations, whether absolute or contingent, under Section 2(a)(i).

        (x) Definitions. This Agreement shall be subject to the 2000 Definitions (the "2000 Definitions") as published by the International Swaps and Derivatives Association Inc. The provisions of the 2000 Definitions are incorporated by reference in and shall be deemed a part of this Agreement, except that all references in the 2000 Definitions to a "Swap Transaction" shall be deemed references to a "Transaction" for the purposes of this Agreement. Capitalized terms used and not otherwise defined herein (or in the 2000 Definitions) shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement referred to in Part 3(b). If in relation to any Transaction there is any inconsistency between the 2000 Definitions, this Agreement, the Pooling and Servicing Agreement, any Confirmation and any other definitions published by ISDA that are incorporated into any Confirmation, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Confirmation (without reference to any definitions or provisions incorporated therein); (ii) the Pooling and Servicing Agreement; (iii) this Agreement; (iv) such other definitions; and (v) the 2000 Definitions.

        (y)    Amendments. Section 9(b) is hereby amended as follows:

               (i) by inserting the following phrase immediately prior to the period at the end of the sentence: "and the Rating Agency Condition is satisfied"; and

               (ii) by adding the following text thereto immediately following the first sentence: "Amendments to this Agreement or the Schedule may not be effected in a Confirmation."

        (z) "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency then rating the Certificates shall have been given ten days (or such shorter period as is acceptable to each such rating agency) prior notice of that action and that each such rating agency shall have notified the Securities Administrator and Master Servicer in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Certificates that it maintains.

        IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

                                        GOLDMAN SACHS MITSUI MARINE DERIVATIVE
                                        PRODUCTS, L.P.

                                        By: GSMMDPGP, INC.



                                        By: /s/ Susan Rudov ____________________
                                            Name: Susan Rudov
                                            Title: Vice President
                                            Date: 8.25.06



                                        GSAMP TRUST 2006-HE5


                                        By: Wells Fargo Bank, N.A.,
                                        not in its individual capacity but
                                        solely as Securities Administrator and
                                        Master Servicer, on behalf of GSAMP
                                        Trust 2006-HE5



                                        By: /s/ Patricia M.F. Russo_____________
                                            Name: Patricia M.F. Russo
                                            Title: Vice President
                                            Date: 8.25.06

                                                            [Goldman Sachs Logo]

                                         CONFIRMATION


DATE:          August 8, 2006

TO:            Goldman Sachs Mortgage Company, L.P. (Account No.: 760-02312)
               Attention: Sarah Kong

TO:            Goldman Sachs Mitsui Marine Derivative Products, L.P.
               Telephone No.: 212-357-7836
               Facsimile No.: 212-902-5692

FROM:          Goldman Sachs Capital Markets, L.P.
               Telephone No.: 212-357-7836
               Facsimile No.: 212-902-5692

SUBJECT:       Swap Transaction

REF NO:        NUUS6084K0 (920000000) / (006 831 671)
--------------------------------------------------------------------------------

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the "Transaction") between Goldman Sachs Capital Markets, L.P. ("GSCM") guaranteed by The Goldman Sachs Group, Inc. ("Goldman Group"), and Goldman Sachs Mortgage Company ("Counterparty"). This communication constitutes a "Confirmation" as referred to in Paragraph 2 below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association. Inc. are incorporated into this Confirmation.

2. This Confirmation evidences a complete and binding agreement between GSCM and Counterparty as to the terms of the Transaction to which this Confirmation relates, and this Confirmation evidences a Transaction for the benefit of the GSAMP Trust 2006-HE5 ("GSAMP"). This Transaction shall constitute a Transaction within the scope of, and this Confirmation shall supplement, form a part of, and be subject to, an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") as if the parties had executed an agreement in such form effective as of the Trade Date but without any Schedule except for (i) the election of Loss and Second Method, (ii) New York law (without regard to the conflicts of law principles) as the governing law, (iii) US Dollars as the Termination Currency, (iv) the election that subparagraph (ii) of Section 2(c) will apply to Transactions, (v) only Section 5(a)(i) Failure to Pay and Section 5(a)(vii). Bankruptcy will be applicable to the parties (all other Events of Default will not apply to either party), (vi)
Section 5(a)(i) is modified by replacing the word "third" in the last line of
Section 5(a)(i) with the word "first," (vii) only Section 5(b)(i) Illegality,
Section 5(b)(ii) Tax Event and Section 5(b)(iii) Tax Event Upon Merger will be applicable to the parties (all other Termination Events will not apply to either party), (viii) the Limited Recourse; Non-Petition Provision (as described below in Paragraph 4B) shall apply and (ix) Set-off under Section 6(e) will not apply. In the event of any inconsistency between the Definitions, the ISDA Form and this Confirmation, this Confirmation will govern. Notwithstanding the foregoing, it is understood and agreed that upon the assignment of this Transaction to GSMMDP and GSAMP pursuant to the terms of paragraph 4A hereof, this Transaction shall be governed by the ISDA Master Agreement between such parties dated as of August 25, 2006.

3. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                             USD 1,004,646,180 (subject to reduction in
                                             accordance with the Amortization Schedule
                                             set forth in Annex I)

Trade Date:                                  August 8, 2006

Effective Date:                              August 25, 2006

Termination Date:                            August 25, 2011, subject to adjustment in
                                             accordance with the Modified Following
                                             Business Day Convention

Initial Payment:                             USD 1,636,000 payable by GSCM TO Goldman
                                             Sachs Mortgage Company, L.P. on August 5,
                                             2006
Floating Amounts:
-----------------

     Floating Rate Payer:                    GSCM

     Floating Rate Payer Early Payment       On the day  which  is one (1)  Business  Day
     Dates:                                  prior to each Floating Rate Period End Date

     Floating Rate Option:                   USD-LBOR-BBA

     Floating Rate Designated Maturity:      1 Month

     Floating Rate Spread:                   None

     Floating Rate Reset Dates:              The first day of each Calculation Period

     Floating Rate Day Count Fraction:       Actual/360

     Floating Rate Period End Dates:         Monthly, on the 25th day of each month,
                                             commencing on September 25, 2006
                                             and ending on the Termination Date,
                                             subject to adjustment in accordance
                                             with the Modified Following
                                             Business Day Convention
Fixed Amounts:
--------------

     Fixed Rate Payer:                       Counterparty

     Fixed Rate Payer Payment Dates:         Monthly, on the 25th day of each month,
                                             commencing on September 25, 2006 and ending
                                             on the Termination Date, subject to
                                             adjustment in accordance with the Modified
                                             Following Business Day Convention

     Fixed Rate:                             5.40%

     Fixed Rate Day Count Fraction:          Actual/360

     Fixed Rate Period End Dates:            Adjusted in accordance with the Modified
                                             Following Business Day Convention

     Business Days:                          New York and Los Angeles

     Calculation Agent:                      GSCM

4.         Additional Provisions:

(A) Assignment Provisions: It is acknowledged and agreed by the parties that this Transaction shall be subject to assignment first by Counterparty to GS Mortgage Securities Corp., then, simultaneously, (i) by GSCM to Goldman Sachs Mitsui Marine Derivative Products, LP. (`GSMMDP') and (ii) by GS Mortgage Securities Corp. to GSAMP, and by GSAMP, through a collateral assignment, to Wells Fargo Bank, National Association (the "Securities Administrator"), as securities administrator on behalf of the holders of the Mortgage Pass-Through Certificates Series 2006-HE5, (CUSIP Numbers: 362437 AA 3, 362437 AB 1, 362437 AC 9, 362437 AD 7, 362437 AE 5, 362437 AF 2, 362437 AG 0, 362437 AH 8, 362437 AJ
4, 362437 AK 1, 362437 AL 9, 362437 AM 7, 362437 AN 5, 362437 AP 0, 362437 AQ 8,
362437 Ar and 362437 AS4; the "Certificates") (each such assignee is referred to herein as an "Assignee" and each such assignor is referred to herein as an "Assignor"). These assignments shall occur on the day the Assignor and Assignee agree to such assignment and provide written or oral notification of the effective date of assignment to the relevant constant party, or, in the case of a simultaneous double assignment, the other assignor and/or assignee, as appropriate (the "Constant Party") (each such day hereinafter referred to as an "Assignment Date"). Furthermore, with respect to each assignment of this Transaction to an Assignee, the Assignee shall accept assignment of this Transaction subject to all terms of this Confirmation and all references to the term "Counterparty" herein shall be deemed references to each subsequent assignee of Counterparty and all references to the term "GSCM" herein shall be deemed references to each subsequent assignee of GSCM. On each Assignment Date, Constant Party, the relevant Assignor and the relevant Assignee, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration received, agree as follows:

(a) Assignor sells, assigns, transfers, and sets over to Assignee, its successors and permitted assigns, all of its right, title, and interest in, to, under, and in respect of, this Transaction. Assignor releases and discharges Constant Party from, and agrees not to make any claim against Constant Party with respect to, any obligations of Constant Party arising and to be performed under and in respect of this Transaction after the Assignment Date. Assignor agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of this Transaction prior to or on the Assignment Date.

(b) Assignee accepts such sale, assignment and transfer and assumes and agrees to perform each and every obligation of Assignor arising and to be performed under this Transaction after the Assignment Date, with the same force and effect as If Assignee had been a party to this Transaction originally; it being understood and agreed that, with respect to the Securities Administrator as Assignee, the Securities Administrator is an assignee solely by reason of Its capacity as securities administrator (and not in its Individual capacity) and the Securities Administrator in Its individual capacity shaft have no obligation or liability for payment of any indebtedness or expenses and shall not be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken hereunder.

(c) Constant Party consents to the sale, assignment and transfer by Assignor and the assumption by Assignee referred to above. Constant Party releases and discharges Assignor from, and agrees not to make any claim against Assignor with respect to, any obligations of Assignor arising and to be performed under and in respect of this Transaction after the Assignment Date. Constant Party agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of this Transaction prior to or on the Assignment Date.

(d) Assignor hereby represents and warrants to, and covenants and agrees with, Assignee and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assign and delegate to Assignee its rights and obligations under this Transaction as provided herein and has taken all necessary action to authorize such assignment and delegation; and (iii) such assignment and delegation is its legal, valid, and binding obligation enforceable against Assignor in accordance with the terms hereof.

(e) Assignee hereby represents and warrants to, and covenants and agrees with, Assignor and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assume the rights and obligations of Assignor under this Transaction as provided herein and perform its obligations under this Transaction and has taken all necessary action to authorize such assumption and performance; and (iii) such assumption and this Transaction is its legal, valid, and binding obligation enforceable against Assignee in accordance with the terms hereof.

(f) Any additional assignments of this Transaction to a party other than an Assignee shall require the consent of GSCM or GSMMDP, such consent not to be unreasonably withheld. Notwithstanding any provision to the contrary, no additional assignments of this Transaction to a party other than an Assignee shall be made, and GSCM or GSMMDP shall not consent to such additional assignments of this Transaction until written confirmation of consent is received from each rating agency then providing a rating for the Certificates that such assignment will not result in a withdrawal or downgrade of the rating of the Certificates. Furthermore, no amendment of this Confirmation by an Assignee or other permitted assign shall be made, and GSCM or GSMMDP shall not consent to such amendment of this Confirmation, until written confirmation that such amendment will not result in a withdrawal or downgrade of the rating of the Certificates is received from the Rating Agencies that are rating the Certificates at the time of such proposed amendment.

(B) Limited Recourse; Non-Petition Provision:

To the extent GSAMP or the Securities Administrator is a counterparty to GSMMDP under the terms of this Transaction, the obligations of GSAMP hereunder shall be limited recourse obligations and GSMMDP agrees that it will not, prior to the date that is one year and one day after the payment in full of all the Certificates, acquiesce, petition or otherwise invoke or cause such permitted assigns to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against such permitted assigns under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such permitted assigns or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such permitted assigns or making an assignment for the benefit of creditors. Nothing contained herein shall prohibit GSMMDP from submitting a claim or proof of claim, in any proceeding or process instituted by or against such permitted assigns.

5.         The parties hereby agree (a) to check this Confirmation (Reference
No: NUUS6084K0 (920000000) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between GSCM, GSMMDP and Counterparty with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

                                       Very truly yours,

                                       GOLDMAN SACHS CAPITAL MARKETS, L.P.


                                       By: Goldman Sachs Capital Markets, L.L.C.
                                           General Partner


                                       By: /s/ James Gavin
                                           ----------------------------------
                                           Name:  James Gavin
                                           Title: Vice President


Agreed and Accepted By:
GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.


By:   GSMMDPGP, Inc.,
      General Partner


By:  /s/ Richard Hempsell
     -------------------------------------
     Name:  Richard Hempsell
     Title: Vice President


Agreed and Accepted By:
Goldman Sachs Mortgage Company, L.P.


By:  /s/ Michelle Gill
     -------------------------------------
     Name: Michelle Gill
     Title: Vice President


Agreed and Accepted By:
Wells Fargo Bank, National Association, not in its individual capacity but solely as Securities Administrator, on behalf of GSAMB Trust 2006-HE5

By:  /s/ Patricial M.F. Russo
     -------------------------------------
     Name:  Patricial M.F. Russo
     Title: Vice President

                                     Annex I

                                    Schedule

For the Calculation Period                           The applicable USD Notional
   from and including:*         to be excluding:*         Amount shall be:
--------------------------      -----------------    ---------------------------

      August 25, 2006           September 25, 2006        1,004,646,180.00
    September 25, 2006           October 25, 2006           901,607,471.00
     October 25, 2006           November 27, 2006           975,514,934.00
     November 27, 2006          December 26, 2006           956,392,292.00
     December 26, 2006           January 25, 2007           934,289,546.00
     January 25, 2007           February 26, 2007           909,283,091.00
     February 26, 2007            March 26, 2007            881,477,390.00
      March 26, 2007              April 25, 2007            851,003,958.00
      April 25, 2007               May 25, 2007             818,025,530.00
       May 25, 2007               June 25, 2007             782,734,040.00
       June 25, 2007              July 25, 2007             745,398,713.00
       July 25, 2007             August 27, 2007            709,314,796.00
      August 27, 2007           September 25, 2007          674,918,579.00
    September 25, 2007           October 25, 2007           642,130,461.00
     October 25, 2007           November 26, 2007           610,874,620.00
     November 26, 2007          December 26, 2007           581,078,835.00
     December 26, 2007           January 25, 2008           552,674,413.00
     January 25, 2008           February 25, 2008           525,595,725.00
     February 25, 2008            March 25, 2008            499,773,915.00
      March 25, 2008              April 25, 2008            475,157,384.00
      April 25, 2008               May 27, 2008             451,636,290.00
       May 27, 2008               June 25, 2008             429,207,205.00
       June 25, 2008              July 25, 2008             407,259,240.00
       July 25, 2008             August 25, 2008            351,346,174.00
      August 25, 2008           September 25, 2008          298,882,966.00
    September 25, 2008           October 27, 2008           255,330,119.00
     October 27, 2008           November 25, 2008           236,790,758.00
     November 25, 2008          December 26, 2008           234,677,041.00
     December 26, 2008           January 26, 2009           227,273,696.00
     January 26, 2009           February 25, 2009           215,474,664.00
     February 25, 2009            March 25, 2009            204,315,878.00
      March 25, 2009              April 27, 2009            193,761,230.00
      April 27, 2009               May 26, 2009             183,776,854.00
       May 26, 2009               June 25, 2009             174,330,834.00
       June 25, 2009              July 27, 2009             165,393,165.00
       July 27, 2009             August 25, 2009            156,935,767.00
      August 25, 2009           September 25, 2009          148,932,369.00
    September 25, 2009           October 26, 2009           141,356,792.00
     October 26, 2009           November 25, 2009           134,185,283.00
     November 25, 2009          December 28, 2009           127,395,448.00
     December 28, 2010           January 25, 2010           120,966,189.00
     January 25, 2010           February 25, 2010           114,877,604.00
     February 25, 2010            March 25, 2010            109,111,000.00
      March 25, 2010              April 26, 2010            103,648,517.00
      April 26, 2010               May 25, 2010              98,473,445.00
       May 25, 2010               June 25, 2010              93,570,024.00
       June 25, 2010              July 26, 2010              88,923,388.00
       July 26, 2010             August 25, 2010             84,519,502.00
      August 25, 2010           September 27, 2010           80,345,129.00
    September 27, 2010           October 25, 2010            76,387,777.00
     October 25, 2010           November 26, 2010            72,493,225.00
     November 26, 2010          December 27, 2010            68,687,862.00
     December 27, 2010           January 25, 2011            65,078,867.00
     January 25, 2011           February 25, 2011            61,655,638.00
     February 25, 2011            March 25, 2011             58,408,164.00
      March 25, 2011              April 25, 2011             55,326,995.00
      April 25, 2011               May 25, 2011              52,403,195.00
       May 25, 2011               June 27, 2011              49,628,347.00
       June 27,2011               July 25, 2011              46,994,138.00
       July 25,2011              August 25, 2011             44,492,373.00


**Subject to adjustment in accordance with the Modified Following Business Day Convention

                                                              Goldman Sachs Logo


                                     CONFIRMATION

DATE:          August 9, 2006

TO:            Goldman Sachs Mortgage Company, L.P. (Account No.: 760-02312)
               Attention: Carlos Arango

TO:            Goldman Sachs Mitsui Marine Derivative Products, L.P.
               Telephone No.: 212-357-7836
               Facsimile No.: 212-902-5692

FROM:          Goldman Sachs Capital Markets, L.P.
               Telephone No.: 212-357-7836
               Facsimile No.: 212-902-5692

SUBJECT:       Cap Transaction

REF NO:        NUUC608180 (290000000)  (006 831 671)

--------------------------------------------------------------------------------

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the "Transaction") between Goldman Sachs Capital Markets, L.P. ("GSCM"), guaranteed by The Goldman Sachs Group, Inc. ("Goldman Group") and Goldman Sachs Mortgage Company, L.P. ("Counterparty"). This communication constitutes a "Confirmation" as referred to in paragraph 2 below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation.

2. This Confirmation evidences a complete and binding agreement between GSCM and Counterparty as to the terms of the Transaction to which this Confirmation relates, and this confirmation evidences a Transaction for the benefit of the GSAMP Trust 2006-HE5 ("GSAMP"). This Transaction shall constitute a "Transaction" within the scope of, and this Confirmation shall supplement, form a part of, and be subject to, an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the "ISDA Form") as if the parties had executed an agreement in such form effective as of the Trade Date but without any Schedule except for (i) the election of Loss and Second Method, (ii) New York law (without any regard to the conflicts of law principles) as the governing law, (iii) US Dollars as the Termination Currency, (iv) the election that subparagraph (ii) of Section 2(c) will apply to Transactions, (v) only
Section 5(a)(i) Failure to Pay and Section 5(a)(vii) Bankruptcy will be applicable to the parties; provided however, with respect to GSAMP only, Section 5(a)(vii)(2) is hereby amended as follows: "(2) becomes insolvent or is unable to pay its debts (other than payments due to holders of its subordinate certificates) or fails or admits in writing its inability generally to pay its debts (other than payments to holders of its subordinate certificates) as they become due" (all other Events of Default will not apply to either party), (vi)
Section 5(a)(i) is modified by replacing the word "third" in the last line of
Section 5(a)(i) with the word "first", (vii) only 5(b)(i) illegality, 5(b)(ii) Tax Event and 5(b)(iii) Tax Event Upon Merger will be applicable to the parties (all other Termination Events will not apply to either party), (viii) the Limited Recourse; Non-Petition Provision (as described below in Section 4B) shall apply and (ix) Set-off under Section 6(e) will not apply. In the event of any inconsistency between the Definitions, the ISDA Form and this Confirmation, this Confirmation will govern. Notwithstanding the foregoing, it is understood and agreed that upon the assignment of this Transaction to GSMMDP and GSAMP pursuant to the terms of paragraph 4A hereof, this Transaction shall be governed by the ISDA Master Agreement between such parties dated as of August 26, 2006.

3. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                            USD  33,886,217  (subject to  adjustment in
                                            accordance with the  Amortization  Schedule
                                            set forth in Annex I))

Trade Date:                                 August 9, 2006

Effective Date:                             August 25, 2006

Termination Date:                           August 25, 2011,  subject to  adjustment in
                                            accordance  with  the  Modified   Following
                                            Business Day Convention

Floating Amounts:

Floating Rate Payer (Cap Seller):           GSCM

Cap Rate:                                   6.50%

Floating Rate Payer Payment Dates:          Monthly,  on  the  day  which  is  one  (1)
                                            Business  Day prior to each  Floating  Rate
                                            Period End Date

Floating Rate Option:                       USD-LIBOR-BBA

Floating Rate Designated Maturity:          1 Month

Floating Rate Reset Dates:                  The first day of each Calculation Period

Floating Rate Day Count Fraction:           Actual/360

Floating Rate Period End Dates:             Monthly,   on  the  25th  of  each   month,
                                            commencing   on  September   25,  2006  and
                                            ending on the Termination Date,  subject to
                                            adjustment in accordance  with the Modified
                                            Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer (Cap Buyer):               Counterparty

Fixed Rate Payer Payment Date:              August 10, 2006,  subject to  adjustment in
                                            accordance  with  the  Modified   Following
                                            Business Day Convention

Fixed Amount:                               USD 825,000

Business Days:                              New York and Los Angeles

Calculation Agent:                          GSCM

Governing Law:                              New York law

4. Additional Provisions:

A. Assignment Provisions:

It is acknowledged and agreed by the parties that this Transaction shall be subject to assignment first by Counterparty to GS Mortgage Securities Corp., then, simultaneously, (i) to GSCM to Goldman Sachs Mitsui Marine Derivative Products, L.P. ("GSMMDP") and (ii) by GS Mortgage Securities Corp. to GSAMP, and by GSAMP, through a collateral assignment to Wells Fargo Bank, National Association (the "Securities Administrator"), as securities administrator on behalf of the holders of the Mortgage Pass-Through Certificates, Series 2006-HE5, (CUSIP Number: 362437 AA 3, 362437 AB 1, 362437 AC 9, 362437 AD 7,
362437 AE 5, 362437 AF2, 362437 AG 0, 362437 AH 8, 362437 AJ 4, 362437 AK 1,
362437 AL 9, 362437 AM 7, 362437 AN 5, 362437 AP 0, 362437 AQ 8, 362437Ar and
362437 AS 4; the "Certificates") (each such assignee is referred to herein as an "Assignee" and each such assignor is referred to herein as an "Assignor"). These assignments shall occur on the day the Assignor and Assignee agree to such assignment and provide written or oral notification of the effective date of assignment to the relevant constant party, or, in the case of a simultaneous double assignment, the other assignor and/or assignee, as appropriate (the "Constant Party") (each such day hereinafter referred to as an "Assignment Date"). Furthermore, with respect to each assignment of the Transaction to an Assignee, the Assignee shall accept assignment of the Transaction subject to all terms of this Confirmation and all references to the term "Counterparty" herein shall be deemed referencee to each subsequent assignee of Counterparty and all references to the term "GSCM" herein shall be deemed referencee to each subsequent assignee of "GSCM". On each Assignee Date, Constant Party, the relevant Assignor and the relevant Assignee, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration received, agree as follows:

(a) Assignor sells, assigns, transfers, and sets over to Assignee, its successors and permitted assigns, all of its right, title, and interest in, to, under, and in respect of, the Transaction. Assignor releases and discharges Constant Party from, and agrees not to make any claim against Constant Party with respect to, any obligations of Constant Party arising and to be performed under and in respect of the Transaction after the Assignment Date. Assignor agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(b) Assignee accepts such sale, assignment and transfer and assumes and agrees to perform each and every obligation of Assignor arising and to be performed under the Transaction after the Assignment Date, with the same force and effect as if Assignee had been a party to the Transaction originally; it being understood and agreed that, with respect to the Securities Administrator as Assignee, the Securities Administrator is an assignee solely by reason if its capacity as securities administrator (and not in its individual capacity) and the Securities Administrator in its individual capacity shall have no obligation or liability for payment of any indebtedness or expenses and shall not be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken hereunder.

(c) Constant Party consents to the sale, assignment and transfer by Assignor and the assumption by Assignee referred to above. Constant Party releases and discharges Assignor from, and agrees not to make any claim against Assignor with respect to, any obligations of Assignor arising and to be performed under and in respect of the Transaction after the Assignment Date. Constant Party agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(d) Assignor hereby represents and warrants to, and covenants and agrees with, Assignor and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assign and delegate to Assignee its rights and obligations under the Transaction as provided herein and has taken all necessary action to authorize such assignment and delegation; and (iii) such assignment and delegation is its legal, valid, and binding obligation enforceable against Assignor in accordance with the terms hereof.

(e) Assignee hereby represents and warrants to, and covenants and agrees with, Assignor and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assume the rights and obligations of Assignor under the Transaction as provided herein and perform its obligations under the Transaction and has taken all necessary action to authorize such assumption and performance; and (iii) such assumption and the Transaction is its legal, valid, and binding obligation enforceable against Assignee in accordance with the terms hereof.

(f) Any additional assignments of this Transaction to a party other than an Assignee shall require the consent of GSCM or GSMMDP, as the case may be, such consent not to be unreasonably withheld. Notwithstanding any provision to the contrary, no additional assignments of this Transaction to a party other than an Assignee shall be made, and GSCM or GSMMDP, as the case may be, shall not consent to such additional assignments of this Transaction until written confirmation is received from the rating agencies that have rated the Certificates that such assignment will not result in a withdrawal or downgrade of the ratings of the Certificate. Furthermore, no amendment of this Confirmation by an Assignee or other permitted assign shall be made, and GSCM or GSMMDP, as the case may be, shall not consent to such amendment of this Confirmation, until written confirmation from the rating agencies that have rated the Certificates that such amendment will not result in a withdrawal or downgrade of the ratings of the Certificates is received.

B. Limited Recourse; Non-Petition Provision:

To the extent GSAMP or the Securities Administrator is a counterparty to GSMMDP under the terms of this Transaction, the obligations of GSAMP hereunder shall be limited recourse obligations and GSMMDP agrees that it will not, prior to the date that is one year and one day after the payment in full of all the Certificates, acquiesce, petition or otherwise invoke or cause such permitted assigns to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against such permitted assigns under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such permitted assigns or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such permitted assigns or making an assignment for the benefit of creditors. Nothing contained herein shall prohibit GSMMDP from submitting a claim or proof of claim, in any proceeding or process instituted by or against such permitted assigns.

5. The parties hereby agree (a) to check this Confirmation (Reference No.:
NUUC608180 (900000000)) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between GSCM, GSMMDP and Counterparty, with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

                                   Very truly yours,

                                   GOLDMAN SACHS CAPITAL MARKETS, L.P.

                                   By:    Goldman Sachs Capital Markets, L.L.C.
                                          General Partner

                                   By: /s/ Steve Schultz
                                       --------------------------------
                                          Name: Steve Schultz
                                          Title: Vice President

Agreed and Accepted By:
GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.

By:     GSMMDPGP, Inc.
        General Partner

By:     /s/ James Gavin
        --------------------------------
        Name: James Gavin
        Title: Vice President

Agreed and Accepted By:
Goldman Sachs Mortgage Company, L.P.

By:     /s/ Gary O. Finck
        --------------------------------
        Name: Gary O. Finck
        Title: Vice President

                                                            [Goldman Sachs Logo]


                                     Annex I

                                    Schedule

 For the Calculation Periods                         The applicable USD Notional
     from and including**        to but excluding**        Amount shall be
 ---------------------------     ------------------  ---------------------------
       August 25, 2006           September 25, 2006                 0
      September 25, 2006          October 25, 2006                  0
       October 25, 2006          November 25, 2006                  0
      November 25, 2006          December 25, 2006                  0
      December 25, 2006           January 25, 2007                  0
       January 25, 2007          February 25, 2007                  0
      February 25, 2007            March 25, 2007               33,886,217
        March 25, 2007             April 25, 2007               42,260,358
        April 25, 2007              May 25, 2007                51,258,581
         May 25, 2007              June 25, 2007                60,791,711
        June 25, 2007              July 25, 2007                70,741,185
        July 25, 2007             August 25, 2007               79,980,635
       August 25, 2007           September 25, 2007             88,385,363
      September 25, 2007          October 25, 2007              96,007,712
       October 25, 2007          November 25, 2007             102,897,119
      November 25, 2007          December 25, 2007             109,100,270
      December 25, 2007           January 25, 2008             114,661,283
       January 25, 2008          February 25, 2008             119,621,686
      February 25, 2008            March 25, 2008              124,023,706
        March 25, 2008             April 25, 2008              127,900,452
        April 25, 2008              May 25, 2008               131,310,578
         May 25, 2008              June 25, 2008               134,262,101
        June 25, 2008              July 25, 2008               137,030,756
        July 25, 2008             August 25, 2008              154,641,782
       August 25, 2008           September 25, 2008            168,693,481
      September 25, 2008          October 25, 2008             177,148,909
       October 25, 2008          November 25, 2008             176,585,342
      November 25, 2008          December 25, 2008             162,565,736
      December 25, 2008           January 25, 2009             154,434,055
       January 25, 2009          February 25, 2009             151,279,598
      February 25, 2009            March 25, 2009              148,038,599
        March 25, 2009             April 25, 2009              144,725,894
        April 25, 2009              May 25, 2009               141,355,215
         May 25, 2009              June 25, 2009               137,939,125
        June 25, 2009              July 25, 2009               134,489,215
        July 25, 2009             August 25, 2009              131,016,350
       August 25, 2009           September 25, 2009            127,530,753
      September 25, 2009          October 25, 2009             135,106,330
       October 25, 2009          November 25, 2009             135,547,594
      November 25, 2009          December 25, 2009             132,736,134
      December 25, 2009           January 25, 2010             129,916,215
       January 25, 2010          February 25, 2010             127,094,553
      February 25, 2010            March 25, 2010              124,277,355
        March 25, 2010             April 25, 2010              121,489,888
        April 25, 2010              May 25, 2010               118,677,100
         May 25, 2010              June 25, 2010               115,903,437
        June 25, 2010              July 25, 2010               113,152,896
        July 25, 2010             August 25, 2010              110,429,030
       August 25, 2010           September 25, 2010            107,735,006
      September 25, 2010          October 25, 2010             105,073,638
       October 25, 2010          November 25, 2010             102,589,825
      November 25, 2010          December 25, 2010             100,248,217
      December 25, 2010           January 25, 2011              97,933,016
       January 25, 2011          February 25, 2011              95,646,532
      February 25, 2011            March 25, 2011               93,390,798
        March 25, 2011             April 25, 2011               91,167,589
        April 25, 2011              May 25, 2011                88,978,411
         May 25, 2011              June 25, 2011                85,824,609
        June 25, 2011              July 25, 2011                84,706,930
        July 25, 2011             August 25, 2011               82,624,592

** subject to adjustment in accordance with the Modified Following Business Day Convention

                                    EXHIBIT Y

                                AAMES AGREEMENTS

               ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

            THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated August 25, 2006 ("Agreement"), is among Goldman Sachs Mortgage Company ("Assignor"), GS Mortgage Securities Corp. ("Assignee"), and Aames Capital Corporation (the "Company").

            For and in consideration of good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment, Assumption and Conveyance

            1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, as purchaser, in, to and under (a) those certain mortgage loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans"), (b) solely insofar as it relates to the Mortgage Loans, that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2006 (the "Purchase Agreement"), between the Assignor, as purchaser (in such capacity, the "Purchaser"), and the Company, as seller. The Assignor hereby agrees that it will (i) deliver possession of the notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Pooling Agreement (as defined below).

            The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection 14.01 of the Purchase Agreement.

            The Assignee hereby assumes all of the Assignor's obligations from and after the date hereof under the Mortgage Loans and the Purchase Agreement solely insofar as such obligations relate to the Mortgage Loans. The Assignee does not assume hereby such obligations of Assignor prior to the date hereof.

Recognition of the Company

            2. From and after the date hereof (the "Securitization Closing Date"), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to LaSalle Bank National Association, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement (as defined below), the "Trustee"), of the GSAMP Trust 2006-HE5 (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2006 (the "Pooling Agreement"), among the Assignee, the Trustee, Litton Loan Servicing LP, as a servicer of certain Mortgage Loans ("Litton"), Select Portfolio Servicing, Inc., as a servicer of certain Mortgage Loans ("SPS"), Avelo Mortgage, L.L.C., as a servicer of certain Mortgage Loans (together with Litton and SPS, including their successors in interest and any successor servicers of the Mortgage Loans under the Pooling Agreement, the "Servicers"), Deutsche Bank National Trust Company, as a custodian ("Deutsche Bank"), J.P. Morgan Trust Company, National Association, as a custodian ("J.P. Morgan"), U.S. Bank National Association, as a custodian (together with Deutsche Bank and J.P. Morgan, including their successors in interest and any successor custodians of the Mortgage Loans under the Pooling Agreement, the "Custodians") and Wells Fargo Bank, N.A., as master servicer (including its successors in interest and any successor master servicer of the Mortgage Loans under the Pooling Agreement, the "Master Servicer") and as securities administrator (including its successors in interest and any successor securities administrator of the Mortgage Loans under the Pooling Agreement, the "Securities Administrator"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans and the Servicers will be the servicers of the Mortgage Loans on or after the Transfer Date pursuant to the terms set forth in the Pooling Agreement, (ii) the Company shall look solely to the Trust (including the Trustee, the Securities Administrator, the Master Servicer and the Servicers acting on the Trust's behalf) for performance of any obligations of the Assignor under the Mortgage Loans and the Purchase Agreement (solely insofar as they relate to the Mortgage Loans), (iii) the Trust (including the Trustee, the Securities Administrator, the Master Servicer and the Servicers acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Subsection 9.03 of the Purchase Agreement, (iv) all references to the Purchaser or the Custodian under the Purchase Agreement as they relate to the Mortgage Loans shall be deemed to refer to the Trust (including the Trustee, the Securities Administrator, the Master Servicer and the Servicers acting on the Trust's behalf) and (v) the Mortgage Loans will be part of a REMIC, and the Company shall service the Mortgage Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) prior to the applicable Transfer Date in accordance with the Flow Interim Servicing Agreement, dated as of April 1, 2006 (the "Servicing Agreement"), by and between the Assignor and Aames Funding Corporation ("AFC") but in no event in a manner that would (A) cause the REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, and the tax on "net income from foreclosure property" as set forth in Section 860G(c) of the
Code). Neither the Company or AFC, on the one hand, nor the Assignor, on the other, shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase Agreement or the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans, the Company's performance under the Purchase Agreement or AFC's Performance under the Servicing Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

            3. The Company warrants and represents to and covenants with, the Assignor, the Assignee and the Trust as of the date hereof that:

              (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

              (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement and the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

              (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by it of the transaction contemplated hereby;

              (d) Except as set forth on Exhibit B hereto, there is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement, the Purchase Agreement or the Servicing Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent;

              (e) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan; and

              (f) In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan.

            4. Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that (x) the representations and warranties set forth in Subsections 9.01 and 9.02 of the Purchase Agreement other than those set forth in clauses (b), (c), (d), (f), (h), (n), (q), (hh), (ll), (mm), (qq), (rr),
(tt), (fff), (nnn), (ppp)(iii) and (ppp)(v) of Subsection 9.02 of the Purchase Agreement are true and correct on the date hereof as if such representations and warranties were made on the date hereof and (y) the representations and warranties set forth in clauses (b), (c), (d), (f), (h), (n), (q), (hh), (ll),
(mm), (qq), (rr), (tt), (fff), (nnn), (ppp)(iii) and (ppp)(v) of Subsection 9.02 of the Purchase Agreement are true and correct as of June 28, 2006 or July 14, 2006, as applicable.

Remedies for Breach of Representations and Warranties of the Company

            5. (a) The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Securities Administrator, the Master Servicer and the Servicers acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein, including its obligation to repurchase any Mortgage Loan in breach of the representations in clauses (g), (uu), (ww), (xx), (yy), (iii),
(jjj), (lll), (mmm) and (ppp) of Subsection 9.02 of the Purchase Agreement within not more than 60 days of such discovery or receipt of notice of such breach).

                  (b) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, solely for the purposes of this Agreement the second sentence of the second full paragraph of Subsection 9.03 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following sentence:

            "Notwithstanding the above sentence, (i) within sixty (60) days of the earlier of either discovery by, or notice to, the Seller of any breach of the representation and warranty set forth in clause (aaa) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and
(ii) any breach of a representation and warranty set forth in clause (g), (uu),
(ww), (xx), (yy), (iii), (jjj), (lll), (mmm) or (ppp) of Subsection 9.02 shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein."

                  (c) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, and solely with respect to the GSAMP 2006-HE5 transaction, the fourth sentence of the second full paragraph of Subsection 9.03 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following sentence:

         "However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representations and warranties set forth in clauses (aaa), (g), (uu), (ww), (xx), (yy), (iii), (jjj), (lll), (mmm) and (ppp) of Subsection 9.02) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller shall, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date."

                  (d) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, and solely with respect to the GSAMP 2006-HE5 transaction, the last sentence in the fourth full paragraph of Subsection 9.03 of the Purchase Agreement is deleted in its entirety and replaced with the following:

            "Accordingly, on the date of such substitution, the Seller will remit to the Purchaser from its own funds an amount equal to the amount of such shortfall plus one month's interest thereon at the Mortgage Interest Rate on the Deleted Mortgage Loan."

                  (e) In the event a Mortgage Loan is required to be repurchased pursuant to Paragraph S of the Purchase Price and Terms Agreement, dated as of June 8, 2006, between the Company and the Assignor (the "PPTA"), the Company shall pay to the Trust the Repurchase Price (as defined in the Purchase Agreement), and the Company shall pay to the Assignor the amount by which the repurchase price set forth in Section U of the PPTA exceeds such Repurchase Price.

            6. The Company, the Assignor and the Assignee hereby acknowledge and agree that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Master Servicer, the Securities Administrator and the Servicers acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

            7. In the event a Mortgage Loan is required to be repurchased pursuant to Subsection 9.03 of the Purchase Agreement, the Company shall pay to the Trust the Repurchase Price (as defined in the Purchase Agreement), and the Company shall pay to the Assignor the amount by which the repurchase price set forth in Section U of the PPTA exceeds such Repurchase Price.

            8. The Company shall indemnify and hold harmless the Assignee, the Servicers, the Master Servicer, the Securities Administrator and the Trustee and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Company's obligations under this Section 8, or the Company's negligence, bad faith, willful misconduct or material misstatements or omissions in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then the Company agrees that it shall contribute to the amount paid or payable by the Assignee, the Servicers, the Master Servicer, the Securities Administrator and/or the Trustee (and their respective officers, directors and affiliates) as a result of the losses, claims, damage or liabilities of the Assignee, the Servicers, the Master Servicer, the Securities Administrator and/or the Trustee in such proportion as is appropriate to reflect the relative fault of the Assignee, the Servicers, the Master Servicer, the Securities Administrator or the Trustee, as the case may be, on the one hand, and the Company on the other in connection with a breach of the Company's obligation under this Section 8 or the Company's negligence, bad faith, willful misconduct or material misstatements or omissions in connection therewith.

Representations and Warranties of the Assignor

            9. The Assignor warrants and represents to the Assignee and the Trust as of the date hereof that, with respect to each Mortgage Loan:

              (a) The Assignor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

              (b) The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

              (c) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loans have been complied with, including, but not limited to, all applicable anti-predatory and abusive lending laws; and

              (d) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

     For the purposes of this Section 9(d) the following definitions shall apply:

              Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

              Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

              Standard & Poor's Glossary: Version 5.7(d) of the Standard & Poor's LEVELS(R) Glossary, or such version as may be in effect from time to time.

              High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Remedies for Breach of Representations and Warranties of the Assignor

            10. The Assignor hereby acknowledges and agrees that in the event of any breach of the representations and warranties made by the Assignor set forth in Section 9 hereof that materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee or the Trust therein within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty, it shall cure, purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price set forth in the Pooling Agreement.

Enforcement of Representations and Warranties of the Company

            11. The Assignor hereby agrees to use its best efforts to enforce the remedies for a breach of the representations and warranties of the Company set forth in Section 5 herein.

            12. Any notice hereunder to the Company or the Assignor hereunder shall be given in accordance with the Purchase Agreement. Any notice hereunder to the Assignee or any other party in interest in the GSAMP 2006-HE5 transaction other than the Company shall be given to the Assignor in accordance with the Purchase Agreement.

Miscellaneous

            13. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

            14. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

            15. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee, the Securities Administrator, the Master Servicer, and the Servicer acting on the Trust's behalf). Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

            16. Each of this Agreement, the Purchase Agreement and the Servicing Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement and the Servicing Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by the Assignee to the Trust and, except as expressly set forth herein, nothing contained herein shall supersede or amend the terms of the Purchase Agreement and the Servicing Agreement.

            17. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            18. In the event that any provision of this Agreement conflicts with any provision of any of the Purchase Agreement or the Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            19. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement or the Servicing Agreement, as applicable.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                       GS MORTGAGE SECURITIES CORP.

                                       By: /s/ Michelle Gill
                                          --------------------------------------
                                          Name: Michelle Gill
                                          Title: Vice President

                                       GOLDMAN SACHS MORTGAGE COMPANY,
                                       a New York limited partnership

                                       By: GOLDMAN SACHS REAL ESTATE FUNDING
                                           CORP., a New York corporation, as
                                           general partner

                                       By: /s/ Kevin Gasvoda
                                          --------------------------------------
                                          Name: Kevin Gasvoda
                                          Title: Managing Director

                                       AAMES CAPITAL CORPORATION

                                       By: /s/ John P. Kim
                                          --------------------------------------
                                          Name: John P. Kim
                                          Title: EVP

        EXHIBIT A TO ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                             Mortgage Loan Schedule

          EXHIBIT B TO ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

                               Material Litigation

      In July 2005, Aames Investment Corporation was served with a putative class action complaint entitled Webb v. Aames Investment Corporation, et. al. brought in the United States District Court, Central District of California. In December 2005, Aames Investment Corporation was served with a putative class action complaint entitled Cooper v. Aames Investment Corporation, et. al. brought in the United States District Court, Eastern District of Wisconsin. These complaints allege violations of the Fair Credit Reporting Act (the "FCRA") in connection with prescreened offers of credit, which Aames Investment Corporation made to plaintiffs. Webb also alleges that Aames Investment Corporation's direct mail pieces failed to comply with the requirements of the FCRA that the required notice be clear and conspicuous. The plaintiffs seek to recover on behalf of themselves and others similarly situated compensatory and punitive damages and attorneys' fees. Aames Investment filed a motion to dismiss the clear and conspicuous claims in connection with Webb, which was ultimately denied by the Court on May 30, 2006, leaving this claim as to all direct mail sent prior to December 2004. Aames Investment Corporation also filed a motion to transfer Cooper to the Central District of California where Webb is pending, which was granted in March 2006, and the case was ultimately transferred on April 13, 2006. There have been no rulings on the merits of the plaintiffs' claims or the claims of the putative class in either matter and no class has been certified. Aames Investment Corporation intends to vigorously defend these matters but if a class is certified and prevails on the merits, the potential liability could have a material adverse affect on the business of Aames Investment Corporation, Aames Financial Corporation and Aames Capital Corporation. The outcome of these cases and the amount of liability, if any, cannot be determined at this time.

      On April 27, 2004, Aames Financial Corporation, a wholly-owned subsidiary of Aames Investment Corporation, and the parent of Aames Capital Corporation and Aames Funding Corporation, received a Civil Investigative Demand ("CID") from the Federal Trade Commission (the "FTC") that, although not alleging any wrongdoing, sought documents and data relating to Aames Financial Corporation's business and lending practices. The CID was issued pursuant to an April 8, 2004 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders and loan brokers to determine whether there have been violations of certain consumer protection laws. Aames Financial Corporation has cooperated and intends to continue to cooperate fully with the FTC in this investigation. Because the investigation is at an early stage, Aames Investment Corporation cannot predict the outcome of the investigation and its effect, if any, on Aames Investment Corporation, Aames Financial Corporation or Aames Capital Corporation.

      On September 7, 2004, Aames Financial Corporation received a Civil Investigative Demand and Notice to Proceed from the Office of the Attorney General of Iowa that, although not alleging any wrongdoing, sought documents and data relating to Aames Financial Corporation's business and lending practices in Iowa. Aames Financial Corporation has cooperated and intends to continue to cooperate fully with the Office of the Attorney General of Iowa in this investigation. Because the investigation is at an early stage, Aames Investment Corporation cannot predict the outcome of the investigation and its effect, if any on Aames Financial Corporation's business in Iowa or on Aames Investment Corporation or Aames Capital Corporation. None of the Mortgage Loans are secured by mortgaged properties located in Iowa.

      In the ordinary course of their business, Aames Investment Corporation and its subsidiaries are subject to various claims made against them arising from, among other things, their loan origination and collection efforts, trade practices and alleged violations of the various federal and state laws and regulations applicable to their business, such as consumer protection laws and employment laws. Aames Investment Corporation believes that the resolution of any of these pending incidental claims is not likely to have a material adverse effect on its consolidated financial position and results of operations.

================================================================================

              FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

                         GOLDMAN SACHS MORTGAGE COMPANY

                                    Purchaser

                           AAMES CAPITAL CORPORATION,

                                     Seller

                            Dated as of April 1, 2006

                                  Conventional,
          Fixed and Adjustable Subprime Rate Residential Mortgage Loans

================================================================================

                                TABLE OF CONTENTS

SECTION 1.        DEFINITIONS...................................................

SECTION 2.        AGREEMENT TO PURCHASE.........................................

SECTION 3.        MORTGAGE SCHEDULES............................................

SECTION 4.        PURCHASE PRICE................................................

SECTION 5.        EXAMINATION OF MORTGAGE FILES.................................

SECTION 6.        CONVEYANCE FROM SELLER TO PURCHASER...........................

   Subsection 6.01   Conveyance of Mortgage Loans...............................
   Subsection 6.02   Books and Records..........................................
   Subsection 6.03   Delivery of Mortgage Loan Documents........................
   Subsection 6.04   Quality Control Procedures.................................

SECTION 7.        SERVICING OF THE MORTGAGE LOANS...............................

SECTION 8.        TRANSFER OF SERVICING.........................................

SECTION 9.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER;
                  REMEDIES FOR BREACH...........................................

   Subsection 9.01   Representations and Warranties Regarding the Seller........
   Subsection 9.02   Representations and Warranties Regarding Individual
                     Mortgage Loans.............................................
   Subsection 9.03   Remedies for Breach of Representations and Warranties......
   Subsection 9.04   [Reserved.]................................................
   Subsection 9.05   Purchaser's Right to Review................................

SECTION 10.       CLOSING.......................................................

SECTION 11.       CLOSING DOCUMENTS.............................................

SECTION 12.       COSTS.........................................................

SECTION 13.       COOPERATION OF SELLER WITH A RECONSTITUTION...................

SECTION 14.       THE SELLER....................................................

   Subsection 14.01  Additional Indemnification by the Seller; Third Party
                     Claims.....................................................
   Subsection 14.02  Merger or Consolidation of the Seller......................

SECTION 15.       FINANCIAL STATEMENTS..........................................

SECTION 16.       [RESERVED.]...................................................

SECTION 17.       NOTICES.......................................................

SECTION 18.       SEVERABILITY CLAUSE...........................................

SECTION 19.       COUNTERPARTS..................................................

SECTION 20.       GOVERNING LAW.................................................

SECTION 21.       INTENTION OF THE PARTIES......................................

SECTION 22.       SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT......

SECTION 23.       WAIVERS.......................................................

SECTION 24.       EXHIBITS......................................................

SECTION 25.       GENERAL INTERPRETIVE PRINCIPLES...............................

SECTION 26.       REPRODUCTION OF DOCUMENTS.....................................

SECTION 27.       FURTHER AGREEMENTS............................................

SECTION 28.       RECORDATION OF ASSIGNMENTS OF MORTGAGE........................

SECTION 29.       NO SOLICITATION...............................................

SECTION 30.       WAIVER OF TRIAL BY JURY.......................................

SECTION 31.       SUBMISSION TO JURISDICTION; WAIVERS...........................

SECTION 32.       CONFIDENTIAL INFORMATION......................................

SECTION 33.       COMPLIANCE WITH REGULATION AB.................................

   Subsection 33.01  Intent of the Parties; Reasonableness......................
   Subsection 33.02  Additional Representations and Warranties of the Seller....
   Subsection 33.03  Information To Be Provided by the Seller...................
   Subsection 33.04  Indemnification............................................

                EXHIBITS

EXHIBIT A      CONTENTS OF EACH MORTGAGE FILE

EXHIBIT B      CONTENTS OF EACH CREDIT FILE

EXHIBIT C      FORM OF SELLER'S AND INTERIM OFFICER'S CERTIFICATE

EXHIBIT D      FORM OF OPINION OF COUNSEL

EXHIBIT E      FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT F      FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT G      FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT H      ORIGINATOR'S UNDERWRITING GUIDELINES

EXHIBIT I      ASSIGNMENT AND CONVEYANCE

EXHIBIT J      FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT J      FORM OF INDEMNIFICATION AGREEMENT

              FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

        This FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the "Agreement"), dated as of April 1, 2006, by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the "Purchaser") and AAMES CAPITAL CORPORATION, a California corporation, having an office at 350 South Grand Avenue, Los Angeles, California 90071(the "Seller").

                                     W I T N E S S E T H:

        WHEREAS, from time to time, the Seller desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Seller, certain conventional adjustable and fixed rate residential first and second lien mortgage loans (the "Mortgage Loans") on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans;

        WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule;

        WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance and control of the Mortgage Loans; and

        WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

        NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

        SECTION 1.      Definitions.

        For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

        Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent subprime mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and incorporating the Delinquency Collection Policies and Procedures.

        Actual Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage after application of payments of principal actually received at the related Cut-off Date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing principal payments.

        Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

        Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

        Agreement: This Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

        ALTA: The American Land Title Association, or any successor thereto.

        Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

        Assignment and Assumption Agreement: As defined in Section 22.

        Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

        Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in (a) the State of New York,
(b) the state in which the Seller's servicing operations are located or (c) or
(iii) the State in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

        Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule

        CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the lesser of the Appraised Value and the purchase price of the Mortgaged Property.

        Code: Internal Revenue Code of 1986, as amended.

        Commission: The United States Securities and Exchange Commission.

        Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

        Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

        Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

        Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the credit File pursuant to this Agreement.

        Custodial Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

        Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents constituting the Mortgage Files.

        Custodian: Deutsche Bank National Trust Company (or such other Custodian as specified in the related Purchase Price and Terms Agreement), or its successors in interest or permitted assigns, or any successor to the Custodian under the Custodial Agreement as therein provided or such other Custodian as Purchaser may designate from time to time.

        Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

        Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 9.02.

        Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

        Delinquency Collection Policies and Procedures: The delinquency collection policies and procedures of the Interim Servicer, a copy of which is attached to the Interim Servicing Agreement as Exhibit 7.

        Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

        Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

        Escrow Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

        Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

        Exchange Act: The Securities Exchange Act of 1934, as amended.

        Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

        Fannie Mae Transfer: As defined in Section 13 hereof.

        FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

        FHA Loan: A Mortgage Loan which is the subject of an FHA Mortgage Insurance contract.

        FHA Mortgage Insurance: Mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

        FHA Regulations: The regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

        FICO: Fair Isaac Corporation, or any successor thereto.

        Fitch: Fitch, Inc., or its successor in interest.

        Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

        Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

        Freddie Mac Transfer: As defined in Section 13 hereof.

        Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

        High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

        Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

        HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

        Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum as specified in the related Mortgage Loan Schedule.

        Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

        Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

        Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

        Interim Servicer: Aames Funding Corporation, a California corporation, and its successors in interest.

        Interim Servicing Agreement: That certain Flow Interim Servicing Agreement, dated as of the date hereof, by and between the Purchaser and the Interim Servicer.

        Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

        Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

        Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

        Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

        Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

        MERS: MERSCORP, Inc., its successors and assigns.

        MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Interim Servicer has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Interim Servicer has designated or will designate the Custodian as the Investor on the MERS(R) System.

        MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

        MERS Report: The report from the MERS(R) System listing MERS Designated Mortgage Loans and other information.

        MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

        Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

        Moody's: Moody's Investors Service, Inc., and any successor thereto.

        Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

        Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

        Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

        Mortgage Loan Documents: The documents in the Mortgage File.

        Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date.

        Mortgage Loan Schedule: The schedule of Mortgage Loans, with respect to each Mortgage Loan Package, attached as Exhibit A to the related Assignment and Conveyance, setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the LTV and CLTV, each at the origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a Monthly Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien, Second Lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance);
(23) a code indicating the documentation style (i.e. full, alternative or reduced); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Penalty;
(26) the Prepayment Penalty period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Penalty, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination;
(30) the date of origination; (31) the Mortgage Interest Rate adjustment period;
(32) the Mortgage Interest Rate adjustment percentage; (33) the Mortgage Interest Rate floor; (34) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (35) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan; (36) [reserved]; (37) [reserved]; (38) the one-year payment history; (39) the Due Date for the first Monthly Payment; (40) the original Monthly Payment due; (41) with respect to the related Mortgagor, the debt-to-income ratio; (42) the Appraised Value of the Mortgaged Property; and (43) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

        Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

        Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

        Mortgagor: The obligor on a Mortgage Note.

        Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Seller and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any master servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Seller or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

        Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

        Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

        Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

        Preliminary Mortgage Schedule: As defined in Section 3.

        Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

        Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

        Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans in a Mortgage Loan Package as calculated in Section 4 of this Agreement.

        Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

        Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

        Qualified Appraiser: An appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

        Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within one hundred eighty (180) days after origination; (iii) either
(x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

        Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one (1) year less than that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, Lifetime Rate Cap, Index and lien priority); and
(v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

        Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Purchaser.

        Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

        Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transaction pursuant to Section 13, including, but not limited to, a seller's warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transaction.

        Reconstitution Date: As defined in Section 13.

        Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

        REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

        REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

        Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty under this Agreement is found, a price equal to the outstanding principal balance of the Mortgage Loan to be repurchased as of the date of repurchase, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder plus any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

        RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

        Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

        Securities Act: The Securities Act of 1933, as amended.

        Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

        Seller: Aames Capital Corporation, its successors in interest and assigns.

        Seller Information: As defined in Subsection 33.04(a).

        Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, an amount per month as set forth in the Interim Servicing Agreement.

        Servicing File: With respect to each Mortgage Loan, the file retained by the Interim Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in as provided in Subsection 6.03 hereof.

        Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller or the Interim Servicer for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller or Interim Servicer thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller or Interim Servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

        Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

        Standard & Poor's: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

        Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

        Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, to the extent received, minus
(ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

        Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

        Successor Servicer: A servicer designated by the Purchaser pursuant to
Section 8 and Subsection 9.03 which is entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

        Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

        Transfer Date: With respect to each Mortgage Loan, (a) the date set forth in the related Purchase Price and Terms Agreement or (b) such other date as mutually agreed by the Seller and the Purchaser.

        Underwriting Guidelines: The underwriting guidelines of the Seller, a copy of which is attached hereto as Exhibit H as may be updated and incorporated into Exhibit H from time to time by providing such updates to the Purchaser.

        Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

        SECTION 2.        Agreement to Purchase.

        The Seller, on each related Closing Date, agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

        SECTION 3.        Mortgage Schedules.

        The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on the related Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a "Preliminary Mortgage Schedule").

        The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The related Mortgage Loan Schedule shall be the Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the related Closing Date deleted.

        SECTION 4.        Purchase Price.

        The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loans, after application of payments of principal actually received on or before the related Cut-off Date.

        In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the related Closing Date, accrued interest on the Stated Principal Balance of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the date interest was paid through on the Mortgage Loan through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

        The Purchaser shall be entitled to (1) all principal received after the related Cut-off Date, (2) all other recoveries of late charges, prepayment penalties, assumption fees or other charges collected after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate.

        SECTION 5.        Examination of Mortgage Files.

        At least five (5) Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan.

        At least five (5) Business Days prior to the related Closing Date, with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the Seller shall make the related Servicing Files and Credit Files available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser.

        Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided herein.

        In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan after the related Closing Date, the Seller shall, upon the request of the Purchaser, repurchase such Mortgage Loan at the price and in the manner specified in Subsection 9.03.

        SECTION 6.        Conveyance from Seller to Purchaser.

        Subsection 6.01   Conveyance of Mortgage Loans.

        The Seller, on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans in the related Mortgage Loan Package, and the Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan in the related Mortgage Loan Package.

        Subsection 6.02   Books and Records.

        Record title to each Mortgage as of the related Closing Date shall be in the name of MERS, the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

        The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

        The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of prudent subprime mortgage lenders making mortgage loans similar to the Mortgage Loans, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, as required by prudent subprime mortgage lenders making mortgage loans similar to the Mortgage Loans. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche so long as the Seller complies with the requirements of the prudent subprime mortgage lenders making mortgage loans similar to the Mortgage Loans.

        Subsection 6.03   Delivery of Mortgage Loan Documents.

        The Seller shall deliver and release to the Custodian no later than five
(5) Business Days prior to the related Closing Date the Mortgage Files with respect to each Mortgage Loan in the related Mortgage Loan Package.

        The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.

        The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety
(90) days of its submission for recordation.

        In the event any document listed on Exhibit A as constituting a part of the Mortgage Files and required to be delivered to the Custodian pursuant to this Subsection 6.03, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, on the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the related Closing Date and recorded subsequently by the Purchaser or its designee or documents submitted for recordation to the appropriate public recording office), and in the event that the Seller does not cure such failure within thirty (30) days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that (i) the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer's certificate and (ii) such document is delivered within twelve (12) months of the related Closing Date.

        The Seller shall pay all initial recording, registration or transfer fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Purchaser or the Purchaser's designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

        Subsection 6.04   Quality Control Procedures.

        The Seller shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller's loan production and the servicing activities of the Interim Servicer. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

        SECTION 7.        Servicing of the Mortgage Loans.

        The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights.

        The Purchaser shall retain the Interim Servicer as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Purchaser and Interim Servicer shall execute the Interim Servicing Agreement on the date hereof. Pursuant to the Interim Servicing Agreement, the Interim Servicer shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the related Transfer Date.

        SECTION 8.        Transfer of Servicing.

        On the related Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller shall cause the Interim Servicer to cease all servicing responsibilities related to the Mortgage Loans. The related Transfer Date shall be the date determined in accordance with the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

        On or prior to the related Transfer Date, the Seller shall cause the Interim Servicer to, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Successor Servicer, including but not limited to the following:

        (a) Notice to Mortgagors. The Seller shall cause the Interim Servicer to mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990, as amended; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall cause the Interim Servicer to provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

        (b) Notice to Taxing Authorities and Insurance Companies. The Seller shall cause the Interim Servicer to transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. The Seller shall cause the Interim Servicer to provide the Purchaser and its designee with copies of all such notices no later than the related Transfer Date.

        (c) Delivery of Servicing Records. The Seller shall cause the Interim Servicer to forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller's possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

        (d) Escrow Payments. The Seller shall cause the Interim Servicer to provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall cause the Interim Servicer to provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall cause the Interim Servicer to wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

        (e) Payoffs and Assumptions. The Seller shall cause the Interim Servicer to provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

        (f) Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date, the Seller shall cause all payments received by the Interim Servicer on each related Mortgage Loan to be properly applied to the account of the particular Mortgagor.

        (g) Mortgage Payments Received After Transfer Date. The Seller shall cause the amount of any related Monthly Payments received by the Interim Servicer after the related Transfer Date to be forwarded to the Purchaser by overnight mail on or prior to the date which is one (1) Business Day after the date of receipt. The Seller shall cause the Interim Servicer to notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall cause the Interim Servicer to assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Interim Servicer after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall cause the Interim Servicer to comply with the foregoing requirements with respect to all Monthly Payments received by the it after the related Transfer Date.

        (h) Misapplied Payments. Misapplied payments shall be processed as follows:

            1. All parties shall cooperate in correcting misapplication errors;

            2. The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

            3. If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall cause the Interim Servicer to be liable for the amount of such shortage. The Seller shall cause the Interim Servicer to reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

            4. If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

            5. Any check issued under the provisions of this Section 8(h) shall be accompanied by a statement indicating the corresponding Seller and Interim Servicer and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

        (i) Books and Records. On the related Transfer Date, the Seller shall cause the books, records and accounts of the Interim Servicer with respect to the related Mortgage Loans to be in accordance with all Accepted Servicing Practices.

        (j) Reconciliation. The Seller shall cause the Interim Servicer to on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments necessary to accurately and correctly reconcile all servicing activities with respect to such Mortgage Loan, including all payments received and all advances made relating to such Mortgage Loan. Any such monetary adjustments will be transferred between the Interim Servicer and the Purchaser as appropriate.

        (k) IRS Forms. The Seller shall cause the Interim Servicer to file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall cause the Interim Servicer to provide copies of such forms to the Purchaser upon request and shall or shall cause the Interim Servicer to reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Interim Servicer's failure to comply with this paragraph.

        SECTION 9. Representations, Warranties and Covenants of the Seller; Remedies for Breach.

        Subsection 9.01   Representations and Warranties Regarding the Seller.

        The Seller represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

        (a) Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

        (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

        (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

        (d) Ability To Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

        (e) No Litigation Pending. Except as set forth in the related Purchase Price and Terms Agreement, there is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement. There is no action, suit, proceeding or investigation pending against the Seller with respect to the Mortgage Loans relating to fraud, predatory lending, servicing or closing practices;

        (f) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

        (g) Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

        (h) Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, and any other documents required to be delivered with respect to each Mortgage Loan pursuant to Subsection 6.03 hereof, shall be delivered to the Custodian. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

        (i) Mortgage Loan Characteristics. The characteristics of the Mortgage Loans are as set forth on the description of the pool characteristics for the Mortgage Loans delivered pursuant to Section 11 on the related Closing Date in the form attached as Exhibit 2 to the Assignment and Conveyance hereto;

        (j) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction, Whole Loan Transfer or Agency Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

        (k) Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three (3) complete fiscal years and any later quarter ended more than sixty (60) days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

        (l) Loan Experience. The Seller has delivered information as to its loan gain and loss experience in respect of foreclosures, its loan delinquency experience for the immediately preceding three-year period, prepayment speed and individual loan loss severities and delinquency histories for at least the immediately preceding year, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects;

        (m) No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

        (n) Sale Treatment. The Seller intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

        (o) Owner of Record. Except for a MERS Designated Mortgage Loan, the Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for any Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

        (p) Reasonable Purchase Price. The Seller deems the consideration received upon the sale of the Mortgage Loans under this Agreement to be fair consideration and reasonably equivalent value for the Mortgage Loans;

        (q) Seller's Origination. The Seller's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller's underwriting guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

        (r) Reports. On or prior to the date which is two (2) Business Days after the related Closing Date, Seller will provide the Custodian and the Purchaser with a MERS Report reflecting the Custodian as Investor with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan;

        (s) MERS Designations. With respect to each MERS Designated Mortgage Loan, on the related Closing Date, the Seller has initiated the process of designating the Custodian as the Investor on the MERS(R) System. With respect to each MERS Designated Mortgage Loan, no Person is listed as Interim Funder on the MERS(R) System.

        Subsection 9.02   Representations and Warranties Regarding Individual
Mortgage Loans.

        The Seller hereby represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

        (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

        (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty (30) or more days prior to the related Closing Date, have been made and credited. No Mortgage Loan has been delinquent for thirty (30) or more days at any time since the origination of the Mortgage Loan;

        (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first installment of principal and interest;

        (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

        (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

        (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for by prudent subprime mortgage lenders making mortgage loans similar to the Mortgage Loans, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect which policy conforms to those accepted by prudent subprime mortgage lenders making mortgage loans similar to the Mortgage Loans, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

        (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

        (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

        (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less. No Mortgage Loan is secured by a mobile home (double wide only) or manufactured dwelling and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

        (j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

            1. the lien of current real property taxes and assessments not yet due and payable;

            2. covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

            3. other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

            4. with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

        Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Seller has full right to sell and assign the same to Purchaser.

        (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, or negligence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

        (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

        (m) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

        (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

        (o) CLTV, LTV. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an LTV greater than 100%;

        (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to prudent subprime mortgage lending institutions and each such title insurance policy is issued by a title insurer acceptable to a prudent subprime lender making mortgage loans similar to the Mortgage Loans and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2),
(3) and (4) of paragraph (j) of this Subsection 9.02, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

        (q) No Defaults. Other than payments due but not yet thirty (30) days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect,
(ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

        (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

        (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

        (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan, except for interest-only Mortgage Loans for which the principal payments commence at the end of the interest only period. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on the related Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date [except for Mortgage Loans which have a stated maturity of thirty years but amortize based on a forty (40) year schedule] over an original term of not more than thirty (30) years from commencement of amortization [except for Mortgage Loans which have a stated maturity of thirty
(30) years but amortize based on a forty (40) year schedule]. The Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

        (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

        (v) Conformance with Agency and Underwriting Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Standards (a copy of which is attached hereto as Exhibit H). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae, modified to reflect subprime lending terms or are on forms generally acceptable to prudent subprime mortgage lenders and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

        (w) Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

        (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

        (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

        (z) [Reserved]

        (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

        (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Seller's Underwriting Guidelines;

        (cc) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

        (dd) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

        (ee) Assumability. None of the Mortgage Loans are, by their terms, assumable;

        (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

        (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to a prudent subprime lender making mortgage loans similar to the Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

        (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair other than immaterial maintenance issues that would not affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings in the future;

        (ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller, and any prior servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

        (jj) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

        (kk) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

        (ll) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

        (mm) Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

        (nn) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of a prudent subprime lender and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

        (oo) Disclosure Materials. The Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Mortgagor has in certain cases executed such disclosure statements and such executed statements and the Seller shall maintain such statement in the Mortgage File;

        (pp) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

        (qq) Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

        (rr) No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

        (ss) Escrow Analysis. With respect to each Mortgage, the Seller has within the last twelve (12) months (unless such Mortgage was originated within such twelve-month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

        (tt) Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

        (uu) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off. This representation and warranty is a Deemed Material Breach Representation;

        (vv) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; and
(6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

        (ww) Prepayment Penalty. The Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each Prepayment Penalty is permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the Prepayment Penalty period shall not exceed three
(3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three (3) years from the date of such Mortgage Loan and the Mortgagor was notified in writing of such reduction in Prepayment Penalty period. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) the Mortgage Loan's originator had a written policy of offering the Mortgagor or requiring third-party brokers to offer the Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a penalty and (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law. This representation and warranty is a Deemed Material Breach Representation;

        (xx) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

        (yy) Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

        (zz) Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

        (aaa) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

        (bbb) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with the guidelines of a prudent subprime lender;

        (ccc) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

        (ddd) FICO Scores. Each Mortgagor has a non-zero FICO score;

        (eee) Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

        (fff) Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

        (ggg) MERS Designations. With respect to each MERS Designated Mortgage Loan, the Seller has designated the Custodian as the Investor and no Person is listed as Interim Funder on the MERS(R) System;

        (hhh) Reports. On or prior to the related Closing Date, the Seller has provided the Custodian and the Purchaser with a MERS Report listing the Custodian as the Investor with respect to each MERS Designated Mortgage Loan;

        (iii) Origination Practices. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan's requirements and the Mortgagor's credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the Mortgagor's application to such affiliate for underwriting consideration. For a Mortgagor who seeks financing through a Mortgage Loan originator's higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator's standard mortgage line if the Mortgagor was able to qualify for one of the standard products. This representation and warranty is a Deemed Material Breach Representation;

        (jjj) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor's credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan's originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan except as set forth in the Underwriting Guidelines with respect to stated income programs. This representation and warranty is a Deemed Material Breach Representation;

        (kkk) [reserved];

        (lll) Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material Breach Representation;

        (mmm) Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation;

        (nnn) Modification. No Mortgage Loan has been modified since origination;

        (ooo) No High Cost Loans. No Mortgage Loan is a High Cost Loan or Home Loan as such terms are defined in the then current Standard & Poor's Glossary; and

        (ppp) Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan:

        (i) No Negative Amortization of Related First Lien Loan. The related first lien loan does not permit negative amortization;

        (ii) Request for Notice; No Consent Required. Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien loan or (b) such consent has been obtained and is contained in the related Mortgage File;

        (iii) No Default Under First Lien. To the best of Seller's knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event, other than delinquencies of up to twenty-nine days, which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan;

        (iv) Right to Cure First Lien. The related first lien mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage;

        (v) Principal Residence. The related Mortgaged Property is owner-occupied.

        This representation and warranty is a Deemed Material and Adverse Representation.

        Subsection 9.03 Remedies for Breach of Representations and Warranties.

        It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

        Within thirty (30) days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Notwithstanding the above sentence, (i) within sixty (60) days of the earlier of either discovery by, or notice to, the Seller of any breach of the representation and warranty set forth in clause (aaa) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and
(ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within thirty (30) days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representations and warranties set forth in clause (aaa) of such Subsection or any Deemed Material Breach Representation) and the Seller discovers or receives notice of any such breach within one hundred twenty (120) days of the related Closing Date, the Seller shall, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than one hundred twenty (120) days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

        At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03, with the Mortgage Note endorsed as required by Subsection 6.03. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall remit directly to the Purchaser, or its designee in accordance with the Purchaser's instructions the Monthly Payment on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

        For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser's instructions within two (2) Business Days of such substitution. Accordingly, on the date of such substitution, the Seller will remit to the Servicer from its own funds for deposit into the Custodial Account an amount equal to the amount of such shortfall plus one month's interest thereon at the Mortgage Loan remittance rate.

        In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser, its successors and assigns and the Successor Servicer and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection 9.03 constitute the sole remedies respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were "Successor Servicers" under this Agreement.

        Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and 9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

        Subsection 9.04   [Reserved.]

        Subsection 9.05   Purchaser's Right to Review.

        Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor's, its financial partner's, and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker's price opinions, to the extent available, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller's offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right to order additional broker's price opinions in its sole discretion at the Purchaser's expense.

        The Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in Subsection 6.03 is missing or defective in whole or in part, (b) for which the related broker's price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker's price opinion is greater than 100%, (d) which does not conform to the Seller's underwriting guidelines, (e) which does not conform to the terms of the related Purchase Price and Terms Letter or is in breach of the representations and warranties set forth in this Purchase Agreement, (f) that is not securitizable in the reasonable opinion of the Purchaser, or (g) which does not conform to the terms of any applicable federal, state, or local law or regulation. The Purchaser shall use its best efforts to notify the Seller of any such rejected Mortgage Loan immediately upon discovery.

        The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement.

        SECTION 10.       Closing.

        The closing for the purchase and sale of the Mortgage Loans in each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

        The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

            (i) at least two (2) Business Days prior to the related Closing Date or such later date on which the Purchaser has identified to the Seller the final list of Mortgage Loans the Purchaser desires to purchase, the Seller shall deliver to the Purchaser via electronic medium a Mortgage Loan Schedule acceptable to the Purchaser;

            (ii) all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

            (iii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

            (iv) the Seller shall have delivered and released to the Custodian all documents required hereunder; and

            (v) all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

        Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account(s) designated by the Seller.

        SECTION 11.       Closing Documents.

        (a) The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

            1. this Agreement;

            2. the Interim Servicing Agreement, any account certifications and all other documents required thereunder;

            3. an Officer's Certificate, in the form of Exhibit C hereto with respect to each of the Seller and Interim Servicer, including all attachments thereto;

            4. an Opinion of Counsel of each of the Seller and Interim Servicer (who may be an employee of the Seller), in the form of Exhibit D hereto;

            5. a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

            6. the Underwriting Guidelines to be attached hereto as Exhibit H;
        and

            7. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

        (b) The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

            1. an Assignment and Conveyance in the form of Exhibit I hereto, including all exhibits;

            2. a Purchase Price and Terms Agreement;

            3. the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

            4. each of the documents required to be delivered by the Seller pursuant to Subsection 6.03 hereof;

            5. the initial certification of the Custodian with respect to the related Mortgage Loan Package;

            6. a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

            7. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

            8. if requested by the Purchaser in connection with a material change in Seller's financial condition or corporate structure, an updated Officer's Certificate, in the form of Exhibit C hereto, including all attachments thereto and an updated Opinion of Counsel of the Seller, in the form of Exhibit D hereto.

        The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

        SECTION 12.       Costs.

        The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the related Closing Date, and all costs and expenses incurred in connection with the transfer of the Mortgage Loans, fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS(R) System of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller's counsel, shall be payable by the Seller.

        SECTION 13.       Cooperation of Seller with a Reconstitution.

        The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

        (i) Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a "Fannie Mae Transfer"); or

        (ii) Freddie Mac (the "Freddie Mac Transfer"); or

        (iii) one or more third party purchasers in one or more Whole Loan Transfers; or

        (iv) one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

        The Seller agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller's warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Seller, and in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the Seller (collectively the agreements referred to herein are designated, the "Reconstitution Agreements").

        With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; and deliver an opinion of counsel in form and substance satisfactory to the Purchaser if requested by the Purchaser; and (3) (a) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a "Reconstitution Date") (or, with respect to the representations and warranties set forth in clauses (b), (c),
(d), (f), (h), (n), (q), (hh), (ll), (mm), (qq), (rr), (tt), (fff), (nnn),
(ppp)(iii) and (ppp)(v) of Section 9.02, restated as of the applicable Closing
Date) or (b) make the representations and warranties set forth in the related selling/servicing guide of the master servicer or issuer, as the case may be, or such representations and warranties as may be required by any Rating Agency or prospective purchaser of the related securities or such Mortgage Loans, in connection with such Reconstitution. The Seller shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit O hereto. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them sustain related to any information provided by or on behalf of the Seller regarding the Seller (or if the Seller is not the originator, the originator of the Mortgage Loans), the Seller's servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were "Successor Servicers" under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

        In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller's receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

        All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

        SECTION 14.       The Seller.

        Subsection 14.01 Additional Indemnification by the Seller; Third Party Claims.

        The Seller shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller's indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses sustained by the Purchaser or the Successor Servicer related to (a) any breach of any of Seller's representations, warranties or covenants set forth in this Agreement, (b) the failure of the Seller to perform its duties under this Agreement or (c) the failure of the Seller to service the Mortgage Loans in strict compliance with the terms of the Interim Servicing Agreement or any Reconstitution Agreement entered into pursuant to Section 13. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Seller's indemnification pursuant to Section 9 or the first sentence of this Subsection 14.01, or is in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

        Subsection 14.02  Merger or Consolidation of the Seller.

        The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

        Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

        SECTION 15.       Financial Statements.

        The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three (3) fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above.

        The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

        SECTION 16.       [Reserved.]

        SECTION 17.       Notices.

        All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

        (i) if to the Seller:

            Aames Capital Corporation
            350 South Grand Avenue
            Los Angeles, California 90071
            Attention: EVP Secondary Markets

        with a copy to:

            Aames Capital Corporation
            350 South Grand Avenue
            Los Angeles, California  90071
            Attention: General Counsel

        (ii) if to the Purchaser:

            Goldman Sachs Mortgage Company
            85 Broad Street
            New York, New York 10004
            Attention: Christina Liepold

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

        SECTION 18.       Severability Clause.

        Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

        SECTION 19.       Counterparts.

        This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

        SECTION 20.       Governing Law.

        This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by federal law.

        SECTION 21.       Intention of the Parties.

        It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

        SECTION 22.       Successors and Assigns; Assignment of Purchase
Agreement.

        This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. If the Purchaser assigns any or all of its rights as Purchaser hereunder, the assignee of the Purchaser will become the "Purchaser" hereunder to the extent of such assignment. Any such assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") in the form attached hereto as Exhibit G.

        SECTION 23.       Waivers.

        No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

        SECTION 24.       Exhibits.

        The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

        SECTION 25.       General Interpretive Principles.

        For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

        (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

        (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

        (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

        (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

        (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

        (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

        SECTION 26.       Reproduction of Documents.

        This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        SECTION 27.       Further Agreements.

        The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

        SECTION 28.       Recordation of Assignments of Mortgage.

        To the extent permitted by applicable law, for Mortgage Loans which are not registered with MERS, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller's expense in the event recordation is either necessary under applicable law or requested by the Purchaser (which request may be made by the Purchaser at any time following the related Closing Date) at its sole option.

        SECTION 29.       No Solicitation.

        From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet and e-mail solicitations, based in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 29.

        SECTION 30.       Waiver of Trial by Jury.

        THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        SECTION 31.       Submission to Jurisdiction; Waivers.

        The Seller hereby irrevocably and unconditionally:

            (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

        SECTION 32.       Confidential Information.

        The Seller and Purchaser understand and agree that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with any Reconstitution, and any offering circulars or other disclosure documents produced in connection with any Reconstitution are confidential and proprietary to the Purchaser or Seller, and the Seller and Purchaser agree to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller or the Purchaser, as the case may be, (c) as is necessary in working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder. Moreover, the Seller understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except
(a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

        SECTION 33.       Compliance with Regulation AB.

        Subsection 33.01  Intent of the Parties; Reasonableness.

        The Purchaser and the Seller acknowledge and agree that the purpose of
Section 33 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

        Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

        The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

        Subsection 33.02  Additional Representations and Warranties of the
Seller.

        (a) The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

        (b) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03, the Seller shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

        Subsection 33.03  Information To Be Provided by the Seller.

        In connection with any Securitization Transaction the Seller shall (i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Subsection, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Subsection.

        (a) If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

            (A) the originator's form of organization;

            (B) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originator's credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

            (C) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

            (D) a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

            1. the sponsor;

            2. the depositor;

            3. the issuing entity;

            4. any servicer;

            5. any trustee;

            6. any originator;

            7. any significant obligor;

            8. any enhancement or support provider; and

            9. any other material transaction party.

        (b) If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

        Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

        If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

        With respect to those Mortgage Loans that were originated by Seller and sold to the Purchaser pursuant to this Agreement and subsequently securitized by the Purchaser or any of its Affiliates, the Purchaser shall, to the extent consistent with then-current industry practice, cause the servicer (or another party to such securitization) under the securitization to be obligated to provide, information with respect to the Mortgage Loans from and after cut-off date of such securitization necessary for the Seller to comply with its obligations under Regulation AB, including, without limitation, providing to the Seller static pool information, as set forth in Item 1105(a)(2) and (3) of Regulation AB.

        (c) [Reserved]

        (d) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

        Subsection 33.04  Indemnification.

        The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them sustain arising out of or based upon:

        (i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under this Section 33 by or on behalf of the Seller, or provided under this Section 33 by or on behalf of any Third-Party Originator (collectively, the "Seller Information"), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

        (i) any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 33; or

        (ii) any breach by the Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date.

        In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Seller or any Third-Party Originator.

                     [Signatures Commence on Following Page]

        IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                        GOLDMAN SACHS MORTGAGE COMPANY, a
                                        New York limited partnership
                                               (Purchaser)

                                               By:    GOLDMAN SACHS REAL ESTATE
                                                      FUNDING CORP., a New York
                                                      corporation, as General
                                                      Partner

                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                        AAMES CAPITAL CORPORATION
                                               (Seller)

                                               By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                    EXHIBIT A

                         CONTENTS OF EACH MORTGAGE FILE

        With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to
Section 6 of the Flow Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the "Agreement"):

        (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

        (b) the original of any guarantee executed in connection with the Mortgage Note;

        (c) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

        (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

        (e) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "Aames Capital Corporation, successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "Aames Capital Corporation, formerly known as [previous name]";

        (f) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the originator to the Last Endorsee (or to MERS with respect to each MERS Designated Mortgage Loan) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or
(ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

        (g) The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

        (h) security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

        In the event an Officer's Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within ninety
(90) days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                    EXHIBIT B

                          CONTENTS OF EACH CREDIT FILE

        (a) The original hazard insurance policy and, if required by law, flood insurance policy.

        (b) Residential loan application.

        (c) Mortgage Loan closing statement.

        (d) Verification of employment and income (if required pursuant to the Underwriting Guidelines).

        (e) Verification of acceptable evidence of source and amount of downpayment (if required pursuant to the Underwriting Guidelines).

        (f) Credit report on the Mortgagor.

        (g) Residential appraisal report, if available.

        (h) Photograph of the Mortgaged Property.

        (i) Survey of the Mortgaged Property, if any.

        (j) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

        (k) All required disclosure statements.

        (l) If available, termite report, structural engineer's report, water potability and septic certification.

        (m) Sales contract, if applicable.

        (n) Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

        (o) Amortization schedule, if applicable.

                                    EXHIBIT C

               FORM OF SELLER'S AND INTERIM OFFICER'S CERTIFICATE

        I, ____________________, hereby certify that I am the duly elected [Vice] President of [Aames Capital Corporation] [Aames Funding Corporation] [COMPANY], a [state] [federally] chartered institution organized under the laws of the [state of California] [United States] (the "Company") and further as follows:

        1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ___________.

        2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ___________.

        3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten (10) days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

        4. [Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2006, by and between Goldman Sachs Mortgage Company (the "Purchaser") and the Company (the "Purchase Agreement"), and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original or facsimile signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ____________.]

        4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver, the Flow Interim Servicing Agreement, dated as of April 1, 2006, by and between the Purchaser and the Company (the "Interim Servicing Agreement"), and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ____________.]

        5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the [Purchase Agreement] [Interim Servicing Agreement] the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

        6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the [Purchase Agreement] [Interim Servicing Agreement] conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company's knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

        7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the [Purchase Agreement] [Interim Servicing Agreement], or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

        8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the [Purchase Agreement] [Interim Servicing Agreement] and any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on
    Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

        9. The Company is duly authorized to engage in the transactions described and contemplated in the [Purchase Agreement] [Interim Servicing Agreement].

        IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:   ____________________           By:___________________________
                                        Name:_________________________
[Seal]                                  Title: [Vice] President

        I, ________________________, an [Assistant] Secretary of ______________
[COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

        IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:   ____________________           By:___________________________
                                        Name:_________________________
                                        Title: [Assistant] Secretary

                                  EXHIBIT 5 to
                         Company's Officer's Certificate

           NAME                       TITLE                    SIGNATURE
___________________________  _______________________  __________________________

___________________________  _______________________  __________________________

___________________________  _______________________  __________________________

___________________________  _______________________  __________________________

___________________________  _______________________  __________________________

___________________________  _______________________  __________________________

___________________________  _______________________  __________________________

                                    EXHIBIT D

                           FORM OF OPINION OF COUNSEL

                                     (date)

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Dear Sirs:

        You have requested [our] [my] opinion, as [Assistant] General Counsel to Aames Capital Corporation (the "Company") and Aames Funding Corporation (the "Interim Servicer"), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement by and between the Company and Goldman Sachs Mortgage Company (the "Purchaser"), dated as of April 1, 2006 (the "Purchase Agreement") which sale is in the form of whole loans and that certain Flow Interim Servicing Agreement by and between the Interim Servicer and Goldman Sachs Mortgage Company (the "Purchaser"), dated as of April 1, 2006 (the "Interim Servicing Agreement", together with the Purchase Agreement, the "Agreements"). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

        [We] [I] have examined the following documents:

        1.  the Agreements;

        2.  the form of Assignment of Mortgage;

        3.  the form of endorsement of the Mortgage Notes; and

        4. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

        To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of each of the Company and the Interim Servicer contained in the Purchase Agreement and the Interim Servicing Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

        Based upon the foregoing, it is [our] [my] opinion that:

        1. Each of the Company and the Interim Servicer is a corporation duly organized, validly existing and in good standing under the laws of California and is qualified to transact business in, and is in good standing under, the laws of California.

        2. Each of the Company and the Interim Servicer has the power to engage in the transactions contemplated by the Agreements to which it is a party and all requisite power, authority and legal right to execute and deliver such Agreements and to perform and observe the terms and conditions of such Agreements.

        3. Each Agreement to which it is a party has been duly authorized, executed and delivered by the Company and Interim Servicer and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company and Interim Servicer, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

        4. Each of the Company and the Interim Servicer has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreement to which it is a party.

        5. The Company has been duly authorized to allow any of its officers to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original [or facsimile] signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

        6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by each of the Company or Interim Servicer of or compliance with the Agreement to which it is a party and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Agreement to which it is a party or
            (ii) any required consent, approval, authorization or order has been obtained by each of the Company and the Interim Servicer.

        7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreements to which it is a party conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of either the Company or the Interim Servicer, the terms of any indenture or, to the best of the Company's or Interim Servicer's knowledge, other agreement or instrument to which the Company or the Interim Servicer is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company or Interim Servicer is subject or by which it is bound.

        8. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against either the Company or the Interim Servicer which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of either the Company or the Interim Servicer or in any material impairment of the right or ability of either the Company or Interim Servicer to carry on its business substantially as now conducted or in any material liability on the part of either the Company or Interim Servicer or which would draw into question the validity of the Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of either the Company or the Interim Servicer to perform under the terms of the Agreements.

        9. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

        10. The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in Exhibit A to the Purchase Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

        This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

                                        Very truly yours,

                                        _____________________________
                                        [Name]
                                        [Assistant] General Counsel

                                    EXHIBIT E

                     FORM OF SECURITY RELEASE CERTIFICATION

                                                      ___________________, 200__

[Federal Home Loan Bank of
______ (the "Association")]
___________________________
___________________________
___________________________

Attention:  ___________________________
            ___________________________

        Re:    Notice of Sale and Release of Collateral

Dear Sirs:

        This letter serves as notice that Aames Capital Corporation a corporation, organized pursuant to the laws of California (the "Company") has committed to sell to Goldman Sachs Mortgage Company under a Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2006, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

        The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

        Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.

                                               Very truly yours,

                                               _________________________

                                               By:______________________________
                                                  Name:
                                                  Title:
                                                  Date:

Acknowledged and approved:

__________________________

By:______________________________
Name:
Title:
Date:

                                    EXHIBIT F

                     FORM OF SECURITY RELEASE CERTIFICATION

                         I. Release of Security Interest

        The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by Goldman Sachs Mortgage Company from Aames Capital Corporation (the "Company") pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2006, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to Goldman Sachs Mortgage Company or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

                                        Name and Address of Financial
                                          Institution

                                        [FINANCIAL INSTITUTION]
                                          [ADDRESS]

                                        By: ____________________________________
                                            Name:
                                            Title:

                          II. Certification of Release

        The Company named below hereby certifies to Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                        AAMES CAPITAL CORPORATION

                                        By: ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT G

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

        ASSIGNMENT AND ASSUMPTION AGREEMENT, dated ______________, between ___________________________, a ___________________ corporation ("Assignor") and
________________________________, a __________________ corporation ("Assignee"):

        For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

        1. The Assignor hereby grants, transfers, conveys and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor with respect to the mortgage loans listed on Exhibit A attached hereto (the "Mortgage Loans"), and with respect to such Mortgage Loans, in, to and under (a) that certain Flow Mortgage Loan Purchase and Warranties Agreement dated as of April 1, 2006 and (b) that certain Flow Interim Servicing Agreement dated as of April 1, 2006, between the Purchaser and Aames Funding Corporation (the "Servicing Agreement" and, together with the Purchase Agreement, the "Agreements").

        2. The Assignor warrants and represents to, and covenants with, the Assignee that:

            a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

            b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Agreements or the Mortgage Loans;

            c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements; and

            d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

        3. The Assignee warrants and represents to, and covenants with, the Assignor and the Seller pursuant to the Agreements that:

            a. The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

            b. The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

            c. To the best of Assignee's knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

            d. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements, the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller, the Assignor and the Custodian all of the Assignor's obligations as Purchaser thereunder; including, without limitation, the limitation on assignment set forth in Section 22 of the Purchase Agreement;

            e. The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

            f. The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

            g. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

            h. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

            i. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

            j. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans, or otherwise approached or negotiated with respect to the Mortgage Loans or any interest in the Mortgage Loans with any person in any manner which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

            k. Either: (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

        4. (a) The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans, this Assignment and Assumption Agreement and the Agreements is:

        The Assignee's wire instructions for purposes of all remittances and payments related to the Mortgage Loans are:

        (b) The Assignor's address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

        5. This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

        6. This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. This Assignment and Assumption Agreement may not be assigned by the Assignee without the express written consent of the Assignor. Any entity into which the Assignor or Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor or Assignee, respectively, hereunder.

        7. No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

        8. This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements by the Assignor.

        9. Notwithstanding the assignment of the Agreements by either the Assignor or Assignee, this Assignment and Assumption Agreement shall not be deemed assigned by the Assignor or the Assignee unless assigned by separate written instrument.

        10. For the purpose for facilitating the execution of this Assignment and Assumption Agreement as herein provided and for other purposes, this Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

______________________________                    ______________________________
Assignor                                          Assignee

By:___________________________                    By:___________________________
Name:                                             Name:
Title:                                            Title:

Taxpayer                                          Taxpayer
Identification No.____________                    Identification No.____________

                                    EXHIBIT H

                      ORIGINATOR'S UNDERWRITING GUIDELINES

                                    EXHIBIT I

                            ASSIGNMENT AND CONVEYANCE

        On this __ day of _________, 200_, Aames Capital Corporation, as the Seller, under that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2006 (the "Agreement") and that certain Purchase Price and Terms Agreement dated as of [_________] does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser. The Mortgage Loans will be interim serviced from and after the date hereof for an interim period pursuant to the Interim Servicing Agreement between the Purchaser and Aames Funding Corporation, as interim servicer. The Mortgage Loans have the pool characteristics set forth on Exhibit 2 hereto.

        The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Subsection 9.02 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Subsection 9.01 of the Agreement with respect to the Seller are true and correct as of the date hereof.

        Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                                        AAMES CAPITAL CORPORATION
                                        (Seller)

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        AAMES FUNDING CORPORATION
                                        (Interim Servicer)

                                        By: ____________________________________
                                            Name:
                                            Title:

                     Exhibit 1 to Assignment and Conveyance

                             Mortgage Loan Schedule

                     Exhibit 2 to Assignment and Conveyance

   Pool Characteristics of the Mortgage Loans as delivered on the Closing Date

                                    EXHIBIT J

                        FORM OF INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated [_______], 200___ ("Agreement") between GS Mortgage Securities Corp., a Delaware corporation (the "Depositor"), and [___________________], a [_________] corporation (the
"Indemnifying Party").

                              W I T N E S S E T H:

        WHEREAS, the Indemnifying Party or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to an Affiliate of the Depositor in anticipation of the securitization transaction; and

        WHEREAS, as an inducement to the Depositor to enter into the Assignment and Recognition Agreement, to the Underwriter[s] to enter into the Underwriting Agreement (as defined herein), and to the Initial Purchaser[s] to enter into the Certificate Purchase Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1. DEFINITIONS

        Subsection 1.01 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

        1933 Act: The Securities Act of 1933, as amended.

        1934 Act: The Securities Exchange Act of 1934, as amended.

        ABS Informational and Computational Material: Any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as amended from time to time.

        Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

        Certificate Purchase Agreement: The Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

        Free Writing Prospectus: Any written communication that constitutes a "free writing prospectus," as defined in Rule 405 under the 1933 Act.

        GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

        Indemnified Parties: As defined in Section 3.01.

        Indemnifying Party Information: (A) All information in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings ["Transaction Overview--Parties--The Responsible Party"] and ["The Mortgage Loan Pool--Underwriting Guidelines"] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or alleged untrue statement or omission arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Indemnifying Party or any Affiliate thereof), and (B) [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

        Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, the Indemnifying Party, [Servicer], as servicer, and [Trustee], as trustee.

        Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

        Prospectus Supplement: The prospectus supplement, dated [_____], 200___, relating to the public offering of the Publicly Offered Certificates.

        Publicly Offered Certificates: [______________________________], issued pursuant to the Pooling and Servicing Agreement.

        Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

        Underwriters: Goldman, Sachs & Co., a New York limited partnership[, and [____________], a [___________] corporation], and their successors and assigns.

        Underwriting Agreement: The Underwriting Agreement, dated as of [_____], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

        Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

        SECTION 2. REPRESENTATIONS AND WARRANTIES.

        (a) Each party hereto represents and warrants that it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

        (b) Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party;

        (c) Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party; and

        (d) The Indemnifying Party hereto represents that the Indemnifying Party Information satisfies the requirements of the applicable provisions of Regulation AB.

        SECTION 3. INDEMNIFICATION

        Subsection 3.01 Indemnification by the Indemnifying Party of the Depositor and the Underwriters.

        (a) The Indemnifying Party shall indemnify and hold harmless the Depositor, GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of the representation and warranty set forth in Section 2(d) above or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Material, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Indemnifying Party's liability under this
Section 3.01 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

        (b) If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an Indemnified Party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor, GSMC, the Underwriter[s], and the Initial Purchaser[s], on one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this
Section 3.01, each director, officer, partner and controlling Person, of the Depositor, GSMC, the Underwriter[s] and the Initial Purchaser[s] and their respective Affiliates shall have the same rights to contribution as such Person.

        Subsection 3.02 Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.01 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under Section 3.01, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under
Section 3.01. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel representing the Indemnified Parties (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

        SECTION 4. GENERAL.

        Subsection 4.01 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

        Subsection 4.02 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

        Subsection 4.03 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

        Subsection 4.04 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

        Subsection 4.05 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,
Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Indemnifying Party: [______________], [Address], Attention:
[____________].

        Subsection 4.06 Submission To Jurisdiction; Waivers. The Indemnifying Party hereby irrevocably and unconditionally:

        (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

        (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

        (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

        (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                                        GS MORTGAGE SECURITIES CORP.

                                        By:_____________________________________
                                           Name:
                                           Title:

                                        [INDEMNIFYING PARTY]

                                        By:_____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT Z

                                 CIT AGREEMENTS


                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

            THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated August 25, 2006 ("Agreement"), is among Goldman Sachs Mortgage Company ("Assignor"), GS Mortgage Securities Corp. ("Assignee"), and The CIT Group/Consumer Finance, The CIT Group/Consumer Finance (NY) and The CIT Group/Consumer Finance (TN) (collectively, the "Company").

            For and in consideration of good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment, Assumption and Conveyance

            1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, as purchaser, in, to and under (a) those certain mortgage loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans"), (b) solely insofar as it relates to the Mortgage Loans, that certain Flow Mortgage Loan Purchase and Warranties Agreement and Interim Servicing Agreement, dated as of May 1, 2006 (the "Purchase and Interim Servicing Agreement"), between the Assignor, as purchaser (in such capacity, the "Purchaser"), and the Company, as seller. The Assignor hereby agrees that it will (i) deliver possession of the notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Pooling Agreement (as defined below).

            The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase and Interim Servicing Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection
14.01 of the Purchase and Interim Servicing Agreement.

            The Assignee hereby assumes all of the Assignor's obligations from and after the date hereof under the Mortgage Loans and the Purchase and Interim Servicing Agreement solely insofar as such obligations relate to the Mortgage Loans. The Assignee does not assume hereby such obligations of Assignor prior to the date hereof.

Recognition of the Company

            2. From and after the date hereof (the "Securitization Closing Date"), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase and Interim Servicing Agreement (solely to the extent set forth herein) and this Agreement to LaSalle Bank National Association, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement (as defined below), the "Trustee"), of the GSAMP Trust 2006-HE5 (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2006 (the "Pooling Agreement"), among the Assignee, the Trustee, Litton Loan Servicing LP, as a servicer of certain Mortgage Loans ("Litton"), Select Portfolio Servicing, Inc., as a servicer of certain Mortgage Loans ("SPS"), Avelo Mortgage, L.L.C., as a servicer of certain Mortgage Loans (together with Litton and SPS, including their successors in interest and any successor servicers of the Mortgage Loans under the Pooling Agreement, the "Servicers"), Deutsche Bank National Trust Company, as a custodian ("Deutsche Bank"), J.P. Morgan Trust Company, National Association, as a custodian ("J.P. Morgan"), U.S. Bank National Association, as a custodian (together with Deutsche Bank and J.P. Morgan, including their successors in interest and any successor custodians of the Mortgage Loans under the Pooling Agreement, the "Custodians") and Wells Fargo Bank, N.A., as master servicer (including its successors in interest and any successor master servicer of the Mortgage Loans under the Pooling Agreement, the "Master Servicer") and as securities administrator (including its successors in interest and any successor securities administrator of the Mortgage Loans under the Pooling Agreement, the "Securities Administrator"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans and the Servicers will be the servicers of the Mortgage Loans on or after the Transfer Date pursuant to the terms set forth in the Pooling Agreement, (ii) the Company shall look solely to the Trust (including the Trustee, the Securities Administrator, the Master Servicer and the Servicers acting on the Trust's behalf) for performance of any obligations of the Assignor under the Mortgage Loans and the Purchase and Interim Servicing Agreement (solely insofar as they relate to the Mortgage Loans), (iii) the Trust (including the Trustee, the Securities Administrator, the Master Servicer and the Servicers acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase and Interim Servicing Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase and Interim Servicing Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Subsection 9.03 of the Purchase and Interim Servicing Agreement, (iv) all references to the Purchaser or the Custodian under the Purchase and Interim Servicing Agreement as they relate to the Mortgage Loans shall be deemed to refer to the Trust (including the Trustee, the Securities Administrator, the Master Servicer and the Servicers acting on the Trust's behalf) and (v) the Mortgage Loans will be part of a REMIC, and the Company shall service the Mortgage Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) prior to the applicable Transfer Date in accordance with the Purchase and Interim Servicing Agreement but in no event in a manner that would (A) cause the REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in
Section 860G(d) of the Code, and the tax on "net income from foreclosure property" as set forth in Section 860G(c) of the Code). Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase and Interim Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase and Interim Servicing Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

            3. The Company warrants and represents to and covenants with, the Assignor, the Assignee and the Trust as of the date hereof that:

              (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

              (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement and the Purchase and Interim Servicing Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

              (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by it of the transaction contemplated hereby;

              (d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase and Interim Servicing Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase and Interim Servicing Agreement, and the Company is solvent;

              (e) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan; and

              (f) In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan.

            4. Pursuant to Section 13 of the Purchase and Interim Servicing Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Subsections 9.01 and 9.02 of the Purchase and Interim Servicing Agreement are true and correct (with respect to the representations and warranties set forth in Section 9.01 (o) and in Section 9.02 (a), the first sentence of (c), (d), (e), (f) (except the last sentence of (f)), (h), (i), (j),
(m), (n), (o), (p), (q), (r), the last sentence of (s), (t) (except the first sentence of (t)), (u), (w), (x), (y), (z), (bb), (dd), (ee), (ff), (hh), (ii),
(kk), (ll), (mm), (ss), (tt), (uu), (vv), (ww), (xx), (zz), (aaa), (ddd), (eee),
(fff), (ggg) and (mmm), as of applicable Transfer Date (as defined in the applicable terms letter)) on the date hereof as if such representations and warranties were made on the date hereof.

Remedies for Breach of Representations and Warranties of the Company

            5. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Securities Administrator, the Master Servicer and the Servicers acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase and Interim Servicing Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein, including its obligation to repurchase any Mortgage Loan in breach of the representations in clauses (g), (i), (uu),
(ww), (xx), (yy), (jjj), (kkk), (lll) and (mmm) of Subsection 9.02 of the Purchase and Interim Servicing Agreement within not more than 60 days of such discovery or receipt of notice of such breach).

            6. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Master Servicer, the Securities Administrator and the Servicers acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase and Interim Servicing Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

            7. In the event a Mortgage Loan is required to be repurchased pursuant to Subsection 9.04 of the Purchase and Interim Servicing Agreement, the Company shall pay to the Trust the Repurchase Price (as defined in the Purchase and Interim Servicing Agreement), and the Company shall pay to the Assignor the amount by which the repurchase price set forth in Section 5 of the Purchase Price and Terms Agreement, dated as of April 27, 2006 between the Company and the Assignor, exceeds such Repurchase Price.

            8. The Company shall indemnify and hold harmless the Assignee, the Servicers, the Master Servicer, the Securities Administrator and the Trustee and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Company's obligations under this Section 8, or the Company's negligence, bad faith, willful misconduct or material misstatements or omissions in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then the Company agrees that it shall contribute to the amount paid or payable by the Assignee, the Servicers, the Master Servicer, the Securities Administrator and/or the Trustee (and their respective officers, directors and affiliates) as a result of the losses, claims, damage or liabilities of the Assignee, the Servicers, the Master Servicer, the Securities Administrator and/or the Trustee in such proportion as is appropriate to reflect the relative fault of the Assignee, the Servicers, the Master Servicer, the Securities Administrator or the Trustee, as the case may be, on the one hand, and the Company on the other in connection with a breach of the Company's obligation under this Section 8 or the Company's negligence, bad faith, willful misconduct or material misstatements or omissions in connection therewith.

Representations and Warranties of the Assignor

            9. The Assignor warrants and represents to the Assignee and the Trust as of the date hereof that, with respect to each Mortgage Loan:

              (a) The Assignor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

              (b) The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

              (c) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loans have been complied with, including, but not limited to, all applicable anti-predatory and abusive lending laws; and

              (d) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

     For the purposes of this Section 9(d) the following definitions shall apply:

              Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

              Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

              Standard & Poor's Glossary: Version 5.7(d) of the Standard & Poor's LEVELS(R) Glossary, or such version as may be in effect from time to time.

              High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Remedies for Breach of Representations and Warranties of the Assignor

            10. The Assignor hereby acknowledges and agrees that in the event of any breach of the representations and warranties made by the Assignor set forth in Section 9 hereof that materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee or the Trust therein within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty, it shall cure, purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price set forth in the Pooling Agreement.

Enforcement of Representations and Warranties of the Company

            11. The Assignor hereby agrees to use its best efforts to enforce the remedies for a breach of the representations and warranties of the Company set forth in Section 5 herein.

Miscellaneous

            12. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            13. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

            14. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee, the Securities Administrator, the Master Servicer, and the Servicer acting on the Trust's behalf). Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

            15. Each of this Agreement and the Purchase and Interim Servicing Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase and Interim Servicing Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by the Assignee to the Trust and, except as expressly set forth herein, nothing contained herein shall supersede or amend the terms of the Purchase and Interim Servicing Agreement.

            16. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            17. In the event that any provision of this Agreement conflicts with any provision of any of the Purchase and Interim Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            18. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase and Interim Servicing Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                       GS MORTGAGE SECURITIES CORP.

                                       By: /s/ Michelle Gill
                                          --------------------------------------
                                          Name: Michelle Gill
                                          Title: Vice President

                                       GOLDMAN SACHS MORTGAGE COMPANY,
                                       a New York limited partnership

                                       By: GOLDMAN SACHS REAL ESTATE FUNDING
                                           CORP., a New York corporation, as
                                           general partner

                                       By: /s/ Kevin Gasvoda
                                          --------------------------------------
                                          Name: Kevin Gasvoda
                                          Title: Managing Director

                                       THE CIT GROUP/CONSUMER FINANCE, INC.

                                       By: /s/ John P. Paradisi
                                          --------------------------------------
                                          Name: John P. Paradisi
                                          Title: S.V.P.

                                       THE CIT GROUP/CONSUMER FINANCE INC.
                                          (NY)

                                       By: /s/ John P. Paradisi
                                          --------------------------------------
                                          Name: John P. Paradisi
                                          Title: S.V.P.

                                       THE CIT GROUP/CONSUMER FINANCE INC.
                                          (TN)

                                       By: /s/ John P. Paradisi
                                          --------------------------------------
                                          Name: John P. Paradisi
                                          Title: S.V.P.

                                    EXHIBIT A

                             Mortgage Loan Schedule

================================================================================

        FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT AND INTERIM
                              SERVICING AGREEMENT

                         GOLDMAN SACHS MORTGAGE COMPANY

                                    Purchaser

                      THE CIT GROUP/CONSUMER FINANCE, INC.
                    THE CIT GROUP/CONSUMER FINANCE, INC. (NY)
                    THE CIT GROUP/CONSUMER FINANCE, INC. (TN)

                                     Sellers

                             Dated as of May 1, 2006

              Fixed and Adjustable Rate Residential Mortgage Loans

================================================================================

                                      TABLE OF CONTENTS

                                                                            Page

SECTION 1.        DEFINITIONS...................................................

SECTION 2.        AGREEMENT TO PURCHASE.........................................

SECTION 3.        MORTGAGE SCHEDULES............................................

SECTION 4.        PURCHASE PRICE................................................

SECTION 5.        EXAMINATION OF MORTGAGE FILES.................................

SECTION 6.        CONVEYANCE FROM SELLER TO PURCHASER...........................

   Subsection 6.01   Conveyance of Mortgage Loans...............................
   Subsection 6.02   Books and Records..........................................
   Subsection 6.03   Delivery of Mortgage Loan Documents........................
   Subsection 6.04   Quality Control Procedures.................................

SECTION 7.        SERVICING OF THE MORTGAGE LOANS...............................

   Subsection 7.01   Servicing Rights...........................................
   Subsection 7.02   Interim Servicer to Act as Servicer........................
   Subsection 7.03   Collection of Mortgage Loan Payments.......................
   Subsection 7.04   Remittances................................................
   Subsection 7.05   Statements to Purchaser....................................
   Subsection 7.06   Annual Statement as to Compliance..........................
   Subsection 7.07   Right to Examine Interim Servicer Records..................
   Subsection 7.08   Compliance with Gramm Leach Bliley Act of 1999.............
   Subsection 7.09   Payment of Taxes, Insurance and Other Charges..............
   Subsection 7.10   Maintenance of Hazard Insurance............................
   Subsection 7.11   Servicing Compensation.....................................

SECTION 8.        TRANSFER OF SERVICING.........................................

SECTION 9.        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLERS;
                  REMEDIES FOR BREACH...........................................

   Subsection 9.01   Representations and Warranties Regarding the Sellers.......
   Subsection 9.02   Representations and Warranties Regarding Individual
                     Mortgage Loans.............................................
   Subsection 9.03   Remedies for Breach of Representations and Warranties......
   Subsection 9.04   Repurchase of Mortgage Loans With Early Payment Defaults...
   Subsection 9.05   Purchaser's Right to Review................................
   Subsection 9.06   Prepayments in Full........................................

SECTION 10.       CLOSING.......................................................

SECTION 11.       CLOSING DOCUMENTS.............................................

SECTION 12.       COSTS.........................................................

SECTION 13.       COOPERATION OF SELLER WITH A RECONSTITUTION...................

SECTION 14.       THE SELLERS...................................................

   Subsection 14.01  Additional Indemnification by the Sellers; Third Party
                     Claims.....................................................
   Subsection 14.02  Merger or Consolidation of the Seller......................

SECTION 15.       FINANCIAL STATEMENTS..........................................

SECTION 16.       MANDATORY DELIVERY............................................

SECTION 17.       NOTICES.......................................................

SECTION 18.       SEVERABILITY CLAUSE...........................................

SECTION 19.       COUNTERPARTS..................................................

SECTION 20.       GOVERNING LAW.................................................

SECTION 21.       INTENTION OF THE PARTIES......................................

SECTION 22.       SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT......

SECTION 23.       WAIVERS.......................................................

SECTION 24.       EXHIBITS......................................................

SECTION 25.       GENERAL INTERPRETIVE PRINCIPLES...............................

SECTION 26.       REPRODUCTION OF DOCUMENTS.....................................

SECTION 27.       FURTHER AGREEMENTS............................................

SECTION 28.       RECORDATION OF ASSIGNMENTS OF MORTGAGE........................

SECTION 29.       NO SOLICITATION...............................................

SECTION 30.       WAIVER OF TRIAL BY JURY.......................................

SECTION 31.       SUBMISSION TO JURISDICTION; WAIVERS...........................

SECTION 32.       CONFIDENTIAL INFORMATION......................................

SECTION 33.       COMPLIANCE WITH REGULATION AB.................................

   Subsection 33.01  Intent of the Parties; Reasonableness......................
   Subsection 33.02  Additional Representations and Warranties of the Sellers...
   Subsection 33.03  Information To Be Provided by the Sellers..................
   Subsection 33.04  Indemnification............................................

SECTION 34.       OBLIGATIONS JOINT AND SEVERAL.................................

EXHIBITS

EXHIBIT A      CONTENTS OF EACH MORTGAGE FILE

EXHIBIT B      CONTENTS OF EACH CREDIT FILE

EXHIBIT C      FORM OF SELLER'S OFFICER'S CERTIFICATE

EXHIBIT D      FORM OF OPINION OF COUNSEL TO THE SELLERS

EXHIBIT E      FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT F      FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT G      FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

EXHIBIT H      REG AB ORIGINATOR DISCLOSURE

EXHIBIT I      ASSIGNMENT AND CONVEYANCE

FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT J      FORM OF INDEMNIFICATION AGREEMENT

EXHIBIT K      MONTHLY REMITTANCE ADVICE

              FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

        This FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (this "Agreement"), dated as of May 1, 2006, by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the "Purchaser") and The CIT Group/Consumer Finance, a Delaware corporation, The CIT Group/Consumer Finance (NY), a New York corporation, and The CIT Group/Consumer Finance (TN), a Delaware corporation, (each, a "Seller" and, collectively, the "Sellers").

                              W I T N E S S E T H:

        WHEREAS, from time to time, the Sellers desire to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Sellers, certain conventional adjustable and fixed rate residential first and second lien mortgage loans (the "Mortgage Loans") on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans;

        WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule;

        WHEREAS, the Purchaser and the Sellers wish to prescribe the manner of the conveyance and control of the Mortgage Loans; and

        WHEREAS, following its purchase of the Mortgage Loans from the Sellers, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

        NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Sellers agree as follows:

        SECTION 1.      Definitions.

        For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

        Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

        Actual Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage after application of payments of principal actually received at the related Cut-off Date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing principal payments.

        Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

        Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        Agreement: This Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

        ALTA: The American Land Title Association, or any successor thereto.

        Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

        Assignment and Assumption Agreement: As defined in Section 22.

        Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

        Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in (a) the State of New York,
(b) the state in which the Seller's servicing operations are located or (c) or
(iii) the State in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

        Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Sellers from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule

        CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the lesser of the Appraised Value and the purchase price of the Mortgaged Property.

        Code: Internal Revenue Code of 1986, as amended.

        Commission: The United States Securities and Exchange Commission.

        Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

        Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

        Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

        Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the credit File pursuant to this Agreement.

        Custodial Account: The account created and maintained pursuant hereto (with respect to each Mortgage Loan, for an interim period, as specified herein) which shall be an Eligible Account.

        Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents constituting the Mortgage Files.

        Custodian: Deutsche Bank National Trust Company (or such other Custodian as specified in the related Purchase Price and Terms Agreement), or its successors in interest or permitted assigns, or any successor to the Custodian under the Custodial Agreement as therein provided.

        Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

        Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 9.02.

        Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Sellers in accordance with the terms of this Agreement.

        Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

        Determination Date: The Determination Date shall be the fifth (5th) Business Day of the month.

        Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

        Eligible Account: An account maintained in a non-trust account without FDIC or other insurance in an institution having (i) one of the two highest short-term debt ratings, and one of the two highest long-term debt ratings of S&P or Moody's; or (ii) an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of S&P or Moody's. In the event that the institution holding the account described in the immediately preceding sentence fails to meet the applicable ratings requirements the Seller shall proceed under the same standard of care that the Seller would apply to an account holding only its own funds. Any funds in the Eligible Account may be commingled with any other funds, including the proceeds of any other mortgage loans or with funds serviced for other investors.

        Escrow Account: The separate account or accounts created and maintained pursuant to this Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein) which shall be an Eligible Account.

        Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

        Exchange Act: The Securities Exchange Act of 1934, as amended.

        Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

        FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

        FHA Loan: A Mortgage Loan which is the subject of an FHA Mortgage Insurance contract.

        FHA Regulations: The regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

        FICO: Fair Isaac Corporation, or any successor thereto.

        Fitch: Fitch, Inc., or its successor in interest.

        Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

        Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

        Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

        High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), (b) with an "annual percentage rate" or total "points and fees" payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. ss. 226.32(a)(1)(i) and (ii), (c) classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or
(d) categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

        Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

        HUD: The Department of Housing and Urban Development.

        Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum as specified in the related Mortgage Loan Schedule.

        Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

        Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

        Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

        Interim Period: The period between the related Closing Date and the related Transfer Date.

        Interim Servicer: The CIT Group/Consumer Finance, Inc.

        Interim Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Interim Servicer on each Remittance Date, which shall, for a period of one full month, be equal to one twelfth of the product of (a) the Interim Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of such month. Such fee shall be payable monthly, computed on the basis of the outstanding principal amount and period respecting which any related interest payment on a Mortgage Loan is computed and, which amount shall be prorated for any portion of a month during which the Mortgage Loan is serviced by the Interim Servicer pursuant to this Agreement.

        Interim Servicing Fee Rate: 0.25% per annum or such other fee as set forth in the related Purchase Price and Terms Agreement.

        Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

        Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

        Limited Documentation Program: The guidelines under which the Sellers generally originate Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

        Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

        Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

        MERS: MERSCORP, Inc., its successors and assigns.

        MERS Designated Mortgage Loan: Mortgage Loans for which (a) the applicable Seller or Sellers has or have designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for such Seller, in accordance with MERS Procedure Manual and (b) such Seller has designated or will designate the Custodian as the Investor on the MERS(R) System.

        MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

        MERS Report: The report from the MERS(R) System listing MERS Designated Mortgage Loans and other information.

        MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

        Monthly Remittance Advice: The monthly servicing report substantially in the form attached hereto as Exhibit K.

        Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

        Moody's: Moody's Investors Service, Inc., and any successor thereto.

        Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

        Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

        Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

        Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

        Mortgage Loan Documents: The documents in the Mortgage File.

        Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Sellers on a Closing Date.

        Mortgage Loan Schedule: The schedule of Mortgage Loans, with respect to each Mortgage Loan Package, attached as Exhibit A to the related Assignment and Conveyance, setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Sellers' Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the LTV and CLTV, each at the origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a Monthly Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien, Second Lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance);
(23) a code indicating the documentation style (i.e., full, alternative or reduced); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Penalty;
(26) the Prepayment Penalty period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Penalty, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination;
(30) the date of origination; (31) the Mortgage Interest Rate adjustment period;
(32) the Mortgage Interest Rate adjustment percentage; (33) the Mortgage Interest Rate floor; (34) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (35) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan; (36) a code indicating whether the Mortgage Loan is assumable; (37) a code indicating whether the Mortgage Loan has been modified; (38) the one-year payment history; (39) the Due Date for the first Monthly Payment; (40) the original Monthly Payment due; (41) with respect to the related Mortgagor, the debt-to-income ratio; (42) the Appraised Value of the Mortgaged Property; (44) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; and (45) a code indicating if the Mortgage Loan is a High Cost Loan or Home Loan as such terms are defined in the then current Standard & Poor's Glossary. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off
Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

        Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

        Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

        Mortgagor: The obligor on a Mortgage Note.

        Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the applicable Seller, and delivered to the Purchaser as required by this Agreement.

        Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the applicable Seller, substantially in the form attached hereto.

        Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

        Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

        Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

        Preliminary Mortgage Schedule: As defined in Section 3.

        Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

        Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

        Purchase Price: The price paid on the related Closing Date by the Purchaser to the Sellers in exchange for the Mortgage Loans in a Mortgage Loan Package as calculated in Section 4 of this Agreement.

        Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Sellers and the Purchaser.

        Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

        Qualified Appraiser: An appraiser, duly appointed by the applicable Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

        Qualified Correspondent: Any Person from which a Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between such Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to such Seller, in accordance with underwriting guidelines designated by such Seller ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by such Seller within one hundred eighty (180) days after origination;
(iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by such Seller in origination of mortgage loans of the same type as the Mortgage Loans for such Seller's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by such Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by such Seller; and (iv) such Seller employed, at the time such Mortgage Loans were acquired by such Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by such Seller.

        Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Sellers for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one (1) year less than that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, Lifetime Rate Cap, Index and lien priority); and
(v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

        Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Purchaser.

        Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

        Reconstitution Agreement: The agreement or agreements entered into by the Sellers and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Securitization Transaction pursuant to Section 13, including, but not limited to, a seller's warranties agreement with respect to a Securitization Transaction.

        Reconstitution Date: As defined in Section 13.

        Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

        REMIC: A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

        REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

        Remittance Date: The 5th Business Day of each month.

        Repurchase Price: With respect to any Mortgage Loan for which a material breach of a representation or warranty affecting the value of the Mortgage Loan or the Purchaser's interest therein under this Agreement is found, a price equal to the outstanding principal balance of the Mortgage Loan to be repurchased as of the date of repurchase, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase (provided, however, that accrued and unpaid interest shall not exceed 120 days of interest unless Purchaser requested Seller to repurchase such Mortgage Loan less than 120 days since interest last paid and Seller did not so repurchase within the time frame set forth herein), plus the amount of any outstanding advances owed to any servicer made in accordance with the applicable servicing agreement plus costs and expenses incurred by the Purchaser or any servicer in accordance with the applicable servicing agreement arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Sellers' repurchase obligation hereunder.

        RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

        Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

        Securities Act: The Securities Act of 1933, as amended.

        Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

        Seller: As the context requires, any of The CIT Group/Consumer Finance, Inc., a Delaware corporation, The CIT Group/Consumer Finance, Inc., (NY), a New York corporation, The CIT Group/Consumer Finance, Inc. (TN), a Delaware corporation, and their respective successors in interest and assigns.

        Seller Information: As defined in Subsection 33.04(a).

        Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Interim Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any fees relating to any enforcement or judicial proceedings, excluding foreclosures, (c) foreclosure actions per attorney fees and costs guidelines of a prudent lender making mortgage loans similar to the Mortgage Loans, (d) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (e) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property and
(f) compliance with the obligations pursuant to the provisions of this Agreement.

        Servicing File: With respect to each Mortgage Loan, the file retained by the Interim Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in as provided in Subsection 6.03 hereof.

        Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Interim Servicer for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Interim Servicer thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Interim Servicer with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

        Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

        Standard & Poor's: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

        Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

        Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, to the extent received, minus
(ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

        Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

        Successor Servicer: A servicer designated by the Purchaser pursuant to
Section 8 and Subsection 9.03 which is entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

        Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by a Seller.

        Transfer Date: With respect to each Mortgage Loan, (a) the date set forth in the related Purchase Price and Terms Agreement or (b) such other date as mutually agreed by the Sellers and the Purchaser.

        Underwriting Guidelines: The underwriting guidelines of the Sellers, a copy of which is attached hereto as Exhibit H.

        Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

        SECTION 2.        Agreement to Purchase.

        The Sellers, on each related Closing Date, agree to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Sellers as evidenced by the aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

        SECTION 3.        Mortgage Schedules.

        The Sellers shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on the related Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a "Preliminary Mortgage Schedule").

        The Sellers shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The related Mortgage Loan Schedule shall be the Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the related Closing Date deleted.

        SECTION 4.        Purchase Price.

        The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loans, after application of payments of principal actually received on or before the related Cut-off Date.

        In addition to the Purchase Price as described above, the Purchaser shall pay to the Sellers, on the related Closing Date, accrued interest on the Stated Principal Balance of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the date interest was paid through on the Mortgage Loan through the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Sellers by wire transfer of immediately available funds to an account designated by the Sellers in writing.

        The Purchaser shall be entitled to (1) all principal received after the related Cut-off Date, (2) all other recoveries of late charges, prepayment penalties, assumption fees or other charges collected after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate.

        SECTION 5.        Examination of Mortgage Files.

        At least five (5) Business Days prior to the related Closing Date, the Sellers shall deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the related Mortgage File pertaining to each Mortgage Loan.

        At least five (5) Business Days prior to the related Closing Date, with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the Sellers shall make the related Servicing Files and Credit Files available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser.

        Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to any Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided herein.

        In the event that the Sellers fail to deliver the Credit Files with respect to any Mortgage Loan after the related Transfer Date, the Sellers shall, upon the request of the Purchaser, repurchase such Mortgage Loan at the price and in the manner specified in Subsection 9.03.

        SECTION 6.        Conveyance from Seller to Purchaser.

        Subsection 6.01   Conveyance of Mortgage Loans.

        Each Seller, on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of such Seller in and to the Mortgage Loans in the related Mortgage Loan Package, and the Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan in the related Mortgage Loan Package.

        Subsection 6.02   Books and Records.

        Record title to each Mortgage as of the related Closing Date shall be in the name of MERS, a Seller, an Affiliate of a Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by any Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the applicable Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

        The sale of each Mortgage Loan shall be reflected on each Seller's balance sheet and other financial statements as a sale of assets by such Seller.

        Each Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, each Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements that would be acceptable to a prudent lender making mortgage loans similar to the Mortgage Loans, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, that would be acceptable to a prudent lender making mortgage loans similar to the Mortgage Loans. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Sellers may be in the form of microfilm or microfiche so long as each Seller complies with the requirements that would be acceptable to a prudent lender making mortgage loans similar to the Mortgage Loans.

        Subsection 6.03   Delivery of Mortgage Loan Documents.

        The Sellers shall deliver and release to the Custodian no later than two
(2) Business Days prior to the related Closing Date the Mortgage Files with respect to each Mortgage Loan in the related Mortgage Loan Package.

        The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.

        The Sellers shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Sellers shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two
(2) weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation subject to the subsequent paragraph.

        In the event any document listed on Exhibit A as constituting a part of the Mortgage Files and required to be delivered to the Custodian pursuant to this Subsection 6.03, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, on the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the related Closing Date and recorded subsequently by the Purchaser or its designee or documents submitted for recordation to the appropriate public recording office), and in the event that the Sellers do not cure such failure within forty-five (45) days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Sellers at the price and in the manner specified in Subsection 9.03. The foregoing repurchase obligation shall not apply in the event that the Sellers cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that (i) the Sellers shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the applicable Seller or Sellers, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the applicable Seller or Sellers of a schedule of the Mortgage Loans, the applicable Seller or Sellers shall reissue and deliver to the Purchaser or its designee said officer's certificate and (ii) such document is delivered within twelve (12) months of the related Closing Date.

        The Sellers shall pay all initial recording, registration or transfer fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Purchaser or the Purchaser's designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Sellers for the costs associated therewith pursuant to the preceding sentence.

        Subsection 6.04   Quality Control Procedures.

        Each of the Sellers shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of each of the Seller's loan production and the servicing activities of such Seller. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

        SECTION 7.        Servicing of the Mortgage Loans.

        Subsection 7.01   Servicing Rights.

        The Mortgage Loans have been sold by the Sellers to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement, each Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights.

        Subsection 7.02   Interim Servicer to Act as Servicer.

        With respect to the Mortgage Loans in each Mortgage Loan Package purchased by the Purchaser, from and after the related Closing Date, the Interim Servicer, as an independent contractor, shall service and administer the Mortgage Loans during the related Interim Period and shall have full power and authority to do any and all things in connection with such servicing and administration which the Interim Servicer may deem necessary or desirable, consistent with the terms of this Agreement and Accepted Servicing Practices.

        The Interim Servicer may not waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor. Without limiting the generality of the foregoing, the Interim Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Interim Servicer, the Purchaser shall furnish the Interim Servicer with any powers of attorney and other documents necessary or appropriate to enable the Interim Servicer to carry out its servicing and administrative duties under this Agreement.

        In servicing and administering the Mortgage Loans, the Interim Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, the Mortgage Loan Documents or applicable law, and the Purchaser`s reliance on the Interim Servicer.

        The Interim Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Interim Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof.

        Subsection 7.03   Collection of Mortgage Loan Payments.

        Continuously for thirty (30) days after the related Closing Date, the Interim Servicer shall proceed diligently to collect all payments due under each Mortgage Loan serviced by Interim Servicer when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Interim Servicer shall segregate in its books and records all funds collected and received in connection with the Mortgage Loans. Interim Servicer shall deposit all collections of Mortgage Loan payments into the Custodial Account.

        Subsection 7.04   Remittances.

        On each Remittance Date, the Interim Servicer shall remit by wire transfer of immediately available funds to the Purchaser all amounts reported on the Monthly Remittance Advice.

        Subsection 7.05   Statements to Purchaser.

        Not later than the Remittance Date, the Interim Servicer shall furnish to the Purchaser a Monthly Remittance Advice, with a trial balance report attached thereto in the form of Exhibit K annexed hereto in electronic medium mutually acceptable to the parties as to the preceding remittance and the period ending on the preceding Remittance Date. At a minimum, the trial balance report must contain the fields attached hereto on Schedule 1.

        In addition, not more than 60 days after the end of each calendar year, the Interim Servicer shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

        Such obligation of the Interim Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Interim Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

        The Interim Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Interim Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.

        Subsection 7.06   Annual Statement as to Compliance.

        So long as any Mortgage Loans are being serviced hereunder, upon written request, the Interim Servicer shall deliver to the Purchaser, on or before March 1st each year beginning March 1, 2007, and on the related Transfer Date an Officer's Certificate, stating that (i) a review of the activities of the Interim Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) the Interim Servicer has complied fully with the provisions of Article II and
Article IV, and (iii) to the best of such officer's knowledge, based on such review, the Interim Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Interim Servicer to cure such default.

        Subsection 7.07   Right to Examine Interim Servicer Records.

        So long as any Mortgage Loans are being serviced hereunder and for a reasonable period after servicing has been transferred, the Purchaser shall have the right to examine and audit any and all of the books, records, or other material information of the Interim Servicer, whether held by the Interim Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

        Subsection 7.08   Compliance with Gramm Leach Bliley Act of 1999.

        With respect to each Mortgage Loan and the related Mortgagor, the Interim Servicer shall comply with Title V of the Gramm Leach Bliley Act of 1999, as amended, and all applicable regulations and guidelines promulgated thereunder, and shall provide all notices required thereunder using the notice language supplied by the Purchaser.

        Subsection 7.09   Payment of Taxes, Insurance and Other Charges.

        With respect to each Mortgage Loan, the Interim Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Interim Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage.

        Subsection 7.10   Maintenance of Hazard Insurance.

        The Interim Servicer shall cause to be maintained for each Mortgage Loan, hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated B or better in the current Best's Key Rating Guide ("Best's") against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and
(ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

        Subsection 7.11   Servicing Compensation.

        As consideration for servicing the Mortgage Loans during the period from the Closing Date up to but not including the Transfer Date, the Seller shall retain the Interim Servicing Fee.

        SECTION 8.        Transfer of Servicing.

        On the related Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Interim Servicer shall cease all servicing responsibilities related to the Mortgage Loans. The related Transfer Date shall be the date determined in accordance with this Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

        On or prior to the related Transfer Date, the Interim Servicer shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Successor Servicer, including but not limited to the following:

        (a) Notice to Mortgagors. The Interim Servicer shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990, as amended; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Interim Servicer shall provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

        (b) Notice to Taxing Authorities and Insurance Companies. The Interim Servicer shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. The Interim Servicer shall provide the Purchaser and its designee with copies of all such notices no later than the related Transfer Date.

        (c) Delivery of Servicing Records. The Interim Servicer shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Interim Servicer's possession relating to each related Mortgage Loan including the information enumerated in this Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

        (d) Escrow Payments. The Interim Servicer shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Interim Servicer shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Interim Servicer shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Interim Servicer.

        (e) Payoffs and Assumptions. The Interim Servicer shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Interim Servicer on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

        (f) Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Interim Servicer on each related Mortgage Loan shall be properly applied to the account of the particular Mortgagor.

        (g) Mortgage Payments Received After Transfer Date. The amount of any related Monthly Payments received by the Interim Servicer after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on or prior to the date which is one (1) week after the date of receipt. The Interim Servicer shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Interim Servicer forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Interim Servicer shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Interim Servicer after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Interim Servicer shall comply with the foregoing requirements with respect to all Monthly Payments received by the it after the related Transfer Date.

        (h) Misapplied Payments. Misapplied payments shall be processed as follows:

            1. All parties shall cooperate in correcting misapplication errors;

            2. The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party within sixty (60) days of the Transfer Date. The Sellers shall not be responsible for investigating, or liable for, any immaterial misapplied payment discovered after sixty (60) days after the Transfer Date;

            3. If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, each Seller shall be, jointly and severally, liable for the amount of such shortage. The Sellers shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

            4. If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

            5. Any check issued under the provisions of this Section 8(h) shall be accompanied by a statement indicating the corresponding Seller or Sellers and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

        (i) Books and Records. On the related Transfer Date, the books, records and accounts of the Interim Servicer with respect to the related Mortgage Loans shall be in accordance with all Accepted Servicing Practices.

        (j) Reconciliation. The Interim Servicer shall on the related Transfer Date, reconcile principal balances and make any monetary adjustments necessary to accurately and correctly reconcile all servicing activities with respect to such Mortgage Loan, including all payments received and all advances made relating to such Mortgage Loan. Any such monetary adjustments will be transferred between the Interim Servicer and the Purchaser as appropriate. Purchaser shall provide written notice no later than sixty (60) days after the Transfer Date of any purported reconciliation errors. The Sellers shall not be responsible for investigating, or liable for, any immaterial reconciliation errors discovered after sixty (60) days after the Transfer Date.

        (k) IRS Forms. The Interim Servicer shall file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed in relation to the servicing and ownership of the related Mortgage Loans. The Interim Servicer shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Interim Servicer's failure to comply with this paragraph.

        SECTION 9. Representations, Warranties and Covenants of the Sellers; Remedies for Breach.

        Subsection 9.01   Representations and Warranties Regarding the Sellers.

        It is acknowledged and agreed that the representations and warranties in Subsection 9.01 and 9.02 herein are being made for risk allocation purposes only; provided, however, that no limitation of remedy is implied with respect to each Seller's breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement. Each Seller hereby, severally and jointly, represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

        (a) Due Organization and Authority. If the Seller is The CIT Group/Consumer Finance, Inc., the Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by such Seller, and in any event such Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; such Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by such Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of such Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by such Seller to make this Agreement and all agreements contemplated hereby valid and binding upon such Seller in accordance with their terms;

        If the Seller is The CIT Group/Consumer Finance, Inc. (NY), the Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of New York and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by such Seller, and in any event such Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; such Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by such Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of such Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by such Seller to make this Agreement and all agreements contemplated hereby valid and binding upon such Seller in accordance with their terms;

        If the Seller is The CIT Group/Consumer Finance, Inc. (TN), the Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by such Seller, and in any event such Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; such Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by such Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of such Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by such Seller to make this Agreement and all agreements contemplated hereby valid and binding upon such Seller in accordance with their terms;

        (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of each Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Sellers pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

        (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Sellers, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of any Seller's charter or by-laws or other organizational documents or any legal restriction or any agreement or instrument to which any Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which any Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

        (d) Ability To Perform; Solvency. No Seller believes, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Each Seller is solvent and the sale of the Mortgage Loans will not cause such Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of any Seller's creditors;

        (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against any Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of any Seller, or in any material impairment of the right or ability of any Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of any Seller contemplated herein, or which would be likely to impair materially the ability of any Seller to perform under the terms of this Agreement. There is no action, suit, proceeding or investigation pending against any Seller with respect to the Mortgage Loans relating to fraud, predatory lending, servicing or closing practices;

        (f) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by any Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

        (g) Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Sellers' portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

        (h) Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan and any other documents required to be delivered with respect to each Mortgage Loan pursuant to Subsection 6.03 hereof, shall be delivered to the Custodian. With respect to each Mortgage Loan, the Sellers will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

        (i) Mortgage Loan Characteristics. The characteristics of the Mortgage Loans are as set forth on the description of the pool characteristics for the Mortgage Loans delivered pursuant to Section 11 on the related Closing Date in the form attached as Exhibit 2 to the Assignment and Conveyance hereto;

        (j) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction) contains or will contain any material untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

        (k) Financial Statements. Seller's parent, CIT Group Inc. is a publicly traded company and its financial statements are available at http://www.cit.com/main/InvestorRelations/FinancialData.htm. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of CIT Group Inc. and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of CIT Group Inc. since the date of CIT Group Inc.'s financial statements that would have a material adverse effect on Sellers' ability to perform its obligations under this Agreement;

        (l) [RESERVED]

        (m) No Brokers. The Sellers have not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

        (n) Sale Treatment. The Sellers intend to reflect the transfer of the Mortgage Loans as a sale on the books and records of each Seller and the Sellers have determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

        (o) Owner of Record. Except for a MERS Designated Mortgage Loan, the applicable Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for any Assignments of Mortgage which have been sent for recording, and upon recordation the applicable Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the applicable Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

        (p) Reasonable Purchase Price. The Sellers deem the consideration received upon the sale of the Mortgage Loans under this Agreement to be fair consideration and reasonably equivalent value for the Mortgage Loans; and

        (q) Seller's Origination. The Sellers' decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon such Seller's underwriting guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated.

        Subsection 9.02   Representations and Warranties Regarding Individual
Mortgage Loans.

        Each Seller hereby, severally and jointly, represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

        (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct in all material respects;

        (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty (30) or more days prior to the related Closing Date, have been made and credited. No Mortgage Loan has been delinquent for thirty (30) or more days at any time since the origination of the Mortgage Loan;

        (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. No Seller has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first installment of principal and interest;

        (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

        (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

        (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as would be acceptable to a prudent lender making mortgage loans similar to the Mortgage Loans. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect that would be acceptable to a prudent lender making mortgage loans similar to the Mortgage Loans. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. No Seller has engaged in, or has any knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by any Seller;

        (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Sellers shall maintain in their possession to the extent required by law, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

        (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. No Seller has waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has any Seller waived any default resulting from any action or inaction by the Mortgagor;

        (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the Underwriting Guidelines regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes.

        (j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

            1. the lien of current real property taxes and assessments not yet due and payable;

            2. covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

            3. other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

            4. with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

        Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the applicable Seller has full right to sell and assign the same to Purchaser;

        (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The Sellers have reviewed all of the documents constituting the Servicing File and has made such inquiries as they deem necessary to make and confirm the accuracy of the representations set forth herein;

        (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

        (m) Ownership. The applicable Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the applicable Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Sellers intend to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, no Seller will have the right to modify or alter the terms of the sale of the Mortgage Loan and no Seller will have any obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

        (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

        (o) CLTV, LTV. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an LTV greater than 100%;

        (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or other generally acceptable form of policy or insurance that would be acceptable to a prudent lender that makes mortgage loans similar to the Mortgage Loans pursuant to the Underwriting Guidelines and each such title insurance policy is issued by a title insurer acceptable to the Underwriting Guidelines and that would be acceptable to a prudent lender that makes mortgage loans similar to the Mortgage Loans and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. The applicable Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including any Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by any Seller;

        (q) No Defaults. Other than payments due but not yet thirty (30) days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither any Seller nor any of their affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect,
(ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

        (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

        (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

        (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on the related Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest (or interest only in the case of an interest-only loan), which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date except for Mortgage Loans which have a stated maturity of thirty years but amortize based on a forty (40) year schedule over an original term of not more than thirty (30) years from commencement of amortization except for Mortgage Loans which have a stated maturity of thirty
(30) years but amortize based on a forty (40) year schedule. The Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note;

        (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

        (v) Conformance with Agency and Underwriting Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Standards (a copy of which is attached hereto as Exhibit H);

        (w) Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

        (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

        (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

        (z) Acceptable Investment. To the best of the Seller's knowledge, there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by any Seller generally;

        (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Custodian;

        (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Sellers' Underwriting Guidelines;

        (cc) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Sellers are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

        (dd) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

        (ee) Assumability. None of the Mortgage Loans are, by their terms, assumable;

        (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by any Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

        (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence that would be acceptable to a prudent lender that makes mortgage loans similar to the Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

        (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation which would have an adverse affect on the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and no Seller has knowledge of any such proceedings in the future;

        (ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by each Seller, and any prior servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of the Interim Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Sellers have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. The Sellers executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

        (jj) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

        (kk) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by any Seller or by any officer, director, or employee of any Seller or any designee of any Seller or any corporation in which any Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

        (ll) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

        (mm) Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified any Seller, and no Seller has knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

        (nn) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of the Underwriting Guidelines and a prudent lender making mortgage loans similar to the Mortgage Loan and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

        (oo) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and each Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Sellers shall maintain such statement in the Mortgage File;

        (pp) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

        (qq) Value of Mortgaged Property. No Seller has knowledge of any circumstances existing that could be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Sellers generally secured by properties in the same geographic area as the related Mortgaged Property;

        (rr) No Defense to Insurance Coverage. The Sellers have caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Seller its successors and assigns in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to any Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of any Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

        (ss) Escrow Analysis. With respect to each Mortgage, the Interim Servicer has within the last twelve (12) months (unless such Mortgage was originated within such twelve-month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

        (tt) Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

        (uu) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by any Seller to the Purchaser, that the applicable Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Interim Servicer has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to [at least two of] Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. The Interim Servicer will transmit full file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, the Interim Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30, 60, 90 days, etc.), foreclosed, or charged off. This representation and warranty is a Deemed Material Breach Representation;

        (vv) Leaseholds. No Mortgage Loan is secured by a long-term residential lease;

        (ww) Prepayment Penalty. The Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and will be enforced by the Interim Servicer for the benefit of the Purchaser, and each Prepayment Penalty is permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the Prepayment Penalty period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three (3) years from the date of such Mortgage Loan and the Mortgagor was notified in writing of such reduction in Prepayment Penalty period. With respect to any Mortgage Loan that contains a provision permitting imposition of a Prepayment Penalty prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) the Mortgage Loan's originator had a written policy of offering the Mortgagor or requiring third-party brokers to offer the Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a penalty and (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law;

        (xx) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending practices to the same extent as a prudent lender making mortgage loans similar to the Mortgage Loans would comply. This representation and warranty is a Deemed Material Breach Representation;

        (yy) Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

        (zz) Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

        (aaa) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

        (bbb) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with the Underwriting Guidelines and would be acceptable to a prudent lender that makes mortgage loans similar to the Mortgage Loans, for such trusts;

        (ccc) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Sellers, or is in the process of being recorded;

        (ddd) FICO Scores. Each Mortgagor has a non-zero FICO score. No Mortgage Loan has a Mortgagor with a FICO score of less than 500;

        (eee) Compliance with Anti-Money Laundering Laws. The Sellers have complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Sellers have established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

        (fff) Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

        (ggg) MERS Designations. With respect to each MERS Designated Mortgage Loan, the Sellers have designated the Custodian as the Investor and no Person is listed as Interim Funder on the MERS(R) System;

        (hhh) [RESERVED]

        (iii) Origination Practices. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan's requirements and the Mortgagor's credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the Mortgagor's application to such affiliate for underwriting consideration. For a Mortgagor who seeks financing through a Mortgage Loan originator's higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator's standard mortgage line if the Mortgagor was able to qualify for one of the standard products. This representation and warranty is a Deemed Material Breach Representation;

        (jjj) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor's credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan's originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. In the event the extension of credit was granted outside of the underwriting methodology there existed extenuating circumstances for such approval which have been documented by the Seller. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

        (kkk) Points and Fees. Points and fees charged were in compliance with State, Federal, all regulatory and governing agencies, Sellers Underwriting Guidelines and anti-predatory guidelines;

        (lll) Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material Breach Representation;

        (mmm) Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation;

        (nnn) No Mortgage Loan was originated by a Qualified Correspondent or Third Party Originator; and

        (ooo) Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan:

        (i) No Negative Amortization of Related First Lien Loan. The related first lien loan does not permit negative amortization;

        (ii) Request for Notice; No Consent Required. Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Sellers have notified such senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien loan or (b) such consent has been obtained and is contained in the related Mortgage File;

        (iii) No Default Under First Lien. To the best of Sellers' knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan;

        (iv) Right to Cure First Lien. The related first lien mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage; and

        (v) Principal Residence. The related Mortgaged Property is the Mortgagor's principal residence.

        This representation and warranty is a Deemed Material Breach Representation.

        Subsection 9.03   Remedies for Breach of Representations and Warranties.

        It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either any Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

        Within thirty (30) days of the discovery, Purchaser shall send written notice to the Sellers of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan). The Sellers shall use reasonable efforts to promptly cure such breach in all material respects and, if such breach cannot be cured within ninety (90) days, the Sellers shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, (i) within sixty (60) days of the earlier of either discovery by, or notice to, the Sellers of any breach of the representation and warranty set forth in clause (aaa) of Subsection 9.02, the Sellers shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and (ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within thirty (30) days of the earlier of either discovery by or notice to the Sellers of such breach, all of the affected Mortgage Loans shall, at the Purchaser's option, be repurchased by the Sellers at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representations and warranties set forth in clause (aaa) of such Subsection or any Deemed Material Breach Representation) and the Sellers discover or receive notice of any such breach within one hundred twenty (120) days of the related Closing Date, the Sellers shall, at the Purchaser's option and provided that the Sellers have a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than one hundred twenty (120) days after the related Closing Date. If the Sellers have no Qualified Substitute Mortgage Loan, they shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

        At the time of repurchase or substitution, the Purchaser and the Sellers shall arrange for the reassignment of the Deleted Mortgage Loan to the applicable Seller and the delivery to such Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Sellers shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Sellers shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Sellers shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03, with the Mortgage Note endorsed as required by Subsection 6.03. No substitution will be made in any calendar month after the Determination Date for such month. The Sellers shall remit directly to the Purchaser, or its designee in accordance with the Purchaser's instructions the Monthly Payment on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Sellers. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Sellers shall thereafter be entitled to retain all amounts subsequently received by the Sellers in respect of such Deleted Mortgage Loan.

        For any month in which the Sellers substitute a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Sellers shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Sellers directly to the Purchaser or its designee in accordance with the Purchaser's instructions within two (2) Business Days of such substitution. Accordingly, on the date of such substitution, the Sellers will remit to the Servicer from its own funds for deposit into the Custodial Account an amount equal to the amount of such shortfall plus one month's interest thereon at the Mortgage Loan remittance rate.

        In addition to such repurchase or substitution obligation, the Sellers shall indemnify the Purchaser, its successors and assigns and the Successor Servicer and hold them harmless against any material losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any bona fide claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of any Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of each Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection
9.03 constitute the sole remedies respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were "Successor Servicers" under this Agreement.

        Any cause of action against any of the Sellers relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and 9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by any Seller to the Purchaser, (ii) failure by the Sellers to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon any Seller by the Purchaser for compliance with this Agreement.

        Subsection 9.04   Repurchase of Mortgage Loans With Early Payment
Defaults.

        In the event that the first scheduled payment of principal and interest to be made by the mortgagor after the related Cut-off Date with respect to any Mortgage Loan is not paid by the date which is thirty (30) days after the due date (the "Early Payment Default Date"), the Sellers shall repurchase such Mortgage Loan at a price equal to the Repurchase Price. The Purchaser shall notify the Sellers in writing of an early payment default and request repurchase within the earlier of (A) thirty (30) days of the date that Purchaser receives notice of such default, or (B) ninety (90) days from the date of such default. Seller shall, at the Purchaser's option, repurchase such Mortgage Loan within thirty (30) days of receipt of such request.

        Subsection 9.05   Purchaser's Right to Review.

        Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of each Seller with respect to the Mortgage Loans. The Sellers will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor's, its financial partner's, and the rating agencies. The Sellers shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker's price opinions, to the extent available, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at such offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right to order additional broker's price opinions in its sole discretion at the Purchaser's expense.

        Prior to the related Closing Date, the Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in Subsection
6.03 is missing or defective in whole or in part, (b) for which the related broker's price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker's price opinion is greater than 100%, (d) which does not conform to the Sellers' underwriting guidelines, (e) which does not conform to the terms of the related Purchase Price and Terms Agreement or is in breach of the representations and warranties set forth in this Agreement, (f) that is not securitizable in the reasonable opinion of the Purchaser, or (g) which does not conform to the terms of any applicable federal, state, or local law or regulation. The Purchaser shall use its best efforts to notify the Sellers of any such rejected Mortgage Loan immediately upon discovery.

        The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement.

        Subsection 9.06   Prepayments in Full.

        With respect to any Mortgage Loan which prepays in full on or prior to the date which is the earlier of (a) three (3) months after the related Closing Date or (b) the date of the related net interest margin securitization, the Sellers shall pay the Purchaser, while Seller is interim servicing, within 30 days of such prepayment, and thereafter, within 5 business days of notice that includes collection notes and pay history, (a) with respect to any Mortgage Loan without a Prepayment Penalty, an amount equal to the difference between (i) the Purchase Price for such Mortgage Loan and (ii) the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, and (b) with respect to any Mortgage Loan with a Prepayment Penalty, an amount equal to the difference between (i) the Purchase Price for such Mortgage Loan and (ii) the sum of the outstanding principal balance of such Mortgage Loan as of the related Cut-off Date and the Prepayment Penalty actually received during the period the Seller is interim servicing the Mortgage Loans or contractually due thereafter. The Purchaser shall notify the Seller of any request for premium reimbursement within ninety (90) days of Purchaser's receipt of notice of any such prepayment.

        SECTION 10.       Closing.

        The closing for the purchase and sale of the Mortgage Loans in each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

        The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

            (i) at least two (2) Business Days prior to the related Closing Date or such later date on which the Purchaser has identified to the Sellers the final list of Mortgage Loans the Purchaser desires to purchase, the Sellers shall deliver to the Purchaser via electronic medium a Mortgage Loan Schedule acceptable to the Purchaser;

            (ii) all of the representations and warranties of the Sellers under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

            (iii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

            (iv) the Sellers shall have delivered and released to the Custodian all documents required hereunder; and

            (v) all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

        Subject to the foregoing conditions, the Purchaser shall pay to the Sellers on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account(s) designated by the Sellers.

        SECTION 11.       Closing Documents.

        (a) The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

            1. this Agreement;

            2. [RESERVED]

            3. an Officer's Certificate, in the form of Exhibit C hereto with respect to each Seller, including all attachments thereto;

            4. an Opinion of Counsel of each Seller (who may be an employee of such Seller), in the form of Exhibit D hereto ("Opinion of Counsel of the Seller");

            5. a security release in form and substance satisfactory to Purchaser as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

            6. the Underwriting Guidelines to be attached hereto as Exhibit H;
        and

            7. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by each Seller by merger or acquired or originated by such Seller while conducting business under a name other than its present name, if applicable.

        (b) The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

            1. an Assignment and Conveyance in the form of Exhibit I hereto, including all exhibits;

            2. a Purchase Price and Terms Agreement;

            3. the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

            4. each of the documents required to be delivered by each Seller pursuant to Subsection 6.03 hereof;

            5. the initial certification of the Custodian with respect to the related Mortgage Loan Package;

            6. a security release in form and substance satisfactory to Purchaser as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

            7. a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Sellers by merger or acquired or originated by such Seller while conducting business under a name other than its present name, if applicable; and

            8. if requested by the Purchaser in connection with a material change in any Seller's financial condition or corporate structure, an updated Officer's Certificate, in the form of Exhibit C hereto, including all attachments thereto.

        SECTION 12.       Costs.

        The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the related Closing Date, and all costs and expenses incurred in connection with the transfer of the Mortgage Loans, fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS(R) System of Mortgage Loans recorded in the name of MERS, Seller's custodial fees, including the Seller's costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of counsel to the Sellers, shall be payable by the Sellers.

        SECTION 13.       Cooperation of Seller with a Reconstitution.

        Each Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Transfer Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

        (i) if approved by Seller, one or more third party purchasers in one or more Whole Loan Transfers; or

        (ii) one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

        With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, each Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements as mutually agreed upon by the Purchaser and Sellers substantially in the form attached hereto as Exhibit G or L and deliver an opinion of counsel in form and substance mutually satisfactory to the Sellers and Purchaser if requested by the Purchaser; and (3) (a) to restate the representations and warranties set forth in this Agreement as of the Transfer Date in connection with such Reconstitution (each, a "Reconstitution Date") or
(b) upon reasonable request of the Purchaser, to make, in Seller's sole reasonable discretion, the representations and warranties set forth in the related selling/servicing guide of the master servicer or issuer, as the case may be, or such representations and warranties as may be required by any Rating Agency or prospective purchaser of the related securities or such Mortgage Loans, in connection with such Reconstitution as of the Transfer Date. Each Seller shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such
Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to such Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of such Seller as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit J hereto. The applicable Seller or Sellers shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of such Seller regarding such Seller (or if such Seller is not the originator, the originator of the Mortgage Loans), such Seller's servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution; provided, that the indemnification provided by this Section shall not apply to the extent that such information was made as a result of an error by the Purchaser or an affiliate of the Purchaser in the manipulation of, or calculations based upon, or any aggregation of, information provided by or on behalf of the Seller that was otherwise correct. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were "Successor Servicers" under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

        All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

        In the event, the Mortgage Loans are sold as part of a Securitization Transaction prior to the Transfer Date, the Seller shall remit to the Purchaser any and all payments received by the Seller, in its capacity as Interim Servicer, and due to the Purchaser hereunder, and the Purchaser shall remit any such payments received from the Seller to the applicable trust in connection with the applicable Securitization Transaction.

        SECTION 14.       The Sellers.

        Subsection 14.01 Additional Indemnification by the Sellers; Third Party Claims.

        Each Seller shall, jointly and severally, indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Sellers' indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Successor Servicer may sustain directly related to (a) any material breach of any representations, warranties or covenants set forth in this Agreement, (b) the failure of any Seller to perform its duties under this Agreement or (c) the failure of any Seller to service the Mortgage Loans in compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 13. The Sellers and Purchaser shall immediately notify the other if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against any Seller or the Purchaser in respect of such claim. The Purchaser shall promptly reimburse the Sellers for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to a Seller's indemnification pursuant to Section 9 or the first sentence of this Subsection 14.01, or is in any way related to the failure of any Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

        Subsection 14.02  Merger or Consolidation of the Seller.

        Each Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

        Any Person into which any Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which any Seller shall be a party, or any Person succeeding to the business of any Seller, shall be the successor of any Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

        SECTION 15.       Financial Statements.

        Seller's parent, CIT Group Inc. is a publicly traded company and its financial statements are available at http://www.cit.com/main/InvestorRelations/FinancialData.htm. Each Seller agrees to allow reasonable access to the Purchaser upon advanced written request to a knowledgeable financial or accounting officer of Seller for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting any Seller or the financial statements of any Seller.

        SECTION 16.       Mandatory Delivery.

        The sale and delivery on the related Closing Date of the Mortgage Loans is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of any Seller's failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

        SECTION 17.       Notices.

        All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

        (i) if to the Seller:

            The CIT Group/Consumer Finance, Inc.
            a Delaware corporation
            CIT Drive
            Livingston, NJ  07039
            Attention: John Paradisi

            The CIT Group/Consumer Finance, Inc. (NY)
            a New York corporation
            CIT Drive
            Livingston, NJ  07039
            Attention: John Paradisi

            The CIT Group/Consumer Finance, Inc. (TN)
            a Delaware corporation
            CIT Drive
            Livingston, NJ  07039
            Attention: John Paradisi

        (ii) if to the Purchaser:

            Goldman Sachs Mortgage Company
            100 2nd Ave. South
            Suite 200S
            St. Petersburg, Florida 33701
            Attention: Christina Liepold

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

        SECTION 18.       Severability Clause.

        Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

        SECTION 19.       Counterparts.

        This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

        SECTION 20.       Governing Law.

        This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by federal law.

        SECTION 21.       Intention of the Parties.

        It is the intention of the parties that the Purchaser is purchasing, and the Sellers are selling the Mortgage Loans and not a debt instrument of any Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Sellers, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Sellers shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

        SECTION 22.       Successors and Assigns; Assignment of Purchase
Agreement.

        This Agreement shall bind and inure to the benefit of and be enforceable by each Seller and the Purchaser and the respective permitted successors and assigns of such Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by any Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be pledged by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans without the consent of the Sellers. This Agreement may be assigned by the Purchaser in whole or in part to an Affiliate of the Purchaser. This Agreement may not be assigned to any Person not an Affiliate of Purchaser or other than pursuant to Section 13 without the consent of the Seller. If the Purchaser assigns any or all of its rights as Purchaser hereunder, the assignee of the Purchaser will become the "Purchaser" hereunder to the extent of such assignment. Any such assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") in the form attached hereto as Exhibit G.

        SECTION 23.       Waivers.

        No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

        SECTION 24.       Exhibits.

        The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

        SECTION 25.       General Interpretive Principles.

        For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

        (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

        (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

        (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

        (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

        (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

        (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

        SECTION 26.       Reproduction of Documents.

        This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        SECTION 27.       Further Agreements.

        The Sellers and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

        SECTION 28.       Recordation of Assignments of Mortgage.

        To the extent permitted by applicable law, for Mortgage Loans which are not registered with MERS, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Sellers' expense in the event recordation is either necessary under applicable law or requested by the Purchaser (which request may be made by the Purchaser at any time following the related Closing Date) at its sole option.

        SECTION 29.       No Solicitation.

        From and after the related Closing Date, each Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on any Seller's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and no Seller shall take any action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Sellers or any affiliate of the Sellers which are directed to the general public at large, including, without limitation, mass mailing, internet and e-mail solicitations, based in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 29.

        SECTION 30.       Waiver of Trial by Jury.

        EACH SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        SECTION 31.       Submission to Jurisdiction; Waivers.

        Each Seller hereby irrevocably and unconditionally:

                (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

                (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

        SECTION 32.       Confidential Information.

        Each Seller and Purchaser understand and agree that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with any Reconstitution, and any offering circulars or other disclosure documents produced in connection with any Reconstitution are confidential and proprietary to the Purchaser or Sellers, and the Sellers and Purchaser agree to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of any Seller or the Purchaser, as the case may be, (c) as is necessary in working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that no Seller may disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder. Moreover, each Seller understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and each Seller agrees to hold such documents confidential and not to divulge such documents to anyone except
(a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of any Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

        SECTION 33.       Compliance with Regulation AB.

        Subsection 33.01  Intent of the Parties; Reasonableness.

        The Purchaser and each Seller acknowledge and agree that the purpose of
Section 33 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission.

        Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). Each Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, each Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Sellers, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

        The Purchaser (including any of its assignees or designees) shall cooperate with the Sellers by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

        Subsection 33.02 Additional Representations and Warranties of the
Sellers.

        (a) Each Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against any Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to any Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

        (b) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03, the Sellers shall, within ten (10) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

        Subsection 33.03  Information To Be Provided by the Sellers.

        In connection with any Securitization Transaction each Seller required under item 1110 of Regulation AB shall (i) within ten (10) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor, in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Subsection, and (ii) as promptly as practicable following notice to or discovery by any Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Subsection.

        (a) If so requested by the Purchaser or any Depositor, each Seller shall provide such information regarding any Seller, as originator of the Mortgage Loans, as is reasonably requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall be in substantially the same form as the exhibit attached hereto as Exhibit H, and at a minimum shall include:

                (A) the originator's form of organization;

                (B) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originator's credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                (C) a description of any material legal or governmental proceedings pending (or known to be contemplated) against any Seller and each Third-Party Originator; and

                (D) a description of any affiliation or relationship between any Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Sellers by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

                1. the sponsor;
                2. the depositor;
                3. the issuing entity;
                4. any servicer;
                5. any trustee;
                6. any originator;
                7. any significant obligor;
                8. any enhancement or support provider; and
                9. any other material transaction party.

        (b) [Reserved]

        (c) [Reserved]

        (d) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Sellers shall (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against any Seller and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between any Seller and any of the parties specified in clause (D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

        Subsection 33.04  Indemnification.

        The Sellers shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

        (i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under this Section 33 by or on behalf of any Seller, (collectively, the "Seller Information"), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

        (ii) any failure by any Seller to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 33; or

        (iii) any breach by any Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by any Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date.

        In the case of any failure of performance described in clause (a)(ii) of this Section, the Sellers shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by any Seller or any Third-Party Originator.

        SECTION 34.       OBLIGATIONS JOINT AND SEVERAL

        (a) Each of The CIT Group/Consumer Finance, Inc., The CIT Group/Consumer Finance, Inc. (NY) and The CIT Group/Consumer Finance, Inc. (TN), hereby acknowledges and agrees that it shall be jointly and severally liable to Purchaser for all representations, warranties, covenants, obligations and indemnities of each Seller hereunder.

        (b) Each of The CIT Group/Consumer Finance, Inc., The CIT Group/Consumer Finance, Inc. (NY) and The CIT Group/Consumer Finance, Inc. (TN) waives any and all notice of the creation, renewal, extension or accrual of any of the obligations hereunder and notice of or proof of reliance by Purchaser upon the obligations of such Seller set forth herein or acceptance of such obligations by such Seller hereunder. Each of The CIT Group/Consumer Finance, Inc., The CIT Group/Consumer Finance, Inc. (NY) and The CIT Group/Consumer Finance, Inc. (TN) waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon each other Seller with respect to the obligations hereunder. Each of The CIT Group/Consumer Finance, Inc.'s, The CIT Group/Consumer Finance, Inc. (NY)'s and The CIT Group/Consumer Finance, Inc.
(TN)'s obligations shall be construed as continuing, absolute and unconditional obligations without regard to (i) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller against Purchaser, or (ii) any other circumstance whatsoever (with or without notice to or knowledge of any Seller) which constitutes, or might be construed to constitute, an equitable or legal discharge of such Seller for the obligations hereunder. Each of The CIT Group/Consumer Finance, Inc., The CIT Group/Consumer Finance, Inc. (NY) and The CIT Group/Consumer Finance, Inc. (TN) hereby waives any defense arising by reason of, and any and all right to assert against Purchaser any claim or defense based upon, an election of remedies by Purchaser which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes such Seller's subrogation rights, rights to proceed against such Seller or any other party for reimbursement or contribution, and/or any other rights of such Seller to proceed against any other Seller, against any other guarantor, or against any other person or security.

        (c) The parties intend that each of The CIT Group/Consumer Finance, Inc.'s, The CIT Group/Consumer Finance, Inc. (NY)'s and The CIT Group/Consumer Finance, Inc. (TN)'s obligations hereunder are primary obligations and not in the nature of a guaranty or suretyship.

                     [Signatures Commence on Following Page]

        IN WITNESS WHEREOF, each Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                  GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership
                                         (Purchaser)

                                         By:    GOLDMAN SACHS REAL ESTATE
                                                FUNDING CORP., a New York
                                                corporation, as General Partner

                                         By: __________________________________
                                             Name:
                                             Title:

                                         THE CIT GROUP/CONSUMER FINANCE, INC., a
                                             Delaware corporation, (a Seller and
                                             Interim Servicer)

                                         By: __________________________________
                                             Name:
                                             Title:

                                         THE CIT GROUP/CONSUMER FINANCE INC.
                                             (NY), a New York corporation, (a
                                             Seller)

                                         By: __________________________________
                                             Name:
                                             Title:

                                         THE CIT GROUP/CONSUMER FINANCE INC.
                                             (TN), a Delaware corporation (a
                                             Seller)

                                         By: __________________________________
                                             Name:
                                             Title:

                                    EXHIBIT A

                         CONTENTS OF EACH MORTGAGE FILE

        With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to
Section 6 of the Flow Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the "Agreement"):

        (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Sellers that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

        (b) the original of any guarantee executed in connection with the Mortgage Note;

        (c) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Sellers cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Sellers shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by such Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

        (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

        (e) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the applicable Seller in a merger, the Assignment of Mortgage must be made by "[SELLER], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the applicable Seller while doing business under another name, the Assignment of Mortgage must be by "[SELLER], formerly known as [previous name]";

        (f) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the originator to the Last Endorsee (or to MERS with respect to each MERS Designated Mortgage Loan) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Sellers shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the applicable Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by such Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

        (g) The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

        (h) security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

        In the event an Officer's Certificate of a Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, such Seller shall deliver to the Purchaser, within ninety
(90) days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                    EXHIBIT B

                          CONTENTS OF EACH CREDIT FILE

        (a) The original hazard insurance policy and, if required by law, flood insurance policy.

        (b) Residential loan application.

        (c) Mortgage Loan closing statement.

        (d) Verification of employment and income (except for Mortgage Loans originated under a Limited Documentation Program).

        (e) Verification of acceptable evidence of source and amount of downpayment.

        (f) Credit report on the Mortgagor.

        (g) Residential appraisal report, if available.

        (h) Photograph of the Mortgaged Property.

        (i) Survey of the Mortgaged Property, if any.

        (j) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

        (k) All required disclosure statements.

        (l) If available, termite report, structural engineer's report, water potability and septic certification.

        (m) Sales contract, if applicable.

        (n) Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

        (o) Amortization schedule, if applicable.

                                    EXHIBIT C

                         SELLER'S OFFICER'S CERTIFICATE

        I, ____________________, hereby certify that I am the duly elected [Vice] President of ________________ [COMPANY], a [state] [federally] chartered institution organized under the laws of the [state of ____________] [United States] (the "Company") and further as follows:

        1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since -----------.

        2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ___________.

        3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten (10) days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

        4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, by and between Goldman Sachs Mortgage Company (the "Purchaser") and [___________] (the "Purchase Agreement"), and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original or facsimile signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ____________.

        5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

        6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company's knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

        7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

        8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Agreements and any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

        9. The Company is duly authorized to engage in the transactions described and contemplated in the Agreements.

        IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:   ____________________                    By:___________________________
                                                 Name:_________________________
[Seal] Title: [Vice] President

        I, ________________________, an [Assistant] Secretary of ______________
[COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

        IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:   ____________________                    By:___________________________
                                                 Name:_________________________
                                                 Title: [Assistant] Secretary

                                  EXHIBIT 5 to
                         Company's Officer's Certificate

           NAME                       TITLE                    SIGNATURE
___________________________  _______________________  __________________________

___________________________  _______________________  __________________________

___________________________  _______________________  __________________________

___________________________  _______________________  __________________________

___________________________  _______________________  __________________________

___________________________  _______________________  __________________________

___________________________  _______________________  __________________________

                                    EXHIBIT D

                    FORM OF OPINION OF COUNSEL TO THE SELLER

                                     (date)

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Dear Sirs:

        You have requested our opinion, as Assistant Chief Counsel to The CIT Group/Consumer Finance, Inc., The CIT Group/Consumer Finance, Inc. (NY) and The CIT Group/Consumer Finance, Inc. (TN) (each, collectively the Company and each, a "Seller Entity"), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement by and between the Company, [___________] and [__________] and Goldman Sachs Mortgage Company (the "Purchaser"), dated as of May 1, 2006 (the "Purchase Agreement") which sale is in the form of whole loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

        We have examined the following documents:

        1.  the Purchase Agreement;

        2.  the form of Assignment of Mortgage;

        3.  the form of endorsement of the Mortgage Notes; and

        4. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

        To the extent we have deemed necessary and proper, we have relied upon the representations and warranties of the Company contained in the Purchase Agreement. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

        Based upon the foregoing, it is [our] [my] opinion that:

        1. Each Seller Entity is a corporation duly organized, validly existing and in good standing under the laws of each jurisdiction it conducts business in and is qualified to transact business in, and is in good standing under, the laws of each jurisdiction it conducts business in.

        2. Each Seller Entity has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver such Agreements and to perform and observe the terms and conditions of such Agreements.

        3. Each of the Agreements has been duly authorized, executed and delivered by each Seller Entity, and is a legal, valid and binding agreement enforceable in accordance with its respective terms against each Seller Entity, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

        4. Each Seller Entity has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements.

        5. Each Seller Entity has been duly authorized to allow any of its officers to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original [or facsimile] signature of the officer at each Seller Entity executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

        6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by any Seller Entity of or compliance with the Agreements and the sale of the Mortgage Loans by any Seller Entity or the consummation of the transactions contemplated by the Agreements or (ii) any required consent, approval, authorization or order has been obtained by the Company.

        7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of any Seller Entity, the terms of any indenture or, to the best of my knowledge, other agreement or instrument to which any Seller Entity is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which any Seller Entity is subject or by which it is bound.

        8. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against any Seller Entity which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of any Seller Entity or in any material impairment of the right or ability of any Seller Entity to carry on its business substantially as now conducted or in any material liability on the part of any Seller Entity or which would draw into question the validity of the Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of any Seller Entity to perform under the terms of the Agreements.

        9. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement and the Servicing Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of any Seller Entity thereto as noteholder and mortgagee.

        10. The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in Exhibit A to the Purchase Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of any Seller Entity, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by any Seller Entity from being enforceable.

        This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

        This opinion is given in my capacity as in-house counsel of the Company and no personal liability may be sought against me in connection therewith.

        I am admitted to practice only in the State of New York and the State of New Jersey. I am not admitted to the Bar in any other State and I do not express as opinion as to the laws of any jurisdiction other than the laws of the State of New York and the State of New Jersey, the General Corporate Law of the State of Delaware and the laws of the United States of America.

                                               Very truly yours,

                                               _____________________________
                                               [Name]
                                               [Assistant] General Counsel

                                    EXHIBIT E

                                   [RESERVED]

                                    EXHIBIT F

                                   [RESERVED]

                                    EXHIBIT G

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

        ASSIGNMENT AND ASSUMPTION AGREEMENT, dated ______________, between _______________________________, a ___________________ corporation ("Assignor")
and ______________________________, a __________________ corporation
("Assignee"):

        For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

        1. The Assignor hereby grants, transfers, conveys and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor with respect to the mortgage loans listed on Exhibit A attached hereto (the "Mortgage Loans"), and with respect to such Mortgage Loans, in, to and under (a) that certain Flow Mortgage Loan Purchase and Warranties Agreement dated as of May 1, 2006 and (b) that certain Flow Interim Servicing Agreement dated as of May 1, 2006, between the Purchaser and ________________________ (the "Servicing Agreement" and, together with the Purchase Agreement, the "Agreements").

        2. The Assignor warrants and represents to, and covenants with, the Assignee that:

                (a) The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

                (b) The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Agreements or the Mortgage Loans;

                (c) The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements; and

                (d) Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

        3. The Assignee warrants and represents to, and covenants with, the Assignor and the Seller pursuant to the Agreements that:

                (a) The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

                (b) The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

                (c) To the best of Assignee's knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

                (d) The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements, the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller, the Assignor and the Custodian all of the Assignor's obligations as Purchaser thereunder; including, without limitation, the limitation on assignment set forth in Section 22 of the Purchase Agreement;

                (e) The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

                (f) The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

                (g) The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

                (h) The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

                (i) The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

                (j) Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans, or otherwise approached or negotiated with respect to the Mortgage Loans or any interest in the Mortgage Loans with any person in any manner which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

                (k) Either: (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

        4. (a) The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans, this Assignment and Assumption Agreement and the Agreements is:

        The Assignee's wire instructions for purposes of all remittances and payments related to the Mortgage Loans are:

                (b) The Assignor's address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

        5. This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

        6. This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. This Assignment and Assumption Agreement may not be assigned by the Assignee without the express written consent of the Assignor. Any entity into which the Assignor or Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor or Assignee, respectively, hereunder.

        7. No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

        8. This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements by the Assignor.

        9. Notwithstanding the assignment of the Agreements by either the Assignor or Assignee, this Assignment and Assumption Agreement shall not be deemed assigned by the Assignor or the Assignee unless assigned by separate written instrument.

        10. For the purpose for facilitating the execution of this Assignment and Assumption Agreement as herein provided and for other purposes, this Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

        IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

______________________________                   ______________________________
Assignor                                         Assignee

By:___________________________                   By:___________________________
Name:                                            Name:
Title:                                           Title:

Taxpayer                                         Taxpayer
Identification No.____________                   Identification No.____________

                                    EXHIBIT H

                          REG AB ORIGINATOR DISCLOSURE

        The CIT Group/Consumer Finance, Inc. ("CIT") is a Delaware corporation, which is a licensed mortgage lender and originator of mortgage loans in 45 states. The CIT Group/Consumer Finance, Inc. (NY) ("CITNY") is a New York corporation and licensed mortgage lender and originator of mortgage loans in the State of New York. The CIT Group/Consumer Finance, Inc. (TN) ("CITTN") is a Delaware corporation and licensed mortgage lender and originator of mortgage loans in the State of Tennessee. CIT, CITNY and CITTN (collectively referred to as "CIT Home Lending") are each subsidiaries of CIT Group Inc.

        CIT Home Lending has been originating mortgage loans in excess of ten years. CIT Home Lending primarily originates, purchases and services mortgage loans secured by first or second liens on detached, single-family, residential properties. Products are both fixed and variable-rate closed-end loans, and variable-rate lines of credit. Customers borrow to consolidate debts, refinance an existing mortgage, fund home improvements, pay education expenses and other reasons. Loans are originated through brokers and correspondents with a high proportion of home lending applications processed electronically over the Internet via BrokerEdge, a proprietary system.

        The table below sets forth the number and aggregate principal balance of mortgage loans originated by CIT Home Lending during the periods indicated:

                                         Twelve-Months Ended December 31,
                                      ------------------------------------
                                      2001    2002    2003    2004    2005
                                      ----    ----    ----    ----    ----
By Number..........................
By Aggregate Principal Balance
  (in Billions)....................

                General CIT Home Lending Underwriting Guidelines

        The CIT Home Lending Underwriting Guidelines. The following information has been supplied for inclusion in this prospectus supplement by CIT. Accordingly, neither the issuer, the depositor, the servicer, the trustee, any of the other originators nor any of the underwriters make any representation or warranty as to the accuracy, sufficiency and completeness of this information.

        The following is a general summary of the CIT Home Lending Underwriting Guidelines. This summary does not purport to be a complete description of the underwriting standards of CIT Home Lending. The CIT Home Lending Underwriting Guidelines are generally intended to evaluate the credit risk of mortgage loans made to borrowers with imperfect credit histories ranging from minor delinquencies to bankruptcy, or borrowers with relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. In addition, the guidelines also evaluate the value and adequacy of the mortgaged property as collateral. On a case-by-case basis, CIT Home Lending may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the applicable underwriting guide lines warrants an underwriting exception. Compensating factors may include, but are not limited to, relatively low loan-to-value ratio, relatively low debt-to-income ratio, better than required credit history, stable employment, financial reserves, and time in residence at the applicant's current address. A significant number of the mortgage loans may represent such underwriting exceptions.

        The CIT Home Lending Underwriting Guidelines are used by lenders to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral for the Home Equity Loan. CIT Home Lending uses a combination of credit scoring and judgmental credit analysis in making its underwriting decisions. As part of its underwriting process, CIT Home Lending will adjust the interest rate it charges on each Home Equity Loan to reflect CIT Home Lending's evaluation of the relative risk associated with a particular loan applicant. This practice is known as "risk-based" pricing.

        Initially, CIT Home Lending's credit criteria focused on high credit quality loans. These loans generally had shorter terms and were mostly second mortgages. In 1994, CIT Home Lending introduced risk-based pricing and changed its credit criteria to include certain specialized loan programs such as high loan to value, no income verification and purchase money loan programs. Under these specialized programs, underwriters can approve applicants with certain positive attributes (such as a high credit score, good credit bureau history, or characteristics of stability) with low equity in the property, without income verification, or if the purpose of the loan is to purchase real estate. These factors might have disqualified the applicant under CIT Home Lending's pre-1994 loan programs. CIT Home Lending believes that the positive attributes of these applicants overcome the other less favorable indicators that may be present.

        In 1995, CIT Home Lending added loan programs accommodating applicants with a record of more serious credit problems. Under the terms of these programs, the underwriter places greater emphasis on the applicant's equity in a home as well as other positive factors which are intended to compensate for the previous blemished credit record. CIT Home Lending may in the future change the underwriting policies and procedures described herein.

        Description of Underwriting Process. CIT Home Lending's underwriting process occurs at the local office, regional office, and the home office. Generally, loan applications are input into an automated application processing system which allows CIT Home Lending to track its underwriting systematically and to achieve more uniform underwriting decisions. The system displays both an internal proprietary credit score and in most cases the credit bureau score ("FICO"). The internal credit score which CIT Home Lending utilizes is a proprietary model that was purchased from Fair, Isaac Company. CIT Home Lending's internal score is calculated by evaluating the characteristics of each individual loan application. The characteristics include: (1) occupancy status;
(2) length of time at the residence; (3) length of time at the present employer;
(4) debt to income ratio; (5) bank account references; (6) credit bureau information; and (7) loan-to-value ratio. The FICO scores of CIT Home Lending with respect to the Mortgage Loans as of the Cut-Off Date are included in the tables under "The Mortgage Loan Pool--The Mortgage Loans" herein.

        The underwriter evaluates the application and loan package based upon both the applicable credit scores and other characteristics of the application. The underwriter may approve or deny the application even if the credit score does not indicate that approval or denial is warranted if, in the opinion of the underwriter, other factors exist which would support an approval or denial of the application.

        The extent of an underwriter's credit authority will be based in part on certain minimum FICO score. The Chief Underwriter of CIT Home Lending assigns credit authority to individual underwriters based upon their experience and understanding of CIT Home Lending's underwriting policies and procedures. There is a hierarchy of credit authority in the organization beginning at the office level, progressing to the regional office and then to headquarters. If an underwriter believes that an approval is warranted but the underwriter does not have the authority to issue a loan approval, the underwriter recommends the loan application to the next higher credit authority. This more senior underwriter may have the appropriate level of authority to approve the loan. This process insures that an underwriter with the appropriate level of experience is reviewing the loan application.

        CIT Home Lending's Credit Department management monitors the performance of its underwriters. CIT Home Lending has produced and consistently updates written policies and procedures detailing the loan underwriting process and procedures as well as the loan programs. Generally, loan applications are subject to a credit investigation. A prospective borrower applying for a home equity loan directly from CIT Home Lending is required to fill out or to submit information to complete an application. The application is designed to provide to the underwriter pertinent credit information with respect to the applicant `s liabilities, income, credit history, employment history and personal information. In addition, with respect to each purchase money mortgage, each applicant may be required to have adequate cash to pay the down payment and closing costs. Credit reports, whether or not received as part of the original loan application, are generally obtained and reviewed for all lines of business.

        CIT Home Lending requires a credit report on each applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. All adverse information obtained relative to legal actions, payment records and character may be required to be satisfactorily explained and acceptable to the underwriter. The applicant may also be required to provide a letter explaining all late payments on mortgage and consumer (i.e., non-mortgage) debt noted on the credit report. CIT Home Lending generally obtains other evidence of employment to verify information provided by the borrower. CIT Home Lending sometimes obtains a written verification from the borrower's employer. This verification usually reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue such employment in the future. Instead of the written verification from the borrower's employer, CIT Home Lending may instead obtain from the applicant recent tax returns or other tax forms (e.g., W-2 forms) or current pay stubs or bank statements or may telephone the applicant's employer to verify an applicant's employment status. If the employer will not verify employment history over the telephone, CIT Home Lending may rely solely on the other information provided by the applicant. If a prospective borrower is self-employed, the borrower may be required to submit copies of the two most recent signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

        As part of the loan approval, the underwriter will assign a credit risk rating or program code to the proposed loan. The underwriter may also add written conditions required in order to fund the loan.

        Institutional Bulk Portfolio Underwriting. In the case of an Institutional Bulk Portfolio, CIT Home Lending underwrites the entire portfolio of loans to determine if these loans would, at the time of their origination, have met the underwriting criteria of CIT Home Lending. If, during the credit review of an Institutional Bulk Portfolio, CIT Home Lending determines that the loans do not conform to its underwriting standards, CIT Home Lending may purchase the Institutional Bulk Portfolio at a price which CIT Home Lending believes will reflect the increased risk in the portfolio.

        Valuation Underwriting - General. In determining the adequacy of the mortgaged property as collateral, combined loan-to-value ratio guidelines are established depending on the type of loan. The maximum combined loan-to-value ratio is determined by the loan program and credit risk rating. Generally, CIT Home Lending confirms the value of the property to be mortgaged by appraisals performed by independent appraisers or other valuation methods.

        Valuation Methods and Standards by Different Lines of Business. For loans originated by CIT Home Lending appraisals are obtained from outside service companies. These appraisals may be ordered by CIT Home Lending or the broker. Such appraisals are based upon an appraiser's inspection of the subject property and verification that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to FNMA or FHLMC appraisal standards then in effect. Every independent appraisal is reviewed by a CIT Home Lending collateral risk manager during the application approval process and the final funding is based on the results of that review. If CIT Home Lending determines that these valuations are inaccurate, it may reevaluate the appraiser or in some cases require a recourse party to repurchase the transaction.

        CIT Home Lending requires a full appraisal for most transactions based upon its underwriting guidelines which take into account the loan amount, the loan to value ratio and the type of property. On a limited basis, CIT Home Lending may not require a full appraisal for a loan. Instead, CIT Home Lending may accept a "drive-by" valuation, which is made by an appraiser who may not inspect the interior of the building. Some drive-by valuations may only involve a visual observation of the exterior characteristics and condition of the property and the neighborhood. Since the appraiser has not inspected the interior dimensions, improvements and conditions of the property, the drive-by method produces only a general approximation of value for the particular property. If there is an appraisal which was completed within six months of the loan application, in certain cases CIT Home Lending may rely on the prior appraisal.

        CIT Home Lending will review the accuracy of appraised values of all or a portion of the mortgaged properties securing the loans in an Institutional Bulk Portfolio. This verification may include obtaining review or drive-by appraisals or relying on an external vendor's automated appraised value database. In addition, CIT Home Lending's collateral risk managers will generally conduct a desktop review of the appraisals from the statistical sampling of loan files selected for due diligence review.

        Underwriting - Other Issues. CIT Home Lending has several procedures which it uses to verify the applicant's outstanding balance and payment history on any senior mortgage, including direct verification from the senior mortgage lender. If the senior mortgage lender does not verify this information by telephone, CIT Home Lending may rely upon information provided by the applicant, such as a recent statement from the senior lender and evidence of payment, such as canceled checks, or upon information provided by national credit bureaus.

        Once all applicable employment, credit and property information is received, CIT Home Lending makes a determination as to whether the prospective borrower has sufficient monthly income available to meet the borrower's (i) monthly obligations on the proposed mortgage and any other mortgage debt on the mortgaged property and other expenses related to the mortgaged property (such as property taxes and hazard insurance), (ii) and other financial obligations. Specialized underwriting programs described below may also apply to prospective borrowers.

        Currently, CIT Home Lending generally accepts debt service ratios with respect to fixed-rate loans and adjustable-rate loans of up to 55% of the proposed borrower's estimated monthly gross income, generally based upon historically consistent income over a two year period. For adjustable-rate loans, CIT Home Lending computes the borrower's monthly obligation on the proposed loan using the initial mortgage amount and the maximum mortgage rate permitted after one year.

        CIT Home Lending also offers different loan programs with different underwriting standards, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, in appropriate cases where factors such as low combined loan-to-value ratios or other favorable credit factors exist.

        Certain of the types of loans in CIT Home Lending's portfolio have been originated under new programs and may involve additional credit uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the mortgagor. CIT Home Lending may underwrite such a loan on the basis of a judgment that the mortgagor can make the initial monthly payments. In some instances, however, a mortgagor may not have sufficient income to continue to make the required loan payments as such payments increase. CIT Home Lending may also underwrite such a loan in reliance on combined loan-to-value ratios or other favorable credit factors.

        CIT Home Lending will not purchase or close a Home Equity Loan prior to receiving evidence that the property securing the loan is insured against casualty loss. CIT Home Lending requires evidence of fire and extended coverage casualty insurance on the home in an amount at least equal to the principal balance of the related loan plus, in the case of a loan secured by a subordinate priority lien on the mortgaged property, the amount of each mortgage secured by senior priority liens, or, if required by law, the replacement cost of the property if such replacement cost is less than the mortgages.

        In addition, at the closing, the borrower is required to sign a letter addressed to his insurance carrier naming CIT Home Lending as a loss payee under the insurance policy, which CIT Home Lending will thereafter mail to the insurer. Accordingly, CIT Home Lending normally will not be named as a loss payee with respect to the property securing the Home Equity Loan at the time the loan is made or purchased and insurance proceeds might not be available to cover any loss to CIT Home Lending.

        After closing, CIT Home Lending monitors the continued existence of casualty insurance on the mortgaged properties. CIT Home Lending will "force place" casualty insurance coverage if CIT Home Lending discovers that casualty insurance coverage has lapsed.

        CIT Home Lending prior to July 1, 2001 required title insurance on all of its mortgage loans secured by liens on real property if: (1) the principal balance is over $100,000; (2) the combined loan-to-value ratio is greater than 85% on a first lien position; (3) the borrower is a trust; (4) there is a transfer of title; (5) closing is conducted pursuant to a power of attorney; (6) the home was not subject to an existing mortgage; or (7) the first lien holder is a not an institutional lender. In cases where CIT Home Lending did not require title insurance, it instead obtains a last owner title search which is ordered to verify that the borrower is the last owner of record of the mortgaged property. On July 1, 2001, CIT Home Lending began requiring full title insurance on all loans in most states.

        The actual maximum amount that CIT Home Lending will lend is determined by an evaluation of the applicant's ability to repay the loan, the value of the applicant's equity in the real estate, and the ratio of such equity to the real estate's appraised value.

        Specialized Underwriting Programs. CIT Home Lending also originates or purchases loans pursuant to alternative sets of underwriting criteria under its No Income Verification program. Under this program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification therefore is waived. Home Equity Loans underwritten under these programs are limited to self-employed borrowers and certain wage earners with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion. Borrowers with poorer credit histories are considered with lower combined loan-to-value ratios. Permitted maximum combined loan-to-value ratios under these programs are more restrictive than under CIT Home Lending's standard underwriting criteria.

        These programs are designed to facilitate the loan approval process and thereby improve CIT Home Lending's competitive position among other mortgage loan originators. Under the No Income Verification program, the customer does not provide income documentation to CIT Home Lending. The stated income must appear reasonable and realistic to the underwriter compared to the customer's assets and credit history. In March 1998, CIT Home Lending began accepting No Income Verification program applications secured by non-owner occupied properties.

        CIT Home Lending may modify or eliminate these specialized underwriting programs from time to time. CIT Home Lending may also introduce new, additional specialized underwriting programs in the future, which may modify the underwriting guidelines set forth herein.

        Quality Control. CIT Home Lending implements quality control programs in three areas: 1) lending and documentation standards, 2) re-underwriting of the loan, and 3) re-verification of employment. CIT Home Lending applies the lending and documentation standards quality control program to its own originations and to purchased loans. The quality control procedures are designed to assure that a consistent level of quality applies to all loans in the portfolio, regardless of source. CIT Home Lending may vary quality control procedures based upon the business source for the loan. CIT Home Lending also performs general quality control review through a central quality control effort. These procedures include a review of a sample of originated and purchased loans from each of CIT Home Lending's production offices. Every office is audited monthly and loans originated during prior months are reviewed for compliance with lending and documentation standards. In addition, loans originated by CIT Home Lending are audited on a monthly basis for compliance with lending and documentation standards. In addition, CIT Home Lending re-verifies employment of its borrowers. These re-verifications are conducted monthly on some of the loans in the portfolio to detect fraud and to confirm the accuracy of the information provided in the application.

                                    EXHIBIT I

                            ASSIGNMENT AND CONVEYANCE

        On this __ day of _________, 200_, [SELLER], as the Seller, under that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006 (the "Agreement") does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser. The Mortgage Loans have the pool characteristics set forth on Exhibit 2 hereto.

        The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Subsection 9.02 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Subsection 9.01 of the Agreement with respect to the Seller are true and correct as of the date hereof.

        Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                                    [SELLER]
                                    (Seller)

                                    By: ________________________________________
                                        Name:
                                        Title:

                     Exhibit 1 to Assignment and Conveyance

                             Mortgage Loan Schedule

                     Exhibit 2 to Assignment and Conveyance

   Pool Characteristics of the Mortgage Loans as delivered on the Closing Date

                                    EXHIBIT J

                        FORM OF INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated [_______], 200___ ("Agreement") between GS Mortgage Securities Corp., a Delaware corporation (the "Depositor"), and [___________________], a [_________] corporation (the
"Indemnifying Party").

                              W I T N E S S E T H:

        WHEREAS, the Indemnifying Party or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to an Affiliate of the Depositor in anticipation of the securitization transaction; and

        WHEREAS, as an inducement to the Depositor to enter into the Assignment and Recognition Agreement, to the Underwriter[s] to enter into the Underwriting Agreement (as defined herein), and to the Initial Purchaser[s] to enter into the Certificate Purchase Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1. DEFINITIONS

        Subsection 1.01 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

        1933 Act: The Securities Act of 1933, as amended.

        1934 Act: The Securities Exchange Act of 1934, as amended.

        ABS Informational and Computational Material: Any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as amended from time to time.

        Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

        Certificate Purchase Agreement: The Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

        Free Writing Prospectus: Any written communication that constitutes a "free writing prospectus," as defined in Rule 405 under the 1933 Act.

        GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

        Indemnified Parties: As defined in Section 3.01.

        Indemnifying Party Information: (A) All information in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings ["Transaction Overview--Parties--The Responsible Party"] and ["The Mortgage Loan Pool--Underwriting Guidelines"] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or alleged untrue statement or omission arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Indemnifying Party or any Affiliate thereof), and (B) [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

        Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

        Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, the Indemnifying Party, [Servicer], as servicer, and [Trustee], as trustee.

        Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

        Prospectus Supplement: The prospectus supplement, dated [_____], 200___, relating to the public offering of the Publicly Offered Certificates.

        Publicly Offered Certificates: [______________________________], issued pursuant to the Pooling and Servicing Agreement.

        Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

        Underwriters: Goldman, Sachs & Co., a New York limited partnership[, and [____________], a [___________] corporation], and their successors and assigns.

        Underwriting Agreement: The Underwriting Agreement, dated as of [_____], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

        Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

        SECTION 2. REPRESENTATIONS AND WARRANTIES.

        (a) Each party hereto represents and warrants that it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

        (b) Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party;

        (c) Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party; and

        (d) The Indemnifying Party hereto represents that the Indemnifying Party Information satisfies the requirements of the applicable provisions of Regulation AB.

        SECTION 3. INDEMNIFICATION

        Subsection 3.01 Indemnification by the Indemnifying Party of the Depositor and the Underwriters.

        (a) The Indemnifying Party shall indemnify and hold harmless the Depositor, GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of the representation and warranty set forth in Section 2(d) above or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Material, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Indemnifying Party's liability under this
Section 3.01 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

        (b) If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an Indemnified Party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor, GSMC, the Underwriter[s], and the Initial Purchaser[s], on one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this
Section 3.01, each director, officer, partner and controlling Person, of the Depositor, GSMC, the Underwriter[s] and the Initial Purchaser[s] and their respective Affiliates shall have the same rights to contribution as such Person.

        Subsection 3.02 Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.01 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under Section 3.01, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under
Section 3.01. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel representing the Indemnified Parties (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

        SECTION 4. GENERAL.

        Subsection 4.01 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

        Subsection 4.02 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

        Subsection 4.03 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

        Subsection 4.04 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

        Subsection 4.05 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,
Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Indemnifying Party: [______________], [Address], Attention:
[------------].

        Subsection 4.06 Submission To Jurisdiction; Waivers. The Indemnifying Party hereby irrevocably and unconditionally:

        (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

        (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

        (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

        (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                                      GS MORTGAGE SECURITIES CORP.

                                      By: _____________________________________
                                          Name:
                                          Title:

                                      [INDEMNIFYING PARTY]

                                    By:
                                        Name:

                                    EXHIBIT K

                            MONTHLY REMITTANCE ADVICE

                                    EXHIBIT L

                      ASSIGNMENT AND RECOGNITION AGREEMENT

        THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated April 17, 2006, (this "Agreement") among Goldman Sachs Mortgage Company (the "Assignor"), GS Mortgage Securities Corp. (the "Assignee") and [CIT] (the "Company"):

        For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

        1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans"), including interest and principal payments after [________] and (b) except as described below, that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006 (the "Purchase Agreement"), between the Assignor, as purchaser (the "Purchaser"), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans.

        The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection 14.01 of the Purchase Agreement.

Recognition of the Company

        2. From and after the date hereof the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to the Trustee on behalf of the [____________] (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of [________] (the "Pooling Agreement"), among the Assignee, Deutsche Bank National Trust Company, as trustee (the "Trustee"), [__________] as a servicer of certain mortgage loans (the "Servicer"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trustee on behalf of the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trustee on behalf of the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trustee on behalf of the Trust (including the Servicer acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trustee on behalf of the Trust (including the Servicer acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

        3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

               (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

               (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

               (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement;

               (d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent; and

        4. Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Subsections 9.01 and
9.02 of the Purchase Agreement, are true and correct as of [date] (the "Servicing Transfer Date") as if such representations and warranties were made on the Servicing Transfer Date, except that the representation and warranty set forth in Subsection 9.02(a) shall, for purposes of this Agreement, relate to the Mortgage Loan Schedule attached hereto.

Remedies for Breach of Representations and Warranties

        5. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trustee (including the Servicer acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Miscellaneous

        6. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        7. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

        8. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trustee on behalf of the Trust (including the Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

        9. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

        10. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

        11. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

        12. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                        GS MORTGAGE SECURITIES CORP.

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        GOLDMAN SACHS MORTGAGE COMPANY, a New
                                            York limited partnership

                                     By:  GOLDMAN SACHS REAL ESTATE FUNDING
                                          CORP., a New York corporation, its
                                          General Partner

                                      By: ______________________________________
                                          Name:
                                          Title:

                                        [CIT]

                                        By: ____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT A

                             Mortgage Loan Schedule

                                   EXHIBIT AA

                            FIRST HORIZON AGREEMENTS


                      ASSIGNMENT AND RECOGNITION AGREEMENT

            THIS ASSIGNMENT AND RECOGNITION AGREEMENT, dated August 25, 2006, (this "Agreement") among Goldman Sachs Mortgage Company (the "Assignor"), GS Mortgage Securities Corp. (the "Assignee") and First Horizon Home Loan Corporation (the "Company"):

            For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment and Conveyance

            1. The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed as being originated by the Company on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans"), including interest and principal payments after August 1, 2006 and (b) except as described below, that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006 (the "Purchase Agreement"), between the Assignor, as purchaser (the "Purchaser"), and the Company, as seller, solely insofar as the Purchase Agreement relates to the Mortgage Loans.

            The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement which are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection 14.01 of the Purchase Agreement.

Recognition of the Company

            2. From and after the date hereof the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to the Trustee on behalf of the GSAMP Trust 2006-HE5 (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2006 (the "Pooling Agreement"), among the Assignee, the Trustee, Litton Loan Servicing LP, as a servicer of certain Mortgage Loans ("Litton"), Select Portfolio Servicing, Inc., as a servicer of certain Mortgage Loans ("SPS"), Avelo Mortgage, L.L.C., as a servicer of certain Mortgage Loans (together with Litton and SPS, including their successors in interest and any successor servicers of the Mortgage Loans under the Pooling Agreement, the "Servicers"), Deutsche Bank National Trust Company, as a custodian ("Deutsche Bank"), J.P. Morgan Trust Company, National Association, as a custodian ("J.P. Morgan"), U.S. Bank National Association, as a custodian (together with Deutsche Bank and J.P. Morgan, including their successors in interest and any successor custodians of the Mortgage Loans under the Pooling Agreement, the "Custodians") and Wells Fargo Bank, N.A., as master servicer (including its successors in interest and any successor master servicer of the Mortgage Loans under the Pooling Agreement, the "Master Servicer") and as securities administrator (including its successors in interest and any successor securities administrator of the Mortgage Loans under the Pooling Agreement, the "Securities Administrator"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans, (ii) the Company shall look solely to the Trustee on behalf of the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trustee on behalf of the Trust (including the Servicers, the Master Servicer and the Trustee acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) or the Custodian under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Servicers, the Master Servicer and the Trustee acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

            3. The Company warrants and represents to the Assignor, the Assignee and the Trust as of the date hereof that:

            (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

            (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

            (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement;

            (d) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent;

            (e) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan; and

            (f) In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan.

            4. Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Subsections
9.01 and 9.02 of the Purchase Agreement, (except with respect to Subsection 9.02(a), for which the Company makes no representations and warranties as to the unpaid principal balances set forth on the Mortgage Loan Schedule attached hereto and with respect to clauses (b), (c), (d), (f), (h), the last sentence of
(p), (q), (r), (z), (hh), (ii), (kk), (ll), (mm), (rr), (ss), (uu), (nnn)(3) and
(nnn)(4) of Subsection 9.02, are true and accurate as of the Servicing Transfer Date (as defined in the applicable terms letter)), are true and correct as of August 25, 2006 (the "Securitization Closing Date") as if such representations and warranties were made on the Securitization Closing Date, except that the representation and warranty set forth in Subsection 9.02(a) shall, for purposes of this Agreement, relate to the Mortgage Loan Schedule attached hereto.

Remedies for Breach of Representations and Warranties

            5. (a) The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trustee (including the Servicers, the Master Servicer and the Trustee acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection
9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

            (b) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, and solely with respect to the GSAMP 2006-HE5 transaction, the last sentence in the fifth full paragraph of Subsection 9.03 of the Purchase Agreement is deleted in its entirety and replaced with the following:

            "Accordingly, on the date of such substitution, the Seller will remit to the Purchaser from its own funds an amount equal to the amount of such shortfall plus one month's interest thereon at the Mortgage Interest Rate on the Deleted Mortgage Loan."

            6. The Company, the Assignor and the Assignee hereby acknowledge and agree that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Master Servicer, the Securities Administrator and the Servicers acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

            7. In the event a Mortgage Loan is required to be repurchased pursuant to Subsection 9.04 of the Purchase Agreement, the Company shall pay to the Trust the Repurchase Price (as defined in the Purchase Agreement), and the Company shall pay to the Assignor the amount by which the repurchase price set forth in Section 5 of the Purchase Price and Terms Agreements, dated April 12, 2006 and May 31, 2006, between the Company and the Assignor, exceeds such Repurchase Price.

            8. The Company shall indemnify and hold harmless the Assignee, the Servicers, the Master Servicer, the Securities Administrator and the Trustee and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Company's obligations under this Section 8, or the Company's negligence, bad faith, willful misconduct or material misstatements or omissions in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then the Company agrees that it shall contribute to the amount paid or payable by the Assignee, the Servicers, the Master Servicer, the Securities Administrator and/or the Trustee (and their respective officers, directors and affiliates) as a result of the losses, claims, damage or liabilities of the Assignee, the Servicers, the Master Servicer, the Securities Administrator and/or the Trustee in such proportion as is appropriate to reflect the relative fault of the Assignee, the Servicers, the Master Servicer, the Securities Administrator or the Trustee, as the case may be, on the one hand, and the Company on the other in connection with a breach of the Company's obligation under this Section 8 or the Company's negligence, bad faith, willful misconduct or material misstatements or omissions in connection therewith.

            9. The Assignor warrants and represents to the Assignee and the Trust as of the date hereof that, with respect to each Mortgage Loan:

            (a) The Assignor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

            (b) The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

            (c) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loans have been complied with, including, but not limited to, all applicable anti-predatory and abusive lending laws; and

            (d) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

     For the purposes of this Section 9(d) the following definitions shall apply:

              Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

              Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

              Standard & Poor's Glossary: Version 5.7(d) of the Standard & Poor's LEVELS(R) Glossary, or such version as may be in effect from time to time.

              High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) a "high cost home," "threshold," "covered," (excluding New Jersey "Covered Home Loans" as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Remedies for Breach of Representations and Warranties of the Assignor

            10. The Assignor hereby acknowledges and agrees that in the event of any breach of the representations and warranties made by the Assignor set forth in Section 9 hereof that materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee or the Trust therein within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty, it shall cure, purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price set forth in the Pooling Agreement.

Enforcement of Representations and Warranties of the Company

            11. The Assignor hereby agrees to use its best efforts to enforce the remedies for a breach of the representations and warranties of the Company set forth in Section 5 herein.

            12. Any notice hereunder to the Company or the Assignor hereunder shall be given in accordance with the Purchase Agreement. Any notice hereunder to the Assignee or any other party in interest in the GSAMP 2006-HE5 transaction other than the Company shall be given to the Assignor in accordance with the Purchase Agreement.

Miscellaneous

            13. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            14. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

            15. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trustee on behalf of the Trust (including the Servicers and the Master Servicer acting on the Trust's behalf). Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

            16. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by Assignor to Assignee and by Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

            17. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            18. In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            19. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                    GS MORTGAGE SECURITIES CORP.

                                    By: /s/ Michelle Gill
                                       -----------------------------------------
                                       Name: Michelle Gill
                                       Title: Vice President

                                    GOLDMAN SACHS MORTGAGE COMPANY, a New
                                    York limited partnership

                                    By:  GOLDMAN SACHS REAL ESTATE FUNDING
                                         CORP., a New York corporation, its
                                         General Partner

                                    By: /s/ Kevin Gasvoda
                                       -----------------------------------------
                                         Name: Kevin Gasvoda
                                         Title: Managing Director

                                    FIRST HORIZON HOME LOAN CORPORATION

                                    By: /s/ Kenton T. Smith
                                       -----------------------------------------
                                       Name: Kenton T. Smith
                                       Title: Div. V.P.

                       [First Horizon AAR GSAMP 2006-HE5]

                EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT

                             Mortgage Loan Schedule

================================================================================


              FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT


                         GOLDMAN SACHS MORTGAGE COMPANY


                                    Purchaser


                      FIRST HORIZON HOME LOAN CORPORATION,


                                     Seller


                             Dated as of May 1, 2006


                                  Conventional,
                            Fixed and Adjustable Rate
                           Residential Mortgage Loans
                              (Subprime, Released)


================================================================================

                                TABLE OF CONTENTS

SECTION 1.     DEFINITIONS..................................................

SECTION 2.     AGREEMENT TO PURCHASE........................................

SECTION 3.     MORTGAGE SCHEDULES...........................................

SECTION 4.     PURCHASE PRICE...............................................

SECTION 5.     EXAMINATION OF MORTGAGE FILES................................

SECTION 6.     CONVEYANCE FROM SELLER TO PURCHASER..........................

   Subsection 6.01   Conveyance of Mortgage Loans...........................

   Subsection 6.02   Books and Records......................................

   Subsection 6.03   Delivery of Mortgage Loan Documents....................

   Subsection 6.04   Quality Control Procedures.............................

SECTION 7.     SERVICING OF THE MORTGAGE LOANS..............................

SECTION 8.     TRANSFER OF SERVICING........................................

SECTION 9.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER;
               REMEDIES FOR BREACH..........................................

   Subsection 9.01   Representations and Warranties Regarding the Seller....

   Subsection 9.02   Representations and Warranties Regarding Individual
                     Mortgage Loans.........................................

   Subsection 9.03   Remedies for Breach of Representations and Warranties..

   Subsection 9.04   Repurchase of Mortgage Loans With Early Payment
                     Defaults...............................................

   Subsection 9.05   Purchaser's Right to Review............................

   Subsection 9.06   Prepayments in Full....................................

SECTION 10.    CLOSING......................................................

SECTION 11.    CLOSING DOCUMENTS............................................

SECTION 12.    COSTS........................................................

SECTION 13.    COOPERATION OF SELLER WITH A RECONSTITUTION..................

SECTION 14.    THE SELLER...................................................

   Subsection 14.01  Additional Indemnification by the Seller; Third Party
                     Claims.................................................

   Subsection 14.02  Merger or Consolidation of the Seller..................

SECTION 15.    FINANCIAL STATEMENTS.........................................

SECTION 16.    MANDATORY DELIVERY; GRANT OF SECURITY INTEREST...............

SECTION 17.    NOTICES......................................................

SECTION 18.    SEVERABILITY CLAUSE..........................................

SECTION 19.    COUNTERPARTS.................................................

SECTION 20.    GOVERNING LAW................................................

SECTION 21.    INTENTION OF THE PARTIES.....................................

SECTION 22.    SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT.....

SECTION 23.    WAIVERS......................................................

SECTION 24.    EXHIBITS.....................................................

SECTION 25.    GENERAL INTERPRETIVE PRINCIPLES..............................

SECTION 26.    REPRODUCTION OF DOCUMENTS....................................

SECTION 27.    FURTHER AGREEMENTS...........................................

SECTION 28.    RECORDATION OF ASSIGNMENTS OF MORTGAGE.......................

SECTION 29.    NO SOLICITATION..............................................

SECTION 30.    WAIVER OF TRIAL BY JURY......................................

SECTION 31.    SUBMISSION TO JURISDICTION; WAIVERS..........................

SECTION 32.    CONFIDENTIAL INFORMATION.....................................

SECTION 33.    COMPLIANCE WITH REGULATION AB................................

   Subsection 33.01  Intent of the Parties; Reasonableness..................

   Subsection 33.02  Additional Representations and Warranties of the
                     Seller.................................................

   Subsection 33.03  Information To Be Provided by the Seller...............

   Subsection 33.04  Indemnification........................................

EXHIBITS


EXHIBIT A   CONTENTS OF EACH MORTGAGE FILE

EXHIBIT B   CONTENTS OF EACH CREDIT FILE

EXHIBIT C   FORM OF SELLER'S OFFICER'S CERTIFICATE

EXHIBIT D   FORM OF OPINION OF COUNSEL TO THE SELLER

EXHIBIT E   FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT F   FORM OF SECURITY RELEASE CERTIFICATION

EXHIBIT G   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT H   [INTENTIONALLY OMITTED]

EXHIBIT I REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL CHARACTERISTICS OF THE MORTGAGE LOANS

EXHIBIT J   ORIGINATOR'S UNDERWRITING GUIDELINES

EXHIBIT K   MORTGAGE LOAN SCHEDULE

EXHIBIT L   [INTENTIONALLY OMITTED]

EXHIBIT M   [INTENTIONALLY OMITTED]

EXHIBIT N   ASSIGNMENT AND CONVEYANCE

EXHIBIT O   FORM OF INDEMNIFICATION AGREEMENT

              FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

            This FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the "Agreement"), dated as of May 1, 2006, by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the "Purchaser") and First Horizon Home Loan Corporation, a Kansas corporation, having an office at 4000 Horizon Way, Irving, Texas 75063 (the "Seller").

                              W I T N E S S E T H:

            WHEREAS, from time to time, the Seller desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Seller, certain conventional adjustable and fixed rate residential first and second lien mortgage loans (the "Mortgage Loans") on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans;

            WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule;

            WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance and control of the Mortgage Loans; and

            WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

            SECTION 1. Definitions.

            For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

            40/30 Mortgage Loan: A Mortgage Loan with a balloon payment feature that requires principal and interest payments sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than forty (40) years from commencement of amortization.

            Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and incorporating the Delinquency Collection Policies and Procedures.

            Actual Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage after application of payments of principal actually received at the related Cut-off Date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing principal payments.

            Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

            Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

            Agreement: This Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

            Alt-A Mortgage Loan: A Mortgage Loan originated and designated as "Alt-A" pursuant to the Underwriting Guidelines.

            ALTA: The American Land Title Association, or any successor thereto.

            Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

            Assignment and Assumption Agreement: As defined in Section 22.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

            Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) the state in which the Seller's servicing operations are located or
(c) or (iii) the State in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

            Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule

            CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the lesser of the Appraised Value and the purchase price of the Mortgaged Property.

            Code: Internal Revenue Code of 1986, as amended.

            Commission: The United States Securities and Exchange Commission.

            Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

            Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

            Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the credit File pursuant to this Agreement.

            Custodial Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

            Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents constituting the Mortgage Files.

            Custodian: Deutsche Bank National Trust Company (or such other Custodian as specified in the related Purchase Price and Terms Agreement), or its successors in interest or permitted assigns, or any successor to the Custodian under the Custodial Agreement as therein provided.

            Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

            Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 9.02.

            Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

            Delinquency Collection Policies and Procedures: The delinquency collection policies and procedures of the Interim Servicer, a copy of which is attached to the Interim Servicing Agreement as Exhibit 7.

            Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

            Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Escrow Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

            Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

            Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

            Fannie Mae Transfer: As defined in Section 13 hereof.

            FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

            FHA Loan: A Mortgage Loan which is the subject of an FHA Mortgage Insurance contract.

            FHA Mortgage Insurance: Mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

            FHA Regulations: The regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

            FICO: Fair Isaac Corporation, or any successor thereto.

            Fitch: Fitch, Inc., or its successor in interest.

            Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

            Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Freddie Mac Transfer: As defined in Section 13 hereof.

            Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), (b) with an "annual percentage rate" or total "points and fees" payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. ss. 226.32(a)(1)(i) and
(ii), (c) classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under any applicable law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (d) categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

            Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

            HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

            Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum as specified in the related Mortgage Loan Schedule.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

            Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

            Interim Period: The period between the related Closing Date and the related Transfer Date.

            Interim Servicing Agreement: That certain Flow Interim Servicing Agreement, dated as of the date hereof, by and between the Purchaser and the Seller.

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

            Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

            Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

            Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

            MERS: MERSCORP, Inc., its successors and assigns.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual.

            MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS Report: The report from the MERS(R) System listing MERS Designated Mortgage Loans and other information.

            MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., and any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

            Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

            Mortgage Loan Documents: The documents in the Mortgage File.

            Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date.

            Mortgage Loan Schedule: The schedule of Mortgage Loans, with respect to each Mortgage Loan Package, attached as Exhibit A to the related Assignment and Conveyance, setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the LTV and CLTV, each at the origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a Monthly Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien, Second Lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance);
(23) a code indicating the documentation style (i.e. full, alternative or reduced); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Penalty;
(26) the Prepayment Penalty period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Penalty, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination;
(30) the date of origination; (31) the Mortgage Interest Rate adjustment period;
(32) the Mortgage Interest Rate adjustment percentage; (33) the Mortgage Interest Rate floor; (34) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (35) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan; (36) a code indicating whether the Mortgage Loan is assumable; (37) a code indicating whether the Mortgage Loan has been modified; (38) the one-year payment history; (39) the Due Date for the first Monthly Payment; (40) the original Monthly Payment due; (41) with respect to the related Mortgagor, the debt-to-income ratio; (42) the Appraised Value of the Mortgaged Property; (43) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property and (44) a code indicating if the Mortgage Loan is a High Cost Loan or Home Loan as such terms are defined in the then current Standard & Poor's Glossary. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off
Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. In addition, with respect to Prime Mortgage Loans and Alt-A Mortgage Loans, the Mortgage Loan Schedule shall set forth: (1) a code indicating whether such Mortgage Loan is covered by a PMI Policy and if so, identifying the PMI Policy Provider; (2) the certificate number of the PMI Policy, if applicable and (3) the amount of coverage of the PMI Policy, if applicable.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

            Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor on a Mortgage Note.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Seller and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any master servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Seller or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Option ARM Mortgage Loan: An adjustable rate Mortgage Loan, as designated in the Underwriting Guidelines, that gives the related Mortgagors three different payment options each month, which include: (i) a minimum monthly payment option, (ii) an interest-only payment option or (iii) a full principal and interest option which amortizes over 30 years or less.

            Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

            Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

            Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

            PMI Policy: A policy of primary mortgage guaranty insurance issued by an insurer acceptable under the Underwriting Guidelines and qualified to do business in the jurisdiction where the Mortgaged Property is located.

            Preliminary Mortgage Schedule: As defined in Section 3.

            Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

            Prime Mortgage Loan: A Mortgage Loan made to Mortgagor with a prime credit rating as designated in the Underwriting Guidelines.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans in a Mortgage Loan Package as calculated in Section 4 of this Agreement.

            Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

            Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

            Qualified Appraiser: An appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

            Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

            Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one (1) year less than that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, Lifetime Rate Cap, Index and lien priority); and
(v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

            Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Purchaser.

            Reconstitution: Any Securitization Transaction or Whole Loan
Transfer.

            Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transaction pursuant to Section 13, including, but not limited to, a seller's warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transaction.

            Reconstitution Date: As defined in Section 13.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

            Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty under this Agreement is found, a price equal to the outstanding principal balance of the Mortgage Loan to be repurchased as of the date of repurchase, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder, plus any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

            RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

            Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

            Securities Act: The Securities Act of 1933, as amended.

            Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

            Seller: First Horizon Home Loan Corporation, its successors in interest and assigns.

            Seller Information: As defined in Subsection 33.04(a).

            Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, an amount per month as set forth in the Interim Servicing Agreement.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in as provided in Subsection 6.03 hereof.

            Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

            Servicing Transfer Representation: Each representation set forth in Subsections 9.02(b), (c), (d), (f), (h), the last sentence of (p), (q), (r),
(z), (hh), (ii), (kk), (ll), (mm), (rr), (ss), (uu), (nnn)(3) and (nnn)(4).

            Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

            Standard & Poor's: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

            Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

            Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, to the extent received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

            Static Pool Information: Static pool information as described in
Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

            Successor Servicer: A servicer designated by the Purchaser pursuant to Section 8 and Subsection 9.03 which is entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

            Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

            Transfer Date: With respect to each Mortgage Loan, (a) the date set forth in the related Purchase Price and Terms Agreement or (b) such other date as mutually agreed by the Seller and the Purchaser.

            Underwriting Guidelines: The underwriting guidelines of the Seller, a copy of which is attached hereto as Exhibit J.

            Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.

            Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

            SECTION 2. Agreement to Purchase.

            The Seller, on each related Closing Date, agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

            SECTION 3. Mortgage Schedules.

            The Seller shall provide the Purchaser in an electronic format with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on the related Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a "Preliminary Mortgage Schedule").

            The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The related Mortgage Loan Schedule shall be the Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the related Closing Date deleted.

            SECTION 4. Purchase Price.

            The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loans, after application of payments of principal actually received on or before the related Cut-off Date.

            In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the related Closing Date, accrued interest on the Stated Principal Balance of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the date interest was paid through on the Mortgage Loan through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

            The Purchaser shall be entitled to (1) all principal received after the related Cut-off Date, (2) all other recoveries of late charges, prepayment penalties, assumption fees or other charges collected after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate.

            SECTION 5. Examination of Mortgage Files.

            At least ten (10) Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan.

            At least ten (10) Business Days prior to the related Closing Date, with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the Seller shall make the related Servicing Files and Credit Files available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser.

            Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided herein.

            In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan after the related Closing Date, the Seller shall, upon the request of the Purchaser, repurchase such Mortgage Loan at the price and in the manner specified in Subsection 9.03.

            SECTION 6. Conveyance from Seller to Purchaser.

            Subsection 6.01 Conveyance of Mortgage Loans.

            The Seller, on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans in the related Mortgage Loan Package, and the Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan in the related Mortgage Loan Package.

            Subsection 6.02 Books and Records.

            Record title to each Mortgage as of the related Closing Date shall be in the name of MERS, the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

            The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

            The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, as required by the Fannie Mae Guides. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche so long as the Seller complies with the requirements of the Fannie Mae Guides.

            Subsection 6.03 Delivery of Mortgage Loan Documents.

            The Seller shall deliver and release to the Custodian no later than ten (10) Business Days prior to the related Closing Date the Mortgage Files with respect to each Mortgage Loan in the related Mortgage Loan Package.

            The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.

            The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within one hundred twenty (120) days of its submission for recordation.

            In the event any document listed on Exhibit A as constituting a part of the Mortgage Files and required to be delivered to the Custodian pursuant to this Subsection 6.03, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, on the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the related Closing Date and recorded subsequently by the Purchaser or its designee or documents submitted for recordation to the appropriate public recording office), and in the event that the Seller does not cure such failure within thirty (30) days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that (i) the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer's certificate and (ii) such document is delivered within twelve (12) months of the related Closing Date.

            The Seller shall pay all initial recording, registration or transfer fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Purchaser or the Purchaser's designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

            Subsection 6.04 Quality Control Procedures.

            The Seller shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller's loan production and the servicing activities of the Seller. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

            SECTION 7. Servicing of the Mortgage Loans.

            The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights.

            The Purchaser shall retain the Seller as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Purchaser and Seller shall execute the Interim Servicing Agreement on the date hereof. Pursuant to the Interim Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on an actual/actual basis on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the related Transfer Date.

            SECTION 8. Transfer of Servicing.

            On the related Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller shall cease all servicing responsibilities related to the Mortgage Loans. The related Transfer Date shall be the date determined in accordance with the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

            On or prior to the related Transfer Date, the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Successor Servicer, including but not limited to the following:

            (a) Notice to Mortgagors. The Seller shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990, as amended; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall provide the Purchaser with an electronic file of all such notices within five (5) Business Days of the related Transfer Date.

            (b) Notice to Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. The Seller shall provide the Purchaser and its designee with an electronic file of all such notices within five (5) Business Days of the related Transfer Date.

            (c) Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller's possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

            (d) Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

            (e) Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

            (f) Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller on each related Mortgage Loan shall be properly applied to the account of the particular Mortgagor.

            (g) Mortgage Payments Received After Transfer Date. The amount of any related Monthly Payments received by the Seller after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on or prior to the date which is one (1) Business Day after the date of receipt. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller assumes full responsibility for the necessary and appropriate legal application of such Monthly Payments received by it after the Transfer Date for a period not to exceed 90 days, thereafter any payments by the Seller shall be returned to the related Mortgagor; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by the it after the related Transfer Date.

            (h) Misapplied Payments. Misapplied payments shall be processed as follows:

                  (1) All parties shall cooperate in correcting misapplication errors;

                  (2) The party receiving notice of a misapplied payment
            occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

                  (3) If a misapplied payment which occurred prior to the
            related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

                  (4) If a misapplied payment which occurred prior to the
            related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within seven (7) Business Days after notice thereof by the other party; and

                  (5) Any check issued under the provisions of this Section 8(h)
            shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

            (i) Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the related Mortgage Loans shall be in accordance with all Accepted Servicing Practices.

            (j) Reconciliation. The Seller shall on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments necessary to accurately and correctly reconcile all servicing activities with respect to such Mortgage Loan, including all payments received and all advances made relating to such Mortgage Loan. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

            (k) IRS Forms. The Seller shall file all IRS Forms 1099, 1099A or 1098 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller's failure to comply with this paragraph.

            SECTION 9. Representations, Warranties and Covenants of the Seller; Remedies for Breach.

            Subsection 9.01 Representations and Warranties Regarding the
Seller.

            The Seller represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

            (a) Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Kansas and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if any applicable law requires licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with any applicable laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

            (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

            (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

            (d) Ability To Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

            (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement. There is no action, suit, proceeding or investigation pending against the Seller with respect to the Mortgage Loans relating to fraud, predatory lending, servicing or closing practices;

            (f) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

            (g) Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

            (h) Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan, and any other documents required to be delivered with respect to each Mortgage Loan pursuant to Subsection 6.03 hereof, shall be delivered to the Custodian. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

            (i) Mortgage Loan Characteristics. The characteristics of the Mortgage Loans are as set forth on the description of the pool characteristics for the Mortgage Loans delivered pursuant to Section 11 on the related Closing Date in the form attached as Exhibit 2 to the Assignment and Conveyance;

            (j) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction, Whole Loan Transfer or Agency Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

            (k) Financial Statements. The Seller has delivered to the Purchaser audited financial statements as to its last three (3) complete fiscal years and any later quarter ended more than sixty (60) days prior to the execution of this Agreement. All such audited financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's audited financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

            (l) Loan Experience. The Seller has delivered information as to its loan gain and loss experience in respect of foreclosures, its loan delinquency experience for the immediately preceding three-year period, prepayment speed and individual loan loss severities and delinquency histories for at least the immediately preceding year, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects;

            (m) No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

            (n) Sale Treatment. The Seller intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

            (o) Owner of Record. Except for a MERS Designated Mortgage Loan, the Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for any Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

            (p) Reasonable Purchase Price. The Seller deems the consideration received upon the sale of the Mortgage Loans under this Agreement to be fair consideration and reasonably equivalent value for the Mortgage Loans;

            (q) Seller's Origination. The Seller's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller's underwriting guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

            (r) [Reserved]

            (s) MERS Designations. With respect to each MERS Designated Mortgage Loan, no Person is listed as Interim Funder on the MERS(R) System.

            Subsection 9.02 Representations and Warranties Regarding Individual Mortgage Loans.

            The Seller hereby represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

            (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

            (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty (30) or more days prior to the related Closing Date, have been made and credited. No Mortgage Loan has been delinquent for thirty (30) or more days at any time since the origination of the Mortgage Loan;

            (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

            (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any (and with respect to Prime Mortgage Loans and Alt-A Mortgage Loans, the issuer of any related PMI Policy, if any), to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer (and with respect to Prime Mortgage Loans and Alt-A Mortgage Loans, the issuer of any related PMI Policy), to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

            (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (g) Compliance with Applicable Laws. Any and all requirements of any applicable federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

            (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

            (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related Mortgage Loan, the related manufactured housing unit that secures such Mortgage Loan either: (x) was the principal residence of the Mortgagor or (y) was classified as real property under applicable state law. This representation and warranty is a Deemed Material Breach Representation;

            (j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                  (1) the lien of current real property taxes and assessments not yet due and payable;

                  (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

                  (3) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                  (4) with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

            Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Seller has full right to sell and assign the same to Purchaser.

            (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

            (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (m) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

            (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (o) CLTV, LTV, PMI Policy. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an LTV greater than 100%. Any Prime Mortgage Loan or Alt-A Mortgage Loan that had at the time of origination an LTV in excess of 100% is insured as to payment defaults by a PMI Policy. Any such PMI Policy in effect covers the related Mortgage Loan for the life of such Mortgage Loan. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Prime Mortgage Loan or Alt-A Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith, and the Mortgage Interest Rate for such Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

            (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses
(1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

            (q) No Defaults. Other than payments due but not yet thirty (30) days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect,
(ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

            (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

            (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan (other than an Option ARM Loan) contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan (except with respect to an Option ARM Loan) commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on the related Mortgage Loan Schedule. The Mortgage Note is payable in equal monthly installments of principal and interest (except with respect to an Option ARM Loan), which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization (except with respect to an Option ARM Loan or a 40/30 Mortgage Loan). The Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven
(7) years;

            (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (v) Conformance with Agency and Underwriting Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Standards (a copy of which is attached hereto as Exhibit J). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

            (w) Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

            (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (z) Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Seller generally;

            (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

            (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Seller's Underwriting Guidelines;

            (cc) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

            (dd) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

            (ee) Assumability. None of the Mortgage Loans are, by their terms, assumable;

            (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

            (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings in the future;

            (ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller, and any prior servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with any applicable state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with any applicable state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to any applicable state, federal and local law has been properly paid and credited;

            (jj) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

            (kk) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy or bankruptcy bond (or, with respect to Prime Mortgage Loans and Alt-A Mortgage Loans, any applicable PMI Policy), irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

            (ll) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

            (mm) Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

            (nn) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

            (oo) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

            (pp) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            (qq) Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

            (rr) No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

            (ss) Escrow Analysis. With respect to each Mortgage, the Seller has within the last twelve (12) months (unless such Mortgage was originated within such twelve-month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

            (tt) Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

            (uu) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information furnished by the Seller in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages. The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off. This representation and warranty is a Deemed Material Breach Representation;

            (vv) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; and
(6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            (ww) Prepayment Penalty. The Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each Prepayment Penalty is permitted pursuant to any applicable federal, state and local law. Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the Prepayment Penalty period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three (3) years from the date of such Mortgage Loan and the Mortgagor was notified in writing of such reduction in Prepayment Penalty period. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) the Mortgage Loan's originator had a written policy of offering the Mortgagor, or requiring third-party brokers to offer the Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a penalty and (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law. This representation and warranty is a Deemed Material Breach Representation;

            (xx) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. No predatory or deceptive lending practices, as defined by applicable law, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide. This representation and warranty is a Deemed Material Breach Representation;

            (yy) Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

            (zz) Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by, or Seller shall pay the cost of obtaining, a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

            (aaa) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (bbb) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

            (ccc) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

            (ddd) FICO Scores. Each Mortgagor has a non-zero FICO score. No Mortgage Loan has a Mortgagor with a FICO score of less than 500;

            (eee) Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

            (fff) Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

            (ggg) [Reserved];

            (hhh) Reports. On or prior to the related Closing Date, the Seller has provided the Custodian and the Purchaser with a MERS Report;

            (iii) Origination Practices. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan's requirements and the Mortgagor's credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the Mortgagor's application to such affiliate for underwriting consideration. For a Mortgagor who seeks financing through a Mortgage Loan originator's higher-priced subprime lending channel, it is the Mortgage Loan originator's policy, for which there is an internal quality-control process to ensure compliance with the policy, to direct the Mortgagor towards or to offer the Mortgagor the Mortgage Loan originator's standard mortgage line if the Mortgagor was able to qualify for one of the standard products. This representation and warranty is a Deemed Material Breach Representation;

            (jjj) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor's credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan's originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

            (kkk) Points and Fees. No Mortgagor was charged "points and fees" (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guides and "points and fees" (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys' fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges that, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

            (lll) Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material Breach Representation;

            (mmm) Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation; and

            (nnn) Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan:

                  (1) No Negative Amortization of Related First Lien Mortgage
            Loan. The related first lien mortgage loan does not permit negative amortization;

                  (2) Request for Notice; No Consent Required. Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien mortgage loan or (b) such consent has been obtained and is contained in the related Mortgage File;

                  (3) No Default Under First Lien. To the best of Seller's
            knowledge, the related first lien mortgage loan is in full force and effect, and there is no default lien, breach, violation or event which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien mortgage loan;

                  (4) Right to Cure First Lien. The related first lien mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage; and

                  (5) Principal Residence. The related Mortgaged Property is the
            Mortgagor's principal residence.

This representation and warranty is a Deemed Material and Adverse
Representation.

            Subsection 9.03 Remedies for Breach of Representations and
Warranties.

            It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

            With respect to those representations and warranties which are made to the best of the Seller's knowledge, if it is discovered by the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

            Within thirty (30) days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Notwithstanding the above sentence, (i) within thirty (30) days of the earlier of either discovery by, or notice to, the Seller of any breach of the representation and warranty set forth in clause (aaa) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and
(ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within thirty (30) days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representation and warranty set forth in clause
(aaa) of such Subsection or any Deemed Material Breach Representation) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller shall, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

            At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03, with the Mortgage Note endorsed as required by Subsection 6.03. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall remit directly to the Purchaser, or its designee in accordance with the Purchaser's instructions the Monthly Payment on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

            For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser's instructions within two (2) Business Days of such substitution. Accordingly, on the date of such substitution, the Seller will remit to the Servicer from its own funds for deposit into the Custodial Account an amount equal to the amount of such shortfall plus one month's interest thereon at the Mortgage Loan remittance rate.

            In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser, its successors and assigns and the Successor Servicer and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection
9.03 constitute the sole remedies respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were "Successor Servicers" under this Agreement.

            Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and
9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

            Subsection 9.04 Repurchase of Mortgage Loans With Early Payment Defaults.

            If the related Mortgagor fails to make the first Monthly Payment due after the related Closing Date on or prior to the date which is thirty (30) days following the related Due Date (an "Early Payment Default"), the Seller, at the Purchaser's option, shall repurchase such Mortgage Loan from the Purchaser at the Repurchase Price within twenty (20) Business Days of the date on which the Purchaser made such claim; provided that the Purchaser shall notify and invoice the Seller of any obligation to repurchase such Mortgage Loan pursuant to this Subsection 9.04 within one hundred eighty (180) days following the related Closing Date for such claim(s) to be valid and enforceable.

            Subsection 9.05 Purchaser's Right to Review.

            Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor's, its financial partner's, and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker's price opinions, to the extent available, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller's offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right to order additional broker's price opinions in its sole discretion at the Purchaser's expense.

            The Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in Subsection 6.03 is missing or defective in whole or in part, (b) for which the related broker's price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker's price opinion is greater than 100%, (d) which does not conform to the Seller's underwriting guidelines, (e) which does not conform to the terms of the related Purchase Price and Terms Letter or is in breach of the representations and warranties set forth in this Purchase Agreement, (f) that is not securitizable in the reasonable opinion of the Purchaser, or (g) which does not conform to the terms of any applicable federal, state, or local law or regulation. The Purchaser shall use its best efforts to notify the Seller of any such rejected Mortgage Loan immediately upon discovery.

            The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement.

            Subsection 9.06 Prepayments in Full.

            With respect to any Mortgage Loan which prepays in full on or prior to the date which is six (6) months after the related Closing Date, the Seller shall pay the Purchaser, within five (5) Business Days of such prepayment in full (or, if such prepayment in full occurs during the Interim Period, on or prior to the related Mortgage Loan remittance date following the pay-off date),
(a) with respect to any Mortgage Loan without a Prepayment Penalty, an amount equal to the difference between (i) the Purchase Price (as adjusted) for such Mortgage Loan and (ii) the unpaid principal balance as of the pay-off date of such Mortgage Loan, and (b) with respect to any Mortgage Loan with a Prepayment Penalty, an amount equal to the difference between (i) the Purchase Price (as adjusted) for such Mortgage Loan and (ii) the sum of the unpaid principal balance as of the pay-off date of such Mortgage Loan and the Prepayment Penalty actually received by the Purchaser; provided that the Purchaser shall notify and invoice the Seller of any obligation to remit to the Purchaser the premium with respect to such Mortgage Loan pursuant to this Subsection 9.06 within one hundred eighty (180) days following the date on which such Mortgage Loan was paid in full for such claim(s) to be valid and enforceable.

            SECTION 10. Closing.

            The closing for the purchase and sale of the Mortgage Loans in each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

            The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

            (a) at least two (2) Business Days prior to the related Closing Date or such later date on which the Purchaser has identified to the Seller the final list of Mortgage Loans the Purchaser desires to purchase, the Seller shall deliver to the Purchaser via electronic medium a Mortgage Loan Schedule acceptable to the Purchaser;

            (b) all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

            (c) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in
      Section 11 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

            (d) the Seller shall have delivered and released to the Custodian all documents required hereunder; and

            (e) all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

            Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account(s) designated by the Seller.

            SECTION 11. Closing Documents.

            (a) The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

                  (1) this Agreement;

                  (2) the Interim Servicing Agreement, any account
            certifications and all other documents required thereunder;

                  (3) an Officer's Certificate, in the form of Exhibit C hereto with respect to the Seller, including all attachments thereto;

                  (4) an Opinion of Counsel of the Seller (who may be an
            employee of the Seller), in the form of Exhibit D hereto ("Opinion of Counsel of the Seller");

                  (5) a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

                  (6) the Underwriting Guidelines to be attached hereto as
            Exhibit J; and

                  (7) a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

            (b) The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

                  (1) an Assignment and Conveyance in the form of Exhibit N
            hereto, including all exhibits;

                  (2) a Purchase Price and Terms Agreement;

                  (3) the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

                  (4) each of the documents required to be delivered by the
            Seller pursuant to Subsection 6.03 hereof;

                  (5) the initial certification of the Custodian with respect to the related Mortgage Loan Package;

                  (6) a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

                  (7) a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

                  (8) if requested by the Purchaser in connection with a
            material change in Seller's financial condition or corporate structure, an updated Officer's Certificate, in the form of Exhibit C hereto, including all attachments thereto and an updated Opinion of Counsel of the Seller, in the form of Exhibit D hereto.

            The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

            SECTION 12. Costs.

            The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the related Closing Date, and all costs and expenses incurred in connection with the transfer of the Mortgage Loans, fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS(R) System of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller's counsel, shall be payable by the Seller.

            SECTION 13. Cooperation of Seller with a Reconstitution.

            The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

                  (1) Fannie Mae under its Cash Purchase Program or MBS Program
            (Special Servicing Option) (each a "Fannie Mae Transfer"); or

                  (2) Freddie Mac (the "Freddie Mac Transfer"); or

                  (3) one or more third party purchasers in one or more Whole
            Loan Transfers; or

                  (4) one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

            The Seller agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller's warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Seller, and in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the Seller (collectively the agreements referred to herein are designated, the "Reconstitution Agreements").

            With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; and deliver an opinion of counsel in form and substance satisfactory to the Purchaser if requested by the Purchaser; and (3) (a) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a "Reconstitution Date") (or, with respect to the Servicing Transfer Representations, as of the Transfer Date) or
(b) make the representations and warranties set forth in the related selling/servicing guide of the master servicer or issuer, as the case may be, or such representations and warranties as may be required by any Rating Agency or prospective purchaser of the related securities or such Mortgage Loans, in connection with such Reconstitution. The Seller shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit O hereto. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller (or if the Seller is not the originator, the originator of the Mortgage Loans), the Seller's servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were "Successor Servicers" under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

            In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller's receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

            All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

            SECTION 14. The Seller.

            Subsection 14.01 Additional Indemnification by the Seller; Third Party Claims.

            The Seller shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller's indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Successor Servicer may sustain in any way related to (a) any breach of any of Seller's representations, warranties or covenants set forth in this Agreement, (b) the failure of the Seller to perform its duties under this Agreement or (c) the failure of the Seller to service the Mortgage Loans in strict compliance with the terms of the Interim Servicing Agreement or any Reconstitution Agreement entered into pursuant to Section 13. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Seller's indemnification pursuant to Section 9 or the first sentence of this Subsection 14.01, or is in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

            Subsection 14.02 Merger or Consolidation of the Seller.

            The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

            Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

            SECTION 15. Financial Statements.

            The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three (3) fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

            The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

            SECTION 16. Mandatory Delivery; Grant of Security Interest.

            The sale and delivery on the related Closing Date of the Mortgage Loans is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under the related Purchase Price and Terms Agreement, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser's (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and
(ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

            SECTION 17. Notices.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

            (i) if to the Seller:

                  First Horizon Home Loan Corporation
                  4000 Horizon Way
                  Irving, Texas 75063
                  Attention:  Kent Smith

            (ii) if to the Purchaser:

                  Goldman Sachs Mortgage Company
                  100 2nd Ave. South, Suite 200N
                  St. Petersburg, Florida 33701
                  Attention:  Christina Liepold

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

            SECTION 18. Severability Clause.

            Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            SECTION 19. Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            SECTION 20. Governing Law.

            This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by federal law.

            SECTION 21. Intention of the Parties.

            It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

            SECTION 22. Successors and Assigns; Assignment of Purchase
Agreement.

            This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. If the Purchaser assigns any or all of its rights as Purchaser hereunder, the assignee of the Purchaser will become the "Purchaser" hereunder to the extent of such assignment. Any such assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") in the form attached hereto as Exhibit G.

            SECTION 23. Waivers.

            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            SECTION 24. Exhibits.

            The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            SECTION 25. General Interpretive Principles.

            For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

            SECTION 26. Reproduction of Documents.

            This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            SECTION 27. Further Agreements.

            The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

            SECTION 28. Recordation of Assignments of Mortgage.

            To the extent permitted by applicable law, for Mortgage Loans which are not registered with MERS, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller's expense in the event recordation is either necessary under applicable law or requested by the Purchaser (which request may be made by the Purchaser at any time following the related Closing Date) at its sole option.

            SECTION 29. No Solicitation.

            From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet and e-mail solicitations, based in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 29.

            SECTION 30. Waiver of Trial by Jury.

            THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

            SECTION 31. Submission to Jurisdiction; Waivers.

            The Seller hereby irrevocably and unconditionally:

                  (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR
            PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                  (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT
            IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                  (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR
            PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

                  (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO
            EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

            SECTION 32. Confidential Information.

            The Seller and Purchaser understand and agree that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with any Reconstitution, and any offering circulars or other disclosure documents produced in connection with any Reconstitution are confidential and proprietary to the Purchaser or Seller, and the Seller and Purchaser agree to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller or the Purchaser, as the case may be, (c) as is necessary in working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder. Moreover, the Seller understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except
(a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

            SECTION 33. Compliance with Regulation AB.

            Subsection 33.01 Intent of the Parties; Reasonableness.

            The Purchaser and the Seller acknowledge and agree that the purpose of Section 33 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

            Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

            The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

            Subsection 33.02 Additional Representations and Warranties of the Seller.

            (a) The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

            (b) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03, the Seller shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

            Subsection 33.03 Information To Be Provided by the Seller.

            In connection with any Securitization Transaction the Seller shall
(i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Subsection, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Subsection.

            (a) If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                  (A) the originator's form of organization;

                  (B) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originator's credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with
            Item 1110(b)(2) of Regulation AB;

                  (C) a description of any material legal or governmental
            proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

                  (D) a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

                  (1)   the sponsor;
                  (2)   the depositor;
                  (3)   the issuing entity;
                  (4)   any servicer;
                  (5)   any trustee;
                  (6)   any originator;
                  (7)   any significant obligor;
                  (8)   any enhancement or support provider; and
                  (9)   any other material transaction party.

            (b) If so requested by the Purchaser or any Depositor, to the extent required by Regulation AB, the Seller shall provide or, as applicable, cause each Third-Party Originator to provide, to the extent available to the Seller or such Third-Party Originator, as applicable, (and not otherwise available to the Purchaser) without unreasonable effort or expense, Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) that have been serviced by the Seller or any Third-Party Originator for a period of one hundred twenty (120) days or more and originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator in each case to the extent such Mortgage Loans were purchased from the Seller by the Purchaser. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB for such period of time that the Seller (or such Third-Party Originator) serviced such mortgage loans. To the extent that there is reasonably available to the Seller (or Third-Party Originator), without unreasonable effort or expense, Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable. The Purchaser agrees that it will cooperate with the Seller and provide sufficient and timely notice of any information requirement pertaining to a Securitization Transaction. The Purchaser will make all reasonable efforts to contain requests for information, reports or any other materials to items required for compliance with Regulation AB, and will refrain from requesting information that is not required for such compliance. The Purchaser further agrees to provide the Seller with Static Pool Information regarding the Mortgage Loans and indemnification with respect to such Static Pool Information to the same extent that the Seller is required to provide Static Pool Information and indemnification with respect to such Static Pool Information with respect to mortgage loans similar to the Mortgage Loans hereunder. The Seller shall use commercially reasonable efforts to provide the Static Pool Information required hereunder; provided, however, that failure of the Seller to perform such obligations, after applying commercially reasonable efforts, shall not result in a breach by the Seller of the provisions of this Agreement. In addition, with respect to those Mortgage Loans that were originated by Seller and sold to the Purchaser pursuant to this Agreement and subsequently securitized by the Purchaser or any of its Affiliates, the Purchaser shall, to the extent consistent with then-current industry practice, cause the servicer (or another party to such securitization) under the securitization to be obligated to provide, information with respect to the Mortgage Loans from and after cut-off date of such securitization necessary for the Seller to comply with its obligations under Regulation AB, including, without limitation, providing to the Seller Static Pool Information, as set forth in Item 1105(a)(2) and (5) of Regulation AB.

            Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

            If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

            (c) [Reserved]

            (d) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

            Subsection 33.04 Indemnification.

            The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

            (1)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under this
      Section 33 by or on behalf of the Seller, or provided under this Section 33 by or on behalf of any Third-Party Originator (collectively, the "Seller Information"), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

            (2) any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 33; or

            (3) any breach by the Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date.

            In the case of any failure of performance described in clause
(a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Seller or any Third-Party Originator.

                     [Signatures Commence on Following Page]

            IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                GOLDMAN SACHS MORTGAGE COMPANY,
                                   a New York limited partnership
                                   (Purchaser)


                                       By:   GOLDMAN SACHS REAL ESTATE
                                             FUNDING CORP., a New York
                                             corporation, its General Partner


                                       By:____________________________________
                                       Name:
                                       Title:


                                FIRST HORIZON HOME LOAN CORPORATION,
                                   a Kansas Corporation
                                   (Seller)


                                       By:____________________________________
                                       Name:
                                       Title:

                                    EXHIBIT A

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Flow Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the "Agreement"):

            (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. The endorsement may be contained on an allonge, if state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

            (b) the original of any guarantee executed in connection with the Mortgage Note;

            (c) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon or copies of such documents certified by Seller to be true and complete copies thereof that have been sent for recording;

            (e) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "[SELLER], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "[SELLER], formerly known as [previous name]";

            (f) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the originator to the Last Endorsee (or to MERS with respect to each MERS Designated Mortgage Loan) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or
(ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (g) The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

            (h) security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

            In the event an Officer's Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within one hundred twenty (120) days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document and (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                    EXHIBIT B

                          CONTENTS OF EACH CREDIT FILE

            SECTION 1. The original hazard insurance policy and, if required by law, flood insurance policy.

            SECTION 2. Residential loan application.

            SECTION 3. Mortgage Loan closing statement.

            SECTION 4. Verification of employment and income (except for Mortgage Loans originated under a Limited Documentation Program).

            SECTION 5. Verification of acceptable evidence of source and amount of downpayment.

            SECTION 6. Credit report on the Mortgagor.

            SECTION 7. Residential appraisal report, if available.

            SECTION 8. Photograph of the Mortgaged Property.

            SECTION 9. Survey of the Mortgaged Property, if any.

            SECTION 10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

            SECTION 11. All required disclosure statements.

            SECTION 12. If available, termite report, structural engineer's report, water potability and septic certification.

            SECTION 13. Sales contract, if applicable.

            SECTION 14. Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

            SECTION 15. Amortization schedule, if applicable.

                                    EXHIBIT C

                         SELLER'S OFFICER'S CERTIFICATE

            I, ____________________, hereby certify that I am the duly elected [Vice] President of ________________ [COMPANY], a [state] [federally] chartered institution organized under the laws of the [state of ____________] [United States] (the "Company") and further as follows:

            (1) Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ___________.

            (2) Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ___________.

            (3) Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten (10) days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

            (4) Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, by and between Goldman Sachs Mortgage Company (the "Purchaser") and the Company (the "Purchase Agreement"), the Flow Interim Servicing Agreement, dated as of May 1, 2006, by and between the Purchaser and the Company (the "Servicing Agreement", together with the Purchase Agreement, the "Agreements"), and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original or facsimile signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ------------.

            (5) Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

            (6) Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company's knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

            (7) To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

            (8) Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Agreements and any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on
      Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

            (9) The Company is duly authorized to engage in the transactions described and contemplated in the Agreements.

            IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

____________________                      By:___________________________
                                          Name:_________________________
[Seal]                                    Title: [Vice] President

            I, ________________________, an [Assistant] Secretary of
______________ [COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

            IN WITNESS WHEREOF, I have hereunto signed my name.

____________________                      By:___________________________
                                          Name:_________________________
                                          Title: [Assistant] Secretary

                                  EXHIBIT 5 to
                         Company's Officer's Certificate

           NAME                       TITLE                  SIGNATURE

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

-------------------------- -------------------------- --------------------------

                                    EXHIBIT D

                    FORM OF OPINION OF COUNSEL TO THE SELLER

                                     (date)

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Dear Sirs:

            You have requested [our] [my] opinion, as [Assistant] General Counsel to First Horizon Home Loan Corporation (the "Company"), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement by and between the Company and Goldman Sachs Mortgage Company (the "Purchaser"), dated as of May 1, 2006 (the "Purchase Agreement") which sale is in the form of whole loans and that certain Flow Interim Servicing Agreement by and between the Company and Goldman Sachs Mortgage Company (the "Purchaser"), dated as of May 1, 2006 (the "Servicing Agreement", together with the Purchase Agreement, the "Agreements"). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

            [We] [I] have examined the following documents:

            1.    the Agreements;

            2.    the form of Assignment of Mortgage;

            3.    the form of endorsement of the Mortgage Notes; and

            4. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

            To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

            Based upon the foregoing, it is [our] [my] opinion that:

            1. The Company is a [type of entity] duly organized, validly existing and in good standing under the laws of ___________ and is qualified to transact business in, and is in good standing under, the laws of [the state of incorporation].

            2. The Company has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver such Agreements and to perform and observe the terms and conditions of such Agreements.

            3. Each of the Agreements has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

            4. The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements.

            5. The Company has been duly authorized to allow any of its officers to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original [or facsimile] signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

            6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance with the Agreements and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Agreements or (ii) any required consent, approval, authorization or order has been obtained by the Company.

            7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company's knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

            8. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

            9. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement and the Servicing Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

            10. The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in Exhibit A to the Purchase Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

            This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.


                                       Very truly yours,



                                       -----------------------------
                                       [Name]
                                       [Assistant] General Counsel

                                    EXHIBIT E

                     FORM OF SECURITY RELEASE CERTIFICATION



                                                      ___________________, 200__

[Federal Home Loan Bank of
______ (the "Association")]
___________________________
___________________________
___________________________

Attention:  ___________________________
            ___________________________

      Re:   Notice of Sale and Release of Collateral

Dear Sirs:

            This letter serves as notice that First Horizon Home Loan Corporation a corporation, organized pursuant to the laws of Kansas (the "Company") has committed to sell to Goldman Sachs Mortgage Company under a Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

            The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

            Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.


                                       Very truly yours,


                                       _____________________________



                                       By:__________________________
                                       Name:
                                       Title:
                                       Date:



Acknowledged and approved:



___________________________


By:______________________________
Name:
Title:
Date:

                                    EXHIBIT F

                     FORM OF SECURITY RELEASE CERTIFICATION

                         I. Release of Security Interest

            The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by to Goldman Sachs Mortgage Company from the Company named below pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to Goldman Sachs Mortgage Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution

      ________________________________
            (name)

      ________________________________
            (Address)

      By:_____________________________

                          II. Certification of Release

            The Company named below hereby certifies to Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.


                                       [SELLER]


                                       By:__________________________
                                       Name:
                                       Title:

                                    EXHIBIT G

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

            ASSIGNMENT AND ASSUMPTION AGREEMENT, dated ______________, between __________________________________, a ___________________ corporation
("Assignor") and ________________________________, a __________________
corporation ("Assignee"):

            For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

            (a) The Assignor hereby grants, transfers, conveys and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor with respect to the mortgage loans listed on Exhibit A attached hereto (the "Mortgage Loans"), and with respect to such Mortgage Loans, in, to and under (a) that certain Flow Mortgage Loan Purchase and Warranties Agreement dated as of May 1, 2006 and (b) that certain Flow Interim Servicing Agreement dated as of May 1, 2006, between the Purchaser and ________________________ (the "Servicing Agreement" and, together with the Purchase Agreement, the "Agreements").

            (b) The Assignor warrants and represents to, and covenants with, the Assignee that:

                  (a) The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

                  (b) The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Agreements or the Mortgage Loans;

                  (c) The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements; and

                  (d) Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

            (c) The Assignee warrants and represents to, and covenants with, the Assignor and the Seller pursuant to the Agreements that:

                  (a) The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

                  (b) The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

                  (c) To the best of Assignee's knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

                  (d) The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements, the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller, the Assignor and the Custodian all of the Assignor's obligations as Purchaser thereunder; including, without limitation, the limitation on assignment set forth in Section 22 of the Purchase Agreement;

                  (e) The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

                  (f) The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

                  (g) The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

                  (h) The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

                  (i) The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

                  (j) Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans, or otherwise approached or negotiated with respect to the Mortgage Loans or any interest in the Mortgage Loans with any person in any manner which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

                  (k) Either: (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

            (d) (a) The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans, this Assignment and Assumption Agreement and the Agreements is:

            The Assignee's wire instructions for purposes of all remittances and payments related to the Mortgage Loans are:

            (b) The Assignor's address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

            (e) This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

            (f) This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. This Assignment and Assumption Agreement may not be assigned by the Assignee without the express written consent of the Assignor. Any entity into which the Assignor or Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor or Assignee, respectively, hereunder.

            (g) No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            (h) This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements by the Assignor.

            (i) Notwithstanding the assignment of the Agreements by either the Assignor or Assignee, this Assignment and Assumption Agreement shall not be deemed assigned by the Assignor or the Assignee unless assigned by separate written instrument.

            (j) For the purpose for facilitating the execution of this Assignment and Assumption Agreement as herein provided and for other purposes, this Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

            IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.



______________________________            ______________________________
Assignor                                  Assignee



By:___________________________            By:___________________________



Its:__________________________            Its:__________________________



Taxpayer                                  Taxpayer
Identification No.____________            Identification No.____________

                                    EXHIBIT H

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT I

             REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL
                     CHARACTERISTICS OF THE MORTGAGE LOANS

            Pool Characteristics of the Mortgage Loans as delivered on the Closing Date:

                                    EXHIBIT J

                      ORIGINATOR'S UNDERWRITING GUIDELINES

                                    EXHIBIT K

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT L

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT M

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT N

                            ASSIGNMENT AND CONVEYANCE

            On this __ day of _________, 200_, First Horizon Home Loan Corporation, as the Seller, under (i) that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006 and (ii) that certain Purchase Price and Terms Agreement, dated as of [______][__], [___] (the "Agreement") does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser. The Mortgage Loans have the pool characteristics set forth on Exhibit 2 hereto.

            The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Subsection 9.02 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Subsection 9.01 of the Agreement with respect to the Seller are true and correct as of the date hereof.

            Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.


                                       FIRST HORIZON HOME LOAN CORPORATION
                                       (Seller)

                                       By:________________________
                                       Name:
                                       Title:

                     Exhibit 1 to Assignment and Conveyance

                             Mortgage Loan Schedule

                     Exhibit 2 to Assignment and Conveyance

   Pool Characteristics of the Mortgage Loans as delivered on the Closing Date

                                    EXHIBIT O

                        FORM OF INDEMNIFICATION AGREEMENT

            THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated [_______], 200___ ("Agreement") between GS Mortgage Securities Corp., a Delaware corporation (the "Depositor"), and [___________________], a [_________]
corporation (the "Indemnifying Party").

                              W I T N E S S E T H:

            WHEREAS, the Indemnifying Party or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to an Affiliate of the Depositor in anticipation of the securitization transaction; and

            WHEREAS, as an inducement to the Depositor to enter into the Assignment and Recognition Agreement, to the Underwriter[s] to enter into the Underwriting Agreement (as defined herein), and to the Initial Purchaser[s] to enter into the Certificate Purchase Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

            SECTION 1. DEFINITIONS

            Subsection 1.01 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

            1933 Act: The Securities Act of 1933, as amended.

            1934 Act: The Securities Exchange Act of 1934, as amended.

            ABS Informational and Computational Material Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

            Certificate Purchase Agreement: The Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

            Free Writing Prospectus: Any written communication that constitutes a "free writing prospectus," as defined in Rule 405 under the 1933 Act.

            GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

            Indemnified Parties: As defined in Section 3.01.

            Indemnifying Party Information: (A) All information in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings ["Transaction Overview--Parties--The Responsible Party"] and ["The Mortgage Loan Pool--Underwriting Guidelines"] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or alleged untrue statement or omission arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Indemnifying Party or any Affiliate thereof), and (B) [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

            Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, the Indemnifying Party, [Servicer], as servicer, and [Trustee], as trustee.

            Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

            Prospectus Supplement: The prospectus supplement, dated [______], 200___, relating to the public offering of the Publicly Offered Certificates.

            Publicly Offered Certificates: [______________________________],
issued pursuant to the Pooling and Servicing Agreement.

            Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            Underwriters: Goldman, Sachs & Co., a New York limited partnership[, and [____________], a [___________] corporation], and their successors and assigns.

            Underwriting Agreement: The Underwriting Agreement, dated as of [________], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

            Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

            SECTION 2. REPRESENTATIONS AND WARRANTIES.

            (f) Each party hereto represents and warrants that it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

            (g) Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party;

            (h) Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party; and

            (i) The Indemnifying Party hereto represents that the Indemnifying Party Information satisfies the requirements of the applicable provisions of Regulation AB.

            SECTION 3. INDEMNIFICATION

            Subsection 3.01 Indemnification by the Indemnifying Party of the Depositor and the Underwriters.

            (a) The Indemnifying Party shall indemnify and hold harmless the Depositor, GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of the representation and warranty set forth in Section 2(d) above or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Material, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Indemnifying Party's liability under this Section 3.01 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

            (b) If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an Indemnified Party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor, GSMC, the Underwriter[s], and the Initial Purchaser[s], on one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.01, each director, officer, partner and controlling Person, of the Depositor, GSMC, the Underwriter[s] and the Initial Purchaser[s] and their respective Affiliates shall have the same rights to contribution as such Person.

            Subsection 3.02 Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.01 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under Section 3.01, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under
Section 3.01. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel representing the Indemnified Parties (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            SECTION 4. GENERAL.

            Subsection 4.01 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

            Subsection 4.02 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

            Subsection 4.03 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

            Subsection 4.04 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

            Subsection 4.05 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,
Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Indemnifying Party: [______________], [Address], Attention:
[____________].

            Subsection 4.06 Submission To Jurisdiction; Waivers. The Indemnifying Party hereby irrevocably and unconditionally:

            (A). SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B). CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C). AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

            (D). AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.


                                       GS MORTGAGE SECURITIES CORP.



                                       By:____________________________________
                                       Name:
                                       Title:


                                       [INDEMNIFYING PARTY]



                                       By:____________________________________
                                       Name:
                                       Title:

                                   EXHIBIT BB

                                 MLN AGREEMENTS


                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

            THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated August 25, 2006 ("Agreement"), is among Goldman Sachs Mortgage Company ("Assignor"), GS Mortgage Securities Corp. ("Assignee"), and Mortgage Lenders Network USA, Inc. (the "Company").

            For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment, Assumption and Conveyance

            1. Solely insofar as its relates to those certain Mortgage Loans listed on the schedule (the "Mortgage Loan Schedule") attached hereto as Exhibit A (the "Mortgage Loans"), the Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, in, to and under that certain Flow Interim Servicing Agreement, dated as of July 1, 2006 (the "Servicing Agreement"), by and between the Company and the Assignor.

            The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Servicing Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement.

            The Assignee hereby assumes all of the Assignor's obligations under the Mortgage Loans and the Servicing Agreement solely insofar as such obligations relate to the Mortgage Loans.

Recognition of the Company

            2. From and after the date hereof (the "Securitization Closing Date"), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Servicing Agreement, (in each case, solely to the extent set forth herein) and this Agreement to LaSalle Bank National Association, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the "Trustee") of the GSAMP Trust 2006-HE5 (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2006 (the "Pooling Agreement"), among the Assignee, the Trustee, Litton Loan Servicing LP, as a servicer of certain of the Mortgage Loans (including its successors in interest and any successor servicers of the Mortgage Loans under the Pooling Agreement, "Litton"), Select Portfolio Servicing, Inc., as servicer of certain of the Mortgage Loans (including its successors in interest and any successor servicers of the Mortgage Loans under the Pooling Agreement, "SPS"), Avelo Mortgage, L.L.C. (including its successors in interest and any successor servicers of the Mortgage Loans under the Pooling Agreement, "Avelo" and together with Litton and SPS, the "Servicers"), J.P. Morgan Trust Company, National Association, as a custodian, U.S. Bank National Association, as a custodian, Deutsche Bank National Trust Company, as a custodian, Wells Fargo Bank, N.A., as securities administrator (the "Securities Administrator") and as master servicer (the "Master Servicer"). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans and the Servicers will be the servicers of the Mortgage Loans on or after the applicable Transfer Date pursuant to the terms set forth in the Pooling Agreement, (ii) the Company shall look solely to the Trust (including the Trustee, the Securities Administrator, the Master Servicer and the Servicers acting on the Trust's behalf) for performance of any obligations of the Assignor under the Mortgage Loans and the Servicing Agreement (solely insofar as they relate to the Mortgage Loans), (iii) the Trust (including the Trustee, the Securities Administrator, the Master Servicer and the Servicers acting on the Trust's behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Servicing Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, (iv) all references to the Purchaser or the Custodian under the Servicing Agreement insofar as they relate to the Mortgage Loans shall be deemed to refer to the Trust (including the Trustee, the Securities Administrator, the Master Servicer and the Servicers acting on the Trust's behalf) and (v) the Mortgage Loans will be part of a REMIC, and the Company shall service the Mortgage Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) prior to the applicable Transfer Date in accordance with the Servicing Agreement but in no event in a manner that would (A) cause the REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, and the tax on "net income from foreclosure property" as set forth in Section 860G(c) of the Code). Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Servicing Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

            3. The Company warrants and represents to and covenants with, the Assignor, the Assignee and the Trust as of the date hereof that:

            (a) The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

            (b) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement and the Servicing Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

            (c) No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by it of the transaction contemplated hereby

            (d) The Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreement in favor of the Trust with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of the Assignor;

            (e) There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Servicing Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Servicing Agreement, and the Company is solvent.

Remedies for Breach of Representations and Warranties of the Company

            4. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee, the Securities Administrator, the Master Servicer and the Servicers acting on the Trust's behalf) in connection with any breach of the representations and warranties made by the Company set forth in Section 3 hereof shall be as set forth in Section 9.03 of that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2006 (the "Purchase Agreement") as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

            5. Pursuant to Section 4.04 of the Servicing Agreement, the Company agrees to deliver a Company certification in the form attached hereto as Exhibit B for the benefit of the Assignee, the Servicers, the Master Servicer, the Securities Administrator and the Trustee and their respective officers, directors and affiliates. Such certification shall be delivered by March 31, 2007 to the Assignee and the Master Servicer. The Company shall indemnify and hold harmless the Assignee, the Servicers and the Trustee and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Company's obligations under this Section 5, or the Company's negligence, bad faith, willful misconduct or material misstatements or omissions in connection therewith. If the indemnification provided for herein is unavailable of insufficient to hold harmless the indemnified party, then the Company agrees that it shall contribute to the amount paid or payable by the Assignee, the Master Servicer, the Securities Administrator and/or the Trustee (and their respective officers, directors and affiliates) as a result of the losses, claims, damage or liabilities of the Assignee, the Master Servicer, the Securities Administrator and/or the Trustee in such proportion as is appropriate to reflect the relative fault of the Assignee, the Master Servicer, the Securities Administrator or the Trustee, as the case may be, on the one hand, and the Company on the other in connection with a breach of the Company's obligation under this Section 5 or the Company's negligence, bad faith, willful misconduct or material misstatements or omissions in connection therewith.

            6. The Company shall indemnify the Assignee, the Assignor, the Master Servicer, the Securities Administrator and the Trustee and any Affiliate, director, officer, employee or agent of the Depositor, the Master Servicer, the Securities Administrator and the Trustee and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by the Company of (i) any of its representations and warranties referred to in
Section 9.01 of the Servicing Agreement, or (ii) the failure of the Company to perform its duties and service the Mortgage Loans in compliance with the terms of the Servicing Agreement. The Company immediately shall notify the Assignee, the Assignor, the Master Servicer, the Securities Administrator and the Trustee if such claim is made by a third party with respect to the Servicing Agreement or the Mortgage Loans, assume (with the prior written consent of the Assignee, the Assignor, the Master Servicer, the Securities Administrator and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Assignee, the Assignor, the Master Servicer, the Securities Administrator, or the Trustee in respect of such claim.

            7. Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, and solely with respect to the GSAMP 2006-HE5 transaction, the following language is hereby added as clause (ix) of Section
2.04 of the Servicing Agreement:

                  "(ix) with respect to each Principal Prepayment, an amount (to be paid by the Interim Servicer out of its own funds) which, when added to all amounts allocable to interest received in connection with the Principal Prepayment, equals one month's interest on the amount of principal so prepaid for the month of prepayment at the applicable Mortgage Loan Remittance Rate; provided, however, that the Interim Servicer's aggregate obligations under this paragraph for any month shall be limited to the total amount of Servicing Fees actually received with respect to the Mortgage Loans by the Interim Servicer during such month."

            8. Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, and solely with respect to the GSAMP 2006-HE5 transaction, the following language is hereby added to Section 2.05 of the Servicing Agreement:

                  "(vii) to reimburse itself for P&I Advances, the Interim Servicer's right to reimburse itself pursuant to this subclause (vii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Interim Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Interim Servicer's right thereto shall be prior to the rights of the Purchaser, except that, where the Seller is required to repurchase a Mortgage Loan, pursuant to Section 9.03 of the Purchase Agreement, the Interim Servicer's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Section 9.03 of the Purchase Agreement, and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan; provided that on the Transfer Date, the Interim Servicer may reimburse itself for unreimbursed P&I Advances from any amounts on deposit in the Collection Account;"

                  "(viii) to reimburse itself for unreimbursed Servicing Advances and for unreimbursed P&I Advances, in accordance with Subsection 2.18, to the extent that such amounts are nonrecoverable by the Interim Servicer pursuant to subclause 2.05(ii) or 2.05(vii), provided that the Mortgage Loan for which such advances were made is not required to be repurchased by the Seller pursuant to Section 9.03 of the Purchase Agreement;"

                  "(ix) to withdraw amounts to make P&I Advances in accordance with Subsection 2.18."

            9. Notwithstanding anything to the contrary contained herein or in the Servicing Agreement, and solely with respect to the GSAMP 2006-HE5 transaction, the following language is hereby added as Section 2.18 of the Servicing Agreement:

                  "P&I Advances by the Servicer. On the Business Day immediately preceding each Remittance Date, the Interim Servicer shall either (a) deposit in the Custodial Account from its own funds an amount equal to the aggregate amount of all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date (each such advance, a "P&I Advance"), (b) cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been, as permitted by this Subsection 2.18, used by the Interim Servicer in discharge of any such P&I Advance or (c) make P&I Advances in the form of any combination of (a) or (b) aggregating the total amount of P&I Advances to be made. Any amounts held for future distribution and so used shall be replaced by the Interim Servicer by deposit in the Custodial Account on or before any future Remittance Date if funds in the Custodial Account on such Remittance Date shall be less than payments to the Purchaser required to be made on such Remittance Date. The Interim Servicer's obligation to make P&I Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of a Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all other payments or recoveries (including proceeds under any title, hazard or other insurance policy, or condemnation awards) with respect to a Mortgage Loan; provided, however, that such obligation shall cease (i) for any Mortgage Loan and on any Remittance Date that the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) occurs with respect to such Mortgage Loan or (ii) if the Interim Servicer, in its good faith judgment, determines that P&I Advances would not be recoverable pursuant to Subsection 2.05(viii). The determination by the Interim Servicer that a P&I Advance, if made, would be nonrecoverable, shall be evidenced by an Officer's Certificate of the Interim Servicer, delivered to the Purchaser, which details the reasons for such determination."

Miscellaneous

            10. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            11. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

            12. This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee, the Securities Administrator, the Master Servicer and the Servicers acting on the Trust's behalf). Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

            13. Each of this Agreement and the Servicing Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Servicing Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by the Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Servicing Agreement.

            14. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

            15. In the event that any provision of this Agreement conflicts with any provision of any of the Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

            16. Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Servicing Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

                                    GS MORTGAGE SECURITIES CORP.

                                    By:    /s/ Michelle Gill
                                           -------------------------------------
                                    Name:  Michelle Gill
                                           -------------------------------------
                                    Title: Vice President
                                           -------------------------------------

                                    GOLDMAN SACHS MORTGAGE COMPANY, a New
                                    York limited partnership

                                    By:  GOLDMAN SACHS REAL ESTATE FUNDING
                                         CORP., a New York corporation, as
                                         general partner

                                    By:    /s/ Greg A. Finck
                                           -------------------------------------
                                    Name:  Greg A. Finck
                                           -------------------------------------
                                    Title: Managing Director
                                           -------------------------------------

                                    MORTGAGE LENDERS NETWORK USA, INC.

                                    By:    /s/ Steven F. Olearcek
                                           -------------------------------------
                                    Name:  Steven F. Olearcek
                                           -------------------------------------
                                    Title: Vice President/General Counsel
                                           -------------------------------------

              EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT

                             Mortgage Loan Schedule

                                    EXHIBIT B

   FORM OF COMPANY CERTIFICATION TO BE PROVIDED TO ASSIGNEE, MASTER SERVICER,
                 SECURITIES ADMINISTRATOR, SERVICERS AND TRUSTEE

            GSAMP Trust 2006-HE5 (the "Trust"), Mortgage Pass-Through Certificates, Series 2006-HE5, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2006, (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Wells Fargo Bank, N.A., as master servicer and securities administrator ("Wells Fargo"), LaSalle Bank National Association, as trustee (the "Trustee"), Litton Loan Servicing LP, as a servicer ("Litton"), Select Portfolio Servicing, Inc. as a servicer ("SPS"), Avelo Mortgage, L.L.C., as a servicer (together with Litton and SPS, the "Servicers"), Deutsche Bank National Trust Company, as a custodian ("Deutsche Bank"), J.P. Morgan Trust Company, National Association, as a custodian ("J.P. Morgan") and U.S. Bank National Association, as a custodian (together with Deutsche Bank and J.P. Morgan, the "Custodians").

            I, [identify the certifying individual], certify to the Depositor, the Securities Administrator, the Master Servicer and the Trustee, and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

            (1) The servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement has been so provided;

            (2) I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Pooling and Servicing Agreement, and except as disclosed in the annual compliance statement required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement (which has been so delivered to the Trustee), the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

            (3) All significant deficiencies relating to the Servicer's compliance with the minimum servicing standards for purposes of the report provided by an independent public accountant, after conducting a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, have been disclosed to such accountant and are included in such reports.

                                             Date:
                                                  ------------------------------


                                        ----------------------------------------
                                        [Signature]
                                        [Title]

================================================================================


              FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

                         GOLDMAN SACHS MORTGAGE COMPANY

                                    Purchaser

                       MORTGAGE LENDERS NETWORK USA, INC.,

                                     Seller

                            Dated as of July 1, 2006

                                  Conventional,
              Fixed and Adjustable Rate Residential Mortgage Loans

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.    DEFINITIONS......................................................

SECTION 2.    AGREEMENT TO PURCHASE............................................

SECTION 3.    MORTGAGE SCHEDULES...............................................

SECTION 4.    PURCHASE PRICE...................................................

SECTION 5.    EXAMINATION OF MORTGAGE FILES....................................

SECTION 6.    CONVEYANCE FROM SELLER TO PURCHASER..............................

  Subsection 6.01   Conveyance of Mortgage Loans...............................

  Subsection 6.02   Books and Records..........................................

  Subsection 6.03   Delivery of Mortgage Loan Documents........................

  Subsection 6.04   Quality Control Procedures.................................

SECTION 7.    SERVICING OF THE MORTGAGE LOANS..................................

SECTION 8.    TRANSFER OF SERVICING............................................

SECTION 9.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER;
              REMEDIES FOR BREACH..............................................

  Subsection 9.01   Representations and Warranties Regarding the Seller........

  Subsection 9.02   Representations and Warranties Regarding Individual
                    Mortgage Loans.............................................

  Subsection 9.03   Remedies for Breach of Representations and Warranties......

  Subsection 9.04   [Reserved].................................................

  Subsection 9.05   Purchaser's Right to Review................................

  Subsection 9.06   [Reserved].................................................

SECTION 10.   CLOSING..........................................................

SECTION 11.   CLOSING DOCUMENTS................................................

SECTION 12.   COSTS............................................................

SECTION 13.   COOPERATION OF SELLER WITH A RECONSTITUTION......................

SECTION 14.   THE SELLER.......................................................

   Subsection 14.01  Additional Indemnification by the Seller;
                     Third Party Claims........................................

   Subsection 14.02  Merger or Consolidation of the Seller.....................

SECTION 15.   FINANCIAL STATEMENTS.............................................

SECTION 16.   MANDATORY DELIVERY; GRANT OF SECURITY INTEREST...................

SECTION 17.   NOTICES..........................................................

SECTION 18.   SEVERABILITY CLAUSE..............................................

SECTION 19.   COUNTERPARTS.....................................................

SECTION 20.   GOVERNING LAW....................................................

SECTION 21.   INTENTION OF THE PARTIES.........................................

SECTION 22.   SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT.........

SECTION 23.   WAIVERS..........................................................

SECTION 24.   EXHIBITS.........................................................

SECTION 25.   GENERAL INTERPRETIVE PRINCIPLES..................................

SECTION 26.   REPRODUCTION OF DOCUMENTS........................................

SECTION 27.   FURTHER AGREEMENTS...............................................

SECTION 28.   RECORDATION OF ASSIGNMENTS OF MORTGAGE...........................

SECTION 29.   NO SOLICITATION..................................................

SECTION 30.   WAIVER OF TRIAL BY JURY..........................................

SECTION 31.   SUBMISSION TO JURISDICTION; WAIVERS..............................

SECTION 32.   CONFIDENTIAL INFORMATION.........................................

SECTION 33.   COMPLIANCE WITH REGULATION AB....................................

   Subsection 33.01  Intent of the Parties; Reasonableness.....................
   Subsection 33.02  Additional Representations and Warranties
                     of the Seller.............................................
   Subsection 33.03  Information To Be Provided by the Seller..................
   Subsection 33.04  Indemnification...........................................

                        EXHIBITS

EXHIBIT A     CONTENTS OF EACH MORTGAGE FILE
EXHIBIT B     CONTENTS OF EACH CREDIT FILE
EXHIBIT C     FORM OF SELLER'S OFFICER'S CERTIFICATE
EXHIBIT D     FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT E     FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT F     FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT G     FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT H     ORIGINATOR'S UNDERWRITING GUIDELINES
EXHIBIT I     ASSIGNMENT AND CONVEYANCE
EXHIBIT J     FORM OF INDEMNIFICATION AGREEMENT
EXHIBIT K     TRANSFER DATE REPRESENTATIONS AND WARRANTIES

              FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

              This FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the "Agreement"), dated as of July 1, 2006, by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the "Purchaser") and Mortgage Lenders Network USA, Inc., a Delaware corporation, having an office at Middlesex Corporate Center, 213 Court Street, Suite 100, Middletown, Connecticut 06457 (the "Seller").

                              W I T N E S S E T H:
                              - - - - - - - - - -

              WHEREAS, from time to time, the Seller desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Seller, certain conventional adjustable and fixed rate residential first and second lien mortgage loans (the "Mortgage Loans") on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans;

              WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule;

              WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance and control of the Mortgage Loans; and

              WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

               NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

              SECTION 1.      Definitions.

              For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

              Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and incorporating the Delinquency Collection Policies and Procedures.

              Actual Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage after application of payments of principal actually received at the related Cut-off Date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing principal payments.

              Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

              Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

              Agreement: This Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

              ALTA: The American Land Title Association, or any successor thereto.

              Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

              Assignment and Assumption Agreement: As defined in Section 22.

              Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

              Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) the states in which the Seller's servicing operations are located or
(c) the State in which the Custodian's operations are located, are authorized or obligated by law or executive order to be closed.

              Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule

              CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of (a) the sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the lesser of the Appraised Value and the purchase price of the Mortgaged Property.

              Code: Internal Revenue Code of 1986, as amended.

              Commission: The United States Securities and Exchange Commission.

              Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

              Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

              Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

              Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the credit File pursuant to this Agreement.

              Credit Score: Credit score provided by third party credit rating agencies approved by the Purchaser, including, Fair Isaac Corporation, or any successor thereto.

              Custodial Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

              Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents constituting the Mortgage Files.

              Custodian: Deutsche Bank National Trust Company (or such other Custodian as specified in the related Purchase Price and Terms Agreement), or its successors in interest or permitted assigns, or any successor to the Custodian under the Custodial Agreement as therein provided.

              Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

              Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 9.02.

              Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

              Delinquency Collection Policies and Procedures: The delinquency collection policies and procedures of the Interim Servicer, a copy of which is attached to the Interim Servicing Agreement as Exhibit 7.

              Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

              Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

              Escrow Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

              Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

              Exchange Act: The Securities Exchange Act of 1934, as amended.

              Fitch: Fitch, Inc., or its successor in interest.

              Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

              Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

              High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA"), (b) with an "annual percentage rate" or total "points and fees" payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. ss. 226.32(a)(1)(i) and
(ii), (c) classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or
(d) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor's Glossary.

              Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor's Glossary.

              Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum as specified in the related Mortgage Loan Schedule.

              Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

              Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

              Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the interim funder pursuant to the MERS Procedures Manual.

              Interim Servicing Agreement: That certain Flow Interim Servicing Agreement, dated as of the date hereof, by and between the Purchaser and the Seller.

              Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS(R) System as the investor pursuant to the MERS Procedures Manual.

              Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

              Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

              Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

              Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

              MERS: MERSCORP, Inc., its successors and assigns.

              MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Purchaser as the Investor on the MERS(R) System.

              MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

              MERS Report: The report from the MERS(R) System listing MERS Designated Mortgage Loans and other information.

              MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

              Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

              Moody's: Moody's Investors Service, Inc., and any successor thereto.

              Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

              Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

              Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

              Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

              Mortgage Loan Documents: The documents in the Mortgage File.

              Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date.

              Mortgage Loan Schedule: The schedule of Mortgage Loans, with respect to each Mortgage Loan Package, attached as Exhibit A to the related Assignment and Conveyance, setting forth certain information with respect to each Mortgage Loan in the related Mortgage Loan Package, which must include at a minimum: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the LTV and CLTV, each at the time of origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due or is due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a Monthly Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien, Second Lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e. full, alternative or reduced); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Fee; (26) the Prepayment Fee period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Fee, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the Credit Score at origination;
(30) the date of origination; (31) the Mortgage Interest Rate adjustment period;
(32) the Mortgage Interest Rate adjustment percentage; (33) the Mortgage Interest Rate floor; (34) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (35) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan; (36) a code indicating whether the Mortgage Loan is assumable; (37) a code indicating whether the Mortgage Loan has been modified; (38) the one-year payment history; (39) the Due Date for the first Monthly Payment; (40) the original Monthly Payment due; (41) with respect to the related Mortgagor, the debt-to-income ratio; (42) the Appraised Value of the Mortgaged Property; (43) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (44) a code indicating if the Mortgage Loan is a High Cost Loan or Home Loan as such terms are defined in the then current Standard & Poor's Glossary; and (45) Points and Fees amount. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans;
(2) the current aggregate outstanding principal balance of the Mortgage Loans;
(3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

              Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

              Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

              Mortgagor: The obligor on a Mortgage Note.

              Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

              Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Seller, reasonably acceptable to the Purchaser.

              Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase on an Interest Rate Adjustment Date above the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

              Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

              Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

              Points and Fees: The points and fees payable by the related Mortgagor as calculated under HOEPA.

              Preliminary Mortgage Schedule: As defined in Section 3.

              Prepayment Fee: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

              Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Fee or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

              Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans in a Mortgage Loan Package as calculated in Section 4 of this Agreement.

              Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

              Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

              Qualified Appraiser: An appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

              Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied:
(i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within one hundred eighty (180) days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

              Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one (1) year less than that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, Lifetime Rate Cap, Index and lien priority); and
(v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

              Rating Agency: Any of Fitch, Moody's or Standard & Poor's, or their respective successors designated by the Purchaser.

              Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

              Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer or a Securitization Transaction pursuant to Section 13, including, but not limited to, a seller's warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transaction.

              Reconstitution Date: As defined in Section 13.

              Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss. 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

              REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

              REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

              Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty under this Agreement is found, a price equal to the outstanding principal balance of the Mortgage Loan to be repurchased and repurchase is required pursuant to Section 5, 6.03, 9.03 or otherwise herein) as of the date of repurchase, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder plus any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

              RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

              Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

              Securities Act: The Securities Act of 1933, as amended.

              Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

              Seller: Mortgage Lenders Network USA, Inc., its successors in interest and assigns.

              Seller Information: As defined in Subsection 33.04(a).

              Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, an amount per month as set forth in the Interim Servicing Agreement.

              Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in as provided in Subsection 6.03 hereof.

              Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

              Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

              Standard & Poor's: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

              Standard & Poor's Glossary: The Standard & Poor's LEVELS(R) Glossary, as may be in effect from time to time.

              Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal received on or before such date minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

              Static Pool Information: Static pool information as described in
Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

              Successor Servicer: A servicer designated by the Purchaser pursuant to Section 8 and Subsection 9.03 which is entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

              Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

              Transfer Date: With respect to each Mortgage Loan, (a) the date set forth in the related Purchase Price and Terms Agreement or (b) such other date as mutually agreed by the Seller and the Purchaser.

              Underwriting Guidelines: The underwriting guidelines of the Seller, a copy of which is attached hereto as Exhibit H.

              Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.

              Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

              SECTION 2. Agreement to Purchase.

              The Seller, on each related Closing Date, agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

              SECTION 3. Mortgage Schedules.

              The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on the related Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a "Preliminary Mortgage Schedule").

              The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The related Mortgage Loan Schedule shall be the Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the related Closing Date deleted.

              SECTION 4. Purchase Price.

              The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loans.

              In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the related Closing Date, accrued interest on the Stated Principal Balance of each Mortgage Loan as of the related Cut-off Date at the related Mortgage Interest Rate of such Mortgage Loan from the date interest was paid through on that Mortgage Loan through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

               The Purchaser shall be entitled to (1) all principal received after the related Cut-off Date, (2) all other recoveries of late charges, prepayment penalties, assumption fees or other charges collected after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate.

              SECTION 5. Examination of Mortgage Files.

              Not more than five (5) Business Days after the date of the related Purchase Price and Terms Agreement, the Seller shall deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan.

              Not more than five (5) Business Days after the date of the related Purchase Price and Terms Agreement, with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the Seller shall make the related Servicing Files and Credit Files available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser.

              Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase, substitution or other relief as provided herein.

              In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan after the related Closing Date, the Seller shall, upon the request of the Purchaser, repurchase such Mortgage Loan at the price and in the manner specified in Subsection 9.03.

              SECTION 6. Conveyance from Seller to Purchaser.

              Subsection 6.01 Conveyance of Mortgage Loans.

              The Seller, on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans in the related Mortgage Loan Package, and the Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan in the related Mortgage Loan Package.

              Subsection 6.02 Books and Records.

              Record title to each Mortgage as of the related Closing Date shall be in the name of MERS, the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

              The sale of each Mortgage Loan shall be reflected on the Seller's balance sheet and other financial statements as a sale of assets by the Seller.

              The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations as would be retained by a prudent lender making mortgage loans similar to the Mortgage Loans.

              Subsection 6.03 Delivery of Mortgage Loan Documents.

              The Seller shall deliver and release to the Custodian no later than seven (7) Business Days prior to the related Closing Date the Mortgage Files with respect to each Mortgage Loan in the related Mortgage Loan Package.

              The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.

              The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety
(90) days of its submission for recordation.

              In the event any document listed on Exhibit A as constituting a part of the Mortgage Files and required to be delivered to the Custodian pursuant to this Subsection 6.03, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, on the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the related Closing Date and recorded subsequently by the Purchaser or its designee or documents submitted for recordation to the appropriate public recording office), and in the event that the Seller does not cure such failure within thirty (30) days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that (i) the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Seller, confirming that such documents have been submitted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer's certificate and (ii) such document is delivered within eighteen (18) months of the related Closing Date.

              The Seller shall pay all initial recording, registration or transfer fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser's designee. The Purchaser or the Purchaser's designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

              Subsection 6.04 Quality Control Procedures.

              The Seller shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller's loan production and the servicing activities of the Seller. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

              SECTION 7. Servicing of the Mortgage Loans.

               The Mortgage Loans have been or shall be sold by the Seller to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights on the related Closing Date.

               The Purchaser shall retain the Seller as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Purchaser and Seller shall execute the Interim Servicing Agreement on the date hereof. Pursuant to the Interim Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the related Transfer Date.

              SECTION 8. Transfer of Servicing.

              On the related Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller shall cease all servicing responsibilities related to the Mortgage Loans. The related Transfer Date shall be the date determined in accordance with the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

              On or prior to the related Transfer Date, the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Successor Servicer, including but not limited to the following:

              (a) Notice to Mortgagors. The Seller shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990, as amended; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

              (b) Notice to Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. The Seller shall provide the Purchaser and its designee with copies of all such notices no later than three (3) Business Days after the related Transfer Date.

              (c) Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller's possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

              (d) Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

              (e) Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

              (f) Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller on each related Mortgage Loan shall be properly applied to the account of the particular Mortgagor.

              (g) Mortgage Payments Received After Transfer Date. The amount of any related Monthly Payments received by the Seller after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on or prior to the date which is one (1) Business Day after the date of receipt. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with the payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by it after the related Transfer Date.

              (h) Misapplied Payments. Misapplied payments shall be processed as follows:

                     1. All parties shall cooperate in correcting misapplication errors;

                     2. The party receiving notice of a misapplied payment
              occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

                     3. If a misapplied payment which occurred prior to the
              related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

                     4. If a misapplied payment which occurred prior to the
              related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

                     5. Any check issued under the provisions of this Section
              8(h) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

              (i) Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the related Mortgage Loans shall be in accordance with all Accepted Servicing Practices.

              (j) Reconciliation. The Seller shall on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments necessary to accurately and correctly reconcile all servicing activities with respect to such Mortgage Loan, including all payments received and all advances made relating to such Mortgage Loan. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

              (k) IRS Forms. The Seller shall file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller's failure to comply with this paragraph.

              SECTION 9. Representations, Warranties and Covenants of the Seller; Remedies for Breach.

              Subsection 9.01 Representations and Warranties Regarding the
Seller.

              The Seller represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

              (a) Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

              (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

              (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

              (d) Ability To Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller's creditors;

              (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or to the best of the Seller's knowledge threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement. There is no action, suit, proceeding or investigation pending against the Seller with respect to the Mortgage Loans relating to fraud, predatory lending, servicing or closing practices;

              (f) No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

              (g) Selection Process. The Mortgage Loans were not selected from among the outstanding one- to four-family mortgage loans in the Seller's portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could be made in a manner so as to intentionally affect adversely the interests of the Purchaser;

              (h) [Reserved]

              (i) Mortgage Loan Characteristics. The characteristics of the Mortgage Loans are as set forth on the description of the pool characteristics for the Mortgage Loans delivered pursuant to Section 11 on the related Closing Date in the form attached as Exhibit 2 to the Assignment and Conveyance hereto;

              (j) No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction or Whole Loan Transfer) contains or will contain any untrue statement of fact;

              (k) Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three (3) complete fiscal years and any later quarter ended more than sixty (60) days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

              (l) Loan Experience. The Seller has delivered information as to its loan gain and loss experience in respect of foreclosures, its loan delinquency experience for the immediately preceding three-year period, prepayment speed and individual loan loss severities and delinquency histories for at least the immediately preceding year, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects;

              (m) No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

              (n) Sale Treatment. The Seller intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

              (o) Owner of Record. Except for a MERS Designated Mortgage Loan, the Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for any Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

              (p) Reasonable Purchase Price. The Seller deems the consideration received upon the sale of the Mortgage Loans under this Agreement to be fair consideration and reasonably equivalent value for the Mortgage Loans;

              (q) Seller's Origination. The Seller's decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller's underwriting guidelines, and is in no way made as a result of Purchaser's decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

              (r) Reports. On or prior to the date which is two (2) Business Days after the related Closing Date, Seller will provide the Custodian and the Purchaser with a MERS Report reflecting the Purchaser as the Investor with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan; and

              (s) MERS Designations. With respect to each MERS Designated Mortgage Loan, on the related Closing Date, the Seller has initiated the process of designating the Purchaser as the Investor on the MERS(R) System. With respect to each MERS Designated Mortgage Loan, no Person is listed as Interim Funder on the MERS(R) System.

              Subsection 9.02 Representations and Warranties Regarding Individual Mortgage Loans.

              The Seller hereby represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

              (a) Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

              (b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty (30) or more days prior to the related Closing Date, have been made and credited. No Mortgage Loan has been delinquent for thirty (30) or more days at any time since the origination of the Mortgage Loan;

              (c) No Outstanding Charges. Except for payments not more than thirty (30) days late, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first installment of principal and interest;

              (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

              (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto prior to the related Closing Date, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

              (f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as would be required by a prudent lender making mortgage loans similar to the Mortgage Loans as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of a prudent lender making mortgage loans similar to the Mortgage Loans, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

              (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

              (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

              (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the requirements of a prudent lender making mortgage loans similar to the Mortgage Loans, and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related Mortgage Loan, the related manufactured housing unit that secures such Mortgage Loan either:
(x) was the principal residence of the Mortgagor or (y) was classified as real property under applicable state law. This representation and warranty is a Deemed Material Breach Representation;

              (j) Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                     1. the lien of current real property taxes and assessments not yet due and payable;

                     2. covenants, conditions and restrictions, rights of way,
              easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

                     3. other matters to which like properties are commonly
              subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                     4. with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

              Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each First Lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Seller has full right to sell and assign the same to Purchaser.

              (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

              (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

              (m) Ownership. As of the related Closing Date, the Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. As of the related Closing Date, the Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

              (n) Doing Business. As of the related Closing Date, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

              (o) CLTV, LTV. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an LTV greater than 100%;

              (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender's title insurance policy, or other generally acceptable form of policy or insurance acceptable to a prudent lender making mortgage loans similar to the Mortgage Loans, and each such title insurance policy is issued by a title insurer acceptable to a prudent lender making mortgage loans similar to the Mortgage Loans, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (with respect to First Lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses. The Seller, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims are pending under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

              (q) No Defaults. Other than payments due but not yet thirty (30) days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect,
(ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

              (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

              (s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

              (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Other than with respect to interest only loans, principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap if applicable, are as set forth on the related Mortgage Loan Schedule. Other than Fixed Rate Mortgage Loans based on an amortization schedule of thirty (30) years with a fifteen year maturity and Adjustable Rate Mortgage Loans with forty (40) year amortization schedule and thirty (30) year maturity which, if indicated, on the Mortgage Loan Schedule have an interest only period, the Mortgage Note is payable in equal monthly installments of principal and/or interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Mortgage Loan is payable on the first day of each month other than as set forth on the related Mortgage Loan Schedule. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

              (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

              (v) Conformance with Underwriting Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Standards (a copy of which is attached hereto as Exhibit H). The Mortgage Note and Mortgage are on forms acceptable to a prudent lender making mortgage loans similar to the Mortgage Loans and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

              (w) Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

              (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

              (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

              (z) [Reserved].

              (aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

              (bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Seller's Underwriting Guidelines;

              (cc) Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

              (dd) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable except as limited by bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity;

              (ee) Assumability. None of the Mortgage Loans are, by their terms, assumable;

              (ff) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

              (gg) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to a prudent lender making mortgage loans similar to the Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

              (hh) Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to the best of the Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair.

              (ii) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller, and any prior servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments with respect to First Lien Mortgages, all such payments are in the possession of, or under the control of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

              (jj) Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

              (kk) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

              (ll) No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

              (mm) Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

              (nn) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of a prudent lender making mortgage loans similar to the Mortgage Loans, Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

              (oo) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

              (pp) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

              (qq) Value of Mortgaged Property. As of the related Closing Date, the Seller has no knowledge of any circumstances existing that could be reasonably expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property originated to the same underwriting criteria;

              (rr) No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

              (ss) Escrow Analysis. With respect to each Mortgage that provides for an escrow, the Seller has within the last twelve (12) months (unless such Mortgage was originated within such twelve-month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

              (tt) Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

              (uu) Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages. The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. This representation and warranty is a Deemed Material Breach Representation;

              (vv) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; and
(6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

              (ww) Prepayment Fee. The Mortgage Loan is subject to a Prepayment Fee as provided in the related Mortgage Note and rider except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Fee feature, each such Prepayment Fee is enforceable and will be enforced by the Interim Servicer as long as the Interim Servicer is servicing pursuant to the Interim Servicing Agreement for the benefit of the Purchaser, and each Prepayment Fee is permitted pursuant to federal, state and local law. Each such Prepayment Fee is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Fee may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the Prepayment Fee period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the Prepayment Fee period to no more than three (3) years from the date of such Mortgage Loan and the Mortgagor was notified in writing of such reduction in Prepayment Fee period. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Fee, (ii) each Mortgage Loan was available with or without the requirement of such a penalty and (iii) the Prepayment Fee was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law. This representation and warranty is a Deemed Material Breach Representation;

              (xx) Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

              (yy) Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

              (zz) Tax Service Contract; Flood Certification Contract. Except for Second Lien Mortgages where the Seller originated the First Lien Mortgages, each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

              (aaa) Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

              (bbb) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with guidelines of a prudent lender making mortgage loans similar to the Mortgage Loans for such trusts;

              (ccc) Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

              (ddd) Credit Scores. Each Mortgagor has a non-zero FICO score. No Mortgage Loan has a Mortgagor with a Credit Score of less than 500;

              (eee) Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the "Anti-Money Laundering Laws"); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

              (fff) Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

              (ggg) MERS Designations. With respect to each MERS Designated Mortgage Loan, the Seller has designated the Purchaser as the Investor and no Person is listed as Interim Funder on the MERS(R) System;

              (hhh) Reports. On or prior to the related Closing Date, the Seller has provided the Custodian and the Purchaser with a MERS Report listing the Purchaser as the Investor with respect to each MERS Designated Mortgage Loan;

              (iii) Origination Practices. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan's requirements and the Mortgagor's credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. This representation and warranty is a Deemed Material Breach Representation;

              (jjj) Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely solely on the extent of the Mortgagor's equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria, such as the Mortgagor's income, assets and liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan's originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

              (kkk) [Reserved];

              (lll) Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material Breach Representation;

              (mmm) Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation; and

              (nnn) Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan:

              (i) No Negative Amortization of Related First Lien Loan. The related first lien loan does not permit negative amortization;

              (ii) Request for Notice; No Consent Required. Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such senior lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien loan or (b) such consent has been obtained and is contained in the related Mortgage File;

              (iii) No Default Under First Lien. To the best of Seller's knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event (other than payment defaults of less than thirty (30) days) which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan; and

              (iv) Right to Cure First Lien. With respect to any first lien mortgage loan originated by the Seller, the first lien Mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage.

              This representation and warranty is a Deemed Material and Adverse Representation.

              Subsection 9.03 Remedies for Breach of Representations and Warranties.

              It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

              Within sixty (60) days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Notwithstanding the above sentence, (i) within sixty (60) days of the earlier of either discovery by, or notice to, the Seller of any breach of the representation and warranty set forth in clause (aaa) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and
(ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representations and warranties set forth in clause (aaa) of such Subsection or any Deemed Material Breach Representation) and the Seller discovers or receives notice of any such breach within one hundred twenty (120) days of the related Closing Date, the Seller shall, at the Purchaser's option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a "Deleted Mortgage Loan") and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than one hundred twenty (120) days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser's instructions.

              At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03, with the Mortgage Note endorsed as required by Subsection 6.03. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall remit directly to the Purchaser, or its designee in accordance with the Purchaser's instructions the Monthly Payment on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

              For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser's instructions within two (2) Business Days of such substitution. Accordingly, on the date of such substitution, the Seller will remit to the Servicer from its own funds for deposit into the Custodial Account an amount equal to the amount of such shortfall plus one month's interest thereon at the Mortgage Loan remittance rate.

              In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser, its successors and assigns and the Successor Servicer and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection
9.03 constitute the sole remedies respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were "Successor Servicers" under this Agreement.

              Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and
9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach, substitution or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

              Subsection 9.04 [Reserved]

              Subsection 9.05 Purchaser's Right to Review.

              Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor's, its financial partner's, and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker's price opinions, to the extent available, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller's offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right to order additional broker's price opinions in its sole discretion at the Purchaser's expense.

              The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser's (or any of its successor's) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement.

              Subsection 9.06 [Reserved].

              SECTION 10. Closing.

              The closing for the purchase and sale of the Mortgage Loans in each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser's option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

              The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

              (i) at least two (2) Business Days prior to the related Closing Date or such later date on which the Purchaser has identified to the Seller the final list of Mortgage Loans the Purchaser desires to purchase, the Seller shall deliver to the Purchaser via electronic medium a Mortgage Loan Schedule acceptable to the Purchaser;

              (ii) all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

              (iii) the Purchaser shall have received, or the Purchaser's attorneys shall have received in escrow, all Closing Documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

              (iv) the Seller shall have delivered and released to the Custodian all documents required hereunder; and

              (v) all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

              Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account(s) designated by the Seller.

              SECTION 11. Closing Documents.

              (a) The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

                     1. this Agreement;

                     2. the Interim Servicing Agreement, any account
              certifications and all other documents required thereunder;

                     3. an Officer's Certificate, in the form of Exhibit C
              hereto with respect to the Seller, including all attachments thereto;

                     4. an Opinion of Counsel of the Seller (who may be an
              employee of the Seller), in the form of Exhibit D hereto ("Opinion of Counsel of the Seller");

                     5. a Security Release Certification, substantially in the
              form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

                     6. the Underwriting Guidelines to be attached hereto as
              Exhibit H; and

                     7. a certificate or other evidence of merger or change of
              name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

              (b) The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

                     1. an Assignment and Conveyance in the form of Exhibit I
              hereto, including all exhibits;

                     2. a Purchase Price and Terms Agreement;

                     3. the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

                     4. each of the documents required to be delivered by the
              Seller pursuant to Subsection 6.03 hereof;

                     5. the initial certification of the Custodian with respect to the related Mortgage Loan Package;

                     6. a Security Release Certification, substantially in the
              form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

                     7. a certificate or other evidence of merger or change of
              name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

                     8. if requested by the Purchaser in connection with a
              material change in Seller's financial condition or corporate structure, an updated Officer's Certificate, in the form of Exhibit C hereto, including all attachments thereto and an updated Opinion of Counsel of the Seller, in the form of Exhibit D hereto.

               The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

              SECTION 12. Costs.

              The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the related Closing Date, and all costs and expenses incurred in connection with the transfer of the Mortgage Loans, fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS(R) System of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller's counsel, shall be payable by the Seller.

              SECTION 13. Cooperation of Seller with a Reconstitution.

              The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (but no more than 5 Reconstitutions per Mortgage Loan Package) (each a "Reconstitution Date") at the Purchaser's sole option, the Purchaser may effect a sale (each a "Reconstitution") of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

              (i) one or more third party purchasers in one or more Whole Loan Transfers; or

              (ii) one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

              The Seller agrees to execute in connection with a Whole Loan Transfer, a seller's warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Seller, and in connection with a Securitization Transaction, an assignment, assumption and recognition agreement (collectively the agreements referred to herein are designated, the "Reconstitution Agreements").

              With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; and deliver an opinion of counsel in form and substance satisfactory to the Purchaser if requested by the Purchaser; and (3) (a) to restate the representations and warranties set forth in this Agreement as of the settlement or closing date in connection with such Reconstitution with such exceptions or knowledge qualifiers as may be required for a change in facts and circumstances after the Closing Date (each, a "Reconstitution Date") other than those representations or warranties set forth on Exhibit K hereto (which shall be made as of the related Transfer Date) or (b) make the representations and warranties set forth in the related selling/servicing guide of the master servicer or issuer, as the case may be, or such representations and warranties as may be required by any Rating Agency or prospective purchaser of the related securities or such Mortgage Loans, in connection with such Reconstitution to the extent such representation is industry standard at such time and to the extent such representation is true with respect to the Mortgage Loans and can be confirmed by the Seller without unreasonable cost and expense, provided there is no material increase in the liability of the Seller. The Seller shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit O hereto. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller (or if the Seller is not the originator, the originator of the Mortgage Loans), the Seller's servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were "Successor Servicers" under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

              In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller's receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

              All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

              SECTION 14. The Seller.

              Subsection 14.01 Additional Indemnification by the Seller; Third Party Claims.

              The Seller shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller's indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Successor Servicer may sustain in any way related to (a) any breach of any of Seller's representations, warranties or covenants set forth in this Agreement, (b) the failure of the Seller to perform its duties under this Agreement or (c) the failure of the Seller to service the Mortgage Loans in strict compliance with the terms of the Interim Servicing Agreement or any Reconstitution Agreement entered into pursuant to Section 13. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Seller's indemnification pursuant to Section 9 or the first sentence of this Subsection 14.01, or is in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

              The Purchaser shall use commercially reasonable efforts to cause the Successor Servicer to provide indemnification to the Seller for its failure to service the Mortgage Loans in accordance with Accepted Servicing Practices including any indemnification provisions under a pooling and servicing agreement.

              Subsection 14.02 Merger or Consolidation of the Seller.

              The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

              Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

              SECTION 15. Financial Statements.

              The Seller understands that in connection with the Purchaser's marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three (3) fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

              The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

              SECTION 16. Mandatory Delivery; Grant of Security Interest.

              The sale and delivery on the related Closing Date of the Mortgage Loans is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller's failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under the related Purchase Price and Terms Agreement, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser's (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and
(ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

              SECTION 17. Notices.

              All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

               (i)    if to the Seller:

                      Mortgage Lenders Network USA, Inc.
                      Middlesex Corporate Center
                      213 Court Street, Suite 100
                      Middletown, Connecticut 06457
                      Attention: David Mills

               (ii)   if to the Purchaser:

                      Goldman Sachs Mortgage Company
                      100 2nd Ave. South

                      Suite 200 South

                      St. Petersburg, Florida 33701
                      Attention: Christina Liepold

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

              SECTION 18. Severability Clause.

              Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

              SECTION 19. Counterparts.

              This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

              SECTION 20. Governing Law.

              This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by federal law.

              SECTION 21. Intention of the Parties.

              It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

              SECTION 22. Successors and Assigns; Assignment of Purchase Agreement.

              This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. If the Purchaser assigns any or all of its rights as Purchaser hereunder, the assignee of the Purchaser will become the "Purchaser" hereunder to the extent of such assignment. Any such assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") in the form attached hereto as Exhibit G.

              SECTION 23. Waivers.

              No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

              SECTION 24. Exhibits.

               The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

              SECTION 25. General Interpretive Principles.

              For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

              (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

              (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

              (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

              (d) reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

              (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

              (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

              SECTION 26. Reproduction of Documents.

              This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

              SECTION 27. Further Agreements.

              The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

              SECTION 28. Recordation of Assignments of Mortgage.

              To the extent permitted by applicable law, for Mortgage Loans which are not registered with MERS, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller's expense in the event recordation is either necessary under applicable law or requested by the Purchaser (which request may be made by the Purchaser at any time following the related Closing Date) at its sole option.

              SECTION 29. No Solicitation.

              From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet and e-mail solicitations, based in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 29.

              SECTION 30. Waiver of Trial by Jury.

              THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

              SECTION 31. Submission to Jurisdiction; Waivers.

              The Seller hereby irrevocably and unconditionally:

                     (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION
              OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

                     (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE
              BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

                     (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR
              PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

                     (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO
              EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

              SECTION 32. Confidential Information.

              The Seller and Purchaser understand and agree that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with any Reconstitution, and any offering circulars or other disclosure documents produced in connection with any Reconstitution are confidential and proprietary to the Purchaser or Seller, and the Seller and Purchaser agree to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller or the Purchaser, as the case may be, (c) as is necessary in working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder. Moreover, the Seller understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except
(a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

              SECTION 33. Compliance with Regulation AB.

              Subsection 33.01 Intent of the Parties; Reasonableness.

              The Purchaser and the Seller acknowledge and agree that the purpose of Section 33 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

              Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

              The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser's reasonable judgment, to comply with Regulation AB.

              Subsection 33.02 Additional Representations and Warranties of the Seller.

              (a) The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

              (b) If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03, the Seller shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

              Subsection 33.03 Information To Be Provided by the Seller.

              In connection with any Securitization Transaction the Seller shall
(i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Subsection, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Subsection.

              (a) If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

                     (A) the originator's form of organization;

                     (B) a description of the originator's origination program
              and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originator's credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

                     (C) a description of any material legal or governmental
              proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

                     (D) a description of any affiliation or relationship
              between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

                     1. the sponsor;
                     2. the depositor;
                     3. the issuing entity;
                     4. any servicer;
                     5. any trustee;
                     6. any originator;
                     7. any significant obligor;
                     8. any enhancement or support provider; and
                     9. any other material transaction party.

              (b) If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

              Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

              If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller's or Third-Party Originator's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

              (c) [Reserved]

              (d) If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

              Subsection 33.04 Indemnification.

              The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

              (i)(A) any untrue statement of a material fact or alleged untrue statement of material fact to be contained in any information, report, certification, accountants' letter or other material provided in written or electronic form under this Section 33 by or on behalf of the Seller, or provided under this Section 33 by or on behalf of any Third-Party Originator (collectively, the "Seller Information"), or (B) the omission or alleged omission to state in the Seller Information provided under
       Section 33.03(a) and (b) a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information provided under Section 33.03(a) and (b) and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information provided under Section 33.03(a) and (b) or any portion thereof is presented together with or separately from such other information;

              (ii) any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants' letter or other material when and as required under this Section 33; or

              (iii) any breach by the Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date.

              In the case of any failure of performance described in clause
(a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required by the Seller or any Third-Party Originator.

              Promptly after receipt by of notice of any claim or the commencement of any action, the Purchaser shall, if a claim in respect thereof is to be made against the Seller, notify the Seller in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Seller shall not relieve it from any liability which it may have except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the Seller shall not relieve it from any liability which it may have to the Purchaser. In case any such action is brought against the Purchaser and it notifies the Seller of the commencement thereof, the Seller shall be entitled to participate therein and, to the extent that, by written notice delivered to the Purchaser promptly after receiving the aforesaid notice from the Purchaser, the Seller elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to the Purchaser; provided, however, that if the defendants in any such action include both the Purchaser and the Seller and the Purchaser shall reasonably have concluded that there may be legal defenses available to it that are different from or additional to those available to the Seller, the Purchaser shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Purchaser. Upon receipt of notice from the Seller to such Purchaser of its election so to assume the defense of such action and approval by the Purchaser of such counsel, the Seller shall not be liable to the Purchaser under this paragraph for any legal or other expenses subsequently incurred by the Purchaser in connection with the defense thereof, unless (i) the Purchaser shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the Seller shall not have employed counsel reasonably satisfactory to the Purchaser to represent the Purchaser within a reasonable time after notice of commencement of the action or (iii) the Seller shall have authorized the employment of counsel for the Purchaser at the expense of the Seller. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Seller be liable for the fees and expenses of more than one counsel representing the Purchaser (in addition to any local counsel) separate from its own counsel for the Purchaser in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                     [Signatures Commence on Following Page]

               IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                     GOLDMAN SACHS MORTGAGE COMPANY,
                                     a New York limited partnership
                                     (Purchaser)

                                     By:GOLDMAN SACHS REAL ESTATE FUNDING CORP.,
                                        a New York corporation, as General
                                        Partner


                                     By:______________________________
                                        Name:
                                        Title:

                                     MORTGAGE LENDERS NETWORK USA,
                                        INC.
                                        (Seller)


                                     By: _____________________________
                                         Name:
                                         Title:

                                   EXHIBIT A

                         CONTENTS OF EACH MORTGAGE FILE

              With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Flow Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the "Agreement"):

              (a) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _________, without recourse" and signed in the name of the last endorsee (the "Last Endorsee") by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by "[Last Endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by "[Last Endorsee], formerly known as [previous name]";

              (b) the original of any guarantee executed in connection with the Mortgage Note;

              (c) the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

              (d) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

              (e) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by "[SELLER], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by "[SELLER], formerly known as [previous name]";

              (f) the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the originator to the Last Endorsee (or to MERS with respect to each MERS Designated Mortgage Loan) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or
(ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

              (g) The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

              (h) security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

              In the event an Officer's Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within ninety (90) days of the related Closing Date, an Officer's Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

                                    EXHIBIT B

                          CONTENTS OF EACH CREDIT FILE
                          ----------------------------

              (a) The original hazard insurance policy and, if required by law, flood insurance policy.

              (b) Residential loan application.

              (c) Mortgage Loan closing statement.

              (d) Verification of employment and income (except for Mortgage Loans originated under a Limited Documentation Program).

              (e) Verification of acceptable evidence of source and amount of downpayment.

              (f) Credit report on the Mortgagor.

              (g) Residential appraisal report, if available.

              (h) Photograph of the Mortgaged Property.

              (i) Survey of the Mortgaged Property, if any.

              (j) Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

              (k) All required disclosure statements.

              (l) If available, termite report, structural engineer's report, water potability and septic certification.

              (m) Sales contract, if applicable.

              (n) Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

              (o) Amortization schedule, if applicable.

                                    EXHIBIT C

                         SELLER'S OFFICER'S CERTIFICATE
                         ------------------------------

              I, ____________________, hereby certify that I am the duly elected [Vice] President of ________________ [COMPANY], a [state] [federally] chartered institution organized under the laws of the [state of ____________] [United States] (the "Company") and further as follows:

              1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ___________.

              2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ___________.

              3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten (10) days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

              4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2006, by and between Goldman Sachs Mortgage Company (the "Purchaser") and the Company (the "Purchase Agreement"), the Flow Interim Servicing Agreement, dated as of July 1, 2006, by and between Goldman Sachs Mortgage Company the Purchaser and the Company (the "Servicing__Agreement", together with the Purchase Agreement, the "Agreements"), and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original or facsimile signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ____________.

              5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

              6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company's knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

              7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

              8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Agreements and any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on
       Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

              9. The Company is duly authorized to engage in the transactions described and contemplated in the Agreements.

              IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:  ____________________                      By:___________________________
                                                  Name:_________________________
[Seal] Title:                                     [Vice] President

              I, ________________________, an [Assistant] Secretary of
______________ [COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

              IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  ____________________                      By:___________________________
                                                  Name:_________________________
                                                  Title: [Assistant] Secretary

                                  EXHIBIT 5 to
                         Company's Officer's Certificate

    NAME                            TITLE                       SIGNATURE
    ----                            -----                       ---------

------------------  -----------------------------------  -----------------------

------------------  -----------------------------------  -----------------------

------------------  -----------------------------------  -----------------------

------------------  -----------------------------------  -----------------------

------------------  -----------------------------------  -----------------------

------------------  -----------------------------------  -----------------------

------------------  -----------------------------------  -----------------------

                                    EXHIBIT D

                    FORM OF OPINION OF COUNSEL TO THE SELLER
                    ----------------------------------------

                                     (date)

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Dear Sirs:

              You have requested [our] [my] opinion, as [Assistant] General Counsel to Mortgage Lenders Network USA, Inc. (the "Company"), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement by and between the Company and Goldman Sachs Mortgage Company (the "Purchaser"), dated as of July 1, 2006 (the "Purchase Agreement") which sale is in the form of whole loans and that certain Flow Interim Servicing Agreement by and between the Company and Goldman Sachs Mortgage Company (the "Purchaser"), dated as of July 1, 2006 (the "Servicing Agreement", together with the Purchase Agreement, the "Agreements"). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

              [We] [I] have examined the following documents:

              1.     the Agreements;

              2. such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

              To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

              Based upon the foregoing, it is [our] [my] opinion that:

              1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to transact business in, and is in good standing under, the laws of [the state of incorporation].

              2. The Company has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver such Agreements and to perform and observe the terms and conditions of such Agreements.

              3. Each of the Agreements has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser's ownership of the Mortgage Loans.

              4. The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements.

              5. The Company has been duly authorized to allow any of its officers to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original [or facsimile] signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

              6. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance with the Agreements and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Agreements or (ii) any required consent, approval, authorization or order has been obtained by the Company.

              7. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company's knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

              8. There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

              9. The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement and the Servicing Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

              This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

                                               Very truly yours,


                                               _____________________________
                                               [Name]
                                               [Assistant] General Counsel

                                    EXHIBIT E

                     FORM OF SECURITY RELEASE CERTIFICATION


                                                      ___________________, 200__

[Federal Home Loan Bank of
______ (the "Association")]
________________________
________________________
________________________

Attention:    __________________________
              __________________________

       Re:    Notice of Sale and Release of Collateral

Dear Sirs:

              This letter serves as notice that Mortgage Lenders Network USA, Inc., a corporation, organized pursuant to the laws of the State of Delaware (the "Company") has committed to sell to Goldman Sachs Mortgage Company under a Flow Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2006, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

              The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company's mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

              Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.

                                               Very truly yours,

                                               ____________________________


                                               By: _____________________________
                                                   Name:
                                                   Title:
                                                   Date:


Acknowledged and approved:


__________________________

By:______________________________
Name:
Title:
Date:

                                    EXHIBIT F

                     FORM OF SECURITY RELEASE CERTIFICATION
                     --------------------------------------

                         I. Release of Security Interest

              The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by Goldman Sachs Mortgage Company from Mortgage Lenders Network USA, Inc. (the "Company") pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2006, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to Goldman Sachs Mortgage Company or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

                                     Name and Address of Financial Institution

                                     [FINANCIAL INSTITUTION]
                                       [ADDRESS]


                                     By: _______________________________________
                                         Name:
                                         Title:

                          II. Certification of Release
                              ------------------------

              The Company named below hereby certifies to Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

                                     MORTGAGE LENDERS NETWORK USA, INC.


                                     By: _______________________________________
                                         Name:
                                         Title:

                                    EXHIBIT G

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                   -------------------------------------------

              ASSIGNMENT AND ASSUMPTION AGREEMENT, dated ______________, between __________________________________, a ___________________ corporation
("Assignor") and ________________________________, a __________________
corporation ("Assignee"):

              For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

              1. The Assignor hereby grants, transfers, conveys and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor with respect to the mortgage loans listed on Exhibit A attached hereto (the "Mortgage Loans"), and with respect to such Mortgage Loans, in, to and under (a) that certain Flow Mortgage Loan Purchase and Warranties Agreement dated as of July 1, 2006 and (b) that certain Flow Interim Servicing Agreement dated as of July 1, 2006, between the Purchaser and Mortgage Lenders Network USA, Inc. (the "Servicing Agreement" and, together with the Purchase Agreement, the "Agreements").

              2. The Assignor warrants and represents to, and covenants with, the Assignee that:

                     a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

                     b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Agreements or the Mortgage Loans;

                     c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements; and

                     d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

              3. The Assignee warrants and represents to, and covenants with, the Assignor and the Seller pursuant to the Agreements that:

                     a. The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

                     b. The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

                     c. To the best of Assignee's knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

                     d. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements, the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller, the Assignor and the Custodian all of the Assignor's obligations as Purchaser thereunder; including, without limitation, the limitation on assignment set forth in Section 22 of the Purchase Agreement;

                     e. The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

                     f. The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

                     g. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

                     h. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

                     i. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

                     j. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans, or otherwise approached or negotiated with respect to the Mortgage Loans or any interest in the Mortgage Loans with any person in any manner which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

                     k. Either: (1) the Assignee is not an employee benefit plan ("Plan") within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or a plan (also "Plan") within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended ("Code"), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee's purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

              4. (a) The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans, this Assignment and Assumption Agreement and the Agreements is:

               The Assignee's wire instructions for purposes of all remittances and payments related to the Mortgage Loans are:


               (b) The Assignor's address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

              5. This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

              6. This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. This Assignment and Assumption Agreement may not be assigned by the Assignee without the express written consent of the Assignor. Any entity into which the Assignor or Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor or Assignee, respectively, hereunder.

              7. No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

              8. This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements by the Assignor.

              9. Notwithstanding the assignment of the Agreements by either the Assignor or Assignee, this Assignment and Assumption Agreement shall not be deemed assigned by the Assignor or the Assignee unless assigned by separate written instrument.

              10. For the purpose for facilitating the execution of this Assignment and Assumption Agreement as herein provided and for other purposes, this Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

              IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.


______________________________                    ______________________________
Assignor                                          Assignee


By:___________________________                    By:___________________________
Name:                                             Name:
Title:                                            Title:


Taxpayer                                          Taxpayer
Identification No.____________                    Identification No.____________

                                    EXHIBIT H

                      ORIGINATOR'S UNDERWRITING GUIDELINES
                      ------------------------------------

                                    EXHIBIT I

                            ASSIGNMENT AND CONVEYANCE
                            -------------------------

              On this __ day of _________, 200_, Mortgage Lenders Network USA, Inc., as the Seller, under (i) that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2006 (the "Agreement") and (ii) that certain Purchase Price and Terms Agreement dated as of [Date] does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser. The Mortgage Loans have the pool characteristics set forth on
Exhibit 2 hereto.

              The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Subsection 9.02 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Subsection 9.01 of the Agreement with respect to the Seller are true and correct as of the date hereof.

              Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

                                         MORTGAGE LENDERS NETWORK USA, INC.
                                         (Seller)


                                         By: ___________________________________
                                             Name:
                                             Title:

                     Exhibit 1 to Assignment and Conveyance

                             Mortgage Loan Schedule
                             ----------------------

                     Exhibit 2 to Assignment and Conveyance

   Pool Characteristics of the Mortgage Loans as delivered on the Closing Date
   ---------------------------------------------------------------------------

                                    EXHIBIT J

                        FORM OF INDEMNIFICATION AGREEMENT

              THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated [_______], 200___ ("Agreement") between GS Mortgage Securities Corp., a Delaware corporation (the "Depositor"), and Mortgage Lenders Network USA, Inc., a Delaware corporation (the "Indemnifying Party").

                                     W I T N E S S E T H:
                                     - - - - - - - - - -

              WHEREAS, the Indemnifying Party or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to an Affiliate of the Depositor in anticipation of the securitization transaction; and

              WHEREAS, as an inducement to the Depositor to enter into the Assignment and Recognition Agreement, to the Underwriter[s] to enter into the Underwriting Agreement (as defined herein), and to the Initial Purchaser[s] to enter into the Certificate Purchase Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

              NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

              SECTION 1. DEFINITIONS

              Subsection 1.01 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

              1933 Act: The Securities Act of 1933, as amended.

              1934 Act: The Securities Exchange Act of 1934, as amended.

              ABS Informational and Computational Material: Any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as amended from time to time.

              Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

              Certificate Purchase Agreement: The Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

              Free Writing Prospectus: Any written communication that constitutes a "free writing prospectus," as defined in Rule 405 under the 1933 Act.

              GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

              Indemnified Parties: As defined in Section 3.01.

              Indemnifying Party Information: (A) All information in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings ["Transaction Overview--Parties--The Responsible Party"] and ["The Mortgage Loan Pool--Underwriting Guidelines"] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or alleged untrue statement or omission arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Indemnifying Party or any Affiliate thereof), and (B) [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

              Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

              Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

              Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, the Indemnifying Party, [Servicer], as servicer, and [Trustee], as trustee.

              Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

              Prospectus Supplement: The prospectus supplement, dated [______], 200___, relating to the public offering of the Publicly Offered Certificates.

              Publicly Offered Certificates: [______________________________],
issued pursuant to the Pooling and Servicing Agreement.

              Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

              Underwriters: Goldman, Sachs & Co., a New York limited partnership[, and [____________], a [___________] corporation], and their successors and assigns.

              Underwriting Agreement: The Underwriting Agreement, dated as of [________], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

              Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

              SECTION 2. REPRESENTATIONS AND WARRANTIES.

              (a) Each party hereto represents and warrants that it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

              (b) Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party;

              (c) Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party; and

              (d) The Indemnifying Party hereto represents that the Indemnifying Party Information satisfies the requirements of the applicable provisions of Regulation AB.

              SECTION 3. INDEMNIFICATION

              Subsection 3.01 Indemnification by the Indemnifying Party of the Depositor and the Underwriters.

              (a) The Indemnifying Party shall indemnify and hold harmless the Depositor, GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of the representation and warranty set forth in Section 2(d) above or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Material, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Indemnifying Party's liability under this
Section 3.01 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

              (b) If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an Indemnified Party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor, GSMC, the Underwriter[s], and the Initial Purchaser[s], on one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this
Section 3.01, each director, officer, partner and controlling Person, of the Depositor, GSMC, the Underwriter[s] and the Initial Purchaser[s] and their respective Affiliates shall have the same rights to contribution as such Person.

              Subsection 3.02 Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.01 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under Section 3.01, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under
Section 3.01. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence,
(ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel representing the Indemnified Parties (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

              SECTION 4. GENERAL.

              Subsection 4.01 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

              Subsection 4.02 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

              Subsection 4.03 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

              Subsection 4.04 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

               Subsection 4.05 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004,
Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Indemnifying Party: [______________], [Address], Attention:
[------------].

              Subsection 4.06 Submission To Jurisdiction; Waivers. The Indemnifying Party hereby irrevocably and unconditionally:

              (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

              (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

              (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

              (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

                            [SIGNATURE PAGE FOLLOWS]

              IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                                       GS MORTGAGE SECURITIES CORP.


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       MORTGAGE LENDERS NETWORK USA, INC.


                                       By: _____________________________________
                                           Name:
                                           Title:

                                    EXHIBIT K

                  TRANSFER DATE REPRESENTATIONS AND WARRANTIES

       1. Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

       2. Payments Current: All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty (30) or more days prior to the related Closing Date, have been made and credited. No Mortgage Loan has been delinquent for thirty (30) or more days at any time since the origination of the Mortgage Loan;

       3.     No Outstanding Charges: Except for payments not more than thirty
              (30) days late, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first installment of principal and interest;

       4. Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

       5. Compliance with Applicable Laws. Any and all requirements of the real estate settlement procedures act have been complied with;

       6. No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

       7. Title Insurance. No claims are pending under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

       8. No Defaults. Other than payments due but not yet thirty (30) days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

       9. No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

       10. Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

       11. Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or, to the best of the Seller's knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair;

       12. Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller, and any prior servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments with respect to First Lien Mortgages, all such payments are in the possession of, or under the control of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

       13. Other Insurance Policies; No Defense to Coverage. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

       14. No Violation of Environmental Laws. To the knowledge of the Seller, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

       15. Escrow Analysis. With respect to each Mortgage that provides for an escrow, the Seller has within the last twelve (12) months (unless such Mortgage was originated within such twelve-month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

       16. Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

       17. Qualified Mortgage. The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code; and

       18. Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices.

                                   EXHIBIT CC

                       FORM OF SERVICER REMITTANCE REPORT


Exhibit CC: Standard File Layout - Delinquency Reporting

------------------------------------------------------------------------------------------------------------
Column/Header Name                                        Description                     Decimal   Format
                                                                                                    Comment
------------------------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR                      A unique number assigned to a loan by the
                                       Servicer.  This may be different than the
                                       LOAN_NBR

LOAN_NBR                               A unique identifier assigned to each loan by the
                                       originator.

CLIENT_NBR                             Servicer Client Number

SERV_INVESTOR_NBR                      Contains a unique number as assigned by an
                                       external servicer to identify a group of loans
                                       in their system.

BORROWER_FIRST_NAME                    First Name of the Borrower.

BORROWER_LAST_NAME                     Last name of the borrower.

PROP_ADDRESS                           Street Name and Number of Property

PROP_STATE                             The state where the  property located.

PROP_ZIP                               Zip code where the property is located.

BORR_NEXT_PAY_DUE_DATE                 The date that the borrower's next payment is due             MM/DD/YYYY
                                       to the servicer at the end of processing cycle,
                                       as reported by Servicer.

LOAN_TYPE                              Loan Type (i.e. FHA, VA, Conv)

BANKRUPTCY_FILED_DATE                  The date a particular bankruptcy claim was filed.            MM/DD/YYYY

BANKRUPTCY_CHAPTER_CODE                The chapter under which the bankruptcy was filed.

BANKRUPTCY_CASE_NBR                    The case number assigned by the court to the
                                       bankruptcy filing.

POST_PETITION_DUE_DATE                 The payment due date once the bankruptcy has                 MM/DD/YYYY
                                       been approved by the courts

BANKRUPTCY_DCHRG_DISM_DATE             The Date The Loan Is Removed From Bankruptcy.                MM/DD/YYYY
                                       Either by Dismissal, Discharged and/or a Motion
                                       For Relief Was Granted.

LOSS_MIT_APPR_DATE                     The Date The Loss Mitigation Was Approved By The             MM/DD/YYYY
                                       Servicer

LOSS_MIT_TYPE                          The Type Of Loss Mitigation Approved For A Loan
                                       Such As;

LOSS_MIT_EST_COMP_DATE                 The Date The Loss Mitigation /Plan Is Scheduled              MM/DD/YYYY
                                       To End/Close

LOSS_MIT_ACT_COMP_DATE                 The Date The Loss Mitigation Is Actually                     MM/DD/YYYY
                                       Completed

FRCLSR_APPROVED_DATE                   The date DA Admin sends a letter to the servicer             MM/DD/YYYY
                                       with instructions to begin foreclosure
                                       proceedings.

ATTORNEY_REFERRAL_DATE                 Date File Was Referred To Attorney to Pursue                 MM/DD/YYYY
                                       Foreclosure

FIRST_LEGAL_DATE                       Notice of 1st legal filed by an Attorney in a                MM/DD/YYYY
                                       Foreclosure Action

FRCLSR_SALE_EXPECTED_DATE              The date by which a foreclosure sale is expected             MM/DD/YYYY
                                       to occur.

FRCLSR_SALE_DATE                       The actual date of the foreclosure sale.                     MM/DD/YYYY

FRCLSR_SALE_AMT                        The amount a property sold for at the                 2      No commas(,)
                                       foreclosure sale.                                            or dollar
                                                                                                    signs ($)

EVICTION_START_DATE                    The date the servicer initiates eviction of the              MM/DD/YYYY
                                       borrower.

EVICTION_COMPLETED_DATE                The date the court revokes legal possession of               MM/DD/YYYY
                                       the property from the borrower.

LIST_PRICE                             The price at which an REO property is marketed.       2      No commas(,)
                                                                                                    or dollar
                                                                                                    signs ($)

LIST_DATE                              The date an REO property is listed at a                      MM/DD/YYYY
                                       particular price.

OFFER_AMT                              The dollar value of an offer for an REO property.     2      No commas(,)
                                                                                                    or dollar
                                                                                                    signs ($)

OFFER_DATE_TIME                        The date an offer is received by DA Admin or by              MM/DD/YYYY
                                       the Servicer.

REO_CLOSING_DATE                       The date the REO sale of the property is                     MM/DD/YYYY
                                       scheduled to close.

REO_ACTUAL_CLOSING_DATE                Actual Date Of REO Sale                                      MM/DD/YYYY

OCCUPANT_CODE                          Classification of how the property is occupied.

PROP_CONDITION_CODE                    A code that indicates the condition of the
                                       property.

PROP_INSPECTION_DATE                   The date a  property inspection is performed.                MM/DD/YYYY

APPRAISAL_DATE                         The date the appraisal was done.                             MM/DD/YYYY

CURR_PROP_VAL                           The current "as is" value of the property based      2
                                       on brokers price opinion or appraisal.

REPAIRED_PROP_VAL                      The amount the property would be worth if             2
                                       repairs are completed pursuant to a broker's
                                       price opinion or appraisal.

If applicable:

DELINQ_STATUS_CODE                     FNMA Code Describing Status of Loan

DELINQ_REASON_CODE                     The circumstances which caused a borrower to
                                       stop paying on a loan.   Code indicates the
                                       reason why the loan is in default for this cycle.

MI_CLAIM_FILED_DATE                    Date Mortgage Insurance Claim Was Filed With                 MM/DD/YYYY
                                       Mortgage Insurance Company.

MI_CLAIM_AMT                           Amount of Mortgage Insurance Claim Filed                     No
                                                                                                    commas(,)
                                                                                                    or dollar
                                                                                                    signs ($)

MI_CLAIM_PAID_DATE                     Date Mortgage Insurance Company Disbursed Claim              MM/DD/YYYY
                                       Payment

MI_CLAIM_AMT_PAID                      Amount Mortgage Insurance Company Paid On Claim       2      No commas(,)
                                                                                                    or dollar
                                                                                                    signs ($)

POOL_CLAIM_FILED_DATE                  Date Claim Was Filed With Pool Insurance Company             MM/DD/YYYY

POOL_CLAIM_AMT                         Amount of Claim Filed With Pool Insurance Company     2      No commas(,)
                                                                                                    or dollar
                                                                                                    signs ($)

POOL_CLAIM_PAID_DATE                   Date Claim Was Settled and The Check Was Issued              MM/DD/YYYY
                                       By The Pool Insurer

POOL_CLAIM_AMT_PAID                    Amount Paid On Claim By Pool Insurance Company        2      No commas(,)
                                                                                                    or dollar
                                                                                                    signs ($)

FHA_PART_A_CLAIM_FILED_DATE             Date FHA Part A Claim Was Filed With HUD                    MM/DD/YYYY

FHA_PART_A_CLAIM_AMT                    Amount of FHA Part A Claim Filed                     2      No commas(,)
                                                                                                    or dollar
                                                                                                    signs ($)

FHA_PART_A_CLAIM_PAID_DATE              Date HUD Disbursed Part A Claim Payment                     MM/DD/YYYY

FHA_PART_A_CLAIM_PAID_AMT               Amount HUD Paid on Part A Claim                      2      No commas(,)
                                                                                                    or dollar
                                                                                                    signs ($)

FHA_PART_B_CLAIM_FILED_DATE              Date FHA Part B Claim Was Filed With HUD                   MM/DD/YYYY

FHA_PART_B_CLAIM_AMT                     Amount of FHA Part B Claim Filed                    2      No commas(,)
                                                                                                    or dollar
                                                                                                    signs ($)

FHA_PART_B_CLAIM_PAID_DATE                Date HUD Disbursed Part B Claim Payment                   MM/DD/YYYY

FHA_PART_B_CLAIM_PAID_AMT               Amount HUD Paid on Part B Claim                      2      No commas(,)
                                                                                                    or dollar
                                                                                                    signs ($)

VA_CLAIM_FILED_DATE                     Date VA Claim Was Filed With the Veterans Admin             MM/DD/YYYY

VA_CLAIM_PAID_DATE                      Date Veterans Admin. Disbursed VA Claim Payment             MM/DD/YYYY

VA_CLAIM_PAID_AMT                       Amount Veterans Admin. Paid on VA Claim              2      No commas(,)
                                                                                                    or dollar
                                                                                                    signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

     o    ASUM- Approved Assumption
     o    BAP-  Borrower Assistance Program
     o    CO-   Charge Off
     o    DIL-  Deed-in-Lieu
     o    FFA-  Formal Forbearance Agreement
     o    MOD-  Loan Modification
     o    PRE-  Pre-Sale
     o    SS-   Short Sale
     o    MISC- Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
     o    Mortgagor
     o    Tenant
     o    Unknown
     o    Vacant

The Property Condition field should show the last reported condition of the property as follows:
     o    Damaged
     o    Excellent
     o    Fair
     o    Gone
     o    Good
     o    Poor
     o    Special Hazard
     o    Unknown

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

              Delinquency Code     Delinquency Description
              ----------------     -----------------------
              001                  FNMA-Death of principal mortgagor
              002                  FNMA-Illness of principal mortgagor
              003                  FNMA-Illness of mortgagor's family member
              004                  FNMA-Death of mortgagor's family member
              005                  FNMA-Marital difficulties
              006                  FNMA-Curtailment of income
              007                  FNMA-Excessive Obligation
              008                  FNMA-Abandonment of property
              009                  FNMA-Distant employee transfer
              011                  FNMA-Property problem
              012                  FNMA-Inability to sell property
              013                  FNMA-Inability to rent property
              014                  FNMA-Military Service
              015                  FNMA-Other
              016                  FNMA-Unemployment
              017                  FNMA-Business failure
              019                  FNMA-Casualty loss
              022                  FNMA-Energy environment costs
              023                  FNMA-Servicing problems
              026                  FNMA-Payment adjustment
              027                  FNMA-Payment dispute
              029                  FNMA-Transfer of ownership pending
              030                  FNMA-Fraud
              031                  FNMA-Unable to contact borrower
              INC                  FNMA-Incarceration

The FNMA Delinquent Status Code field should show the Status of Default as follows:

              Status Code      Status Description
              -----------      ------------------
                  09           Forbearance
                  17           Pre-foreclosure Sale Closing Plan Accepted
                  24           Government Seizure
                  26           Refinance
                  27           Assumption
                  28           Modification
                  29           Charge-Off
                  30           Third Party Sale
                  31           Probate
                  32           Military Indulgence
                  43           Foreclosure Started
                  44           Deed-in-Lieu Started
                  49           Assignment Completed
                  61           Second Lien Considerations
                  62           Veteran's Affairs-No Bid
                  63           Veteran's Affairs-Refund
                  64           Veteran's Affairs-Buydown
                  65           Chapter 7 Bankruptcy
                  66           Chapter 11 Bankruptcy
                  67           Chapter 13 Bankruptcy

   Please be advised that failure to comply with ANY or all of the guidelines entailed herein may result in issuance of late reporting fees.
            (c) Copyright Wells Fargo Bank, Corporate Trust Services
        Contact us with Reporting Questions: CTSDefaultSRG@WellsFargo.com

                                   EXHIBIT DD

                      FORM OF MONTHLY DEFAULTED LOAN REPORT


Exhibit DD: Calculation of Realized Loss/Gain Form 332- Instruction Sheet

     NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date. Late submissions may result in claims not being passed until the following month. The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

     The numbers on the 332 form correspond with the numbers listed below.

     Liquidation and Acquisition Expenses:

     1. The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

     2. The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

     3. Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

     4-12. Complete as applicable. Required documentation:

          * For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

          * For escrow advances - complete payment history

               (to calculate advances from last positive escrow balance forward)

          * Other expenses - copies of corporate advance history showing all payments

          * REO repairs > $1500 require explanation

          * REO repairs >$3000 require evidence of at least 2 bids.

          * Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate

          * Unusual or extraordinary items may require further documentation.

     13.  The total of lines 1 through 12.

     Credits:

     14-21. Complete as applicable. Required documentation:

          * Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

               Letter of Proceeds Breakdown.

          * Copy of EOB for any MI or gov't guarantee

          * All other credits need to be clearly defined on the 332 form

     22.  The total of lines 14 through 21.

     Please Note:      For HUD/VA loans, use line (18a) for Part A/Initial
                       proceeds and line (18b) for Part B/Supplemental proceeds.

     Total Realized Loss (or Amount of Any Gain)

     23. The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

        Prepared by: ________________                   Date: _____________
        Phone: ______________________   Email Address:_____________________

-----------------               -------------                  ----------------
Servicer Loan No.               Servicer Name                  Servicer Address

-----------------               -------------                  ----------------

        WELLS FARGO BANK, N.A. Loan No._____________________________

        Borrower's Name:
        _________________________________________________________
        Property Address: ___________________________________________________

        Liquidation Type: REO Sale    3rd Party Sale    Short Sale   Charge Off

        Was this loan granted a Bankruptcy deficiency or cramdown    Yes     No
        If "Yes", provide deficiency or cramdown amount ________________________

        Liquidation and Acquisition Expenses:
        (1)  Actual Unpaid Principal Balance of Mortgage Loan    $  ________________     (1)
        (2)  Interest accrued at Net Rate                           ________________     (2)
        (3)  Accrued Servicing Fees                                 ________________     (3)
        (4)  Attorney's Fees                                        ________________     (4)
        (5)  Taxes (see page 2)                                     ________________     (5)
        (6)  Property Maintenance                                   ________________     (6)
        (7)  MI/Hazard Insurance Premiums (see page 2)              ________________     (7)
        (8)  Utility Expenses                                       ________________     (8)
        (9)  Appraisal/BPO                                          ________________     (9)
        (10) Property Inspections                                   ________________     (10)
        (11) FC Costs/Other Legal Expenses                          ________________     (11)
        (12) Other (itemize)                                        ________________     (12)
             Cash for Keys_________________________                 ________________     (12)
             HOA/Condo Fees________________________                 ________________     (12)
             ______________________________________                 ________________     (12)

               Total Expenses                                     $ ________________     (13)
        Credits:
        (14)   Escrow Balance                                     $ ________________     (14)
        (15)   HIP Refund                                           ________________     (15)
        (16)   Rental Receipts                                      ________________     (16)
        (17)   Hazard Loss Proceeds                                 ________________     (17)
        (18)   Primary Mortgage Insurance / Gov't Insurance         ________________
        (18a)  HUD Part A                                           ________________
        (18b)  HUD Part B
        (19)   Pool Insurance Proceeds                              ________________     (19)
        (20)   Proceeds from Sale of Acquired Property              ________________     (20)
        (21)   Other (itemize)                                      ________________     (21)
             _________________________________________              ________________     (21)

             Total Credits                                        $ ________________     (22)
        Total Realized Loss (or Amount of Gain)                   $ ________________     (23)

Escrow Disbursement Detail

--------------------------------------------------------------------------------------------------------
    Type      Date Paid     Period of      Total Paid      Base Amount     Penalties       Interest
(Tax /Ins.)                 Coverage
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

                                   EXHIBIT EE

                          FORM OF REALIZED LOSS REPORT

                     Standard File Layout - Master Servicing

Column Name                     Description                                Decimal   Format Comment                       Max Size
-----------                     -----------                                -------   --------------                       --------
SER_INVESTOR_NBR                A value assigned by the Servicer to                  Text up to 10 digits                     20
                                define a group of loans.

LOAN_NBR                        A unique identifier assigned to each                 Text up to 10 digits                     10
                                loan by the investor.

SERVICER_LOAN_NBR               A unique number assigned to a loan by                Text up to 10 digits                     10
                                the Servicer.  This may be different
                                than the LOAN_NBR.

BORROWER_NAME                   The borrower name as received in the                 Maximum length of 30 (Last, First)       30
                                file.  It is not separated by first and
                                last name.

SCHED_PAY_AMT                   Scheduled monthly principal and              2       No commas(,) or dollar signs ($)         11
                                scheduled interest payment that a
                                borrower is expected to pay, P&I
                                constant.

NOTE_INT_RATE                   The loan interest rate as reported by        4       Max length of 6                           6
                                the Servicer.

NET_INT_RATE                    The loan gross interest rate less the        4       Max length of 6                           6
                                service fee rate as reported by the
                                Servicer.

SERV_FEE_RATE                   The servicer's fee rate for a loan as        4       Max length of 6                           6
                                reported by the Servicer.

SERV_FEE_AMT                    The servicer's fee amount for a loan as      2       No commas(,) or dollar signs ($)         11
                                reported by the Servicer.

NEW_PAY_AMT                     The new loan payment amount as reported      2       No commas(,) or dollar signs ($)         11
                                by the Servicer.

NEW_LOAN_RATE                   The new loan rate as reported by the         4       Max length of 6                           6
                                Servicer.

ARM_INDEX_RATE                  The index the Servicer is using to           4       Max length of 6                           6
                                calculate a forecasted rate.

ACTL_BEG_PRIN_BAL               The borrower's actual principal balance      2       No commas(,) or dollar signs ($)         11
                                at the beginning of the processing cycle.

ACTL_END_PRIN_BAL               The borrower's actual principal balance      2       No commas(,) or dollar signs ($)         11
                                at the end of the processing cycle.

BORR_NEXT_PAY_DUE_DATE          The date at the end of processing cycle              MM/DD/YYYY                               10
                                that the borrower's next payment is due
                                to the Servicer, as reported by Servicer.

SERV_CURT_AMT_1                 The first curtailment amount to be           2       No commas(,) or dollar signs ($)         11
                                applied.

SERV_CURT_DATE_1                The curtailment date associated with the             MM/DD/YYYY                               10
                                first curtailment amount.

CURT_ADJ_ AMT_1                 The curtailment interest on the first        2       No commas(,) or dollar signs ($)         11
                                curtailment amount, if applicable.

SERV_CURT_AMT_2                 The second curtailment amount to be          2       No commas(,) or dollar signs ($)         11
                                applied.

SERV_CURT_DATE_2                The curtailment date associated with the             MM/DD/YYYY                               10
                                second curtailment amount.

CURT_ADJ_ AMT_2                 The curtailment interest on the second       2       No commas(,) or dollar signs ($)         11
                                curtailment amount, if applicable.

SERV_CURT_AMT_3                 The third curtailment amount to be           2       No commas(,) or dollar signs ($)         11
                                applied.

SERV_CURT_DATE_3                The curtailment date associated with the             MM/DD/YYYY                               10
                                third curtailment amount.

CURT_ADJ_AMT_3                  The curtailment interest on the third        2       No commas(,) or dollar signs ($)         11
                                curtailment amount, if applicable.

PIF_AMT                         The loan "paid in full" amount as            2       No commas(,) or dollar signs ($)         11
                                reported by the Servicer.

PIF_DATE                        The paid in full date as reported by the             MM/DD/YYYY                               10
                                Servicer.

ACTION_CODE                     The standard FNMA numeric code used to               Action Code Key: 15=Bankruptcy,           2
                                indicate the default/delinquent status               30=Foreclosure, , 60=PIF,
                                of a particular loan.                                63=Substitution,
                                                                                     65=Repurchase,70=REO

INT_ADJ_AMT                     The amount of the interest adjustment as     2       No commas(,) or dollar signs ($)         11
                                reported by the Servicer.

SOLDIER_SAILOR_ADJ_AMT          The Soldier and Sailor Adjustment            2       No commas(,) or dollar signs ($)         11
                                amount, if applicable.

NON_ADV_LOAN_AMT                The Non Recoverable Loan Amount, if          2       No commas(,) or dollar signs ($)         11
                                applicable.

LOAN_LOSS_AMT                   The amount the Servicer is passing as a      2       No commas(,) or dollar signs ($)         11
                                loss, if applicable.

SCHED_BEG_PRIN_BAL              The scheduled outstanding principal          2       No commas(,) or dollar signs ($)         11
                                amount due at the beginning of the cycle
                                date to be passed through to investors.

SCHED_END_PRIN_BAL              The scheduled principal balance due to       2       No commas(,) or dollar signs ($)         11
                                investors at the end of a processing
                                cycle.

SCHED_PRIN_AMT                  The scheduled principal amount as            2       No commas(,) or dollar signs ($)         11
                                reported by the Servicer for the current
                                cycle -- only applicable for
                                Scheduled/Scheduled Loans.

SCHED_NET_INT                   The scheduled gross interest amount less     2       No commas(,) or dollar signs ($)         11
                                the service fee amount for the current
                                cycle as reported by the Servicer --
                                only applicable for Scheduled/Scheduled
                                Loans.

ACTL_PRIN_AMT                   The actual principal amount collected by     2       No commas(,) or dollar signs ($)         11
                                the Servicer for the current reporting
                                cycle -- only applicable for
                                Actual/Actual Loans.

ACTL_NET_INT                    The actual gross interest amount less        2       No commas(,) or dollar signs ($)         11
                                the service fee amount for the current
                                reporting cycle as reported by the
                                Servicer -- only applicable for
                                Actual/Actual Loans.

PREPAY_PENALTY_ AMT             The penalty amount received when a           2       No commas(,) or dollar signs ($)         11
                                borrower prepays on his loan as reported
                                by the Servicer.

PREPAY_PENALTY_ WAIVED          The prepayment penalty amount for the        2       No commas(,) or dollar signs ($)         11
                                loan waived by the servicer.

MOD_DATE                        The Effective Payment Date of the                    MM/DD/YYYY                               10
                                Modification for the loan.

MOD_TYPE                        The Modification Type.                               Varchar - value can be alpha or          30
                                                                                     numeric

DELINQ_P&I_ADVANCE_AMT          The current outstanding principal and        2       No commas(,) or dollar signs ($)         11
                                interest advances made by Servicer.